SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|	Preliminary proxy statement

|_|	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|	Definitive proxy statement

|_|	Definitive Additional Materials

|_|	Soliciting Material Under Rule 14a-12

GoAmerica, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|	No fee required.

|X|	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $128,000,000

(5)	Total fee paid: $3,929.60 (i.e., $128,000,000 times 0.00003070)

|X|	Fee paid previously with preliminary materials:

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GOAMERICA, INC.
433 Hackensack Avenue
Hackensack, New Jersey 07601

November 7, 2007

To Our Stockholders:

        You are cordially invited to attend the 2007 annual meeting of stockholders of GoAmerica, Inc., to be held at 10:00 a.m. local time, on Thursday, December 13, 2007, at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey 07601.

        The notice of meeting and proxy statement on the following pages describe the matters to be presented at the meeting. Those of you who are receiving this document as part of the annual meeting package should note that the enclosed copy of our Form 10-K for the year ended December 31, 2006 is being provided as our most recent annual report. Due to the time between the filing of the 10-K and this proxy statement, the most current information about our Directors and Executive Officers is contained in this proxy statement.

        We will be considering several significant issues at the annual meeting. As described in the accompanying notice of meeting and proxy statement, in addition to electing directors, you will be asked to consider and vote upon our proposed acquisition of Verizon’s Telecommunications Relay Services Division (“Verizon’s TRS division”) from MCI Communications Services, Inc., financed by our proposed issuance of preferred stock and debt to a fund managed by Clearlake Capital Group, L.P. (“Clearlake”) and other investors that may elect to participate, our proposed acquisition of Hands On Video Relay Services, Inc. (“Hands On”), also financed by our proposed issuance of preferred stock and debt to a fund managed by Clearlake and other investors that may elect to participate, and certain related matters. We encourage you to review the proxy statement carefully to learn more about these proposed transactions. The board of directors recommends that you vote to approve the acquisition of Verizon’s TRS division and the Hands On merger, as well as the other proposals described in the accompanying notice of meeting and proxy statement.

        It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we urge you to have your shares represented by taking a moment to submit a proxy by telephone, via the Internet or by using the enclosed proxy card, at your earliest convenience. Unless the proxy is validly revoked by you, your shares will be voted in accordance with the instructions you give in your proxy.

        Thank you for your continued support.

Sincerely,

/s/ Aaron Dobrinsky
Aaron Dobrinsky
Chairman

Sincerely,

/s/ Daniel R. Luis
Daniel R. Luis
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described in this document, passed upon the merits or fairness of such transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED NOVEMBER 7, 2007
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT NOVEMBER 9, 2007.

GOAMERICA, INC.
433 Hackensack Avenue
Hackensack, New Jersey 07601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, December 13, 2007

        The annual meeting of stockholders (the “annual meeting”) of GoAmerica, Inc., a Delaware corporation (“GoAmerica”), will be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey 07601, on Thursday, December 13, 2007, at 10:00 a.m. local time, to consider and act upon the following:

        Item 1: in connection with our request for you to approve the acquisition (the “TRS acquisition” or the “acquisition of Verizon’s TRS division”) of the Telecommunications Relay Services Division (“Verizon’s TRS division”) from MCI Communications Services, Inc. (“Verizon”), a subsidiary of Verizon Communications Inc., the following proposals (each of which will require stockholder approval before being undertaken):

Proposal 1(a): a proposal to approve GoAmerica’s acquisition of Verizon’s TRS division and the financing of that acquisition, in part, by the issuance of 6,479,691 shares of GoAmerica Series A Preferred Stock to a fund managed by Clearlake Capital Group, L.P. (“Clearlake”) and to other investors that may elect to participate on a minority basis, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica; and

Proposal 1(b): a proposal to authorize the adoption of an amended and restated certificate of incorporation in connection with the acquisition of Verizon’s TRS division and the issuance of Series A Preferred Stock in connection therewith (the “TRS amended and restated certificate of incorporation”), which, among other things, will (i) increase the number of authorized shares of preferred stock and Series A Preferred Stock, (ii) decrease the number of authorized shares of common stock, (iii) remove the provisions creating and maintaining a classified board of directors, and (iv) result in GoAmerica’s opting out of Section 203 of the General Corporation Law of the State of Delaware regarding restrictions on the Company engaging in business combinations with interested stockholders;

        Item 2: in connection with our request for you to approve the acquisition of Hands On Video Relay Services, Inc. (“Hands On”), the following proposals (each of which will require stockholder approval before being undertaken):

Proposal 2(a): a proposal to approve GoAmerica’s acquisition of Hands On pursuant to a merger agreement providing for the merger of a wholly-owned subsidiary of GoAmerica with and into Hands On and to approve GoAmerica’s issuance, as part of the consideration payable to the stockholders of Hands On, of up to 6,700,000 shares of our common stock, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica;

Proposal 2(b): a proposal to authorize the adoption of an amended and restated certificate of incorporation in connection with the Hands On merger and the issuance of common stock and Series A Preferred Stock in connection therewith (the “Hands On amended and restated certificate of incorporation”), which, among other things, will (i) undertake all of the charter amendments contemplated by the TRS amended and restated certificate of incorporation, (ii) increase the number of authorized shares of Series A Preferred Stock, (iii) provide for a reduction in the maximum number of directors that the holders of our Series A Preferred Stock may appoint to our board from time to time to two directors, (iv) provide for automatic conversion of our Series A Preferred Stock to common stock if the sale of GoAmerica common stock yields $50 million or more in gross proceeds in an underwritten public offering and the average closing price of our common stock is $15.00 or more per share over a 90-day period and (v) provide for a reduction in the rate of dividends payable on the Series A Preferred Stock from 8% per year to 3% per year if the average closing price of our common stock is $20.00 or more per share over a 90-day period at any time one year or more after completion of the Hands On merger; and

Proposal 2(c): a proposal to approve the issuance of 967,118 shares of Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis to partially fund the Hands On merger (as explained in this proxy statement, only the holder of Series A Preferred Stock is entitled to vote on Proposal 2(c));

        Proposal 3: a proposal to approve certain amendments to the Company’s 2005 Equity Compensation Plan, providing for (i) a maximum number of shares of common stock issuable pursuant to the plan to be set at 2,000,000, and (ii) an increase in the maximum number of shares of common stock underlying grants made pursuant to the plan to any individual officer, employee, director or consultant in any year from 100,000 shares to 400,000 shares;

        Item 4: in connection with our request for you to approve the election of directors:

Proposal 4(a): a proposal to elect two Class A directors to serve until the 2010 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (or, alternatively, if either of the above-mentioned amended and restated certificates of incorporation is adopted by our stockholders and filed with the Secretary of State of the State of Delaware, to serve until the 2008 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified); and

Proposal 4(b): a proposal to elect one Series A Preferred Stock director to serve until the 2008 annual meeting of stockholders and until his successor shall have been duly elected and qualified (as explained in this proxy statement, only the holder of Series A Preferred Stock is entitled to vote on Proposal 4(b)),

        Proposal 5: a proposal to approve the adjournment of the annual meeting if necessary to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals related to the acquisition of Verizon’s TRS division or the Hands On merger as described above; and

        Other Business: such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Holders of record of common stock and Series A Preferred Stock at the close of business on November 7, 2007, are entitled to notice of and to vote at the annual meeting or any adjournment(s) thereof. A complete list of such stockholders will be open to the examination of any stockholder at GoAmerica’s principal executive offices at 433 Hackensack Avenue, Hackensack, New Jersey for a period of ten days prior to the annual meeting as well as on the day of the meeting.

        We have enclosed the following documents relating to the acquisition of Verizon’s TRS division and the Hands On merger, each of which should be reviewed carefully, along with the information contained or incorporated by reference in this proxy statement, in your evaluation of the proposed transactions:

        (A) the asset purchase agreement, dated as of August 1, 2007, between a wholly-owned subsidiary of GoAmerica and Verizon, providing for the acquisition of Verizon’s TRS division (attached as Annex A to this proxy statement); we refer to this agreement as the “TRS asset purchase agreement”;

        (B) the amended and restated stock purchase agreement, dated as of September 12, 2007, between GoAmerica and a fund managed by Clearlake, pursuant to which such fund has agreed to purchase either (i) 6,479,691 shares of our Series A Preferred Stock if GoAmerica acquires Verizon’s TRS division but does not acquire Hands On (giving Clearlake approximately 76.6% of the outstanding shares of GoAmerica on an as-converted basis if GoAmerica acquires Verizon’s TRS division but does not acquire Hands On), or (ii) 7,446,809 shares of our Series A Preferred Stock if GoAmerica acquires Verizon’s TRS division and Hands On (giving Clearlake approximately 47.6% of the outstanding shares of GoAmerica on an as-converted basis if GoAmerica acquires both Verizon’s TRS division and Hands On) (attached as Annex B to this proxy statement); we refer to this stock purchase agreement as the “second stock purchase agreement”;

        (C) the TRS amended and restated certificate of incorporation (as defined above in the proposals and attached as Annex C to this proxy statement);

        (D) the merger agreement, dated as of September 12, 2007, by and among GoAmerica, a wholly-owned subsidiary of GoAmerica, called HOVRS Acquisition Corporation and referred to in this proxy statement as the “Merger Sub,” Hands On, and Bill McDonagh, as stockholders’ agent, providing for the acquisition of Hands On through the merger of the Merger Sub with and into Hands On, pursuant to which each share of Hands On common stock and preferred stock outstanding immediately prior to the effective time of the Hands On merger will be cancelled and the former holders thereof will have the right to receive merger consideration consisting of up to 6,700,000 shares of GoAmerica common stock and up to $35 million in cash (attached as Annex D to this proxy statement); we refer to this agreement, as amended by side letters between GoAmerica and Hands On dated as of September 17, 2007, October 8, 2007, October 11, 2007, and November 6, 2007, as the “Hands On merger agreement”;

        (E) the Hands On amended and restated certificate of incorporation (as defined above in the proposals and attached as Annex E to this proxy statement); and

        (F) three fairness opinions, two of which (attached as Exhibits F and G to this proxy statement, respectively) were delivered to the GoAmerica board in connection with the signing of the TRS asset purchase agreement and one of which (attached as Exhibit H to this proxy statement) was delivered to the GoAmerica board in connection with the signing of the Hands On merger agreement.

        Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend the meeting in person, kindly sign, date and return the enclosed proxy card and mail it promptly in the enclosed return envelope, or follow the instructions provided for submitting a proxy by telephone or the Internet. Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all of your shares will be voted. If you submit more than one proxy with respect to the same shares, the last proxy you submit chronologically (by any means) will supersede your previously submitted proxy. Also, if you submit a proxy by using the enclosed proxy card or by telephone or the Internet, and later decide to attend the annual meeting, you may revoke your previous proxy by attending the meeting and voting in person. Attendance at the meeting alone will not revoke any previously submitted proxy.

Hackensack, New Jersey	By Order of the Board of Directors

November 7, 2007	/s/ Donald G. Barnhart
Donald G. Barnhart
Secretary

        GoAmerica’s 2006 Annual Report on Form 10-K and second quarter 2007 Quarterly Report on Form 10-Q accompany this proxy statement.

TABLE OF CONTENTS

PAGE
PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE TRS ACQUISITION, THE HANDS ON MERGER, THE AMENDED AND RESTATED CERTIFICATES OF INCORPORATION AND THE SECOND STOCK PURCHASE AGREEMENT	3

SUMMARY	12

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION	23

MARKET PRICE AND DIVIDEND INFORMATION	24

THE ANNUAL MEETING	26
Time, Place and Purpose of the Annual Meeting	26
Record Date and Quorum	26
Required Votes	26
Proxies; Revocation	27
Submitting Proxies Via the Internet or by Telephone	28
Adjournments and Postponements	28
Solicitation of Proxies	29

THE BUSINESSES	31
Background on Telecommunications Relay Services	31
GoAmerica’s Business	35
The Business of Verizon’s TRS Division	35
Hands On’s Business	36

REASONS FOR AND BENEFITS OF THE COMBINED TRANSACTIONS	40

RISKS OF THE COMBINED TRANSACTIONS	41

BACKGROUND TO THE PROPOSALS RELATING TO THE TRS ACQUISITION	42

REASONS FOR AND BENEFITS OF THE ACQUISITION OF VERIZON’S TRS DIVISION AND THE RELATED FINANCING PROPOSALS	45

RISK FACTORS RELATED TO THE TRS ACQUISITION AND THE RELATED FINANCING PROPOSALS	47

PROPOSAL 1(a): APPROVAL OF THE ACQUISITION OF VERIZON’S TRS DIVISION AND THE ISSUANCE OF 6,479,691 SHARES OF SERIES A PREFERRED STOCK TO FUND A PORTION OF THE ACQUISITION OF VERIZON’S TRS DIVISION	49
The Acquisition of Verizon’s TRS Division	49
Agreement with Stellar Nordia	50
Regulatory Approvals Applicable to the Acquisition of Verizon’s TRS Division	50
Conditions of Closing	50
Representations and Warranties	51
Amendments to and Waivers under the TRS Asset Purchase Agreement	52
Termination	52
Indemnification	53
Board of Directors	54
Opinions of Financial Advisors	54
Sources of Financing	61
Equity Financing	61
Terms of the Series A Preferred Stock	62
Conditions to the First Closing under the Second Stock Purchase Agreement	64
Debt Financing	64
Financial Information	65
Board Recommendation	66

PAGE

PROPOSAL 1(b): APPROVAL OF THE TRS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	67
Introduction	67
Board Recommendation	68

BACKGROUND TO THE PROPOSALS RELATING TO THE HANDS ON MERGER	69

REASONS FOR AND BENEFITS OF THE HANDS ON MERGER AND THE RELATED FINANCING PROPOSALS	74

RISK FACTORS RELATED TO THE HANDS ON MERGER AND THE RELATED FINANCING PROPOSALS	75

PROPOSAL 2(a): APPROVAL OF THE ACQUISITION OF HANDS ON BY MERGER AND THE ISSUANCE OF UP TO 6,700,000 SHARES OF COMMON STOCK AS PART OF THE MERGER CONSIDERATION ISSUABLE TO THE STOCKHOLDERS OF HANDS ON	77
Introduction	77
The Hands On Merger	77
Hands On Options	77
Regulatory Approvals Applicable to the Hands On Merger	78
Conditions of Closing	78
Representations and Warranties	79
Amendments to and Waivers Under the Hands On Merger Agreement	80
Termination	81
Indemnification and Escrow	81
Lock-Up and Registration Rights Agreement	82
Support and Lock-Up Agreement	82
Voting Agreement	83
Board of Directors	83
Opinion of Financial Advisor	84
Sources of Financing	86
Equity Financing	86
Terms of the Series A Preferred Stock	87
Conditions to the Second Closing under the Second Stock Purchase Agreement	89
Debt Financing	89
Financial Information	90
Board Recommendation	90

PROPOSAL 2(b): APPROVAL OF THE HANDS ON AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	91
Introduction	91
Board Recommendation	92

PROPOSAL 2(c): APPROVAL OF THE ISSUANCE OF 967,118 SHARES OF SERIES A PREFERRED STOCK TO PARTIALLY FUND THE MERGER CONSIDERATION PAYABLE PURSUANT TO THE HANDS ON MERGER	93

FINANCIAL INFORMATION	93
GoAmerica Selected Consolidated Historical Financial Data	93
Verizon’s TRS Division Selected Historical Financial Data	95
Verizon Management’s Discussion and Analysis of Financial Condition and Results of Operations	97
Hands On Selected Historical Consolidated Financial Data	102
Hands On Management’s Discussion and Analysis of Financial Condition and Results of Operations	104
Summary Pro Forma Financial Information	114
Pro Forma Information – Combination of GoAmerica with Verizon’s TRS Division	114
Pro Forma Information – Combination of GoAmerica and Verizon’s TRS Division with Hands On	119

ANNEXES

A.	TRS Asset Purchase Agreement	A-1

B.	Amended and Restated Second Stock Purchase Agreement	B-1

C.	TRS Amended and Restated Certificate of Incorporation	C-1

D.	Hands On Merger Agreement	D-1

E.	Hands On Amended and Restated Certificate of Incorporation	E-1

F.	Opinion of Orchard Partners, Inc. Regarding the Acquisition of Verizon’s TRS Division	F-1

G.	Opinion of Duff & Phelps, LLC Regarding the Acquisition of Verizon’s TRS Division	G-1

H.	Opinion of Duff & Phelps, LLC Regarding the Hands On Merger	H-1

I.	Amended and Restated 2005 Equity Compensation Plan	I-1

J.	Audit Committee Charter	J-1

K.	Compensation Committee Charter	K-1

GOAMERICA, INC.
433 Hackensack Avenue
Hackensack, New Jersey 07601

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation by the board of directors of GoAmerica, Inc. (“GoAmerica,” the “Company,” “we,” “our,” “us,” and any derivations thereof) of proxies to be voted at our annual meeting of stockholders to be held on Thursday, December 13, 2007 (the “annual meeting”), at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey 07601 at 10:00 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of common stock, par value $0.01 per share (“common stock”), and Series A Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), of the Company as of the close of business on November 7, 2007 (the “record date”), will be entitled to notice of and to vote at the annual meeting and any adjournment or adjournments thereof. As of that date, there were 2,462,605 shares of common stock and 290,135 shares of Series A Preferred Stock issued, outstanding and entitled to vote. For purposes of all votes to be taken at the annual meeting, the holders of our Series A Preferred Stock will vote on an as-converted-to-common-stock basis. Based on accrued and unpaid dividends with respect to the Series A Preferred Stock payable as of the record date, each share of Series A Preferred Stock is entitled to 1.021 votes on any matter presented to the holders of the Series A Preferred Stock at the annual meeting. Each share of common stock is entitled to one vote on any matter presented to the holders of the common stock at the annual meeting.

        We are mailing this proxy statement, and the related proxy card, on or about November 9, 2007, to all GoAmerica stockholders as of the record date. We are also mailing our Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements (the “Annual Report”), and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, including financial statements (the “Quarterly Report”), together with this proxy statement to all stockholders of record as of the record date. We have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the proxy statement, Annual Report and Quarterly Report so that such record holders are able to supply such materials to beneficial owners as of the record date. We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional materials furnished to stockholders. Further, we have engaged Georgeson, Inc. to assist us in soliciting proxies. Georgeson, Inc. will receive a fee of approximately $7,500 plus reasonable out-of-pocket expenses for this work.

        You may ensure that your shares are voted by completing and returning the enclosed proxy card, by submitting a proxy by telephone or the Internet, or by voting in person at the annual meeting.

        Whether or not you plan to attend the meeting, please take the time to submit a proxy. Your shares may be voted by one of the following methods:

•	by traditional paper proxy card;
•	by telephone;
•	via the Internet; or
•	in person at the annual meeting.

        Please take a moment to read the instructions, choose the way to submit a proxy that you find most convenient and submit your proxy as soon as possible.

        Submitting a Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of common stock and Series A Preferred Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock and Series A Preferred Stock represented by the proxies will be voted “FOR” the board’s nominees for Class A directors and “FOR” each of the other proposals described in this proxy statement.

        Any stockholder who has submitted a proxy may revoke it by written notice addressed to and received by the Secretary of GoAmerica or by submitting a later dated proxy card with respect to the same shares at any time before the proxy is voted (or by submitting a later dated proxy by telephone or the Internet at any time prior to the deadline for submitting a proxy by telephone or via the Internet) or by attending the annual meeting and voting in person. Merely attending the annual meeting, without voting, will not revoke a previously submitted proxy.

        Submitting a Proxy by Telephone or via the Internet. If you are a stockholder of record (that is, if your stock is registered with GoAmerica in your own name), you may submit a proxy by telephone, or through the Internet, by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to submit a proxy by telephone or the Internet. If so, the voting form your nominee sent you will provide instructions for submitting your proxy by telephone or via the Internet. The last proxy you submit chronologically (by any means) will supersede any previously submitted proxy. Also, if you submit a proxy by telephone or the Internet, and later decide to attend the annual meeting, you may revoke your previously submitted proxy and vote in person at the meeting.

        The deadline for submitting a proxy by telephone or through the Internet as a stockholder of record is 11:59 p.m., EST, on December 12, 2007. For stockholders whose shares are registered in the name of a broker or other nominee, please consult the instructions provided by your broker for information about the deadline for submitting a proxy by telephone or through the Internet.

        Voting in Person. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        Attendance at the annual meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the annual meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the annual meeting.

        The presence, in person or by proxy, of the holders of record of a majority in voting power of the issued and outstanding shares of our common stock and Series A Preferred Stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

        If you hold your shares of GoAmerica stock through a broker, bank or other representative, generally the broker or your representative may only vote the GoAmerica stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters — such as the election of directors in an uncontested election — for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority and has not received instructions as to how your shares should be voted on that matter, a “broker non-vote” on that matter will result. Your broker or representative will not have discretionary authority with respect to your vote on the acquisition of Verizon’s TRS division and the matters relating to that acquisition, the Hands On merger and the matters relating to that merger, the adoption of the amended and restated certificates of incorporation, the approval of the amendments to the 2005 Equity Compensation Plan, or the proposal to adjourn the meeting to solicit additional votes.

        The stockholder votes required in order to approve the proposals that will be introduced at the annual meeting are described in this proxy statement under the caption, “The Annual Meeting — Required Votes.”

2

QUESTIONS AND ANSWERS ABOUT THE TRS ACQUISITION, THE HANDS ON MERGER, THE AMENDED AND RESTATED CERTIFICATES OF INCORPORATION AND THE SECOND STOCK PURCHASE AGREEMENT

        The following questions and answers address briefly some questions you may have regarding the matters to be voted upon at the annual meeting. These questions and answers may not address all questions that may be important to you as a stockholder of GoAmerica. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “GoAmerica,” “the Company,” “we,” “our,” “us,” and any derivations thereof, refer to GoAmerica, Inc.

Q: What is the nature of GoAmerica’s business?

        A: GoAmerica is focused entirely on serving the deaf, hard-of-hearing and speech-impaired communities. We do so by providing wireline and wireless telecommunications relay services and related products. Our revenue is primarily from state-to-state telecommunications relay services, with the majority of that resulting from IP relay services. We provide these services nationwide.

Q: What are telecommunications relay services?

        A: Telecommunications relay services, or telerelay services, are services that enable deaf, hard-of-hearing or speech-impaired persons to make telephone calls with hearing enabled persons. It can be thought of as a special form of operator assistance. There are three general categories of such services. First is traditional telerelay service, sometimes referred to as “TTY service,” whereby a user utilizes a special text-capable telephone to reach a relay operator who then voices the text to a hearing enabled called party. The second is referred to as “IP relay service,” which provides the same service, except instead of using a specialized text-capable telephone, the user utilizes a text-based Internet device, such as a computer or wireless device, to reach the operator. The third is referred to as “video relay service,” or “VRS,” which provides a user with a video connection via a webcam or video phone to the operator, allowing the user to communicate with the operator via American Sign Language rather than via text. Each of these forms of telerelay service can be initiated by a hearing or speech-impaired person to a hearing enabled person, or vice versa.

Q. How are telerelay service calls paid for?

        A: Telerelay service is a special accommodation to deaf, hard-of-hearing and speech-impaired persons that is mandated by the Americans with Disabilities Act of 1990 (“ADA”). As such, authorized providers such as GoAmerica are paid, on a monthly basis, from a state or federal government fund for each minute of conversation. At present, each state-to-state traditional telerelay service is compensated at $1.291 per conversation minute (except for speech-to-speech services, which are compensated at $1.409 per conversation minute); each IP relay service call is compensated at $1.293 per conversation minute; and each VRS call is compensated at $6.644 per conversation minute. These rates are adjusted from time to time by the FCC. In addition, each state sets its own rate for in-state traditional telerelay service calls.

Q. Is the use of each of these forms of telerelay service static?

        A: No. Use of traditional telerelay service, which depends upon a text-telephone at a home or office location, is declining as new forms of Internet-based relay services are being introduced. These new forms of service provide consumers with additional flexibility, much as wireless service provides additional flexibility to hearing enabled users over fixed wireline telephone service.

Q: How does this annual meeting differ from GoAmerica’s typical annual meetings?

        A: In addition to the annual task of electing directors, our stockholders will have the opportunity to consider, among other things, two acquisitions which, if implemented, will significantly expand our scale of operations, increase our presence in a market that we understand well, and position us for further growth and market leadership.

Q. What are the two transactions being proposed by GoAmerica?

        A. In the first transaction, GoAmerica proposes to purchase from Verizon the entirety of Verizon’s telerelay business, referred to here as “Verizon’s TRS division.” Verizon’s TRS division provides traditional telerelay services, IP relay, and VRS. The majority of the revenue associated with Verizon’s TRS division is from IP relay service.

3

        In the second transaction, GoAmerica proposes to acquire Hands On. Hands On is solely devoted to providing interpreting services to the deaf, hard of hearing, and speech impaired communities. The vast majority of Hands On’s revenue is attributable to VRS services, with the remainder being attributable to on site community interpreting services.

        In short, GoAmerica, which is already a leader in IP relay service, is proposing to acquire the IP relay and other telerelay services of Verizon, which is the industry leader in IP relay. It is also proposing to acquire Hands On, a leading provider of VRS and community interpreting services.

Q: What is the strategy behind the TRS acquisition and the Hands On merger?

        A: When GoAmerica shifted its strategic direction towards providing communications services to people who are deaf, hard-of-hearing or speech impaired in December 2003, it did so with an expectation that developments in broadband and wireless technologies would lead to innovation and adoption of new services in this market. High quality, and increasingly affordable, wireless and broadband technologies have led to the adoption of new services, particularly VRS. Due to this market growth and the presence of private equity and venture capital firms who are backing other providers, the competitive landscape of our market is shifting with the potential for significant consolidation. We believe that our proposed acquisitions are consistent with our current strategy and will enable us to continue executing our strategy for growth within our target market.

        Also, with the addition of Hands On, GoAmerica will acquire additional management and operational capability in the form of a total of 145 full time equivalent employees and 330 sign language interpreters, historically on a contract basis. With the addition of Verizon’s TRS division, GoAmerica will acquire approximately 50 additional managers and employees. The other approximately 950 employees of Verizon’s TRS division will be offered employment by Stellar Nordia Services, LLC (“Stellar Nordia”), which has been serving as the call center contractor for GoAmerica’s IP relay services since 2005. GoAmerica has entered into a managed services contract with Stellar Nordia calling for Stellar Nordia to continue to provide inbound call relay services to GoAmerica and to assume and operate, as a subcontractor to GoAmerica, call centers in Riverbank, California and Memphis, Tennessee that are being acquired as part of the acquisition of Verizon’s TRS division. GoAmerica expects to realize material cost savings as compared to Verizon from utilizing Stellar Nordia to operate the call centers and as otherwise provided for in the managed services agreement.

Q: With operational and technical risks, how will management integrate Verizon’s TRS division and Hands On?

        A: In addition to having existing management in the combined company with specifically relevant expertise in this market, the Company intends to add senior and middle management positions that will lead various aspects of integration and operation. In addition, the Company plans to engage consultants/integration experts as appropriate. Lastly, in our opinion, the interests of GoAmerica’s current stockholders are aligned with those of Clearlake, which will be our largest stockholder upon closing. In addition to capital to enable these transactions, the principals at Clearlake bring relevant experience at integrating complex businesses and transactions; we believe that this experience and the resources available to the Company through this relationship will help mitigate risks whether they are related to management, operations, or technology.

Q: What are the specific proposals that stockholders will consider with respect to the acquisition of Verizon’s TRS division and the Hands On merger?

        A: This document is being provided to GoAmerica’s stockholders by GoAmerica’s board of directors in connection with the board’s solicitation of proxies for the GoAmerica 2007 annual meeting at which GoAmerica’s stockholders will consider and vote upon, among other things, the following:

        Item 1: approve the acquisition of the Telecommunications Relay Services Division from MCI Communications Services, Inc., a subsidiary of Verizon Communications Inc., specifically pursuant to the following proposals (each of which will require stockholder approval before being undertaken):

Proposal 1(a): a proposal to approve GoAmerica’s acquisition of Verizon’s TRS division and the financing of that acquisition, in part, by the issuance of 6,479,691 shares of GoAmerica Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica (see Proposal 1(a) beginning on page 49); and

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Proposal 1(b): a proposal to authorize the adoption of an amended and restated certificate of incorporation in connection with the acquisition of Verizon’s TRS division and the issuance of Series A Preferred Stock in connection therewith (the “TRS amended and restated certificate of incorporation”), which, among other things, will (i) increase the number of authorized shares of preferred stock and Series A Preferred Stock, (ii) decrease the number of authorized shares of common stock, (iii) remove the provisions creating and maintaining a classified board of directors, and (iv) result in GoAmerica’s opting out of Section 203 of the General Corporation Law of the State of Delaware regarding restrictions on the Company engaging in business combinations with interested stockholders (see Proposal 1(b) beginning on page 67);

        Item 2: approve the acquisition of Hands On Video Relay Services, Inc. (“Hands On”), specifically pursuant to the following proposals (each of which will require stockholder approval before being undertaken):

Proposal 2(a): a proposal to approve GoAmerica’s acquisition of Hands On pursuant to a merger agreement providing for the merger of a wholly-owned subsidiary of GoAmerica with and into Hands On and to approve GoAmerica’s issuance, as part of the consideration payable to the stockholders of Hands On, of up to 6,700,000 shares of our common stock, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica (see Proposal 2(a) beginning on page 77);

Proposal 2(b): a proposal to authorize the adoption of an amended and restated certificate of incorporation in connection with the Hands On merger and the issuance of common stock and Series A Preferred Stock in connection therewith (the “Hands On amended and restated certificate of incorporation”), which, among other things, will (i) undertake all of the charter amendments contemplated by the TRS amended and restated certificate of incorporation, (ii) increase the number of authorized shares of Series A Preferred Stock, (iii) provide for a reduction in the maximum number of directors that the holders of GoAmerica Series A Preferred Stock may appoint to the board of directors from time to time to two directors, (iv) provide for automatic conversion of GoAmerica Series A Preferred Stock to common stock if the sale of GoAmerica common stock yields $50 million or more in gross proceeds in an underwritten public offering and the average closing price of our common stock is $15.00 or more per share over a 90-day period and (v) provide for a reduction in the rate of dividends payable on the Series A Preferred Stock from 8% per year to 3% per year if the average closing price of our common stock is $20.00 or more per share over a 90-day period at any time one year or more after completion of the Hands On merger (see Proposal 2(b) beginning on page 91); and

Proposal 2(c): a proposal, which will only be voted upon by the holder of Series A Preferred Stock, to approve the issuance of 967,118 shares of Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis to partially fund the Hands On merger (see Proposal 2(c) beginning on page 93).

        Please note that the proposals listed under Item 1, relating to the TRS acquisition, are all interrelated. If our stockholders do not approve the acquisition of Verizon’s TRS division financed by the issuance of 6,479,691 shares of GoAmerica Series A Preferred Stock to one or more funds managed by Clearlake pursuant to the second stock purchase agreement, then we will not undertake the acquisition of Verizon’s TRS division as described in this proxy statement and we will not amend the Company’s charter as set forth in the TRS amended and restated certificate of incorporation. However, if the stockholders approve the acquisition of Verizon’s TRS division, but not the TRS amended and restated certificate of incorporation, GoAmerica and Clearlake may agree to adopt alternatives to such amended and restated certificate of incorporation such that the acquisition of Verizon’s TRS division may be completed as described herein in all material respects.

        Furthermore, the proposals listed under Item 2, relating to the acquisition of Hands On, are all interrelated. Unless the Company’s stockholders approve all of the proposals set forth above under Item 2 to undertake the Hands On merger, then we will not undertake any of the proposals set forth under Item 2 above, regardless of whether any single Hands On proposal has been approved by the stockholders. Each of the Hands On proposals set forth under Item 2 above is critical to completion of the Hands On merger.

        In addition to the foregoing, due to restrictions set forth in the Hands On merger agreement and the second stock purchase agreement (as well as restrictions placed in the debt commitment letters for the acquisitions that are described elsewhere in this proxy statement), if the stockholders do not approve the acquisition of Verizon’s TRS division,

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including the financing thereof set forth above, then GoAmerica will not be able to compel Hands On to consummate the Hands On merger, even if the stockholders have fully approved all proposals listed under Item 2 above relating to the Hands On merger. Conversely, consummation of the acquisition of Verizon’s TRS division is not dependent on stockholder approval of the proposals listed under Item 2 above relating to the Hands On merger.

Q: Why is GoAmerica proposing to acquire Verizon’s TRS division and Hands On?

        A: The board of directors of GoAmerica believes that combining the strengths of Verizon’s TRS division, Hands On and GoAmerica is in the best interests of GoAmerica and our stockholders. See “Reasons for and Benefits of the Combined Transactions” beginning on page 40, “Reasons for and Benefits of the Acquisition of Verizon’s TRS Division and the Related Financing Proposals” beginning on page 45, and “Reasons for and Benefits of the Hands On Merger and the Related Financing Proposals” beginning on page 74 for the various factors considered by the board of directors in recommending that the stockholders vote “FOR” the proposals to approve the acquisition of Verizon’s TRS division and to approve the Hands On merger.

Q: How can GoAmerica afford to acquire Verizon’s TRS division and Hands On?

        A: We have entered into various agreements with Clearlake and its funds to finance the acquisition of Verizon’s TRS division and the Hands On merger. Pursuant to the second stock purchase agreement, Clearlake has agreed, subject to the satisfaction of certain conditions, to provide us with $33.5 million of equity financing for the acquisition of Verizon’s TRS division and $5.0 million of equity financing for the Hands On merger. These financings reflect the issuance of an aggregate of 7,446,809 shares of Series A Preferred Stock at a purchase price of $5.17 per share. These financings supplement $1.5 million of equity financing that we closed on August 1, 2007 (pursuant to an agreement that we refer to as the “first stock purchase agreement”), when Clearlake purchased 290,135 shares of our Series A Preferred Stock at a price of $5.17 per share, the proceeds of which were used to pay a purchase deposit to Verizon for the acquisition of Verizon’s TRS division and to cover expenses incurred in connection with the TRS acquisition and the related financings. Additionally, on August 1, 2007, September 14, 2007, and October 30, 2007, Clearlake provided GoAmerica with an aggregate of $3.5 million in additional financing flexibility pursuant to a secured bridge loan commitment. Pursuant to the amended and restated first and second lien debt commitment letters executed on September 12, 2007, Clearlake has committed to loan GoAmerica $30 million of senior secured debt at the closing of the acquisition of Verizon’s TRS division and an additional $40 million of senior secured debt at the closing of the Hands On merger. The equity financing provided by the first stock purchase agreement and committed pursuant to the second stock purchase agreement, together with the debt financing provided or committed by Clearlake, are sufficient to cover the purchase price payable at the closing of the acquisition of Verizon’s TRS division and to cover the cash consideration payable pursuant to the Hands On merger agreement. See “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS Division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS division — Sources of Financing” beginning on page 49 and “Proposal 2(a): Approval of the Acquisition of Hands On by Merger and the Issuance of up to 6,700,000 Shares of Common Stock as Part of the Merger Consideration Issuable to the Stockholders of Hands On — Sources of Financing” beginning on page 77. We believe that these commitments are sufficient to provide the capital required to acquire both Verizon’s TRS division and Hands On, as well as provide GoAmerica with working capital to integrate the businesses and continue to manage our own operations.

Q: How does GoAmerica’s board of directors recommend that I vote?

        A: Our board of directors recommends that our stockholders vote “FOR” each of the proposals presented to the stockholders in this proxy statement. We recommend that you read “Reasons for and Benefits of the Combined Transactions” beginning on page 40, “Reasons for and Benefits of the Acquisition of Verizon’s TRS Division and the Related Financing Proposals” beginning on page 45, and “Reasons for and Benefits of the Hands On Merger and the Related Financing Proposals” beginning on page 74 for discussions of the factors that our board of directors considered in deciding to make these recommendations.

Q: In connection with the change in control that will result from the financing of the acquisition of Verizon’s TRS division, what will happen to my shares? How will the change in control resulting from the Hands On merger affect my shares?

        A: You are not required to take any action with respect to your shares. Effective August 1, 2007, we issued 290,135 shares of Series A Preferred Stock to Clearlake at $5.17 per share, the closing market price of our common stock as quoted on the NASDAQ Capital Market on the date prior to such issuance. At that time, the shares of GoAmerica common stock that were outstanding went from representing 100% of the outstanding capital stock of GoAmerica to representing 90.1% of the outstanding capital stock of GoAmerica on an as-converted basis. Upon consummation of the

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first closing provided for in the second stock purchase agreement in connection with the closing of the acquisition of Verizon’s TRS division, we will issue an additional 6,479,691 shares of Series A Preferred Stock for $5.17 per share to funds managed by Clearlake and to other investors that may elect to participate on a minority basis to finance the acquisition of Verizon’s TRS division, diluting, on a voting basis, all holders of outstanding stock. After the consummation of the acquisition of Verizon’s TRS division, assuming a closing date of December 15, 2007, assuming that GoAmerica does not pay any cash dividends on its outstanding Series A Preferred Stock prior to that date and assuming that funds managed by Clearlake buy all 6,479,691 shares of the Series A Preferred Stock, current holders of GoAmerica common stock other than Clearlake will hold approximately 23.4% of the outstanding capital stock of GoAmerica, calculated as if the Series A Preferred Stock were converted into common stock, with Clearlake holding the remaining 76.6% of the outstanding capital stock of GoAmerica on an as-converted-to-common-stock basis.

        Additional shares of GoAmerica common stock and Series A Preferred Stock will be issued in connection with the proposed Hands On merger. Upon consummation of the second closing provided for in the second stock purchase agreement in connection with the closing of the Hands On merger, we will issue up to 6,700,000 shares of our common stock to the stockholders of Hands On (together with up to $35 million in cash) and we will issue 967,118 shares of Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis to partially fund the Hands On merger. The number of shares of common stock to be issued by GoAmerica may be less than 6,700,000 shares, but only in the event that one or more Hands On stockholders elect to exercise and perfect their dissenters’ rights. All holders of GoAmerica will be further diluted on a percentage basis as a result of the Hands On merger. After the consummation of the Hands On merger, assuming a closing date of December 15, 2007 for both the TRS acquisition and the Hands On merger, assuming that GoAmerica does not pay any cash dividends on its outstanding Series A Preferred Stock prior to that date and assuming that funds managed by Clearlake buy all 7,446,809 shares of the Series A Preferred Stock, current holders of GoAmerica common stock other than Clearlake will hold approximately 12.8% of the outstanding capital stock of GoAmerica, calculated as if the Series A Preferred Stock were converted into common stock, Clearlake will hold approximately 47.6% of the outstanding capital stock of GoAmerica on an as-converted-to-common-stock basis, and the former stockholders of Hands On will hold approximately 39.6% of the outstanding capital stock of GoAmerica, calculated as if the Series A Preferred Stock were converted into common stock.

        These changes in your percentage ownership will be effected without any reduction in the number of shares of GoAmerica stock that you own.

Q: How is the acquisition of Verizon’s TRS division structured?

        A: The acquisition of Verizon’s TRS division is structured as an asset acquisition. Other than our planned financing of the acquisition of Verizon’s TRS division through the issuance of 6,479,691 additional shares of Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis, no shares of stock will be issued to Verizon or any other person in connection with the acquisition of Verizon’s TRS division.

Q: How is the Hands On merger structured?

        A: The Hands On merger is structured as a merger in which Hands On will become a wholly-owned subsidiary of GoAmerica and the existing stockholders of Hands On will be entitled to receive cash, shares of GoAmerica common stock or a combination thereof. We expect to issue 6,700,000 shares of our common stock to existing stockholders of Hands On (assuming no Hands On stockholder elects to exercise and perfects his or her dissenters’ rights under the General Corporation Law of the State of Delaware) should the Hands On merger be approved and conditions to closing under the Hands On merger agreement be met. In addition, we expect to finance the Hands On merger in part through issuing 967,118 additional shares of Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis for an additional $5 million in capital.

Q: Do I have a right to seek appraisal for my shares if I disagree with the steps proposed by the board of directors in connection with the TRS acquisition or the Hands On merger?

        A: No.

Q: Why did GoAmerica issue some shares of Series A Preferred Stock to Clearlake on August 1, 2007?

        A: GoAmerica issued 290,135 shares of Series A Preferred Stock to Clearlake upon the closing of the first stock purchase agreement. We used the funds raised from Clearlake to pay a $1.0 million purchase deposit to Verizon for the

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acquisition of Verizon’s TRS division, to pay certain expenses we incurred in connection therewith, and for general working capital. Clearlake paid $1.5 million for these shares and, on the same date, Clearlake provided GoAmerica with a $1 million bridge loan (which was increased by another $1.75 million on September 14, 2007, and by $750,000 on October 30, 2007, for a total of $3.5 million) and committed to provide GoAmerica with debt financing for the acquisition of Verizon’s TRS division and for an undesignated acquisition which ultimately became the Hands On merger. On September 14, 2007, we drew down an additional $1.75 million on the bridge loan to defray costs incurred in connection with the Hands On merger and on October 30, 2007, drew down the remaining $750,000 to pay various transaction costs.

Q: How will Clearlake vote on the proposals submitted to our stockholders?

        A: Clearlake has advised us that the fund managed by Clearlake that owns all of the outstanding shares of Series A Preferred Stock as of the record date will vote such shares in favor of each of the proposals described in this proxy statement, provided, however, pursuant to applicable NASDAQ interpretations, the shares of Series A Preferred Stock purchased by the Clearlake fund pursuant to the first stock purchase agreement cannot be counted, if voted, when determining whether our stockholders have approved the matters covered by Proposal 1(a). However, the shares of Series A Preferred Stock will vote as a separate class in the approval of Proposal 1(a). Clearlake is under no restriction imposed by GoAmerica (in the form of a standstill or otherwise) from purchasing shares of GoAmerica common stock and thus Clearlake elected to make purchases prior to the November 7, 2007 record date. As such, Clearlake’s voting power prior to the record date increased through such purchases and Clearlake is free to vote all shares of GoAmerica common stock that it acquired in favor of Proposals 1(a), 1(b), 2(a), and 2(b), as well as all other proposals set forth herein (except 2(c) and 4(b), which are solely to be approved by the Series A Preferred Stock). Clearlake has advised us that any shares purchased by Clearlake on or before the record date will be voted in favor of all proposals described in this proxy statement on which our common stock will vote. As of the Record Date, Clearlake beneficially owned 290,135 shares of our Series A Preferred Stock and 297,585 shares of our common stock.

Q: What are the key terms of the debt contemplated to finance the acquisition of Verizon’s TRS division and the Hands On merger?

        A: The material terms of the debt financing for both the acquisition of Verizon’s TRS division and the Hands On merger are set forth in the sections entitled “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS Division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS division — Sources of Financing” beginning on page 49 and “Proposal 2(a): Approval of the Acquisition of Hands On by Merger and the Issuance of up to 6,700,000 Shares of Common Stock as Part of the Merger Consideration Issuable to the Stockholders of Hands On — Sources of Financing” beginning on page 77.

Q: When do you expect the TRS acquisition and Hands On merger to close?

        A: We are working toward completing the TRS acquisition and the Hands On merger as quickly as possible. We cannot close the acquisition of Verizon’s TRS division until the stockholders of GoAmerica take the actions proposed by the board in Item 1 and the conditions set forth in the TRS asset purchase agreement are satisfied or waived by the respective parties. We cannot close the Hands On merger until the stockholders of GoAmerica take the actions proposed by the board and the conditions set forth in the Hands On merger agreement, including the consummation of the acquisition of Verizon’s TRS division, are satisfied or waived by the respective parties. Although we cannot be sure when, or if, all of the conditions of the TRS asset purchase agreement and the Hands On merger agreement will be satisfied or waived, we hope to complete the acquisition of Verizon’s TRS division and the Hands On merger during the fourth quarter of 2007, shortly after our annual meeting is held. If the TRS acquisition closing has not occurred by midnight on December 31, 2007, because one or more required governmental consents have not been obtained by that date, Verizon has granted GoAmerica the unilateral right to extend the TRS acquisition closing until midnight on March 31, 2008. In that instance, GoAmerica will need to obtain Clearlake’s approval to extend its commitments to finance the acquisition of Verizon’s TRS division. If the Hands On merger does not occur on or before January 2, 2008, Hands On and GoAmerica will each have the right to terminate the Hands On merger agreement.

Q: What happens if the stockholders of GoAmerica approve the TRS acquisition but not the Hands On merger?

        A: If the stockholders approve the TRS acquisition, GoAmerica intends to complete the acquisition as soon as all of the conditions to closing in the TRS asset purchase agreement have been satisfied or waived. The closing of the TRS acquisition is not contingent on the stockholders approving the Hands On merger.

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Q: What happens if the stockholders of GoAmerica approve the Hands On merger but not the TRS acquisition?

        A: If the stockholders do not approve the TRS acquisition, GoAmerica will be unable to satisfy a condition to closing of the Hands On merger and, if such condition is not waived by Hands On and GoAmerica, the Hands On merger will not be consummated. In addition, in order to retain the financing for the Hands On merger, Clearlake’s consent must be obtained with respect to all amendments and waivers of terms or conditions with respect to the Hands On merger agreement.

Q: What happened with the 2005 proposed merger between GoAmerica and Hands On?

        A: As we have described under the caption “Background to the Proposals Relating to the Hands On Merger” and as we have previously disclosed, the merger agreement that we previously entered into with Hands On in July 2005, was terminated by Hands On pursuant to a provision of that agreement allowing termination after a specified date.

Q: What do I need to do now?

        A: After you have carefully read this proxy statement, you should indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at our annual meeting. Alternatively, you may follow the instructions on the proxy card to submit your proxy by telephone or via the Internet. In addition, you may attend our meeting in person and vote, whether or not you have previously submitted a proxy.

Q: If my shares are held in “street name” by my broker, will my broker vote my shares for me?

        A: Yes, but in most cases only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, except with respect to the election of directors, your broker will not have the authority to vote your shares. If you do not submit those instructions with respect to a particular matter other than the election of directors, your shares will be treated as “broker non-votes.”

Q: What votes are required to adopt the matters that will be submitted to stockholders at the annual meeting?

        A: The following table sets forth the votes that will be taken, and the impact of abstentions and broker non-votes, on each of the matters to be submitted at the annual meeting. Holders of common stock may vote on any matter to be voted on by (i) the holders of common stock voting as a single class and (ii) the holders of common stock and Series A Preferred Stock voting together as a single class. The holder of Series A Preferred Stock may vote on any matter to be voted on by (i) the holder of Series A Preferred Stock voting as a single class and (ii) the holders of common stock and Series A Preferred Stock voting together as a single class.

		Common Stock voting as a single class	Series A Preferred Stock voting as a single class	Common Stock and Series A Preferred Stock voting together as a single class

Proposal 1(a):	Acquisition of Verizon’s TRS division and the issuance of 6,479,691 shares of Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica
		A majority of total votes cast must approve. Abstention has the same effect as a negative vote. Broker non-vote has no impact.	A majority of the outstanding shares must approve. Abstentions and broker non-votes have the same effect as a negative vote.

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		Common Stock voting as a single class	Series A Preferred Stock voting as a single class	Common Stock and Series A Preferred Stock voting together as a single class

Proposal 1(b):	Adoption of an amended and restated certificate of incorporation in connection with the TRS acquisition and the issuance of Series A Preferred Stock in connection therewith
		A majority of the outstanding shares must approve. Abstentions and broker non-votes have the same effect as a negative vote.	A majority of the outstanding shares must approve. Abstentions and broker non-votes have the same effect as a negative vote.	A majority in voting power of the outstanding shares must approve. Abstentions and broker non-votes have the same effect as a negative vote.

Proposal 2(a):	The Hands On merger and the issuance, pursuant to the merger agreement, of 6,700,000 shares of common stock, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica
A majority of total votes cast must approve. Abstentions have the same effect as negative votes. Broker non-votes have no effect.

Proposal 2(b):	Adoption of an amended and restated certificate of incorporation in connection with the Hands On merger and the issuance of common stock and Series A Preferred Stock in connection therewith
		A majority of the outstanding shares must approve. Abstentions and broker non-votes have the same effect as a negative vote.	A majority of the outstanding shares must approve. Abstentions and broker non-votes have the same effect as a negative vote.	A majority in voting power of the outstanding shares must approve. Abstentions and broker non-votes have the same effect as a negative vote.

Proposal 2(c):	Issuance of 967,118 shares of Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis to partially fund the Hands On merger
A majority of the outstanding shares must approve. Abstentions and broker non-votes have the same effect as a negative vote.

Proposal 3:	Proposal to adopt amendments to the Company’s 2005 Equity Compensation Plan
A majority of total votes cast must approve. Abstentions have the same effect as negative votes. Broker non-votes have no effect.

Proposal 4(a):	Election of two Class A directors
Plurality vote. Abstentions and broker non-votes have no effect.

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		Common Stock voting as a single class	Series A Preferred Stock voting as a single class	Common Stock and Series A Preferred Stock voting together as a single class

Proposal 4(b):	Election of one Series A Preferred Stock director
Plurality vote. Abstentions and broker non-votes have no effect.

Proposal 5:	Proposal to approve the adjournment of the annual meeting if necessary
A majority of total votes present and entitled to vote. Abstentions have the same effect as negative votes. Broker non-votes have no effect.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Q: May I change my vote after I have submitted a proxy?

        A: Yes. Any stockholder who has submitted a proxy (whether by returning the proxy card or submitting a proxy by telephone or via the Internet) may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of GoAmerica, by submitting a later dated proxy card with respect to the same shares (or by submitting a later dated proxy by telephone or via the Internet) or by attending the annual meeting and voting in person. Merely attending the annual meeting, without voting, will not revoke a previously submitted proxy. If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee to change your vote.

        Please note that you may submit an Internet proxy only up until 11:59 p.m. on December 12, 2007, and not until the time at which the shares are voted.

Q: Whom should I call with questions or to obtain additional copies of this proxy statement?

        A: If you have questions about the annual meeting or if you need additional copies of this proxy statement, you should contact:

GoAmerica, Inc.
ATTN: Secretary
433 Hackensack Avenue
Hackensack, New Jersey 07601
Telephone: (201) 996-1717

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SUMMARY

        The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Certain items in this summary include a page reference directing you to a more complete description of that item. See also “Where You Can Find Additional Information” on page 149.

The Parties

Parties with respect to the TRS acquisition:

GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601
Telephone: (201) 996-1717
TTY or TDD (text telephone or teletypewriter): (201) 527-1520

        GoAmerica provides a wide range of wireless and relay communications services, customized for people who are deaf, hard-of-hearing or speech-impaired. The Company’s vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet Relay by visiting http://www.i711.com.

MCI Communications Services, Inc.
Verizon Center
One Verizon Way
Basking Ridge, New Jersey 07920
Telephone: (813) 571-1745

        Verizon’s TRS division (a division of Verizon Communication Inc.’s subsidiary, MCI Communications Services, Inc.) includes nationwide IP-based forms of text and video relay services as well as contracts to provide text-telephone based relay services in California, Tennessee, and the District of Columbia. Verizon’s TRS division generated approximately $67 million in revenue in 2006, 88% of which was derived from IP-based services.

Parties with respect to the Hands On merger:

GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601
Telephone: (201) 996-1717
TTY or TDD (text telephone or teletypewriter): (201) 527-1520

Hands On Video Relay Services, Inc.
595 Menlo Drive
Rocklin, CA 95765-3708
Telephone: (916) 435-3337

        Hands On Video Relay Services, Inc., a privately held company headquartered in Rocklin, California, is a growing and prominent provider of video relay services. Hands On provides audio and video communications that allow deaf and hard-of-hearing people to communicate effectively and naturally with the hearing world by linking callers, via the Internet, to certified video interpreters who interpret between the visual language of American Sign Language and the auditory language of a hearing person. Hands On offers video relay services under the Hands On brand and offers privately labeled video relay services for AT&T Corp. and Sprint Nextel Corporation, as well as community-based sign language interpreting services.

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Parties with respect to the financing transactions for the TRS acquisition and the Hands On merger:

GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601
Telephone: (201) 996-1717 TTY or TDD (text telephone or teletypewriter): (201) 527-1520

Clearlake Capital Group, L.P.
CCP A, L.P.
650 Madison Avenue, 23rd Floor
New York, NY 10022
Telephone: (212) 610-9000

        Clearlake Capital Group is a private investment firm integrating private equity, leveraged finance, and special situations in both private and public market opportunities. Clearlake seeks to partner with management teams to invest in businesses going through change or expansion with patient long-term capital. The firm has a flexible mandate to invest across the capital structure in corporate divestitures, recapitalizations, restructurings, going private buyouts and minority equity investments.

The Annual Meeting

        Time, Place and Date (Page 26)

        The annual meeting will be held on Thursday, December 13, 2007, at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey at 10:00 a.m. local time.

        Purpose (Page 26)

        GoAmerica’s stockholders will be asked to vote upon the following proposals at the annual meeting:

        Item 1: in connection with our request for you to approve the TRS acquisition, the following proposals (each of which will require stockholder approval before being undertaken):

Proposal 1(a): a proposal to approve GoAmerica’s acquisition of Verizon’s TRS division and the financing of that acquisition, in part, by the issuance of 6,479,691 shares of GoAmerica Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica; and

Proposal 1(b): a proposal to authorize the adoption of the TRS amended and restated certificate of incorporation in connection with the acquisition of Verizon’s TRS division and the issuance of Series A Preferred Stock in connection therewith, which, among other things, will (i) increase the number of authorized shares of preferred stock and Series A Preferred Stock, (ii) decrease the number of authorized shares of common stock, (iii) remove the provisions creating and maintaining a classified board of directors, and (iv) result in GoAmerica’s opting out of Section 203 of the General Corporation Law of the State of Delaware regarding restrictions on the Company engaging in business combinations with interested stockholders;

        Item 2: in connection with our request for you to approve the acquisition of Hands On, the following proposals (each of which will require stockholder approval before being undertaken):

Proposal 2(a): a proposal to approve GoAmerica’s acquisition of Hands On pursuant to a merger agreement providing for the merger of a wholly-owned subsidiary of GoAmerica with and into Hands On and to approve GoAmerica’s issuance, as part of the consideration payable to the stockholders of Hands On, of up to 6,700,000 shares of our common stock, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica;

Proposal 2(b): a proposal to authorize the adoption of the Hands On amended and restated certificate of incorporation in connection with the Hands On merger and the issuance of common stock and Series A Preferred Stock in connection therewith, which, among other things, will (i) undertake all of the charter amendments contemplated by the TRS amended and restated certificate of incorporation, (ii) increase the number of authorized shares of Series A Preferred Stock, (iii) provide for a reduction in the maximum number of directors that the holders

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of our Series A Preferred Stock may appoint to our board from time to time to two directors, (iv) provide for automatic conversion of our Series A Preferred Stock to common stock if the sale of GoAmerica common stock yields $50 million or more in gross proceeds in an underwritten public offering and the average closing price of our common stock is $15.00 or more per share over a 90-day period and (v) provide for a reduction in the rate of dividends payable on the Series A Preferred Stock from 8% per year to 3% per year if the average closing price of our common stock is $20.00 or more per share over a 90-day period at any time one year or more after completion of the Hands On merger; and

Proposal 2(c): a proposal to approve the issuance of 967,118 shares of Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis to partially fund the Hands On merger (as explained in this proxy statement, only the holder of Series A Preferred Stock is entitled to vote on Proposal 2(c));

        Proposal 3: a proposal to approve certain amendments to the Company’s 2005 Equity Compensation Plan, providing for (i) a maximum number of shares of common stock issuable pursuant to the plan to be set at 2,000,000, and (ii) an increase in the maximum number of shares of common stock underlying grants made pursuant to the plan to any individual officer, employee, director or consultant in any year from 100,000 shares to 400,000 shares;

        Item 4: in connection with our request for you to approve the election of directors:

Proposal 4(a): a proposal to elect two Class A directors to serve until the 2010 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (or, alternatively, if either of the above-mentioned amended and restated certificates of incorporation is adopted by our stockholders and filed with the Secretary of State of the State of Delaware, to serve until the 2008 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified); and

Proposal 4(b): a proposal to elect one Series A Preferred Stock director to serve until the 2008 annual meeting of stockholders and until his successor shall have been duly elected and qualified (as explained in this proxy statement, only the holder of Series A Preferred Stock is entitled to vote on Proposal 4(b));

        Proposal 5: a proposal to approve the adjournment of the annual meeting if necessary to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals related to the acquisition of Verizon’s TRS division or the Hands On merger as described above; and

        Other Business: such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        GoAmerica’s stockholders will vote separately on the nine specific proposals identified above (although only the holders of Series A Preferred Stock will vote on Proposals 2(c) and 4(b)). However, the acquisition of Verizon’s TRS division is conditioned on approval of Proposals 1(a) and 1(b) above. Similarly, if GoAmerica’s stockholders do not approve each of Proposals 2(a), 2(b) and 2(c), the closing of the Hands On merger cannot occur. Notwithstanding these inter-relationships, if GoAmerica’s stockholders approve the acquisition of Verizon’s TRS division, but not the TRS amended and restated certificate of incorporation, and/or GoAmerica’s stockholders approve the Hands On merger, but not the Hands On amended and restated certificate of incorporation, GoAmerica and Clearlake may agree to adopt alternatives to such amended and restated certificates of incorporation such that the acquisition of Verizon’s TRS division and the Hands On merger may be completed as described herein in all material respects.

        In addition to the foregoing, due to restrictions set forth in the Hands On merger agreement and the second stock purchase agreement (as well as restrictions placed in the debt commitment letters that are described elsewhere in this proxy statement), if the stockholders do not approve the acquisition of Verizon’s TRS division, including the financing thereof set forth above, then GoAmerica will not be able to compel Hands On to close the merger, even if the stockholders have fully approved all proposals listed under Item 2 above relating to the Hands On merger. Conversely, consummation of the acquisition of Verizon’s TRS division is not dependent on stockholder approval of the proposals listed under Item 2 above relating to the Hands On merger.

       Record Date and Quorum

        You are entitled to vote at the annual meeting if you owned shares of our common stock or Series A Preferred Stock at the close of business on November 7, 2007, the record date for our annual meeting. As of the record date, there were 2,752,740 shares of the Company’s capital stock entitled to be voted, consisting of 2,462,605 shares of common stock entitled to one vote per share, and 290,135 shares of Series A Preferred Stock entitled to 1.021 votes per share at the

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annual meeting. The presence at the annual meeting, in person or by proxy, of the holders of record of a majority in voting power of the issued and outstanding shares entitled to vote at the annual meeting will constitute a quorum for purposes of considering the proposals.

       Required Votes

        The approval of Proposal 1(a) — the acquisition of Verizon’s TRS division pursuant to the TRS asset purchase agreement and the issuance of 6,479,691 shares of Series A Preferred Stock pursuant to the second stock purchase agreement — will require the affirmative vote of:

•	holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class; and
•	holders of a majority of the total votes cast by the holders of the common stock, voting as a single class.

        Clearlake has advised us that the Clearlake fund which owns all of the Series A Preferred Stock outstanding as of the record date will vote such shares in favor of each of Proposals 1(b), 2(a), 2(b), 2(c), 3, 4(a), 4(b), and 5. Pursuant to applicable NASDAQ interpretations, the 290,135 shares of Series A Preferred Stock purchased by the Clearlake fund pursuant to the first stock purchase agreement cannot be counted towards the majority of votes cast that is required under the second bullet above to approve Proposal 1(a) pertaining to the acquisition of Verizon’s TRS division, but can be counted, if voted, towards the votes required to approve all of the other proposals described in this proxy statement. Also according to NASDAQ interpretations, any shares of GoAmerica common stock that Clearlake or any of its funds may purchase prior to the record date for the annual meeting may be counted, if voted, towards the votes required to approve all of the proposals described in this proxy statement. Clearlake is under no restriction imposed by GoAmerica (in the form of a standstill or otherwise) from purchasing shares of GoAmerica common stock and thus Clearlake elected to make purchases prior to the November 7, 2007 record date. As such, Clearlake’s voting power prior to the record date increased through such purchases and Clearlake is free to vote all shares of GoAmerica common stock that it acquired in favor of Proposals 1(a), 1(b), 2(a), and 2(b), as well as all other proposals set forth herein (except 2(c) and 4(b), which are solely to be approved by the Series A Preferred Stock). Clearlake has advised us that any shares purchased by Clearlake on or before the record date will be voted in favor of all proposals described in this proxy statement on which our common stock will vote. As of the Record Date, Clearlake beneficially owned 290,135 shares of our Series A Preferred Stock and 297,585 shares of our common stock.

        The approval of Proposal 1(b) — the adoption of the TRS amended and restated certificate of incorporation — will require the affirmative vote of:

•	holders of a majority of the outstanding shares of common stock, voting as a single class;
•	holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class; and
•	holders of a majority of the combined voting power of the outstanding shares of common stock and Series A Preferred Stock, voting together as a single class.

       The approval of Proposal 2(a) — the acquisition of Hands On pursuant to the Hands On merger agreement and the issuance of up to 6,700,000 shares of GoAmerica common stock pursuant to the Hands On merger agreement — will require the affirmative vote of a majority of the total votes cast by the holders of the common stock and Series A Preferred Stock, voting together as a single class. A fund managed by Clearlake, which holds all of GoAmerica’s outstanding shares of Series A Preferred Stock, and certain members of GoAmerica’s management and board of directors, have agreed, pursuant to a voting agreement dated as of September 12, 2007, to vote any GoAmerica shares they own (representing approximately 31.3% of GoAmerica’s outstanding voting power as of the record date) in favor of the Hands On merger.

        The approval of Proposal 2(b) — the adoption of the Hands On amended and restated certificate of incorporation — will require the affirmative vote of:

•	holders of a majority of the outstanding shares of common stock, voting as a single class;
•	holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class; and
•	holders of a majority of the combined voting power of the outstanding shares of common stock and Series A Preferred Stock, voting together as a single class.

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        The approval of Proposal 2(c) — the issuance of 967,118 shares of Series A Preferred Stock to partially fund the Hands On merger pursuant to the terms of the second stock purchase agreement — will require the affirmative vote of holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class. As noted above, Clearlake has advised us that the Clearlake fund which owns all of the Series A Preferred Stock outstanding as of the record date will vote such shares in favor of Proposal 2(c).

        The approval of Proposal 3 — approval of the amendments to the 2005 Equity Compensation Plan — will require the affirmative vote of a majority of the total votes cast by the holders of the common stock and Series A Preferred Stock, voting together as a single class.

        With respect to Proposal 4(a) — the election of two Class A directors — the directors will be elected by a plurality of the votes, in person or by proxy, of the holders of shares of common stock and Series A Preferred Stock outstanding on the record date. The two persons receiving the greatest number of votes duly cast for the election of directors will be elected.

        With respect to Proposal 4(b) — the election of a Series A Preferred Stock director — the director will be elected by a plurality of the votes, in person or by proxy, of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class. Clearlake has advised us that the Clearlake fund which owns all of the Series A Preferred Stock outstanding as of the record date will vote such shares in favor of the board’s nominee.

        The approval of Proposal 5 — approval of an adjournment of the annual meeting if necessary to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals relating to the acquisition of Verizon’s TRS division or the Hands On merger — will require the affirmative vote of holders of a majority in voting power of the common stock and Series A Preferred Stock, voting together as a single class, present or represented by proxies at the annual meeting and entitled to vote on this matter.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

       Share Ownership of Directors and Executive Officers (Page 144)

        As of the record date, the directors and current executive officers of GoAmerica beneficially owned in the aggregate (excluding options) 323,853 shares of common stock (representing approximately 11.7% of GoAmerica’s voting power). A fund managed by Clearlake, which holds all of GoAmerica’s outstanding shares of Series A Preferred Stock, and certain members of GoAmerica’s management and board of directors, have agreed, pursuant to a voting agreement dated as of September 12, 2007, to vote any GoAmerica shares they own (representing approximately 31.3% of GoAmerica’s outstanding voting power as of the record date) in favor of the Hands On merger.

       Voting and Proxies (Page 27)

        Any GoAmerica stockholder of record entitled to vote may submit a proxy by telephone, the Internet or returning the enclosed proxy card by mail, or may vote in person by casting a ballot at the annual meeting. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

       Revocability of Proxy (Page 27)

        Any GoAmerica stockholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•	filing with our Corporate Secretary, at or before the annual meeting, a written notice of revocation that is dated a later date than the proxy;
•	sending a later-dated proxy card relating to the same shares to our Corporate Secretary, at or before the annual meeting;
•	submitting a later-dated proxy by the Internet or by telephone, at or before the annual meeting; or
•	attending the annual meeting and voting in person by ballot.

Simply attending the annual meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

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Risk Factors

        In addition to the risks generally associated with our business (see the factors disclosed by us under the caption “Risk Factors” in our most recent Annual Report on Form 10-K), you should consider the risks directly associated with the acquisition of Verizon’s TRS division, the Hands On merger, the adoption of the amended and restated certificates of incorporation and the issuance of up to 7,446,809 shares of Series A Preferred Stock pursuant to the second stock purchase agreement, as considered by our board during its deliberations. See “Risks of the Combined Transactions” at page 41, “Risk Factors Related to the TRS Acquisition and the Related Financing Proposals” at page 47, and “Risk Factors Related to the Hands On Merger and the Related Financing Proposals” at page 75.

Board Recommendations

        Our board of directors has:

•	determined that the acquisition of Verizon’s TRS division, including the asset purchase agreement entered into with Verizon, the issuance of 6,479,691 shares of Series A Preferred Stock at the first closing under the second stock purchase agreement, the adoption of the TRS amended and restated certificate of incorporation and undertaking the planned debt financing in connection with the acquisition of Verizon’s TRS division, are advisable and fair to, and in the best interests of, GoAmerica and its stockholders;

•	recommended that the stockholders of GoAmerica vote, with respect to the acquisition of Verizon’s TRS division, as follows:
• “FOR” Proposal 1(a) to approve GoAmerica’s acquisition of Verizon’s TRS division and the financing of that acquisition, in part, by the issuance of 6,479,691 shares of our Series A Preferred Stock, which issuance of stock will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica, as set forth in the TRS asset purchase agreement attached to this proxy statement as Annex A and the second stock purchase agreement attached to this proxy statement as Annex B; and

• “FOR” Proposal 1(b) to approve the amended and restated certificate of incorporation described in this proxy statement as the TRS amended and restated certificate of incorporation, a copy of which is attached to this proxy statement as Annex C;

•	determined that the Hands On merger pursuant to the Hands On merger agreement, the issuance of up to 6,700,000 shares of common stock to the stockholders of Hands On as partial consideration for the Hands On merger, the issuance of 967,118 shares of Series A Preferred Stock at the second closing under the second stock purchase agreement, the adoption of the Hands On amended and restated certificate of incorporation, and undertaking the planned debt financing in connection therewith, are advisable and fair to, and in the best interests of, GoAmerica and its stockholders;
•	recommended that the stockholders of GoAmerica vote, with respect to the Hands On merger, as follows:
• “FOR” Proposal 2(a) to approve GoAmerica’s acquisition of Hands On pursuant to a merger of a wholly-owned subsidiary of GoAmerica with and into Hands On and to approve GoAmerica’s issuance, as partial consideration to the stockholders of Hands On for the acquisition of Hands On, of up to 6,700,000 shares of our common stock, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica, all as set forth in the Hands On merger agreement attached to this proxy statement as Annex D;

• “FOR” Proposal 2(b) to approve an amended and restated certificate of incorporation described in this proxy statement as the Hands On amended and restated certificate of incorporation, a copy of which is attached to this proxy statement as Annex E; and

• “FOR” Proposal 2(c) to approve the issuance of 967,118 shares of our Series A Preferred Stock to a fund managed by Clearlake to partially fund the Hands On merger, as set forth in the second stock purchase agreement attached to this proxy statement as Annex B;

•	determined that it is in the best interests of GoAmerica and recommends you vote “FOR” Proposal 3, the approval of certain amendments to the 2005 Equity Compensation Plan, providing for (i) a maximum number of shares of common stock issuable pursuant to the plan to be set at 2,000,000, and (ii) an increase in the

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maximum number of shares of common stock underlying grants made pursuant to the plan to any individual officer, employee, director or consultant in any year from 100,000 shares to 400,000 shares.
•	determined that it is in the best interests of the Company and recommends that the stockholders of GoAmerica vote, with respect to the election of directors, as follows:
• “FOR” Proposal 4(a), the election of the two nominees named in this proxy statement as Class A directors of GoAmerica; and

• “FOR” Proposal 4(b), the election of the nominee named in this proxy statement as the Series A Preferred Stock director of GoAmerica; and

•	determined that it is in the best interests of the Company and recommends that you vote “FOR” Proposal 5, the adjournment of the annual meeting if necessary to solicit additional proxies if there are insufficient votes at the time of the meeting to approve proposals relating to the acquisition of Verizon’s TRS division or the Hands On merger.

See “Reasons for and Benefits of the Combined Transactions” at page 40, “Reasons for and Benefits of the Acquisition of Verizon’s TRS Division and the Related Financing Proposals” at page 45 and “Reasons for and Benefits of the Hands On Merger and the Related Financing Proposals” at page 74 for information regarding the factors considered by your board of directors in reaching its determinations.

Opinions of Financial Advisors (see Pages 54 and 84)

        The GoAmerica board received advice from two separate financial advisors. Duff & Phelps, LLC has provided us with (i) an opinion to the effect that the consideration payable by GoAmerica in the acquisition of Verizon’s TRS division is fair to GoAmerica from a financial point of view, and (ii) an opinion to the effect that the consideration payable by GoAmerica in the Hands On merger is fair to GoAmerica from a financial point of view. Orchard Partners, Inc. has provided us with an opinion to the effect that the consideration payable by GoAmerica in the acquisition of Verizon’s TRS division and the consideration payable by Clearlake for the Series A Preferred Stock that it acquired on August 1, 2007, and that it will acquire at the first closing under the second stock purchase agreement, are fair from a financial point of view to the holders of GoAmerica’s common stock.

        The opinions of Duff & Phelps and Orchard Partners are addressed to our board of directors, are directed only to the consideration issues referenced above and do not constitute a recommendation as to how any of our stockholders should vote with respect to any of the matters to be presented at the annual meeting. The full text of the written opinions, which set forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with such opinions, are attached as Annexes F, G and H to this proxy statement. We recommend that you read the opinions carefully in their entirety. Pursuant to the terms of the engagement letters with Duff & Phelps and Orchard Partners, GoAmerica has agreed to pay to such firms fees that are not contingent upon consummation of the transactions described in this proxy statement.

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Summary Financial Information

GoAmerica Summary Historical Consolidated Financial Information

        The GoAmerica summary consolidated financial data set forth below is derived from and qualified by reference to GoAmerica’s selected consolidated financial information presented elsewhere herein and GoAmerica’s audited and unaudited consolidated financial statements and related notes thereto incorporated by reference herein. See “Financial Information - GoAmerica Selected Consolidated Historical Financial Data” and “Where You Can Find Additional Information.” All year-end data has been derived from GoAmerica’s audited consolidated financial statements. All interim data has been derived from GoAmerica’s unaudited consolidated financial statements.

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(In thousands, except for per share data)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

Revenues	$8,612	$4,024	$12,776	$4,931	$6,029	$11,878	$35,912
Costs and expenses	10,060	4,937	14,615	9,213	11,533	21,935	92,428

Loss from operations	(1,448)	(913)	(1,839)	(4,282)	(5,504)	(10,057)	(56,516)
Total other (expense) income, net	(103)	(331)	(321)	160	550	1,566	191

Loss before benefit from income taxes	(1,551)	(1,244)	(2,160)	(4,122)	(4,954)	(8,491)	(56,325)
Income tax benefit	—	—	789	764	732	284	436

Loss from continuing operations	(1,551)	(1,244)	(1,371)	(3,358)	(4,222)	(8,207)	(55,889)
Loss from discontinued operations	—	(200)	(589)	(1,014)	(222)	—	—

Net loss	$(1,551)	$(1,444)	$(1,960)	$(4,372)	$(4,444)	$(8,207)	$(55,889)

Loss per share-basic and diluted:
Loss from continuing operations	$(0.70)	$(0.59)	$(0.65)	$(1.61)	$(2.37)	$(12.10)	$(83.04)

Loss from discontinued operations	$—	$(0.10)	$(0.28)	$(0.48)	$(0.12)	$—	$—

Basic and diluted net loss per share	$(0.70)	$(0.69)	$(0.93)	$(2.09)	$(2.49)	$(12.10)	$(83.00)

		As of December 31,
	As of June 30, 2007	2006	2005	2004	2003	2002
	(In thousands)
BALANCE SHEET DATA (at period end):
Cash and cash equivalents	$3,053	$3,870	$4,804	$7,098	$568	$4,982
Working capital (deficit)	2,033	3,617	4,810	8,530	(2,656)	(1,037)
Total assets	13,249	13,879	14,075	17,986	12,965	26,765
Total stockholders’ equity	9,893	11,061	12,498	16,814	7,142	13,017

Summary Historical Financial Information of Verizon’s TRS Division

        The summary financial data of Verizon’s TRS division set forth below is derived from and qualified by reference to the audited and unaudited special purpose carve-out financial statements of Verizon’s TRS division and the related notes thereto presented elsewhere herein. See “Index to the Special Purpose Carve-Out Financial Statements of Verizon’s TRS Division.” As explained in Note 2 to such audited financial statements, historically Verizon did not prepare financial statements for Verizon’s TRS division, as the division did not have a separate legal status or existence. The special purpose carve-out financial statements were prepared in order to present the statements of selected assets, selected liabilities and parent funding, and the statements of operations and cash flows, of Verizon’s TRS division. Such financial statements were prepared using specific information where available and allocations where data has not been maintained by Verizon on a business-specific basis. Because of the estimates and allocations used to prepare these financial statements, they may not reflect the financial position or results of operations of Verizon’s TRS division after GoAmerica’s acquisition of Verizon’s TRS division is consummated. All year-end data has been derived from the audited special purpose carve-out financial statements of Verizon’s TRS division. All interim data has been derived from the unaudited special purpose carve-out financial statements of Verizon’s TRS division.

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	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(In thousands)
CARVE-OUT STATEMENT OF OPERATIONS DATA:

Operating revenues	$32,146	$33,520	$67,083	$76,759	$68,645

Direct expenses	25,463	28,203	54,107	64,523	56,278
Allocated expenses	9,342	6,393	12,786	18,277	17,057

Total operating expenses	34,805	34,596	66,893	82,800	73,335

Income (loss) before income taxes	(2,659)	(1,076)	190	(6,041)	(4,690)
Income tax provision (benefit)	(1,037)	(420)	74	1,289	—

Net income (loss)	$(1,622)	$(656)	$116	$(7,330)	$(4,690)

Statement of operations data for the years ended December 31, 2003 and 2002 is not available.

	As of June 30, 2007	As of December 31,
		2006	2005
	(In thousands)
CARVE-OUT STATEMENT OF SELECTED ASSETS,
SELECTED LIABILITIES AND PARENT FUNDING DATA:

Total selected assets	$ 17,320	$ 20,576	$ 12,902
Total selected liabilities	33,354	41,942	34,169
Total parent funding	(16,034)	(21,366)	(21,267)

Statement of selected assets, selected liabilities and parent funding data as of December 31, 2004, 2003 and 2002 is not available.

Hands On Summary Historical Consolidated Financial Information

        Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc. were operated as two separate companies until June 2007, when the latter was merged into the former. In this proxy statement, we refer to Hands On Sign Language Services, Inc. as “SLS,” we refer to Hands On Video Relay Services, Inc. as “HOVRS” when we are referring solely to the video relay services business operated by Hands On and we refer to Hands On Video Relay Services, Inc. as “Hands On” when we are referring to the entity or entities that performs or perform both the business conducted by SLS and the video relay service business conducted by Hands On Video Relay Services, Inc.

        We have presented elsewhere herein separate audited financial statements for each of SLS and HOVRS for the past three completed fiscal years. We have also presented herein combined unaudited financial statements for Hands On (that is, combining SLS and HOVRS into one set of financial statements) for the six months ended June 30, 2006 and 2007. See “Index to the Hands On Financial Statements.”

        The summary financial data set forth below presents combined consolidated financial information for Hands On (that is, combining SLS and HOVRS into one set of financial information) for all periods presented. All year-end data presented below has been derived from the audited financial statements of SLS and HOVRS. All interim data has been derived from Hands On’s unaudited consolidated combined financial statements.

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(In thousands)
CONSOLIDATED STATEMENT
OF OPERATIONS DATA:

Revenues	$12,041	$7,218	$16,408	$12,055	$9,920	$6,198	$2,263
Costs and expenses	10,988	6,713	15,233	13,492	9,331	6,204	2,777

Income (loss) from operations	1,053	505	1,175	(1,437)	589	(6)	(514)
Total other (expense) income, net	427	(68)	(175)	(153)	(172)	(85)	(11)
Income tax expense	(587)	(2)	(6)	(2)	(2)	—	—

Net income (loss) (1)	$893	$435	$994	$(1,592)	$416	$(91)	$(525)

(1)	For all periods prior to January 1, 2007, SLS and HOVRS elected Subchapter S corporation status and, as a result, were not subject to federal or state income taxes; accordingly, no provision for income taxes was made prior to January 1, 2007 for SLS or HOVRS.

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		As of December 31,
	As of June 30, 2007	2006	2005	2004	2003	2002
	(In thousands)
BALANCE SHEET DATA:
Cash and cash equivalents	$570	$251	$63	$159	$160	$225
Working capital (deficit)	332	(1,634)	(2,307)	(792)	(755)	(613)
Total assets	5,671	3,291	1,920	2,551	1,228	954
Total stockholders’ equity (deficit)	522	(860)	(1,877)	(288)	(733)	(298)

Comparative Per Share Information

        We have set forth below information concerning earnings, cash dividends declared and book value per share for GoAmerica, Verizon’s TRS division and Hands On, on both historical and pro forma combined bases and on a per share equivalent pro forma basis for Verizon’s TRS division and Hands On. We have derived the pro forma combined earnings per share from the unaudited pro forma condensed combined financial information presented elsewhere in this document. Book value per share for the pro forma combined presentation is based upon outstanding shares of GoAmerica common stock, adjusted to include 6,700,000 shares of GoAmerica common stock to be issued in the Hands On merger for outstanding shares of Hands On preferred and common stock at the time the Hands On merger is completed. The per share equivalent pro forma combined data presented below is also based on the issuance of 6,700,000 shares of GoAmerica common stock in the merger. The pro forma and pro forma equivalent data does not take into account any cost savings or synergies that may be achieved as a result of the acquisition of Verizon’s TRS division or the consummation of the Hands On merger. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of GoAmerica, Verizon’s TRS division, and Hands On presented elsewhere in this proxy statement or incorporated by reference in this proxy statement and the unaudited pro forma condensed combined financial information and the notes thereto presented elsewhere in this proxy statement. See “Where You Can Find More Information.”

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
GOAMERICA — HISTORICAL
Earnings (loss) per share—diluted	$(0.70)	$(0.93)
Cash dividends declared per share	—	—
Book value per share	4.02	4.49

VERIZON’S TRS DIVISION — HISTORICAL
Earnings (loss) per share—diluted	—	—
Cash dividends declared per share	—	—
Book value per share	—	—

GOAMERICA AND VERIZON’S TRS DIVISION—PRO FORMA COMBINED
Earnings (loss) per share—diluted	(1.61)	(1.78)
Cash dividends declared per share	—	—
Book value per share	(1.06)	—

HANDS ON (HOVRS) — HISTORICAL
Earnings per share—diluted	0.15	0.15
Cash dividends paid per share	—	—
Book value per share[1]	0.09	(0.26)

HANDS ON (SLS) — HISTORICAL
Earnings per share—diluted	—	1,411.02
Cash dividends paid per share	—	—
Book value per share	—	1,313.40

GOAMERICA, VERIZON’S TRS DIVISION, AND HANDS ON (HOVRS and SLS)—PRO FORMA COMBINED
Earnings (loss) per share—diluted	(1.19)	(2.11)
Cash dividends paid per share	—	—
Book value per share	1.10	—

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	Six Months Ended June 30, 2007	Year Ended December 31, 2006
EQUIVALENT PRO FORMA COMBINED PER SHARE OF VERIZON’S TRS DIVISION COMMON STOCK
Earnings per share—diluted	—	—
Cash dividends declared per share	—	—
Book value per share	—	—

EQUIVALENT PRO FORMA COMBINED PER SHARE OF HOVRS COMMON STOCK
Earnings per share—diluted	—	—
Cash dividends declared per share	—	—
Book value per share	—	—

EQUIVALENT PRO FORMA COMBINED PER SHARE OF SLS COMMON STOCK
Earnings per share—diluted	—	—
Cash dividends declared per share	—	—
Book value per share	—	—

EQUIVALENT PRO FORMA COMBINED PER SHARE OF HOVRS and SLS COMMON STOCK
Earnings per share—diluted	0.13	0.15
Cash dividends declared per share	—	—
Book value per share	0.08	—

EQUIVALENT PRO FORMA COMBINED PER SHARE OF VERIZON’S TRS DIVISION AND HANDS ON (HOVRS and SLS) COMMON STOCK
Earnings (loss) per share—diluted	(0.03)	0.17
Cash dividends declared per share	—	—
Book value per share	0.08	—

        Because Verizon’s TRS division is not a separate legal entity, it does not have outstanding capital stock or stockholders and thus we cannot compute historical per share data for Verizon’s TRS division.

        During 2007, SLS was merged into Hands On. For all periods prior to January 1, 2007, SLS and HOVRS elected Subchapter S corporation status and, as a result, were not subject to federal or state income taxes; accordingly, no provision for income taxes was made prior to January 1, 2007 for SLS or HOVRS.

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CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of GoAmerica, the expected completion and timing of the acquisition of Verizon’s TRS division and the Hands On merger, and other information relating to the acquisition of the Verizon’s TRS division, the Hands On merger and the related financings. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Questions and Answers About the TRS Acquisition, the Hands On Merger, the Amended and Restated Certificates of Incorporation and the Second Stock Purchase Agreement,” “Summary,” “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS division” and “Proposal 2(a): Approval of the Acquisition of Hands On by Merger and the Issuance of up to 6,700,000 Shares of Common Stock as Part of the Merger Consideration Issuable to the Stockholders of Hands On” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. There are many factors that may cause actual results to differ materially from those contemplated by our forward-looking statements, including the factors disclosed by us under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and under the captions “Risk Factors Related to the TRS Acquisition and the Related Financing Proposals” and “Risk Factors Related to the Hands On Merger and the Related Financing Proposals” presented elsewhere in this proxy statement.

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MARKET PRICE AND DIVIDEND INFORMATION

GoAmerica

        The shares of GoAmerica common stock are traded on the NASDAQ Capital Market. The following table sets forth the high and low closing sale prices for shares of GoAmerica common stock for the periods indicated:

	High	Low
Year Ended December 31, 2005:
Quarter ended March 31	$9.92	$5.13
Quarter ended June 30	$7.29	$5.41
Quarter ended September 30	$6.68	$3.64
Quarter ended December 31	$7.20	$3.85

Year Ended December 31, 2006:
Quarter ended March 31	$4.88	$3.32
Quarter ended June 30	$4.60	$2.82
Quarter ended September 30	$3.51	$2.75
Quarter ended December 31	$9.84	$3.14

Year Ending December 31, 2007:
Quarter ended March 31	$10.30	$6.10
Quarter ended June 30	$6.93	$5.06
Quarter ended September 30	$6.16	$4.86
Quarter ending December 31 (through November 6)	$7.24	$5.23

        On August 1, 2007, the last full trading day prior to the announcement of the execution of the TRS asset purchase agreement, the reported high and low sales prices and the last sale price of GoAmerica common stock on the NASDAQ Capital Market were as follows:

	August 1, 2007
	High	Low	Last Sale Price
GoAmerica	$5.34	$5.10	$5.10

        On September 11, 2007, the last full trading day prior to the announcement of the execution of the Hands On merger agreement, the reported high and low sales prices and the last sale price of GoAmerica common stock on the NASDAQ Capital Market were as follows:

	September 11, 2007
	High	Low	Last Sale Price
GoAmerica	$5.09	$5.04	$5.08

        On November 6, 2007, the last full trading day prior to the date of this proxy statement, the reported high and low sales prices and the last sale price of GoAmerica common stock on the NASDAQ Capital Market were as follows:

	November 6, 2007
	High	Low	Last Sale Price
GoAmerica	$6.10	$5.62	$5.90

        Stockholders are urged to obtain current market quotations for shares of GoAmerica common stock.

        As of the record date, there were 2,752,740 shares of GoAmerica common stock outstanding, held of record by approximately 100 stockholders, and outstanding stock options that were exercisable on that date, or within 60 days after that date, for 3,191 additional shares of GoAmerica common stock. As of the record date, there were outstanding warrants to purchase 84,320 additional shares of GoAmerica common stock. As of the record date, there were also 290,135 outstanding shares of GoAmerica Series A Preferred Stock that were convertible into 296,228 additional shares of common stock.

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        The market price of GoAmerica’s common stock has fluctuated since the date of its initial public offering in April 2000 and is likely to fluctuate in the future. Changes in the market price of GoAmerica common stock and other securities may result from, among other things:

•	The relatively small number of shares of our common stock that trade on a daily basis;
•	Quarter-to-quarter variations in operating results;
•	Operating results being less than analysts’ estimates;
•	Announcements of new technologies;
•	Products and services or pricing policies by us or our competitors;
•	Announcements of acquisitions or strategic partnerships by us or our competitors;
•	Developments in existing customer or strategic relationships;
•	Actual or perceived changes in our business strategy;
•	Developments in pending litigation and claims;
•	Regulatory developments;
•	Sales or purchases of large amounts of our common stock;
•	Changes in market conditions in wireless technology and wireless telecommunication;
•	Changes in general economic conditions; and
•	Fluctuations in securities markets in general.

        GoAmerica has never declared or paid any cash dividends on its common stock. GoAmerica intends to retain earnings, if any, to fund future growth and the operation of its business.

Performance Graph

        The following line graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the NASDAQ Market Index and the Dow Jones U.S. Mobile Telecommunications Index for the last five fiscal years. The stock performance shown on the graph below is not indicative of future price performance. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends and increases or decreases in market price.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG GOAMERICA, INC., NASDAQ MARKET INDEX AND THE DJ US MOBILE TELECOMMUNICATIONS INDEX

DOLLARS
150
125
100
75
50
25
0
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05
12/31/06
Plot Area
GoAmerica, Inc.
DJ US Mobile Telecommunications
NASDAQ Market Index

ASSUMES $100 INVESTED ON DEC. 31, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2006

	Fiscal Years Ended December 31,
Company/Market/Index	2001	2002	2003	2004	2005	2006
GoAmerica, Inc.	$100.00	$12.78	$ 16.30	$ 5.42	$ 2.13	$ 4.49
NASDAQ Market Index	$100.00	$69.75	$104.38	$113.70	$116.19	$128.12
DJ US Mobile Telecommunications	$100.00	$40.19	$ 60.37	$ 87.40	$100.74	$104.46

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THE ANNUAL MEETING

Time, Place and Purpose of the Annual Meeting

        This proxy statement is being furnished to GoAmerica stockholders as part of the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held on Thursday, December 13, 2007, starting at 10:00 a.m., Eastern Time, at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack New Jersey 07601, or at any postponement or adjournment thereof. The purposes of the annual meeting are for our stockholders to consider and vote upon the acquisition of Verizon’s TRS division (including the issuance of 6,479,691 shares of Series A Preferred Stock to finance such acquisition that would result in a change in control of GoAmerica if only the acquisition of Verizon’s TRS division is consummated), the acquisition of Hands On by merger (including the issuance of up to 6,700,000 shares of common stock as part of the merger consideration payable pursuant to the Hands On merger that would result in a change in control of GoAmerica and the issuance of 967,118 shares of Series A Preferred Stock to partially fund such acquisition), the adoption of amended and restated certificates of incorporation, the approval of certain amendments to the Company’s 2005 Equity Compensation Plan, the election of directors, and the adjournment of the annual meeting if necessary to solicit additional proxies. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about November 9, 2007.

Record Date and Quorum

        The holders of record of our common stock and Series A Preferred Stock as of the close of business on November 7, 2007, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. As of the record date, holders of shares of the Company’s capital stock were entitled to cast 2,758,833 votes on a combined basis, consisting of 2,462,605 shares of common stock (each entitled to one vote per share), and 290,135 shares of Series A Preferred Stock (voting on an as converted basis, with each share of Series A Preferred Stock convertible into 1.021 shares of common stock as of the record date). The presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares entitled to vote at the annual meeting (calculated on an as-converted basis) will constitute a quorum for purposes of considering the proposals.

        A quorum is necessary to hold the annual meeting. Any shares of GoAmerica’s capital stock held in treasury by GoAmerica or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any adjournment of the annual meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established.

Required Votes

        The approval of Proposal 1(a) — the acquisition of Verizon’s TRS division pursuant to the TRS asset purchase agreement and the issuance of 6,479,691 shares of Series A Preferred Stock pursuant to the second stock purchase agreement — will require the affirmative vote of:

•	holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class; and
•	holders of a majority of the total votes cast by the holders of the common stock, voting as a single class.

        Clearlake has advised us that the Clearlake fund which owns all of the Series A Preferred Stock outstanding as of the record date will vote such shares in favor of each of Proposals 1(b), 2(a), 2(b), 2(c), 3, 4(a), 4(b), and 5. Pursuant to applicable NASDAQ interpretations, the 290,135 shares of Series A Preferred Stock purchased by the Clearlake fund pursuant to the first stock purchase agreement cannot be counted towards the majority of votes cast that is required under the second bullet above to approve Proposal 1(a) pertaining to the acquisition of Verizon’s TRS division, but can be counted, if voted, towards the votes required to approve all of the other proposals described in this proxy statement. Also according to NASDAQ interpretations, any shares of GoAmerica common stock that Clearlake or any of its funds may purchase prior to the record date for the annual meeting may be counted, if voted, towards the votes required to approve all of the proposals described in this proxy statement. Clearlake is under no restriction imposed by GoAmerica (in the form of a standstill or otherwise) from purchasing shares of GoAmerica common stock and thus Clearlake purchased certain shares of GoAmerica common stock prior to the record date. As of the record date, Clearlake has acquired 297,585 shares of GoAmerica common stock. Clearlake is free to vote all shares of GoAmerica common stock that it has acquired in favor of Proposals 1(a), 1(b), 2(a), and 2(b), as well as all other proposals set forth herein

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(except 2(c) and 4(b), which are solely to be approved by the Series A Preferred Stock). Clearlake has advised us that any shares purchased by Clearlake on or before the record date will be voted in favor of all proposals described in this proxy statement on which our common stock will vote.

        The approval of Proposal 1(b) — the adoption of the TRS amended and restated certificate of incorporation — will require the affirmative vote of:

•	holders of a majority of the outstanding shares of common stock, voting as a single class;
•	holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class; and
•	holders of a majority of the combined voting power of the outstanding shares of common stock and Series A Preferred Stock, voting together as a single class.

        The approval of Proposal 2(a) — the acquisition of Hands On pursuant to the Hands On merger agreement and the issuance of up to 6,700,000 shares of GoAmerica common stock pursuant to the Hands On merger agreement) — will require the affirmative vote of a majority of the total votes cast by the holders of the common stock and Series A Preferred Stock, voting together as a single class. A fund managed by Clearlake, which holds all of GoAmerica’s outstanding shares of Series A Preferred Stock, and certain members of GoAmerica’s management and board of directors, have agreed, pursuant to a voting agreement dated as of September 12, 2007, to vote any GoAmerica shares they own (representing approximately 31.3% of GoAmerica’s outstanding voting power as of the record date) in favor of the Hands On merger.

        The approval of Proposal 2(b) — the adoption of the Hands On amended and restated certificate of incorporation — will require the affirmative vote of:

•	holders of a majority of the outstanding shares of common stock, voting as a single class;
•	holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class; and
•	holders of a majority of the combined voting power of the outstanding shares of common stock and Series A Preferred Stock, voting together as a single class.

        The approval of Proposal 2(c) — the issuance of 967,118 shares of Series A Preferred Stock to partially fund the Hands On merger pursuant to the terms of the second stock purchase agreement — will require the affirmative vote of holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class. As noted above, Clearlake has advised us that the Clearlake fund which owns all of the Series A Preferred Stock outstanding as of the record date will vote such shares in favor of Proposal 2(c).

        The approval of Proposal 3 — approval of the amendments to the 2005 Equity Compensation Plan — will require the affirmative vote of a majority of the total votes cast by the holders of the common stock and Series A Preferred Stock, voting together as a single class.

        With respect to Proposal 4(a) — the election of two Class A directors —the directors will be elected by a plurality of the votes, in person or by proxy, of the holders of shares of common stock and Series A Preferred Stock outstanding on the record date. The two persons receiving the greatest number of votes duly cast for the election of directors will be elected.

        With respect to Proposal 4(b) — the election of a Series A Preferred Stock director — the director will be elected by a plurality of the votes, in person or by proxy, of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class. Clearlake has advised us that the Clearlake fund which owns all of the Series A Preferred Stock outstanding as of the record date will vote such shares in favor of the board’s nominee.

        The approval of Proposal 5 — approval of an adjournment of the annual meeting if necessary to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals relating to the acquisition of Verizon’s TRS division or the Hands On merger — will require the affirmative vote of holders of a majority in voting power of the common stock and Series A Preferred Stock, voting together as a single class, present or represented by proxies at the annual meeting and entitled to vote on this matter.

Proxies; Revocation

        If you are a stockholder of record and submit a proxy by telephone or via the Internet or by returning a signed proxy card by mail, your shares will be voted at the annual meeting as you indicate on your proxy card or by such other method. If no instructions are indicated on your proxy card, your shares will be voted “FOR” the approval of each of the nine

27

proposals set forth on the proxy card and in this proxy statement, including “FOR” all proposals relating to the acquisition of Verizon’s TRS division, “FOR” all proposals relating to the Hands On merger (except that shares of common stock will not be voted with respect to Proposal 2(c), which is to be voted on solely by the holder of the Series A Preferred Stock), “FOR” the proposal to approve certain amendments to the 2005 Equity Compensation Plan, “FOR” the proposal to elect the nominees to GoAmerica’s board of directors (except that shares of common stock will not be voted with respect to Proposal 4(b), which is to be voted on solely by the holder of the Series A Preferred Stock), and “FOR” the proposal to solicit additional votes, if necessary, in favor of the proposals related to the acquisition of Verizon’s TRS division and the Hands On merger.

        If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and they can give you directions on how to vote your shares. Under the rules of the National Association of Securities Dealers, Inc. (the “NASD”), brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the TRS acquisition proposal and the Hands On merger proposal and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to any of the above-mentioned matters other than the election of directors (i.e., “broker non-votes”). Shares of GoAmerica capital stock held by persons attending the annual meeting but not voting, or shares for which GoAmerica has received proxies with respect to which holders have expressly abstained from voting, will be considered abstentions.

        You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise our Corporate Secretary in writing, submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

        Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker to change these instructions.

        GoAmerica does not expect that any matter other than the matters described above will be brought before the annual meeting. If, however, any such other matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Submitting Proxies Via the Internet or by Telephone

        Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your shares are held in “street name” by your broker. If your shares are held in “street name,” you should check the voting instruction card provided by your broker to see which options are available and the procedures to be followed.

        In addition to submitting the enclosed proxy card by mail, GoAmerica stockholders of record may submit their proxies:

•	via the Internet, by visiting a website established for that purpose at www.voteproxy.com and following the instructions on the website; or
•	by telephone, by calling the toll-free number (866) 328-5438 on a touch-tone telephone and following the recorded instructions.

Adjournments and Postponements

        Although it is not currently expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the annual meeting of the time, date and place of the adjourned meeting. Whether or not a quorum is present, the annual meeting may be adjourned by the affirmative vote of holders of a majority in voting power of the common stock and Series A Preferred Stock, voting together as a single class, present in person or by proxy and entitled to vote thereon. Abstentions will count as shares present and entitled to vote on the proposal to adjourn the meeting. Broker non-votes, however, will not count as shares entitled to vote on the proposal to adjourn the meeting. As a result, abstentions will

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have the same effect as a vote against the proposal to adjourn the meeting and broker non-votes will have no effect on the vote to adjourn the annual meeting. Any signed proxies received by GoAmerica in which no voting instructions are provided on such matter will be voted “FOR” an adjournment of the annual meeting if necessary to solicit additional proxies.

        Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Solicitation of Proxies

        GoAmerica will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of GoAmerica may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. GoAmerica will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. GoAmerica has retained Georgeson, Inc. to assist it in the solicitation of proxies for the annual meeting and will pay Georgeson, Inc. a fee of approximately $7,500, plus reimbursement of out-of-pocket expenses.

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30

THE BUSINESSES

Background on Telecommunications Relay Services

        Introduction

        Telecommunications relay service (or telerelay service) refers to a range of communications services that enable persons with hearing or speech disabilities the functionality to place and receive telephone calls. It is available in all 50 states, the District of Columbia, Puerto Rico and the U.S. territories for both local and long distance calls.

        The ADA requires the FCC and each of the states to ensure that telerelay service is available to persons with hearing or speech disabilities 24 hours per day and federal and state policy-makers have determined that it should be free of charge to eligible users. Therefore, service providers are wholly reimbursed for such services from either a federal (for state-to-state calls) or a state (for in-state calls) reimbursement fund.

        Broadly speaking, there are two categories of telerelay services. The first is the traditional telecommunications relay service that relies exclusively on a telephone-typewriter device. The second, more recent variety, are Internet-based services. Telerelay service uses operators, called communications assistants, to facilitate telephone calls between people with hearing and speech disabilities and hearing individuals. A telerelay service call may be initiated by either a person with a hearing or speech disability, or a person without any such disability. When a person with a hearing or speech disability initiates such a call, the person uses a telephone-typewriter or an Internet-based device that permits text (such as a computer or a wireless device) to contact a relay center, and gives a communications assistant the telephone number of the party he or she wishes to call. The communications assistant in turn places an outbound traditional voice call to that person. The communications assistant then serves as a link for the call, voicing to the called party the text that the communications assistant received from the initiating party, and vice versa.

        Conversations are relayed in real-time and communications assistants are not permitted to disclose to any third person not involved in the call the content of any conversation. Like hearing callers, relay callers are not limited by the type, length or nature of their calls.

        An overview of the various forms of telerelay service is provided below.

        Traditional Telecommunications Relay Service

        Traditional telerelay service enables a person with a hearing or speech disability to utilize a text-telephone or captioned telephone device (historically referred to as a telephone typewriter, or a TTY device), to initiate calls to, and receive calls from, hearing enabled persons.

        In order to make such a call, a speech- or hearing-disabled person dials a toll-free number established by the state in which the call originates. The call is then routed to a calling center authorized by the state. Except for California, which contracts with multiple providers, states typically contract with one provider to operate the calling center. That provider handles all traditional telerelay calls received by the calling center, both in-state calls, and state-to-state calls. In-state calls are reimbursed from a state fund at state approved rates. State-to-state calls are reimbursed from a federal fund at FCC-approved rates. We refer to this federal fund as the “federal TRS fund.”

        Key aspects of traditional telerelay service include:

•	State telecommunications relay service providers are selected through an open bid process.
•	A state contract generally provides a reasonably consistent revenue stream to the winning telecommunications provider for three to seven years.
•	Current state reimbursement rates range from $0.75 to $1.90 per conversation minute (compared to the 2006-2007 reimbursement rate for traditional state-to-state telecommunications relay service of $1.291 per conversation minute, except for speech-to-speech service, the rate for which is $1.409 per conversation minute).
•	Similar to traditional state-to-state telerelay service, in-state traditional telerelay service traffic is declining due to consumer preference for Internet-based telerelay service.

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        Internet-Based Telerelay Service

        Internet-based forms of telerelay service have developed over the last decade. They are currently treated by the FCC as if they are state-to-state calls (even when a call is in-state), and such calls are thus regulated by the FCC and service providers are reimbursed via the federal TRS fund. Internet-based telerelay services include the following types of service:

        Internet Protocol Relay (IP relay) – IP relay is a text-based form of telerelay service that uses the Internet, rather than traditional telephone lines, for the leg of the call between the person with a hearing or speech disability and the communications assistant. In all other respects, IP relay calls are handled in the same manner as text-to-voice traditional telerelay service calls. The user utilizes a computer or other web-enabled device to communicate with the communications assistant rather than a text-telephone device. IP relay currently represents the most widely used form of Internet-based telerelay service. The current IP relay reimbursement rate is $1.293 per conversation minute.

        Video Relay Service (VRS) – Video relay service is an Internet-based form of telerelay service that enables persons whose primary language is American Sign Language ("ASL") to communicate with a communications assistant in ASL using video conferencing equipment. The user accesses the communications assistant over an Internet-based device such as a webcam or videophone. The communications assistant receives the ASL communication, and then voices that communication to the hearing party, and vice versa. Video relay service allows conversations to flow in near real-time and in a faster and more natural manner than text-based telerelay services. Video relay service currently represents the fastest growing form of telerelay service. According to its May 1, 2007 annual report to the FCC, the National Exchange Carriers Association, or “NECA,” forecasts 2007 video relay service traffic to increase more than 32% over 2006, from approximately 44.3 million conversation minutes in 2006 to approximately 58.6 million conversation minutes in 2007. The current VRS reimbursement rate is $6.644 per conversation minute.

        Operational and Performance Requirements

        Telerelay service providers must offer service that meets certain mandatory minimum standards set by the FCC. These include:

•	The communications assistant answering or placing a telerelay call must stay with the call for a minimum of ten minutes to avoid disruptions to the user (15 minutes for speech-to-speech calls).
•	Most forms of telerelay service must be available 24 hours a day, seven days a week.
•	Telerelay service providers must answer 85% of all calls within ten seconds. As of January 2007, the FCC requires that video relay service providers answer 80% of all video relay service calls within 120 seconds.
•	Telerelay service providers must make best efforts to accommodate a telerelay service user’s requested communications assistant gender.
•	Communications assistants are prohibited from intentionally altering or disclosing the content of a relayed conversation and generally must relay all conversation verbatim unless the user specifically requests summarization.
•	Telerelay service providers must ensure user confidentiality and communications assistants (with a limited exception for speech-to-speech) may not keep records of the contents of any conversation.
•	The conversation must be relayed in real-time.
•	Communications assistants must provide a minimum typing speed for IP relay calls and video relay service communications assistants must be qualified interpreters.
•	For most forms of telerelay service, the provider must be able to handle emergency (911) calls and relay them to the appropriate emergency services.

        Funding Mechanisms

        In-State. As noted above, in-state traditional telerelay services are paid for by that state’s universal service fund. Each state utilizes its own unique funding formula and mechanism, which can include assessments on carriers operating in the state, assessments built into local or state telecommunications rates, or taxes administered by the state. Rates are generally set on a multi-year basis.

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        State-to-State. State-to-state telerelay services (which include all IP relay and video relay service regardless of the locations of the persons initiating or receiving a call), are paid for out of the federal TRS fund which was established by the FCC and which is administered by NECA, a non-profit entity described below. The federal TRS fund receives funds from an assessment the FCC imposes upon all state-to-state telecommunications carriers, which presently number more than 5,800. The carriers generally pass these assessments on to their customers via a monthly surcharge which is represented as a percentage of a customer’s monthly state-to-state charges. The FCC establishes an annual per-minute reimbursement rate for each form of telerelay service and authorizes NECA to administer payments to relay service providers from the federal TRS fund.

        The federal TRS fund was established by the FCC in July 1993. Initially only state-to-state traditional telerelay service minutes were reimbursable. Over the years the FCC has authorized the reimbursement of additional forms of relay services and currently reimburses service providers for traditional telerelay service, IP relay service and VRS.

        The federal TRS fund is administered by NECA, a non-profit organization created in 1984 by telecommunications companies to administer the fees that long distance companies pay to access local telephone networks. NECA was appointed as the fund administrator for telerelay services by the FCC in 1993 for a two-year term, and reappointed in 1995 and 1998 to four-year terms. Beginning in 2003, NECA’s appointment as fund administrator was extended on a month-to-month basis.

        The federal TRS fund has experienced significant growth, from $90 million for the 2002-2003 funding period to as much as an estimated $575 million for the 2007-2008 funding period. The growth in fund size is attributable in large part to FCC decisions recognizing new forms of telerelay service, such as IP relay and VRS, and to increased consumer demand for these services.

        In addition to Verizon, GoAmerica and Hands On, the following relay service providers currently receive reimbursement payments from the federal TRS fund:

•	AT&T, Inc.
•	CapTel, Inc.
•	Communication Access Center for the Deaf and Hard-of-Hearing
•	CSDVRS, Inc.
•	Hamilton Telecommunications
•	Hawk Relay LLC
•	Healinc Telecom LLC
•	Kansas Relay Service, Inc.
•	Stellar Nordia
•	Snap Telecommunications, Inc.
•	Sorenson Communications, Inc.
•	Sprint Nextel Corp.

        Each year NECA collects and reviews projected cost and minutes of use data submitted by telerelay service providers to determine annual reimbursement rates for the various forms of telerelay service. The rates are effective for the fiscal year ending June 30. Active relay service providers submit to NECA their respective expenses for the previous two years as well as projections for the upcoming two years. NECA reviews the information to develop a methodology for calculating an average cost per conversation minute across all providers of each particular form of telerelay service. The proposed per-minute reimbursement rates are submitted to the FCC, which then makes a final determination regarding the level of new rates.

        The current reimbursement rate for each conversation minute are:

•	Traditional state-to-state telerelay service – $1.291 (except for speech-to-speech service, the charge for which is $1.409)
•	IP relay – $1.293
•	VRS – $6.644

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        Video Relay Service Rates. Approved in 2000, VRS is the newest form of relay service to be authorized by the FCC and has been subject to the greatest variability in its rates, from a high of $17.044 to a low of $5.143 per conversation minute of VRS. Most recently, in its May 2007 rate recommendation to the FCC, NECA tendered to the FCC for its consideration some 24 different possible VRS rates.

        In response to concerns about the rate-making process, in July 2006 the FCC commenced a Further Notice of Proposed Rule Making which examined a variety of VRS cost recovery issues, including whether certain expenses traditionally considered as recoverable (such as marketing and outreach costs) should remain so. Following submission of comments and replies by providers and the public, a group comprising the majority of the VRS providers proposed that the FCC establish a price cap methodology for determination of the video relay service rate. Under this proposal, the VRS rate would be frozen for a three-year period, subject to adjustments for inflation, productivity gains and exogenous costs (that is, costs caused by a change in regulatory requirements), and an additional factor of a one-half of one percent decrease per year. The practical effect of the price cap proposal is that the VRS payment rate would decrease slightly in real inflation-adjusted terms over the three year period.

        Following submission of the price cap proposal, one provider proposed that the FCC adopt a tiered rate plan where the level of payment would be based on the number of VRS conversation minutes that a provider services. The basis for that proposal is the assumption that providers with higher monthly minute totals are able to achieve economies of scale in the provision of VRS. Three VRS providers, each of which had endorsed the price cap methodology, subsequently made a formal proposal to establish the following tiered VRS rates, which also would be subject to the price cap proposal.

Monthly minutes	Payment rate
1-50,000	$6.77
50,001-500,000	$6.50
500,001 plus	$6.30

        Several other VRS providers, including Hands On, have endorsed this plan, although suggesting that the tiers should be set as follows:

Monthly minutes	Payment rate
1-100,000	$6.77
100,001-1,000,000	$6.50
1,000,001 plus	$6.30

        It is expected that the FCC shortly will render a decision on the VRS rate methodology, although there can be no assurance that the FCC will adopt any of the proposals discussed above nor can there be any assurance on the timing of any FCC decision. The FCC’s decision on the VRS methodology and on the rate level(s) is likely to have a material effect on the profitability of GoAmerica following the Hands On merger.

        Non-Rate Government Regulation

        Verizon and GoAmerica are certificated by the FCC to provide IP relay and VRS and to receive reimbursement from the federal TRS fund. Consistent with that certification, both Verizon and GoAmerica must adhere to certain operational and performance standards, discussed above.

        Competition

        The relay services market consists of well-funded competitors such as AT&T, Inc., Sprint Nextel Corp., Hamilton Telecommunications and Sorenson Communications, Inc. (“Sorenson”). Each of these companies offers text relay services similar to the services offered by Verizon’s TRS division, and they may deploy similar enhancements and marketing tactics to attract the attention of prospective users. Each of the providers referred to above also offers VRS. Sorenson currently is the largest provider of VRS in the United States. With time and capital, it would be possible for competitors to replicate the services currently provided by GoAmerica, Verizon’s TRS division and Hands On due to greater resources. We expect that we will compete primarily on the basis of the functionality, breadth and the quality of our services.

        Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than GoAmerica; however, few of such competitors focus on deaf or hard-of-hearing customers to the same degree as do GoAmerica, Verizon’s TRS division and Hands On. Despite any lack of a similar focus on the part

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of our competitors, many of these companies may have greater name recognition and may be able to adopt more aggressive approaches to the market than can GoAmerica. Competitive pressures may have a material adverse effect on our business and reduce our market share.

GoAmerica’s Business

        GoAmerica provides a wide range of wireline and wireless telerelay services, customized for people who are deaf, hard-of-hearing or speech-impaired. GoAmerica’s vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on GoAmerica, see “Where You Can Find More Information” and GoAmerica’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, both of which are being sent to stockholders along with this proxy statement.

The Business of Verizon’s TRS Division

        Introduction

        Verizon’s TRS division is one of the nation’s leading providers of telerelay services to deaf, hard-of-hearing and speech-impaired persons. The product offerings of Verizon’s TRS division do not carry the Verizon name, but are branded to consumers as follows: (i) Global Relay Service for traditional telecommunications relay services and (ii) www.IPrelay.com for Internet-based services.

        Relay Services Provided by Verizon’s TRS Division

        Verizon’s TRS division currently provides traditional telerelay service (both in-state and state-to-state) in California, the District of Columbia, and Tennessee, and it provides IP relay and VRS throughout the United States and its territories. Verizon’s TRS division previously provided telerelay services in Arizona under a state contract there, but that contract expired in January 2007 and was not renewed. Verizon was recently awarded the service contract for the District of Columbia under which it began providing service in April 2007.

        The primary service offerings of Verizon’s TRS division currently include:

Service	For Calls Originating From	Calls are Compensated on a Per Conversation Minute Basis	Current Per Conversation Minute Compensation Rate
Traditional state telecommunications relay service	Within the states of California and Tennessee and within the District of Columbia

By the states of California and Tennessee and the District of Columbia for respective in-state calls.

By the federal TRS fund (administered by NECA) for state-to-state calls originating within these three jurisdictions.

			CA In-State: $1.405 TN In-State: $1.17 DC In-State: $0.95 State-to-State: $1.291 (except speech-to-speech, which is $1.409)
IP relay service	Anywhere in the U.S. to anywhere in the U.S.	The federal TRS fund (administered by NECA)	$1.293
VRS	Anywhere in the U.S. to anywhere in the U.S.	The federal TRS fund (administered by NECA)	$6.644

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        Outreach and Marketing

        Verizon’s TRS division currently educates consumers about its various telerelay service offerings through a dedicated staff of outreach specialists located throughout the United States. These outreach specialists inform deaf and hard-of-hearing consumers about the calling options associated with the telecommunications relay service offerings of Verizon’s TRS division. Verizon’s TRS division also promotes its services through a marketing mix consisting of Internet-based forms of advertising, trade show attendance, event sponsorship and print advertising in deaf specific periodicals.

        Technology and Operations

        Verizon’s TRS division currently provides its telerelay service through call centers located in California, Wisconsin, Tennessee and the Philippines. The technology responsible for routing and delivering calls to these operational call centers is located in various locations throughout the United States and offers high levels of reliability for the service. Most of the technology assets used by Verizon’s TRS division will remain with Verizon and are not included as part of the acquisition transaction. GoAmerica believes that, together with Stellar Nordia (which will, as subcontractor to GoAmerica, assume responsibility for operating, under GoAmerica’s supervision, the call centers in Riverbank, California and Memphis, Tennessee currently operated by Verizon’s TRS division), it has the technological capability and assets that will enable it to continue to operate the Verizon TRS division’s business and to provide the services currently provided by Verizon’s TRS division. GoAmerica also believes that the combination of its existing network assets and those of Stellar Nordia will enable it to meet the capacity demands and security standards for the services it will be providing as a result of the acquisition of Verizon’s TRS division. In addition, GoAmerica expects to realize material cost savings as compared to Verizon as a result of its subcontracting arrangements with Stellar Nordia.

        Intellectual Property

        As a result of the transaction with Verizon, GoAmerica is acquiring rights to the various brands used by Verizon’s TRS division in marketing the text and video-based forms of relay services. GoAmerica believes that these brands, and the customers’ relationship to them, are an important part of the proposed acquisition of Verizon’s TRS division. GoAmerica is not acquiring material intellectual property related to any of Verizon’s technology assets used in providing telecommunications relay services.

        Regulatory Approvals

        The consummation of GoAmerica’s acquisition of Verizon’s TRS division is conditioned, among other things, on the approval of the utilities commissions and/or other authorities with jurisdiction over the assignment of the state telecommunications relay service contracts from Verizon to GoAmerica in each of California, Tennessee and the District of Columbia.

        Employees

        As of September 18, 2007, Verizon’s TRS division had 929 full-time employees. GoAmerica will offer employment to approximately 51 of Verizon’s TRS division employees upon closing of the proposed acquisition of Verizon’s TRS division. The balance of these employees will be offered employment with Stellar Nordia in its call center operations based upon agreements that Stellar Nordia will have entered into at the time of closing the acquisition of Verizon’s TRS division. None of the employees of Verizon’s TRS division are covered by a collective bargaining agreement. Verizon has advised GoAmerica that it believes that its relationship with the employees of Verizon’s TRS division is good.

Hands On’s Business

       Introduction

        Hands On is a provider of VRS and traditional on-site sign language interpreting services for the deaf, hard-of-hearing and hearing communities, which we refer to here as “community interpreter services.” Hands On is also a wholesale provider of VRS through private label arrangements to other telecommunications companies, including AT&T and Sprint Nextel. Hands On has been serving the deaf, hard-of-hearing and hearing communities since 1992.

        Hands On is headquartered in Rocklin (Sacramento area), California, and currently maintains call centers in Rocklin, Oakland, San Diego, Long Beach and Temecula, California; Vancouver, Washington; Salem/Portland, Oregon; and, through subcontractor relationships, in Orlando, Florida and San Juan, Puerto Rico. Hands On is also in the process of opening call centers in Las Vegas, Nevada; Honolulu, Hawaii; and, through a subcontractor relationship in Seattle, Washington.

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        In 1992, Ronald Obray and Denise Obray founded Hands On Sign Language Services, Inc. ("SLS"), to enhance effective communication for the deaf, hard-of-hearing and hearing communities by providing community interpreter services. In 2002, the Obrays founded Hands On to use emerging technology to provide VRS. On June 26, 2007, Hands On and SLS consummated a merger whereby SLS was merged with and into Hands On; Hands On continues to operate the community interpreter business, along with the VRS business.

        Hands On is recognized as a high quality VRS provider. Hands On and the Obrays have received a number of awards, including the Golden Hand Award & Community Service Award from the Nevada Association of the Deaf and the Community Service Award from California Parents and Educators of the Deaf and Hard-of-Hearing. Hands On also received the 2007 Andrew Saks Engineering Award, which is given biennially by Telecommunications for the Deaf and Hard-of-Hearing, Inc. Hands On received the award in recognition of its innovation and inclusiveness for users of computer-based VRS on a variety of platforms, including Microsoft Windows-based personal computers and Apple MacIntosh computers.

        Video Relay Service Business

        Hands On is a provider of VRS to the deaf and hard-of-hearing communities. Hands On provides these services in both English and Spanish languages. In 2006, 89% of Hands On’s revenue was derived from reimbursement by NECA for the provision of VRS.

        Historically, the significant majority of Hands On’s VRS revenue has been attributable to VRS provided to end users. The balance is attributable to the provision by Hands On of wholesale VRS to other telecommunications companies, such as AT&T and Sprint Nextel, through private label arrangements with those companies. When Hands On operates as such, the NECA reimbursement is allocated between Hands On and the subcontracting telecommunications company pursuant to negotiated terms.

        Community Interpreter Services

        Hands On is also a provider of community interpreter services. Typically, Hands On’s customers contact the company to schedule an interpreter and then Hands On will assign a qualified interpreter to meet the customer’s needs. Hands On currently concentrates its services in the Northern California region, but can provide nationwide, 24-hours-a-day, sign language interpreting services through its network of interpreters. Approximately 11% of Hands On’s revenue in 2006 was derived from its community interpreter services.

        Hands On is currently expanding its community interpreter services nationwide. Hands On recently completed its first acquisition of a smaller regional interpreting company that Hands On planned to use as a basis for testing an acquisition integration strategy.

        VRS Market Growth

        Hands On’s largest revenue stream comes from VRS, a fast-growing telecommunications solution which is supplementing and, to a large extent, supplanting, traditional telerelay services and IP relay solutions. Since its introduction late in 2002, Hands On’s VRS billed revenues have grown to in excess of $2,000,000 monthly. NECA forecasts 2007 VRS traffic to increase more than 30% over 2006. Hands On is pursuing growth in this core business, through a combination of marketing programs targeted at expanding the Hands On brand, the provision of video hardware solutions to yet untapped markets, and continued growth of the wholesale private label VRS provided to third party telecommunications companies.

        Sales and Marketing

        Hands On educates consumers about its VRS and community interpreter services through its marketing and sales staff, who are responsible for educating deaf and hard-of-hearing consumers, private businesses and government agencies about the various Hands On offerings. Hands On utilizes a variety of marketing and sales approaches, consisting of Internet-based forms of advertising, trade show attendance, event sponsorship and print advertising in deaf specific periodicals.

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        Hands On Technology

        Hands On’s proprietary PC software, VideoSign, and its Apple MacIntosh application, along with planned upgrades in network infrastructure, are expected to enable Hands On to improve the quality of the service it provides to the deaf and hard-of-hearing community. With the advancements in wireless networks to process live video conferencing on handhelds and laptops, the Hands On management believes that the VRS market is likely to significantly increase much in the same way that mobile telephone traffic has increased in relationship to the wireline telephone traffic for hearing consumers. With Hands On’s proprietary software, the Hands On management believes that it is uniquely positioned in the market to take advantage of this growth opportunity.

        Hands On Call Centers

        Hands On currently maintains call centers in Rocklin, Oakland, San Diego, Long Beach and Temecula, California; Vancouver, Washington; Salem/Portland, Oregon; and through subcontractor relationships, in Seattle, Washington; Orlando, Florida; and San Juan, Puerto Rico. Hands On is also in the process of opening call centers in Las Vegas, Nevada; and Honolulu, Hawaii. Hands On strategically uses a network of smaller call centers throughout the United States to increase market awareness of Hands On’s services in numerous deaf and hard-of-hearing communities and to enable a local Hands On presence to attract quality personnel in such markets.

        Hands On Products

        Hands On currently provides customers the following products related to the VRS business and community interpreter services business:

VRS Core Services	Description
Dlink Video Phone (new)	Hands On deploys and installs new video phones
Video Phone (converts)	The addition of Hands On VRS to a competitor’s video phones
VideoSign 2.5 (PC)	PC application to initiate and receive point to point ("P2P") and VRS calls
Hands OnWidget	Dashboard widget (mini-application) for Apple MacIntosh OS X (Tiger only) to initiate VRS calls
Hands OnIM	A simple way to initiate VRS calls via iChat (Mac) or AIM 5.5 or better (PC)
Spanish Language to ASL	The ability to interpret between ASL and spoken Spanish
Business VRS Web Button	Web button to initiate a VRS call from an ASL user to a business
VRS Ancillary Services
Voice to Video (V2V)	Ability to receive calls from a hearing person to VRS user
Video Mail	Ability to record an ASL video message
VPChat	Allows customers to text-chat with the video interpreter over a video phone session
Community Interpreting
On-Site ASL Interpreting	Providing on-site live ASL interpreters

        Competition

        Sorenson is currently the largest provider of VRS, with a market share estimated by Hands On to be approximately 70-85% of the market. Sorenson utilizes a proprietary videophone, similar to commercially available equipment, which it licenses free of charge to new customers as a marketing inducement. The Sorenson videophone had been programmed to prevent the customer from accessing any other provider of VRS. Under pressure from the FCC, Sorenson has announced that it would "unblock" its video relay equipment, thus opening its installed base to competitors such as Hands On. Hands On expects to attract a portion of this installed base.

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        Employees and Other Service Providers

        As of September 30, 2007, Hands On employed 145 full-time-equivalent employees. None of these employees is covered by a collective bargaining agreement and Hands On believes that its employee relations are good. In addition, Hands On engages approximately 330 sign language interpreters, historically on a contract basis.

        Board of Directors and Management

        The current members of the Hands On board of directors are Jack Clark, Steve Eskenazi, Bill McDonagh, Edmond Routhier, and Ronald Obray. The current officers of Hands On are Ronald Obray (Chief Executive Officer), Edmond Routhier (President) and Bill McDonagh (Secretary). For biographical summaries for Steve Eskenazi, Bill McDonagh, and Edmond Routhier see "Proposal 2(a): Approval of the Acquisition of Hands On by Merger and the Issuance of up to 6,700,000 Shares of Common Stock as Part of the Merger Consideration Issuable to the Stockholders of Hands On — Board of Directors."

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REASONS FOR AND BENEFITS OF THE COMBINED TRANSACTIONS

        GoAmerica’s board of directors believes that a combined GoAmerica/Verizon’s TRS division/Hands On company makes strategic sense for the following principal reasons:

•	Verizon’s TRS division is the number one provider of IP relay services in the United States on the basis of minutes of use. Hands On is the second largest provider of VRS in the United States on the basis of minutes of use. While GoAmerica already provides text relay and VRS, the acquisition of Verizon’s TRS division and the Hands On merger will enable GoAmerica to achieve scale in IP relay and VRS in a quicker-to-market and more cost effective manner than would be the case if GoAmerica were to grow these businesses, particularly the VRS business, organically.
•	The deaf and hard-of-hearing community has historically been willing to embrace technology that can improve the quality of life of the members of that community.
•	The deaf and hard-of-hearing community continues to be an underserved market that has a need for customized telecommunications services.
•	Telerelay services are mandated by the federal government and protected by the ADA. GoAmerica and Hands On are reimbursed monthly for their IP relay and VRS services from the federal TRS fund, and Verizon’s TRS division is reimbursed monthly from the federal TRS fund (for IP relay and VRS services and for state-to-state traditional telerelay service provided in California, Tennessee and the District of Columbia), and from similar state funds in California, Tennessee and the District of Columbia (for in-state traditional telerelay service). With regard to the VRS rate of reimbursement, the FCC is considering a new per-minute rate formula that, if adopted, will be in effect for three years, as opposed to annual ratemaking that has occurred historically. If adopted, this would provide more certainty to management in preparing budgets and operating the combined company going forward, although we cannot be certain that the new rate formula will be adopted or, if adopted, which per-minute rates will apply.
•	Unlike other businesses, the provision of telerelay services is uncorrelated with the economic cycle. The deaf and hard-of-hearing community forms a stable and consistent source of demand for our services. Organic growth is achievable in this business even in difficult economic circumstances, given the government’s support of the services which each of GoAmerica, Verizon’s TRS division, and Hands On are dedicated to provide.

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RISKS OF THE COMBINED TRANSACTIONS

        GoAmerica’s board of directors believes that the following are the principal risks related to the combined GoAmerica/Verizon’s TRS division/Hands On company:

•	GoAmerica’s revenues will depend, in significant part, on the VRS reimbursement rate. If the U.S. government materially reduces that rate in the future, the combined company’s revenues could be materially adversely affected.
•	The success of the VRS business depends on the availability of highly specialized interpreters. To the extent the combined company is not able to attract and retain these interpreters, its ability to provide VRS could be adversely affected.
•	If the growth of the VRS market is less than what management anticipates, the financial results of the combined company could be adversely affected.
•	Management of the combined company will be required to integrate three companies and their respective corporate cultures. The infrastructure established at each of GoAmerica, Verizon’s TRS division, and Hands On may not support a significantly larger combined entity.

        In evaluating the risks described above, GoAmerica’s board considered the following mitigating factors:

•	If a three year VRS reimbursement rate structure is adopted, the effects of possible decreases in the VRS rate on the combined company’s business will be mitigated. However, we cannot assure you that such three year structure will be adopted or, if adopted, what the per-minute rate(s) will be.
•	GoAmerica has joined with various other VRS providers to seek to focus FCC attention on certain non-competitive practices in the industry that may limit the combined company’s ability to hire interpreters. However, GoAmerica has not had substantive conversations with regulators on this topic as of the date of this proxy statement.
•	GoAmerica anticipates significant growth in the VRS market; however, even if that market proves to be more saturated than anticipated, the combined company’s anticipated future growth is not wholly dependent on capturing new VRS users. The combined company could also look to its competitors for customers. GoAmerica believes that the quality of the combined company’s services will enable it to compete favorably.
•	Integration concerns as to performance of the business are mitigated by the fact that Stellar Nordia has agreed to provide transition services in connection with the acquisition of Verizon’s TRS division and, with respect to VRS, by Hands On’s expertise in providing these services.

        After weighing the benefits and risks described above, GoAmerica’s board of directors determined that the benefits outweigh the risks.

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BACKGROUND TO THE PROPOSALS RELATING TO THE TRS ACQUISITION

        On July 19, 2006, GoAmerica’s Chief Executive Officer, Daniel R. Luis, received an email message from an industry colleague indicating that Verizon was in the process of distributing an offering memorandum for the sale of its TRS division. Management viewed this news as a possible growth opportunity for GoAmerica, and on July 24, 2006, GoAmerica entered into a confidentiality agreement with Verizon.

        GoAmerica’s management received Verizon’s confidential offering memorandum on July 25, 2006. At a board of directors meeting held on July 28, 2006, GoAmerica’s board discussed whether it should pursue a possible transaction with Verizon. The board authorized management to explore this opportunity further.

        On July 30, 2006, acting pursuant to a pre-existing non-disclosure agreement with RBC Daniels, L.P., GoAmerica’s management discussed with RBC Daniels, L.P. a possible engagement with RBC Daniels, L.P. representing GoAmerica in its exploration of a purchase of Verizon’s TRS division.

        In August 2006, GoAmerica formed a “transaction team” consisting primarily of its Chairman of the Board (Aaron Dobrinsky), Chief Executive Officer (Daniel R. Luis), Chief Financial Officer (Donald G. Barnhart) and investment banker (RBC Daniels, L.P.).

        On August 2, 2006, based on the confidential offering memorandum furnished by Verizon, GoAmerica submitted a preliminary, non-binding indication of interest at a bid value of $45 million.

        In early August 2006, Verizon informed GoAmerica that GoAmerica would be included in the second round of the process, along with several other bidders, and would be provided with more diligence information concerning Verizon’s TRS division. Verizon indicated that it was preparing a “data room” for diligence, which could take some time.

        On September 5, 2006, Verizon informed GoAmerica that “management meetings” with Verizon’s TRS division leaders would be held in Arizona on September 27, 2006. GoAmerica was still waiting to receive additional diligence information. GoAmerica’s board of directors was informed of the current status of the process by an e-mail message from GoAmerica’s Chief Executive Officer on September 8, 2006.

        On September 15, 2006, Verizon informed GoAmerica that the “management meetings” were postponed until October 25, 2006. Also on September 15, 2006, GoAmerica entered into an engagement agreement with RBC Daniels, L.P. pursuant to which RBC Daniels, L.P. agreed to advise GoAmerica on the transaction with Verizon and assist with arranging potential financing sources.

        On October 8, 2006, GoAmerica’s Chief Executive Officer, Daniel Luis, sent an e-mail to the board of directors updating them on the process to date.

        On October 17, 2006, GoAmerica received a call from Verizon indicating that the transaction team at Verizon had changed and that new individuals would be running the process from that point forward.

        On October 25, 2006, the GoAmerica transaction team, and Sue Decker, a GoAmerica director, met with Verizon management in Arizona. Verizon provided a “management presentation,” but no additional diligence was provided.

        At a board of directors meeting on November 7, 2006, GoAmerica’s board of directors was briefed on the Arizona meetings and informed that further diligence information would be forthcoming. In early November 2006, Verizon made preliminary diligence information available via its “Intralinks” online data room.

        In mid-November 2006, GoAmerica’s management met with representatives of Stellar Nordia to discuss the alternatives of GoAmerica and Stellar Nordia bidding jointly for Verizon’s TRS division or GoAmerica bidding, with the expectation that Stellar Nordia would provide managed services for call center support to GoAmerica.

        On November 30, 2006, Verizon provided a working draft of the TRS asset purchase agreement to GoAmerica. Verizon requested that GoAmerica (and the other bidders) submit a preliminary mark-up to the agreement along with an updated bid by December 30, 2006.

        GoAmerica’s board of directors was kept apprised of the current status of the transaction by an e-mail message from GoAmerica’s Chief Executive Officer on December 18, 2006.

        On December 22, 2006, Stellar Nordia provided GoAmerica with preliminary pricing for a managed services agreement. At a December 27, 2006 board meeting, GoAmerica’s board of directors discussed whether the Company should continue in the bidding process and if so, the value that should be offered on a non-binding basis. Management

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presented various financial scenarios to the board, based on preliminary diligence and the cost data provided by Stellar Nordia. GoAmerica’s board determined to continue the process and authorized a non-binding bid of $51 million, not including working capital; and $55 million with the inclusion of $4 million in working capital.

        From December 2006 through February 2007, RBC Daniels, L.P. and the GoAmerica deal team spoke with various potential financing sources for the transaction.

        On January 5, 2007, Verizon informed GoAmerica that it had not selected a final party but intended to do so “soon.”

        On February 4, 2007, Verizon informed GoAmerica that its bid was “not competitive” relative to one of the other bids that had been received.

        At a board of directors meeting held on February 12, 2007, GoAmerica’s board discussed various financial projections, potential funding sources, and bid value. At the conclusion of that meeting, the board authorized a non-binding bid of $58 million, plus $4 million in working capital.

        On February 13, 2007, GoAmerica submitted such bid to Verizon, subject to final confirmatory diligence, financing and other factors, and Verizon informed GoAmerica that Verizon intended to work with GoAmerica towards finalizing a transaction.

        On February 20, 2007, GoAmerica’s board of directors convened to evaluate various funding parties and proposals. After several presentations and discussion with RBC Daniels, L.P., the board selected Clearlake Capital Partners (then a separate fund in the process of being formed by Reservoir Capital Partners) as the lead equity source for the acquisition of Verizon’s TRS division.

        In February 2007, GoAmerica signed a non-binding financing commitment letter with Clearlake. On February 22, 2007, representatives of GoAmerica’s management team, Verizon, Clearlake and Lowenstein Sandler PC (outside counsel to GoAmerica) met at Verizon’s Basking Ridge, New Jersey facility to discuss transaction structure, certain terms of the TRS asset purchase agreement, and the final process, including additional diligence required by GoAmerica and Clearlake.

        On March 1, 2007, representatives of GoAmerica’s management team, Chadbourne & Parke LLP (regulatory and special transaction counsel to GoAmerica), RBC Daniels, L.P., and Clearlake met with representatives of Verizon in Ashburn, Virginia, to discuss diligence matters.

        On March 19, 2007, representatives of GoAmerica’s management team and Clearlake met with Stellar Nordia’s management team in Dallas, Texas, to discuss final confirmatory diligence steps and the terms of a long-term managed services agreement.

        GoAmerica’s board of directors held a meeting on March 27, 2007, at which the board was updated on the status of the process, including management’s confirmatory diligence findings.

        On April 12, 2007, GoAmerica management, representatives of Chadbourne & Parke LLP, RBC Daniels, L.P., and Clearlake met with representatives of Verizon management in New York to review the TRS asset purchase agreement and discuss confirmatory diligence and timing.

        At a board of directors meeting held on May 1, 2007, GoAmerica’s board discussed an updated bid strategy and valuation. The board authorized management to proceed with an updated bid, based on the results of its due diligence investigation. On the same date, GoAmerica provided Verizon with an updated bid, which consisted of two possible approaches: (1) an “earn out” feature related to AOL Instant Messaging or (2) a lower one-time purchase price.

        In May 2007, GoAmerica, Verizon and their counsel continued to negotiate the final purchase price and the terms of the TRS asset purchase agreement. On May 16, 2007, Verizon accepted GoAmerica’s final proposal of $50 million, combined with an $8 million earn-out feature, subject to completion of necessary documentation and evidence of financing. It was agreed that the assets of Verizon’s TRS division that would be transferred to GoAmerica would include $6 million of working capital.

        In May and June 2007, GoAmerica continued to negotiate debt and equity terms and transaction documents with Clearlake, the terms of the TRS asset purchase agreement with Verizon, and the terms of the managed services agreement with Stellar Nordia.

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        On July 5, 2007, GoAmerica’s board was provided with an update on the Verizon transaction and related financing matters. On July 17, 2007, the first of three GoAmerica board meetings was held to begin review of the close to final documents related to the TRS asset purchase agreement with Verizon and the financing with Clearlake. The second such board meeting was held on July 23, 2007, and the third board meeting was held on July 31, 2007, at which the board received presentations of Joel Johnson of Orchard Partners and Keith Kushin of Duff & Phelps with respect to the fairness of the acquisition of Verizon’s TRS division and related transactions and the board reviewed the last of any changes to the various documents and authorized management to execute them. All actions taken by the board through this period were approved by unanimous vote of the GoAmerica board.

        On August 1, 2007, the board received the fairness opinions of Orchard Partners and Duff & Phelps and the various transaction and financing documents were signed on the evening of August 1, 2007. A public announcement was made on August 2, 2007. Certain modifications were made to the financing documents when the GoAmerica board approved the Hands On merger. The background of such deliberations is presented below under the caption “Background to the Proposals Relating to the Hands On Merger.”

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REASONS FOR AND BENEFITS OF THE ACQUISITION OF VERIZON’S TRS
DIVISION AND THE RELATED FINANCING PROPOSALS

        GoAmerica’s board of directors believes that the acquisition of Verizon’s TRS division will enhance its ability to provide IP relay and video relay services to the deaf, hard-of-hearing and speech-disabled markets. In approving the acquisition of Verizon’s TRS division and the TRS asset purchase agreement setting forth the terms of the TRS acquisition, the financing set forth in the second stock purchase agreement and the debt commitment letters from Clearlake, and the TRS amended and restated certificate of incorporation, the GoAmerica board considered the following factors:

•	Verizon currently is the largest provider of IP relay services in the United States. GoAmerica’s focus is on serving the deaf, hard-of-hearing and speech-disabled community. Although GoAmerica currently provides IP relay services, we believe that the acquisition of Verizon’s TRS division will enable us to broaden the scope of these services in a quicker-to-market and more cost effective manner than if we were to grow the business organically.
•	Verizon’s TRS division that GoAmerica is acquiring from Verizon is closely related to our existing business. We are certified by the Federal Communications Commission as a provider of IP relay and video relay services and are experienced in providing interstate relay services under our i711.com name. Our board views the acquisition of Verizon’s TRS division as a strategic complement to our existing business. In addition, we hope to grow our business by offering additional services, such as VRS, to the new customers we expect to gain as a result of the acquisition of Verizon’s TRS division.
•	Pursuant to a managed services agreement that we entered into concurrently with the execution of the TRS asset purchase agreement, Stellar Nordia Services LLC, as a subcontractor to GoAmerica, will assume facilities, employee and operational responsibilities for the two primary call centers associated with Verizon’s TRS division in Riverbank, California and Memphis, Tennessee. Stellar Nordia has been serving as a call center contractor for GoAmerica’s text relay services since 2005. Our board believes that our existing relationship with Stellar Nordia was important to Verizon’s decision to select us as the winning bidder to purchase Verizon’s TRS division. In addition to the GoAmerica-Stellar Nordia relationship, our board considered Stellar Nordia’s capabilities and experience in structuring our agreement with Verizon.
•	GoAmerica was selected by Verizon in a competitive bidding process as the buyer of Verizon’s TRS division. We believe that at least two of the other bidders were better-financed companies than GoAmerica. Our board believes that if one of these other bidders had been selected as the buyer of Verizon’s TRS division, it would have strengthened one of our competitors while diminishing our own competitive position. Our board believes that the acquisition of Verizon’s TRS division, which will increase our customer base and expand the services we provide, will strengthen our competitive position.
•	As a result of the acquisition of Verizon’s TRS division, our board believes that GoAmerica will be better positioned to expand its services and explore possible acquisitions to further grow GoAmerica. In addition, our board believes that the acquisition of Verizon’s TRS division will position GoAmerica to operate profitably and will enhance our overall company profile.
•	In Clearlake, our board believes that GoAmerica has found a source of capital that is committed to the aspects of the telecommunications market in which GoAmerica is focused. GoAmerica believes that Clearlake is highly motivated to participate in GoAmerica’s growth. Our board believes that Clearlake’s willingness to serve as the sole source of capital for the acquisition of Verizon’s TRS division (as well as the sole source of capital for the Hands On merger) represents a significant advantage to GoAmerica, since GoAmerica will not be required to negotiate debt financing from various third parties in advance of the acquisitions.
•	GoAmerica, with the assistance of RBC Daniels, L.P., compared the financing made available by Clearlake, as primarily reflected in the second stock purchase agreement as well as in the debt financing described below under the caption “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS Division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS division — Sources of Financing” with financing proposed by certain other firms. Our board concluded that the terms offered by Clearlake were superior to the terms offered by others and would enable GoAmerica to meet its financing objectives.

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•	Our board considered the fairness opinions that it received from Duff & Phelps and Orchard Partners. See “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS Division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS division — Opinions of Financial Advisors.”

In approving the TRS acquisition and related matters, the GoAmerica board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision-making process. Individual directors may have given one or more factors more weight than other factors.

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RISK FACTORS RELATED TO THE TRS ACQUISITION AND
THE RELATED FINANCING PROPOSALS

        In addition to the benefits it believes will be derived from the acquisition of Verizon’s TRS division, GoAmerica’s board of directors, in approving the acquisition of Verizon’s TRS division and the related transactions, considered the following risks associated with purchasing Verizon’s TRS division and consummating the related debt and equity financings:

•	As providers of telerelay services, GoAmerica and Verizon’s TRS division are reimbursed monthly from the federal TRS fund for each IP relay and VRS conversation minute. The current IP relay rate is $1.293 per minute, while the rate for funding year 2004-2005 was $1.349. The increased revenues and other benefits GoAmerica’s board anticipates from Verizon’s TRS division, which are described above under “Reasons for and Benefits of the Acquisition of Verizon’s TRS Division and the Related Financing Proposals,” may not be achieved if the NECA rate significantly decreases in the future.
•	Verizon is the largest provider of IP text relay services in the United States. Although GoAmerica believes that its technological expertise and experience, along with the arrangements it has made with Stellar Nordia for support of Verizon’s TRS division business, will enable it to successfully operate Verizon’s TRS division after the acquisition, managing such a large operation will present new challenges to GoAmerica’s management. The difficulties associated with combining GoAmerica and Verizon’s TRS division include challenges resulting from:
•	integrating personnel with diverse business backgrounds;
•	combining different corporate cultures;
•	retaining key employees;
•	creating uniform standards, controls, procedures, policies and information systems; and
•	integrating sales and business development operations.
•	In order to realize the benefits of the acquisition of Verizon’s TRS division, GoAmerica will need to integrate Verizon’s TRS division into GoAmerica’s existing business, and assimilate into its corporate culture the approximately 50 employees GoAmerica intends to hire from Verizon. GoAmerica will be relying on a managed services agreement it has executed with Stellar Nordia to assist it in this transition. Under this agreement, Stellar Nordia will act as GoAmerica’s subcontractor, and will assume facilities, employees, and operational responsibilities at the two primary call centers associated with Verizon’s TRS division business. Although GoAmerica has a good relationship with Stellar Nordia and is confident in its capabilities, if Stellar Nordia is unable to satisfactorily fulfill its obligations under the managed services agreement, GoAmerica will be required to provide these services, which would place increased demands on our resources.
•	To the extent customers become confused about branding or continuity of service as a result of the TRS acquisition, we could lose business to a competitor which enters or expands its own competing business.
•	As described under “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS Division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS division — Sources of Financing,” we plan to finance the acquisition of Verizon’s TRS division through $33.5 million of committed equity financing and $30 million of committed senior secured debt financing, funded in each case by Clearlake and by other investors participating in the debt and/or equity financings. The recent sub-prime mortgage financial crisis has resulted in increased volatility in the capital markets. Although GoAmerica believes that Clearlake has continued to spend large amounts of time and energy on our business and the proposed transactions described in this proxy statement, GoAmerica cannot predict the effect of such volatility, if it continues or increases, will have on its stock price in general, on its ability to close the debt and equity financings with Clearlake or others and on its ability to repay or refinance the indebtedness it is incurring in connection with the acquisition of Verizon’s TRS division.
•	The issuance of GoAmerica’s Series A Preferred Stock to Clearlake and any other investors under the first and second stock purchase agreements will affect the holders of GoAmerica’s common stock. Because the Series A Preferred Stock is convertible into common stock, the holders of GoAmerica’s common stock will experience dilution. In addition, the holder of the Series A Preferred Stock will receive cumulative dividends, whereas GoAmerica will not be obligated to pay, and does not expect to pay, any dividends to the holders of common

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stock. To the extent that such dividends are not paid in cash to the holder of Series A Preferred Stock, further dilution may occur upon the conversion of the accrued and unpaid dividends into shares of common stock. In order to accommodate the right of the Series A Preferred Stock to elect up to three directors (or, if the Hands On acquisition closes, two directors), the TRS amended and restated certificate of incorporation that will be filed upon the closing of the acquisition of Verizon’s TRS division and the related financings will eliminate GoAmerica’s staggered board and provide that GoAmerica is opting out of Section 203 of the General Corporation Law of the State of Delaware. Section 203 may be regarded as an anti-takeover provision; it generally prohibits a Delaware corporation subject to the provisions of Section 203 from engaging in a “business combination” with an “interested stockholder” (generally someone who acquires more than 15% of a Delaware corporation’s common stock) for three years following the time that person or entity becomes an interested stockholder without prior board approval, subject to certain exceptions. Removal of these provisions is also contemplated based on the fact that a fund managed by Clearlake will hold approximately 76.6% of the voting power of GoAmerica immediately after closing the TRS acquisition (assuming that the Hands On merger does not close simultaneously therewith, assuming the TRS closing occurs on December 15, 2007, assuming that no other investors participate in the purchase of Series A Preferred Stock and assuming that GoAmerica does not pay any cash dividends on its outstanding Series A Preferred Stock prior to that date).
•	The issuance of shares of Series A Preferred Stock to Clearlake upon the consummation of the acquisition of Verizon’s TRS division will result in a change in control of GoAmerica. If the TRS acquisition is consummated on December 15, 2007, the Hands On merger is not consummated, Clearlake purchases all 6,479,691 shares of Series A Preferred Stock issued at the closing of the acquisition of the TRS division and GoAmerica does not pay any cash dividends on its outstanding Series A Preferred Stock prior to December 15, 2007, Clearlake will own approximately 76.6% of the outstanding voting power of GoAmerica and, as a result, will be in a position to control substantially all significant corporate transactions that GoAmerica may consider.
•	GoAmerica has incurred, and will continue to incur, considerable expense in pursuing the acquisition of Verizon’s TRS division, including professional fees and disbursements of its attorneys and accountants, fees paid to the firms which have provided fairness opinions and fees and disbursements of Clearlake’s counsel. GoAmerica has also paid $1.0 million to Verizon as a down payment pursuant to the TRS asset purchase agreement. In the event that GoAmerica does not consummate the TRS acquisition and therefore does not obtain the debt and equity financing that is scheduled to occur concurrently with the closing of the TRS acquisition, the financial obligations incurred by GoAmerica will represent a significant liquidity burden for GoAmerica.

        After reviewing the benefits and risks of the TRS acquisition with its legal and financial advisors, GoAmerica’s board of directors concluded that the benefits outweigh the risks and that the acquisition of Verizon’s TRS division is in the best interests of GoAmerica and its stockholders.

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PROPOSAL 1(a): APPROVAL OF THE ACQUISITION OF
VERIZON’S TRS DIVISION AND THE ISSUANCE OF
6,479,691 SHARES OF SERIES A PREFERRED STOCK TO FUND A
PORTION OF THE ACQUISITION OF VERIZON’S TRS DIVISION

        Proposal 1(a): We propose to acquire Verizon’s TRS division financed, in part, by the issuance of 6,479,691 shares of GoAmerica’s Series A Preferred Stock to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica.

The Acquisition of Verizon’s TRS division

        GoAmerica Relay Services Corp. (formerly Acquisition 1 Corp.), a wholly owned subsidiary of GoAmerica, executed an asset purchase agreement, dated as of August 1, 2007, with Verizon. Under the terms of that agreement, we (through our subsidiary) have agreed to purchase certain of the assets used by Verizon in providing traditional telerelay services, IP relay services and/or VRS and Verizon has agreed not to compete with us in the provision of such services in the United States for two years from the date of closing. The assets being transferred or licensed include certain intellectual property that is used in Verizon’s TRS division business, all data related to end user customers, certain equipment used by Verizon’s TRS division, promotional and advertising materials, the leases to two call centers, $6 million in working capital and contracts to provide in-state relay services in California, Tennessee and Washington, D.C. GoAmerica is guaranteeing the performance of GoAmerica Relay Services Corp. under the TRS asset purchase agreement. A copy of the TRS asset purchase agreement is attached to this proxy statement as Annex A.

        We have agreed to pay $50 million for the assets associated with Verizon’s TRS division, with a potential earn-out of up to an additional $8 million. The purchase price is structured to include a $1 million deposit, which was paid at signing, with approximately $49 million payable upon closing, to be funded through the sale of Series A Preferred Stock pursuant to the second stock purchase agreement and the issuance of senior secured debt (see “— Sources of Financing”). Closing will occur only after stockholder approval of the TRS acquisition and the TRS amended and restated certificate of incorporation, and regulatory approvals described below, have been obtained.

        The earn-out will be calculated based on the number of IP relay conversation minutes originated during the first full six months after closing from customers using AOL Instant Messenger (“AIM”) service. Verizon will be entitled to additional consideration based upon the percentage of targeted AIM minutes that are originated, with 12,207,834 being the target. The percentages and amount of earn-out are as follows: 75-79% ($1 million); 80-84% ($2 million); 85-89% ($5 million); 90-94% ($7 million); 95-100% ($8 million).

        Pursuant to the TRS asset purchase agreement, the purchase price will be adjusted to the extent that Verizon’s TRS division’s balance sheet reflects more or less than $6 million of net working capital (as defined in the TRS asset purchase agreement) on the date it is acquired by GoAmerica. If the TRS division’s actual net working capital is greater than $6 million on the closing date, then the purchase price will be adjusted upward by such additional amount; if the TRS division’s actual net working capital is less than $6 million on the closing date, then the purchase price will be adjusted downward by the difference. Either amount will be payable by GoAmerica or Verizon, as the case may be, within ten business days after the final determination of Verizon’s TRS division’s closing date net working capital.

        The TRS asset purchase agreement provides for certain additional business conduct agreements to be executed between Verizon and GoAmerica. Under a facilities use agreement, which will be signed at the closing of the TRS asset purchase agreement, GoAmerica will have a license to locate approximately 50 employees in 17 Verizon business offices for a period of three months after the closing. This agreement is designed to facilitate the transition of the relay business from Verizon to GoAmerica. Under a transition services agreement, also to be signed at the closing, Verizon will be required to provide certain telecommunications network, call center, finance and accounting, human resources and related support services to GoAmerica for a period of at least nine months after closing (with GoAmerica having the right to extend that term for an additional three months at increased compensation rates) for the purposes of facilitating the transition of the relay business from Verizon to GoAmerica. Thereafter, to the extent GoAmerica desires network or other services from Verizon, we must seek to negotiate extended or new terms for provision of such services, and Verizon is under no obligation to agree to any such terms. Under an intellectual property license agreement, GoAmerica will receive a royalty-free, irrevocable (except upon breach by GoAmerica), non-exclusive, and non-transferable (except in the case of the resale of Verizon’s TRS division business) license to use certain Verizon software and other proprietary intellectual property (and certain related third-party software and other intellectual property) used by Verizon in conducting Verizon’s TRS division business in the United States as of the closing, and to make modifications, improvements, and derivative works of the licensed Verizon software, to continue to conduct Verizon’s TRS division business in the United States.

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Agreement with Stellar Nordia

        GoAmerica Relay Services Corp. also entered into a managed services agreement, dated August 1, 2007, with Stellar Nordia Services LLC (“Stellar Nordia”). Under that agreement, Stellar Nordia will assume facilities, employee and operational responsibilities for the two primary call centers associated with Verizon’s TRS division business.

        Stellar Nordia is a part of the Stellar group, with five years’ experience in the field of telerelay services for people who are deaf, hard-of-hearing or speech impaired. Stellar Nordia is an outsourcing provider, with over 6,000 employees across 19 contact center sites in Australia, UK, USA, Canada and the Philippines. Stellar Nordia serves a range of clients in the telecommunications, utilities, transport, finance, government and manufacturing industries. Stellar Nordia has been serving as the call center contractor for GoAmerica’s text relay services since 2005.

        The Stellar Nordia managed services agreement provides that after we acquire Verizon’s TRS division, Stellar Nordia will provide inbound call relay services to GoAmerica, utilizing Stellar Nordia’s proprietary platform and software for the newly acquired traffic from Verizon and for the existing GoAmerica text traffic. In addition, pursuant to a related agreement, Stellar Nordia will, as subcontractor to GoAmerica, assume and operate under GoAmerica’s supervision, the call centers being acquired under the asset purchase agreement for Verizon’s TRS division as well as the current, pre-acquisition traffic of GoAmerica. GoAmerica expects to realize material cost savings as compared to Verizon from utilizing the Stellar Nordia arrangement described in this paragraph.

        The managed services agreement also provides that Stellar Nordia will undertake capital expenditures and hiring in preparation for the TRS acquisition, such that Stellar Nordia will be in a position to service existing TRS division traffic upon consummation of the closing. The managed services agreement obligates us to pay certain fees to Stellar Nordia if we elect to terminate the managed services agreement early.

        The managed services agreement will replace GoAmerica’s existing agreement with Stellar Nordia upon the closing of the acquisition of Verizon’s TRS division. Under the new agreement, provided that one or more of the state contracts are in effect, GoAmerica has agreed to provide Stellar Nordia with rolling forecasts of its IP relay traffic demand forecasts, and has agreed to certain minimum call traffic commitments with financial penalties for failure to achieve either the traffic forecasts or the call traffic commitments as to such state contracts. GoAmerica has agreed to pay Stellar Nordia monthly and Stellar Nordia has agreed to bill GoAmerica in U.S. dollars, except that IP relay traffic handled by Stellar Nordia in Canada will be billed in Canadian dollars, the exchange rate for which has been fixed within an exchange rate band. In addition, provided that one or more of the state contracts are in effect at the time of closing of the acquisition, GoAmerica has agreed to pay Stellar Nordia, over sixteen quarters, a transition fee equal to the lesser of an established fee or, in the event of loss of the state TRS service, 50% of any actual, direct and documented loss by Stellar Nordia.

Regulatory Approvals Applicable to the Acquisition of Verizon’s TRS Division

        The TRS asset purchase agreement provides that the parties must obtain regulatory approvals from the states of California and Tennessee and the District of Columbia as a condition to closing. In California, Verizon is required to obtain California Public Utilities Commission, or CPUC, approval to transfer the assets identified in the TRS asset purchase agreement to GoAmerica, and it will separately need the consent of the CPUC and the California Department of General Services to assign a state relay services contract from Verizon to GoAmerica. In Tennessee, Verizon and GoAmerica must jointly obtain the approval of the Tennessee Regulatory Authority and the State of Tennessee for the transfer of the assets and of a similar state relay services contract, and GoAmerica must also obtain a certificate of public convenience and necessity in order to perform the state relay contract. In the District of Columbia, Verizon must obtain approval from the District of Columbia Public Service Commission for the transfer of a D.C. relay services contract to GoAmerica.

Conditions of Closing

        GoAmerica’s obligations to close the acquisition of Verizon’s TRS division are subject to the satisfaction or waiver of each of the following conditions:

•	Verizon’s representations and warranties contained in the TRS asset purchase agreement shall be true in all material respects (or, with respect to representations and warranties that are qualified as to materiality, true in all

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respects) and Verizon shall have performed in all material respects the agreements and covenants required to be performed by it prior to the closing;
•	There shall be no legal proceedings pending or threatened that seek to prevent the closing of or challenge the validity of the transactions described in the TRS asset purchase agreement;
•	All governmental and third-party consents required by the TRS asset purchase agreement shall have been obtained;
•	Verizon shall have provided GoAmerica with the carve-out financial statements and other information required to be included in any Current Report on Form 8-K that GoAmerica will be required to file with the SEC prior to the closing;
•	GoAmerica’s stockholders shall have approved the acquisition of Verizon’s TRS division, the TRS amended and restated certificate of incorporation, and the issuance of 6,479,691 shares of Series A Preferred Stock pursuant to the second stock purchase agreement; and
•	No material adverse effect (as defined in the TRS asset purchase agreement) concerning Verizon’s TRS division shall have occurred.

        Verizon’s obligations to close GoAmerica’s acquisition of Verizon’s TRS division are subject to the satisfaction or waiver of each of the following conditions:

•	GoAmerica’s representations and warranties contained in the TRS asset purchase agreement shall be true in all material respects (or, with respect to representations and warranties that are qualified as to materiality, true in all respects) and GoAmerica shall have performed in all material respects the agreements and covenants required to be performed by it prior to the closing;
•	There shall be no legal proceedings pending or threatened that seek to prevent the closing of or challenge the validity of the transactions described in the TRS asset purchase agreement; and
•	All governmental and third-party consents required by the TRS asset purchase agreement shall have been obtained.

        We cannot assure you that the conditions precedent to the acquisition of Verizon’s TRS division can or will be satisfied.

Representations and Warranties

        The TRS asset purchase agreement contains customary representations and warranties relating to, among other things:

        Verizon:

•	Organization and authority to do business;
•	Due authorization, execution, delivery, performance and enforceability of the TRS asset purchase agreement and ancillary documents;
•	Good and valid title to assets;
•	Assets are sufficient for the conduct of the business;
•	Knowledge of infringement or misappropriation of intellectual property of others;
•	Knowledge of unauthorized use, unauthorized disclosure, infringement or misappropriation of any intellectual property used in the business to be transferred;
•	Material adverse effects on the business since December 31, 2006;
•	Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974;
•	Litigation;
•	Compliance with applicable laws and regulations;

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•	Consents or approvals of government entities, regulatory authorities or third parties necessary to complete the acquisition of Verizon’s TRS division;
•	Restrictive documents and regulatory orders;
•	Taxes;
•	Employees and collective bargaining;
•	Broker’s and finder’s fees; and
•	Corporate approvals.

GoAmerica:

•	Organization;
•	Due authorization, execution, delivery, performance and enforceability of the TRS asset purchase agreement and ancillary documents;
•	Litigation;
•	Consents or approvals of government entities, regulatory authorities or third parties necessary to complete the acquisition of Verizon’s TRS division;
•	Restrictive documents and regulatory orders;
•	Provision of financing;
•	Broker’s and finder’s fees; and
•	Corporate approvals.

Amendments to and Waivers under the TRS Asset Purchase Agreement

        Subject to applicable law, at any time prior to consummation of the closing of our asset purchase transaction with Verizon, we may, in writing:

•	amend the TRS asset purchase agreement, except that any such amendment must be agreed to by Verizon and must be satisfactory to Clearlake;
•	extend the time for the performance of any of Verizon’s obligations or other acts required in the TRS asset purchase agreement;
•	waive any inaccuracies in the representations and warranties made by Verizon in the TRS asset purchase agreement; and
•	waive compliance by Verizon with any of the agreements or conditions contained in the TRS asset purchase agreement, except that any waiver of the requirements that Verizon obtain certain regulatory approvals and requirements relating to the absence of any order, decree, or injunction preventing the transactions contemplated by the TRS asset purchase agreement would not be effective unless Verizon also waived such requirements.

In the event that one or more approvals with respect to the assignment of certain Verizon TRS division state contracts are not obtained, we or Verizon may refuse to consummate the TRS asset purchase agreement, we and Verizon may by mutual agreement amend the TRS asset purchase agreement to provide for alternative outcomes or we and Verizon may waive our respective rights with respect to the assignment and assumption of such contracts. We do not believe that any amendment or waiver, if given, would materially impact the benefits we may obtain from consummation of the TRS asset purchase agreement or materially adversely impact our obligations thereunder.

Termination

        The TRS asset purchase agreement provides that it will terminate automatically if the closing has not occurred by midnight on December 31, 2007 (the “termination date”), except that if one or more required governmental consents have not been obtained by December 31, 2007, GoAmerica has the option of extending the termination date to midnight on March 31, 2008, by providing written notice to Verizon on or before December 31, 2007. The TRS asset purchase agreement may also be terminated prior to the closing:

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•	By the mutual consent of GoAmerica and Verizon;
•	By GoAmerica, provided that it is not then in material breach of any of its obligations under the TRS asset purchase agreement, if Verizon (i) fails in any material respect to perform any of its covenants in the TRS asset purchase agreement when performance is due or (ii) has breached in any material respect any of its representations or warranties contained in the TRS asset purchase agreement, and does not cure such failure or breach within 15 business days after GoAmerica delivers written notice to Verizon, provided, however, that GoAmerica shall not be entitled to terminate the TRS asset purchase agreement if, prior to the expiration of such 15 business day period, Verizon delivers a certificate signed by an officer of Verizon certifying that (A) Verizon reasonably believes that such breach or failure is capable of being cured prior to the termination date and (B) Verizon shall use its reasonable best efforts to cause such breach or failure to be cured prior to the termination date; and
•	By Verizon, provided that it is not then in material breach of any of its obligations under the TRS asset purchase agreement, if GoAmerica (i) fails in any material respect to perform any of its covenants in the TRS asset purchase agreement when performance is due or (ii) has breached in any material respect any of its representations or warranties contained in the TRS asset purchase agreement, and does not cure such failure or breach within 15 business days after Verizon delivers written notice to GoAmerica, provided, however, that Verizon shall not be entitled to terminate the TRS asset purchase agreement if, prior to the expiration of such 15 business day period, GoAmerica delivers a certificate signed by an officer of GoAmerica certifying that (A) GoAmerica reasonably believes that such breach or failure is capable of being cured prior to the termination date and (B) GoAmerica shall use its reasonable best efforts to cause such breach or failure to be cured prior to the termination date.

        If the TRS asset purchase agreement is validly terminated by Verizon as a result of a material breach by GoAmerica, as described above, or by either party as a result of the failure of the closing to occur by the termination date as a result of GoAmerica’s failure to effect the closing notwithstanding the satisfaction or waiver of all the conditions precedent to the closing, then the $1.0 million deposit (together with any interest or other income that may have been earned thereon) shall be forfeited to Verizon. If the TRS asset purchase agreement is validly terminated for any other reason (as would be the case if our stockholders failed to approve the acquisition of Verizon’s TRS division), then Verizon is required to refund the $1.0 million deposit (excluding any interest or other income that may have been earned thereon) to GoAmerica.

Indemnification

        Pursuant to the TRS asset purchase agreement, Verizon has agreed to indemnify GoAmerica for losses incurred by GoAmerica in connection with:

•	the failure of any representation or warranty by Verizon to be true in any material respect (except to the extent that the representation is already qualified by materiality, in which case such indemnification shall apply to the failure of such representation to be true in any respect);
•	the breach by Verizon of any covenant in the TRS asset purchase agreement;
•	other than with respect to liabilities expressly assumed by GoAmerica under the TRS asset purchase agreement, any liabilities relating to the operation of Verizon’s TRS division prior to the closing; and
•	liabilities associated with Verizon’s employee benefit policies, plans, arrangements, practices or agreements.

        As is customary in business acquisition agreements, the indemnification provided by Verizon with respect to its representations and warranties is subject to several qualifications, including the following:

•	claims with respect to most of Verizon’s representations and warranties must be brought within six months after the closing;
•	subject to certain limited exceptions, we will not be able to assert a claim for indemnification with respect to Verizon’s representations and warranties until our losses exceed $1 million, in which case Verizon will be liable for all of our losses;
•	subject to certain limited exceptions, Verizon’s maximum exposure for such losses is $5 million;
•	Verizon will not be liable to us for any consequential, punitive or other special damages; and

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•	we will be obligated to use commercially reasonable efforts to mitigate our losses.

        Subject to each of the same limitations described above, we have agreed to indemnify Verizon for losses incurred by Verizon in connection with:

•	the failure of any representation or warranty made by us in the TRS asset purchase agreement to be true in any material respect (except to the extent that the representation is already qualified by materiality, in which case such indemnification shall apply to the failure of such representation to be true in any respect);
•	the breach by us of any covenant in the TRS asset purchase agreement; and
•	liabilities expressly assumed by us under the TRS asset purchase agreement.

Board of Directors

        In the event that the acquisition of Verizon’s TRS division is consummated prior to the consummation of the Hands On merger, then upon closing of the TRS acquisition, we anticipate that three of the current members of our board will resign and two designees of Clearlake (in addition to Mr. Eghbali, who was added to the board in August 2007) will be appointed to our board. We have not yet determined which of the board members we expect to resign, but we will select from among the following persons: Sue Decker, Joseph Korb, Janice Dehesh, King Lee, and David Lyons. Thus, we expect that the composition of the board upon consummation of the acquisition of Verizon’s TRS division, assuming that the Hands On merger is not consummated concurrently, will consist of the following:

•	Aaron Dobrinsky, the chairman of the board of GoAmerica;
•	Daniel R. Luis, the chief executive officer of GoAmerica and a current board member;
•	two individuals selected from among Sue Decker, Joseph Korb, Janice Dehesh, King Lee and David Lyons;
•	Behdad Eghbali (a Clearlake principal and a current member of the board); and
•	two additional individuals to be designated by Clearlake.

        Clearlake has advised GoAmerica that in the event that the acquisition of Verizon’s TRS division is consummated prior to the closing of the Hands On merger, it will designate Steven C. Chang for election to GoAmerica’s board, reserving its right to designate a second director. As of the date of this proxy statement, Clearlake had not yet identified such other designee. Mr. Chang’s principal occupation and past business experience are as follows:

        Steven C. Chang, age 35. Mr. Chang is a partner and co-founder of Clearlake Capital Group, a private investment firm. Prior to forming Clearlake in January 2007, Mr. Chang was a partner in and a member of the investment committee of Tennenbaum Capital Partners, LLC, a private investment firm, where he worked as an investment professional from 2002 to the end of 2006. Before joining Tennenbaum Capital Partners, he was a Principal at Barnard & Co., a private equity investment group, from 1997 to 2001. From 1995 to 1997, Mr. Chang worked at Goldman, Sachs & Co., a global financial services firm, in its Special Situations, Mergers & Acquisitions, and Healthcare groups. Mr. Chang has A.B., B.S. and M.S. degrees from Stanford University. He currently serves as a director of Lawson Software, Inc., a software and service provider, and Compudyne Corporation, a provider of products and services to the public security markets.

        As of the record date for the annual meeting, Mr. Chang did not own any shares of GoAmerica capital stock (apart from his beneficial ownership of the shares owned of record by Clearlake). Our board of directors has determined that Mr. Chang satisfies the NASDAQ definition of independence.

        For information regarding the existing members of GoAmerica’s board, see “Proposals 4(a) and 4(b): Election of Directors.”

Opinions of Financial Advisors

       Orchard Partners, Inc.

        GoAmerica engaged Orchard Partners, Inc. (“Orchard”) to render an opinion to GoAmerica’s board of directors as to the fairness, from a financial point of view, of the price offered by GoAmerica in its acquisition of Verizon’s TRS division and of the price for shares of Series A Preferred Stock issued to a fund managed by Clearlake and to other investors that may elect to participate on a minority basis. Orchard delivered its written opinion, dated August 1, 2007 (the “Orchard TRS Opinion”), to GoAmerica’s board of directors. The Orchard TRS Opinion states that, as of August 1, 2007, the purchase price for Verizon’s TRS division, consisting of $50 million in cash and a contingent payment of

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$8 million, subject to adjustments for working capital described in the TRS asset purchase agreement, was fair, from a financial point of view, to the holders of GoAmerica common stock. In addition, the Orchard TRS Opinion states that, as of August 1, 2007, a price per share for the Series A Preferred Stock equal to the lesser of (i) $6.00 or (ii) the closing sale price per share of GoAmerica’s common stock as of the last closing of a trading day prior to the signing of the TRS asset purchase agreement (representing a formulation of the purchase price that Clearlake and GoAmerica utilized in a term sheet that formed the basis for the first stock purchase agreement and the second stock purchase agreement) was fair, from a financial point of view, to the holders of GoAmerica common stock. Except as discussed herein, GoAmerica’s board of directors did not impose any limitations upon Orchard with respect to investigations made or procedures followed in rendering the Orchard TRS Opinion.

        The full text of the Orchard TRS Opinion is attached to this proxy statement as Annex F and is incorporated into this proxy statement by reference. We urge you to read the Orchard TRS Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations of Orchard’s analyses. Verizon’s TRS division acquisition price was determined by negotiation between the management of Verizon and GoAmerica and was not determined by Orchard. The Series A Preferred Stock price — representing the last sale price of GoAmerica’s common stock on NASDAQ on July 31, 2007 — was determined by negotiation between Clearlake and the management of GoAmerica and was not determined by Orchard.

        THE ORCHARD TRS OPINION IS DIRECTED ONLY TO GOAMERICA’S BOARD OF DIRECTORS REGARDING THE FAIRNESS OF THE PRICE TO BE PAID FOR VERIZON’S TRS DIVISION AND THE SERIES A PREFERRED STOCK PRICE FROM A FINANCIAL POINT OF VIEW. IT IS NOT A RECOMMENDATION ON HOW YOU SHOULD VOTE AT THE 2007 ANNUAL MEETING.

        In rendering its opinion, Orchard, among other things:

•	Reviewed the financial terms and conditions of a draft TRS asset purchase agreement delivered to Orchard on June 7, 2007;
•	Reviewed the financial terms and conditions of a draft equity commitment letter from Clearlake to GoAmerica dated June 15, 2007, a draft debt commitment letter from Clearlake to GoAmerica dated June 15, 2007, and a bridge debt commitment letter from Clearlake to GoAmerica dated June 18, 2007;
•	Conducted discussions with members of Verizon’s TRS division’s senior management at Verizon’s business offices in Ashburn, Virginia concerning the business, operations, assets, financial condition, and prospects of Verizon’s TRS division;
•	Conducted discussions with members of the senior management of GoAmerica at its business offices in Hackensack, New Jersey concerning the business, operations, assets, financial condition, and prospects of GoAmerica;
•	Reviewed certain historical publicly available business and financial information related to GoAmerica;
•	Reviewed the draft audited carve-out financial statements for Verizon’s TRS division for the years ended December 31, 2004, 2005 and 2006;
•	Reviewed various financial forecasts, internal financial data, pro forma financial statements and other data provided to Orchard by GoAmerica or Verizon related to Verizon’s TRS division;
•	Reviewed a confidential information summary for Verizon’s TRS division prepared by Verizon dated June 2006;
•	Reviewed the results of operations of Verizon’s TRS division and compared them with those of certain publicly traded companies that Orchard deemed to be relevant;
•	Considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have recently been effected or announced; and
•	Undertook such other studies, analyses and investigations as Orchard deemed appropriate.

        The Orchard TRS Opinion is necessarily based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to Orchard through the respective dates thereof. Orchard relied upon the accuracy and completeness of all of the financial and other information reviewed and/or discussed for the purposes of its opinion. Orchard assumed that financial forecasts provided by Verizon’s TRS division and GoAmerica for their respective institutions were reasonably prepared on bases reflecting the best currently available estimates and

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judgments of the respective senior managements. Any estimates contained in the analyses performed by Orchard are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Orchard did not make any independent evaluation or appraisals of the assets or liabilities of Verizon’s TRS division or GoAmerica nor was it furnished with any such appraisals.

        On August 1, 2007, Orchard rendered a written fairness opinion to GoAmerica’s board of directors. The summary set forth below does not purport to be a complete description of the analyses performed by Orchard in connection with the acquisition of Verizon’s TRS division or the issuance of preferred stock to Clearlake. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the opinion is not readily susceptible to summary description. Orchard believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Orchard TRS Opinion. No one component of the analyses performed by Orchard was assigned a greater significance than another component. Taken as a whole, Orchard believes these analyses support the conclusion that the price to be paid by GoAmerica for Verizon’s TRS division is fair from a financial point of view to the holders of GoAmerica’s common stock, and that the price GoAmerica will be paid for its shares of Series A Preferred Stock is fair from a financial point of view.

        Pro Forma Ownership Analysis — Orchard considered the equity interest GoAmerica’s existing common stockholders would own in the pro forma combined companies and compared it to a one hundred percent equity interest in GoAmerica without the acquisition of Verizon’s TRS division. The analysis also showed that:

•	GoAmerica’s stockholders would own approximately 27% of a fully diluted equity interest in a company with pro forma revenues for 2006 of $82 million as compared to a 100% interest in GoAmerica with revenues for 2006 of $22 million;

•	GoAmerica’s stockholders would own approximately 27% of a fully diluted equity interest in a company with pro forma earnings before interest taxes and depreciation (“EBITDA”) of $7 million as a compared to a 100% interest in GoAmerica with negative EBITDA;

•	GoAmerica’s stockholders would own a minority interest in a financially leveraged company as compared to a 100% interest in GoAmerica, which is debt free.

        Discounted Cash Flow Analysis — Employing GoAmerica management’s projections, Orchard calculated the estimated present value of the pro forma unleveraged, after-tax free cash flows that the combined companies would generate during the years ending December 31, 2007, to December 31, 2012. The terminal value was calculated using a Gordon growth model which capitalizes expected cash flows using a capitalization rate equal to the discount rate less an assumed long term growth rate. The present values of the cash flows and terminal values were discounted using a range of discount rates from 16.0% to 22.0%, which were based on Orchard’s judgment of the weighted average cost of the combined companies’ capital. Orchard assumed a long term growth rate of 3% in its terminal value calculation. This analysis resulted in a range of enterprise values from $96 million to $150 million, which amount is greater than the sum of the purchase price to be paid for Verizon’s TRS division and GoAmerica’s market capitalization as of the date of the Orchard TRS Opinion.

        Comparable Public Companies Analysis – Orchard compared selected financial data of Verizon’s TRS division with similar publicly available data for selected publicly traded companies engaged in businesses which Orchard judged to be comparable to Verizon’s TRS division’s business, although no company is identical to Verizon’s TRS division. The names of the publicly traded companies selected by Orchard Partners are listed below, grouped by market focus:

        Providers of business process outsourcing and customer care services:

Convergys Corporation PeopleSupport, Inc. StarTek, Inc. Sykes Enterprises, Inc. TeleTech Holdings, Inc.

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        Providers of wireless broadband solutions:

PCTEL, Inc. Novatel Wireless, Inc. TeleCommunication Systems, Inc.

        Other telecom:

Polycom, Inc. 8x8, Inc.

        Orchard compared enterprise values, calculated as equity value plus debt, less cash and cash equivalents, as multiples of revenues and EBITDA for the trailing four quarters and as multiples of projected revenues for the current fiscal year.

        Orchard calculated the following trading multiples for the selected companies:

	High	Low	Median
Enterprise value / trailing revenues	3.0x	0.6x	1.2x
Enterprise value / trailing EBITDA	22.0x	5.0x	10.0x
Enterprise value / forward revenues	1.5x	0.6x	1.1x

        Orchard calculated an enterprise value based upon the purchase price to be paid for Verizon’s TRS division with an adjustment for working capital (“Model 1”); without an adjustment for working capital and before including the earnout (“Model 2”); and without an adjustment for working capital and after including the earnout (“Model 3”). The indicated enterprise values and corresponding multiples for Verizon’s TRS division are:

	Model 1	Model 2	Model 3

Enterprise value in millions of dollars	$44	$50	$58

Enterprise value / 2006 revenues	0.7x	0.8x	0.9x
Enterprise value / adjusted 2006 EBITDA	6.0x	7.0x	8.0x
Enterprise value / projected 2007 revenues	0.7x	0.8x	1.0x

        The multiples implied by the purchase price for Verizon’s TRS division are below the median trading multiples for the selected companies.

        Precedent Transaction Analysis – Orchard reviewed and analyzed selected precedent merger and acquisition transactions involving companies providing conferencing or call center services. The precedent transactions were (listed by acquirer followed by the acquired company and the year these transactions were announced):

Sierra Wireless / Airlink Communications – 2006
IDT / Net2Phone – 2006
West Corporation / Raindance Communications, Inc. – 2006
West Corporation / Sprint Conferencing – 2005
Rainmaker Systems, Inc. / Quarter End dba Sunset Direct – 2005
West Corporation / ECI Conference Call Services – 2004

        Orchard calculated the following multiples for the precedent transactions listed above:

	High	Low	Median
Enterprise value / revenues	3.2x	0.6x	1.5x

        The multiples implied by the purchase price for Verizon’s TRS division are below the median multiples indicated by the selected companies.

        Preferred share price analysis – Orchard Partners compared the $6.00 cap on the Series A Preferred Stock share price to historical trading in GoAmerica’s shares of common stock and noted that GoAmerica’s share price closed below $6.00 on the last trading date preceding delivery of the Orchard TRS Opinion. Orchard noted that, during the month of July 2007, GoAmerica’s share price closed above $6.00 on two days and below $6.00 on all of the other days of the month. Orchard noted that inasmuch as the closing sale price of GoAmerica’s common stock was less than $6.00 per share immediately prior to the execution of the first and second stock purchase agreements, the shares of Series A Preferred Stock would be priced at the same price as shares of GoAmerica’s common stock in the market.

        No company or transaction in the preceding analyses is identical to Verizon’s TRS division, GoAmerica, or the contemplated acquisition of Verizon’s TRS division. Accordingly, an analysis of the results of the foregoing is not

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mathematically precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the values of the companies to which they are being compared. The ranges of valuation resulting from any particular analysis described above should not be taken to be Orchard’s view of the actual value of GoAmerica or Verizon’s TRS division.

        The above is only a summary description of the analyses and procedures performed by Orchard in the course of arriving at the Orchard TRS Opinion. The text of the Orchard TRS Opinion, which sets forth the assumptions made and matters considered, is attached to this proxy statement as Annex F. The Orchard TRS Opinion is directed only to the “fairness” of the consideration paid by GoAmerica for Verizon’s TRS division or received by GoAmerica for its Series A Preferred Stock and does not constitute a recommendation to any GoAmerica stockholder as to how such stockholder should vote with respect to the acquisition of Verizon’s TRS division.

        Founded in 1998, Orchard provides fairness opinions, business appraisal services and advice in mergers and acquisitions. Orchard is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for financial reporting, option pricing and other purposes. Orchard’s principal has more than 20 years of experience in investment banking and strategic planning, including experience as an underwriter of public offerings, as an advisor in the sale of companies, and as a representative of publicly traded acquirers. He has been designated an Accredited Senior Appraiser by the American Society of Appraisers. Orchard’s clients include public and private companies in a variety of industries.

        GoAmerica selected Orchard as its financial advisor because of Orchard’s expertise in rendering fairness opinions in connection with mergers and acquisitions in the telecommunications industry and the fact that, from its previous engagements with GoAmerica, Orchard was knowledgeable regarding the GoAmerica business.

        GoAmerica engaged Orchard on June 6, 2007, to assist it in evaluating the acquisition of Verizon’s TRS division. Whether or not the proposed transaction is consummated, GoAmerica has agreed to pay Orchard for professional fees incurred and its reasonable out-of-pocket expenses, and to indemnify it against specified liabilities relating to or arising out of services performed by Orchard as a financial advisor to the board of directors of GoAmerica. GoAmerica has paid Orchard a fee of $70,000 for rendering its written fairness opinion. The fee was not contingent on Orchard’s reaching any specific conclusion. Orchard has been reimbursed approximately $1,000 for reasonable out of pocket expenses incurred on behalf of GoAmerica.

        Orchard does not make a market in GoAmerica’s stock or provide research coverage for GoAmerica. Neither Orchard nor its principal owns an equity interest in GoAmerica or Verizon’s TRS division.

        Duff & Phelps, LLC

        GoAmerica retained Duff & Phelps LLC (“Duff & Phelps”) to provide an opinion to GoAmerica’s board of directors addressing the fairness, from a financial point of view, of the aggregate consideration to be paid by GoAmerica in connection with the proposed acquisition of Verizon’s TRS division.

        On August 1, 2007, Duff & Phelps delivered to the board of directors of GoAmerica a written opinion (the “D&P TRS Opinion”) that, as of that date, and based upon and subject to the assumptions, factors and other limitations described in the written opinion, the aggregate consideration to be paid by GoAmerica for Verizon’s TRS division is fair to GoAmerica from a financial point of view. The D&P TRS Opinion is addressed to the GoAmerica board, and is directed only to the financial terms of the proposed transaction, and does not constitute a recommendation to any GoAmerica stockholder as to what action a stockholder should, or should not, take in connection with the proposed transaction. Except as discussed herein, GoAmerica’s board of directors did not impose any limitations upon Duff & Phelps with respect to investigations made or procedures followed in rendering the D&P TRS Opinion.

        The full text of the D&P TRS Opinion is attached to this proxy statement as Annex G and is incorporated into this proxy statement by reference. We urge you to read the D&P TRS Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations of Duff & Phelps’ analyses. Verizon’s TRS division acquisition price was determined by negotiation between the management of Verizon and GoAmerica and was not determined by Duff & Phelps.

        THE D&P TRS OPINION IS DIRECTED ONLY TO GOAMERICA’S BOARD OF DIRECTORS REGARDING THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE AGGREGATE CONSIDERATION TO BE PAID BY GOAMERICA IN CONNECTION WITH THE PROPOSED ACQUISITION OF VERIZON’S TRS DIVISION. IT IS NOT A RECOMMENDATION ON HOW YOU SHOULD VOTE AT THE 2007 ANNUAL MEETING.

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        In arriving at its opinion, Duff & Phelps’ procedures included, but were not limited to, the following:

•	Discussions with GoAmerica, Clearlake, and RBC Daniels, L.P. concerning the history, current status, and future operations of Verizon’s TRS division in order to obtain an explanation and clarification of data provided;
•	A review and analysis of Verizon’s TRS division’s historical operating and financial results;
•	A review and analysis of financial data for publicly-traded companies engaged in the same or similar lines of business to develop operating comparisons to Verizon’s TRS division;
•	Analysis of financial and operating projections including revenues, operating margins (e.g., earnings before interest and taxes), working capital investments, and capital expenditures based on historical operating results, industry results and future expectations for Verizon’s TRS division; and
•	Analysis of other facts and data considered reasonable and appropriate under the circumstances.

        Duff & Phelps assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by or discussed with it for purposes of rendering its opinion. Duff & Phelps assumed that Verizon’s TRS division financial forecasts provided by GoAmerica management were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of GoAmerica and Verizon’s TRS division, at the time of preparation, of the future operating and financial performance of Verizon’s TRS division. Duff & Phelps did not assume any responsibility for or make or obtain any independent evaluation or appraisal of the assets or liabilities of Verizon’s TRS division.

        In preparing its opinion, Duff & Phelps performed a variety of financial and comparative analyses. In the following paragraphs, these analyses are summarized. These analyses should be considered in their entirety.

        Income Approach. In performing its analysis, Duff & Phelps utilized the “discounted cash flow method,” a variation of the “income approach,” as its primary valuation methodology. The discounted cash flow method utilizes the projected cash flows expected to be generated by Verizon’s TRS division, and an appropriate discount rate, to determine the fair market value of Verizon’s TRS division.

        Duff & Phelps estimated Verizon’s TRS division’s future free cash flows (incorporating management’s financial forecast) for the fiscal years ending December 31, 2007, to December 31, 2012. To assess the value of Verizon’s TRS division beyond this period, a terminal value was calculated by growing the 2012 debt-free cash flows by a long-term growth rate and capitalizing the cash flow by the weighted average cost of capital (“WACC”) less the long-term growth rate assumed. Duff & Phelps then converted Verizon’s TRS division’s projected net debt-free cash flows and terminal value to their present value equivalent using the WACC. In conducting its analysis, Duff & Phelps employed a range of WACC estimates. The WACC estimates utilized were 17.0%, 16.0%, and 15.0%, respectively.

        The WACC is the rate of return a hypothetical investor would require for investing in the operating assets of Verizon’s TRS division. The WACC is comprised of estimates of an industry participant’s cost of equity and cost of debt capital. The cost of equity assumption used by Duff & Phelps was derived using the “capital asset pricing model,” a well recognized and widely used model for this purpose.

        Under the discounted cash flow method, as summarized above, an estimated aggregate equity value of $57.3 million to $66.3 million was determined for Verizon’s TRS division.

        Market Comparable and Market Transaction Method. Duff & Phelps analyzed publicly available financial information and calculated last twelve month (“LTM”) revenue and operating profit valuation ratios for each of the select publicly traded companies identified by Duff & Phelps. Based on Verizon’s TRS division’s historical and projected performance as compared to its comparable companies, Duff & Phelps selected a range of operating profit based valuation ratios to be applied to certain performance metrics of Verizon’s TRS division to provide indications of the value of Verizon’s TRS division.

        In connection with this analysis, Duff & Phelps determined the following companies to be most comparable to Verizon’s TRS division: GoAmerica, Inc., PeopleSupport, Inc., CallWave, Inc., 8x8, Inc., Telecommunication Systems, Inc., Teletech Holdings, Inc., Sykes Enterprises, Inc., ICT Group, Inc., and StarTek, Inc.

        In addition to utilizing the pricing guidance of publicly traded data relay and business process outsourcing companies, Duff & Phelps identified change of control transactions that involved the acquisition of businesses deemed comparable to Verizon’s TRS division by searching filings and databases of the SEC and other services. The search was limited to transactions with respect to which sufficient financial information was available in order to arrive at relevant valuation ratios (multiples of operating results to disclosed acquisition price).

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        The transactions identified were announced between February 1, 2004 and June 14, 2006 and included CallWave Inc. / Insight Venture Partners; Language Line Holdings, Inc. / ABRY Partners, LLC; Net2Phone Inc. / IDT Corporation; Iceland Telecom, Ltd / Investor Group; Rapid Text, Inc. / PeopleSupport Inc.; Intrado Inc. / West Corporation; Raindance Communications Inc. / West Corporation; and Direct Alliance Corp. / TeleTech Holdings Inc.

        Utilizing the foregoing select public company and change of control transactions and the assumptions employed, an estimated equity value range of $65 million to $80 million was determined for Verizon’s TRS division.

        No company, transaction, or business used in the market comparable method or market transaction method as a comparison is identical to Verizon’s TRS division. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics, and other factors, that could affect the acquisition, public trading or other values of the selected companies or transactions to which Verizon’s TRS division is being compared.

        Valuation Approach Conclusion. Duff & Phelps ultimately based its conclusions upon the discounted cash flow method, and used the market comparable and market transaction approaches as a means of validating the value range derived using the discounted cash flow method.

        The summary set forth above does not purport to be a complete description of the analyses performed by Duff & Phelps in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. The full text of the D&P TRS Opinion, dated August 1, 2007, which sets forth the assumptions made and matters considered, is attached to this document as Annex G. The D&P TRS Opinion is directed only to the “fairness” of the aggregate consideration to be paid by GoAmerica and does not constitute a recommendation to any GoAmerica stockholder as to how such stockholder should vote with respect to the proposed transaction.

        In its analyses, Duff & Phelps necessarily made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Verizon’s TRS division. Duff & Phelps also relied upon certain representations and assumptions provided by GoAmerica’s management. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Although GoAmerica gave significant weight to the opinion and report of Duff & Phelps, Duff & Phelps’ opinion and its related analyses were among many factors considered by GoAmerica’s board of directors in its evaluation of the proposed transaction. Therefore, the D&P TRS Opinion should not be viewed as determinative of the views of GoAmerica’s board of directors or management with respect to the proposed transaction. Duff & Phelps’ analysis and opinion is valid only as of the date of its issuance.

        Under the terms of the Duff & Phelps engagement letter, GoAmerica has paid or agreed to pay Duff & Phelps a customary fixed fee of $125,000 for rendering the D&P TRS Opinion. The fee is not contingent upon the outcome of Duff & Phelps’ analysis or the tenor of its conclusions. Whether or not the proposed transaction is consummated, GoAmerica has agreed to pay Duff & Phelps for professional fees incurred and its reasonable out-of-pocket expenses, and to indemnify it against specified liabilities relating to or arising out of services performed by Duff & Phelps as a financial advisor to the board of directors of GoAmerica.

        Duff & Phelps is a leading independent financial advisory firm, offering a broad range of consulting and investment banking services. Duff & Phelps has advised clients on valuation and corporate finance issues since 1932. Duff & Phelps was retained by the board of directors of GoAmerica to act as its financial advisor in connection with the proposed transaction based on Duff & Phelps’ expertise in providing such analyses to clients.

        Duff & Phelps does not make a market in GoAmerica’s stock or provide research coverage for GoAmerica. Duff & Phelps does not own an equity interest in GoAmerica or Verizon’s TRS division.

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Sources of Financing

        We intend to finance the acquisition of Verizon’s TRS division through $33.5 million of committed equity financing and $30 million of committed senior secured debt financing, funded in each case by a fund managed by Clearlake and by other investors that may elect to participate. The equity financing reflects the issuance of 6,479,691 shares of Series A Preferred Stock at the first closing under the second stock purchase agreement. THE PROPOSED ISSUANCE OF A TOTAL OF 6,479,691 SHARES OF SERIES A PREFERRED STOCK IN CONNECTION WITH THE ACQUISITION OF VERIZON’S TRS DIVISION WILL RESULT IN A CHANGE OF CONTROL OF GOAMERICA. UPON CONSUMMATION OF THE FIRST CLOSING UNDER THE SECOND STOCK PURCHASE AGREEMENT (AND ASSUMING THE SECOND CLOSING UNDER THE SECOND STOCK PURCHASE AGREEMENT DOES NOT OCCUR SIMULTANEOUSLY WITH THE FIRST CLOSING), CLEARLAKE WILL BE IN A POSITION TO CONTROL ALL MAJOR DECISIONS IMPACTING GOAMERICA, INCLUDING WITHOUT LIMITATION DECISIONS RELATING TO THE TERMS OF GOAMERICA’S RESTATED CERTIFICATE OF INCORPORATION, THE ELECTION OF DIRECTORS, THE CONDUCT OF GOAMERICA’S BUSINESS, AND THE POTENTIAL SALE OF THAT BUSINESS.

        Equity Financing

        GoAmerica and a fund managed by Clearlake executed a stock purchase agreement, dated as of August 1, 2007, pursuant to which, among other things, Clearlake purchased 290,135 shares of Series A Preferred Stock, at a price of $5.17 per share. We refer to this agreement as the first stock purchase agreement. The closing under the first stock purchase agreement occurred simultaneously with the execution of that agreement. As a result of the execution of that agreement, Behdad Eghbali, a principal of Clearlake, was appointed to GoAmerica’s board. Pursuant to the first stock purchase agreement, GoAmerica entered into an investor rights agreement, dated as of August 1, 2007, with Clearlake. The investor rights agreement obligates GoAmerica under certain circumstances to register with the SEC the shares of common stock underlying the Series A Preferred Stock issued to Clearlake. The investor rights agreement also provides that if GoAmerica issues or sells or authorizes the issuance or sale of any shares of its capital stock, or any options, convertible securities or other rights to acquire shares of its capital stock (subject to certain customary exceptions for issuances of capital stock to employees, to partners, upon conversion of outstanding convertible securities and the like), GoAmerica will be required to offer Clearlake the right to purchase such amount of new securities issued, at the most favorable price and on the most favorable terms as such new securities are to be sold or issued, so as to maintain its proportionate equity interest in GoAmerica.

        On August 1, 2007, GoAmerica and Clearlake entered into an additional stock purchase agreement pursuant to which Clearlake agreed to purchase an additional 6,479,691 shares of Series A Preferred Stock at a price of $5.17 per share and pursuant to which the parties provided for the possibility of further financing in the event that GoAmerica identified, and Clearlake accepted, a subsequent investment opportunity on or before September 14, 2007. This additional stock purchase agreement was amended and restated as of September 12, 2007 (we refer to this additional agreement, as so amended and restated, as the “second stock purchase agreement”). Subject to certain customary closing conditions, the second stock purchase agreement provides for Clearlake to:

•	purchase 6,479,691 shares of Series A Preferred Stock at a price of $5.17 per share at a closing to be held concurrent with the closing of the acquisition of Verizon’s TRS division; and
•	purchase 967,118 shares of Series A Preferred Stock at a price of $5.17 per share at a closing to be held concurrent with the closing of the Hands On merger.

A portion of the Series A Preferred Stock to be issued pursuant to the second stock purchase agreement may be purchased by other investors on a minority basis.

Clearlake’s purchase of 6,479,691 shares of Series A Preferred Stock at the first closing under the second stock purchase agreement, coupled with the 290,135 shares acquired by Clearlake on August 1, 2007, and the 297,585 shares of common stock purchased by Clearlake on the open market and in privately-negotiated purchases, will result in Clearlake owning approximately 76.6% of the outstanding shares of GoAmerica capital stock on an as-converted basis upon consummation of the acquisition of Verizon’s TRS division (assuming a closing date of December 15, 2007, assuming that the Hands On merger does not occur on or before that date, assuming that no other investors purchase Series A Preferred Stock at the first closing under the second stock purchase agreement, and assuming that GoAmerica does not pay any cash dividends on its outstanding Series A Preferred Stock prior to that date). Because the shares to be issued to Clearlake at the time of the TRS acquisition will represent more than 20% of the then outstanding shares of

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GoAmerica stock and because that issuance will result in a change of control, NASDAQ Marketplace Rules require that GoAmerica’s stockholders approve, as part of Proposal 1(a), the acquisition of Verizon’s TRS division, the issuance of 6,479,691 shares of Series A Preferred Stock to Clearlake and the resulting change of control.

        Assuming that (a) the TRS acquisition closes on December 15, 2007, (b) the Hands On merger does not close until after that date and (c) GoAmerica does not pay any cash dividends on its outstanding Series A Preferred Stock prior to that date, then, upon consummation of the TRS acquisition, the current common stockholders of GoAmerica other than Clearlake will own collectively 2,165,020 shares of common stock, representing approximately 23.4% of the outstanding shares of GoAmerica capital stock, calculated as if the Series A Preferred Stock were converted into common stock. Assuming that (a) the TRS acquisition and the Hands On merger close on December 15, 2007, (b) GoAmerica does not pay any cash dividends on its outstanding Series A Preferred Stock prior to that date, and (c) no other investors acquire a portion of the Series A Preferred Stock issued pursuant to the second stock purchase agreement, then upon the issuance of a total of 7,446,809 shares of Series A Preferred Stock to Clearlake pursuant to the second stock purchase agreement and the issuance of 6,700,000 shares of common stock to the former stockholders of Hands On pursuant to the Hands On merger agreement, Clearlake will own approximately 47.6% of the outstanding shares of GoAmerica capital stock on an as-converted basis, the former stockholders of Hands On will own approximately 39.6% of the outstanding shares of GoAmerica capital stock, calculated as if the Series A Preferred Stock were converted into common stock, and the current common stockholders of GoAmerica other than Clearlake will own approximately 12.8% of the outstanding shares of GoAmerica capital stock, calculated as if the Series A Preferred Stock were converted into common stock.

        If GoAmerica’s board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that it has received an unsolicited alternate financing proposal that is on terms more favorable to the Company than the financings contemplated by the second stock purchase agreement, under certain circumstances GoAmerica’s board of directors may terminate the second stock purchase agreement in order to enter into a definitive agreement with respect to such more favorable financing proposal and may withdraw, modify or change its recommendations with respect to the second stock purchase agreement; however, upon such termination, the Company will be liable for a $2.2 million termination fee payable to Clearlake. GoAmerica’s board of directors may withdraw, modify or change its recommendations with respect to the second stock purchase agreement in the absence of a more favorable alternate financing proposal, if the board of directors determines in good faith, after having consulted with outside counsel, that such conduct is required for the board of directors to comply with its fiduciary duties under applicable law.

        Terms of the Series A Preferred Stock

        Pursuant to the terms of the Series A Preferred Stock as set forth in GoAmerica’s existing amended and restated certificate of incorporation (and as proposed to be set forth in the TRS amended and restated certificate of incorporation), the shares of Series A Preferred Stock will accrue cumulative cash dividends at the rate of 8% per annum, compounded quarterly from the date of first issuance. Holders of Series A Preferred Stock will also be entitled to receive, during each fiscal year, an amount (if greater than zero) equal to (i) the dividends payable on the shares of common stock underlying the Series A Preferred Stock, if any, during such fiscal year (as if the shares of Series A Preferred Stock had been converted into common stock) minus (ii) the amount of the cumulative dividends that have been paid or accrued during that fiscal year. Payment of dividends on the Series A Preferred Stock will be paid in preference to any dividend on the common stock.

        Upon a liquidation of GoAmerica, the holders of Series A Preferred Stock would receive an amount equal to $5.17 per share plus accrued but unpaid dividends, payable in preference to any amount payable to holders of GoAmerica’s common stock. Thereafter, any remaining assets of GoAmerica will be distributed among the holders of common stock pro rata based on the number of shares of common stock held by each of them.

        The Series A Preferred Stock, plus all accrued and unpaid dividends, is convertible into common stock at an initial per share conversion price of $5.17, subject to adjustment for stock splits, combinations and stock dividends and to a weighted average adjustment for issuances of additional shares of common stock for no consideration or for a consideration less than the conversion price that is then in effect, except for issuances of common stock upon conversion of the Series A Preferred Stock, the exercise of stock options and warrants, an underwritten public offering, in connection with an acquisition or in connection with specified other business arrangements.

        GoAmerica may redeem, subject to the existence of lawfully available funds, the Series A Preferred Stock at any time on or after the fifth anniversary of the initial issuance date, in whole or in part, for a cash payment of $5.17 per

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share, plus accrued and unpaid dividends. On or after the fifth anniversary of the initial issuance date, the holders of the Series A Preferred Stock will be entitled to require GoAmerica to redeem the Series A Preferred Stock for the same cash payment, again subject to the existence of lawfully available funds.

        In general, subject to certain limitations that may be imposed as a result of NASDAQ Rules 4350 and 4351, a holder of the Series A Preferred Stock will be entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock held by such holder could be converted. Except as otherwise required by law or as described in GoAmerica’s existing amended and restated certificate of incorporation and in the Hands On amended and restated certificate of incorporation described below, all shares of Series A Preferred Stock and all shares of common stock will vote together as a single class on an as-converted basis. The Series A Preferred Stock is not entitled to cumulative voting rights.

        GoAmerica’s existing amended and restated certificate of incorporation provides that once at least 290,135 shares of Series A Preferred Stock are issued, then as long as at least 96,712 shares of Series A Preferred Stock remain outstanding, GoAmerica shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock voting as a separate class:

(a)	issue any equity security (including additional shares of Series A Preferred Stock) that is pari passu with or senior to the Series A Preferred Stock as to liquidation or dividend payments;

(b)	amend GoAmerica’s certificate of incorporation in a manner that adversely affects the rights of the holders of Series A Preferred Stock;

(c)	redeem or repurchase any equity security that is pari passu with or junior to the Series A Preferred Stock as to liquidation or dividends;

(d)	declare or pay any dividend on any capital stock of GoAmerica except in accordance with GoAmerica’s amended and restated certificate of incorporation (or the TRS amended and restated certificate of incorporation or Hands On amended and restated certificate of incorporation, as applicable); or

(e)	dissolve or liquidate GoAmerica.

        The TRS amended and restated certificate of incorporation provides that once at least 6,769,826 shares of Series A Preferred Stock are issued, then as long as at least 2,257,000 shares of Series A Preferred Stock remain outstanding, the approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, shall be required before GoAmerica may take any of the actions described in clauses (a) through (e) above.

        Upon the closing of the first stock purchase agreement, Clearlake designated Behdad Eghbali to GoAmerica’s board of directors. Upon the first closing of the second stock purchase agreement, the holders of shares of Series A Preferred Stock will be entitled to designate another two members to the board (or one additional board member if the Hands On merger is approved and closes at the same time). Clearlake has advised GoAmerica that it will designate Steven C. Chang for election to GoAmerica’s board, reserving its right, if any, to designate a second director. The TRS amended and restated certificate of incorporation provides that once 6,769,826 shares of Series A Preferred Stock are issued (which will occur upon the first closing of the second stock purchase agreement), then as long as at least 3,384,913 shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock, voting separately as a class, will be entitled to elect three directors to GoAmerica’s board at each annual election of directors. One of those three directors must be unaffiliated with the holders of the Series A Preferred Stock and eligible to serve on the board’s audit committee under applicable SEC and NASDAQ requirements (or the requirements of another exchange on which GoAmerica’s common stock is then listed). As long as more than 1,015,474 but less than 3,384,913 shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock, voting separately as a class, will be entitled to elect two directors. In that case, one of the two directors must be unaffiliated with the holders of Series A Preferred Stock and eligible to serve on the audit committee. Once at least 6,769,826 shares of Series A Preferred Stock are issued, then if less than 1,015,474 shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock will not be entitled to elect specific members of the board. These provisions regarding the election of directors will be superseded in the event that the Hands On merger is consummated and the Hands On amended and restated certificate of incorporation is approved. See “Proposal 2(b): Approval of the Hands On Amended and Restated Certificate of Incorporation.”

        Holders of the Series A Preferred Stock have demand and piggyback registration rights, as set forth in the investor rights agreement executed on August 1, 2007. Such agreement will be amended and restated, upon consummation of the acquisition of Verizon’s TRS division, to give effect to that acquisition and the related financings and to provide Clearlake with certain information rights and will be further amended and restated upon consummation of the Hands On

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merger to give effect to the Hands On merger and the related financings. The amended and restated investors rights agreement will also provide that if any holder of shares of Series A Preferred Stock intends to transfer its shares of Series A Preferred Stock to anyone besides an affiliate of such holder, Clearlake or its affiliates, then all of such holder’s shares of Series A Preferred Stock would be required to be converted into common stock prior to such transfer. In addition, if Clearlake intends to transfer its shares of Series A Preferred Stock to any non-affiliate of Clearlake, then all outstanding shares of Series A Preferred Stock held by all holders of Series A Preferred Stock would be required to convert into shares of common stock.

        A copy of the second stock purchase agreement is attached to this proxy statement as Annex B.

        Conditions to the First Closing Under the Second Stock Purchase Agreement

        The obligations of GoAmerica and Clearlake to consummate the first closing provided for under the second stock purchase agreement are subject to the satisfaction or waiver of each of the following conditions:

•	GoAmerica’s stockholders shall have approved the acquisition of Verizon’s TRS division and the TRS amended and restated certificate of incorporation;
•	all conditions to the closing of the acquisition of Verizon’s TRS division pursuant to the TRS asset purchase agreement shall have been satisfied so that the closing of that acquisition will occur concurrently with the first closing under the second stock purchase agreement;
•	no law or order shall be in effect prohibiting the first closing under the second stock purchase agreement;
•	all regulatory approvals required by the TRS asset purchase agreement and the second stock purchase agreement shall have been obtained;
•	the shares of common stock issuable upon conversion of the Series A Preferred Stock shall have been qualified for listing by NASDAQ; and
•	the TRS amended and restated certificate of incorporation shall have been filed with the Secretary of State of the State of Delaware.

        In addition, the obligations of Clearlake, on the one hand, and GoAmerica, on the other hand, to consummate the first closing under the second stock purchase agreement are contingent on the continuing truth and accuracy of the representations made by the parties in the second stock purchase agreement and their respective performance of the obligations to be performed by each of them prior to the closing.

        Other conditions to Clearlake’s obligations to consummate the first closing under the second stock purchase agreement include GoAmerica’s having taken all necessary corporate action such that immediately following the closing, Behdad Eghbali and two other well-respected business people designated by Clearlake shall be elected to GoAmerica’s board of directors; all conditions to the consummation of the debt financing described in the amended and restated first lien debt commitment letter (see “Debt Financing” below) shall have been satisfied, unless the failure to satisfy any such condition precedent is due to any act or failure to act by Clearlake; there shall not have occurred any material adverse effect in GoAmerica’s business (as defined in the second stock purchase agreement); the TRS asset purchase agreement and other agreements related to the acquisition of Verizon’s TRS division shall not have been materially amended without Clearlake’s approval, which shall not be unreasonably withheld or delayed; and GoAmerica shall have amended its bylaws to eliminate the provisions pertaining to a staggered board of directors. Other conditions to GoAmerica’s obligations to close include the payment by Clearlake and, if investors elect to purchase a portion of the shares of Series A Preferred Stock, the other investors, of the purchase price for the shares of Series A Preferred Stock and the concurrent closing of the debt financing described in the amended and restated first lien debt commitment letter.

        Debt Financing

        GoAmerica entered into a credit agreement, dated as of August 1, 2007 (the “Bridge Credit Agreement”), with the lenders named therein and Clearlake, as administrative agent and collateral agent, pursuant to which GoAmerica received a $1.0 million bridge loan, which was increased by another $1.75 million on September 14, 2007, and by another $750,000 on October 30, 2007, for a total of $3.5 million. Interest on the loan is payable on the first business day following the end of each month, at the LIBOR rate, plus 8%. Interest at a rate equal to the LIBOR rate, plus 4% is payable in cash and the remaining 4% is payable in kind in the form of additional loans. The loan is secured by substantially all of the assets of GoAmerica and its principal subsidiaries and the stock of such principal subsidiaries. The credit agreements contain customary operating and financial covenants, including restrictions on the Company’s ability

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to pay dividends to its stockholders, make investments, undertake affiliate transactions, and incur additional indebtedness, in addition to financial compliance requirements. The loan will be repaid upon the closing of the acquisition of Verizon’s TRS division, and in any event not later than August 2, 2008.

        GoAmerica and Clearlake executed a first lien debt commitment letter, dated August 1, 2007, as amended and restated on September 12, 2007, pursuant to which Clearlake committed to loan GoAmerica $30 million of senior secured debt, due four and one half years less one week from the date of issuance, to finance the purchase of Verizon’s TRS division, for the repayment of expenses and working capital purposes and for the repayment of certain of GoAmerica’s existing secured debt. The loan, which will close upon the closing of the TRS acquisition, will bear interest at the rate of LIBOR plus 7% per annum, payable quarterly in arrears. The Company expects that the definitive debt financing agreements will contain operating and financial covenants of the type customarily found in credit agreements, including but not limited to restrictions on the Company’s ability to pay dividends to its stockholders, make investments, undertake affiliate transactions, and incur additional indebtedness, in addition to containing financial compliance requirements. The loan will be secured by the equity interests of GoAmerica’s material subsidiaries and by substantially all of the assets of GoAmerica and such subsidiaries, including the assets purchased by GoAmerica in the TRS acquisition. GoAmerica’s material subsidiaries will guarantee the repayment of the loan.

        Clearlake’s obligations to provide the funding described in the amended and restated first lien debt commitment letter are subject to the satisfaction of each of the following conditions:

•	GoAmerica and Clearlake shall have executed the definitive agreements required to effectuate the debt financing that is described in the amended and restated first lien debt commitment letter;
•	the closing of the acquisition of Verizon’s TRS division shall have occurred concurrently with the amended and restated first lien debt closing;
•	there shall have been no amendments to the managed services agreement with Stellar Nordia or GoAmerica’s existing agreements with Stellar Nordia except as approved by Clearlake, which approval shall not be unreasonably withheld or delayed;
•	the other agreements related to the TRS acquisition shall not have been materially amended without Clearlake’s approval, which shall not be unreasonably withheld or delayed;
•	GoAmerica shall have received not less than $33.5 million in gross proceeds at the first closing under the second stock purchase agreement (unless the investors under that agreement constituting affiliates of Clearlake are in material breach of their obligations);
•	all required regulatory and stockholder approvals shall have been obtained; and
•	there shall not have occurred a material adverse change (as defined in the amended and restated first lien debt commitment letter) to GoAmerica and Verizon’s TRS division, taken as a whole.

        Clearlake is currently engaged in discussions with investors who may be willing to provide all or a portion of the financing described in the amended and restated first lien debt commitment letter. If any such investor is willing to provide all or a portion of this debt financing, Clearlake, GoAmerica, and the investor may renegotiate the terms set forth in the amended and restated first lien debt commitment letter.

        Copies of the first stock purchase agreement and the Bridge Credit Agreement have been filed by GoAmerica as exhibits to its Current Report on Form 8-K dated August 7, 2007, and are incorporated into this proxy statement by reference. A copy of the amended and restated first lien debt commitment letter has been filed by GoAmerica as an exhibit to its Current Report on Form 8-K dated September 18, 2007, and is incorporated into this proxy statement by reference. See “Where You Can Find Additional Information.” We have attached a copy of the amended and restated second stock purchase agreement to this proxy statement as Annex B.

Financial Information

        Reference is made to the following financial information having a bearing upon the acquisition of Verizon’s TRS division and the TRS asset purchase agreement:

•	We have provided selected consolidated financial data regarding GoAmerica under the caption “Financial Information — GoAmerica Selected Consolidated Historical Financial Data” in this proxy statement. We have provided similar data regarding Verizon’s TRS division under the caption “Financial Information — Verizon’s TRS Division Selected Historical Financial Data” in this proxy statement.

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•	Our Annual Report on Form 10-K for the year ended December 31, 2006 accompanies this proxy statement and is incorporated by reference herein. The Annual Report contains, among other things, GoAmerica’s audited financial statements as of December 31, 2005 and 2006 and for the three years ended December 31, 2006 and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find Additional Information.”
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, accompanies this proxy statement and is incorporated by reference herein. The Quarterly Report contains, among other things, GoAmerica’s unaudited financial statements as of June 30, 2007, and for the three and six months ended June 30, 2006 and 2007, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find Additional Information.”
•	We have provided audited and unaudited financial statements regarding Verizon’s TRS division described under the caption “Index to the Special Purpose Carve-Out Financial Statements of Verizon’s TRS Division” in the
index. Such financial statements have been carved-out from Verizon Communication Inc.’s consolidated financial statements and were prepared in the manner described in Note 2 to such financial statements.
•	We have provided pro forma financial information reflecting the combination of GoAmerica and Verizon’s TRS division. See “Financial Information — Summary Pro Forma Financial Information.”
•	We have provided Verizon’s discussion and analysis of the above-mentioned carved-out financial statements. See “Financial Information — Verizon Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Board Recommendation

        The board of directors of GoAmerica unanimously approved the TRS asset purchase agreement and the acquisition of Verizon’s TRS division and unanimously recommends that GoAmerica stockholders vote “FOR” Proposal 1(a) to approve the acquisition of Verizon’s TRS division financed, in part, by the issuance of 6,479,691 shares of Series A Preferred Stock to Clearlake and other investors that may elect to participate on a minority basis, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica.

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PROPOSAL 1(b): APPROVAL OF THE TRS AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

        Proposal 1(b): We propose to authorize the adoption of an amended and restated certificate of incorporation in connection with the TRS acquisition and the issuance of Series A Preferred Stock in connection therewith (the “TRS amended and restated certificate of incorporation”).

Introduction

        The TRS amended and restated certificate of incorporation to be adopted by GoAmerica in connection with the acquisition of Verizon’s TRS division, upon adoption by our stockholders and proper filing with the Secretary of State of the State of Delaware, will, among other things, (i) increase the number of authorized shares of preferred stock and Series A Preferred Stock, (ii) decrease the number of authorized shares of common stock, (iii) remove the provisions creating and maintaining a classified board of directors, (iv) provide for the holders of shares of Series A Preferred Stock, voting separately as a class, to elect three directors at each annual election of directors, and (v) opt out of Section 203 of the General Corporation Law of the State of Delaware regarding restrictions on the Company engaging in business combinations with interested stockholders.

        The adoption of the TRS amended and restated certificate of incorporation is a condition precedent to our consummating the closing under the TRS asset purchase agreement and our consummating the first closing under the second stock purchase agreement (in each case, see Proposal 1(a) above beginning on page 49). A copy of the TRS amended and restated certificate of incorporation is set forth in Annex C to this proxy statement. The principal changes in the TRS amended and restated certificate of incorporation from GoAmerica’s existing restated certificate of incorporation are described below:

•	The TRS amended and restated certificate of incorporation increases the number of authorized shares of preferred stock from 4,351,943 shares to 11,671,180 shares and increases the number of authorized shares of Series A Preferred Stock from 290,135 shares to 6,769,826 shares. A total of 290,135 shares of Series A Preferred Stock were issued to Clearlake upon the closing of the first stock purchase agreement. Clearlake has agreed to purchase an additional 6,479,691 shares of Series A Preferred Stock upon the first closing of the second stock purchase agreement to facilitate the closing of the TRS acquisition. The dividend, liquidation, redemption, voting, conversion and other rights of the Series A Preferred Stock are described in the description of Proposal 1(a) above beginning on page 62. The TRS amended and restated certificate of incorporation authorizes 4,901,354 shares of undesignated preferred stock which GoAmerica’s board of directors can designate and issue without further action by our stockholders (subject to the rights, powers and preferences of the Series A Preferred Stock). This may be viewed as an anti-takeover defense since the issuance in the future of such preferred stock could have the effect of delaying or preventing an acquisition of GoAmerica.
•	The TRS amended and restated certificate of incorporation decreases the number of authorized shares of common stock from 200,000,000 shares to 50,000,000 shares in order to decrease the franchise taxes payable to the State of Delaware from approximately $165,000 payable per annum prior to the proposed acquisition of Verizon’s TRS division to approximately $118,500 payable per annum following the proposed acquisition of Verizon’s TRS division and approximately $124,000 payable per annum following the proposed Hands On merger.
•	The TRS amended and restated certificate of incorporation eliminates GoAmerica’s classified board of directors. Under the existing amended and restated certificate of incorporation, GoAmerica’s board is divided or “classified” into three classes of directors, with each class serving staggered three-year terms (see “Proposals 4(a) and 4(b): Election of Directors”). This means an individual director faces election only once every three years, and stockholders only vote on roughly one third of the board each year. Under the TRS amended and restated certificate of incorporation, the term of each current director will expire at the 2008 annual meeting of stockholders, and each director position will be open for election at the 2008 annual meeting of stockholders and at each annual meeting thereafter. With a declassified board, each board member faces annual review by the stockholders.
•	The TRS amended and restated certificate of incorporation provides that GoAmerica will no longer be subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 may be regarded as an anti-takeover provision; it generally prohibits a Delaware corporation subject to the provisions of Section 203 from engaging in a “business combination” with an “interested stockholder” (generally someone who acquires

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more than 15% of a Delaware corporation’s common stock) for three years following the time that person or entity becomes an interested stockholder without prior board approval, subject to certain exceptions. Delaware law permits a corporation to elect in its certificate of incorporation not to be governed by Section 203. GoAmerica is currently subject to Section 203, which means that a proposed business combination would be prevented in certain circumstances, even though a potential acquirer might offer a substantial premium for GoAmerica’s shares over the then-current market price. Section 203 could also discourage potential acquirers who are unwilling to comply with its provisions from even approaching GoAmerica for discussions about a possible business combination that could be beneficial to stockholders.

Board Recommendation

        The board of directors of GoAmerica unanimously approved the TRS amended and restated certificate of incorporation and declared it advisable and unanimously recommends that GoAmerica stockholders vote “FOR” the proposal to approve the TRS amended and restated certificate of incorporation in the form attached to this proxy statement as Annex C. Notwithstanding stockholder approval, the board, acting pursuant to Section 242(c) of the General Corporation Law of the State of Delaware, reserves the right to abandon the TRS amended and restated certificate of incorporation prior to the filing of that document with the Secretary of State of the State of Delaware. It will abandon such filing in the event that the closing of the Hands On merger is consummated concurrently with the closing of the acquisition of Verizon’s TRS division, in which case GoAmerica will file the Hands On amended and restated certificate of incorporation (which substantially integrates the amendments proposed to be included in the TRS amended and restated certificate of incorporation) and not the TRS amended and restated certificate of incorporation.

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BACKGROUND TO THE PROPOSALS RELATING TO THE HANDS ON MERGER

The Prior Transaction

        Upon completion of a financing in March 2004, GoAmerica began executing the revised business strategy that it had previously announced in December 2003. This new strategy centered on the pursuit of three priorities, all relating to products and services serving primarily the deaf and hard-of-hearing markets, which had previously been a secondary business of GoAmerica: (a) growth of GoAmerica’s existing core wireless services business; (b) development and marketing of new communications services, including branded IP relay and VRS; and (c) streamlined operations. As part of this strategy, GoAmerica’s board of directors authorized Daniel R. Luis, GoAmerica’s chief executive officer, to explore growth by a combination of organic development and acquisition.

        Ronald Obray, a child of deaf parents, and Denise Obray founded what is today the Hands On business in 1992 as Hands On Sign Language Services, Inc., a service business providing interpreters to certain deaf and hard-of-hearing communities in California. In 2002, Hands On was formed to focus on VRS and in June 2007, Hands On Sign Language Services, Inc. was merged into Hands On.

        Messrs. Luis and Obray, who have each worked in various aspects of communications businesses serving the deaf and hard-of-hearing markets for over 10 years, first met in 2003 at an industry conference hosted by Telecommunications for the Deaf, Inc. No meaningful subsequent business discussions were held until Mr. Luis contacted Mr. Obray in April 2004 to discuss potential opportunities for their respective companies to work together, as Sprint had just launched “Sprint Relay Wireless, Powered by GoAmerica™,” using a new relay client that GoAmerica had recently developed. In April 2004, Hands On and GoAmerica executed a mutual non-disclosure agreement and exchanged basic information concerning their respective businesses.

        On two different occasions during 2004, GoAmerica and Hands On considered entering into either a licensing arrangement, joint venture or possible business combination. However, the parties could not agree on specific terms and conditions with respect to any transaction.

        In January 2005, GoAmerica entered into a services agreement with David Lyons, a member of its board of directors with extensive mergers and acquisitions experience, to explore acquisition opportunities.

        On February 3, 2005, Mr. Luis contacted Mr. Obray to apprise him of Mr. Lyons’ new duties and to determine whether Hands On might be interested in pursuing a potential merger. Mr. Luis indicated that he expected that GoAmerica’s board would be considering a number of potential acquisitions in the near future.

        On February 22, 2005, Messrs. Luis and Lyons met with Mr. Obray and his financial and legal advisors at Hands On’s offices, with King Lee, another GoAmerica board member, participating telephonically. The parties exchanged detailed operating information and discussed their respective growth plans. The parties concluded that the uniquely complementary nature of each company’s products, services, staffs and other resources warranted deeper investigation. Messrs. Luis and Lyons also continued to research other potential acquisition candidates that they had visited during February 2005.

        On February 25, 2005, GoAmerica’s board met telephonically to review certain companies, including Hands On, that Messrs. Luis and Lyons believed merited the board’s initial evaluation and qualified as potential targets.

        On February 28, 2005, GoAmerica sent Hands On a general term sheet, proposing a stock-for-stock acquisition of Hands On, general employment terms for Mr. Obray and representation for Mr. Obray on GoAmerica’s board, and discussed certain committed funding of Hands On by GoAmerica. Messrs. Luis and Obray discussed the elements of such a transaction from time to time during the next few weeks in anticipation of a scheduled GoAmerica board meeting on March 16, 2005.

        On March 16, 2005, Messrs. Luis and Lee met with Mr. Obray and his financial and legal advisors at Hands On’s offices to discuss various aspects of corporate governance, funding commitments and other details of a possible merger of GoAmerica and Hands On.

        On March 16 and 17, 2005, GoAmerica’s board met telephonically to discuss various aspects of a merger with Hands On.

        On March 23, 2005, counsel for Hands On sent a draft term sheet to GoAmerica, proposing, in essence, a merger of equals, contingent upon certain funding commitments and GoAmerica’s assumption of certain Hands On liabilities.

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        On March 25, 2005, GoAmerica’s board met telephonically to review the March 23rd Hands On term sheet and discussed counterproposals.

        Between March 27 and April 14, 2005, GoAmerica and Hands On exchanged several revised term sheets with various counterproposals. GoAmerica’s board met telephonically on April 4, April 6 and April 13, 2005 to review and discuss these term sheets.

        On April 14, 2005, Hands On, GoAmerica and their respective counsel agreed that the current draft of the term sheet was sufficiently developed and agreed upon to warrant commencement of diligence and preparation and negotiation of merger, no shop and loan agreements.

        On May 2 and May 3, 2005, GoAmerica’s management team met at Hands On’s office and Hands On’s counsel’s office to conduct diligence, negotiate and execute no shop and loan agreements, and coordinate next steps. On May 2, 2005, GoAmerica entered into a short term loan agreement with Hands On.

        On May 5, 2005, GoAmerica’s board met telephonically for an operational review and discussion of a variety of topics, including an update on the Hands On transaction based on recent diligence activities.

        On June 30, 2005, GoAmerica’s board met to review drafts of various transaction documents relating to the Hands On transaction.

        On July 5, 2005, GoAmerica’s board unanimously approved a merger agreement and other transaction documents and authorized management to finalize and execute them. Also on July 5, 2005, Hands On’s directors unanimously approved the merger agreement and the related transaction documents.

        The merger agreement was executed and delivered by the parties on July 6, 2005, and a joint press release announcing the execution of the merger agreement was issued on that date.

        During August, September and October 2005, the parties had many discussions concerning Hands On’s cash flow situation. Hands On informed GoAmerica that it had approximately $1.4 million in liabilities, including expenses incurred in connection with the proposed merger. In addition, during this period, GoAmerica was contacted by approximately four other parties, each of which wanted to hold discussions with GoAmerica concerning a possible business transaction. GoAmerica notified Hands On that it had been contacted by these parties in accordance with the provisions of the merger agreement. As of September 30, 2005, GoAmerica had advanced $350,000 to Hands On under the loan agreement.

        On February 22, 2006, Hands On’s stockholders approved the previously proposed merger with GoAmerica.

        On March 1, 2006, GoAmerica announced its receipt of a letter from Hands On terminating the merger agreement between the parties. Subsequent discussions between the parties did not provide a basis to pursue the merger. A special meeting of GoAmerica’s stockholders was scheduled for March 13, 2006, adjourned from February 27, 2006 in order to allow GoAmerica to achieve a quorum with respect to the special meeting. As of March 6, 2006, GoAmerica had achieved a quorum and received votes in favor of the Hands On merger. Nevertheless, on March 7, 2006, GoAmerica announced its cancellation of its special meeting and its determination not to pursue its proposed merger with Hands On. As a result of the merger agreement termination, Hands On’s repayment obligations under the loan agreement began on July 1, 2006. After GoAmerica received all such payments due through September 30, 2006, Hands On ceased making payments due, leaving an outstanding receivable of $562,000 at December 31, 2006. Hands On indicated that it did not intend to make any further payments to GoAmerica under the existing terms of the loan agreement and that Hands On was attempting to restructure its debts and raise new capital. In December 2006, GoAmerica commenced litigation against Hands On, seeking recovery of its loan receivable.

2007 Negotiations

        On March 15, 2007, Edmond Routhier, the president of Hands On, sent an email message to Daniel Luis requesting a conference call to introduce himself and to discuss a business matter.

On March 16, 2007, Messrs. Routhier and Luis spoke at length. Mr. Routhier indicated that Hands On had attracted new investors, had developed new operating goals for 2007, and had an interest in amicably settling the outstanding loan balance. They discussed the prior failed merger and the fact that video and text relay remained strategic priorities for both companies. The focus of the call was on maximizing the recovery of loaned funds with a willingness to open new acquisition discussions if the parties could settle the outstanding loan payments. On March 16, 2007, the GoAmerica board was apprised via email of the discussion with Mr. Routhier.

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        On March 22, 2007, GoAmerica received an offer from Hands On seeking to settle the outstanding loan receivable by means of a $400,000 cash payment. Mr. Routhier advised Mr. Luis that new members of the Hands On board were interested in exploring business combination/strategic discussions as well as resolving Hands On’s obligations to repay the outstanding indebtedness.

        On March 22, 2007, the GoAmerica board reviewed the proposed settlement with Hands On and considered future strategic opportunities. The Company had been in discussions with financing sources relating to the acquisition of Verizon’s TRS division and had decided to partner with Clearlake. The board designated its chairman, Aaron Dobrinsky, to work with Clearlake in identifying what, if any, opportunity existed for a potential combination with Hands On.

        In April 2007, GoAmerica and Hands On executed a settlement agreement and mutual release. GoAmerica received an immediate $400,000 cash payment, recorded a settlement loss of $162,000 and settled all pending disputes with Hands On resulting from the termination of the prior merger agreement. As a result of the terminated merger, GoAmerica wrote off a total of $431,000 of merger-related expenses during the six months ended June 30, 2006.

        On April 11, 2007, a preliminary fact gathering telephone call was held by Edmond Routhier, Bill McDonagh, a director of Hands On, Aaron Dobrinsky, Daniel Luis and Behdad Eghbali of Clearlake. The parties discussed the status of the Hands On business, recent growth activities and the anticipated delivery by Hands On of preliminary financial data for review by GoAmerica. On April 23, 2007, Hands On delivered to GoAmerica financial statements for 2006 and year-to-date 2007. These financial statements were updated on July 2, 2007, at which time Hands On provided GoAmerica with projections through 2008.

        In May and June 2007, discussions continued between Hands On and GoAmerica. On June 28, 2007, Aaron Dobrinsky, Daniel Luis and Behdad Eghbali met with Edmond Routhier to review the business operations, results and business prospects of Hands On and GoAmerica.

        On June 27, 2007, Behdad Eghbali and Steven C. Chang met with directors of Hands On, Bill McDonagh, Steven Eskenazi and Jack Clark, at the offices of Walden Venture Capital to discuss the proposed TRS acquisition, as well as the results of due diligence conducted in connection with such transaction.

        On July 3, 2007, Hands On conducted a board meeting at which the Hands On board discussed deal synergies and valuation approaches. Mr. McDonagh contacted Behdad Eghbali after that meeting and advised him that Hands On was interested in moving forward to develop and negotiate a definitive agreement for the Hands On merger.

        On July 17, 2007, the GoAmerica board was presented with an outline of a Hands On proposal seeking $35 million in cash and a formula for a fixed number of shares of GoAmerica stock with an equity value of $35 million. The GoAmerica board instructed management to continue discussions and due diligence with Hands On and authorized the preparation of a non-binding indication of interest letter. At the same time, the board directed management to assure that any negotiations with Hands On would not adversely impact the pending negotiations with Verizon regarding the acquisition of Verizon’s TRS division, as completion of those negotiations and execution of the TRS asset purchase agreement were perceived to be imminent.

        On July 19, 2007, Mr. Luis advised Verizon of the possibility of increasing the potential financial commitment from Clearlake in order to enable GoAmerica’s board to consider a possible additional transaction with an unnamed video relay services company. Verizon responded affirmatively to this inquiry and was supportive of GoAmerica’s pursuit of such an additional transaction. Mr. Luis advised the board of Verizon’s reaction on July 20, 2007.

        On July 24, 2007, Mr. Luis updated Messrs. Dobrinsky and Eghbali on discussions Mr. Luis had with Hands On regarding certain internal matters. During this and other conversations, GoAmerica and Clearlake discussed certain positions that Hands On was taking regarding the terms of the Series A Preferred Stock issued and to be issued to Clearlake in order to finance the acquisition of Verizon’s TRS division and the Hands On merger. Mr. Eghbali expressed a willingness to modify certain terms of the Series A Preferred Stock if necessary to reach agreement with Hands On.

        On July 27, 2007, Hands On engaged an investment banking firm, JMP Securities, as its financial advisor for the Hands On merger.

        On August 1, 2007, GoAmerica and Verizon signed the TRS asset purchase agreement and GoAmerica and Clearlake signed equity agreements and debt commitment letters which acknowledged that the parties could pursue a follow-on investment without identifying Hands On or any other potential target. Those arrangements were reflected in agreements filed by GoAmerica with the SEC and described generally in GoAmerica’s August 2, 2007 press release. That press release indicated that Clearlake had made a time-specific commitment of up to an additional $55 million for

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investments, acquisitions, or combinations if requested by GoAmerica’s board of directors and further approved by Clearlake by September 14, 2007. At that time, GoAmerica and Clearlake contemplated that up to an additional $15 million could be invested by Clearlake in GoAmerica in exchange for an additional 2,901,354 shares of Series A Preferred Stock at a price of $5.17 per share and up to $40 million could take the form of additional senior borrowings. GoAmerica further disclosed that if by September 14, 2007, GoAmerica had not completed negotiations for any follow-on transactions, the incremental commitment of up to $55 million would expire.

        On August 1, 2007, a conference call involving Bill McDonagh, Steven Eskenazi, Edmond Routhier, Behdad Eghbali, Aaron Dobrinsky, Dan Luis, and Donald Barnhart was convened to further discuss terms of a possible Hands On merger and related issues.

        On August 3, 2007, GoAmerica, Hands On and Clearlake signed a non-binding indication of interest letter that provided for a 30-day exclusivity period and contemplated a transaction in which Hands On stockholders would receive $35 million in cash and up to 6,700,000 shares of GoAmerica common stock. Thereafter, GoAmerica and Hands On began exchanging additional due diligence information and an online data room was established for the posting of information exchanged by the parties.

        On August 5, 2007, Aaron Dobrinsky, Daniel Luis, Behdad Eghbali, Bill McDonagh, Edmond Routhier and Steven Eskenazi met to discuss transaction structure. On the following day, GoAmerica’s Chairman, Chief Executive Officer, Chief Financial Officer and Chief Technology Officer (via video conference), together with outside advisors and Clearlake representatives, participated in full-day management presentations and diligence meetings in Rocklin, California.

        Over the next several weeks, counsel for GoAmerica, Clearlake and Hands On exchanged drafts of documents pertaining to the Hands On merger and counsel for GoAmerica and Clearlake exchanged drafts of documents pertaining to Clearlake’s financing of that transaction. During that period, GoAmerica and Clearlake determined that Clearlake’s equity financing for the Hands On transaction would be limited to $5 million, as opposed to the $15 million amount initially contemplated by the parties.

        On August 13, 2007, Bill McDonagh, Edmond Routhier and Kurt Schusterman, Hands On’s Chief Marketing Officer, made additional management presentations on the Hands On business to Behdad Eghbali, Steven C. Chang and Jose Feliciano, principals in Clearlake.

        On August 16, 2007 and August 17, 2007, GoAmerica, Clearlake and Hands On conducted in-person and telephonic meetings to negotiate the terms of the Hands On merger agreement, to pursue due diligence and to review the processes being followed by each of the parties. Hands On was assisted in these and other negotiations by its investment banking firm, JMP Securities.

        On August 22, 2007, the GoAmerica board met to review the terms of the Hands On merger agreement, to receive an update on negotiations and due diligence and to discuss operational aspects of the proposed transaction. The GoAmerica board met again on September 2, 2007, to review changes to the transaction documents, to discuss due diligence information regarding operations, finance, technology, sales/marketing, intellectual property and material contracts, to consider certain pro forma financial information and to discuss integration planning. Follow-up meetings were held by the board on September 7, 2007, at which time the board reviewed the financing documents negotiated by GoAmerica and Clearlake and received a presentation from Duff & Phelps. Duff & Phelps stated that it expected that it would be prepared to deliver an opinion letter to the effect that the consideration to be paid pursuant to the Hands On merger agreement was fair to GoAmerica from a financial point of view. That opinion was ultimately delivered on September 7, 2007, and is set forth as Annex H to this proxy statement.

        On September 10, 2007, the GoAmerica board met again to review changes in the transaction and financing documents and to consider certain open points which were resolved on September 11, 2007.

        On September 11, 2007, Hands On convened a meeting of its board of directors, at which the board unanimously voted in favor of the Hands On merger as contemplated under the terms of the Hands On merger agreement and authorized the execution and delivery of such agreement and certain related documents.

        Also on September 11, 2007, the GoAmerica board authorized the execution of the Hands On merger agreement and certain related documents and authorized the execution of certain Clearlake financing documents, including an amended and restated second stock purchase agreement, an amended and restated first lien debt commitment letter and an amended and restated second lien debt commitment letter. All actions taken by the board at the September 11, 2007 meeting were unanimous, except that Mr. Eghbali, as a principal of Clearlake, abstained from voting on matters

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pertaining to financing provided by Clearlake and Joseph Korb abstained with respect to all matters concerning the Hands On merger, although he did agree to vote his GoAmerica stock in favor of the Hands On merger pursuant to the voting agreement dated September 12, 2007, by and among Hands On and certain members of GoAmerica’s management and board of directors.

        On September 12, 2007, the Hands On merger agreement and other related transaction documents were executed and a press release announcing the transaction was publicly disseminated.

        On September 17, 2007, GoAmerica and Hands On entered into a side letter to amend the Hands On merger agreement to provide for a cap on the number of unvested options to be assumed by GoAmerica under the terms of the Hands On merger agreement.

        On September 23, 2007, a representative of a third party contacted Ronald Obray, Hands On’s chief executive officer, to inquire about the current status of Hands On, the announced merger transaction with GoAmerica and a request to explore the relationship between Hands On and the third party. Mr. Obray indicated that Hands On had entered into the Hands On merger agreement and that he was not at liberty to discuss the topic any further. In compliance with the terms of the Hands On merger agreement, on September 24, 2007, JMP Securities notified GoAmerica of the contact from the third party.

        On October 8, 2007, GoAmerica and Hands On entered into a second side letter to amend the Hands On merger agreement to (i) provide for “Common Liquidation Preference” to include the amount of any consideration received by Hands On for the purchase of Hands On common stock, including the exercise price received by Hands On in connection with the exercise of vested options between September 12, 2007, and the business day prior to the closing of the Hands On merger, (ii) remove the role of the exchange agent in receipt of the election forms, and (iii) remove the requirement of a guarantee of delivery from a member of a registered national securities exchange or a commercial bank or trust company.

        On October 11, 2007, GoAmerica and Hands On entered into a third side letter to amend the Hands On merger agreement to provide that Hands On would have through October 18, 2007, to deliver to GoAmerica a copy of the written consent to the Hands On merger executed by each of the Key Hands On Stockholders.

        On November 6, 2007, GoAmerica and Hands On entered into a fourth side letter to amend the Hands On merger agreement to confirm the agreement and understanding of the parties that (A) the forty-five (45) day period referred to in clause (ii) of Section 8.1(b) of the Hands On merger agreement shall be extended to seventy-two (72) days and (B) such period shall be deemed to have commenced on October 22, 2007.

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REASONS FOR AND BENEFITS OF THE HANDS ON MERGER
AND THE RELATED FINANCING PROPOSALS

        GoAmerica’s board of directors believes that the Hands On merger, including the issuance of up to 6,700,000 shares of common stock and the payment of up to $35 million in cash to the stockholders of Hands On, is in the best interests of GoAmerica and its stockholders. In approving the Hands On merger, the Hands On merger agreement, the Hands On amended and restated certificate of incorporation and the issuance of an additional 967,118 shares of Series A Preferred Stock to partially fund the Hands On merger, the GoAmerica board considered the following factors:

•	the strategic importance to GoAmerica of Hands On’s telerelay and interpreting services, which the board and management of GoAmerica believe complement GoAmerica’s current business and the business that GoAmerica expects to acquire pursuant to the TRS asset purchase agreement;
•	the fact that the primary focus of both GoAmerica and Hands On is to serve the needs of the deaf and hard-of-hearing communities;
•	the terms of the Hands On merger agreement and the related terms, including the financial terms, of the transaction;
•	the financial condition, operating results and future prospects of GoAmerica and Hands On;
•	the fact that Hands On’s management has experience in businesses designed to aid the deaf and hard-of-hearing communities;
•	the potential cross-marketing benefits and marketing efficiencies of a combined Verizon’s TRS division/Hands On/GoAmerica company;
•	historical pro forma financial information relating to the Hands On merger, including, among other things, pro forma book value and earnings per share information;
•	a review of comparable transactions, including a comparison of the price being paid in the Hands On merger with the prices paid in other comparable mergers, expressed as, among other things, multiples of book value and earnings; and
•	management’s view, based on, among other things, a review of comparable transactions and the opinion of Duff & Phelps, GoAmerica’s financial advisor, that the merger consideration to be paid by GoAmerica is fair to GoAmerica from a financial point of view; see “Proposal 2(a): Approval of the Acquisition of Hands On by Merger and the Issuance of up to 6,700,000 Shares of Common Stock as Part of the Merger Consideration Issuable to the Stockholders of Hands On — Opinion of Financial Advisor.”

In approving the transaction, the GoAmerica board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision-making process. Individual directors may have given one or more factors more weight than other factors.

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RISK FACTORS RELATED TO THE HANDS ON MERGER AND
THE RELATED FINANCING PROPOSALS

        In addition to the benefits it believes will be derived from the Hands On merger, GoAmerica’s board of directors considered the following risks associated with the Hands On merger and consummating the related debt and equity financings:

•	There can be no assurance that the combined company will attain the type of revenue enhancements and cost savings necessary to justify the consideration to be paid to Hands On’s stockholders.
•	As described under the caption “Risk Factors Related to the TRS Acquisition and the Related Financing Proposals,” NECA could decrease its reimbursement rates in the future, which could materially adversely impact GoAmerica.
•	As described under “Proposal 2(a): Approval of the Acquisition of Hands On by Merger and the Issuance of up to 6,700,000 Shares of Common Stock as Part of the Merger Consideration Issuable to the Stockholders of Hands On — Sources of Financing,” the Hands On merger is being financed through $40 million of committed senior secured debt financing and $5 million of committed equity financing, funded in each case by Clearlake and/or by investors committing to provide a portion of the financing. The recent sub-prime mortgage financial crisis has resulted in increased volatility in the capital markets. Although GoAmerica believes that Clearlake has continued to spend large amounts of time and energy on our business and the proposed transactions described in this proxy statement, GoAmerica cannot predict the effect such volatility, if it continues or increases, will have on its stock price in general, on its ability to close the debt and equity financings with Clearlake or others and on its ability to repay or refinance the indebtedness it is incurring in connection with the Hands On merger.
•	Since the number of GoAmerica shares to be issued in the merger is fixed, Hands On stockholders will receive the benefit of any appreciation in the market price of GoAmerica’s common stock between the signing of the Hands On merger agreement and the completion of the Hands On merger;
•	The Hands On merger involves the integration of three businesses that previously operated independently — GoAmerica, Verizon’s TRS division (inasmuch as consummation of the TRS acquisition is a condition to the closing of the Hands On merger), and Hands On. Although the businesses of the companies are complementary, the integration of the departments, systems, business units, operating procedures and information technologies of the three businesses will present a significant challenge to management. We cannot assure you that GoAmerica will be able to integrate and manage these operations effectively or improve the historical financial performances of GoAmerica, Verizon’s TRS division, and Hands On. The failure to successfully integrate these systems and procedures could have a material adverse effect on the results of operations and financial condition of the combined company. The difficulties of combining the companies’ operations include:
•	the necessity of coordinating geographically separated organizations;
•	integrating personnel with diverse business backgrounds;
•	integrating the businesses’ technology and products;
•	combining different corporate cultures;
•	the fact that Hands On has been a privately held company and will now become a subsidiary of a public company;
•	retaining key employees;
•	retaining existing customers;
•	maintaining product development schedules;
•	creating uniform standards, controls, procedures, policies and information systems;
•	integrating sales and business development operations; and
•	preserving important distribution relationships.

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•	The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses. The diversion of management’s attention and any delays or difficulties encountered in connection with the Hands On merger and the integration of the companies’ operations could have a material adverse effect on the business and results of operations of the combined company.
•	Upon consummation of the acquisition of Verizon’s TRS division and the Hands On merger, control of GoAmerica will be concentrated in Clearlake (which will own approximately 47.6% of GoAmerica’s capital stock on an as-converted-to-common-stock basis, assuming consummation of the TRS acquisition and the Hands On merger on December 15, 2007, assuming that no other investor purchases shares of Series A Preferred Stock issued pursuant to the second stock purchase agreement, assuming that GoAmerica does not pay any cash dividends on its Series A Preferred Stock prior to that date), and in certain former Hands On stockholders (who will collectively own approximately 39.6% of GoAmerica’s outstanding capital stock, calculated as if the Series A Preferred Stock were converted into common stock, assuming consummation of the TRS acquisition and the Hands On merger on December 15, 2007, and assuming that GoAmerica does not pay any cash dividends on its Series A Preferred Stock prior to that date).
•	GoAmerica has incurred, and will continue to incur, considerable expense in pursuing the Hands On merger, including professional fees and disbursements of its attorneys and accountants, fees paid to the firm which has provided a fairness opinion and fees and disbursements of Clearlake’s counsel. Further, in certain circumstances described elsewhere in this proxy statement, in the event that GoAmerica’s stockholders approve the TRS acquisition but do not approve the Hands On merger, GoAmerica will be required to pay a termination fee of $1.5 million to Hands On. In the event that GoAmerica does not consummate the Hands On merger and therefore does not obtain the debt and equity financing that is scheduled to occur concurrently with the closing of the Hands On merger, the financial obligations incurred by GoAmerica will represent a significant liquidity burden for GoAmerica.

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PROPOSAL 2(a): APPROVAL OF THE ACQUISITION OF HANDS ON
BY MERGER AND THE ISSUANCE OF UP TO 6,700,000 SHARES
OF COMMON STOCK AS PART OF THE MERGER CONSIDERATION
ISSUABLE TO THE STOCKHOLDERS OF HANDS ON

        Proposal 2(a): We propose to approve GoAmerica’s acquisition of Hands On pursuant to the Hands On merger agreement attached to this proxy statement as Annex D and to approve GoAmerica’s issuance, as part of the consideration payable to the stockholders of Hands On pursuant to the Hands On merger agreement, of up to 6,700,000 shares of GoAmerica common stock, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica.

Introduction

        For information regarding Hands On’s business, see “The Businesses – Hands On’s Business.”

The Hands On Merger

        GoAmerica, HOVRS Acquisition Corporation, a wholly owned subsidiary of GoAmerica (“Merger Sub”), Hands On, and Bill McDonagh, as stockholders’ agent, have executed an agreement and plan of merger, dated as of September 12, 2007, as amended. Under the terms of that agreement, we have agreed to acquire Hands On through the statutory merger of Merger Sub with and into Hands On, pursuant to which Hands On will become a wholly owned subsidiary of GoAmerica. Pursuant to the Hands On merger agreement, stockholders of Hands On will receive:

•	cash in the amount of $35 million, minus the amount by which the total amount payable by Hands On to third parties for services rendered in connection with the Hands On merger (including fees payable for investment banking, legal, accounting and appraisal services) exceeds $1 million in the aggregate, to be funded through the sale of Series A Preferred Stock and the issuance of senior secured debt (see “— Sources of Financing”); plus
•	6,700,000 shares of GoAmerica common stock (less the number of shares allocable to one or more Hands On stockholders who exercise and perfect their dissenters’ rights), which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica.

Under the terms of the Hands On merger agreement, cash and shares of GoAmerica common stock received as merger consideration will be allocated among the Hands On stockholders based upon the election of each holder and the formulas set forth in the Hands On merger agreement.

        Closing of the Hands On merger will occur only if the TRS acquisition is consummated and GoAmerica’s stockholders approve Proposals 2(a), 2(b) and 2(c). Approval of Proposal 2(a) is required by NASDAQ rules because the issuance of common stock represents more than 20% of the outstanding shares of GoAmerica voting stock and because the issuance of up to 6,700,000 shares of common stock in the merger will result in a change in control of GoAmerica.

Hands On Options

        The Hands On merger agreement provides that all Hands On options that are vested as of one business day prior to the closing date must be exercised by that date, or else they will be cancelled. The Hands On common stock issued on exercise of such options will, as of the effective time of the Hands On merger, convert into the right to receive the merger consideration under the terms of the Hands On merger agreement.

        GoAmerica will assume Hands On common stock options that are not vested as of the closing date, up to a maximum of options to purchase 220,498 shares of Hands On common stock, which following the Hands On merger will become exercisable for the same number of shares of GoAmerica common stock as their holders would have received had they exercised their options immediately before the effectiveness of the Hands On merger. The parties executed a side letter, dated September 17, 2007 (the “side letter”), which amended the Hands On merger agreement to provide for a cap on the number of unvested options to be assumed by GoAmerica under the Hands On merger agreement, to a maximum of options to purchase 220,498 shares of Hands On common stock. The side letter also provides that any options granted after the signing of the Hands On merger agreement to persons hired as employees of Hands On after the date of the Hands On merger agreement, if approved by GoAmerica, will not be counted toward the 220,498 maximum, and any options so granted will be assumed by GoAmerica.

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Regulatory Approvals Applicable to the Hands On Merger

        There are no regulatory approvals required in order to consummate the Hands On merger.

Conditions of Closing

        GoAmerica’s and Hands On’s obligations to close the Hands On merger are subject to the satisfaction or waiver of each of the following conditions:

•	The Hands On merger agreement and the Hands On merger shall have been approved by the stockholders of Hands On and the stockholders of GoAmerica.
•	The Hands On amended and restated certificate of incorporation and the issuance of the shares of GoAmerica common stock pursuant to the Hands On merger agreement shall have been approved by the stockholders of GoAmerica.
•	There shall be no restraining order or injunction preventing the consummation of the Hands On merger in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental entity seeking any of the foregoing be pending which could reasonably be expected to have a material adverse effect on GoAmerica or Hands On, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Hands On merger, which makes the consummation of the Hands On merger illegal.
•	GoAmerica and Hands On shall have obtained all governmental approvals, waivers and consents necessary for consummation of the Hands On merger.
•	There shall be no legal proceedings pending or threatened that seek to prevent the closing of or challenge the validity of the transactions described in the Hands On merger agreement.
•	The transactions contemplated by the TRS asset purchase agreement shall have been consummated.
•	GoAmerica, American Stock Transfer & Trust Company, as escrow agent, and Bill McDonagh, as the agent of the stockholders of Hands On, shall have entered into an escrow agreement with respect to the $5 million escrow fund.

        GoAmerica’s obligations to close the Hands On merger are subject to the satisfaction or waiver of each of the following conditions:

•	Hands On’s representations and warranties contained in the Hands On merger agreement shall be true in all material respects (or, with respect to representations and warranties that are qualified as to materiality, true in all respects) and Hands On shall have performed in all material respects the agreements and covenants required to be performed by it prior to the closing.
•	GoAmerica shall have received a written opinion from legal counsel to the effect that the exchange of the Hands On common stock and Hands On preferred stock for GoAmerica common stock in the Hands On merger will be treated for federal income tax purposes as an exchange of property for stock under Section 351 of the Internal Revenue Code.
•	All third-party consents required by the Hands On merger agreement shall have been obtained, including consent of Sprint/United Management Company.

        Hands On’s obligations to close the Hands On merger are subject to the satisfaction or waiver of each of the following conditions:

•	GoAmerica’s representations and warranties contained in the Hands On merger agreement shall be true in all material respects (or, with respect to representations and warranties that are qualified as to materiality, true in all respects) and GoAmerica shall have performed in all material respects the agreements and covenants required to be performed by it prior to the closing.
•	Hands On shall have received a written opinion from legal counsel to the effect that the exchange of the Hands On common stock and Hands On preferred stock for GoAmerica common stock in the Hands On merger will be treated for federal income tax purposes as an exchange of property for stock under Section 351 of the Internal Revenue Code.

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•	All third-party consents required by the Hands On merger agreement shall have been obtained.
•	GoAmerica shall have duly adopted, executed and filed with the Secretary of State of the State of Delaware the Hands On amended and restated certificate of incorporation.
•	Steven Eskenazi, Bill McDonagh, and Edmond Routhier shall have been duly elected to serve on GoAmerica’s board of directors.
•	Clearlake shall have represented that it does not have a binding agreement or any current plan or intention to sell or otherwise dispose of any of its stock of GoAmerica.

        We cannot assure you that the conditions precedent to the Hands On merger can or will be satisfied.

Representations and Warranties

        The Hands On merger agreement contains customary representations and warranties relating to, among other things:

Hands On

•	Organization and authority to do business;
•	Due authorization, execution, delivery, performance and enforceability of the Hands On merger agreement and ancillary documents;
•	Consents, licenses, and permits of governmental entities;
•	Financial statements;
•	Capital structure;
•	Absence of certain changes in financial statements since December 31, 2006;
•	Absence of undisclosed liabilities;
•	Litigation;
•	Restrictions on business activities;
•	Intellectual property;
•	Interested party transactions;
•	Minute books, complete copies of materials, and Hands On material contracts;
•	Inventory and accounts receivable;
•	Customers and suppliers;
•	Employees and consultants;
•	Title to property;
•	Environmental matters;
•	Taxes;
•	Employee benefit plans and employee matters;
•	Insurance;
•	Compliance with laws;
•	Brokers’ and finders’ fees;
•	Privacy policies and web site terms and conditions;
•	International trade matters;
•	Proxy statement and information statement matters;
•	No other representations; and
•	Board approval.

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GoAmerica

•	Organization and authority to do business;
•	Due authorization, execution, delivery, performance and enforceability of the Hands On merger agreement and ancillary documents;
•	Consents, licenses, and permits of governmental entities;
•	Financial statements;
•	Capital structure;
•	Absence of certain changes in financial statements since December 31, 2006;
•	Absence of undisclosed liabilities;
•	Litigation;
•	Restrictions on business activities;
•	Intellectual property;
•	Interested party transactions;
•	Minute books, complete copies of materials, and GoAmerica material contracts;
•	Inventory and accounts receivable;
•	Customers and suppliers;
•	Employees and consultants;
•	Title to property;
•	Environmental matters;
•	Taxes;
•	Employee benefit plans and employee matters;
•	Insurance;
•	Compliance with laws;
•	Brokers’ and finders’ fees;
•	Privacy policies and web site terms and conditions;
•	International trade matters;
•	Board approval;
•	SEC documents;
•	Issuance of shares;
•	Representations as to HOVRS Acquisition Corporation; and
•	No other representations.

Amendments to and Waivers Under the Hands On Merger Agreement

        Subject to applicable law, at any time prior to consummation of the closing of the Hands On merger, we may, in writing:

•	amend the Hands On merger agreement, except that any such amendment must be agreed to by Hands On and Clearlake and, if such amendment is made after GoAmerica’s stockholders have approved the Hands On merger, such amendment either must receive subsequent stockholder approval or not require such approval;
•	extend the time for the performance of any of Hands On’s obligations or other acts required in the Hands On merger agreement;

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•	waive any inaccuracies in the representations and warranties made by Hands On in the Hands On merger agreement; and
•	waive compliance by Hands On with any of the agreements or conditions contained in the Hands On merger agreement.

Termination

        The Hands On merger agreement may be terminated at any time prior to closing of the Hands On merger:

•	by the mutual written consent of GoAmerica and Hands On;
•	by GoAmerica or Hands On if the Hands On merger shall not have been consummated on or before January 2, 2008 (the “outside date”);
•	by GoAmerica or Hands On if a court or other governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other action, permanently restraining, enjoining or otherwise prohibiting the Hands On merger;
•	by GoAmerica or Hands On, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the Hands On merger agreement, which breach shall not have been cured within ten business days following receipt by the breaching party of written notice of such breach from the other party;
•	by GoAmerica or Hands On, if the requisite votes by the stockholders of GoAmerica in order to consummate the Hands On merger are not obtained at the 2007 annual meeting, or at any adjournment or postponement thereof; or
•	by GoAmerica or Hands On, if any of the so-called “Key Hands On Stockholders” (Ronald Obray, Denise Obray, Edmond Routhier, Caymus Investment Group II, LLC and Caymus Obray, LLC) at any time takes any action to withdraw, rescind or revoke their respective written consents to approve the Hands On merger and the Hands On merger agreement.

        In the event of termination of the Hands On merger agreement due to the failure of GoAmerica to receive the requisite votes by its stockholders in order to consummate the Hands On merger, GoAmerica will be required to pay Hands On a fee equal to $1.5 million, if and only if (i) the requisite votes by the stockholders of GoAmerica were obtained to approve the acquisition of Verizon’s TRS division, or (ii) either (A) a GoAmerica’s stockholders’ meeting to vote on the Hands On merger has not been noticed and convened by the outside date or (B) a GoAmerica stockholders’ meeting has been held by the outside date but a proposal for the Hands On merger has not been put to a vote of the GoAmerica stockholders at such meeting (or any adjournment thereof) held not later than the outside date.

        Hands On delivered to GoAmerica a written consent of the Key Hands On Stockholders to approve the Hands On merger and the Hands On merger agreement. If at any time any of such persons takes any action to withdraw, rescind or revoke the written consent, Hands On will be required to pay GoAmerica a fee equal to $1.5 million.

Indemnification and Escrow

        Pursuant to the Hands On merger agreement, Hands On and GoAmerica have agreed to indemnify each other for damages incurred in connection with:

•	any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by such party in the Hands On merger agreement, and
•	any violation or alleged violation of the Communications Act of 1934, as amended, including amendments made by the Telecommunications Act of 1996, 47 U.S.C. § 151 et seq., and the rules and regulations of the FCC or NECA, and any violation or alleged violation of any public utility or other similar statutes which specifically govern and regulate intrastate telecommunications or relay service in the various states, in each case that occur prior to the effective date of the Hands On merger, that, in the case of Hands On, is directly related to certain Hands On marketing programs that are not continued by GoAmerica or Hands On, as the surviving corporation, in the conduct of their businesses following the Hands On merger, including any alleged violation of the Communications Act or other law found pursuant to a subpoena issued by the Enforcement Bureau of the FCC

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by letter to Hands On dated August 6, 2007, as it relates to certain Hands On marketing programs (the “FCC investigation”), and in the case of GoAmerica, is directly related to certain GoAmerica marketing programs that are not continued by GoAmerica in the conduct of its business following the Hands On merger, including any alleged violation of the Communications Act or other law found pursuant to that certain investigation by the FCC commenced by letter to GoAmerica dated May 7, 2007.

        Pursuant to an escrow agreement among GoAmerica, Bill McDonagh, as the agent of the stockholders of Hands On, and American Stock Transfer & Trust Company, as the escrow agent, an escrow fund of $5 million otherwise payable from the Hands On merger consideration will be created on the closing date of the Hands On merger. Claims against the escrow fund will be the sole and exclusive remedy of GoAmerica for any damages under the Hands On merger agreement, provided that liability arising from a breach of any representation, warranty or covenant based on a criminal act or fraud will be limited to the aggregate value of the merger consideration payable under the Hands On merger agreement. No claim for damages may be made against the escrow fund unless the aggregate of damages claims exceeds $250,000, with no party being liable for the first $250,000 of damages for which an indemnified party is entitled to indemnification, except for claims for damages arising under any violation or alleged violation of the Communications Act of 1934, as amended, including amendments made by the Telecommunications Act of 1996, 47 U.S.C. § 151 et seq., and the rules and regulations of the FCC or NECA, and any violation or alleged violation of any public utility or other similar statutes which specifically govern and regulate intrastate telecommunications or relay service in the various states, as related to certain Hands On or GoAmerica marketing programs.

        For purposes of the indemnification obligations under the Hands On merger agreement, all representations and warranties made by Hands On and by GoAmerica shall survive for a period of twelve months following the closing of the Hands On merger, and following the first anniversary of the closing of the Hands On merger, all unclaimed amounts of the escrow fund will be distributed to the Hands On stockholders; provided, however, that up to $2 million may be retained in escrow if the FCC investigation is not terminated or if actual damages have been incurred in connection with the FCC investigation but have not been resolved in accordance with the Hands On merger agreement, with such reserved escrow amount remaining in escrow until the earlier of (i) 24 months after the closing of the Hands On merger, (ii) the date on which the FCC has issued a notice of termination of the FCC investigation, or (iii) the date on which all actual damages incurred in connection with the FCC investigation are resolved in accordance with the Hands On merger agreement.

Lock-Up and Registration Rights Agreement

        As part of the Hands On merger, GoAmerica will enter into a lock-up and registration rights agreement with Hands On stockholders who elect to receive shares of GoAmerica common stock as part of the Hands On merger consideration, pursuant to which such stockholders will be prevented from selling, transferring or otherwise disposing of their shares of GoAmerica common stock during the one-year period immediately following the closing date of the Hands On merger, and restrict their ability to sell, transfer or otherwise dispose of their shares of GoAmerica common stock, in any three-month period during the second one-year period following the closing date of the Hands On merger, to the greater of (i) one percent of the number of shares of GoAmerica common stock then outstanding, and (ii) the average weekly reported volume of trading in GoAmerica common stock during the four calendar weeks prior to such sale, transfer or other disposition.

        Pursuant to the lock-up and registration rights agreement, if after the one year anniversary of the closing date of the Hands On merger, the GoAmerica common stock has an average closing price of $20.00 per share during any 90-day period, GoAmerica under certain circumstances may become obligated to register with the SEC the resale of the shares of common stock issued pursuant to the Hands On merger.

        Under the terms of the lock-up and registration rights agreement, the stockholders of Hands On will agree to release Hands On, GoAmerica, and their respective officers, directors and agents from any known and unknown claims arising out of or related to the ownership of securities of Hands On arising prior to the closing of the Hands On merger (other than any claims arising in connection with the Hands On merger or the Hands On merger agreement).

Support and Lock-Up Agreement

        As part of the Hands On merger, GoAmerica has entered into a support and lock-up agreement with the Key Hands On Stockholders pursuant to which such stockholders have agreed (a) not to sell or otherwise transfer any of their shares of Hands On prior to the closing of the Hands On merger, (b) not to grant a proxy or enter into any voting agreement concerning any of such shares, and (c) at any meeting of the stockholders of Hands On, to vote (or cause to be voted)

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such shares against (x) any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization or recapitalization of or by Hands On or any of its subsidiaries (except in connection with the Hands On merger), or (y) any amendment of Hands On’s certificate of incorporation or bylaws or other proposal or transaction involving Hands On or any of its subsidiaries (except in connection with the Hands On merger), for the purpose of impeding, frustrating, preventing or nullifying the Hands On merger agreement, the Hands On merger or any of the other transactions contemplated by the Hands On merger agreement.

Voting Agreement

        As part of the Hands On merger, CCP A, L.P., a fund managed by Clearlake, which holds all of GoAmerica’s outstanding shares of Series A Preferred Stock, and certain members of GoAmerica’s management and board of directors, have agreed, pursuant to a voting agreement dated as of September 12, 2007, to vote any GoAmerica shares they own (representing approximately 31.3% of GoAmerica’s outstanding voting power as of the record date) in favor of the Hands On merger and in favor of the issuance of up to 6,700,000 shares of GoAmerica common stock.

Board of Directors

        Immediately prior to the consummation of the Hands On merger, the resignations of certain current members of the GoAmerica board of directors will become effective and, as a condition to the closing of the Hands On merger, the GoAmerica board of directors will consist of the following eight members:

•	two individuals designated by GoAmerica, who will be Aaron Dobrinsky and Daniel R. Luis;
•	two individuals designated by Clearlake, who will be Behdad Eghbali and Steven C. Chang;
•	three individuals designated by Hands On, who will be Steven Eskenazi, Bill McDonagh and Edmond Routhier, and
•	one additional independent director designated by a majority of the other directors.

        There is no voting agreement or commitment regarding the designation or composition of the GoAmerica board of directors following the closing of the Hands On merger, other than the right of the Series A Preferred Stock to designate certain seats to the board of directors under the terms of the Hands On amended and restated certificate of incorporation and as set forth in the amended and restated investor rights agreement between Clearlake and the Key Hands On Stockholders.

        Biographical summaries of Mr. Dobrinsky, Mr. Eghbali and Mr. Luis are presented under the caption “Proposals 4(a) and 4(b): Election of Directors.” Certain existing members of the GoAmerica board will resign from the board either upon consummation of the acquisition of Verizon’s TRS division or immediately prior to the consummation of the Hands On merger.

        A biographical summary of Mr. Chang is presented under the caption “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS Division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS Division — Board of Directors.”

        The principal occupations and business experience for the past five or more years of Steven Eskenazi, Bill McDonagh and Edmond Routhier are as follows:

        Steven Eskenazi, age 45. Mr. Eskenazi is currently the Managing Director of WaldenVC II LP and Walden Media & Information Technology LP. He joined Walden from Alex. Brown, where he worked for seven years as a Managing Director and founder of Alex. Brown’s New Media Group. At Alex. Brown, he was directly involved in financing and sponsoring a wide range of media technology companies. Mr. Eskenazi is chairman of the board of Apollo International and a member of the board of directors of several privately held companies. Mr. Eskenazi received his Master of Business Administration from the Amos Tuck School at Dartmouth College, and he earned his Bachelor of Science Degree in Applied Mathematics with Honors from Union College.

        Bill McDonagh, age 51. Mr. McDonagh has been a venture partner with WaldenVC, a venture capital firm, since September 2000, and has been a management consultant since January 1999. From April 1994 to March 1998, Mr. McDonagh served as president and chief operating officer of Broderbund Software, Inc., a company that develops and markets personal computer software. Mr. McDonagh is currently a member of the board of directors of Design Within

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Reach, Inc., a public reseller of modern-design furnishings, and Carlston Family Foundation, a charitable organization supporting education and teachers in California. Mr. McDonagh holds a Bachelor of Business Administration in accounting from the University of Notre Dame and a Master of Business Administration from Golden Gate University.

        Edmond Routhier, age 39. Mr. Routhier joined Hands On as its President on September 2006. Prior to joining Hands On, Mr. Routhier was Managing Member of Caymus Investment Group, which makes private equity and debt investments. Mr. Routhier served as the chief executive officer of Sportsuniverse, Inc., an application service provider for a patented channel management software solution, from 1997 to 1999. In 1999, Sportsuniverse, Inc. was acquired by Fogdog.com, which went public in December 1999. Prior to joining Sportsuniverse, Inc. and Fogdog.com, from 1992 to 1997, Mr. Routhier was founder and chief executive officer of Rock’N Tacos, Inc., the parent company of Rock’N Tacos, JuiceGym and Rojoz Restaurants. Rock’N Tacos, Inc. was sold in 1997.

        As of the record date for the annual meeting, Messrs. Eskenazi, McDonagh and Routhier did not own any shares of GoAmerica capital stock. The GoAmerica board has determined that Messrs. Eskenazi and McDonagh satisfy the NASDAQ definition of independence.

Opinion of Financial Advisor

        GoAmerica retained Duff & Phelps to provide an opinion to GoAmerica’s board of directors addressing the fairness, from a financial point of view, of the aggregate consideration to be paid by GoAmerica in connection with the proposed Hands On merger.

        On September 7, 2007, Duff & Phelps delivered to the board of directors of GoAmerica a written opinion (the “D&P Hands On Opinion”) that, as of that date, and based upon and subject to the assumptions, factors and other limitations described in the written opinion, the aggregate consideration to be paid by GoAmerica is fair to GoAmerica from a financial point of view. Duff & Phelps’ opinion is addressed to the GoAmerica board, and is directed only to the financial terms of the proposed transaction, and does not constitute a recommendation to any GoAmerica stockholder as to what action a stockholder should, or should not, take in connection with the proposed transaction. Except as discussed herein, GoAmerica’s board of directors did not impose any limitations upon Duff & Phelps with respect to investigations made or procedures followed in rendering the D&P Hands On Opinion.

        The full text of the D&P Hands On Opinion is attached to this proxy statement as Annex H and is incorporated into this proxy statement by reference. We urge you to read the D&P Hands On Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations of Duff & Phelps’ analyses. The merger consideration payable pursuant to the Hands On merger agreement was determined by negotiation between the management of Hands On and GoAmerica and was not determined by Duff & Phelps.

        THE D&P HANDS ON OPINION IS DIRECTED ONLY TO GOAMERICA’S BOARD OF DIRECTORS REGARDING THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE AGGREGATE CONSIDERATION TO BE PAID BY GOAMERICA IN CONNECTION WITH THE PROPOSED HANDS ON MERGER. IT IS NOT A RECOMMENDATION ON HOW YOU SHOULD VOTE AT THE 2007 ANNUAL MEETING.

        In arriving at its opinion, Duff & Phelps’ procedures included, but were not limited to, the following:

•	Discussions with GoAmerica and GoAmerica’s private equity sponsor concerning the history, current status and future operations of Hands On in order to obtain an explanation and clarification of data provided;
•	A review and analysis of Hands On’s historical operating and financial results;
•	A review and analysis of financial data for publicly-traded companies engaged in the same or similar lines of business to develop operating comparisons to Hands On;
•	Analysis of financial and operating projections including revenues, operating margins (e.g., earnings before interest and taxes), working capital investments, and capital expenditures based on historical operating results, industry results and future expectations for Hands On; and
•	Analysis of other facts and data considered reasonable and appropriate under the circumstances.

        Duff & Phelps assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by or discussed with it for purposes of rendering its opinion. Duff & Phelps assumed that the Hands On financial forecasts provided by GoAmerica management were reasonably prepared on bases reflecting the best

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currently available estimates and judgments of the management of GoAmerica and Hands On, at the time of preparation, of the future operating and financial performance of Hands On. Duff & Phelps did not assume any responsibility for, or make or obtain any independent evaluation or appraisal of, the value of the assets or liabilities of Hands On.

        In preparing its opinion, Duff & Phelps performed a variety of financial and comparative analyses. In the following paragraphs, these analyses are summarized. These analyses should be considered in their entirety.

        Income Approach. In performing its analysis, Duff & Phelps utilized the “discounted cash flow method,” a variation of the “income approach,” as its primary valuation methodology. The discounted cash flow method utilizes the projected cash flows expected to be generated by Hands On, and an appropriate discount rate, to determine the fair market value of Hands On.

        Revenue and expense projections were based on management forecasts for fiscal years 2007 through 2011 and an extrapolation of projections thereafter to 2014. To assess the value of Hands On beyond this period, a terminal value was calculated by growing the 2014 debt-free cash flows by a long-term growth rate and capitalizing the cash flow by the weighted average cost of capital (“WACC”) less the long-term growth rate assumed. Duff & Phelps then converted Hands On’s projected net debt-free cash flows and terminal value to their present value equivalent using the WACC. In conducting its analysis, Duff & Phelps employed a range of WACC estimates. The WACC estimates utilized were 17.0%, 16.0%, and 15.0%, respectively.

        The WACC is the rate of return a hypothetical investor would require for investing in the operating assets of Hands On. The WACC is comprised of estimates of an industry participant’s cost of equity and cost of debt capital. The cost of equity assumption used by Duff & Phelps was derived using the “capital asset pricing model,” a well recognized and widely used model for this purpose.

        Under the discounted cash flow method as summarized above, an estimated aggregate equity value of $63.3 million to $74.8 million was determined for Hands On.

        Market Comparable and Market Transaction Method. Duff & Phelps analyzed publicly available financial information and calculated last twelve month (“LTM”) revenue and operating profit valuation ratios for each of the select publicly traded companies identified by Duff & Phelps. Based on Hands On’s historical and projected performance as compared to its comparable companies, Duff & Phelps selected a range of operating profit based valuation ratios to be applied to certain performance metrics of Hands On to provide indications of the value of Hands On.

        In connection with this analysis, Duff & Phelps determined the following companies to be most comparable to Hands On: GoAmerica, Inc., PeopleSupport, Inc., SDL Plc., Lionbridge Technologies Inc., Teletech Holdings, Inc., Sykes Enterprises, Inc., ICT Group, Inc. and StarTek, Inc.

        In addition to utilizing the pricing guidance of publicly traded data relay and business process outsourcing companies, Duff & Phelps identified change of control transactions that involved the acquisition of businesses deemed comparable to Hands On by searching filings and databases of the SEC and other services. The search was limited to transactions where sufficient financial information was available in order to arrive at relevant valuation ratios (multiples of operating results to disclosed acquisition price).

        The transactions identified were announced between April 14, 2004 and June 14, 2006, and included, Language Line Holdings, Inc. / ABRY Partners, LLC; Bowne Global Solutions Inc. / Lionbridge Technologies Inc.; Iceland Telecom, Ltd / Investor Group; Rapid Text, Inc. / PeopleSupport Inc.; Intrado Inc. / West Corporation; Raindance Communications Inc. / West Corporation; and Direct Alliance Corp. / TeleTech Holdings Inc.

        Utilizing the foregoing public company and change of control transactions and the assumptions employed, an estimated equity value of $65 million to $80 million was determined for Hands On.

        No company, transaction, or business used in the market comparable method or market transaction method as a comparison is identical to Hands On. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics, and other factors, that could affect the acquisition, public trading or other values of the selected companies or transactions to which Hands On is being compared.

        Valuation Approach Conclusion. Duff & Phelps ultimately based its conclusions upon the discounted cash flow method, and used the market comparable and market transaction approaches as a means of validating the value range derived using the discounted cash flow method.

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        The summary set forth above does not purport to be a complete description of the analyses performed by Duff & Phelps in connection with the rendering of the D&P Hands On Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the D&P Hands On Opinion. The full text of the D&P Hands On Opinion, dated September 7, 2007, which sets forth the assumptions made and matters considered, is attached to this proxy statement as Annex H. The D&P Hands On Opinion is directed only to the “fairness” of the consideration paid by GoAmerica and does not constitute a recommendation to any GoAmerica stockholder as to how such stockholder should vote with respect to the proposed merger.

        In its analyses, Duff & Phelps necessarily made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Hands On. Duff & Phelps also relied upon certain representations and assumptions provided by GoAmerica management. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Although GoAmerica gave significant weight to the opinion and report of Duff & Phelps, Duff & Phelps’ opinion and its related analyses were among many factors considered by GoAmerica’s board of directors in its evaluation of the proposed transaction. Therefore, the D&P Hands On Opinion should not be viewed as determinative of the views of GoAmerica’s board of directors or management with respect to the proposed transaction. Duff & Phelps’ analysis and opinion is valid only as of the date of its issuance.

        Under the terms of the Duff & Phelps engagement letter, GoAmerica has paid Duff & Phelps a customary fixed fee of $90,000 for rendering its opinion. The fee was not contingent upon the outcome of Duff & Phelps’ analysis or the tenor of its conclusions. Whether or not the Hands On merger is consummated, GoAmerica has agreed to pay Duff & Phelps for professional fees incurred and its reasonable out-of-pocket expenses, and to indemnify it against specified liabilities relating to or arising out of services performed by Duff & Phelps as a financial advisor to the board of directors of GoAmerica.

        Duff & Phelps is an independent financial advisory firm, offering a broad range of consulting and investment banking services. Duff & Phelps has advised clients on valuation and corporate finance issues since 1932. Duff & Phelps was retained by the board of directors of GoAmerica to act as its financial advisor in connection with the proposed transaction based on Duff & Phelps’ expertise in providing such analyses to clients.

        Duff & Phelps does not make a market in GoAmerica’s stock or provide research coverage for GoAmerica. Duff & Phelps does not own an equity interest in GoAmerica or Hands On.

Sources of Financing

        We intend to finance the Hands On merger through $5 million of committed equity financing and $40 million of committed senior secured debt financing, funded in each case by funds managed by Clearlake and by other investors committing to provide a portion of this financing.

       Equity Financing

        The equity financing reflects the issuance of 967,118 shares of Series A Preferred Stock at a price of $5.17 per share, such shares to be issued at the second closing under the second stock purchase agreement. That closing will be held concurrent with the closing of the Hands On merger. For information regarding the first stock purchase agreement and the second stock purchase agreement, see “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS Division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS Division — Sources of Financing.”

        If GoAmerica consummates the acquisition of Verizon’s TRS division and the Hands On merger and thus 7,446,809 shares of Series A Preferred Stock are issued to Clearlake pursuant to the second stock purchase agreement and up to 6,700,000 shares of common stock are issued to the former stockholders of Hands On, then, assuming that the closings occur on December 15, 2007 and no dividends are paid on the Series A Preferred Stock prior to that date, Clearlake will own approximately 47.6% of the outstanding shares of GoAmerica capital stock on an as-converted-to-common-stock

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basis, the former stockholders of Hands On will own approximately 39.6% of the outstanding shares of GoAmerica capital stock, assuming the Series A Preferred Stock were converted into common stock, and the current common stockholders of GoAmerica (other than Clearlake) will own approximately 12.8% of the outstanding shares of GoAmerica capital stock, assuming the Series A Preferred Stock were converted into common stock.

        Terms of the Series A Preferred Stock

        Pursuant to the terms of the Series A Preferred Stock as set forth in GoAmerica’s existing amended and restated certificate of incorporation, the shares of Series A Preferred Stock will accrue cumulative cash dividends at the rate of 8% per annum, compounded quarterly from the date of first issuance. The Hands On amended and restated certificate of incorporation provides that such rate will only apply until the “Dividend Reduction Date.” The “Dividend Reduction Date” is the first date on which the average closing price of our common stock is $20.00 or more per share over a 90-day period at any time one year or more after consummation of the Hands On merger. After the Dividend Reduction Date, the Hands On amended and restated certificate of incorporation provides that the shares of Series A Preferred Stock will accrue cumulative cash dividends at the rate of 3% per annum, compounded quarterly. The holder of Series A Preferred Stock will also be entitled to receive, during each fiscal year, an amount (if greater than zero) equal to (i) the dividends payable on the shares of common stock underlying the Series A Preferred Stock, if any, during such fiscal year (as if the shares of Series A Preferred Stock had been converted into common stock) minus (ii) the amount of the cumulative dividends that have been paid or accrued during that fiscal year. Payment of dividends on the Series A Preferred Stock will be paid in preference to any dividend on the common stock.

        Upon the liquidation of GoAmerica, the holder of Series A Preferred Stock would receive an amount equal to $5.17 per share plus accrued but unpaid dividends, payable in preference to any amount payable to holders of GoAmerica’s common stock. Thereafter, any remaining assets of GoAmerica will be distributed among the holders of common stock pro rata based on the number of shares of common stock held by each of them.

        The Series A Preferred Stock is convertible into common stock at an initial per share conversion price of $5.17, subject to adjustment for stock splits, combinations and stock dividends and to a weighted average adjustment for issuances of additional shares of common stock for no consideration or for a consideration less than the conversion price that is then in effect, except for issuances of common stock upon conversion of the Series A Preferred Stock, the exercise of stock options and warrants, an underwritten public offering, in connection with an acquisition or in connection with specified other business arrangements. Pursuant to the Hands On amended and restated certificate of incorporation, the Series A Preferred Stock will automatically convert to common stock if, after the filing of the Hands On amended and restated certificate of incorporation, the sale of GoAmerica common stock yields $50 million or more in gross proceeds from an underwritten public offering and the average closing price of our common stock is $15.00 or more per share over a 90-day period.

        GoAmerica may redeem the Series A Preferred Stock at any time on or after the fifth anniversary of the initial issuance date, in whole or in part, for a cash payment of $5.17 per share, plus accrued and unpaid dividends. On or after the fifth anniversary of the initial issuance date, the holder of the Series A Preferred Stock will be entitled to require GoAmerica to redeem the Series A Preferred Stock for the same cash payment.

        In general, subject to certain limitations that may be imposed as a result of NASDAQ Rules 4350 and 4351, a holder of the Series A Preferred Stock will be entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock held by such holder could be converted. Except as otherwise required by law or as described in GoAmerica’s certificate of incorporation, all shares of Series A Preferred Stock and all shares of common stock will vote together as a single class on an as-converted basis. The Series A Preferred Stock is not entitled to cumulative voting rights.

        GoAmerica’s existing amended and restated certificate of incorporation provides that once at least 290,135 shares of Series A Preferred Stock are issued, then as long as at least 96,712 shares of Series A Preferred Stock remain outstanding, GoAmerica shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock voting as a separate class:

(a)	issue any equity security (including additional shares of Series A Preferred Stock) that is pari passu with or senior to the Series A Preferred Stock as to liquidation or dividend payments;

(b)	amend GoAmerica’s certificate of incorporation in a manner that adversely affects the rights of the holders of Series A Preferred Stock;

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(c)	redeem or repurchase any equity security that is pari passu with or junior to the Series A Preferred Stock as to liquidation or dividends;

(d)	declare or pay any dividend on any capital stock of GoAmerica except in accordance with GoAmerica’s amended and restated certificate of incorporation (or the TRS amended and restated certificate of incorporation or Hands On amended and restated certificate of incorporation, as applicable); or

(e)	dissolve or liquidate GoAmerica.

        The Hands On amended and restated certificate of incorporation, like the TRS amended and restated certificate of incorporation, provides that once at least 6,769,826 shares of Series A Preferred Stock are issued, then as long as at least 2,257,000 shares of Series A Preferred Stock remain outstanding, the approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, shall be required before GoAmerica may take any of the actions described in clauses (a) through (e) above.

        Upon the closing of the first stock purchase agreement, Clearlake designated Behdad Eghbali to GoAmerica’s board of directors. Upon the first closing of the second stock purchase agreement, Clearlake will be entitled to designate another two members to the board (or one additional board member if the Hands On merger is approved). Clearlake has advised GoAmerica that it will designate Steven C. Chang for election to GoAmerica’s board, reserving its right, if any, to designate a second director.

        The TRS amended and restated certificate of incorporation provides that once 6,769,826 shares of Series A Preferred Stock are issued (which will occur upon the first closing of the second stock purchase agreement), then as long as at least 3,384,913 shares of Series A Preferred Stock remain outstanding, the holder of shares of Series A Preferred Stock, voting separately as a class, will be entitled to elect three directors to GoAmerica’s board at each annual election of directors. One of those three members must be unaffiliated with the holder of the Series A Preferred Stock and eligible to serve on the board’s audit committee under applicable SEC and NASDAQ requirements (or the requirements of another exchange on which GoAmerica’s common stock is then listed). As long as more than 1,015,474 but less than 3,384,913 shares of Series A Preferred Stock remain outstanding, the holder of shares of Series A Preferred Stock, voting separately as a class, will be entitled to elect two directors. In that case, one of the two members must be unaffiliated with the holder of Series A Preferred Stock and eligible to serve on the audit committee. Once at least 6,769,826 shares of Series A Preferred Stock are issued, then if less than 1,015,474 shares of Series A Preferred Stock remain outstanding, the holder of shares of Series A Preferred Stock will not be entitled to elect specific members of the board. These provisions regarding the election of directors will be superseded in the event that the Hands On merger is consummated and the Hands On amended and restated certificate of incorporation is approved.

        The Hands On amended and restated certificate of incorporation provides that once 7,736,944 shares of Series A Preferred Stock are issued (which will occur upon the second closing of the second stock purchase agreement), then as long as at least 1,600,000 shares of Series A Preferred Stock remain outstanding, the holder of shares of Series A Preferred Stock, voting separately as a class, will be entitled to elect two directors to GoAmerica’s board at each annual election of directors. Under the Hands On amended and restated certificate of incorporation, as long as one or more but less than 1,600,000 shares of Series A Preferred Stock remain outstanding, the holder of shares of Series A Preferred Stock, voting separately as a class, will be entitled to elect one director.

        The holder of the Series A Preferred Stock has demand and piggyback registration rights, as set forth in the investor rights agreement executed on August 1, 2007. Such agreement will be amended and restated, upon consummation of the acquisition of Verizon’s TRS division, to give effect to that acquisition and the related financings and to provide Clearlake with certain information rights and will be further amended and restated upon consummation of the Hands On merger to give effect to the Hands On merger and the related financings. The amended and restated investors rights agreement will also provide that if any holder of shares of Series A Preferred Stock intends to transfer its shares of Series A Preferred Stock to anyone besides an affiliate of such holder, Clearlake or its affiliates, then all of such holder’s shares of Series A Preferred Stock would be required to be converted into common stock prior to such transfer. In addition, if Clearlake intends to transfer its shares of Series A Preferred Stock to any non-affiliate of Clearlake, then all outstanding shares of Series A Preferred Stock held by all holders of Series A Preferred Stock would be required to convert into shares of common stock.

        A copy of the second stock purchase agreement is attached to this proxy statement as Annex B.

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        Conditions to the Second Closing under the Second Stock Purchase Agreement

        The obligations of GoAmerica and Clearlake to consummate the second closing provided for under the second stock purchase agreement — at which 967,118 shares of Series A Preferred Stock are to be issued to a Clearlake fund and to other investors electing to participate on a minority basis — are subject to the satisfaction or waiver of each of the following conditions:

•	6,479,691 shares of Series A Preferred Stock shall have been issued to Clearlake and to other investors electing to participate on a minority basis at the closing of the acquisition of Verizon’s TRS division, prior to or concurrent with the second closing under the second stock purchase agreement;
•	GoAmerica’s stockholders shall have approved the proposals to approve the Hands On merger and the Hands On merger agreement, to approve the Hands On amended and restated certificate of incorporation, and to authorize the issuance of 967,118 shares of Series A Preferred Stock at the second closing under the second stock purchase agreement;
•	all conditions to the closing of the Hands On merger shall have been satisfied and the closing of the Hands On merger shall have occurred concurrently with the second closing under the second stock purchase agreement;
•	no law or order shall be in effect prohibiting the second closing under the second stock purchase agreement;
•	all regulatory approvals required by the Hands On merger agreement and the second stock purchase agreement shall have been obtained;
•	the shares of common stock issuable upon conversion of the Series A Preferred Stock shall have been qualified for listing by NASDAQ; and
•	the Hands On amended and restated certificate of incorporation shall have been filed with the Secretary of State of the State of Delaware.

        In addition, the obligations of Clearlake, on the one hand, and GoAmerica, on the other hand, to consummate the second closing under the second stock purchase agreement are contingent on the continuing truth and accuracy of certain representations made by the parties in the second stock purchase agreement and their respective performance of the obligations to be performed by each of them prior to the second closing thereunder.

        Other conditions to Clearlake’s obligations to consummate the second closing under the second stock purchase agreement include the following; all conditions to the consummation of the debt financing described in the amended and restated first lien debt commitment letter and the amended and restated second lien debt commitment letter shall have been satisfied, unless the failure to satisfy any such condition precedent is due to any act or failure to act by Clearlake; and the Hands On merger agreement and other agreements related to the Hands On merger shall not have been materially amended without the investors’ approval, which shall not be unreasonably withheld or delayed. Other conditions to GoAmerica’s obligations to consummate the second closing include the payment by the investors of the purchase price for the shares of Series A Preferred Stock and the concurrent closing of the debt financing described in the amended and restated second lien debt commitment letter.

       Debt Financing

        GoAmerica and Clearlake executed an amended and restated second lien commitment letter, dated September 12, 2007, pursuant to which Clearlake committed to loan GoAmerica $40 million of senior secured debt, due five years less one week from the date of issuance, to finance the Hands On merger and for working capital purposes. The loan, which will close upon the closing of the Hands On merger, will bear interest at the rate of LIBOR plus 9% per annum, payable quarterly in arrears. The loan will be secured on a second lien basis by substantially all of the assets of GoAmerica and its material subsidiaries, including the assets purchased by GoAmerica in the TRS acquisition and the Hands On merger. The Company expects that the definitive debt financing agreements will contain operating and financial covenants of the type customarily found in credit agreements, including but not limited to restrictions on the Company’s ability to pay dividends to its stockholders, make investments, undertake affiliate transactions, and incur additional indebtedness, in addition to containing financial compliance requirements. GoAmerica’s material subsidiaries will guarantee the repayment of the loan. Clearlake’s obligations to provide the funding described in the second lien debt commitment letter are subject to the satisfaction of each of the following conditions:

•	GoAmerica and Clearlake shall have executed the definitive agreements required to effectuate the debt financing that is described in the amended and restated second lien debt commitment letter;

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•	the closing of the acquisition of Verizon’s TRS division shall have occurred prior to or concurrently with the second lien debt closing;
•	the closing of the Hands On merger shall have occurred concurrently with the second lien debt closing, and the Hands On merger agreement shall not have been amended or any term or condition thereof waived without Clearlake’s consent, which consent is not to be unreasonably withheld or delayed;
•	the other agreements related to the Hands On merger agreement shall not have been amended without Clearlake’s approval, which approval shall not be unreasonably withheld or delayed;
•	GoAmerica shall have received not less than $38.5 million in gross proceeds at the first and second closings under the second stock purchase agreement (unless the investors under that agreement constituting affiliates of Clearlake are in material breach of their obligations);
•	at the time of the second lien debt closing, there shall not be any pending or threatened action, suit, investigation, litigation or proceeding that is for the purpose of enjoining or preventing the second lien debt financing; and
•	all required regulatory and stockholder approvals for the acquisition of Verizon’s TRS division and for the Hands On merger shall have been obtained.

        Clearlake is currently engaged in discussions with investors who may be willing to provide all or a portion of the financing described in the amended and restated second lien debt commitment letter. If any such investor is willing to provide all or a portion of this debt financing, Clearlake, GoAmerica and the investor may renegotiate the terms set forth in the amended and restated second lien debt commitment letter.

        A copy of the amended and restated second lien commitment letter has been filed by GoAmerica as an exhibit to its Current Report on Form 8-K dated September 18, 2007, and is incorporated into this proxy statement by reference. See “Where You Can Find Additional Information.” We have attached a copy of the second stock purchase agreement to this proxy statement as Annex B.

Financial Information

        In addition to the financial information described under the caption “Proposal 1(a): Approval of the Acquisition of Verizon’s TRS Division and the Issuance of 6,479,691 Shares of Series A Preferred Stock to Fund a Portion of the Acquisition of Verizon’s TRS division — Financial Information,” reference is made to the following financial information having a bearing upon the Hands On merger:

•	We have provided selected consolidated financial data regarding Hands On under the caption “Financial Information — Hands On Selected Historical Consolidated Financial Data” in this proxy statement.
•	We have provided audited and unaudited financial statements regarding Hands On described under the caption “Index to the Hands On Financial Statements” in this proxy statement.
•	We have provided pro forma financial information reflecting the combination of GoAmerica, Verizon’s TRS division, and Hands On. See “Financial Information — Summary Pro Forma Financial Information — Combination of GoAmerica and Verizon’s TRS Division with Hands On.”
•	We have provided Hands On’s management’s discussion and analysis of the above-mentioned financial statements. See “Financial Information — Hands On Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Board Recommendation

        The board of directors of GoAmerica approved the Hands On merger, the Hands On merger agreement, and the financing arrangements noted above, and recommends that GoAmerica stockholders vote “FOR” Proposal 2(a) to approve GoAmerica’s acquisition of Hands On pursuant to the Hands On merger agreement attached to this proxy statement as Annex D and to approve GoAmerica’s issuance, as part of the consideration payable to the stockholders of Hands On pursuant to the Hands On merger agreement, of up to 6,700,000 shares of GoAmerica common stock, which issuance will (i) exceed 20% of the outstanding shares of GoAmerica voting stock and (ii) result in a change of control of GoAmerica. In so doing, the member of the board of directors affiliated with Clearlake abstained from voting on the financing, as Clearlake has committed to provide, on the terms set forth above, the debt and equity financing for the Company’s acquisition of Hands On. In addition, director Joseph Korb abstained from voting on all matters relating to the Hands On merger and the Hands On merger agreement, although he agreed to vote his shares as a stockholder in favor of the Hands On merger pursuant to the voting agreement dated September 12, 2007, by and among Hands On and certain members of GoAmerica’s management and board of directors.

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PROPOSAL 2(b): APPROVAL OF THE HANDS ON AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION

        Proposal 2(b): We propose to authorize the adoption of the Hands On amended and restated certificate of incorporation.

Introduction

        The Hands On amended and restated certificate of incorporation, which is to be adopted by GoAmerica in connection with the Hands On merger, upon adoption by our stockholders and proper filing with the Secretary of State of the State of Delaware, will among other things, (i) reflect the modifications contemplated by the TRS amended and restated certificate of incorporation, (ii) increase the number of authorized shares of Series A Preferred Stock, (iii) provide for a reduction in the dividend rate on the Series A Preferred Stock under certain circumstances, (iv) provide for the holders of shares of Series A Preferred Stock, voting separately as a class, to elect two directors at each annual election of directors, and (v) provide for the automatic conversion of the Series A Preferred Stock under certain circumstances.

        The adoption of the Hands On amended and restated certificate of incorporation is a condition precedent to our consummating the closing under the Hands On merger agreement and our consummating the second closing under the second stock purchase agreement. A copy of the Hands On amended and restated certificate of incorporation is attached as Annex E to this proxy statement. The principal changes in the Hands On amended and restated certificate of incorporation from GoAmerica’s existing restated certificate of incorporation are described below:

•	The Hands On amended and restated certificate of incorporation will undertake all of the charter amendments contemplated by the TRS amended and restated certificate of incorporation (see “Proposal 1(b): Approval of the TRS Amended and Restated Certificate of Incorporation”).
•	The Hands On amended and restated certificate of incorporation will increase the number of authorized shares of Series A Preferred Stock to 7,736,944 shares, representing the 290,135 shares of Series A Preferred Stock issued to Clearlake upon the closing of the first stock purchase agreement, the 6,479,691 shares of Series A Preferred Stock issuable to Clearlake upon the first closing of the second stock purchase agreement to facilitate the closing of the TRS acquisition and the 967,118 shares of Series A Preferred Stock issuable to Clearlake upon the second closing of the second stock purchase agreement to facilitate the closing of the Hands On merger. The dividend, liquidation, redemption, voting, conversion and other rights of the Series A Preferred Stock are described in the description of Proposal 1(a) above beginning on page 62. The Hands On amended and restated certificate of incorporation authorizes 3,934,236 shares of undesignated preferred stock which GoAmerica’s board of directors can designate and issue without further action by our stockholders (subject to the rights, powers and preferences of the Series A Preferred Stock). This may be viewed as an anti-takeover defense since the issuance in the future of such preferred stock could have the effect of delaying or preventing an acquisition of GoAmerica.
•	The Hands On amended and restated certificate of incorporation provides that the maximum number of directors that the holder of our Series A Preferred Stock may appoint to our board from time to time is two directors. If more than zero but less than 1,600,000 shares of Series A Preferred Stock are outstanding, the holder of the Series A Preferred Stock will only be entitled to elect one director.
•	The Hands On amended and restated certificate of incorporation provides for the automatic conversion of all of our outstanding shares of Series A Preferred Stock into shares of common stock if the sale of GoAmerica common stock yields $50 million or more in gross proceeds from an underwritten public offering and the average closing price of our common stock is $15.00 or more per share over a 90-day period. The amended and restated investors rights agreement will also provide that if any holder of shares of Series A Preferred Stock intends to transfer its shares of Series A Preferred Stock to anyone besides an affiliate of such holder, Clearlake or its affiliates, then all of such holder’s shares of Series A Preferred Stock would be required to be converted into common stock prior to such transfer. In addition, if Clearlake intends to transfer its shares of Series A Preferred Stock to any non-affiliate of Clearlake, then all outstanding shares of Series A Preferred Stock held by all holders of Series A Preferred Stock would be required to convert into shares of common stock.
•	The Hands On amended and restated certificate of incorporation provides for a reduction in the rate of dividends payable on the Series A Preferred Stock from 8% per year to 3% per year if the average closing price of our common stock is $20.00 or more per share over a 90-day period at any time one year or more after completion of the Hands On merger.

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Board Recommendation

        The board of directors of GoAmerica approved the adoption of the Hands On amended and restated certificate of incorporation in connection with the Hands On merger and recommends that GoAmerica stockholders vote “FOR” Proposal 2(b), approval of the Hands On amended and restated certificate of incorporation. Director Joseph Korb abstained from voting on all matters concerning Hands On, although he agreed to vote his shares as a stockholder in favor of the Hands On merger pursuant to the voting agreement dated September 12, 2007, by and among Hands On and certain members of GoAmerica’s management and board of directors. In addition, Mr. Eghbali abstained because of Clearlake’s interest in the adoption of the Hands On amended and restated certificate of incorporation.

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PROPOSAL 2(c): APPROVAL OF THE ISSUANCE OF 967,118 SHARES OF SERIES A
PREFERRED STOCK TO PARTIALLY FUND THE MERGER CONSIDERATION
PAYABLE PURSUANT TO THE HANDS ON MERGER

        Proposal 2(c): We propose to approve the issuance of 967,118 shares of Series A Preferred Stock to Clearlake at the second closing under the second stock purchase agreement.

Discussion

        In order to partially fund the cash payment to be made pursuant to the Hands On merger, the second stock purchase agreement provides for Clearlake to purchase from GoAmerica 967,118 shares of Series A Preferred Stock at a price of $5.17 per share. A portion of these shares may be purchased by other investors that elect to participate on a minority basis. Under the existing amended and restated certificate of incorporation and the TRS amended and restated certificate of incorporation, approval of the holder of the Series A Preferred Stock is required in order to increase the number of shares of Series A Preferred Stock outstanding. Clearlake has advised GoAmerica that the Clearlake fund which owns all of the outstanding shares of Series A Preferred Stock will vote all of its shares of Series A Preferred Stock in favor of Proposal 2(c). Holders of GoAmerica’s common stock will not vote on Proposal 2(c).

Board Recommendation

        The board of directors of GoAmerica approved the issuance of 967,118 shares of Series A Preferred Stock at the second closing provided for under the second stock purchase agreement and recommends that holder of Series A Preferred Stock vote “FOR” Proposal 2(c). Joseph Korb abstained from voting on all matters concerning Hands On, although he agreed to vote his shares as a stockholder in favor of the Hands On merger pursuant to the voting agreement dated September 12, 2007, by and among Hands On and certain members of GoAmerica’s management and board of directors. In addition, Mr. Eghbali abstained because of Clearlake’s interest in the adoption of the Hands On amended and restated certificate of incorporation.

FINANCIAL INFORMATION

GoAmerica Selected Consolidated Historical Financial Data

        The GoAmerica selected consolidated financial data set forth below with respect to our statement of operations data for the years ended December 31, 2006, 2005 and 2004, and with respect to the consolidated balance sheet data at December 31, 2006 and 2005 are derived from and are qualified by reference to GoAmerica’s audited consolidated financial statements and related notes thereto incorporated by reference herein. Our selected consolidated statement of operations data for the years ended December 31, 2003 and 2002 and consolidated balance sheet data as of December 31, 2004, 2003 and 2002 are derived from audited consolidated financial statements not included in this proxy statement or incorporated by reference herein.

        The GoAmerica selected consolidated financial data as of, and for the six months ended, June 30, 2006 and June 30, 2007 are derived from and qualified by reference to GoAmerica’s unaudited consolidated condensed financial statements and related notes thereto incorporated by reference herein. The unaudited results reflect all adjustments (consisting only of normal recurring adjustments) that GoAmerica’s management considers necessary for a fair presentation of operating results. The operating results for the six months ended June 30, 2007 are not necessarily indicative of the results that will be achieved for any other period.

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        The information presented below is only a summary and should be read in conjunction with the consolidated financial statements, accompanying notes and management’s discussion and analysis of results of operations and financial condition of GoAmerica, all of which can be found in GoAmerica’s Annual Report on Form 10-K for the year ended December 31, 2006 and GoAmerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, both of which are incorporated by reference herein. See “Where You Can Find Additional Information.”

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(In thousands, except for per share data)
CONSOLIDATED STATEMENT
OF OPERATIONS DATA:
Revenues:
Relay services	$7,494	$1,828	$8,695	$1,261	$—	$—	$—
Subscriber	600	606	1,190	2,348	5,588	10,108	29,017
Commissions	261	1,486	2,454	755	—	—	—
Equipment	217	101	429	442	181	1,042	6,560
Other	40	3	8	125	260	728	335

	8,612	4,024	12,776	4,931	6,029	11,878	35,912

Costs & Expenses:
Cost of relay services	5,075	692	5,320	—	—	—	—
Cost of subscriber revenue	567	305	845	967	2,539	2,669	20,434
Cost of equipment revenue	324	202	536	585	260	1,152	8,537
Cost of network operations	58	46	110	231	733	1,828	3,074
Sales and marketing	1,003	1,021	2,494	1,166	597	1,072	8,038
General and administrative	2,613	2,168	4,589	4,777	5,411	9,617	29,082
Research and development	257	233	359	363	507	1,209	3,456
Depreciation and amortization	163	270	362	485	804	1,912	4,342
Amortization of other intangibles	—	—	—	639	682	1,081	1,483
Impairment of goodwill	—	—	—	—	—	193	8,400
Impairment of other long-lived assets	—	—	—	—	—	1,202	5,582

Total costs and expenses	10,060	4,937	14,615	9,213	11,533	21,935	92,428

Loss from operations	(1,448)	(913)	(1,839)	(4,282)	(5,504)	(10,057)	(56,516)

Other Income:
Settlement (losses) gains, net	(162)	—	—	—	1,494	85	—
Terminated merger costs	—	(431)	(490)	—	—	—	—
Gain on sale of subscribers	—	—	—	—	—	1,756	—
Interest (expense) income, net	59	100	169	160	(944)	(275)	191

Total other income	(103)	(331)	(321)	160	550	1,566	191

Loss before benefit from income taxes	(1,551)	(1,244)	(2,160)	(4,122)	(4,954)	(8,491)	(56,325)
Income tax benefit	—	—	789	764	732	284	436

Loss from continuing operations	(1,551)	(1,244)	(1,371)	(3,358)	(4,222)	(8,207)	(55,889)
Loss from discontinued operations	—	(200)	(589)	(1,014)	(222)	—	—

Net loss	$(1,551)	$(1,444)	$(1,960)	$(4,372)	$(4,444)	$(8,207)	$(55,889)

Loss per share-basic and diluted:
Loss from continuing operations	$(0.70)	$(0.59)	$(0.65)	$(1.61)	$(2.37)	$(12.10)	$(83.04)

Loss from discontinued operations	$—	$(0.10)	$(0.28)	$(0.48)	$(0.12)	$—	$—

Basic and diluted net loss per share	$(0.70)	$(0.69)	$(0.93)	$(2.09)	$(2.49)	$(12.10)	$(83.00)

Weighted average shares used in
computation of basic and diluted
net loss per share	2,204	2,093	2,105	2,093	1,785	678	673

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		As of December 31,
	As of June 30, 2007	2006	2005	2004	2003	2002
	(In thousands)
BALANCE SHEET DATA:
Cash and cash equivalents	$3,053	$3,870	$4,804	$7,098	$568	$4,982
Working capital (deficit)	2,033	3,617	4,810	8,530	(2,656)	(1,037)
Total assets	13,249	13,879	14,075	17,986	12,965	26,765
Total stockholders’ equity	9,893	11,061	12,498	16,814	7,142	13,017

Verizon’s TRS Division Selected Historical Financial Data

        The selected financial data set forth below with respect to the carve-out statement of operations data of Verizon’s TRS division for the years ended December 31, 2006, 2005 and 2004, and with respect to the statement of selected assets, selected liabilities and parent funding data of Verizon’s TRS division at December 31, 2006 and 2005 are derived from and are qualified by reference to the audited special purpose carve-out financial statements of Verizon’s TRS division presented elsewhere herein. The selected financial data of Verizon’s TRS division as of June 30, 2007 and for the six months ended June 30, 2007 and June 30, 2006 are derived from and qualified by reference to the unaudited special purpose carve-out financial statements of Verizon’s TRS division presented elsewhere herein. See “Index to the Special Purpose Carve-Out Financial Statements of Verizon’s TRS Division.” The unaudited results reflect all adjustments (consisting only of normal recurring adjustments) that management of Verizon’s TRS division considers necessary for a fair presentation of operating results of the TRS division. The operating results for the six months ended June 30, 2007 are not necessarily indicative of the results that will be achieved for any other period.

        As explained in Note 2 to the above-mentioned audited financial statements of Verizon’s TRS division, historically Verizon did not prepare financial statements for Verizon’s TRS division, as the division did not have a separate legal status or existence. The special purpose carve-out financial statements were prepared in order to present the statements of selected assets, selected liabilities and parent funding, and the statements of operations and cash flows, of Verizon’s TRS division. Such financial statements were prepared using specific information where available and allocations where data has not been maintained by Verizon on a business-specific basis. Because of the estimates and allocations used to prepare these financial statements, they may not reflect the financial position or results of operations of Verizon’s TRS division after GoAmerica’s acquisition of Verizon’s TRS division is consummated.

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        The information presented below is only a summary and should be read in conjunction with the financial statements, accompanying notes and management’s discussion and analysis of results of operations and financial condition of Verizon’s TRS division presented elsewhere in this proxy statement. See “Index to the Special Purpose Carve-Out Financial Statements of Verizon’s TRS Division” and “Financial Information - Verizon Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(unaudited)
	(In thousands)
CARVE-OUT STATEMENT OF
OPERATIONS DATA:

Operating Revenues, net	$32,146	$33,520	$67,083	$76,759	$68,645

Direct Expenses:
Access costs	118	166	331	8,558	4,846
Cost of services and products	24,153	26,840	51,307	55,299	50,052
Selling, general and administrative	309	314	702	666	1,380
Amortization	883	883	1,767	—	—

Total Direct Expenses	25,463	28,203	54,107	64,523	56,278

Allocated Expenses:
Cost of services and products	958	1,886	3,771	2,941	2,190
Selling, general and administrative	6,791	3,563	7,126	9,857	7,984
Depreciation and amortization	1,593	944	1,889	5,479	4,736
Impairment of intangible assets	—	—	—	—	2,147

Total Allocated Expenses	9,342	6,393	12,786	18,277	17,057

Total Operating Expenses	34,805	34,596	66,893	82,800	73,335

Income (loss) before income taxes	(2,659)	(1,076)	190	(6,041)	(4,690)
Income tax provision (benefit)	(1,037)	(420)	74	1,289	—

Net income (loss)	$(1,622)	$(656)	$116	$(7,330)	$(4,690)

Statement of operations data for the years ended December 31, 2003 and 2002 is not available.

	As of June 30, 2007	As of December 31,
		2006	2005
	(unaudited)
	(In thousands)
CARVE-OUT STATEMENT OF SELECTED ASSETS, SELECTED
LIABILITIES AND PARENT FUNDING DATA:
Cash and cash equivalents	$—	$—	$—
Working capital (deficit)	(12,263)	(19,878)	(18,117)
Total selected assets	17,320	20,576	12,902
Total parent funding	(16,034)	(21,366)	(21,267)

Statement of selected assets, selected liabilities and parent funding data as of December 31, 2004, 2003 and 2002 is not available.

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Verizon Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

        As part of the mass markets business of Verizon Business Global LLC (“Verizon Business”), Verizon’s TRS division provides telerelay services for the hearing and speech impaired. Verizon’s TRS division connects deaf, hard-of-hearing or speech-impaired individuals who use text-telephones or Internet protocol-enabled devices with persons who use voice (or standard) telephones. This is an operator services offering utilizing a relay operator, or communications assistant, to facilitate communications between a deaf or hard of hearing person and a hearing enabled person by voicing what the text-user types and typing what the voice user says. The primary product sets include:

•	Traditional state telerelay services, which includes speech-to-speech (“STS”) products. During the period from January 2004 through June 2007, Verizon’s TRS division has at varying times provided traditional state telerelay services under contracts with the states of Arizona, California and Tennessee, and the District of Columbia.
•	IP relay consisting of four distinct, text based products – Web Client, Wireless IP Relay, IP Relay on AIM and MY IP Relay Number. Unlike traditional state telerelay services, IP relay products are not restricted by state contracts and can be offered nationwide.
•	Video relay service (“VRS”) utilizing Internet protocol-based video systems and sign trained operators.

        Verizon’s TRS division has, or has had, four direct customers — the States which it serves and NECA. In-state traditional telerelay conversation minutes of use are reimbursed by the state, while state-to-state traditional telerelay conversation minutes of use and all conversation minutes of use for IP relay services and VRS are reimbursed from the federal TRS fund, which is administered by NECA. The principal factors affecting Verizon’s TRS division revenue are:

•	The majority of Verizon’s TRS division’s revenues are derived from IP relay and video relay services; therefore, the primary determinants of revenue for its business are the reimbursement rates as established by the FCC based on input from NECA and the service providers.
•	Service quality and brand loyalty are also important drivers behind the revenues of Verizon’s TRS division. Given that there is a low “transaction cost” for users to switch from one Internet protocol-based service provider to another, it is important that the brand linkage between customer and service provider is properly managed so that customers continue to have a positive experience when they utilize an Internet protocol-based telerelay service.

        All of the revenues of Verizon’s TRS division are recognized at the time of customer usage.

        Historically, the expenses of Verizon’s TRS division have consisted of expenses directly incurred by the division and expenses allocated to the division pursuant to the principles outlined in Note 2 of the Notes to Verizon’s TRS Division’s Year-End Carve-Out Financial Statements. The cost of labor (primarily for the text relay business) is the single largest expense for the division. Verizon’s TRS division’s principal expenses are:

•	Access costs. Access costs are the costs incurred for the transmission of voice, data and the Internet over other carriers’ networks. Such costs include fees associated with the federal TRS fund. In 2006, Verizon determined that its TRS division was no longer subject to the federal TRS fund surcharge, resulting in a substantial decrease in Verizon’s TRS division’s access costs.
•	Cost of services and products. Cost of services and products consists of labor charges associated with operating the call centers, call center management (exclusive of overhead management), and other direct fees associated with the provision of services at the call center. Direct cost of services and products reflects actual expenses incurred by cost centers directly attributable to Verizon’s TRS division and represents the primary element of Verizon’s TRS division’s expenses. In addition to direct cost of services and products, a total of $1.0 million, $1.9 million, $3.8 million, $2.9 million, and $2.2 million of cost of services and products were allocated to Verizon’s TRS division during the six months ended June 30, 2007 and 2006, and the years ended December 31, 2006, 2005, and 2004, respectively, representing a portion of the cost of services and products incurred by Verizon Business.
•	Selling, general and administrative expenses. Selling, general and administrative expenses consist of operating expenses other than cost of services and products. Direct selling, general and administrative expenses reflect actual expenses incurred by cost centers directly attributable to Verizon’s TRS division. In addition to direct selling, general and administrative expenses, a total of $6.8 million, $3.6 million, $7.1 million, $9.9 million and

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$8.0 million of selling, general and administrative expenses were allocated to Verizon’s TRS division during the six months ended June 30, 2007 and 2006, and the years ended December 31, 2006, 2005, and 2004, respectively, representing a portion of the selling, general and administrative expenses incurred by Verizon Business.
•	Depreciation and amortization. Direct amortization expense is based on the amortization of customer lists (which had a gross carrying amount of $4.4 million as of December 31, 2006) and favorable leases (which had a gross carrying amount of $0.7 million as of January 6, 2006) acquired by Verizon Communications Inc. in its acquisition of MCI, Inc. In addition to direct amortization expense, a total of $1.6 million, $.9 million, $1.9 million, $5.5 million and $4.7 million of depreciation and amortization were allocated to Verizon’s TRS division during the six months ended June 30, 2007 and 2006, and the years ended December 31, 2006, 2005 and 2004, respectively.
•	Impairment charges. Verizon’s TRS division recorded an allocated impairment charge of $2.1 million in 2004 related to definite-lived intangible assets of MCI, Inc.

        Effective August 1, 2007, a wholly-owned subsidiary of Verizon Business entered into an asset purchase agreement to sell Verizon’s TRS division to GoAmerica. The sale includes the division’s telerelay service contracts, fixed assets, trade receivables, certain facilities leases and other miscellaneous assets, as well as certain liabilities relating to the division’s business.

Basis of Presentation

        Historically, financial statements have not been prepared for Verizon’s TRS division, as it does not have any separate legal status or existence. The special-purpose carve-out financial statement information presented herein has been prepared using specific information where available and allocations where data is not maintained on a business-specific basis within Verizon Business’ books and records. Because of the allocations and estimates used to prepare these financial statements, they may not reflect the financial position or results of operations of Verizon’s TRS division after its acquisition by GoAmerica.

Operating Revenues, Net

        The following table sets forth a comparative analysis of the revenues of Verizon’s TRS division during the periods presented:

	Six months ended		Years ended			% Change
	June 30, 2007	June 30, 2006	December 31, 2006	December 31, 2005	December 31, 2004	Six months ended June 30, 2007 vs. 2006	2006 vs. 2005		2005 vs. 2004
	(unaudited)		(dollars in thousands)

Operating revenues, before adjustments	$32,146	$33,897	$67,586	$74,624	$68,645	(5.2)	(9.4)		8.7

Adjustments:

- Release of FCC reserve	—	—	—	14,415	—	—	*		*

- Speed of answer reserve	—	(377)	(503)	(12,280)	—	*	(95.	9)	*

Operating Revenues, net	$32,146	$33,520	$67,083	$76,759	$68,645	(4.1)	(12.	6)	11.8

*	Not meaningful.

        The operating revenues of Verizon’s TRS division comprise payments from states under state telerelay services contracts together with NECA reimbursements for provision of traditional telerelay service, IP relay service and VRS.

Six months ended June 30, 2007 vs. six months ended June 30, 2006

        State telerelay services revenue decreased by $1.4 million during the six month period ended June 30, 2007, compared with the same period in 2006, primarily as a result of the loss of a contract rebid and subsequent termination of Verizon’s TRS division’s contract to provide state telerelay services in Arizona. This decrease was offset, in part, by the commencement of traditional telerelay service in the District of Columbia in April 2007. VRS volumes increased in the first six months of 2007 compared to the same period in 2006, providing an increase of $0.4 million in period over period revenue. IP relay revenue for the six month period ended June 30, 2007 decreased $0.7 million compared with the same period in 2006.

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Year ended December 31, 2006 vs. year ended December 31, 2005

        During the year ended December 31, 2006, IP relay revenue declined by $4.3 million year over year based on lower minute volumes and an overall lower NECA reimbursement rate. The minute loss of approximately 8% was primarily due to the termination of Verizon’s TRS division’s contract with NXi Communications, Inc. (“NXi”), a company that had contracted with Verizon’s TRS division to manage and route NXi’s IP relay calls. While the NECA reimbursement rate in the second half of 2006 was increased to $1.293 per conversation minute, it was still lower on a full year basis than in 2005, when the rate was $1.440 per conversation minute. State telerelay traffic continued to decline year over year as users migrated to other carriers, as well as continued migration to IP relay and VRS products, resulting in a $2.8 million reduction in state telerelay revenue and an increase of $0.1 million in VRS revenue, respectively, in 2006 compared with 2005.

Year ended December 31, 2005 vs. year ended December 31, 2004

        For the year ended December 31, 2005, IP relay revenues increased $20.0 million compared to the same period in 2004. The increase in IP relay revenues resulted from growth in IP relay volumes partially offset by a NECA rate reduction from $1.398 to $1.278 per conversation minute in the second half of 2005. VRS revenue increased by $0.4 million in 2005 compared to 2004. State telerelay revenues decreased $14.4 million during 2005 compared to the same period in 2004. Prior to 2005, Verizon’s TRS division had been the sole provider of state telerelay services within the state of California. In January 2005, the state of California, in an effort to promote competition, moved to a multi-vendor arrangement in which California’s state telerelay service business was divided among three vendors. The loss of state telerelay service revenues from California was more than offset by growth of IP relay revenues in 2005 compared to 2004.

Adjustments

        When IP relay service was introduced in 2003, the FCC established a series of requirements that services providers were obligated to meet in order to obtain NECA payments in respect of IP relay services. Initially, Verizon’s TRS division was unable to meet all of the FCC requirements, including providing single line hearing carry over and access to pay per call services, and accordingly established a reserve of $14.4 million relating to NECA billings that it considered potentially at risk. In 2005, management of Verizon’s TRS division determined that the FCC was unlikely to disallow the billings for which the reserve had been established, and accordingly released the reserve. The amount released was included in 2005 operating revenues. Should Verizon be required to make any payments with respect to non-compliance with these FCC requirements for any period prior to the consummation of the closing of the acquisition of Verizon’s TRS division, GoAmerica will not be responsible for payment of this expense upon consummation of the acquisition of Verizon’s TRS division.

        The FCC’s rules also require that 85% of all IP relay calls be answered within ten seconds, measured daily. Data submitted to NECA by Verizon’s TRS division indicates that Verizon’s TRS division missed the speed of answer requirement for 63 days during the May 2005 through December 2005 period, and 12 days during the January 2006 through August 2006 period. In 2005, Verizon’s TRS division established a reserve of $12.3 million related to this potential non-compliance and increased this reserve by $0.5 million in 2006 to provide for possible additional 2006 non-compliance events. Such amounts were reflected as a reduction of operating revenues for the respective periods. Should Verizon be required to make any payments with respect to these FCC rules for any period prior to the consummation of the closing of the acquisition of Verizon’s TRS division, GoAmerica will not be responsible for payment of this expense upon consummation of the acquisition of Verizon’s TRS division.

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Operating Expenses

						% Change
	Six months ended June 30,		Years ended December 31,			Six months ended June 30, 2007 vs.	2006 vs.	2005 vs.
	2007	2006	2006	2005	2004	2006	2005	2004

	(unaudited)
	(dollars in thousands)
Direct Expenses
Access costs	$118	$166	$331	$8,558	$4,846	(28.9)%	(96.1)%	76.6%
Cost of services and products	24,153	26,840	51,307	55,299	50,052	(10.0)	(7.2)	10.5
Selling, general and
administrative expenses	309	314	702	666	1,380	(1.6)	5.4	(51.8)
Amortization	883	883	1,767	—	—	—	*	*

Total Direct Expenses	$25,463	$28,203	$54,107	$64,523	$56,278	(9.7)%	(16.1)%	14.7%

Indirect Expenses
Costs of services and products	$958	$1,886	$3,771	$2,941	$2,190	(49.2)	28.2	34.3
Selling, general and
administrative expenses	6,791	3,563	7,126	9,857	7,984	90.6	(27.7)	23.4
Depreciation and amortization	1,593	944	1,889	5,479	4,736	68.8	(65.5)	15.7
Impairment of intangible assets	—	—	—	—	2,147	—	—	*

Total Indirect Expenses	$9,342	$6,393	$12,786	$18,277	$17,057	46.1%	(30.0)%	7.1%

Total Operating Expenses	$34,805	$34,596	$66,893	$82,800	$73,335	(0.6)%	(19.2)%	12.9%

*	Not meaningful.

Direct Expenses

Six months ended June 30, 2007 vs. six months ended June 30, 2006

        During the six-month period ended June 30, 2007, total compensation expense decreased by $2.7 million compared to the same period in 2006. Salaries and wages decreased by $2.8 million and benefits increased by $0.1 million during the six-month period ended June 30, 2007, compared to the same period in 2006. The reduction in salaries and wages was primarily attributable to the termination of 87 Arizona call center employees following the non-renewal of the Arizona state telerelay services contract when it expired on January 31, 2007. Benefits costs in 2007 increased due to changes in Verizon’s healthcare and 401K plans. Non-wage expenses remained relatively flat, with savings in partner services offsetting increases in expenses associated with Verizon’s TRS division’s Philippines operations. Partner services consisted mainly of contracts with two companies to provide the Verizon IP relay service on devices they sell, which were not marketed or managed as heavily in 2007. Verizon’s TRS division’s Philippines operations experienced increases in contractor headcount coupled with U.S. dollar to Philippine peso devaluation.

Year ended December 31, 2006 vs. year ended December 31, 2005

        During the year ended December 31, 2006, total compensation expense decreased by $3.5 million compared to 2005. Salaries and wages decreased by $3.2 million and benefits decreased by $0.3 million in 2006 compared to 2005, with employee levels decreasing by approximately 100, in line with traffic volume decreases due to increased competition. Non-wage expenses decreased $0.5 million during 2006 as compared to 2005, as external partnering with NXi was terminated in 2006.

        Direct costs decreased by $8.2 million during 2006 as compared to 2005 primarily due to a reduction in the minute rate used to allocate access costs to Verizon’s TRS division. This reduction resulted from management’s determination that Verizon’s TRS division’s products were no longer subject to the federal TRS fund surcharge. Amortization expense in 2006 reflects the amortization of the customer base intangible asset that was established when Verizon Communications Inc. acquired MCI, Inc. There was no customer base intangible asset in the prior periods.

Year ended December 31, 2005 vs. year ended December 31, 2004

        During the year ended December 31, 2005, total compensation expense increased by $4.3 million compared with 2004. Salaries and wages increased by $2.9 million and benefits increased by $1.4 million, during 2005 compared to 2004,

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due to dedicated resources for training, quality assurance, and management information systems being added to the expense stream of Verizon’s TRS division. These services were previously provided through corporate-wide programs. VRS, which had formerly been subcontracted to an external vendor, was also brought in-house in 2005, transferring the expenses to salaries and wages from non-wage contract services. Non-wage expenses increased year over year primarily as a result of a Philippine outsourcing contract being in effect for the full year in 2005 compared with only a part of the year in 2004, the effect of which was partially offset by the termination of the VRS outsourcing arrangement.

        Access costs increased by $3.7 million year over year, primarily due to an increase in access cost rate for the period.

Indirect Expenses

        Indirect expenses represent indirect corporate overhead allocated to Verizon’s TRS division through Verizon Business’ corporate overhead allocation process. The method used to allocate indirect expenses to Verizon’s TRS division is discussed in Note 2 of the Notes to Verizon’s TRS Division’s Year-End Carve-Out Financial Statements.

Six months ended June 30, 2007 vs. six months ended June 30, 2006

        During the six month period ended June 30, 2007, the indirect cost of services and products decreased by $0.9 million compared to the same period in 2006, due to a decrease in the expenses allocated to Verizon’s TRS division through Verizon Business’ corporate overhead allocation process.

        Indirect selling, general, and administrative expenses increased by $3.2 million compared to the same period in 2006, attributable to an increase in the expenses allocated to Verizon’s TRS division through Verizon Business’ corporate overhead allocation process. Depreciation and amortization increased by $0.6 million, compared to the same period in 2006, due to an increase in the expenses allocated to Verizon’s TRS division through Verizon Business’ corporate overhead allocation process.

Year ended December 31, 2006 vs. year ended December 31, 2005

        During the year ended December 31, 2006, the indirect cost of services provided increased by $0.8 million. Additionally, selling, general, and administrative expenses, and depreciation and amortization decreased by $2.7 million and $3.6 million, respectively, during 2006 compared to 2005. These changes are due to changes in the expenses allocated to Verizon’s TRS division through Verizon Business’ corporate overhead allocation process.

Year ended December 31, 2005 vs. year ended December 31, 2004

        During the year ended December 31, 2005, the indirect cost of services and products, selling, general, and administrative expenses, and depreciation and amortization increased by $0.8 million, $1.9 million, and $0.7 million, respectively, compared to 2004. The increases are attributable to an increase in the expenses allocated to Verizon’s TRS division through Verizon Business’ corporate overhead allocation process.

Net Income (Loss)

						% Change
	Six months ended June 30,		Years ended December 31,			Six months ended June 30, 2007 vs.	2006 vs.	2005 vs.
	2007	2006	2006	2005	2004	2006	2005	2004

	(dollars in thousands)

Net Income (Loss)	$(1,622)	$(656)	$116	$(7,331)	$(4,690)	(147)%	101.6%	56.3%

The changes in net income attributable to Verizon’s TRS division are a function of changes in operating revenue and direct and indirect expenses. See above for a detailed discussion of the factors that have impacted these components.

Liquidity

				% Change
	Years ended December 31,			2006 vs.	2005 vs.
	2006	2005	2004	2005	2004

	(dollars in thousands)

Operating activities	$5,398	$24,228	$(13,675)	(77.7)%	277.2%

Investing activities	—	—	—	*	*

Financing activities	(5,398)	(24,228)	13,675	77.7	(277.2)

*	Not meaningful.

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        Verizon’s TRS division has used net cash generated by operations to fund its activities. Additional funding has been obtained from Verizon Business when necessary. While Verizon’s TRS division’s current liabilities typically have exceeded its current assets, its sources of funds, primarily from operations, and to the extent necessary as supplemented by funding from Verizon Business, have been sufficient to meet ongoing operating requirements.

Cash Flows Provided by/Used in Operating Activities

        Verizon’s TRS division’s primary source of funding has been cash generated from operations. In 2006, the decrease in cash from operating activities compared to 2005 was primarily due to higher earnings offset by changes in operating assets and liabilities related to the billing reserve release and increase in FCC reserve.

        In 2005, the increase in cash from operating activities compared to 2004 was primarily due to changes in operating assets and liabilities which changes were primarily related to the billing reserve release and an increase in the FCC reserve.

Cash Flows Used in Investing Activities

        There were no other investing activities in 2006, 2005, or 2004.

Cash Flows Provided by/Used in Financing Activities

        Verizon’s TRS division does not have any external debt. Its operations are funded by its own operating cash flows and, to the extent necessary, any shortfall has been met by Verizon Business. In 2006 and 2005, Verizon’s TRS division’s operations generated excess cash of $5.4 million and $24.2 million, respectively, which was remitted to Verizon Business. In 2004, Verizon’s TRS division received $13.7 million from Verizon Business to fund its operations.

Cash and Cash Equivalents

        Verizon’s TRS division does not hold any cash accounts in its own name. Any excess cash is remitted to Verizon Business. As a result, cash and cash equivalents at June 30, 2007, December 31, 2006 and December 31, 2005 were zero.

Hands On Selected Historical Consolidated Financial Data

        HOVRS and SLS were operated as two separate companies until June 2007, when the latter was merged into the former. We have presented elsewhere herein separate audited financial statements for each of HOVRS and SLS for the past three completed fiscal years. We have also presented herein combined unaudited financial statements for Hands On (that is, combining SLS and HOVRS into one set of financial statements) for the six months ended June 30, 2006 and 2007. See “Index to the Hands On Financial Statements.”

        The Hands On selected consolidated financial data set forth below with respect to Hands On’s consolidated statement of operations data for the years ended December 31, 2006, 2005 and 2004, and with respect to Hands On’s consolidated balance sheet data at December 31, 2006, 2005 and 2004 are derived from, are qualified by reference to, and were prepared by combining HOVRS’ audited financial statements and related notes thereto presented herein and SLS’ audited financial statements and related notes thereto presented herein. Hands On’s selected consolidated statement of operations data for the years ended December 31, 2003 and 2002 and consolidated balance sheet data as of December 31, 2003 and 2002 are derived from and were prepared by combining audited consolidated financial statements of HOVRS and SLS not included in this proxy statement.

        The Hands On selected consolidated financial data set forth below with respect to Hands On’s consolidated statement of operations data for the six month periods ended June 30, 2006 and 2007, and with respect to Hands On’s consolidated balance sheet data at June 30, 2007 are derived from and are qualified by reference to Hands On’s unaudited consolidated condensed financial statements and related notes thereto presented elsewhere herein. The unaudited results reflect all adjustments (consisting only of normal recurring adjustments) that Hands On’s management considers necessary for a fair presentation of operating results. The operating results for the six months ended June 30, 2007 are not necessarily indicative of the results that will be achieved for any other period.

102

        The information presented below is only a summary and should be read in conjunction with the HOVRS, SLS and Hands On financial statements and accompanying notes presented elsewhere herein and management’s discussion and analysis of results of operations and financial condition of Hands On presented elsewhere herein. See “Index to the Hands On Financial Statements” and “Financial Information - Hands On Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(in thousands, except for share and per share data)
CONSOLIDATED STATEMENT
OF OPERATIONS DATA:
Revenues:
HOVRS	$11,052	$6,372	$14,616	$10,505	$8,442	$4,519	$51
Interpreting services	989	846	1,792	1,550	1,478	1,679	2,212

Total revenue	12,041	7,218	16,408	12,055	9,920	6,198	2,263

Costs and Expenses:
Cost of HOVRS revenue	4,564	2,993	6,865	4,386	2,801	526	74
Cost of Interpreting services revenue	411	486	833	901	910	964	1,409
Wages/professional time and invoicing	2,837	1,495	3,766	2,146	2,178	2,468	474
Outside services (Legal, etc.)	387	792	1,154	941	1,110	968	172
Travel	296	148	199	297	158	168	27
Marketing	825	442	321	43	311	57	4
Network	289	213	400	301	380	343	82
Depreciation and amortization	154	131	266	225	156	100	22
General and administrative expenses	351	202	776	457	1,327	610	513

Total costs and expenses	10,988	6,713	15,233	13,492	9,331	6,204	2,777

Income (loss) from operations	1,053	505	1,175	(1,437)	589	(6)	(514)

Other Income:
Disposal of assets	0	0	(84)	—	(43)	—	—
Other income	544	12	35	—	—	—	—
Interest (expense) income, net	(116)	(80)	(126)	(153)	(130)	(85)	(11)

Total other income	428	(68)	(175)	(153)	(173)	(85)	(11)

Net income (loss) before
benefit from income taxes	1,481	437	1,000	(1,590)	416	(91)	(525)
Income tax provision	587	2	6	2	—	—	—

Net income (loss)	893	435	994	(1,592)	416	(91)	(525)

Net income (loss) applicable
to common stockholders	893	435	994	(1,592)	416	(91)	(525)

Basic net income (loss) per
share applicable to common
stockholders	0.18	0.10	0.24	(0.39)	0.10	(0.01)	(0.06)

Diluted net income (loss) per
share applicable to common
stockholders	0.15	0.09	0.24	(0.39)	0.10	(0.01)	(0.06)

Weighted average shares used
in computation of basic net
income (loss) per share
applicable to common stockholders	4,880,300	4,206,049	4,088,000	4,070,000	4,088,000	8,840,000	8,875,000

Weighted average shares used
in computation of diluted net
income (loss) per share
applicable to common stockholders	5,823,364	4,792,757	4,088,000	4,070,000	4,088,000	8,840,000	8,875,000

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	As of June 30, 2007	As of December 31,
		2006	2005	2004	2003	2002
	(in thousands)
BALANCE SHEET DATA:
Cash and cash equivalents	$570	$251	$63	$159	$160	$225
Working capital (deficit)	332	(1,634)	(2,307)	(792)	(755)	(613)
Total assets	5,671	3,291	1,920	2,551	1,228	954
Total stockholders’ equity (deficit)	522	(860)	(1,877)	(288)	(733)	(298)

Hands On Management’s Discussion and Analysis of Financial Condition and Results of Operations

        The following presents Hand On’s management’s discussion and analysis of Hands On’s financial condition and results of operations and should be read in conjunction with HOVRS’, SLS’ and Hands On’s financial statements and related notes presented elsewhere herein. As noted elsewhere in this proxy statement, on June 26, 2007, Hands On Sign Language Services, Inc. (“SLS”) was merged with and into Hands On Video Relay Services, Inc. We refer to Hands On Video Relay Services, Inc. up to the time of that merger as “HOVRS” and to the entity resulting from the combination of SLS and HOVRS as “Hands On.” The merger was accounted for as a purchase. Accordingly, the assets, liabilities and results of operations of SLS and HOVRS are presented separately, except as set forth below with respect to the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 and 2007. See “Index to Hands On’s Financial Statements.”

        This discussion contains forward-looking statements that involve risks and uncertainties. Hands On’s actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors. See “Risk Factors” and “Forward-Looking Information.”

SLS

Overview

        SLS’ revenue primarily consisted of interpreting services revenue. SLS collected its revenue from businesses requiring interpreting services and paid its interpreters after each assignment was completed. SLS recognized revenue immediately after an assignment was completed, as well as the corresponding expense associated with the interpreter. Revenue from interpreting services comprised 100% of the revenue generated by SLS in the years ended December 31, 2006, 2005, and 2004.

        SLS’ cost of revenue consisted primarily of interpreter wages. Historically, SLS treated the majority of its interpreters as subcontractors, and, therefore, SLS was not responsible for payroll taxes, insurance or employee benefits for those interpreters. SLS employed staff interpreters who performed services for SLS, and SLS was responsible for payroll taxes, insurance and benefits for these interpreters.

        Salaries and wages expense consisted primarily of scheduling and management personnel required to support the booking of new interpreting services.

        Outside services expense consisted primarily of accounting fees and building maintenance fees allocated to SLS from HOVRS. SLS consumed approximately 5% of these services, which were paid by HOVRS and allocated to SLS pursuant to an intercompany charge account.

        Travel expenses consisted primarily of travel reimbursement for mileage and other travel-related charges of staff interpreters.

        Marketing expenses consisted primarily of advertising and promotional expenses incurred in connection with marketing SLS’ interpreter services business.

        Network expenses consisted primarily of computer equipment expenses, telecommunications expenses (including telephones and pagers), airtime, and mobile telephone expenses related to the support of interpreting services operations.

        Depreciation expense consisted of depreciation associated with capitalized equipment. Depreciation is calculated on a straight line method on an annual basis. Nearly all of SLS’ assets were fully depreciated as of December 31, 2004.

104

        General and administrative costs consisted of financing expenses, including bad debts expense, liability insurance expenses, office supplies and postage, licenses, utilities, rent, employee development programs and dues and subscriptions. Some of these costs, such as rent and utilities, were allocated to SLS on a 5% basis from HOVRS based on SLS’ estimated consumption of these expenses.

        Disposal of assets expense consisted of those assets, mainly office equipment, deemed to have exceeded their useful life and/or that have been donated or retired.

Critical Accounting Policies and Estimates

        This Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses SLS’ condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Hands On management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts, and other general accruals. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

        Hands On management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements. Historically, SLS has derived substantially all of its revenue primarily from interpreting services. Revenue is recognized on a daily basis as interpreting services are completed. Cost of goods sold is booked or accrued on a daily basis when invoices are received from interpreters. SLS’ receivables are analyzed on a monthly basis, and are written off as SLS deems them uncollectible. A considerable amount of judgment is used by management in assessing the ultimate realization of these receivables, including analysis of historical collection rates and the current credit-worthiness of significant customers.

        For the periods presented in this proxy statement, SLS did not hold any inventory or other significant intangible long-term assets.

105

Results of Operations

        The following table sets forth, for the periods indicated, certain financial data as a percentage of revenue:

	Years ended December 31,
	2006	2005	2004
Percentage of revenue
Revenues:

Total revenue	100%	100%	100%

Costs and Expenses:
Cost of SLS revenue	46%	58%	62%
Wages	15%	19%	26%
Outside services (legal, etc.)	3%	3%	3%
Travel	0%	0%	1%
Marketing	0%	1%	0%
Network	2%	2%	3%
Depreciation	0%	0%	0%
General and administrative expenses	17%	19%	11%

Total costs and expenses	84%	102%	106%

Income (loss) from operations	16%	(2)%	(6)%

Other Income:
Disposal of assets	0%	0%	(2)%
Interest (expense) income, net	0%	0%	0%

Total other income	0%	0%	(2)%

Net income (loss) before benefit from income taxes	16%	(2)%	(8)%
Income tax benefit	0%	0%	0%

Net income (loss)	16%	(2)%	(8)%

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

        SLS Revenue. SLS revenue increased to $1.8 million for the year ended December 31, 2006, from $1.6 million for the year ended December 31, 2005. This increase was primarily due to growth in the number of active accounts.

        Cost of SLS Revenue. Cost of SLS revenue decreased to $0.8 million for the year ended December 31, 2006, from $0.9 million for the year ended December 31, 2005. The decrease was primarily due to improvements in scheduling of interpreters.

        Wages. Wages remained constant at $0.3 million for the year ended December 31, 2006 and December 31, 2005. Resources were moved from SLS to HOVRS to support the growth HOVRS was experiencing in 2006.

        Outside Services Expense. Outside services expense increased to $59,000 for the year ended December 31, 2006 from $44,000 for the year ended December 31, 2005. This increase was primarily due to costs associated with a change in payroll vendor.

        Travel Expense. Travel expenses decreased to $4,000 for the year ended December 31, 2006 from $6,000 for the year ended December 31, 2005. The decrease in travel expenses was attributable to a change in reimbursement rates for staff interpreters.

        Marketing Expense. Marketing expenses decreased to zero for the year ended December 31, 2006 from $11,000 for the year ended December 31, 2005, primarily due to the operating efficiencies obtained through the combined advertising efforts with HOVRS operations and the elimination of direct mail marketing programs.

        Network Expense. Network expenses increased to $37,000 for the year ended December 31, 2006 from $24,000 for the year ended December 31, 2005. The SLS network is in place, and these costs are primarily due to the increase in airtime and telecommunication expenses associated with the increase in the number of active accounts and jobs within SLS.

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        Depreciation Expense. Depreciation expense decreased to $1,900 for the year ended December 31, 2006, from $2,500 for the year ended December 31, 2005. This decrease was primarily due to the fact that substantially all of SLS’ assets were fully depreciated for the period ended December 31, 2006, and very limited purchases of new capital equipment were made during 2006.

        General and Administrative Expense. General and administrative expenses remained constant at $0.3 million for the years ended December 31, 2006 and December 31, 2005. A slight increase in bad debt expense was offset by decreases in payroll taxes, employee benefits and credit card fees.

        Interest Expense. Interest expense was zero for the years ended December 31, 2006 and December 31, 2005.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

        SLS Revenue. SLS revenue increased to $1.6 million for the year ended December 31, 2005 from $1.5 million for the year ended December 31, 2004. This increase was primarily due to a modest increase in the number of active accounts.

        Cost of SLS Revenue. Cost of SLS revenue remained constant at $0.9 million for the year ended December 31, 2005 and the year ended December 31, 2004. The lack of change was primarily due to the minor growth in revenue during the same period.

        Wages. Wages decreased to $0.3 million for the year ended December 31, 2005 from $0.4 million for the year ended December 31, 2004. The decrease was primarily due to continued operating efficiencies obtained from the reorganization of SLS during 2003 to reduce staffing costs as well as the consolidation of staffing schedules with HOVRS during 2005.

        Outside Services Expense. Outside services expense increased slightly to $44,000 for the year ended December 31, 2005 from $42,000 for the year ended December 31, 2004. Outside services expense consisted primarily of building maintenance and computer consulting fees.

        Travel Expense. Travel expenses decreased to $6,000 for the year ended December 31, 2005 from $9,500 for the year ended December 31, 2004. Staff interpreter travel reimbursements decreased a small amount as staff interpreters’ reimbursement levels were reduced to be consistent with other firms.

        Marketing Expense. Marketing expenses increased to $10,700 for the year ended December 31, 2005 from $4,700 for the year ended December 31, 2004. Marketing efforts were primarily concentrated on advertising campaigns through direct mailings and sponsorships of deaf and hard-of-hearing organizations.

        Network Expense. Network expenses declined to $23,700 for the year ended December 31, 2005 from $49,300 for the year ended December 31, 2004. The SLS network is in place, and these costs are primarily due to the reduction in telecommunication expenses associated with mobile telephones and pagers due to the concentration of resources on the HOVRS operation.

        Depreciation Expense. Depreciation expense decreased to $2,500 for the year ended December 31, 2005 from $4,000 for the year ended December 31, 2004. This decrease was primarily due to the fact that substantially all of SLS’ assets are fully depreciated, and there were very limited purchases of new capital equipment during 2005.

        General and Administrative Expense. General and administrative expenses increased to $0.3 million for the year ended December 31, 2005 from $0.2 million for the year ended December 31, 2004. This increase was primarily due to bad debt expense of $78,000 and bank credit card fees of $7,000 in the year ended December 31, 2005. These charges were significantly less for the year ended December 31, 2004.

        Interest Expense. Interest expense was zero for the years ended December 31, 2005 and December 31, 2004.

        Disposal of Assets. The loss on the disposal of assets declined to zero for the year ended December 31, 2005 from $33,000 for the year ended December 31, 2004. During the year ended December 31, 2004, SLS performed a physical inventory of property, plant and equipment. Based on the results of that inventory, SLS disposed of office equipment assets which resulted in a loss of $33,000.

Liquidity and Capital Resources

        Since SLS’ inception, SLS financed its operations through income derived from operations and borrowings from HOVRS by means of inter-company loans. SLS has incurred both net losses and generated net income since its inception, and as of December 31, 2006 has net retained earnings of $263,000. During the year ended December 31, 2006, SLS generated net income of $282,000 and generated $236,000 of cash from operating activities. As of December 31, 2006,

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SLS had $251,000 of cash and cash equivalents. Revenues will likely be partially offset by increases in sales and marketing expenditures from levels incurred during 2006 as Hands On introduces new products and services in connection with the SLS business to the consumer marketplace. As of December 31, 2006, SLS had one unsecured line of credit facility and one unsecured revolving line of credit under which SLS may borrow funds for working capital or other general corporate purposes and, as of such date, there were no balances outstanding on either bank facility.

        Net cash from operating activities was $236,000, ($33,000), and ($6,000) for the years ended December 31, 2006, 2005 and 2004, respectively. The principal source of cash for the year ended December 31, 2006 was net income, partially offset by an accounts payable decrease and an increase in accounts receivable. The principal use of cash for the year ended December 31, 2005 was a decrease in the amount payable to HOVRS, partially offset by a decrease in accounts receivable. For the year ended December 31, 2004, the primary use of cash was to fund HOVRS’ net loss, partially offset by an increase in SLS’ related party payable to HOVRS.

        Net cash provided by investing activities was zero, $10,000, and $58,000 for the years ended December 31, 2006, 2005 and 2004, respectively. For the year ended December 31, 2006, SLS did not generate or use cash from investment activities. For the year ended December 31, 2005, the net cash increase represents moneys borrowed from HOVRS. For the year ended December 31, 2004, SLS generated cash from investment activities by an increase in the amount borrowed from HOVRS and a refunded lease deposit.

        Net cash used by financing activities was ($8,000) for the year ended December 31, 2006, ($2,000) for the year ended December 31, 2005 and ($5,000) for the year ended December 31, 2004, resulting primarily from principal payments on a line of credit.

HOVRS

Overview

        Since HOVRS’ inception, HOVRS has invested significant capital to establish video relay service call centers.

        HOVRS’ revenue primarily consists of reimbursable minutes of video relay service, which are recognized as revenue when HOVRS bills the federal TRS fund on a monthly basis. In 2002 and 2003, HOVRS had agreements with MCI and AT&T pursuant to which HOVRS provided private label video relay services on behalf of MCI and AT&T. AT&T and MCI billed the federal TRS fund on HOVRS’ behalf, and transferred the revenue to HOVRS after a commission was taken. AT&T provided $0.9 million of revenue in 2006, $0.8 million of revenue in 2005 and $1.4 million of revenue in 2004. MCI provided $35,000 of revenue in 2006, $2,000 of revenue in 2005 and $0.7 million of revenue in 2004. The balance of HOVRS’ revenue was generated by video relay services provided directly by HOVRS: $13.7 million in 2006, $9.7 million in 2005 and $6.3 million in 2004.

        HOVRS’ cost of revenue consists primarily of interpreter costs and staff interpreter wages and payroll taxes and insurance.

        Salaries and wages expense consist primarily of support personnel, general and administrative personnel, recruiting and engineering personnel, including employee benefits, payroll taxes and insurance.

        Outside services expense consists primarily of legal fees, accounting fees, business consulting fees, webcam and router installation fees, and building maintenance fees.

        Travel expenses consist primarily of travel of support, engineering, recruiting, marketing, and management personnel between new and existing call centers, as well as travel to marketing and community conventions.

        Marketing expenses consist primarily of equipment giveaways (including D-Link units and PC cameras for use with the HOVRS service), marketing support personnel (including benefits, payroll taxes and insurance), and sponsorships to deaf community programs, universities and schools.

        Network expenses consist primarily of computer equipment expenses, telecommunications expenses (including pagers), airtime and mobile telephone expenses related to support of call center operations.

        Depreciation expense consists of depreciation associated with capitalized equipment and capitalized leased equipment. Depreciation is calculated on a straight-line method on an annual basis.

        General and administrative costs consist of financing expenses, including receivables factoring fees, company events expenses, liability insurance expenses, office supplies, licenses, utilities, rent (not including call centers), employee development programs, and dues and subscriptions.

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        Disposal of assets expense consists of those assets deemed to have exceeded their useful life, and/or assets that have been donated or retired.

        Interest expense consists of interest accrued or paid to long-term individual note holders, interest accrued or paid on HOVRS’ revolving line of credit, interest accrued or paid on HOVRS’ outstanding loan payable, and interest expense associated with capitalized lease equipment. Each individual note holder has a specific interest rate and term, which HOVRS accrues and/or pays monthly.

Critical Accounting Policies and Estimates

        This Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses HOVRS’ condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Hands On management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts, and other general accruals. Hands On management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

        Hands On management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements. Historically, HOVRS has derived substantially all its revenue primarily from video relay services and interpreter services. HOVRS’ revenue consists primarily of reimbursable video relay service minutes provided and is recognized on a monthly basis by the filing of the official NECA/FCC TRS fund report as required by law. HOVRS estimates the collectibility of its receivables to be 100% for HOVRS, as the reimbursements come directly from the government agency. As such, no reserves are taken against the HOVRS receivables.

        For the periods presented in this proxy statement, HOVRS did not hold any inventory or other significant intangible long-term assets.

Results of Operations

        The following table sets forth for the periods indicated certain financial data as a percentage of revenue:

	Years ended December 31,
	2006	2005	2004
Percentage of revenue
Total revenue	100%	100%	100%

Costs and expenses:
Cost of HOVRS revenue	47%	42%	33%
Wages	18%	29%	21%
Outside services (legal, etc.)	7%	12%	13%
Travel	1%	3%	2%
Marketing	3%	5%	4%
Network	2%	4%	4%
Depreciation	2%	2%	2%
General and administrative expenses	14%	17%	14%

Total costs and expenses	94%	113%	92%

Income (loss) from operations	6%	(13)%	8%

Other Income:
Disposal of assets	(1)%	0%	0%
Interest (expense) income, net	(1)%	(1)%	(2)%
Other income	0%	0%	0%

Total other income	(1)%	(1)%	(2)%

Net income (loss) before benefit from income taxes	5%	(15)%	6%
Income tax benefit	0%	0%	0%

Net income (loss)	5%	(15)%	6%

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Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

        HOVRS Revenue. HOVRS revenue increased to $14.6 million for the year ended December 31, 2006 from $10.5 million for the year ended December 31, 2005. This increase was primarily due to the opening of additional call centers and successful marketing campaigns.

        Minutes recorded in 2006 were 2.2 million, up from 1.5 million recorded in 2005. The reimbursement rate per minute dropped to $6.644 in July 2005 from $7.59 in July 2004.

        Cost of HOVRS Revenue. Cost of HOVRS revenue increased to $6.8 million for the year ended December 31, 2006, from $4.4 million for the year ended December 31, 2005. The increase was primarily due to the reduction in the reimbursement rate from $8.85 per minute to $7.59 per minute in July, 2005 and secondarily from the hiring of additional interpreters for two new call centers opened in 2006 and the hiring of additional staff interpreters for the existing call centers to support the increase in call volume.

        Wages. Wages decreased to $2.6 million for the year ended December 31, 2006, from $3.1 million for the year ended December 31, 2005. The decrease was primarily due to the reduction in headcount for support staff related to finance, human resources, marketing and recruiting staff.

        Outside Services Expense. Outside services expenses decreased to $1.0 million for the year ended December 31, 2006, from $1.3 million for the year ended December 31, 2005. This decrease was primarily due to costs related to litigation with a competitor, which was resolved on August 26, 2005, and legal fees related to the proposed merger with GoAmerica during 2005 which were not present during 2006. Outside service expenses also included accounting/CPA and legal fees associated with the NECA budgeting process during both years.

        Travel Expense. Travel expenses decreased to $0.2 million for the year ended December 31, 2006, from $0.3 million for the year ended December 31, 2005. This decrease was primarily due to a reduction in travel associated with the identification of new call center expansion opportunities during 2005.

        Marketing Expense. Marketing expenses decreased to $0.4 million for the year ended December 31, 2006, from $0.5 million for the year ended December 31, 2005. This decrease was primarily due to improvements in existing marketing programs as well as the elimination of several marketing programs that were not cost effective.

        Network Expense. Network expenses decreased to $0.3 million for the year ended December 31, 2006, from $0.4 million for the year ended December 31, 2005. The decrease was primarily due to fewer call centers opened and the avoidance of initial set- up costs from telecommunications providers.

        Depreciation Expense. Depreciation expense increased to $0.3 million for the year ended December 31, 2006, from $0.2 million for the year ended December 31, 2005. This increase was primarily due to additional call center capitalized equipment purchases.

        General and Administrative Expense. General and administrative expenses increased to $2.0 million for the year ended December 31, 2006, from $1.8 million for the year ended December 31, 2005. This increase was primarily due to higher rent expenses associated with the addition of two new call centers and higher administrative expenses such as office supplies and company events.

        Interest Expense. Interest expense decreased to $0.1 million for the year ended December 31, 2006, from $0.2 million for the year ended December 31, 2005. This decrease was primarily due to the reduction in principal on an outstanding note payable as well as a reduction in the outstanding balance on a line of credit.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

        HOVRS Revenue. HOVRS revenue increased to $10.5 million for the year ended December 31, 2005, from $8.4 million for the year ended December 31, 2004. This increase was primarily due to in increase in the number of minutes billed directly to NECA by HOVRS.

        Cost of HOVRS Revenue. Cost of HOVRS revenue increased to $4.4 million for the year ended December 31, 2005, from $2.8 million for the year ended December 31, 2004. The increase was primarily due to the addition of new staff interpreters to support the growing demand for services.

        Wages. Wages increased to $3.1 million for the year ended December 31, 2005 from $1.8 million for the year ended December 31, 2004. The increase was primarily due to adding support staff in the call centers and corporate office to support the increased growth.

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        Outside Services Expense. Outside services expense increased to $1.3 million for the year ended December 31, 2005, from $1.1 million for the year ended December 31, 2004. This increase was primarily due to the costs associated with the Sorenson litigation and legal fees associated with the proposed merger with GoAmerica during 2005.

        Travel Expense. Travel expenses increased to $0.3 million for the year ended December 31, 2005, from $0.2 million for the year ended December 31, 2004. This increase was primarily due to additional marketing travel as well as travel to the new call centers by support staff.

        Marketing Expense. Marketing expenses increased to $0.5 million for the year ended December 31, 2005, from $0.3 million for the year ended December 31, 2004. This increase was primarily due to the expansion of the marketing program to install webcams and routers in deaf users’ homes.

        Network Expense. Network expenses increased to $0.4 million for the year ended December 31, 2005, from $0.3 million for the year ended December 31, 2004. This increase was primarily due to increased telecommunication expenses (including airtime, mobile telephones and pagers) associated with the opening of new call centers.

        Depreciation Expense. Depreciation expense remained constant at $0.2 million for the years ended December 31, 2005, and December 31, 2004.

        General and Administrative Expense. General and administrative expenses increased to $1.8 million for the year ended December 31, 2005, from $1.2 million for the year ended December 31, 2004. This increase was primarily due to call center expansion. The non-capitalized expenses incurred during the expansion included $273,000 in rent expense, $105,000 in taxes and licenses, and $62,000 in bank fees.

        Interest Expense. Interest expense increased to $0.2 million for the year ended December 31, 2005 from $0.1 million for the year ended December 31, 2004. This increase was primarily due to additional debt in the form of a note payable during 2005.

Liquidity and Capital Resources

        HOVRS financed its operations through income derived from operations and borrowings from SLS through short-term loans. Through December 31, 2006, HOVRS incurred net losses from its inception and as of December 31, 2006, has an accumulated net deficit of $1.2 million. During the year ended December 31, 2006, HOVRS generated net income of $710,000 and generated $120,000 of cash from operating activities. As of December 31, 2006, HOVRS had a $331,000 overdraft of cash and cash equivalents. Hands On management anticipates that HOVRS will continue to generate revenues from one primary source—video interpreting services. This will be partially offset by increases in sales and marketing expenditures from levels incurred during 2006 as HOVRS introduces new products and services to the consumer marketplace. Currently, HOVRS has a revolving line of credit bank facility under which HOVRS may borrow funds for working capital or other general corporate purposes. As of December 31, 2006, HOVRS had an outstanding balance of $42,000 under that facility.

        As of December 30, 2006, HOVRS’ principal commitments consisted of obligations outstanding under capital leases and operating leases. As of December 31, 2006, future minimum payments for capital leases having terms in excess of one year amounted to $85,000, of which approximately $80,000 is or was payable during 2007. As of December 31, 2006, future minimum payments for non-cancelable operating leases having terms in excess of one year amounted to $1,087,000, of which approximately $556,000 is or was payable during 2007.

        Net cash from operating activities was $0.1 million, ($0.1) million and $0.8 million for the years ended December 31, 2006, 2005 and 2004, respectively. The principal source of cash for the year ended December 31, 2006 was net income, offset by a decrease in accounts receivable. The principal use of cash for the year ended December 31, 2005 was to fund HOVRS’ net loss, partially offset by an increase in accounts payable and a decrease in accounts receivable. For the year ended December 31, 2004, the primary source of cash was net income, partially offset by an increase in accounts receivable and an increase in related party receivables.

        Net cash used in investing activities was $0.2 million, $0.2 million and $0.3 million for the years ended December 31, 2006, 2005 and 2004, respectively. For the year ended December 31, 2006, HOVRS used cash from investment activities to acquire fixed assets, make deposits on land/buildings for new call centers, acquire call center network support equipment and make a loan to a stockholder. For the year ended December 31, 2005, HOVRS used cash from investment activities to acquire fixed assets, make deposits on land/buildings for new call centers and acquire call

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center network support equipment, which was partially offset by a repayment of a stockholder. For the year ended December 31, 2004, HOVRS used cash from investment activities to acquire fixed assets, make deposits on land/buildings for new call centers and acquire call center network support equipment.

        Net cash provided by (used for) financing activities was ($0.3) million, $0.2 million and ($0.5) million for the years ended December 31, 2006, 2005 and 2004, respectively. The use of cash in 2006 resulted primarily from principal payments on capital leases and cash used to pay off certain short-term notes, partially offset by proceeds from the issuance of capital stock. Net cash provided by financing activities was $0.2 million for the year ended December 31, 2005, which resulted primarily from a borrowing of $0.5 million from GoAmerica, partially offset by principal payments of short-term notes, principal payments on a line of credit obligation and principal payments on capital lease obligations. Net cash used by financing activities was ($0.5) million for the year ended December 31, 2004, which resulted primarily from principal payments on short term notes, principal payments on a line of credit obligation and principal payments on capital lease obligations.

Results of Operations for Interim Periods – Consolidated Basis

        The following table sets forth, for the periods indicated, certain financial data of Hands On (SLS and HOVRS combined) as a percentage of revenue:

	Six Months Ended June 30,
	2007	2006
Percentage of revenue
Total revenue	100%	100%

Costs and expenses:
Cost of HOVRS revenue	41%	48%
Wages	20%	18%
Outside services (legal, etc.)	8%	7%
Travel	2%	1%
Marketing	8%	8%
Network	4%	2%
Depreciation	1%	2%
General and administrative	7%	7%

Total costs and expenses	91%	93%

Income from operations	9%	7%

Other Income:
Disposal of assets	0%	0%
Interest (expense) income, net	(1)%	(1)%

Total other income	5%	0%

Net income before benefit from income taxes	12%	6%
Income tax provision	5%	0%

Net income	7%	6%

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006 — Consolidated Basis

        Revenue. Revenue increased to $12.0 million for the six months ended June 30, 2007, from $7.2 million for the six months ended June 30, 2006. This increase was primarily due to the opening of additional call centers, the acquisition of Helen Young Interpreting Services, Inc. and successful marketing programs. Minutes recorded in the first six months of 2007 were 1,700,000, up from 1,000,000 recorded in the first six months of 2006.

        Cost of Revenue. Cost of revenue increased to $5.0 million for the six months ended June 30, 2007, from $3.5 million for the six months ended June 30, 2006. The increase was primarily due to increased staff interpreter requirements to support the additional three call centers opened during the first 6 months of 2007 and the two additional centers opened during the first 6 months of 2006. As a percentage of revenue, cost of revenue decreased due to increased efficiency of the interpreters.

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        Wages. Wages increased to $2.4 million for the six months ended June 30, 2007, from $1.3 million for the six months ended June 30, 2006. The increase was primarily due to the addition of support staff to the new call centers and corporate office to support the increased growth.

        Outside Services Expense. Outside services increased to $1.0 million for the six months ended June 30, 2007, from $0.5 million for the six months ended June 30, 2006. The increase was primarily due to an increase in consulting and legal expenses.

        Travel Expense. Travel expenses increased to $0.3 million for the six months ended June 30, 2007, from $0.1 million for the six months ended June 30, 2006. This increase was primarily due to additional marketing travel, travel to new call centers by support staff, and travel by the recruiting team.

        Marketing Expense. Marketing expenses increased to $1.0 million for the six months ended June 30, 2007, from $0.6 million for the six months ended June 30, 2006. This increase was primarily due to additional marketing programs to improve the general awareness of HOVRS services, including $100,000 of free video appliances provided to prospective customers in 2007.

        Network Expense. Network expenses increased to $0.4 million for the six months ended June 30, 2007, from $0.1 million for the six months ended June 30, 2006. This increase was primarily due to increased telecommunication expenses (including airtime, mobile telephones and pagers) associated with the opening of new call centers.

        General and Administrative Expense. General and administrative expense increased to $0.7 million for the six months ended June 30, 2007, from $0.5 million for the six months ended June 30, 2006. This increase was primarily due to the addition of support staff related to finance, engineering, marketing and recruiting as well as higher administrative expenses including office supplies.

        Depreciation Expense. Depreciation expense increased to $153,000 for the six months ended June 30, 2007, from $131,000 for the six months ended June 30, 2006. This increase was primarily due to additional call center capitalized equipment purchases in 2007.

        Interest Expense. Interest expense increased to $116,000 for the six months ended June 30, 2007, from $79,000 for the six months ended June 30, 2006. This increase was primarily due to interest paid on long-term notes, interest charges on capitalized leases, and interest paid to Caymus Investment Group II, LLC as a result of the issuance of a convertible note. There was $13,000 of interest income from monies in an escrow account for the six months ending June 30, 2007, and zero for the six months ending June 30, 2006.

Liquidity and Capital Resources — Consolidated Basis

        Hands On financed its operations through income derived from operations and the sale and issuance of a $1.5 million convertible promissory note to Caymus Investment Group II, LLC in February 2007. Hands On has incurred a net operating deficit since inception and as of June 30, 2007, has an accumulated net deficit of $381,000. During the six months ended June 30, 2007, Hands On generated net income of $894,000 and generated $1.1 million of cash from operating activities. As of June 30, 2007, Hands On had $569,000 of cash and cash equivalents. Hands On’s management anticipates that it will continue to generate revenue from one primary source—video interpreting services. This is expected to be partially offset by increases in sales and marketing expenditures from levels incurred during 2006 as Hands On introduces new products and services to the consumer marketplace.

        Net cash from operating activities was $1.1 million for the six months ended June 30, 2007. The principal source of cash was net income and an increase in income taxes payable, partially offset by a decrease in accounts receivable and a gain recognized on the settlement of a loan payable.

        Net cash used in investing activities was $1.1 million for the six months ended June 30, 2007. The primary use of cash in investing activities was for the acquisition of property, plant and equipment to support the HOVRS operation.

        Net cash generated from financing activities was $666,000 for the six months ended June 30, 2007. Net cash from financing activities resulted from the issuance of a $1.5 million convertible note to Caymus Investment Group II, LLC, partially offset by the principal payment of a prior note payable and the principal payment of a loan payable.

        As of June 30, 2007, Hands On’s principal commitments consisted of obligations outstanding under operating leases and an outstanding convertible note issued to Caymus Investment Group II, LLC. As of June 30, 2007, future minimum payments for non-cancelable operating leases having terms in excess of one year amounted to $1,531,000 of which approximately $529,000 is or was payable the next twelve months.

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        The following table summarizes Hands On’s contractual obligations at June 30, 2007, and the effect such obligations are expected to have on its liquidity and cash flow in future periods.

June 30, 2007	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(in thousands)
Contractual Obligations:
Capital Lease Obligations	$ 24,000	$ 19,000	$ 5,000	$ —	$ —
Operating Lease Obligation	$1,531,000	$ 510,000	$1,021,000	$ —	$ —
Total Contractual Cash Obligation	$1,555,000	$ 529,000	$1,026,000	$ —	$ —

Subsequent Events

        Subsequent to June 30, 2007, on August 20, 2007, Hands On entered into two secured bank credit facility agreements with Comerica Bank to provide a $2.5 million revolving line of credit to Hands On under which Hands On may borrow funds for working capital and a $2.5 million equipment term facility to support continued call center expansion.

        Subsequent to June 30, 2007, Hands On converted its note payable for $1,500,000 to preferred stock at the option of the holder.

        On September 12, 2007, Hands On entered into an agreement to be acquired by GoAmerica, Inc.

Summary Pro Forma Financial Information

        We have presented below two sets of pro forma condensed consolidated financial information. The first set of pro forma condensed consolidated financial information gives effect solely to the acquisition of Verizon’s TRS division. The second set of pro forma condensed consolidated financial information gives effect both to the acquisition of Verizon’s TRS division and the Hands On merger. In each case, the pro forma information is presented under the purchase method of accounting. The pro forma information is presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of GoAmerica would actually have been if (i) the TRS acquisition or (ii) the TRS acquisition and the Hands On merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of GoAmerica for any future period or as of any date, respectively. The pro forma condensed consolidated financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the acquisition of Verizon’s TRS division or the Hands On merger.

        Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the TRS acquisition and the Hands On merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheets. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause some of the intangibles to be amortized over a shorter life than presently anticipated.

        Pro Forma Information — Combination of GoAmerica with Verizon’s TRS Division

        The following unaudited pro forma condensed combined consolidated balance sheet and unaudited pro forma condensed combined consolidated statements of operations give effect to the acquisition of Verizon’s TRS division by GoAmerica. Such pro forma financial statements were derived from, are qualified in their entirety by reference to and should be read in conjunction with

•	the audited consolidated financial statements of GoAmerica for the year ended December 31, 2006, incorporated by reference herein;
•	the unaudited consolidated financial statements of GoAmerica as of and for the six month period ended June 30, 2007, incorporated by reference herein;
•	the audited carve-out financial statements of Verizon’s TRS division for the year ended December 31, 2006, presented elsewhere herein; and
•	the unaudited carve-out financial statements of Verizon’s TRS division for the six month period ended June 30, 2007.

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The unaudited pro forma condensed combined consolidated balance sheet gives effect to the acquisition of Verizon’s TRS division as though it occurred on June 30, 2007. The unaudited pro forma condensed combined consolidated statements of operations give effect to the acquisition as though it occurred at the beginning of the respective periods presented.

        The pro forma adjustments presented below are based upon a valuation of Verizon’s TRS division’s working capital as defined in the TRS asset purchase agreement. The final calculation of the purchase price will be based upon a determination of the fair value of Verizon’s TRS division’s tangible and identifiable intangible assets acquired and liabilities assumed. The actual results of operations will differ, perhaps significantly, from the unaudited pro forma amounts reflected below because of a variety of factors, including access to additional information and changes in value not currently identified.

GoAmerica, Inc. and Verizon’s TRS Division
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of June 30, 2007

	Historical		Pro Forma
	GoAmerica	Verizon’s TRS Division(i)	Adjustments		Company
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$3,053	$—	$12,342	(E)	$15,395
Accounts receivable, net	1,829	—	6,000	(E)	7,829
Other receivables	20	—	—		20
Merchandise inventories	196	—	—		196
Prepaid expenses and other	209	—	—		209

Total current assets	5,307	—	18,342		23,649

Property, equipment and leasehold improvements, net	853	—	—		853
Goodwill	6,000	—	49,950	(E)	55,950
Trade names and other intangible assets	—	—	5,550	(E)	5,550
Other assets	1,089	—	(842	)(E)	247

	$13,249	$—	$73,000		$86,249

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$421	$—	$—		$421
Accrued expenses and other payables	2,668	—	8,000	(E)	10,668
Deferred revenue	102	—	—		102
Other current liabilities	83	—	—		83

Total current liabilities	3,274	—	8,000		11,274

Long term debt	—	—	30,000	(E)	30,000
Other long term liabilities	82	—	—		82

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—	35,000	(E)	35,000
Common stock	25	—	—		25
Additional paid-in capital	286,812	—	—		286,812
Accumulated deficit	(276,758)	—	—		(276,758)
Treasury stock	(186)	—	—		(186)

Total stockholders’ equity	9,893	—	35,000		44,893

	$13,249	$—	$73,000		$86,249

i:	In accordance with the TRS asset purchase agreement, certain assets will be transitioned directly to Stellar Nordia Services LLC (“Stellar Nordia”) as Stellar Nordia will provide services to the Company under a managed services agreement. The working capital that will be acquired as of closing has been accounted for in the pro forma adjustments. As such, balance sheet data has not been presented.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

115

GoAmerica, Inc. and Verizon’s TRS Division
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the six months ended June 30, 2007

	Historical		Pro Forma
	GoAmerica	TRS	Adjustments		Company
	(In thousands, except for share and per share data)
Revenues:
Subscriber	$600	$—	$—		$600
Relay services	7,494	32,146	—		39,640
Commissions	261	—	—		261
Equipment	217	—	—		217
Other	40	—	—		40

	8,612	32,146	—		40,758

Costs and expenses:
Cost of subscriber revenue	567	—	—		567
Cost of relay services	5,075	25,111	(3,222	)(D)	26,964
Cost of equipment sales	324	—	—		324
Cost of network operations	58	118	—		176
Sales and marketing	1,003	—	—		1,003
General and administrative	2,613	7,100	—		9,713
Research and development	257	—	—		257
Depreciation and amortization	163	1,593	—		1,756
Amortization of intangibles	—	883	925	(A)	1,808

	10,060	34,805	(2,297)		42,568

Loss from operations	(1,448)	(2,659)	2,297		(1,810)

Other income (expense):
Settlement gains, net	(162)	—	—		(162)
Interest (expense) income, net	59	—	(1,840	)(B)	(1,781)

Total other income (expense)	(103)	—	(1,840)		(1,943)

Loss Before Income Taxes	(1,551)	(2,659)	457		(3,753)
Income Tax Benefit	—	(1,037)	—		(1,037)

Net loss	(1,551)	(1,622)	457		(2,716)

Preferred dividends	—	—	1,388	(C)	1,388

Net loss applicable to common shares	$(1,551)	$(1,622)	$(931)		$(4,104)

Pro Forma Data
Pro forma (loss) earnings per common share
Basic and Diluted:
Pro forma loss from continuing operations	$(0.70)				$(1.61)
Pro forma basic and diluted loss per share	$(0.70)				$(1.61)

Pro forma weighted average number of common shares
Basic	2,203,793	—	—		2,203,793
Diluted	2,203,793	—	—		2,203,793

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

116

GoAmerica, Inc. and Verizon’s TRS Division
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the year ended December 31, 2006

	Historical		Pro Forma
	GoAmerica	TRS	Adjustments		Company
	(In thousands, except for share and per share data)
Revenues:
Subscriber	$1,190	$—	$—		$1,190
Relay services	8,695	67,083	—		75,778
Commissions	2,454	—	—		2,454
Equipment	429	—	—		429
Other	8	—	—		8

	12,776	67,083	—		79,859

Costs and expenses:
Cost of subscriber revenue	845	—	—		845
Cost of relay services	5,320	55,078	(6,445	)(D)	53,953
Cost of equipment sales	536	—	—		536
Cost of network operations	110	331	—		441
Sales and marketing	2,494	—	—		2,494
General and administrative	4,589	7,828	—		12,417
Research and development	359	—	—		359
Depreciation and amortization	362	1,889	—		2,251
Amortization of intangibles	—	1,767	1,850	(A)	3,617

	14,615	66,893	(4,595)		76,913

Loss from operations	(1,839)	190	4,595		2,946

Other income (expense):
Terminated merger costs	(490)	—	—		(490)
Interest (expense) income, net	169	—	(3,700	)(B)	(3,531)

Total other income (expense)	(321)	—	(3,700)		(4,021)

Loss before income taxes and extraordinary items	(2,160)	190	895		(1,075)

Income tax (expense) benefit	789	(74)	—		715

Loss from continuing operations	(1,371)	116	895		(360)

Loss from discontinued operations	(589)	—	—		(589)

Net loss	(1,960)	116	895		(949)

Preferred dividends	—	—	2,792	(C)	2,792

Net loss applicable to common shares	$(1,960)	$116	$(1,897)		$(3,741)

Pro Forma Data

Pro forma (loss) earnings per common share
Basic and Diluted:
Pro forma loss from continuing operations	$(0.65)				$(0.17)
Pro forma loss from discontinued operations	$(0.28)				$(0.28)

Pro forma basic and diluted loss per share (before preferred dividends)	$(0.93)				$(0.45)
Effect of preferred dividend	$(0.00)				$(1.33)

Pro forma basic and diluted loss per share	$(0.93)				$(1.78)

Pro forma weighted average number of common shares
Basic	2,105,184	—	—		2,105,184
Diluted	2,105,184	—	—		2,105,184

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

117

GoAmerica, Inc. and Verizon’s TRS Division
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Note 1. Basis of Pro Forma Presentation

        On August 2, 2007, GoAmerica announced the execution of a definitive agreement under which it will acquire the assets of Verizon’s TRS division for $50 million in cash and up to an additional $8 million in contingent cash consideration. This acquisition will be financed by the issuances of new GoAmerica preferred stock and debt totaling $65 million to Clearlake, pursuant to agreements and a commitment letter executed concurrently with the Verizon agreement. Completion of the acquisition is subject to stockholder approval by the stockholders of GoAmerica and to receipt of required regulatory approvals.

        The Verizon transaction will be financed through $35 million of committed equity financing and $30 million of committed senior debt financing, funded in each case by funds managed by Clearlake. Concurrently with the execution of the Verizon definitive agreement, Clearlake:

•	Purchased 290,135 shares of a newly created GoAmerica Series A Preferred Stock at a price of $5.17 per share;
•	Provided GoAmerica with $1.0 million pursuant to a bridge loan commitment, which was increased by another $1.75 million on September 14, 2007, and which may be increased to up to a maximum of $3.5 million;
•	Agreed to purchase an additional 6,479,691 shares of Series A Preferred Stock at a price of $5.17 per share, subject to certain conditions, upon consummation of the Verizon transaction; and
•	Provided GoAmerica with a commitment letter for $30 million of senior debt financing to be raised for the closing of the Verizon transaction.

        The funding of the estimated purchase price of the acquisition is as follows (in thousands):

Value of GoAmerica preferred stock issued	$35,000
Senior debt issuance	30,000
Acquired working capital	(6,000)
Additional working capital raised	(7,000)
Estimated GoAmerica direct transaction costs	3,500

Total estimated purchase price	$55,500

        The components of the purchase price are as follows (in thousands):

Cash consideration	$50,000
Contingent consideration	8,000
Transaction costs	3,500

Total purchase consideration and transaction costs	61,500

Acquired working capital	(6,000)

Total estimated purchase price	$55,500

        Under the purchase method of accounting, the total estimated purchase price, as shown in the table above, is allocated to net tangible assets acquired based on their estimated fair values as of the date of the completion of the merger. The fair value of these assets is subject to change based on additional information that may come to our attention, restructuring decisions made upon completion of the acquisition or results of the fund-raising effort referenced above. Amounts represented in this table assume the payment of the contingent consideration and do not reflect the acquired working capital. The preliminary estimated purchase price is allocated as follows (in thousands):

Identifiable intangible assets	$5,550
Goodwill	49,950

Total estimated purchase price	$55,500

118

Note 2. Pro Forma Adjustments

        For purposes of determining the pro forma effect of the acquisition of Verizon’s TRS division on GoAmerica’s statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007, the following adjustments have been made:

(A)	Reflects the amortization of other intangible assets over a period of three years.

(B)	Reflects interest on first lien term debt in connection with the acquisition of Verizon’s TRS division.

(C)	Reflects preferred dividends for the 6,769,826 shares of Series A Preferred Stock issued or to be issued in connection with the acquisition of Verizon’s TRS division.

(D)	Reflects pricing adjustments for a Master Service Agreement entered into as a result of the acquisition of Verizon’s TRS division.

        For purposes of determining the pro forma effect of the acquisition on the Company’s consolidated balance sheet as of June 30, 2007, the following adjustments have been made:

(E)	Reflects the recording of the purchase price of Verizon’s TRS division.

Note 3. Reclassifications

        Certain amounts related to Verizon’s TRS division’s results of operations have been reclassified to conform with the pro forma presentation.

        Pro Forma Information — Combination of GoAmerica and Verizon’s TRS Division with Hands On

        The following unaudited pro forma condensed combined consolidated balance sheet and unaudited pro forma condensed combined consolidated statements of operations give effect both to GoAmerica’s acquisition of Verizon’s TRS division (as reflected in the column entitled “GoAmerica”) and the Hands On merger. Such pro forma financial statements were derived from, are qualified in their entirety by reference to and should be read in conjunction with

•	the audited consolidated financial statements of GoAmerica for the year ended December 31, 2006 incorporated by reference herein;
•	the unaudited consolidated financial statements of GoAmerica as of and for the six-month period ended June 30, 2007 incorporated by reference herein;
•	the audited carve-out financial statements of Verizon’s TRS division for the year ended December 31, 2006 presented elsewhere herein;
•	the unaudited carve-out financial statements of Verizon’s TRS division for the six-month period ended June 30, 2007;
•	the audited consolidated financial statements of Hands On for the year ended December 31, 2006 presented elsewhere herein (after giving pro forma effect to Hands On’s merger with SLS); and
•	the unaudited consolidated financial statements of Hands On for the six-month period ended June 30, 2007 (after giving pro forma effect to Hands On’s merger with SLS).

        The unaudited pro forma condensed combined consolidated balance sheet gives effect to the Hands On merger as though it occurred on June 30, 2007. The unaudited pro forma condensed combined consolidated statements of operations give effect to the merger as though it occurred at the beginning of the respective periods presented.

        The pro forma adjustments are based upon a preliminary valuation of Hands On (HOVRS and SLS) assets and liabilities. The final allocation of the purchase price will be determined based upon a determination of the fair value of Hands On (HOVRS and SLS) tangible and identifiable intangible assets acquired and liabilities assumed. The actual results of operations will differ, perhaps significantly from the unaudited pro forma amounts reflected because of a variety of factors, including access to additional information and changes in value not currently identified.

119

GoAmerica, Inc. (with Verizon’s TRS division) and Hands On
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of June 30, 2007

	Historical		Pro forma
	GoAmerica (with Verizon’s TRS division)	Hands On	Adjustments		Company
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$15,395	$570	$7,620	(D)	$23,585
Accounts receivable, net	7,829	2,685	—		10,514
Other receivables	20	438	—		458
Merchandise inventories	196	—	—		196
Deferred taxes	—	178	—		178
Prepaid expenses and other	209	103	—		312

Total current assets	23,649	3,974	7,620		35,243

Property, equipment and leasehold improvements, net	853	1,617	—		2,470
Goodwill	55,950	—	43,748	(D)	99,698
Trade names and other intangible assets	5,550	—	29,165	(D)	34,715
Other assets	247	79	—		326

	$86,249	$5,670	$80,533		$172,452

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$421	$1,727	$—		$2,148
Accrued expenses and other payables	10,668	953	—		11,621
Accrue interest	—	51	—		51
Deferred revenue	102	—	—		102
Income taxes payable	—	763	—		763
Other current liabilities	83	149	—		232

Total current liabilities	11,274	3,643	—		14,917

Long term debt	30,000	1,500	40,000	(D)	71,500

Other long term liabilities	82	5	—		87

Commitments and contingencies

Stockholders’ equity:
Preferred stock	35,000	—	5,000	(D)	40,000
Common stock	25	8	59	(D)	92
Additional paid-in capital	286,812	895	35,474	(D)	323,181
Accumulated deficit	(276,758)	(381)	—		(277,139)
Treasury Stock	(186)	—	—		(186)

Total stockholders’ equity	44,893	522	40,533		85,948

	$86,249	$5,670	$80,533		$172,452

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

120

GoAmerica, Inc. (with Verizon’s TRS division) and Hands On
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the six months ended June 30, 2007

	Historical		Pro Forma
	GoAmerica (with Verizon’s TRS division)	Hands On	Adjustments		Company
	(In thousands, except for share and per share data)
Revenues:
Subscriber	$600	$—	$—		$600
Relay services	39,640	12,041	—		51,681
Interpreting services	—	—	—		—
Commissions	261	—	—		261
Equipment	217	—	—		217
Other	40	—	—		40

	40,758	12,041	—		52,799

Costs and expenses:
Cost of subscriber revenue	567	—	—		567
Cost of relay services	28,156	4,975	—		33,131
Cost of interpreting services	—	—	—		—
Cost of equipment sales	324	—	—		324
Cost of network operations	176	—	—		176
Sales and marketing	1,003	—	—		1,003
General and administrative	9,404	5,860	—		15,264
Research and development	257	—	—		257
Depreciation and amortization	1,756	153	—		1,909
Amortization of intangibles	925	—	4,861	(A)	5,786

	42,568	10,988	4,861		58,417

Loss from operations	(1,810)	1,053	(4,861)		(5,618)

Other income (expense):
Settlement gains, net	(162)	544	—		382
Interest (expense) income, net	(1,781)	(116)	(2,855	)(B)	(4,752)

	—
Total other income (expense)	(1,943)	428	(2,855)		(4,370)

Loss before income taxes and extraordinary items	(3,753)	1,481	(7,716)		(9,988)

Income tax (expense) benefit	1,037	(587)	—		450

Net income (loss)	(2,716)	894	(7,716)		(9,538)

Preferred dividends	1,388	—	198	(C)	1,586

Net income (loss) applicable to common shares	$(4,104)	$894	$(7,914)		$(11,124)

Pro forma loss per common share
Basic and Diluted:
Pro forma loss from continuing operations	$(1.86)				$(1.25)
Pro forma basic and diluted loss per share	$(1.86)				$(1.25)

Pro forma weighted average number of common shares
Basic	2,203,793		6,700,000		8,903,790
Diluted	2,203,793		6,700,000		8,903,790

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

121

GoAmerica, Inc. (with Verizon’s TRS division) and Hands On
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the year ended December 31, 2006

	Historical		Pro Forma
	GoAmerica (with Verizon’s TRS division)	Hands On	Adjustments		Company
	(In thousands, except for share and per share data)
Revenues:
Subscriber	$1,190	$—	$—		$1,190
Relay services	75,778	14,616	—		90,394
Interpreting services	—	1,792	—		1,792
Commissions	2,454	—	—		2,454
Equipment	429	—	—		429
Other	8	—	—		8

	79,859	16,408	—		96,267

Costs and expenses:
Cost of subscriber revenue	845	—	—		845
Cost of relay services	53,953	6,865	—		60,818
Cost of interpreting services	—	833	—		833
Cost of equipment sales	536	—	—		536
Cost of network operations	441	—	—		441
Sales and marketing	2,494	—	—		2,494
General and administrative	12,417	7,267	—		19,684
Research and development	359	—	—		359
Depreciation and amortization	2,251	267	—		2,518
Amortization of intangibles	3,617	—	9,722	(A)	13,339

	76,913	15,232	9,722		101,867

Income (loss) from operations	2,946	1,176	(9,722)		(5,600)

Other income (expense):
Terminated merger costs	(490)	—	—		(490)
Interest (expense) income, net	(3,531)	(175)	(5,742	)(B)	(9,448)

Total other income (expense)	(4,021)	(175)	(5,742)		(9,938)

Loss before income taxes and extraordinary items	(1,075)	1,001	(15,464)		(15,538)

Income tax (expense) benefit	715	(7)	—		708

Loss from continuing operations	(360)	994	(15,464)		(14,830)

Loss from discontinued operations	(589)	—	—		(589)

Net loss	(949)	994	(15,464)		(15,419)

Preferred dividends	2,792	—	399	(C)	3,191

Net loss applicable to common shares	$(3,741)	$994	$(15,863)		$(18,610)

Pro forma loss earnings per common share
Basic and Diluted:
Pro forma loss from continuing operations	$(0.17)				$(1.68)
Pro forma loss from discontinued operations	$(0.28)				$(0.07)

Pro forma basic and diluted loss per share
(before preferred dividends)	$(0.45)				$(1.75)
Effect of preferred dividends	$(1.33)				$(0.36)

Pro forma basic and diluted loss per share	$(1.78)				$(2.11)

Pro forma weighted average number of common shares
Basic	2,105,184	—	6,700,000		8,805,184
Diluted	2,105,184	—	6,700,000		8,805,184

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

122

GoAmerica, Inc. and Hands On
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Note 1. Basis of Pro Forma Presentation

        On September 12, 2007, GoAmerica announced the execution of a definitive merger agreement with Hands On for $35 million in cash and 6,700,000 shares of GoAmerica common stock. The cash portion of the consideration will be funded by the issuances of new debt and shares of Series A Preferred Stock to a fund managed by Clearlake, pursuant to agreements and a commitment letter executed concurrently with the Hands On merger agreement. Completion of the Hands On merger is subject to approval by the stockholders of GoAmerica and Hands On, consummation of the acquisition of Verizon’s TRS division, and other customary closing conditions.

        The Hands On transaction will be funded through $5 million of committed equity financing and $40 million of committed senior debt financing, funded in each case by Clearlake; this brings the total Clearlake financing commitment (including the commitment made by Clearlake with respect to the acquisition of Verizon’s TRS division) to GoAmerica to $110 million in equity and debt. Concurrently with the execution of the definitive Hands On merger agreement, but subject to certain closing conditions, Clearlake:

•	Agreed to purchase an additional 967,118 shares of GoAmerica Series A Preferred Stock at a previously negotiated price of $5.17 per share; and
•	Provided GoAmerica with a commitment letter for $40 million of senior debt financing to be raised for the closing of the Hands On transaction.

        The estimated total purchase price of the merger based on an average market price per share of GoAmerica’s common stock of $5.17 is as follows (in thousands):

Value of GoAmerica common stock issued	$34,630
Senior debt issuance	40,000
Assumption of Hands On options	1,806
Acquired net assets	(522)
Additional working capital raised	(5,000)
Estimated GoAmerica direct transaction costs	2,000

Total estimated purchase price	$72,914

        Under the purchase method of accounting, the total estimated purchase price, as shown in the table above, is allocated to Hands On net tangible assets based on their estimated fair values as of the date of the completion of the merger. The fair value of these assets is subject to change based on additional information that may come to our attention, restructuring decisions made upon completion of the merger or results of the fund raising effort referenced above. The preliminary estimated purchase price is allocated as follows (in thousands):

Identifiable intangible assets	$29,165
Goodwill	43,749

Total estimated purchase price	$72,914

Note 2. Pro Forma Adjustments

        For purposes of determining the pro forma effect of the Hands On merger on GoAmerica’s statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007, the following adjustments have been made:

(A)	Reflects the amortization of other intangible assets over a period of three years.

(B)	Reflects interest on second lien term debt in connection with the Hands On merger.

(C)	Reflects preferred dividends for the 967,118 of preferred shares to be issued in connection with the Hands On merger.

123

        For purposes of determining the pro forma effect of the Hands On merger on the Company’s consolidated balance sheet as of June 30, 2007, the following adjustments have been made:

(D)	Reflects the recording of the purchase price of Hands On and the elimination of Hands On’s historical stockholders’ equity as of the date of the merger.

Note 3. Reclassifications

        Certain amounts related to Hands On’s results of operations have been reclassified to conform with the pro forma presentation.

124

PROPOSAL 3: APPROVAL OF CERTAIN AMENDMENTS
TO THE 2005 EQUITY COMPENSATION PLAN

Proposal 3: We propose to approve certain amendments to the 2005 Equity Compensation Plan.

General

        On November 8, 2005, GoAmerica’s board of directors adopted the GoAmerica, Inc. 2005 Equity Compensation Plan (the “plan”). The stockholders of GoAmerica approved the plan at the annual meeting held on November 15, 2005. On October 9, 2007, GoAmerica’s board of directors adopted amendments to the plan as set forth in the Amended and Restated 2005 Equity Compensation Plan (attached as Annex I to this proxy statement).

        The plan permits the grant of stock options, stock purchase rights and restricted and unrestricted stock awards to officers, employees, directors and consultants of GoAmerica and its subsidiaries.

        The general purpose of the plan is to provide an incentive to our officers, employees, directors and consultants, including officers, employees, directors and consultants of any of our subsidiaries, by enabling them to share in the future growth of our business. GoAmerica’s board of directors believes that the granting of stock options and other equity awards promotes continuity of management, increases incentive and personal interest in the welfare of GoAmerica by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success, and enhances our ability to attract and retain officers, employees, directors and consultants who are in a position to make significant contributions to our success. In order to continue to be able to do so in a meaningful way, the GoAmerica board of directors adopted amendments to the plan, providing for (i) the maximum number of shares of common stock issuable pursuant to the Plan to be set at 2,000,000, and (ii) an increase in the maximum number of shares of common stock underlying grants made pursuant to the plan in any year from 100,000 shares to 400,000 shares.

Description of the Equity Compensation Plan and Amendments

        The following descriptions of the principal terms of the plan and the amendments to the plan are qualified in their entirety by the full text of the Amended and Restated 2005 Equity Compensation Plan, which is attached as Annex I to this proxy statement.

        Administration. The plan is administered by a committee appointed by the board of directors consisting of not less than two members of the board who qualify as both non-employee directors and outside directors within the meaning of Section 162(m) of the Internal Revenue Code.

        Types of Options and Other Awards. The plan authorizes the committee to grant options that are “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, options that are not intended to meet the requirements of Section 422 of the Internal Revenue Code (“nonstatutory options”), or a combination of both. In addition, the plan authorizes the committee to grant stock purchase rights, and restricted and unrestricted stock awards.

        Eligibility. All officers, employees, consultants and directors of GoAmerica and its subsidiaries are eligible to receive grants of options, rights and awards under the plan (approximately 47 persons as of November 7, 2007, approximately 97 persons following close of the acquisition of Verizon’s TRS division, and approximately 250 persons following close of the acquisition of Verizon’s TRS division and the acquisition of Hands On pursuant to the merger agreement). However, non-employee directors may not receive grants of incentive stock options.

        Shares Subject to the Plan. Subject to customary adjustments for stock splits, stock dividends or similar transactions, the aggregate number of shares of common stock presently available for issuance in connection with options, rights and awards granted under the plan is 104,967. Prior to the proposed amendments, the aggregate number of shares of common stock authorized under the plan automatically increased, but did not decrease, to a number that was equal to 19% of the number of shares of common stock outstanding on each December 31. Upon the approval of the amendments to the plan by GoAmerica’s stockholders, the aggregate number of shares of common stock authorized under the plan will be fixed at 2,000,000 shares.

        If any option or right granted under the plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option or right was not exercised or award has been forfeited shall be available for future grants under the plan. Currently, no individual officer, employee, director or consultant may receive options, rights or awards of or relating to more than 100,000 shares of common stock in the aggregate in any year. Following the approval of the amendments to the plan by GoAmerica’s stockholders, no individual

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officer, employee, director or consultant will be able to receive options, rights or awards of or relating to more than 400,000 shares of common stock in the aggregate in any year. All of the shares of common stock authorized for issuance under the plan may be granted as incentive stock options.

        Terms and Conditions of Options. The committee determines the exercise price of options granted under the plan. The committee may determine the exercise price of nonstatutory options at the time of grant; provided, however, that the exercise price of an incentive stock option must be at least equal to the fair market value per share of common stock (or 110% of fair market value in the case of an incentive stock option granted to a ten-percent stockholder) issuable upon exercise of the option at the time the incentive stock option was granted. If, on the date of grant, the common stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the fair market value shall generally be the closing sale price for the last trading day before the date of grant. If no such price is available, the fair market value shall be determined in good faith by the committee.

        No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of grant. Options issued under the plan will be exercisable at such time or times as the committee prescribes at the time of grant. Unless otherwise designated by the committee, options will become exercisable as to 25% of the shares of common stock subject to the option on the first anniversary of the date of grant, and as to 1/36 of the shares covered by the option for each month of service thereafter. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

        Generally, the option price may be paid (a) in cash or by certified check, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The committee may also permit cashless exercises.

        No option may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an option may be exercised only by the recipient. Unless otherwise provided by the committee, options that are exercisable at the time of a recipient’s termination of service with GoAmerica will continue to be exercisable for three months thereafter (twelve months if the optionee terminates employment or service with GoAmerica due to death or disability). However, unless otherwise provided by the committee, if the optionee’s employment or service is terminated for cause, then his or her options shall not be exercisable following the effective date of such termination.

        Stock Purchase Rights. Stock purchase rights may be granted by the committee either alone, or in tandem with, other options or awards under the plan. A stock purchase right allows a recipient to purchase a share of common stock at a price determined by the committee. Unless otherwise determined by the committee, GoAmerica has the right to repurchase the shares of common stock acquired upon exercise of the stock purchase right upon the recipient’s termination of service for any reason before the vesting conditions established by the committee have been satisfied. Unless otherwise determined by the committee, GoAmerica’s right of repurchase will lapse as to 25% of the purchased shares on the first anniversary date of the date of grant and will lapse as to 1/36 of the remaining purchased shares each month thereafter. Upon exercise of a stock purchase right, the purchaser will have all of the rights of a stockholder with respect to the shares of common stock acquired thereby.

        Stock purchase rights may not be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime, a purchase grant may be exercised only by the recipient. Unless otherwise determined by the committee, if a recipient’s employment or consulting relationship terminates for any reason, all stock purchase rights held by the recipient will automatically terminate.

        Stock Awards. The committee may also grant restricted or unrestricted stock awards under the plan. Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with GoAmerica prior to the award having vested or if the performance goals established by the committee as a condition of vesting are not achieved. Unless otherwise determined by the committee, 25% of the shares subject to a restricted stock award will vest on the first anniversary date of the date of grant and as to 1/36 of the remaining shares each month thereafter. Shares of common stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. Unless otherwise determined by the committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock. Unrestricted stock awards are grants of shares of common stock that are not subject to forfeiture.

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        The committee may grant awards that are subject to the satisfaction of performance goals specified by the committee. If awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance-based compensation,” the committee may determine the performance criteria from among the following, which may be applied to GoAmerica as a whole, or to an individual recipient, or to a department, unit, division or function within GoAmerica or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the committee deems appropriate and, if the committee so determines, net of or including dividends) before or after interest and taxes or before or after interest, taxes, depreciation, and amortization; (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

        Effect of Certain Corporate Transactions. In the event that GoAmerica merges or consolidates with another corporation, or in the event of an exchange of substantially all of the outstanding stock of GoAmerica for shares of another entity in which stockholders of GoAmerica will own less than 50% of the voting shares of the surviving entity, or if GoAmerica sells substantially all of its assets, then, unless otherwise provided by the committee in a grantee’s option or award agreement, each outstanding option, right and award may be assumed by the successor corporation or an equivalent option, right or award will be substituted by the successor. If, however, the successor does not assume the options, rights and awards or substitute equivalent options, rights and awards, then each option and right shall become exercisable for a period of at least fifteen days prior to the effective date of such transaction and GoAmerica’s right of repurchase with respect to shares covered by all outstanding stock purchase rights and all restrictions with respect to restricted stock awards will lapse. Any options and rights that are not exercised during such fifteen (15) day period shall terminate at the end of such period.

        Amendment, Termination. The plan may be amended or terminated at any time by the board of directors, except that no amendment may be made without stockholder approval if such approval is required by applicable law, and no amendment or revision may alter or impair an outstanding option, right or award without the consent of the holder thereof.

        Term of the Plan. The plan has a term of ten years measured from the date of its adoption by the board of directors. Accordingly, no grants may be made under the plan after November 8, 2015, but the plan will continue thereafter while previously granted options, rights and awards remain outstanding.

Federal Income Tax Consequences

        FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF OPTION AND OTHER GRANTS UNDER THE PLAN. RECIPIENTS OF OPTIONS, RIGHTS AND AWARDS GRANTED UNDER THE PLAN ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS BEFORE EXERCISING AN OPTION, RIGHT OR AWARD OR DISPOSING OF ANY STOCK RECEIVED PURSUANT TO THE EXERCISE OF AN OPTION, RIGHT OR AWARD. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE AND DOES NOT ADDRESS STATE, LOCAL OR OTHER TAX LAWS.

        Circular 230 Disclaimer: Nothing contained in this discussion of certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

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Treatment of Options

        The Internal Revenue Code treats incentive stock options and nonstatutory options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the plan, nor will GoAmerica be entitled to a tax deduction at that time.

        Generally, upon exercise of a nonstatutory option, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. GoAmerica will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. GoAmerica will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory option, tenders shares of common stock of GoAmerica in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

        For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one-year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one-year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, GoAmerica will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

        In general, if an optionee, in exercising an incentive stock option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

        As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

    Treatment of Stock Awards and Stock Purchase Rights

        Generally, absent an election to be taxed currently under Section 83(b) of the Internal Revenue Code (a “Section 83(b) election”), there will be no federal income tax consequences to either the recipient or GoAmerica upon the grant of shares that are the subject of a restricted stock award (“restricted shares”) or that are received, subject to restrictions, upon exercise of a stock purchase right. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and GoAmerica generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) election is made within 30 days after the date the restricted shares are received, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and GoAmerica generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the shares.

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        The recipient of an unrestricted stock award will recognize ordinary income, and GoAmerica generally will be entitled to a corresponding deduction, equal to the fair market value of the common stock at the time the Award is made.

    Potential Limitation on Company Deductions

        Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to options granted in the future under the plan, when combined with all other types of compensation received by a covered employee from GoAmerica, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Internal Revenue Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of at least two “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

    Tax Withholding

        GoAmerica, as and when appropriate, shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock to pay any federal, state or local taxes required by law to be withheld.

    Equity Grants

        The grant of options, rights and awards under the plan is discretionary, and GoAmerica cannot determine now the number or type of options, rights or awards to be granted in the future to any particular person or group.

        The following options have been granted to the following persons and groups under the GoAmerica, Inc. 1999 stock plan and remain outstanding:

Optionee	No. of Options Granted

Named Executive Officers:

Daniel R. Luis	16,516
Donald G. Barnhart	5,406
Jesse Odom	10,301
Wayne D. Smith	4,516

All Named Executive Officers as a Group	36,739

Current Directors who are not Executive Officers:

Aaron Dobrinsky	8,065
Joseph Korb	6,828
King Lee	4,258
David Lyons	10,000

All Current Directors who are not Executive Officers as a Group	40,451

Each Associate of any of such Directors or Executive Officers	—
Each Other Person Who Received or is to Receive 5% of Options Under Stock Option Plan	—
All Employees, Including all Current Officers Who are Not Executive Officers, as a Group	17,300

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        The following shares of restricted stock have been granted to the following persons and groups under the GoAmerica, Inc. 2005 Equity Compensation Plan and remain outstanding:

Recipient	No. of Restricted Stock Awards Granted
Named Executive Officers:

Daniel R. Luis	80,000
Donald G. Barnhart	55,000
Jesse Odom	55,000
Wayne D. Smith	55,000

All Named Executive Officers as a Group	245,000

Current Directors who are not Executive Officers:

Aaron Dobrinsky	20,000
Joseph Korb	20,000
King Lee	20,000
David Lyons	12,500
D. Sue Decker	10,000
Janice Dehesh	10,000

All Current Directors who are not Executive Officers as a Group	92,500

Director Nominee, Behdad Eghbali	—
Each Associate of any of such Directors, Executive Officers or Nominees	—
Each Other Person Who Received or is to Receive 5% of Grants Under Stock Option Plan	—
All Employees, Including all Current Officers Who are Not Executive Officers, as a Group	—

Board Recommendation

        The board of directors of GoAmerica approved the amendments to the 2005 Equity Compensation Plan described herein and recommends that holders of Series A Preferred Stock vote “FOR” Proposal 3, a proposal to approve the proposed amendments to the 2005 Equity Compensation Plan.

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PROPOSALS 4(a) AND 4(b): ELECTION OF DIRECTORS

        Proposal 4(a): We propose to elect two Class A directors to serve until the 2010 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (or, alternatively, if either the TRS amended and restated certificate of incorporation and/or the Hands On amended and restated certificate of incorporation is adopted by our stockholders and filed with the Secretary of State of the State of Delaware, to serve until the 2008 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified).

        Proposal 4(b): We propose to elect one Series A Preferred Stock director to serve until the 2008 annual meeting of stockholders and until his successor shall have been duly elected and qualified.

General

        At the annual meeting, the holders of common stock and Series A Preferred Stock (voting together as a single class) will elect two Class A directors to hold office until the annual meeting of stockholders to be held in 2010 and until their successors shall have been elected and qualified; provided, however, that if the TRS amended and restated certificate of incorporation or the Hands On amended and restated certificate of incorporation is approved by GoAmerica’s stockholders and filed with the Secretary of State of the State of Delaware, the two Class A directors elected at the 2007 annual meeting will hold office until the 2008 annual meeting and until their successors shall have been elected and qualified. Also, the holder of Series A Preferred Stock, voting as a separate class, will elect one director to hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. The holder of Series A Preferred Stock has indicated that it will elect Behdad Eghbali as a member of the board. Whether or not the TRS amended and restated certificate of incorporation or the Hands On amended and restated certificate of incorporation are adopted by the stockholders, so long as at least 149,608 shares of Series A Preferred Stock remain outstanding, the holder of Series A Preferred Stock will be entitled to elect one director at each annual meeting of stockholders.

        We currently have eight directors. Under our current restated certificate of incorporation, the terms of office of the members of the board of directors are divided into three classes: Class A, whose term is scheduled to expire at the 2007 annual meeting of stockholders; Class B, whose term is scheduled to expire at the 2008 annual meeting of stockholders; and Class C, whose term is scheduled to expire at the 2009 annual meeting of stockholders. The current Class A directors are Jan Dehesh and Joseph Korb, the current Class B directors are Daniel Luis and David Lyons, and the current Class C directors are Aaron Dobrinsky, Sue Decker and King Lee. In addition, Behdad Eghbali was elected by the holder of Series A Preferred Stock and has served as a director since the closing of the first stock purchase agreement.

        The current restated certificate of incorporation provides that at each annual meeting of stockholders, the successors to Class A, B, or C directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our bylaws permit the board of directors to increase or decrease the size of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classified classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

This election of directors on a staggered term basis may have the effect of delaying or preventing changes in control or management of GoAmerica.

        If the stockholders adopt the TRS amended and restated certificate of incorporation and/or the Hands On amended and restated certificate of incorporation, the classification of the board will be terminated, all directors’ terms will subsequently expire at the 2008 annual meeting of stockholders, notwithstanding that such directors may have been elected for a longer term, and at the 2008 annual meeting and at each subsequent annual meeting of stockholders, all director positions will be open for nomination and election.

        It is the intention of the persons named in the enclosed forms of proxy to vote the shares represented thereby, unless otherwise specified in the proxy, “FOR” the election of the nominees whose names and biographies appear below. In the event that any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the board of directors in the case of Class A directors, or designated by Clearlake in the case of the Series A Preferred Stock director. The board of directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected. If the nominees for Class A directors are elected at the meeting, their terms will expire at the 2010 annual meeting of stockholders, unless the TRS amended and restated certificate of incorporation or the Hands On amended and restated certificate of incorporation is adopted by the stockholders and filed with the Delaware Secretary of State, in which case the terms of all of the directors will expire at the 2008 annual meeting. If the

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nominee for Series A Preferred Stock director is elected at the meeting, his term will expire at the 2008 annual meeting of stockholders. None of GoAmerica’s current directors is related to any other director or to any executive officer of GoAmerica.

        The current nominees for election as Class A directors and Series A Preferred Stock director to the board of directors are as follows:

Name	Age	Served as a Director Since	Positions with the Company
Joseph Korb	55	1996	Class A Director

Janice Dehesh	52	2006	Class A Director

Behdad Eghbali	31	2007	Series A Preferred Stock Director

        The principal occupations and business experience for the past five or more years of each nominee is as follows:

        Joseph Korb joined GoAmerica in 1997 as Executive Vice President and has been a director since October 1996. From May 2002 to March 2004, Mr. Korb served as our Executive Vice Chairman, having served as our President from November 2000 until May 2002. Mr. Korb is currently a principal in three privately held companies that specialize in software solutions and services for embedded systems.

        Jan Dehesh joined GoAmerica’s board of directors in September 2006, upon the retirement of Mark Kristoff from the Company’s board of directors. Since 2004, Ms. Dehesh has run her own wireless/telecommunications consulting firm, Dehesh International. From 1987 to 2004, she served in several executive roles at QUALCOMM. Most recently, as a Vice President of Business Development, Ms. Dehesh developed and implemented marketing programs to accelerate the adoption of QUALCOMM’s Code Division Multiple Access (CDMA) products and services through strategic partnerships on a worldwide basis. Previously, Ms. Dehesh served as Vice President of Information Technology at QUALCOMM and helped create that company’s worldwide telecommunications and computing infrastructure.

        Behdad Eghbali joined our board of directors in August 2007. Mr. Eghbali is a partner and co-founder of Clearlake Capital Group, a private equity firm. Prior to forming Clearlake in January 2007, Mr. Eghbali was a private equity investor at the Texas Pacific Group from 2003 to 2007. Before joining Texas Pacific Group in 2003, Mr. Eghbali was a partner at Venus Capital (Voyager Fund) from 2001 to 2003. Prior to that, he was the Vice President of Business Development at Turbolinux, a software/services provider, from 1999 to 2001. Mr. Eghbali has served as a director of Compudyne Corporation and Buy.com, Inc. since 2007. Mr. Eghbali received a BS degree from the University of California, Berkeley.

Board Recommendations

        The board of directors recommends that GoAmerica’s stockholders vote FOR each of the Class A nominees for the board of directors.

        The board of directors recommends that holders of GoAmerica’s Series A Preferred Stock vote FOR the Series A Preferred Stock nominee for the board of directors.

Board of Directors

        The current composition of our board of directors is as follows:

Name	Age	Served as a Director Since	Positions with the Company
Aaron Dobrinsky	43	1996	Chairman of the Board

Daniel R. Luis	41	2003	Chief Executive Officer and Director

D. Sue Decker	48	2006	Director

Joseph Korb	55	1996	Director

Janice Dehesh	52	2006	Director

King Lee	67	2003	Director

David Lyons	58	2004	Director

Behdad Eghbali	31	2007	Director

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        For the biographical summaries of our Class A directors, Joseph Korb, and Janice Dehesh, and Series A Preferred Stock director, Behdad Eghbali, see the list of nominees above.

        It is anticipated that immediately prior to the TRS acquisition, three directors from among Sue Decker, Joseph Korb, Janice Dehesh, King Lee, and David Lyons, will submit their resignations from the GoAmerica board of directors.

        It is anticipated that immediately prior to the Hands On merger, the remaining two directors from among Sue Decker, Joseph Korb, Janice Dehesh, King Lee, and David Lyons will submit their resignations from the GoAmerica board of directors.

        Daniel R. Luis joined our board of directors in January 2003, at the time he was elected our Chief Executive Officer. He previously served as our President and Chief Operating Officer from May 2002 until January 2003. Mr. Luis is also President and Chief Executive Officer of Wynd Communications Corp., which became a wholly owned subsidiary of GoAmerica in June 2000. Mr. Luis joined Wynd in 1994 and has held his current positions with Wynd since 1998.

        David Lyons joined our board of directors in October 2004. Mr. Lyons is currently a Principal of Den Ventures, LLC, which provides outsourced business management services to the medical and communications industries. Mr. Lyons is also a managing partner of the Nacio Investment Group, LLC, which holds an interest in Nacio Systems, Inc., a managed hosting company that provides outsourced infrastructure and communication services for mid-size businesses. From 1998 to 2000, Mr. Lyons served as Vice President of Acquisitions for Expanets, Inc., a national provider of converged communications solutions founded by NorthWestern Corporation that acquired numerous local communications and data networking companies, as well as Lucent Technology’s Growing and Emerging Markets (GEM) division. Previously, he was Chairman, CEO of Amnex, Inc., President of Walker Telephone Systems, Inc., and practiced corporate and securities law with the firm of Certilman Haft in New York City.

        Aaron Dobrinsky founded GoAmerica in 1996 and has served as our Chairman of the Board since inception. He also served as our President until November 2000 and our Chief Executive Officer until January 2003. Since 2006, he has served as President of Dobrinsky Advisors, Inc., a management consulting and advisory firm providing strategic and operational guidance to start-up and mid-stage companies in the telecommunications, technology and services industries. Mr. Dobrinsky was an executive member of the board of directors of RoomLinX, Inc., a provider of wireless high-speed Internet network solutions to hotels and conference centers, from June 2004 through November 17, 2006, where he also served as Chief Executive Officer from June 2004 through November 1, 2005.

        Sue Decker joined our board of directors in June 2006 upon the retirement of Alan Docter from the Company’s board of directors. Since February 2005, Ms. Decker has served as President of Blue House Consulting, LLC, a firm providing strategic planning, product and marketing counsel to clients in the United States and Europe. From 1998 to 2005, Ms. Decker served as General Manager for AT&T’s relay services division, where she was responsible for managing telecommunication services focused on the deaf and hard-of-hearing market, including traditional relay, operator services for deaf consumers, Internet relay and video relay service. Ms. Decker is also a member of the Board of Associates at Gallaudet University in Washington, D.C., the world leader in liberal arts education and career development for deaf and hard-of-hearing undergraduate students and internationally recognized for its graduate programs.

        King Lee joined our board of directors in January 2003. Mr. Lee currently serves as the Managing Partner of Resource Capitalist, LLC, an executive management consulting firm. During his career he has served as the chief executive officer of a number of companies, both public and private. Mr. Lee has spent the last thirteen years investing in turnaround companies, and during that same period Mr. Lee was also the co-founder of Wynd Communications Corp., which became a wholly-owned subsidiary of GoAmerica in June 2000. Mr. Lee served on the board of directors of Wynd Communications Corp. until its acquisition by us. Mr. Lee also serves on the boards of directors of several privately held companies.

        Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors and on corporate governance reform. NASDAQ has adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. The board of directors has determined that Ms. Decker, Mr. Dobrinsky, Mr. Korb, Ms. Dehesh, Mr. Lee, Mr. Lyons and Mr. Eghbali satisfy the NASDAQ definition of independence.

Compensation of Directors

        Non-employee directors serving on our board of directors receive a $5,000 per quarter retainer and per meeting fees of $1,250 for each in-person Board meeting attended, and $750 for each telephonic Board meeting attended. Each Committee member receives $500 for each Board Committee meeting attended, except when a Committee meeting is

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held reasonably contiguous to a Board meeting. Each Committee Chairman receives an additional $1,500 per quarter if the Committee which he or she chairs has met during that quarter. In addition, Aaron Dobrinsky receives a quarterly fee of $2,500 for serving as our Chairman of the Board. Each director is reimbursed by us for reasonable expenses they incur in connection with their participation in our Board meetings.

        On November 7, 2006, we granted restricted stock awards covering a total of 92,500 shares of our common stock to non-employee members of our board of directors for serving on our Board (10,000 shares to each of Ms. Decker and Ms. Dehesh, an aggregate of 20,000 shares to each of Messrs. Dobrinsky, Korb and Lee, and an aggregate of 12,500 shares to Mr. Lyons). We also granted restricted stock awards covering a total of 30,000 shares of our common stock to two former directors who now serve as consultants to the Company.

        For additional information regarding compensation of our directors, see “Executive Officers — Compensation Discussion and Analysis — Compensation of Directors.”

Committees and Meetings of the Board

        The board of directors held ten meetings during 2006. During this period, each incumbent member of the board of directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the board of directors (during the period such person served as a director) and (ii) the total number of meetings held by all Committees of the Board on which such director served (during the period such director served).

        The board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

        Compensation Committee. The Compensation Committee approves salaries and incentive compensation for our executive officers and key employees and administers the Company’s 1999 Stock Plan and 2005 Equity Compensation Plan. In 2006, the Compensation Committee was comprised of Messrs. Docter, Kristoff and Lee, with Mr. Docter serving as Chairman. The Compensation Committee is currently comprised of King Lee (who serves as Chairman), Jan Dehesh and David Lyons. The Compensation Committee held one meeting during 2006.

        Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of GoAmerica and the audits of the financial statements of the Company. The Audit Committee’s responsibilities include: (i) evaluating, engaging and, if necessary, dismissing the Company’s independent auditors; (ii) reviewing and reporting on the results and scope of their audit findings; (iii) reviewing the Company’s periodic reports filed with the SEC; and (iv) monitoring, on a periodic basis, the internal controls of the Company. In 2006, the Audit Committee was comprised of Messrs. Docter, Kristoff and Lee, with Mr. Lee serving as Chairman. The Audit Committee is currently comprised of King Lee (who serves as Chairman), Sue Decker and David Lyons. The Audit Committee held four meetings during 2006. The Company’s board of directors has determined that Mr. Lee constitutes an “audit committee financial expert,” as such term is defined by the SEC.

        Nominating Committee. The Nominating Committee’s responsibilities include recommending to the board of directors qualified individuals to serve on the Company’s board of directors. In 2006, the Nominating Committee was comprised of Messrs. Lyons, Docter and Kristoff, with Mr. Kristoff serving as Chairman. The Nominating Committee is currently comprised of King Lee (who serves as Chairman), Sue Decker and David Lyons. The Nominating Committee met twice during 2006.

Audit Committee Matters

        Audit Committee Charter. The Audit Committee Charter is attached as Annex J to this proxy statement.

        Independence of Audit Committee Members. The Company’s common stock is listed on the NASDAQ Capital Market and the Company is governed by the listing standards applicable thereto. Each of the members of the Audit Committee has been determined to be an “independent director” within the meaning of SEC and NASDAQ Marketplace Rules and regulations.

        As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management and financial personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;
•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

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•	changes in the Company’s accounting practices, principles, controls or methodologies;
•	significant developments or changes in accounting rules applicable to the Company; and
•	the adequacy of the Company’s internal controls and accounting and financial personnel.

        Audit Committee Report. In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006:

        (1) the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

        (2) the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and controls;

        (3) the Audit Committee reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company’s independent auditors any relationship that may impact their objectivity and independence and satisfied itself as to the auditors’ independence; and

        (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2006 annual report on Form 10-K.

By the Audit Committee of the board of directors of GoAmerica, Inc.

King Lee (Chairman)
D. Sue Decker
David Lyons

Audit Fees

        In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, WithumSmith+Brown P.C. (“WithumSmith”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

        Audit Fees. Audit fees billed or expected to be billed to the Company by WithumSmith for the audit of the financial statements included in the Company’s Annual Reports on Form 10-K, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other regulatory filings of the Company with the SEC, for the years ended December 31, 2006 and 2005 totaled approximately $133,756 and $132,000, respectively.

        Audit-Related Fees. The Company was billed approximately $530 and $22,000 by WithumSmith for assurance and related services rendered by WithumSmith during the fiscal years ended December 31, 2006 and 2005, respectively, that are not reported under the immediately preceding paragraph.

        Tax Fees. The Company was billed $0 and $0 by WithumSmith for tax services, during the fiscal years ended December 31, 2006 and 2005, respectively.

        All Other Fees. The Company was billed $0 and $0 by WithumSmith for the fiscal years ended December 31, 2006 and 2005 for other services.

        Other Matters. The Audit Committee of the board of directors has considered whether the provision of the Audited-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

        Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved. The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

        Representatives of WithumSmith are expected to attend the meeting, to have the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from stockholders.

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Nominating Committee Matters

        Nominating Committee Charter. Our board has adopted a Nominating Committee charter to govern its Nominating Committee. A copy of the Nominating Committee’s charter was attached as Annex A to the Company’s November 2005 proxy statement and is incorporated into this proxy statement by reference.

        Independence of Nominating Committee Members. All members of the Nominating Committee of the board of directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

        Procedures for Considering Nominations Made by Stockholders. The Nominating Committee’s charter describes procedures for nominations to be submitted by stockholders and other third-parties, other than candidates who have previously served on the board or who are recommended by the board. The charter states that in order for a nomination to be included in GoAmerica’s proxy statement, written notice of the nomination must be delivered to the Secretary of GoAmerica at the principal executive offices of GoAmerica not later than the 120th calendar day before the date of GoAmerica’s proxy statement released to its stockholders in connection with the prior year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, the notice to be timely must be delivered a reasonable time before GoAmerica begins to print and mail its proxy materials. The charter also states that in order for a nomination to be presented at a meeting, without being included in GoAmerica’s proxy materials, the notice to be timely must be delivered at least 150 calendar days prior to the anniversary date of the prior year’s annual meeting. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the

Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

        Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the board;
•	must have business or professional experience that will enable such nominee to provide useful input to the board in its deliberations;
•	must have a reputation for honesty and ethical conduct;
•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and
•	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

        Identification and Evaluation of Candidates for the Board. Candidates to serve on our board will be identified from all available sources, including recommendations made by stockholders. The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on our board. The evaluation process for individuals other than existing board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;
•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and
•	a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

        Third-Party Recommendations. In connection with the 2006 annual meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of GoAmerica’s common stock for at least one year.

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Stockholder Communications with the Board

        Our board of directors has established a procedure that enables stockholders to communicate in writing with members of the board. Any such communication should be addressed to GoAmerica’s Secretary and should be sent to such individual c/o GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire board of directors. Under the procedures established by the board, upon the Secretary’s receipt of such a communication, he or she will send a copy of such communication to each member of the board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the board held more than two days after such communication has been distributed, the board will consider the substance of any such communication.

        Board members are encouraged, but not required by any specific board policy, to attend GoAmerica’s annual meetings of stockholders. Three of the members of the board attended GoAmerica’s 2006 annual meeting of stockholders.

EXECUTIVE OFFICERS

                The following table identifies the current executive officers of the Company:

Name	Age	Capacities in Which Currently Serving	Position Since
Daniel R. Luis (1)	41	Chief Executive Officer	2003

Donald G. Barnhart (2)	50	Chief Financial Officer and Secretary	2004

Jesse Odom (3)	42	Chief Technology Officer	2000

(1)	For a description of Mr. Luis’s business experience, see “Election of Directors.”

(2)	Donald Barnhart joined GoAmerica in 1999 and became its Vice President and Controller in 2000. He was appointed Chief Financial Officer in March 2004 and Secretary in October 2007. Prior to joining GoAmerica, Mr. Barnhart held various finance positions with Bogen Communications (a telecommunications equipment manufacturer) and operated his own accounting and consulting firm. Mr. Barnhart is a CPA in New Jersey.

(3)	Jesse Odom joined GoAmerica in 1996 as Vice President of Network Operations. He was appointed Chief Technology Officer in November 2000.

        None of our executive officers is related to any other executive officer or to any director of the Company. Our executive officers are elected annually by the board of directors and serve at the pleasure of the board of directors.

    Section 16(a) Beneficial Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers, and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the SEC. All reporting persons are required to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a). Based on our review of the copies of such forms received by us or written representations from such reporting persons, each such reporting person filed all of their respective reports pursuant to Section 16(a) on a timely basis during 2006.

    Code of Ethics

        GoAmerica maintains a code of ethics applicable to its directors, executive officers and other senior financial personnel. A copy of this code of ethics is posted on our website, accessible at http://www.goamerica.com/Company_info/ethics_execs.php. GoAmerica will furnish (free of charge) a copy of this code of ethics to any person who requests a copy either by calling Investor Relations at (201) 996-1717 or by submitting a written request to Investor Relations at GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601.

    Compensation Discussion and Analysis

        During 2006, the SEC substantially revised the disclosures that we are required to make with respect to executive compensation. As part of the SEC’s revised executive compensation discussion requirements, issuers must provide a “Compensation Discussion and Analysis” in which issuers explain the material elements of their compensation of executive officers by describing the following:

•	the objectives of the issuer’s compensation programs;
•	the conduct that the compensation programs are designed to reward;

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•	the elements of the compensation program;
•	the rationale for each of the elements of the compensation program;
•	how the issuer determines the amount (and, where applicable, the formula) for each element of the compensation program; and
•	how each element and the issuer’s decisions regarding that element fit into the issuer’s overall compensation objectives and affect decisions regarding other elements of the compensation program.

        Our overall compensation policies are monitored by the Compensation Committee of our board of directors. The duties and responsibilities of the Compensation Committee, which consists entirely of independent directors of the board, are to:

•	administer the employee benefit plans of our company designated for such administration by the board;
•	establish the compensation of our Chief Executive Officer (subject to the terms of any existing employment agreement);
•	with input from our Chief Executive Officer, establish or recommend to the board the compensation of our other executive officers (subject to the terms of any existing employment agreements); and
•	monitor our overall compensation policies and employment benefit plans.

        Daniel Luis, our Chief Executive Officer, participates in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he does not participate in determining his own compensation.

        Our Compensation Objectives and the Focus of Our Compensation Rewards

        We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance.

        We view executive compensation as having three key elements:

•	a current cash compensation program consisting of salary and cash bonus incentives;
•	long-term equity incentives reflected in grants of stock options and/or restricted stock awards; and
•	other benefits and perquisites.

These programs aim to provide our executives with an overall competitive compensation package that seeks to align individual performance with our long-term business objectives.

        We annually review our mix of short term performance incentives versus longer term incentives. We do not have set percentages of short term versus long term incentives. Instead, we look to provide a reasonable balance of those incentives.

        During 2006 we did not rely upon consultants to set our salaries, to establish salary ranges or to provide advice regarding other compensation matters. We compare our salaries and other elements of compensation against the salaries and other compensation measures of other public companies in our industry by reviewing the proxy statements of such other companies. However, we do not prepare formal benchmarking studies.

        Specific Elements of Our Compensation Program

        We have described below the specific elements of our compensation program for executive officers.

        Salary. We pay salaries to our Named Officers in order to fairly compensate them for their day-to-day responsibilities in managing our business. Each of our Named Officers has an employment agreement with us, which is described under “Employment Agreements with Executive Officers.” Each employment agreement provides for a specified increase in base salary as of the end of our first fiscal quarter for which we report (or would have been able to report but for extraordinary charges that are not expected to recur) EBITDA profitability as determined by our independent auditors.

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Bonus. Bonuses are designed to motivate executives by rewarding their individual performance and contribution to our financial performance. None of the Named Officers received a bonus for 2006.

Long-Term Incentive Compensation. We provide long-term incentives to our executive officers through our 2005 Equity Compensation Plan. We refer to this as our Stock Option Plan. Our Stock Option Plan permits the grant of stock options and restricted stock awards. Stock options were previously granted to our Named Officers. In addition, restricted stock awards were previously granted to our Named Officers to reward performance and in accordance with their respective employment agreements. No stock options or restricted stock awards were granted to the Named Officers in 2006. The Compensation Committee may grant additional stock options or restricted stock awards to the Named Officers in the future in its discretion.

Other Elements of Compensation for Executive Officers. In order to attract and retain qualified executives, we provide executives with retirement benefits through our 401(k) plan and we provide our executive officers with the use of automobiles. Details of the values of these benefits and perquisites may be found in the narratives to the summary compensation table below.

        Employment Agreements

        See “Employment Agreements with Executive Officers” for a description of our employment agreements with our executives.

        Compliance with Sections 162(m) and 409A of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. Certain performance-based compensation that has been approved by our stockholders is not subject to this limitation. As a result, stock options granted under our Stock Option Plan are not subject to the limitations of Section 162(m). However, restricted stock awards under our Stock Option Plan generally will not be treated as performance-based compensation. Restricted stock award grants made to date under the Stock Option Plan have not been at levels that, together with other compensation, approached the $1 million limit. Also, since we retain discretion over cash bonuses, those bonuses also will not qualify for the exemption for performance-based compensation. Since none of our executive officers had compensation in excess of $1 million for 2006, Section 162(m) was not applicable.

        It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements. We are in the process of reviewing and modifying, as necessary, our deferred compensation arrangements since the enactment of Section 409A in 2004 in order to remain compliant with guidance issued by the Internal Revenue Service under Section 409A from time to time.

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Summary of Cash and Certain other Compensation

        The following table sets forth, for the year ended December 31, 2006, a summary of the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers. We refer to the executive officers named in this table as the “Named Officers.” None of the Named Officers received a bonus, stock award or stock option grant during 2006. We do not have any pension plan or any deferred compensation plan.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary ($)	All Other Compensation ($)	Total ($)

Daniel R. Luis	200,000	14,632	214,632
Chief Executive Officer

Donald G. Barnhart	165,000	14,220	179,220
Chief Financial Officer since March 2004;
Principal Accounting Officer since
September 2003

Jesse Odom	165,000	14,220	179,220
Chief Technology Officer

Wayne D. Smith(1)	165,000	14,220	179,220
Executive Vice President, General Counsel and Secretary

(1)	Mr. Smith entered into a separation agreement with us during October 2007. Pursuant to that agreement, his employment by us terminated as of November 1, 2007.

In the table above “all other compensation” includes the following:

•	for Mr. Luis: $9,000 for the use of an automobile and a contribution of $5,632 to the Company’s 401(k) Plan on behalf of Mr. Luis to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Luis to that Plan;
•	for Mr. Barnhart: $9,000 for the use of an automobile and a contribution of 5,220 to the Company’s 401(k) Plan on behalf of Mr. Barnhart to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Barnhart to that Plan;
•	for Mr. Odom: $9,000 for the use of an automobile and a contribution of $5,220 to the Company’s 401(k) Plan on behalf of Mr. Odom to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Odom to that Plan; and
•	for Mr. Smith: $9,000 for the use of an automobile and a contribution of $5,220 to the Company’s 401(k) Plan on behalf of Mr. Smith to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Smith to that Plan.

Grants of Plan Based Awards

        We did not grant a stock option or stock award to any of the Named Officers during 2006.

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Outstanding Equity Awards at December 31, 2006

        The following table sets forth, for each of the Named Officers, information regarding stock options and stock awards outstanding at December 31, 2006. All of the outstanding options held by the Named Officers at December 31, 2006 were exercisable.

	Option Awards			Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)

Daniel R. Luis	1,523 1,978 625 1,688 2,500 3,828 4,375	84.00 167.20 600.00 151.20 43.20 23.20 16.00	12/30/2008 3/30/2010 11/20/2010 1/16/2012 5/28/2012 12/15/2012 4/6/2014	53,333	435,197

Donald G. Barnhart	150 350 125 94 250 1,016 3,422	104.80 401.60 162.48 151.20 26.40 23.20 16.00	8/2/2009 1/5/2010 3/29/2011 1/16/2012 7/28/2012 12/15/2012 4/6/2014	36,667	299,203

Jesse Odom	3,375 375 3,129 3,422	104.80 151.20 23.20 16.00	8/2/2009 1/16/2012 12/15/2012 4/6/2014	36,667	299,203

Wayne D. Smith	375 1,094 3,047	43.20 23.20 16.00	5/28/2012 12/15/2014 4/6/2014	36,667	299,203

In the table above, we are disclosing:

•	in column (b), the number of shares of our common stock underlying unexercised stock options that were exercisable as of December 31, 2006;
•	in columns (e) and (f), respectively, the exercise price and expiration date for each stock option that was outstanding as of December 31, 2006;
•	in column (g), the number of shares of our common stock covered by stock awards that were not vested as of December 31, 2006; and
•	in column (h), the aggregate market value as of December 31, 2006 of the stock awards referenced in column (g).

        In calculating market values in the table above, we have multiplied the closing market price of our common stock on December 29, 2006, the last trading day in 2006 — $8.16 — by the applicable number of shares of common stock underlying the Named Officers’ unvested stock awards. One half of the unvested stock awards in the table above vest on November 8, 2007, and the remaining stock awards vest on November 8, 2008.

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Options Exercised and Stock Awards Vested

        None of the Named Officers exercised any stock options during 2006. The following table sets forth, for each of the Named Officers, information regarding stock awards that vested during 2006. The phrase “value realized on vesting” represents the number of shares of common stock set forth in column (d) multiplied by the market price of our common stock on the date on which the Named Officer’s stock award vested.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Daniel R. Luis	26,667	85,751

Donald G. Barnhart	18,333	58,954

Jesse Odom	18,333	58,954

Wayne D. Smith	18,333	58,954

Employment Agreements with Executive Officers

        Mr. Luis is a party to an amended and restated employment agreement with us, effective as of November 8, 2005, under which he now serves as our Chief Executive Officer at a current base salary of $225,000. Mr. Barnhart is a party to an amended and restated employment agreement with us, effective as of November 8, 2005, under which he serves as our Chief Financial Officer at a current base salary of $185,000. Mr. Odom is a party to an amended and restated employment agreement with us, effective as of November 8, 2005, under which he serves as our Chief Technology Officer at a current base salary of $185,000. Mr. Smith was a party to an employment agreement with us, dated as of November 8, 2005, under which he served as our Executive Vice President, General Counsel and Secretary at a base salary of $185,000. The Compensation Committee may award any or all of the Named Executives additional bonus payments or option grants in its discretion. The current term of each agreement is for two years; each such agreement provides for an annual salary review and a specified increase in base salary as of the end of our first fiscal quarter in 2006 or thereafter for which we report (or would have been able to report but for extraordinary charges that are not expected to recur) EBITDA profitability as determined by our independent auditors. In the event any of Messrs. Luis, Barnhart or Odom is terminated without cause, resigns for good reason (including after a change in control) or, in the case of Mr. Luis, is not reelected to our board of directors, he shall be entitled to receive enhanced severance; specifically, an amount equal to one year’s base salary. In the event of non-renewal of an agreement with a Named Officer, the Named Officer will be entitled to receive an amount equal to six months of base salary. Each of Messrs. Luis, Odom, and Barnhart also receives up to $500 per month in automobile allowances and will be reimbursed for additional automobile expenses incurred in connection with his duties. Each employment agreement also contains certain invention assignment and confidentiality provisions and requires that we maintain standard directors and officers insurance of no less than $10 million. Pursuant to a separation letter agreement dated October 11, 2007, Wayne D. Smith resigned from all of his positions at GoAmerica effective November 1, 2007. Mr. Smith will receive one year’s severance, continuing medical benefits, and all restrictions remaining on restricted stock grants of GoAmerica’s common stock previously made to him will lapse. Mr. Smith will be entitled to receive a bonus, relating to 2007, in an amount equal to any bonus that may be paid to any other executive officer of the Company. Mr. Smith has agreed to vote his shares in favor of GoAmerica’s acquisition of Verizon’s TRS division and in favor of the Hands On merger. If the acquisition of Verizon’s TRS division and the Hands On merger are consummated, Mr. Smith will receive a special transaction bonus recognizing his efforts in the amount of $50,000. From November 1, 2007, until the later of the 90th day after November 1, 2007, or the conclusion of the first stockholder meeting at which GoAmerica’s stockholders are asked to vote on the acquisition of Verizon’s TRS division and the Hands On merger, Mr. Smith has agreed that he will not purchase or sell any securities of GoAmerica (provided that if the stockholders reject the acquisition of Verizon’s TRS division or the Hands On merger, the restrictions on Mr. Smith’s ability to dispose of his GoAmerica stock will cease).

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Compensation of Directors

        The following table sets forth certain information regarding the compensation we paid to our directors, other than Daniel R. Luis, during 2006. We did not grant stock options to any of our directors during 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (j)

Aaron Dobrinsky	37,000	80,400	3,498	120,898

D. Sue Decker	10,417	40,200	877	51,494

Janice Dehesh	833	40,200	516	41,549

Joseph Korb	26,500	80,400	0	106,900

King Lee	34,000	80,400	0	114,400

David Lyons	28,000	50,250	113	78,363

In the table above:

•	when we refer to “Fees Earned or Paid in Cash,” we are referring to all cash fees that we paid or were accrued in 2006, including annual retainer fees, committee and/or chairmanship fees and meeting fees;
•	when we refer to “stock awards,” we are referring to the dollar amount recognized by us for financial statement purposes in accordance with FAS 123(R);
•	the aggregate number of option awards outstanding for each director at December 31, 2006 were: for Mr. Dobrinsky, 8,065; for Ms. Decker, 0; for Ms. Dehesh, 0; for Mr. Korb, 6,828; for Mr. Lee, 4,258; and for Mr. Lyons, 10,000; and the aggregate number of restricted stock awards outstanding for each director at December 31, 2006 were: for Mr. Dobrinsky, 20,000 shares; for Ms. Decker, 10,000 shares; for Ms. Dehesh, 10,000 shares; for Mr. Korb, 20,000 shares; for Mr. Lee, 20,000 shares and for Mr. Lyons, 12,500 shares; and
•	the amounts included as “all other compensation” were paid to reimburse the respective directors for travel expenses incurred in connection with their board service.

        Non-employee directors serving on our board of directors receive a $5,000 per quarter retainer and per meeting fees of $1,250 for each in-person board meeting attended, and $750 for each telephonic board meeting attended. Each Committee member receives $500 for each board Committee meeting attended, except when a Committee meeting is held reasonably contiguous to a board meeting. Each Committee Chairman receives an additional $1,500 per quarter if the Committee which he or she chairs has met during that quarter. In addition, Aaron Dobrinsky receives a quarterly fee of $2,500 for serving as our Chairman of the board. Each director is reimbursed by us for reasonable expenses he or she incurs in connection with such director’s participation in our board meetings.

        On November 7, 2006, we granted restricted stock awards covering a total of 92,500 shares of our common stock to non-employee members of our board of directors for serving on our board (10,000 shares to each of Ms. Decker and Ms. Dehesh, an aggregate of 20,000 shares to each of Messrs. Dobrinsky, Korb and Lee, and an aggregate of 12,500 shares to Mr. Lyons). A total of 15,000 of the restricted stock awards granted to Messrs. Dobrinsky, Korb and Lee vest as follows: 5,000 shares vested on January 2, 2007, 5,000 shares vest on January 2, 2008 and 5,000 shares vest on January 2, 2009. A total of 5,000 of the restricted stock awards granted to Messrs. Dobrinsky, Korb and Lee vest as follows: 1,667 shares vest on January 2, 2008, 1,667 shares vest on January 2, 2009 and 1,666 shares vest on January 2, 2010. A total of 7,500 of the restricted stock awards granted to Mr. Lyons vest as follows: 2,500 shares vested on January 2, 2007, 2,500 shares vest on January 2, 2008 and 2,500 shares vest on January 2, 2009. The remaining 5,000 of the restricted stock awards granted to Mr. Lyons vest as follows: 1,667 shares vest on January 2, 2008, 1,667 shares vest on January 2, 2009 and 1,666 shares vest on January 2, 2010. Ms. Decker’s restricted stock awards vest as follows: 3,333 shares vested on June 1, 2007, 3,333 shares vest on June 2, 2008 and 3,334 shares vest on June 1, 2009. Ms. Dehesh’s restricted stock awards vest as follows: 3,333 shares vested on September 4, 2007, 3,333 shares vest on September 2, 2008 and 3,334 shares vest on September 1, 2009. We also granted restricted stock awards covering a total of 30,000 shares of our common stock to two former directors who now serve as consultants to us.

        Mr. Dobrinsky is a party to an agreement with us, effective as of May 6, 2002, and amended as of March 10, 2004, under which he now serves as our Chairman of the board, receiving director compensation equal to our independent directors but receiving no salary. Mr. Korb is party to an agreement with us, dated as of March 10, 2004, under which he receives director compensation equal to our independent directors but receives no salary. Mr. Dobrinsky is eligible to be a beneficiary of a term life insurance policy in his name, in the face amount of up to $1.0 million, for which we would pay the premiums.

143

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of King Lee (who serves as Chairman), Jan Dehesh and David Lyons. None of these individuals is or was at any time an officer or employee of our company. During 2006, Messrs. Alan Docter and Mark Kristoff (both currently retired) also served as members of the Compensation Committee. Messrs. Docter and Kristoff were never employees or officers of our company.

        No executive officer of our company has served as a director or member of the Compensation Committee (or other committee serving an equivalent purpose) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the information provided under the caption “Compensation Discussion and Analysis” set forth above. Based on that review and those discussions, the Compensation Committee recommended to our board that such “Compensation Discussion and Analysis” be included in this proxy statement. A copy of the Compensation Committee Charter is attached to this proxy statement as Annex K.

King Lee (Chairperson) Janice Dehesh David Lyons

        Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information, as of August 1, 2007, with respect to holdings of the Company’s common stock by each of the Company’s directors and Named Officers, and all directors and current executive officers as a group. Other than as described under “Principal Stockholders,” GoAmerica does not believe that any person beneficially owned more than 5% of the total number of shares of common stock outstanding as of such date, based on currently available Schedules 13D and 13G filed with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Common Stock
Directors and Named Executives:
Donald Barnhart	63,213	(3)	2.6%
Aaron Dobrinsky	59,390	(4)	2.4
D. Sue Decker	10,000	(5)	*
Janice Dehesh	10,000	(6)	*
Joseph Korb	31,215	(7)	1.3
King Lee	24,746	(8)	1.0
Daniel R. Luis	98,816	(9)	4.0
David Lyons	20,000	(10)	*
Jesse Odom	65,301	(11)	2.7
Wayne D. Smith	59,641	(12)	2.4
All directors and executive officers as a group (10 persons)	442,322	(13)	18.0%

*	Less than one percent.
(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of stock shown as beneficially owned by such stockholder.
(2)	Applicable percentage of ownership is based on an aggregate of 2,462,605 shares of common stock outstanding on August 1, 2007, plus any stock options and warrants held by each such holder that are exercisable as of August 1, 2007, or become exercisable within 60 days after such date. If 6,700,000 shares of GoAmerica common stock are issued as consideration in the Hands On Merger and 7,446,809 shares of Series A Preferred Stock are issued pursuant to the second stock purchase agreement, of the persons listed, only Mr. Luis will own in excess of 1% of the outstanding shares of common stock and all directors and executive officers as a group will own (assuming consummation of the TRS acquisition and the Hands On merger on December 15, 2007) approximately 2.2% of the outstanding shares of capital stock assuming the Series A Preferred Stock were converted to common stock.
(3)	Includes approximately 5,416 shares of common stock underlying options which are exercisable as of August 1, 2007, or become exercisable within 60 days after such date and an aggregate of 36,667 shares subject to restricted stock awards which had not vested as of August 1, 2007.
(4)	Includes five shares held for the benefit of Mr. Dobrinsky’s minor children. Mr. Dobrinsky has voting and dispositive power with respect to such shares. Also includes 8,065 shares of common stock underlying options which are exercisable as of August 1, 2007, or within 60 days after such date, and an aggregate of 15,000 shares subject to restricted stock awards which had not vested as of August 1, 2007.

(footnotes on following page)

144

(5)	Represents shares of common stock subject to restricted stock awards which had not vested as of August 1, 2007.
(6)	Represents shares of common stock subject to restricted stock awards which had not vested as of August 1, 2007.
(7)	Includes 6,828 shares of common stock underlying options which are exercisable as of August 1, 2007, or become exercisable within 60 days after such date, and an aggregate of 15,000 shares subject to restricted stock awards which had not vested as of August 1, 2007.
(8)	Includes 4,258 shares of common stock underlying options which are exercisable as of August 1, 2007, or within 60 days after such date, and an aggregate of 15,000 shares subject to restricted stock awards which had not vested as of August 1, 2007. Also includes 584 shares held by the Lee Living Trust, of which Mr. Lee is a co-trustee, but not a beneficiary.
(9)	Includes 16,516 shares of common stock underlying options which are exercisable as of August 1, 2007, or become exercisable within 60 days after such date, and an aggregate of 53,333 shares subject to restricted stock awards which had not vested as of August 1, 2007.
(10)	Includes 7,500 shares of common stock underlying options which are exercisable as of August 1, 2007, or within 60 days after such date, and an aggregate of 10,000 shares subject to restricted stock awards which had not vested as of August 1, 2007.
(11)	Includes 10,301 shares of common stock underlying options which are exercisable as of August 1, 2007, or become exercisable within 60 days after such date, and an aggregate of 36,667 shares subject to restricted stock awards which had not vested as of August 1, 2007.
(12)	Includes 4,516 shares of common stock underlying options which are exercisable as of August 1, 2007, or become exercisable within 60 days after such date, and an aggregate of 36,667 shares subject to restricted stock awards which had not vested as of August 1, 2007.
(13)	Includes an aggregate of 63,400 shares of common stock underlying options which are exercisable as of August 1, 2007, or become exercisable within 60 days after such date, and an aggregate of 238,334 shares subject to restricted stock awards which had not vested as of August 1, 2007.

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PROPOSAL 5: ADJOURNMENT OF THE ANNUAL MEETING

        Proposal 5: We propose to approve the adjournment of the annual meeting if necessary to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Proposals 1(a), 1(b), 2(a), 2(b) or 2(c) as described above.

Board Recommendation

        The board of directors of GoAmerica recommends that GoAmerica stockholders vote “FOR” Proposal 5, the adjournment of the annual meeting if necessary to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals relating to the TRS acquisition or the Hands On merger.

PRINCIPAL STOCKHOLDERS

        Other than as described below, GoAmerica is not aware of any beneficial owner of more than 5% of its common stock as of the date of this proxy statement. The following table:

•	sets forth the beneficial ownership of such 5% beneficial owners as of the dates such beneficial owners last reported their beneficial ownership in reports filed with the SEC; and
•	projects beneficial ownership amounts of 5% beneficial owners following the consummation of the acquisition of Verizon’s TRS division and the Hands On merger (assuming such transactions are consummated on December 15, 2007 (except as noted below), and assuming that no dividends are paid on the Series A Preferred Stock prior to such date).
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock on a Fully-Diluted Basis	Percent of Common Stock on a Fully-Diluted Basis Following the Acquisition of Verizon’s TRS Division	Percent of Common Stock on a Fully-Diluted Basis Following the Acquisition of Verizon’s TRS Division and the Hands On Merger
CCP A, L.P.	596,431	(1)	21.6%	76.6%	47.6%
Clearlake Capital Partners, LLC
CCG Operations, LLC
Behdad Eghbali
Steven C. Chang
José E. Feliciano
650 Madison Avenue, 23rd Floor
New York, NY 10022

Ronald Obray	1,447,870	(2)	—	—	8.56%
132 Lincoln Avenue
Auburn, CA 95603

Denise Obray	1,559,760	(2)	—	—	9.22%
132 Lincoln Avenue Auburn, CA 95603

Caymus Investment Group II, LLC c/o Hands On Video Relay Services, Inc.	1,392,260	(2)	—	—	8.23%
595 Menlo Drive
Rocklin, CA 95765-3708
(1)	As a result of the first stock purchase agreement entered into on August 1, 2007, we issued a total of 290,135 shares of Series A Preferred Stock to CCP A, L.P., a Delaware limited partnership (“CCP A”). On October 15, 2007, October 16, 2007, and November 6, 2007, Clearlake purchased a total of 297,585 shares of GoAmerica common stock on the open market and in privately-negotiated purchases. Following the acquisition of Verizon’s TRS division, CCP A will beneficially own 6,769,826 shares of Series A Preferred Stock and following the acquisition of Verizon’s TRS division and the Hands On merger, CCP A will beneficially 7,736,944 shares of Series A Preferred Stock. As of their date of issuance, such 290,135 shares were convertible into 290,135 shares of GoAmerica common stock, or approximately 9.9% of GoAmerica’s outstanding common stock on a fully-diluted basis (assuming the exercise of outstanding options and warrants and the conversion of the 290,135 shares of Series A Preferred Stock). A Schedule 13D, disclosing this

(footnotes on following page)

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(1)	information, was filed with the SEC jointly by CCP A, Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”), CCG Operations, LLC, a Delaware limited liability company (“CCG”), Steven C. Chang and José E. Feliciano. The principal business of CCP A is making investments and managing assets. The principal business of CCP is serving as General Partner of CCP A and similar funds. The principal business of CCG is serving as Managing Member of CCP. Mr. Chang and Mr. Feliciano are the managers of CCG. The principal occupation of each of Mr. Chang and Mr. Feliciano is to serve as a principal of CCG. The percentages in the third and fourth columns of the table reflect the beneficial ownership of the named parties assuming the applicable closings under the second stock purchase agreement.
(2)	Represents the number of shares of GoAmerica common stock that such stockholder will beneficially own if such stockholder elects to receive shares of GoAmerica common stock pursuant to the Hands On merger agreement, assuming: (i) each Hands On stockholder has elected to receive 50% of the Hands On merger consideration in cash and 50% in shares of GoAmerica common stock; (ii) the closing price of the GoAmerica common stock as of the determination date is $5.22; (iii) Hands On expenses incurred in connection with the Hands On merger do not exceed $1,000,000; (iv) no Hands On stockholder exercises and perfects its dissenters' rights; (v) the Hands On merger closing date is December 31, 2007; (vi) all Hands On options currently outstanding remain outstanding immediately prior to the Hands On merger closing date; and (vii) vesting of Hands On options is calculated as of the Hands On merger closing date, and all vested options are timely exercised.

STOCKHOLDERS’ PROPOSALS

        Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the Company’s 2008 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must submit the proposal to the Company at its offices at 433 Hackensack Avenue, Hackensack, New Jersey 07601, not later than July 10, 2008.

        Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 are required to have provided advance notice of such proposal to the Company at the aforementioned address not later than June 10, 2008.

        The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

        Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder notifies the Company in a time or manner inconsistent with the Company’s by-laws of an intent to present a proposal at the Company’s 2008 annual meeting (and for any reason the proposal is voted upon at that annual meeting), the Company’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

OTHER MATTERS

        The board of directors is not aware of any matter to be presented for action at the meeting other than the matters described in this proxy statement and does not intend to bring any other matters before the meeting. However, if other matters should come before the meeting, it is intended that holders of the proxies will vote thereon in the manner recommended by the board of directors.

GENERAL

        Certain information contained in this proxy statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

        GoAmerica, Inc. will furnish, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements and schedules thereto but not including exhibits, to each of its stockholders and to each of its beneficial stockholders upon written request made to the Investor Relations Department, GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601. A reasonable fee will be charged for copies of requested exhibits. Copies of such Annual Report, together with a copy of GoAmerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, accompany this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report on Form 10-K, or Quarterly Report on Form 10-Q may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or call us at (201) 996-1717. If you want to receive separate copies of our annual report and proxy

148

statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        GoAmerica files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601, Attention: Secretary. If you would like to request documents, please do so by December 6, 2007, in order to receive them before the annual meeting.

        The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

Company Filings:	Periods:
Annual Reports on Form 10-K and 10-K/A	Year ended December 31, 2006

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2007 and June 30, 2007

Current Reports on Form 8-K	Filed August 2, 2007, August 7, 2007, September 12, 2007, September 18, 2007, October 11, 2007, October 18, 2007, October 22, 2007, and October 31, 2007

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

        This proxy statement is dated November 7, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

By Order of the Board of Directors

/s/ Daniel R. Luis
Daniel R. Luis
Chief Executive Officer

Hackensack, New Jersey
November 7, 2007

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INDEX TO THE SPECIAL PURPOSE CARVE-OUT FINANCIAL STATEMENTS
OF VERIZON’S TRS DIVISION

Mass Markets — Telerelay Services (Verizon’s TRS Division) Year-End Carve-Out Financial Statements:

Mass Markets — Telerelay Services (Verizon’s TRS Division) Interim Carve-Out Financial Statements:

Condensed Carve-Out Statements of Selected Assets, Selected Liabilities and Parent Funding as of June 30, 2007 (unaudited) and December 31, 2006	F-19

Condensed Carve-Out Statements of Operations for the Six Months Ended June 30, 2007 and June 30, 2006 (unaudited)	F-20

Condensed Carve-Out Statements of Cash Flows for the Six Months Ended June 30, 2007 and June 30, 2006 (unaudited)	F-21

Notes to the Interim Carve-Out Financial Statements	F-22

F-1

REPORT OF INDEPENDENT AUDITORS

The Management
Verizon Communications Inc.

We have audited the accompanying special-purpose carve-out statement of selected assets, liabilities and parent funding of Verizon Business Global LLC’s (“Verizon Business”) Mass Markets – TeleRelay Service (“Mass Markets – TRS”) business as of December 31, 2006, and the related statements of operations, parent funding, and cash flows for the year then ended. These financial statements are the responsibility of Verizon Business’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the internal control over financial reporting of Verizon Business’ Mass Markets – TRS. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting of Verizon Business’ Mass Markets – TRS. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the accompanying special-purpose carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles using specific information where available and allocations where data was not maintained or was unavailable with respect to Mass Markets – TRS within Verizon Business Global LLC’s books and records. The financial statements have been prepared in contemplation of a potential sale.

In our opinion, the accompanying special-purpose carve-out financial statements referred to above present fairly, in all material respects, the selected assets, selected liabilities and parent funding of Verizon Business’ Mass Markets – TRS at December 31, 2006 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
June 11, 2007

F-2

Independent Auditors’ Report

The Board of Directors
Verizon Communications Inc.:

We have audited the accompanying special-purpose carve-out statements of selected assets, selected liabilities and parent funding of Verizon Business Global LLC’s (Verizon Business) Mass Markets – TeleRelay Service (Mass Markets – TRS) business as of December 31, 2005, and the related carve-out statements of operations, parent funding, and cash flows for each of the years in the two-year period ended December 31, 2005. These financial statements are the responsibility of Verizon Business’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Verizon Business’ Mass Markets – TRS business internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in note 2, the accompanying special-purpose carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles using specific information where available and allocations where data was not maintained or was unavailable with respect to Mass Markets – TRS within Verizon Business Global LLC’s books and records. Additionally, the special-purpose carve-out financial statements have been prepared in contemplation of a potential sale.

In our opinion, the special-purpose financial statements referred to above present fairly, in all material respects, the selected assets, selected liabilities and parent funding of Verizon Business’ Mass Markets – TRS business as of December 31, 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Atlanta, Georgia
June 11, 2007

F-3

Verizon Business Global LLC
Mass Markets – TRS

Carve-Out Statements of Operations

	Years ended December 31,
	2006	2005	2004
Operating Revenues, net	$67,083,498	$76,758,706	$68,645,022
Operating Expenses
Direct Expenses:
Access costs	331,328	8,557,883	4,845,959
Costs of services and products (exclusive of	51,307,009	55,299,367	50,051,703
amortization shown below)
Selling, general and administrative	702,003	665,561	1,380,284
(exclusive of amortization shown below)
Amortization	1,766,847	—	—

Total Direct Expenses	54,107,187	64,522,811	56,277,946

Allocated Expenses:
Costs of services and products (exclusive of	3,771,797	2,941,474	2,189,904
depreciation and amortization shown
below)
Selling, general and administrative	7,126,065	9,856,612	7,984,509
(exclusive of depreciation and amortization shown
below)
Depreciation and amortization	1,888,685	5,479,366	4,735,985
Impairment of intangible assets	—	—	2,146,617

Total Allocated Expenses	12,786,547	18,277,452	17,057,015

Total Operating Expenses	66,893,734	82,800,263	73,334,961

Income (loss) before income taxes	189,764	(6,041,557)	(4,689,939)
Income tax provision	74,008	1,289,044	—

Net income (loss)	$115,756	$(7,330,601)	$(4,689,939)

See accompanying notes to carve-out financial statements

F-4

Verizon Business Global LLC
Mass Markets – TRS

Carve-Out Statements of Selected Assets, Selected Liabilities and Parent Funding

	At December 31,
	2006	2005
Selected Assets
Current assets:
Accounts receivable	$6,075,405	$8,035,688
Prepaid expenses	2,109,809	1,918,020
Deferred income taxes	7,153,519	—
Other current assets	509,011	2,474,809

Total current assets	15,847,744	12,428,517
Intangible assets, net	3,415,303	—
Deferred income taxes, net	84,890	—
Other assets	1,227,814	473,628

Total Selected Assets	$20,575,751	$12,902,145

Selected Liabilities and Parent Funding
Current liabilities:
Accounts payable	$6,215,018	$5,401,147
Accrued access costs	42,194	1,045,481
Accrued service penalty (see note 7)	12,783,379	12,280,400
Other current liabilities	16,684,893	11,818,236

Total current liabilities	35,725,484	30,545,264
Other liabilities	6,216,568	3,623,484

Total selected liabilities	41,942,052	34,168,748
Total parent funding	(21,366,301)	(21,266,603)

Total Selected Liabilities and Parent Funding	$20,575,751	$12,902,145

See accompanying notes to carve-out financial statements

F-5

Verizon Business Global LLC
Mass Markets – TRS

Carve-Out Statements of Parent Funding

Balance at January 1, 2004	$1,306,906
Net loss	(4,689,939)
Net change due to parent funding, allocations and intercompany reimbursements	13,675,143

Balance at December 31, 2004	10,292,110
Net loss	(7,330,601)
Net change due to parent funding, allocations and intercompany reimbursements	(24,228,112)

Balance at December 31, 2005	(21,266,603)
Non-cash contribution in connection with the acquisition of MCI, Inc.	5,182,150
Net income	115,756
Net change due to parent funding, allocations and intercompany reimbursements	(5,397,604)

Balance at December 31, 2006	$(21,366,301)

See accompanying notes to carve-out financial statements

F-6

Verizon Business Global LLC
Mass Markets – TRS

Carve-Out Statements of Cash Flows

	Years Ended December 31,
	2006	2005	2004
Cash Flows From Operating Activities
Net income (loss)	$115,756	$(7,330,601)	$(4,689,939)
Adjustments to reconcile net income (loss) to net cash
provided (used) by operating activities:
Direct amortization	1,766,847	—	—
Deferred income tax benefit	(364,560)	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,960,283	16,950,976	5,394,236
Other current and non-current assets	(5,854,027)	999,011	2,094,511
Accounts payable and accrued access costs	(189,416)	896,782	(9,112,908)
Other current and non-current liabilities	7,962,721	12,711,944	(7,361,043)

Net cash provided (used) by operating activities	5,397,604	24,228,112	(13,675,143)

Cash Flows From Investing Activities
Net cash used in investing activities	—	—	—

Cash Flows From Financing Activities
Change in parent funding	(5,397,604)	(24,228,112)	13,675,143

Net cash (used in) provided by financing activities	(5,397,604)	(24,228,112)	13,675,143

Net change in cash	—	—	—
Cash at beginning of year	—	—	—

Cash at end of year	$—	$—	$—

Supplemental Disclosure of Non-Cash Investing Activities
Fair value of intangible assets acquired	$(5,182,150)	$—	$—

See accompanying notes to carve-out financial statements

F-7

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004

(1) Description of Business

        Verizon Business Global LLC, a state of Delaware limited liability company, (formerly known as MCI, Inc.), is a wholly owned subsidiary of Verizon Communications Inc. (the “Parent”) and serves as a holding company for its direct and indirect domestic subsidiaries and foreign affiliates (collectively, the “Company”).

        Our Parent is one of the world’s leading global telecommunications companies, providing a broad range of communication services. The Company serves thousands of businesses and government entities throughout the world and provides voice, data and Internet communication services for millions of consumer customers. The Company operates one of the most extensive telecommunications networks in the world, comprising network connections linking metropolitan centers and various regions across North America, Europe, Asia, Latin America, the Middle East, Africa and Australia.

        The Company’s Mass Markets (“Mass Markets”) business provides consumer interfacing telecommunication products and services, and it comprises five distinct components based on the type of service provided. These components include Subscribed Local and Long Distance services to consumer and small business customers, Telephone Relay Service for the hearing and speech impaired, Prepaid Calling Card services, Transactional services, and Other services. Each component leverages the Verizon Communications Inc. network to provide targeted products that serve the needs of most consumers.

        Mass Markets – TeleRelay Service (“Mass Markets – TRS”), a component of Mass Markets, provides Telephone Relay Service for the hearing and speech impaired. It connects deaf, hard of hearing or speech impaired individuals who use text-telephones with persons who use voice (or standard) telephones. This is an operator services offering using a relay operator, or communication assistant, to facilitate communications between these two incompatible communication systems by voicing what the text-user types and typing what the voice user says. The primary product sets include:

i)	Traditional State TRS, which includes the Speech To Speech product. Traditional TRS is provided under contract in the states of Arizona, California and Tennessee.

ii)	IP-Relay consisting of four distinct, text-based products – Web Client, Wireless IP Relay, IP Relay on AIM and MY IP Relay Number, Video Relay Service (VRS) utilizing IP based video systems and sign trained operators. IP based services are paid for via the National Exchange Carrier Association.

        On April 20, 2004 the Company emerged from bankruptcy and adopted fresh-start reporting effective at the close of business on December 31, 2003 under the provisions of SOP 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” which resulted in a new reporting entity for accounting purposes.

        On January 6, 2006, the Company merged with and into Eli Acquisition, LLC (“Eli Acquisition”), a direct, wholly owned subsidiary of Verizon Communications Inc. (“Verizon”). Verizon completed its acquisition of the Company by issuing 0.5743 shares of Verizon common stock and paying $2.738 for each share of MCI, Inc. (“MCI”) common stock. The acquisition was made pursuant to an agreement dated February 14, 2005, whereby Verizon, the Company and Eli Acquisition entered into an Agreement and Plan of Merger, which was subsequently amended as of March 4, 2005, March 29, 2005, and May 1, 2005 (as amended, the “Merger Agreement”).

        In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, the cost of the merger was allocated to the assets acquired and liabilities assumed based on their fair values as of the close of the merger, with the amounts exceeding the fair value being recorded as goodwill. The process to identify and record the fair value of assets acquired and liabilities assumed included an analysis of the acquired fixed assets, including real and personal property; various contracts, including leases, contractual commitments, and other business contracts; customer relationships; investments; and contingencies.

        The fair values of the assets acquired and liabilities assumed were determined using one or more of three valuation approaches: market, income and cost. The selection of a particular method for a given asset depended on the reliability of available data and the nature of the asset, among other considerations. The market approach, which indicates value for a subject asset based on available market pricing for comparable assets, was utilized for

F-8

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

certain acquired real property and investments. The income approach, which indicates value for a subject asset based on the present value of cash flow projected to be generated by the asset, was used for certain intangible assets such as customer relationships, as well as for favorable/unfavorable contracts. Projected cash flow is discounted at a required rate of return that reflects the relative risk of achieving the cash flow and the time value of money. Projected cash flows for each asset considered multiple factors, including current revenue from existing customers; distinct analysis of expected price, volume, and attrition trends; reasonable contract renewal assumptions from the perspective of a marketplace participant; expected profit margins giving consideration to marketplace synergies; and required returns to contributory assets. The cost approach, which estimates value by determining the current cost of replacing an asset with another of equivalent economic utility, was used for the majority of personal property. The cost to replace a given asset reflects the estimated reproduction or replacement cost for the property, less an allowance for loss in value due to depreciation or obsolescence, with specific consideration given to economic obsolescence if indicated.

        The following table summarizes the allocation of the cost of the merger to the assets acquired as of the close of the merger as they relate to Mass Markets – TRS.

Assets acquired
Intangible assets subject to amortization
Customer lists	$4,448,122
Favorable lease	734,028

Total assets acquired	$5,182,150

        This asset acquisition has been treated as a non-cash contribution by the Parent in these financial statements.

        During December 2006, the Company committed to a plan to market the Company’s Mass Markets – TRS business for a potential sale. As such, the Company has prepared these special-purpose carve-out financial statements to present the selected assets, selected liabilities and parent funding and statement of operations and cash flows of the Company’s Mass Markets – TRS business.

(2) Summary of Significant Accounting Policies

        Basis of Presentation

        Historically, financial statements have not been prepared for Mass Markets or Mass Markets – TRS, as neither have any separate legal status or existence. The accompanying special-purpose carve-out financial statements have been prepared to present the statements of selected assets, selected liabilities and parent funding, and statements of operations and cash flows of the Mass Markets – TRS business. The accompanying special-purpose carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles using specific information where available and allocations where data is not maintained on a business-specific basis within the Company’s books and records. Because of the allocations and estimates used to prepare these financial statements, they may not reflect the financial position or results of operations of Mass Markets – TRS after its acquisition by another entity.

        The carve-out financial statements include only those selected assets, liabilities and related operations of Mass Markets – TRS specifically identified by the Company and certain allocations of other assets, liabilities and operations of the Company. These special-purpose carve-out financial statements also include the selected assets, liabilities and expenses related to employees who support the Mass Markets – TRS business, some or all of which are expected to transfer to a buyer after the sale of Mass Markets – TRS. The expenses of Mass Markets – TRS include the cost of provisioning services related to providing communication services.

        The preparation of financial information related to Mass Markets – TRS, which is included in the accompanying carve-out financial statements, is based on the following approach:

F-9

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

•	For the Carve-Out Statements of Selected Assets, Selected Liabilities and Parent Funding of Mass Markets – TRS the selected assets, selected liabilities and parent funding were determined using the following two-step approach:

1.	Selected assets and liabilities of the Company were initially allocated to Mass Markets in the following manner:

•	Prepaid Expenses, Other Current Assets, Other Assets, Accounts Payable, Other Current Liabilities and Other Liabilities are calculated by allocating the Company’s balance for each of these line items, excluding any international component, using the weighted average of the percentage of Mass Market’s Cost of Services and Products (“COSP”) and Selling, General and Administrative (“SG&A”) expenses to the Company’s total COSP, excluding any international component, and SG&A
•	Intangible Assets (Customer Relationships and Favorable Lease) are Mass Markets specific amounts determined in connection with Verizon’s acquisition of MCI
•	Accrued Access Costs are calculated by allocating the Company’s Accrued Access Costs, excluding any international component, using the percentage of Mass Market’s Access Costs to the Company’s total Access Costs, excluding any international component
•	Deferred Taxes are calculated based on the timing differences attributable to the selected assets and selected liabilities allocated to Mass Markets

2.	The selected assets, selected liabilities and parent funding of Mass Markets were then allocated to Mass Markets – TRS, or specific amounts for Mass Markets – TRS were determined, in the following manner:

•	Accounts Receivable is based on actual amounts due and collectible from Mass Market – TRS’ customers
•	Prepaid Expenses, Other Current Assets, Other Assets, Accounts Payable, Other Current Liabilities and Other Liabilities are allocated to Mass Markets – TRS using the percentage of Mass Markets – TRS’ COSP and SG&A to Mass Markets’ total COSP and SG&A as determined in step 1
•	The Customer Relationships Intangible Asset is allocated from the Mass Markets amount determined in step 1 to Mass Markets – TRS based on the percentage of Mass Market – TRS’ revenue to total Mass Markets’ revenue
•	The Favorable Lease Intangible Asset is the specific amount determined in connection with Verizon’s acquisition of MCI (the same amount as determined in step 1)
•	Accrued Access Costs are allocated to Mass Markets – TRS using the percentage of Mass Markets – TRS’ Access Costs to Mass Markets’ total Access Costs as determined in step 1
•	Accrued Service Penalty was determined based on the specific liability associated with Mass Markets – TRS
•	Deferred Taxes are calculated based on timing differences attributable to the selected assets and selected liabilities allocated to Mass Markets – TRS
•	Parent funding represents the net assets (liabilities) of Mass Markets – TRS, adjusted for changes in net income (loss) and parent funding during the year
For the Carve-Out Statements of Operations:
•	Net Operating Revenue comprises amounts earned directly by Mass Markets – TRS from its customers

F-10

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

•	Access Costs are determined based on actual minutes of usage and rate factors specific to the type of access used
•	COSP is allocated based on two approaches: Direct COSP is based on actual expenses incurred by cost centers directly attributable to Mass Markets – TRS. Indirect COSP is allocated to Mass Markets – TRS using the Company’s activity based costing methodology for allocating indirect expenses
•	SG&A is allocated based on two approaches: Direct SG&A is based on actual expenses incurred by cost centers directly attributable to Mass Markets – TRS. Indirect SG&A is allocated to Mass Markets – TRS using the Company’s activity based costing methodology for allocating indirect expenses
•	Direct amortization expense is calculated based on the amortization of Mass Markets - TRS’ Customer Relationship and Favorable Lease intangible assets. Indirect depreciation and amortization is allocated to Mass Markets – TRS using the Company’s activity based costing methodology for allocating indirect expenses.
•	Impairment Charges Related to Intangible Assets is allocated to Mass Markets – TRS using the percentage of Mass Market – TRS’s Revenue to Mass Markets’ total Revenue. The Mass Markets impairment charge represents the actual impairment charges recorded by the Company in relation to the Mass Markets customer base.
•	Income Tax provision and benefit is calculated using a effective tax rate of 39% for U.S. Federal and State income taxes

   Use of Estimates

        The accompanying carve-out financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), which require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Examples of significant estimates include allocations for the carve-out statement revenue related allowances, accrued access costs, depreciation and amortization, intangible assets, income taxes and related allowances, and accrued and contingent liabilities. Management evaluates and updates its assumptions and estimates on an ongoing basis.

   Fresh Start Accounting

        Although the Company emerged from bankruptcy on April 20, 2004, the Company adopted fresh-start reporting effective at the close of business on December 31, 2003 under the provisions SOP 90-7 which resulted in a new reporting entity for accounting purposes. The consolidated balance sheet as of December 31, 2003 of the Company gives effects to adjustments to the carrying value of assets or amounts and classifications of liabilities that were necessary when adopting fresh-start reporting. Management has not determined a reasonable basis of allocating these fresh-start adjustments in carrying value related to Mass Markets – TRS for deferred income tax assets and liabilities as of December 31, 2003. All other allocations related to fresh-start accounting for selected assets and selected liabilities have been determined based on the allocation methodology included within these special-purpose financial statements (see Note 2).

   Intangible Assets

        The Company accounts for its definite-lived intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Intangible assets that have definite lives are amortized over their useful lives of approximately three years and are reviewed for impairment, as discussed in Impairment of Long-Lived Assets below.

F-11

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

   Impairment of Long-Lived Assets

        The Company reviews its definite-lived assets for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which requires that long-lived assets be evaluated whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the undiscounted future cash flows is less than the carrying amount of the asset or asset group, an impairment charge is recognized for the difference between the estimated fair value and the carrying value of the asset or asset group.

   Revenue Recognition

        Mass Markets – TRS derives revenues from three states and the National Exchange Carrier Association (“NECA”) based on minutes of use by deaf and hard of hearing users on Traditional Relay Services, Speech to Speech, IP Relay and Video Relay Service products. Traditional Relay Services have been derived from state contracts with Arizona, California, and Tennessee. These states reimburse for intrastate revenues while NECA reimburses for interstate revenues. NECA alone reimburses for IP Relay and Video Relay Services. All Mass Markets – TRS revenues derived are recognized at the time of customer usage, and are based upon conversation minutes of traffic carried.

   Access Costs

        Access cost expenses are the costs incurred for the transmission of voice, data and Internet over other carriers’ networks including fees associated with the Federal Universal Service Fund (“FUSF”). These costs consist of both fixed payments and variable amounts based on actual usage and negotiated or regulated contract rates. The Company records access cost expenses as incurred. Accordingly, at each balance sheet date, the Company records its best estimate of the access cost expense incurred but not billed based on internal usage reports. Once the Company receives an invoice from a carrier, a process of reconciling that carrier’s invoice to the Company’s internal usage reports begins. In certain cases, this reconciliation process can take many months to complete. Once the reconciliation is complete, the Company and the carrier agree on the final amount due. In most cases, this process does not result in significant adjustments to the Company’s estimates. Accordingly, at each balance sheet date, the Company has accrued access costs for estimated expenses related to amounts that have been billed but are not yet due, amounts that have not yet been billed by the other carriers and amounts for which the reconciliation of the carriers’ invoices to the Company’s internal usage reports has not been completed. Mass Markets – TRS’ access costs are based on actual minutes of usage and rate factors specific to the type of access used. Beginning in 2006, Mass Markets – TRS no longer contributed to the FUSF.

   Income Taxes

        For the year ended December 31, 2006, Verizon and its domestic subsidiaries, including the Company, file a consolidated federal income tax return. The Company participates in a tax sharing agreement with Verizon and remits tax payments to Verizon based on the respective tax liability on a separate company basis. Current and deferred tax expense is determined by applying the provisions of SFAS No. 109, “Accounting for Income Taxes”, to each subsidiary as if it were a separate taxpayer. As a result, the Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets will be utilized through inclusion in Verizon’s consolidated federal and state income tax returns. As such, a valuation allowance has not been recorded against the net deferred tax asset balance as of December 31, 2006.

        For each of the years in the two-year period ended December 31, 2005, the operations of the Company were included in MCI’s consolidated federal income tax returns. Income taxes reflected in these special purpose carve-out financial statements have been calculated as if the Company were a separate taxable entity and consistent with the asset and liability method prescribed by SFAS No. 109. As such, the Company recognizes deferred income tax assets

F-12

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

and liabilities for the expected future tax consequences of transactions and events. Under this methodology, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. The net deferred income tax asset balance as of December 31, 2005 has been reduced by a valuation allowance to record the deferred income tax assets at an amount expected to be more likely than not recoverable. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Additionally, income taxes have been provided for all items included in the carve-out statements of operations regardless of when such items were reported for tax purposes or when the taxes were actually paid or refunded by MCI, with any associated current tax liabilities and receivables transferred to MCI and included in parent funding.

   Benefit Accounting

        The Company maintains various pension and postretirement benefit plans for its employees. The Company’s plans represent a benefit for employees and an expense to the Company. In accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” certain assumptions and estimates must be made in order to determine the costs and future benefit that will be associated with these plans. These assumptions include the estimated long-term rate of return to be earned by plan assets, the estimated discount rate used to value the projected benefit obligations, estimated wage increases and the estimated healthcare cost trend rate. The Company uses a model portfolio of high quality bonds whose expected rate of return will match the plans’ expected cash flows as a basis to determine the most appropriate discount rate. For the long-term rate of return, the Company uses a model portfolio based on the Company’s targeted asset allocation.

        In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires the recognition of a defined benefit postretirement plan’s funded status as either an asset or liability on the balance sheet. SFAS No. 158 also requires the immediate recognition of the unrecognized actuarial gains and losses and prior service costs and credits that arise during the period as a component of Other Accumulated Comprehensive Income, net of applicable income taxes. Additionally, the fair value of plan assets must be determined as of the company’s year-end. Our Parent adopted SFAS No. 158 on December 31, 2006 resulting in adjustments to the allocated amounts included in Other Assets and Other Liabilities.

   Comprehensive Income

        Mass Markets – TRS had no comprehensive income components for the years ended December 31, 2006, 2005 and 2004. Therefore, comprehensive income is the same as net income (loss) for all three years.

   New Accounting Standards

Uncertainty in Income Taxes

        In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. The Company is required to adopt FIN 48 effective January 1, 2007. The cumulative effect of initially adopting FIN 48 will be recorded as an adjustment to opening retained earnings in the year of adoption and will be presented separately. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of FIN 48. FIN 48 did not have a material impact on the financial condition, results of operations, or cash flow of Mass Markets – TRS.

Fair Value Measurements

        In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement”. SFAS No. 157 expands disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and establishes a hierarchy that

F-13

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

categorizes and prioritizes the sources to be used to estimate fair value. The Company is required to adopt SFAS No. 157 effective January 1, 2008 on a prospective basis. The Company is currently evaluating the impact this new standard will have on its future results of operations and financial position.

(3) Intangible Assets

        Definite-lived intangibles consist of customer lists and favorable contracts.

        Given the market, business and regulatory conditions in the third quarter of 2004, MCI reevaluated its financial forecasts and strategy when it became apparent that certain trends would continue into the future. Updated cash flow and profitability projections and forecasts were developed taking into account both the 2004 changes in the competitive landscape and the regulatory issues facing MCI. MCI executives reviewed these projections with MCI, Inc.’s Audit Committee of the Board of Directors during the third quarter of 2004.

        Based on the revised projections, MCI determined that an impairment analysis of indefinite-lived and long-lived assets was required during the third quarter of 2004. In connection with this analysis, MCI evaluated its property, plant and equipment and definite lived intangible assets, including customer lists. MCI developed estimates of future undiscounted cash flows to test the recoverability of long-lived assets. These estimates were compared to the carrying values of the assets, which resulted in the conclusion that MCI could not recover the carrying values through projected future operations. With the assistance of an independent third party valuation specialist, MCI further calculated the fair value of MCI’s long-lived assets based on the discounted cash flow analyses that utilized the revised management projections of revenues and profitability from September 1, 2004 through 2009. These projections were used in various scenarios utilizing a weighted average cost of capital between 10%-14%, a 2% terminal growth rate, certain working capital assumptions and total entity value.

        As a result, in 2004, Mass Markets – TRS recorded an allocated impairment charge related to MCI’s definite-lived intangible assets in the amount of $2,146,617. As a result of these impairment charges, MCI’s accumulated amortization was removed to establish a new cost basis for intangible assets. There were no impairment charges in 2005 and 2006. In 2006, Verizon acquired former MCI (see note 1) and Mass Markets – TRS’ intangible assets were valued at $5,182,150.

        The following table reflects amounts related to Mass Markets – TRS’ intangible assets subject to amortization as of December 31, 2006:

	At December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Weighted Average Useful Life in Years
Customer lists	$4,448,122	$1,482,707	3
Favorable lease	734,028	284,140	2.6

	$5,182,150	$1,766,847

        Intangible asset direct amortization expense was $1,766,847, $0, and $0 for the years ended December 31, 2006, 2005, and 2004, respectively.

        The following table reflects the estimated amortization of existing intangible assets over the future periods indicated:

Years Ending December 31,
2007	$ 1,766,847
2008	1,648,456

F-14

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

(4) Other Current Liabilities

        Other current liabilities consisted of the following as of December 31, 2006 and 2005:

	At December 31,
	2006	2005
Advance billings and deferred revenue	$2,574,541	$2,695,946
Accrued salaries and bonuses	4,040,148	1,429,713
FUSF state access liabilities	650,900	2,847,736
Accrued information technology	3,387,025	1,085,106
Accrued expenses	3,310,949	1,537,711
Other	2,721,330	2,222,024

Total	$16,684,893	$11,818,236

(5) Concentration of Credit Risk and Major Customers

        Trade Receivables subject Mass Markets – TRS to concentrations of credit risk. Concentrations of credit risk with respect to trade receivables are high due to Mass Markets – TRS’ customer base being limited to four customers. Over 90% of Mass Markets – TRS revenue and accounts receivable is generated by two customers, NECA and the State of California.

	Revenues			Accounts Receivable
	2006	2005	2004	2006	2005
NECA	$58,941,191	$52,315,727	$46,501,923	$4,884,904	$5,553,842
State of California	4,733,533	20,153,820	16,708,340	706,713	1,826,951

        While Mass Markets – TRS could be exposed to credit losses due to the nonperformance of counterparties, the risk to Mass Markets – TRS is considered low since its customer base is comprised of state and federal government agencies.

(6) Parent Funding

        For the purposes of these statements, some funding requirements have been summarized as “Parent Funding” without regard to whether the funding represents debt or equity. No specific debt instruments can be directly associated with certain carve-out components within the Mass Markets – TRS business, nor are separate equity accounts maintained. Management has also not allocated interest expense to Mass Markets – TRS. Parent funding also includes the net receivables or payables generated in conjunction with intercompany transactions with the Parent.

(7) Commitments & Contingencies

        In the spring of 2003, the telecommunications industry with guidance from the Federal Government set up a process called IP Relay that would utilize the Internet to give the hearing impaired more flexibility than was previously possible with a home TTY device. As a result, this program is supported by payments from NECA the federal agency responsible for overseeing the program. When the IP Relay process was rolled out the Federal Communications Commission (“FCC”) set forth a series of requirements that had to be met to in order to obtain payment from the Federal Government. Sprint Nextel Corporation (“Sprint”) was not able to meet a portion of the requirements set forth and as a result all of the monies that they had received from NECA were disallowed and had to be paid back. On March 14, 2004, Sprint was given a 5 year extension by the FCC to resolve its 1T issues and Sprint was permitted to receive payments from NECA on a go forward basis. This 5 year extension applied to the other participants in the industry. The Company was not able to meet all of the FCC requirements either, but the Company was able to meet a significantly higher percentage of the requirements laid out by the FCC than Sprint

F-15

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

had met. As a result, our regulatory and legal teams believe that the money received from NECA will not be disallowed. In 2005, Mass Markets – TRS released an FCC related billing reserve of $14,415,394 which was included in operating revenues.

        The FCC’s rules require 85 percent of all IP Relay calls to be answered within 10 seconds, measured daily. Because the FCC’s records suggest, based on data the Company submitted to NECA, that the Company appeared to have missed the speed of answer requirement for 75 days during the May 2005 through August 2006 period, the Company potentially must repay $12,783,379 for service that may have been rendered in violation of the FCC’s rules. The Company established a reserve of $12,280,400, related to potential non-compliance with these rules and regulations in 2005 and increased this reserve by $502,979 to $12,783,379 in 2006. Such amounts were reflected as a reduction of revenues for the respective periods.

        In the normal course of business, Mass Markets – TRS is subject to other proceedings, lawsuits and claims, including proceedings under government laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. Consequently, Mass Markets – TRS is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 2006. While these matters could affect operating results when resolved in future periods, based on current information, Mass Markets – TRS does not believe any monetary liability or financial impact would be material to its carve-out statements of selected assets, liabilities and parent funding, operations, or cash flows. Mass Markets – TRS, where appropriate, accrued for its estimates to settle outstanding litigation as of December 31, 2006 and 2005.

(8) Income Taxes

        The components of the provision for income taxes were as follows:

	Years Ended December 31,
	2006	2005	2004
Current:
Federal	$369,364	$1,085,640	$—
State and local	69,204	203,404	—

Total current	438,568	1,289,044	—

Deferred:
Federal	(307,034)	—	—

State and local	(57,526)	—	—

Total deferred	(364,560)	—	—

Total income tax provision	$74,008	$1,289,044	$—

        A reconciliation of differences between the U.S. federal income tax statutory rate and the effective income tax rates for income (loss) from operations, which includes federal and state income taxes for each of the years ended December 31, 2006, 2005, and 2004, is as follows:

	Years Ended December 31,
	2006	2005	2004
Statutory federal income tax rate	35%	35%	35%
State income taxes, net of federal tax benefits	4%	4%	4%
Valuation allowance	—	-60%	-39%

Effective income tax rate	39%	-21%	0%

        The effective tax rate is the provision for income taxes expressed as a percentage of income (loss) from operations before income taxes. The effective tax rate for the years ended December 31, 2005 and 2004 is different from the expected federal statutory rate of 35% due to state income taxes and the deferred tax valuation allowance.

F-16

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Continued

        The principal components of deferred tax assets and liabilities were as follows:

	At December31,
	2006	2005
Deferred tax assets:
Employee benefits	$1,519,349	$781,242
Accrued service penalty	4,985,518	4,789,356
Other	2,065,510	1,303,251

Gross deferred tax asset	8,570,377	6,873,849
Less valuation allowance	—	(6,873,849)

	8,570,377	—
Deferred tax liabilities:
Intangible assets	(1,331,968)	—

Net deferred tax assets	$7,238,409	$—

(9) Pension and Other Postretirement Benefit Plans

        Mass Markets – TRS participates in certain of the Company’s benefit plans. The Company maintains two defined benefit pension plans, the MCI Communications Corporation Plan and the MCI International, Inc. Plan (formerly the WorldCom International Data Services, Inc. Plan) (collectively, the “MCI Plans”), which cover substantially all MCI employees who became WorldCom employees as a result of the latter merger with MCI Communications, Inc. and who work 1,000 hours or more in a year. Effective January 1, 1999, participants of the MCI Plans no longer earn future compensation credits, although interest accruals and benefit vesting continues. Annual service cost for the MCI Plans is determined using the projected unit credit actuarial method, and prior service cost is amortized on a straight-line basis over the average remaining service period of the employees. As a result of fresh-start reporting, all unamortized prior service costs were eliminated and the generation of any future amounts subsequent to December 31, 2003 will be amortized under the same method as discussed above.

        The structure of the Company’s benefit plans does not provide for the separate determination of disclosures for Mass Markets – TRS.

Savings Plans

        The Company has a defined contribution retirement plan qualifying under the provisions of Section 401(k) of the Internal Revenue Code. Employees are eligible to participate in the 401(k) plan immediately upon hire. For the years ended December 31, 2006, 2005, and 2004, participants could contribute up to $15,000, $14,000, and $13,000, respectively, of annual earnings on a tax-deferred basis. Upon the completion of one year of service, the Company matches 100 percent of the first 6% of employee contributions. This matching is done retroactively to the beginning of the calendar year in which each employee has reached his or her one-year anniversary. Employees are immediately vested in all contributions to the plan.

        Beginning July 1, 2006, the Verizon Business savings plan went into effect. Under the new plan, employees are eligible to participate immediately upon hire and may contribute between 1% and 16% of their eligible compensation each pay period on a before-tax or after-tax basis, or a combination of both, subject to annual IRS limits. For 2006, the IRS limit for before-tax contributions was $15,000. The Company matches $1 for every $1 of the first 6% of eligible pay that an employee contributes. Additionally, employees may receive a discretionary, performance-related match, of up to an additional $0.50 for each $1.00 contributed. Employee contributions are always 100% vested. Company matching contributions (including discretionary, performance-related matching contributions) are 100% vested once an employee has completed three years of service. Under the prior plan, the Company’s match was 5% and company matching contributions vested immediately.

F-17

Verizon Business Global LLC
Mass Markets – TRS

Notes to Carve-Out Financial Statements
December 31, 2006, 2005 and 2004 — Concluded

        Mass Markets – TRS’ allocated matching contributions were $184,861, $154,692, and $126,393 for the years ending December 31, 2006, 2005 and 2004, respectively.

(10) Related Party Transactions

   Transactions with Verizon and its Affiliates

        Mass Markets – TRS’ carve-out financial statements include the following transactions with the Parent and its subsidiaries.

        The operating revenue and expense amounts presented do not include affiliate transactions between the Company and Mass Markets – TRS’ operations. Because Mass Markets – TRS’ operating expenses were determined predominantly through allocations, separate identification of the affiliate transactions are not readily available.

        Mass Markets – TRS reimbursed the Company for specific goods and services it provided to, or arranged for, Mass Markets – TRS. These goods and services included items such as communications and data processing services, office space, professional feels and insurance coverage.

        Mass Markets – TRS also reimbursed the Company for the share of costs incurred by the Company to provide services on a common basis to all of its subsidiaries. These costs included allocations for legal, security, treasury, tax and audit services. The allocations were based on actual costs incurred by the Company and periodic studies that identified employees or groups of employees who were totally or partially dedicated to performing activities that benefited Mass Markets – TRS, in activities such as investor relations, financial planning, marketing services and benefits administration. These allocations were based on actual costs incurred by the Company, as well as on the size of Mass Markets – TRS relative to other Verizon subsidiaries.

(11) Subsequent Events

        Effective January 31, 2007, the contract to provide TeleRelay services with the State of Arizona expired.

F-18

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS – TRS
CONDENSED CARVE-OUT STATEMENTS OF SELECTED ASSETS, SELECTED LIABILITIES AND PARENT FUNDING
(In thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)
Selected Assets
Current assets:
Accounts receivable	$5,642	$6,075
Prepaid expenses	2,385	2,110
Deferred income taxes	5,099	7,154
Other current assets	491	509

Total current assets	13,617	15,848
Intangible assets, net	2,532	3,415
Deferred income taxes	517	85
Other assets	654	1,228

Total Selected Assets	$17,320	$20,576

Selected Liabilities and Parent Funding
Current liabilities:
Accounts payable	$4,832	$6,215
Accrued access costs	39	42
Accrued service penalty	12,783	12,783
Other current liabilities	8,226	16,685

Total current liabilities	25,880	35,725

Other liabilities	7,474	6,217

Total Selected Liabilities	33,354	41,942
Total parent funding	(16,034)	(21,366)

Total Selected Liabilities and Parent Funding	$17,320	$20,576

The accompanying notes are an integral part of these financial statements.

F-19

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS – TRS
CONDENSED CARVE-OUT STATEMENTS OF OPERATIONS
(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2007	2006
Revenues:
Operating Revenues, net	$32,146	$33,520
Direct Expenses:
Access costs	118	166
Cost of services and products	24,153	26,840
Selling, general and administrative	309	314
Amortization	883	883

Total Direct Expenses	25,463	28,203

Allocated Expenses:
Cost of services and products	958	1,886
Selling, general and administrative	6,791	3,563
Depreciation and amortization	1,593	944

Total Allocated Expenses	9,342	6,393

Total Operating Expenses	34,805	34,596

Loss before income taxes	(2,659)	(1,076)
Income tax benefit	(1,037)	(420)

Net loss	$(1,622)	$(656)

The accompanying notes are an integral part of these financial statements.

F-20

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS – TRS
CONDENSED CARVE-OUT STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

Six Months Ended June 30, 2007
Cash Flows from Operating activities
Net loss	$(1,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Direct amortization	883
Deferred income tax expense	1,623
Changes in operating assets and liabilities:
Accounts receivable	433
Other current assets and non current assets	317
Accounts payable and accrued access costs	(1,386)
Other current and non current liabilities	(7,202)

Net cash used in operating activities	(6,954)

Cash Flows from Investing activities
—

Net cash used in investing activities	—

Cash Flows from Financing activities
Change in parent funding	6,954

Net cash provided by financing activities	6,954

Net change in cash	—
Cash at beginning of period	—

Cash at end of period	$—

Note: Data for 2006 not available

The accompanying notes are an integral part of these financial statements.

F-21

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS – TRS
NOTES TO CONDENSED CARVE-OUT FINANCIAL STATEMENTS

(Unaudited)
(In thousands)

Note 1 - Description of Business

        Verizon Business Global LLC, a state of Delaware limited liability company, (formerly known as MCI, Inc.), is a wholly owned subsidiary of Verizon Communications Inc. (the “Parent”) and serves as a holding company for its direct and indirect domestic subsidiaries and foreign affiliates (collectively, the “Company”).

        Our Parent is one of the world’s leading global telecommunications companies, providing a broad range of communication services. The Company serves thousands of businesses and government entities throughout the world and provides voice, data and Internet communication services for millions of consumer customers. The Company operates one of the most extensive telecommunications networks in the world, comprising network connections linking metropolitan centers and various regions across North America, Europe, Asia, Latin America, the Middle East, Africa and Australia.

        The Company’s Mass Markets (“Mass Markets”) business provides consumer interfacing telecommunication products and services, and it comprises five distinct components based on the type of service provided. These components include Subscribed Local and Long Distance services to consumer and small business customers, Telephone Relay Service for the hearing and speech impaired, Prepaid Calling Card services, Transactional services, and Other services. Each component leverages the Verizon Communications Inc. network to provide targeted products that serve the needs of most consumers.

        Mass Markets – TeleRelay Service (“Mass Markets – TRS”), a component of Mass Markets, provides Telephone Relay Service for the hearing and speech impaired. Lt connects deaf, hard of hearing or speech impaired individuals who use text-telephones with persons who use voice (or standard) telephones. This is an operator services offering using a relay operator, or communication assistant, to facilitate communications between these two incompatible communication systems by voicing what the text-user types and typing what the voice user says. The primary product sets include:

                i) Traditional State TRS, which includes the Speech To Speech product. Traditional TRS is provided under contract in Washington, D.C. and the states of California and Tennessee.

                ii) IP-Relay consisting of four distinct, text-based products - Web Client, Wireless IP Relay, IP Relay on AIM and MY IP Relay Number, Video Relay Service (VRS) utilizing IP based video systems and sign trained operators. IP based services are paid for via the National Exchange Carrier Association.

Note 2 - Basis of Presentation:

        Historically, financial statements have not been prepared for Mass Markets or Mass Markets – TRS, as neither have any separate legal status or existence. The accompanying special-purpose carve-out financial statements have been prepared to present the statements of selected assets, selected liabilities and parent funding, and statements of operations and cash flows of the Mass Markets – TRS business. The accompanying special-purpose carve-out financial statements have been prepared in accordance with U.S. generally accepted accounting principles using specific information where available and allocations where data is not maintained on a business-specific basis within the Company’s books and records. Because of the allocations and estimates used to prepare these financial statements, they may not reflect the financial position or results of operations of Mass Markets – TRS after its acquisition by another entity.

        The carve-out financial statements include only those selected assets, liabilities and related operations of Mass Markets – TRS specifically identified by the Company and certain allocations of other assets, liabilities and operations of the Company. These special-purpose carve-out financial statements also include the selected assets, liabilities and expenses related to employees who support the Mass Markets – TRS business, some or all of which are expected to transfer to GoAmerica, Inc. after the sale of Mass Markets – TRS. The expenses of Mass Markets – TRS include the cost of provisioning services related to providing communication services.

F-22

VERIZON BUSINESS GLOBAL LLC
MASS MARKETS – TRS
NOTES TO CONDENSED CARVE-OUT FINANCIAL STATEMENTS — Concluded

(Unaudited)
(In thousands)

        Results for the interim period are not necessarily indicative of results that may be expected for the entire year or for any other interim period. The interim financial statements do not contain all required disclosures for Form 10-Q filings. These financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Parent Annual Report on Form 10-K for the year ended December 31, 2006.

Note 3 - Recent Accounting Pronouncements:

        In July 2006, the FASB issued Interpretation No, 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to he taken in a tax return and disclosures regarding uncertainties in income tax positions. the Company was required to adopt FIN 48 effective January 1, 2007. FIN 48 did not have a material impact on the financial condition, results of operations, or cash flow of Mass Markets – TRS.

Note 4 - Income Taxes:

        For the periods presented, Verizon and its domestic subsidiaries, including the Company, file a consolidated federal income tax return. The Company participates in a tax sharing agreement with Verizon and remits tax payments to Verizon based on the respective tax liability on a separate company basis. Current and deferred tax expense is determined by applying the provisions of SFAS No. 109, “Accounting for Income Taxes”, to each subsidiary as if it were a separate taxpayer. As a result, the Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets will he utilized through inclusion in Verizon’s consolidated federal and state income tax returns. As such, a valuation allowance has not been recorded against the net deferred tax asset balance.

F-23

INDEX TO THE HANDS ON FINANCIAL STATEMENTS

Hands On Video Relay Services, Inc. Year-End Financial Statements:

Hands On Sign Language Services, Inc. Year-End Financial Statements:

Report of Certified Public Accountants	F-41

Balance Sheets as of December 31, 2006, 2005 and 2004	F-42

Statements of Operations and Retained Earnings for the Years Ended December 31, 2006, 2005 and 2004	F-43

Statements of Stockholders Equity for the Years Ended December 31, 2006, 2005 and 2004	F-44

Statements of Cash Flows for the Years Ended December 31, 2006, 2005 and 2004	F-45

Notes to the Year-End Financial Statements	F-47

Report of Certified Public Accountants with respect to a supplementary schedule	F-50

Statements of General and Administrative Expenses for the Years Ended December 31, 2006, 2005 and 2004	F-51

Hands On Voice Relay Services, Inc. and Hands on Sign Language Services, Inc. Combined Condensed Interim Financial Statements:

Combined Condensed Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006	F-52

Combined Condensed Statements of Operations for the Six Months Ended June 30, 2007 and 2006 (unaudited)	F-53

Combined Condensed Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006 (unaudited)	F-54

Notes to the Combined Condensed Interim Financial Statements	F-55

F-24

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F-25

REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Hands on Video Relay Services, Inc.
Rocklin, California

We have audited the accompanying balance sheets of Hands on Video Relay Services, Inc. as of December 31, 2006, 2005 and 2004 and the statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hands on Video Relay Services, Inc. as of December 31, 2006, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Gallina LLP

Roseville, California
August 30, 2007

F-26

Hands on Video Relay Services, Inc.
Balance Sheets
December 31, 2006, 2005, and 2004

Assets

	December 31,
	2006	2005 (Restated)	2004 (Restated)
Current assets:
Cash	$—	$40,212	$110,205
Accounts receivable	1,734,343	499,813	820,838
Income taxes receivable	—	3,070	—
Employee receivables	2,056	—	1,500
Receivable, shareholder	75,000	450	9,870
Receivable, related party	111,461	112,260	179,005
Prepaid expenses	135,107	28,215	38,074

Total current assets	2,057,967	684,020	1,159,492

Property and equipment, net	720,541	973,939	883,181

Other assets:
Deposits	56,942	56,942	47,886
Loan to shareholder	—	—	156,497

Total other assets	56,942	56,942	204,383

Total assets	$2,835,450	$1,714,901	$2,247,056

See accompanying notes.

F-27

Hands on Video Relay Services, Inc.
Balance Sheets
December 31, 2006, 2005, and 2004

Liabilities and Shareholders’ Deficit

	December 31,
	2006	2005 (Restated)	2004 (Restated)
Current liabilities:
Cash overdraft	$331,747	$—	$—
Accounts payable	1,935,505	1,705,427	1,085,936
Accrued expenses	521,114	535,782	286,785
Accrued interest	52,525	86,530	102,274
Line of credit	41,667	104,167	166,667
Current maturities of notes payable	463,515	335,000	120,500
Current maturities of loan payable	526,556	—	—
Current maturities of capital leases	79,739	200,306	197,746

Total current liabilities	3,952,368	2,967,212	1,959,908

Long-term liabilities:
Notes payable, net of current maturities	—	—	345,000
Loan payable, net of current maturities	—	520,416	—
Capital leases, net of current maturities	5,388	85,127	242,233

Total long-term liabilities	5,388	605,543	587,233

Total liabilities	3,957,756	3,572,755	2,547,141

Stockholders’ deficit:
Common stock, no par value, 6,000,000 shares authorized, 4,320,069, 4,121,333, and 4,088,000 shares issued and outstanding at December 31, 2006, 2005, and 2004, respectively	4,320	4,121	4,088
Additional paid in capital	34,189	10,615	8,982
Retained deficit	(1,160,815)	(1,872,590)	(313,155)

Total stockholders’ deficit	(1,122,306)	(1,857,854)	(300,085)

Total liabilities and stockholders’ deficit	$2,835,450	$1,714,901	$2,247,056

See accompanying notes.

F-28

Hands on Video Relay Services, Inc.
Statements of Operations
for the years ended December 31, 2006, 2005, and 2004

	December 31,
	2006	2005 (Restated)	2004 (Restated)
Revenues	$14,615,712	$10,505,354	$8,441,840

Direct Expenses	6,864,917	4,386,003	2,801,149

Gross profit	7,750,795	6,119,351	5,640,691

General and administrative expenses	6,863,497	7,524,702	4,959,706

Income (loss) from operations	887,298	(1,405,351)	680,985

Other income (expenses):
Loss on sale of property and equipment	(84,183)	—	(10,265)
Interest income	—	—	8,767
Interest expense	(126,143)	(153,284)	(137,711)
Other income	35,603	—	—

Total other expenses	(174,723)	(153,284)	(139,209)

Income (loss) before taxes	712,575	(1,558,635)	541,776

Income tax expense	800	800	800

Net income (loss)	$711,775	$(1,559,435)	$540,976

See accompanying notes.

F-29

Hands on Video Relay Services, Inc.
Statement of Changes in Stockholders’ Deficit
for the years ended December 31, 2006, 2005, and 2004

	Common Stock Shares	Amount	Additional Paid in Capital	Retained Deficit	Total Stockholders’ Deficit
Balance, January 1, 2004	4,070,000	$4,070	$—	$(605,700)	$(601,630)

Prior period adjustment	—	—	—	(248,431)	(248,431)

Adjusted balance, January 1, 2004	4,070,000	4,070	—	(854,131)	(850,061)

Issuance of new shares	18,000	18	8,982	—	9,000

Net income	—	—	—	540,976	540,976

Balance, December 31, 2004 (restated)	4,088,000	4,088	8,982	(313,155)	(300,085)

Issuance of new shares	33,333	33	1,633	—	1,666

Net loss	—	—	—	(1,559,435)	(1,559,435)

Balance, December 31, 2005 (restated)	4,121,333	4,121	10,615	(1,872,590)	(1,857,854)

Issuance of new shares	198,736	199	23,574	—	23,773

Net income	—	—	—	711,775	711,775

Balance, December 31, 2006	4,320,069	$4,320	$34,189	$(1,160,815)	$(1,122,306)

See accompanying notes.

F-30

Hands on Video Relay Services, Inc.
Statements of Cash Flows
for the years ended December 31, 2006, 2005, and 2004

	December 31,
	2006	2005 (Restated)	2004 (Restated)
Cash flows from operating activities:
Net income (loss)	$711,775	$(1,559,435)	$540,976
Adjustments to reconcile net income (loss) to net cash
provided by (used for) operating activities:
Depreciation	264,572	222,328	151,834
Loss on sale of property and equipment	84,183	—	10,265
Royalty fees expense	217,288	—	—
Changes in operating assets and liabilities:
Accounts receivable	(1,234,530)	321,025	(394,870)
Income taxes receivable	3,070	(3,070)	—
Employee receivables	(2,056)	1,500	(1,500)
Receivable, related party	799	66,745	(179,005)
Prepaid expenses	(106,892)	9,859	(13,926)
Accounts payable	230,078	599,169	534,010
Accrued expenses	(14,668)	248,997	152,081
Accrued interest	(34,005)	(15,744)	55,574
Payable, related party	—	—	(46,583)
Deferred revenue	—	—	(11,691)

Net cash provided by (used for)
operating activities	119,614	(108,626)	797,165

Cash flows from investing activities:
Cash paid for deposits	—	(9,056)	(45,666)
Change in stockholder receivable, net	(74,550)	165,917	(40,435)
Cash paid for property and equipment	(95,357)	(311,453)	(230,634)

Net cash used for investing activities	(169,907)	(154,592)	(316,735)

See accompanying notes.

F-31

Hands on Video Relay Services, Inc.
Statements of Cash Flows
for the years ended December 31, 2006, 2005, and 2004

	December 31,
	2006	2005 (Restated)	2004 (Restated)
Cash flows from financing activities:
Principal payments on line of credit, net	$(62,500)	$(42,178)	$(62,500)
Principal payments on capital lease obligations	(200,306)	(154,546)	(248,320)
Principal payments on notes payable, short term	(88,773)	(132,133)	(227,000)
Proceeds from issuance of loan payable	6,140	520,416	—
Proceeds from issuance of common stock	23,773	1,666	9,000

Net cash provided by (used for) financing activities	(321,666)	193,225	(528,820)

Net decrease in cash	(371,959)	(69,993)	(48,390)

Cash, beginning of year	40,212	110,205	158,595

Cash (cash overdraft), end of year	$(331,747)	$40,212	$110,205

Supplemental Disclosure of Cash Flow Information

Cash paid for interest	$160,148	$169,029	$137,711

Cash paid for income taxes	$800	$5,286	$800

Schedule of Noncash Investing Activities

Acquisition of property and equipment	$95,357	$349,567	$783,964
Amount financed	—	(38,114)	(553,330)

Cash paid for property and equipment	$95,357	$311,453	$230,634

Increase in notes payable as a result of
royalty fees expense	$217,288	$—	$—

See accompanying notes.

F-32

Hands on Video Relay Services, Inc.
Notes to the Financial Statements
for the years ended December 31, 2006, 2005, and 2004

Note 1:	Summary of Significant Accounting Policies:

The following items comprise the significant accounting policies of the Company. These policies reflect industry practices and conform to generally accepted accounting principles.

Company’s Activities:

The Company incorporated November 1, 2002. The Company provides a service that allows the deaf and hard-of-hearing to communicate effectively and naturally with the hearing world through American Sign Language. The Company provides an audio/video link to qualified video interpreters who are intermediaries for the hearing impaired community.

Concentration of Risk:

The Company maintains its cash in commercial banks with Federal Deposit Insurance Corporation limits of $100,000 per bank.

Use of Estimates:

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents:

For purposes of reporting cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable:

Accounts receivable reflect amounts management believes to be collectible at December 31, 2006, 2005 and 2004. No allowance for uncollectible accounts is used as management periodically reviews the accounts receivable and expenses all receivables believed to be uncollectible.

In accordance with a factoring agreement, the Company sells a significant portion of its accounts receivable to a bank without recourse. The bank charges the Company 1% of the gross face amount of each account purchased for invoices that are paid within 20 days. There is an additional charge of .025 of 1% for each additional day until the account is paid in full. There were no accounts receivable factored at December 31, 2006, 2005, and 2004.

Property and Equipment:

Property and equipment, carried at cost, is depreciated over the estimated useful life of the related asset. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes. The depreciable lives of the fixed assets are as follows:

Life
Computer hardware	5 years
Computer software	3 to 5 years
Equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	39 years
Video equipment	5 years

F-33

Hands on Video Relay Services, Inc.
Notes to the Financial Statements, Continued
for the years ended December 31, 2006, 2005, and 2004

Note 1:	Summary of Significant Accounting Policies, Continued:

Income Taxes:

The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code and the Revenue and Taxation Code of the State of California. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. However, the Company does pay a California franchise tax at a reduced rate of 1.5% on the taxable income it earns within California or a minimum of $800.

The stockholders are liable for individual federal and California taxes on the Company’s taxable income. In order for the stockholders to be able to pay these taxes, the Board of Directors of the Company has resolved that the stockholders may take minimum annual dividends up to the full tax liability on the Company’s taxable income.

Stock-Based Compensation:

The Company accounts for its stock-based awards to employees using the intrinsic value method under Accounting Principles Board Opinion (APB) No. 123(R), Accounting for Stock-Based Compensation.

Advertising Costs:

Advertising costs are charged to general and administrative expenses when incurred. Advertising costs for the years ended December 31, 2006, 2005 and 2004 was $376,639, $504,208 and $306,537, respectively.

Reclassifications:

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation of the current year financial statements.

Note 2:	Property and Equipment:

Property and equipment consists of the following:

	December 31,
	2006	2005	2004
Computer hardware	$757,368	$852,936	$649,161
Computer software	57,512	58,067	16,866
Equipment	115,124	51,506	51,506
Furniture and fixtures	394,648	394,648	333,090
Leasehold improvements	40,655	33,054	26,502
Video equipment	15,269	15,269	15,269

	1,380,576	1,405,480	1,092,394
Accumulated depreciation	(660,035)	(431,541)	(209,213)

	$720,541	$973,939	$883,181

Depreciation expense for the years ended December 31, 2006, 2005, and 2004 was $264,572, $222,328, and $151,834, respectively.

Note 3:	Line of Credit:

The Company has a $250,000 revolving line of credit with Wells Fargo. The line is secured by a certificate of deposit guaranteed by an unrelated party. The interest rate was 8.50%, 7.50% and 5.50% at December 31, 2006, 2005, and 2004, respectively. The balance on the line of credit was $41,667, $104,167 and $166,667 at December 31, 2006, 2005, and 2004, respectively.

F-34

Hands on Video Relay Services, Inc.
Notes to the Financial Statements, Continued
for the years ended December 31, 2006, 2005, and 2004 — Continued

Note 4:	Loan Payable:

During 2005, the Company entered into a loan agreement with GoAmerica, Inc. Interest accrues monthly at variable rates ranging from 6.0% to 7.5% for the first twelve months following each advance. Principal and accrued interest are due in equal installments over the second twelve months following each advance. The loan is collateralized primarily by equipment and other assets and rights acquired by the Company with any advance. At December 31, 2006 and 2005, the balance on the loan payable was $526,556 and $520,416, respectively, and accrued interest was $34,121 and $0, respectively.

In August 2006, the Company ceased payments on the loan until disputes with GoAmerica, Inc. regarding the amount due were resolved. The loan and accrued interest was settled in full in March 2007 for $400,000.

Note 5:	Notes Payable:

Notes payable consist of the following:

	Interest Rate	December 31,
		2006	2005	2004
Notes payable, unsecured, monthly payments of $18,175 including accrued interest.	7.5 - 9.5%	$292,281	$335,000	$465,500

Note payable, unsecured,
annual payments based on
1% of annual net income,
non-interest bearing.	n/a	171,234	—	—

		463,515	335,000	465,500
Less current portion		463,515	335,000	120,500

		$—	$—	$345,000

Note 6:	Obligations Under Capital Lease:

Property and equipment includes assets held under capital leases as follows:

	December 31,
	2006	2005	2004
Equipment	$516,559	$516,559	$778,468
Accumulated depreciation	(258,217)	(165,168)	(209,213)

	$258,342	$351,391	$569,255

Depreciation expense for assets held under capital lease for the years December 31, 2006, 2005, and 2004 was $93,049, $93,049 and $110,392, respectively.

Future minimum lease payments are as follows:

Year Ending December 31,:
2007	$88,295
2008	5,646

Total minimum lease payments	93,941
Amount representing interest	(8,814)

Present value of minimum lease payments	85,127
Current portion of capital lease obligations	(79,739)

Present value of long-term obligations under
capital lease – noncurrent portion	$5,388

F-35

Hands on Video Relay Services, Inc.
Notes to the Financial Statements, Continued
for the years ended December 31, 2006, 2005, and 2004 — Continued

Note 7:	Lease Commitments:

The Company jointly leases its administrative office facilities in Rocklin, California with Hands On Sign Language Services, Inc. (a related party) who is responsible for 6% of the lease payments. The Company also leases office space in Oakland and Temecula, California; Vancouver, Washington; Rochester, New York; and in Guaynabo, Puerto Rico.

The minimum future lease payments over the next three years are as follows:

Year Ending December 31,:
2007	$566,669
2008	334,614
2009	186,308

$1,087,591

Rent expense under those operating leases was $601,267, $430,379, and $157,830 for the years ended December 31, 2006, 2005, and 2004, respectively.

The Company has also entered into an agreement to sublease the office facilities in Rochester, New York. Minimum sublease income over the next two years is as follows:

Year Ending December 31,:
2007	$48,000
2008	40,000

$88,000

Sublease income was $32,000 for the year ended December 31, 2006 which is included in other income.

Note 8:	Employee Benefit Plan:

The Company maintains a 401(k) Profit Sharing Plan covering all eligible employees. At the discretion of the Board of Directors, the Company may make a matching profit sharing contribution to the plan. The Company did not make a contribution for the years ended December 31, 2006, 2005, and 2004.

Note 9:	Related Party Transactions:

The Company has a receivable as of December 31, 2006, 2005 and 2004 for $75,000, $450 and $9,870, respectively, for advances made to a stockholder. The receivable does not bear interest and has no stipulated maturity date, but is expected to be collected within one year. Accordingly, the receivable is classified as current on the balance sheet at December 31, 2006.

Notes payable includes advances made to the Company by a stockholder. The note bears interest at 9.5% and is payable upon demand. The balance of the note as of December 31, 2006, 2005, and 2004 was $40,010, $50,000 and $77,500, respectively.

The Company advances funds to Hands on Sign Language Services, Inc. as a result of shared expenses between the two companies. Stockholders of Hands On Sign Language Services, Inc. are also stockholders of the Company. The shared expenses consist of rent, utilities, payroll and other miscellaneous office expenses. The balance of amounts advanced to Hands on Sign Language Services, Inc. at December 31, 2006, 2005, and 2004 was $111,461 $112,260 and $179,005, respectively.

Note 10:	Stock Options:

The Company has established a stock option plan. Stock option awards may be granted only to employees, consultants and directors. Incentive stock options may be granted only to employee on the effective date of grant. Employee may only be granted nonstatutory stock options.

F-36

Hands on Video Relay Services, Inc.
Notes to the Financial Statements, Continued
for the years ended December 31, 2006, 2005, and 2004 — Concluded

Note 10:	Stock Options, Continued:
As of December 31, 2006 the Company has 443,000 unexercised stock options open to employees, consultants and directors of the Company at prices ranging from $.05 to $.10 a share. The last of these options will expire in March 2015.

During the years ended December 31, 2006, 2005, and 2004, the number of stock options exercised was 172,736, 59,333 and 0, respectively.

In July of 2004, the Company issued 575,000 stock options to various employees. There were two types of options issued. The first has one-half (1/2) of the shares vesting one year after the commencement date and the remaining shares vest at a rate of one forty- eighth (1/48) for each month of continuous service. The other type has one third (1/3) of the shares vesting one year after the commencement date and the remaining shares vest at a rate of one-third (1/3) for each year of continuous service. Options granted in 2004 had nominal value at date of issue, and no compensatory value was recorded. The Company did not issue any stock options during the years ended December 31, 2006 or 2005.

Note 11:	Warrants:

The Company has issued warrants to note holders to purchase common stock of the Company. There are warrants for 41,000 shares outstanding at December 31, 2006 and 2005 and expire on April 15, 2015.

Note 12:	Change in Accounting Method:

In prior years the Company has recorded depreciation using accelerated methods. As such, accumulated depreciation and retained earnings have been adjusted to reflect depreciation expense and the net book value of property and equipment as if they had always been reported using the straight-line method for recording depreciation. The adjustment to retained earnings and accumulated depreciation as of January 1, 2004 was $20,723. This also resulted in a change to accumulated depreciation and depreciation expense of $112,461, and $79,039 for the years ended December 31, 2005 and 2004 respectively.

Note 13:	Restated Year ended December 31, 2005:

On December 23, 2005 the Company agreed to a severance package with an employee to pay them $75,000 over the next six months. This error was discovered subsequent to the issuance of the original audit report dated June 1, 2006, as such the financial statements have been adjusted to show the liability and expense as if it had been recorded as of December 31, 2005.

Note 14:	Restated Year ended December 31, 2004:

During the Company’s start up phase they incurred significant organization costs which were capitalized. Under SOP 98-5 Reporting on the Costs of Start-Up Activities, these costs should be expensed as incurred under generally accepted accounting principles. As such the 2004 balance sheet has adjusted to reflect these costs as a component of retained earnings. The adjustment to retained earnings totaled $269,154.

Note 15:	Subsequent Event:

Subsequent to December 31, 2006 the Board of Directors has elected to merge the Company with Hands on Sign Language Services, Inc. as of June 19, 2007 and relinquish their S- Corporation election; as such the Company will be liable for income taxes at the related federal and state rates.

F-37

REPORT OF CERTIFIED PUBLIC ACCOUNTANTS
WITH RESPECT TO A SUPPLEMENTARY SCHEDULE

To the Board of Directors
Hands on Video Relay Services, Inc.
Rocklin, California

Our report on our audits of the basic financial statements of Hands on Video Relay Services, Inc. for the years ended December 31, 2006, 2005 and 2004 appears on page i. Those audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information on page S-2 of this report is presented for purposes of supplementary analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Gallina LLP

Roseville, California
August 30, 2007

F-38

Hands on Video Relay Services, Inc.
Statements of General and Administrative Expenses
for the years ended December 31, 2006, 2005, and 2004

	December 31,
	2006	2005 (Restated)	2004 (Restated)
Wages	$2,625,799	$3,072,792	$1,787,242
Outside services	1,048,594	1,255,785	1,067,828
Payroll tax expense	226,019	242,170	146,837

Telephone and pagers	255,612	334,775	307,899
Automobile	—	16,595	24,082
Rent	601,267	430,379	157,830

Employee benefits	275,987	287,212	170,968
Advertising and promotion	376,639	504,088	306,537
Depreciation	264,572	222,328	151,834

Travel	194,847	290,431	148,065
Royalties	217,288	32,712	—
Taxes and licenses	191,004	280,042	175,957

Bank credit card fees	174,402	159,430	97,662
Building expense	1,485	3,537	27,666
Office supplies and postage	93,431	90,957	97,730

Computer expense	88,734	80,888	22,227
Company events	74,043	56,962	21,902
Utilities	70,490	71,151	51,043

Equipment lease	68,564	16,663	25,995
Meals and entertainment	46,792	46,442	39,445
Insurance	31,319	25,484	8,967

Dues and subscriptions	14,160	10,059	5,871
Education and training	9,892	55,573	51,565
Gifts	4,783	28,691	10,244

Miscellaneous expense	(67)	13,239	54,310
Intercompany allocation	(92,159)	(103,683)	—

	$6,863,497	$7,524,702	$4,959,706

F-39

Hands on Sign Language Services, Inc.

Financial Statements
and Supplementary Information
for the years ended December 31, 2006, 2005 and 2004

F-40

REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Hands On Sign Language Services, Inc.
Rocklin, California

We have audited the accompanying balance sheets of Hands on Sign Language Services, Inc. as of December 31, 2006, 2005 and 2004 and the statements of operations, stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hands on Sign Language Services, Inc. as of December 31, 2006, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Gallina LLP

Roseville, California
August 30, 2007

F-41

Hands on Sign Language Services, Inc.
Balance Sheets
December 31, 2006, 2005 and 2004

Assets

	December 31,
	2006	2005	2004
Current assets:
Cash	$251,450	$22,988	$48,953
Accounts receivable, net	201,779	171,609	228,687
Employee loans	—	—	11,835
Refundable deposits	—	—	1,200
Prepaid expenses	—	6,905	8,667

Total current assets	453,229	201,502	299,342

Property and equipment, net	2,183	4,067	4,394

Total assets	$455,412	$205,569	$303,736

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$35,219	$70,347	$66,921
Accrued expenses	35,267	29,332	31,274
Income taxes payable	4,838	—	—
Payable, related party	111,461	112,260	179,005
Other current liabilities	5,947	5,593	3,967
Line of credit	—	7,560	9,999

Total current liabilities	192,732	225,092	291,166

Stockholders’ equity (deficit):
Common stock, no par value,
400 shares authorized,
200 shares issued and outstanding	1	1	1
Retained earnings (deficit)	262,679	(19,524)	12,569

Total stockholders’ equity (deficit)	262,680	(19,523)	12,570

Total liabilities and stockholders’ equity (deficit)	$455,412	$205,569	$303,736

See accompanying notes.

F-42

Hands on Sign Language Services, Inc.
Statement of Operations and Retained Earnings
for the years ended December 31, 2006, 2005 and 2004

	December 31,
	2006	2005	2004
Revenue	$1,791,705	$1,550,013	$1,478,399
Direct expenses	832,521	901,802	910,102

Gross profit	959,184	648,211	568,297

General and administrative expenses	671,343	679,505	659,926

Income (loss) from operations	287,841	(31,294)	(91,629)

Other income (expense):
Interest income	—	1	13
Loss on disposal of assets	—	—	(33,045)

Total other income (expense)	—	1	(33,032)

Income (loss) before taxes	287,841	(31,293)	(124,661)

Income tax expense	5,638	800	800

Net income (loss)	$282,203	$(32,093)	$(125,461)

See accompanying notes.

F-43

Hands on Sign Language Services, Inc.
Statements of Stockholders Equity
for the years ended December 31, 2006, 2005 and 2004

	Common Stock		Retained Earnings (Deficit)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance, January 1, 2004	200	$1	$138,030	$138,031

Net loss	—	—	(125,461)	(125,461)

Balance, December 31, 2004	200	1	12,569	12,570

Net loss	—	—	(32,093)	(32,093)

Balance, December 31, 2005	200	1	(19,524)	(19,523)

Net income	—	—	282,203	282,203

Balance, December 31, 2006	200	$1	$262,679	$262,680

See accompanying notes.

F-44

Hands on Sign Language Services, Inc.
Statements of Cash Flows
for the years ended December 31, 2006, 2005 and 2004

	December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income (loss)	$282,203	$(32,093)	$(125,461)
Adjustments to reconcile net income (loss) to net cash
provided by (used for) operating activities:
Depreciation	1,884	2,510	3,949
Loss on disposal of assets	—	—	33,045
Changes in operating assets and liabilities
Accounts receivable, net	(30,170)	57,078	(85,006)
Employee loans	—	—	(9,116)
Refundable deposit	—	1,762	1,661
Prepaid expenses	6,905	—	(7,576)
Employee receivables	—	1,200	—
Accounts payable	(35,128)	3,426	(10,211)
Accrued expenses	5,935	(1,942)	16,545
Income taxes payable	4,838	—	—
Uninvoiced interpreter services	—	—	(2,056)
Payable, related party	(799)	(66,745)	179,005
Other current liabilities	354	1,626	(849)

Net cash provided by (used for) operating activities	236,022	(33,178)	(6,070)

Cash flows from investing activities:
Principal paid to related party	—	(2,183)	(3,152)
Principal received from related party	—	11,835	46,583
Refunded lease deposit	—	—	15,000

Net cash provided by investing activities	—	9,652	58,431

Cash flows from financing activities:
Principal payments on line of credit, net	(7,560)	(2,439)	(4,621)

Net cash used for financing activities	(7,560)	(2,439)	(4,621)

Increase (decrease) in cash	228,462	(25,965)	47,740

Cash, beginning of year	22,988	48,953	1,213

Cash, end of year	$251,450	$22,988	$48,953

See accompanying notes.

F-45

Hands on Sign Language Services, Inc.
Statements of Cash Flows
for the years ended December 31, 2006, 2005 and 2004

Supplemental Disclosure of Cash Flow Information

	December, 31
	2006	2005	2004
Cash paid for income taxes	$800	$800	$800

See accompanying notes.

F-46

Hands on Sign Language Services, Inc.
Notes to the Financial Statements
for the years ended December 31, 2006, 2005 and 2004

Note 1:	Summary of Significant Accounting Policies:

The following items comprise the significant accounting policies of the Company. These policies reflect industry practices and conform to generally accepted accounting principles.

Company’s Activities:

The Company provides sign language interpreter services to companies and organizations throughout Northern California.

Concentration of Credit Risk:

The Company maintains its cash in commercial banks with Federal Deposit Insurance Corporation limits of $100,000 per bank.

Substantially all of the Company’s clients are located in the Northern California area. Accordingly, the Company is dependent upon the economic health of this area.

Management believes that its customer acceptance, billing, and collection policies are adequate to minimize potential credit risk.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash:

For purposes of reporting cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable:

The Company sells its services to customers on an open credit basis. The Company’s accounts receivable are due from such customers and are generally uncollateralized. Management regularly monitors outstanding accounts receivable. The Company maintains an allowance for doubtful accounts of $143,708, $60,000 and $0 at December 31, 2006, 2005 and 2004, respectively.

Property and Equipment:

Property and equipment, carried at cost, is depreciated over the estimated useful life of the related asset. Depreciation is computed substantially on the straight-line method for financial statement purposes and accelerated methods for income tax reporting purposes. Estimated useful lives are as follows:

Life
Computer hardware	5 years
Computer software	5 years

Income Taxes:

The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code and the Revenue and Taxation Code of the State of California. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. However, the Company does pay a California franchise tax at a reduced rate of 1.5% on the taxable income it earns within California or a minimum of $800.

F-47

Hands on Sign Language Services, Inc.
Notes to the Financial Statements, Continued
for the years ended December 31, 2006, 2005 and 2004 — Continued

Note 1:	Summary of Significant Accounting Policies, Continued:

The stockholders are liable for individual federal and California taxes on the Company’s taxable income. In order for the stockholders to be able to pay these taxes, the Board of Directors of the Company has resolved that the stockholders may take minimum annual dividends up to the full tax liability on the Company’s taxable income.

Advertising Costs:

Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 2006, 2005 and 2004 were $ 0, $10,722 and $4,691, respectively.

Reclassifications:

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation of the current year financial statements.

Note 2:	Property and Equipment:

Property and equipment consist of the following at December 31,:

	2006	2005	2004
Computer hardware	$34,935	$34,935	$32,752
Computer software	2,565	2,565	2,565

	37,500	37,500	35,317

Accumulated depreciation	(35,317)	(33,433)	(30,923)

	$2,183	$4,067	$4,394

Depreciation expense for the years ended December 31, 2006, 2005 and 2004 was $1,884, $2,510 and $3,949, respectively.

Note 3:	Lease Commitments:

The Company jointly leases its administrative office facilities in Rocklin, California with Hands On Video Relay Services, Inc. (a related party) who is responsible for 94% of lease payments. The minimum lease payment for the year ending 2007 is $11,452.

Rent expense for the years ending December 31, 2006, 2005 and 2004 was $17,680, $16,112 and $22,529, respectively.

Note 4:	Line of Credit:

The Company has two unsecured lines of credit with a total limit of $17,500 with Wells Fargo which expire on January 31, 2008. The interest rate on the lines of credit at December 31, 2006 was 16.75%. The balance on the lines of credit at December 31, 2006, 2005 and 2004 was $0, $7,560 and $9,999, respectively.

The Company has an unsecured $40,000 revolving line of credit with Wells Fargo which expires on January 31, 2008. The interest rate on the line of credit at December 31, 2006 was 6.75%. There was no outstanding balance as of December 31, 2006, 2005 and 2004.

Note 5:	Employee Benefit Plan:

The Company maintains a 401(k) Profit Sharing Plan covering all eligible employees. At the discretion of the Board of Directors, the Company may make a matching profit sharing contribution to the plan. The Company did not make a contribution for the years ended December 31, 2006, 2005 and 2004.

F-48

Hands on Sign Language Services, Inc.
Notes to the Financial Statements, Continued
for the years ended December 31, 2006, 2005 and 2004 — Concluded

Note 6:	Related Party Transactions:

Hands On Video Relay Services, Inc. began operations during 2002. Stockholders of Hands On Video Relay Services, Inc. are also stockholders of the Company. The companies periodically advance funds to cover operating expenses. The net amount owed by the Company to Hands on Video Relay Services, Inc. as of December 31, 2006, 2005 and 2004 was $111,461, $112,260 and $179,005, respectively and is included in payable, related party.

Note 7:	Subsequent Event:

Subsequent to December 31, 2006 the Board of Directors has elected to merge the Company with Hands on Video Relay Services, Inc. as of June 19, 2007 and relinquish their S- Corporation election; as such the Company will be liable for income taxes at the related federal and state rates.

F-49

REPORT OF CERTIFIED PUBLIC ACCOUNTANTS
WITH RESPECT TO A SUPPLEMENTARY SCHEDULE

To the Board of Directors
Hands On Sign Language Services, Inc.
Rocklin, California

Our report on our audits of the basic financial statements of Hands on Sign Language Services, Inc. for the years ended December 31, 2006, 2005 and 2004 appears on page i. Those audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information on page S-2 of this report is presented for purposes of supplementary analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Gallina LLP

Roseville, California
August 30, 2007

F-50

Hands on Sign Language Services, Inc.
Statements of General and Administrative Expenses
for the years ended December 31, 2006, 2005 and 2004

	December 31,
	2006	2005	2004
Advertising and promotion	$—	$10,722	$4,691
Automobile	1,711	—	6,074
Bad debts	103,215	77,860	—

Bank credit card fees	4,293	7,158	10,388
Computer expense	9,413	11,253	8,401
Depreciation	1,884	2,510	3,949

Employee benefits	44,104	48,772	41,214
Insurance	1,446	3,184	3,582
Miscellaneous expense	5,143	818	23,483

Office supplies and postage	11,816	10,199	10,480
Outside services	59,229	43,780	42,473
Payroll tax expense	22,146	25,768	32,796
Rent	17,680	16,112	22,530

Taxes and licenses	2,061	3,077	147
Telephone and pagers	27,146	12,468	40,941
Travel	3,883	6,127	9,586

Utilities	2,995	3,279	8,473
Wages	261,019	292,735	390,718
Intercompany allocation	92,159	103,683	—

	$671,343	$679,505	$659,926

F-51

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

COMBINED BALANCE SHEETS

(In thousands, except share and per share data)
(Unaudited)

	June 30, 2007	December 31, 2006

		(A)
Assets
Current assets:
Cash and cash equivalents	$570	$251
Accounts receivable, net	2,685	1,936
Other receivables	439	189
Deferred taxes	178	—
Prepaid expenses and other current assets	103	135

Total current assets	3,975	2,511

Property, equipment and leasehold improvements, net	1,617	723
Other assets	79	57

	$5,671	$3,291

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,726	$1,971
Accrued expenses	1,005	556
Income taxes payable	763	5
Other current liabilities	150	1,614

Total current liabilities	3,644	4,146

Other liabilities	1,505	5

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value, issued: 8,027,670 in 2007 and 4,227,561 in 2006	8	4
Additional paid-in capital	895	34
Accumulated deficit	(381)	(898)

Total stockholders’ equity	522	(860)

	$5,671	$3,291

A:	The December 31, 2006 balance sheet was derived by combining the audited balance sheets of Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc.

The accompanying notes are an integral part of these financial statements.

F-52

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

(Unaudited)

	Six Months Ended June 30,

	2007	2006

Revenues:
Video Relay Service	$11,052	$6,372
Interpreting service	989	846

	12,041	7,218
Costs and expenses:
Cost of video relay service	4,564	2,993
Cost of interpreting service	411	486
Sales and marketing	1,021	563
General and administrative	4,838	2,540
Research and development	—	—
Depreciation and amortization	154	131

	10,988	6,713

Profit (loss) from operations	1,053	505

Other income (expense):
Other income	544	12
Interest income (expense), net	(116)	(80)

Total other income (expense), net	428	(68)

Income before taxes	1,481	437
Income taxes	587	(2)

Net income (loss)	$894	$435

Basic net loss per share	$0.18	$0.10

Diluted net loss per share	$0.15	$0.09

Weighted average shares used in computation of
basic net loss per share	4,880,300	4,206,049
Weighted average shares used in computation of
diluted net loss per share	5,823,364	4,792,757

The accompanying notes are an integral part of these financial statements.

F-53

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	Six Months Ended June 30,

	2007	2006

Operating activities
Net income	$894	$435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	153	131
Change in deferred income taxes	(179)	—
Forgiveness of stockholder receivable	100	—
Stock option expense	67	—
Settlement gains, net	(127)	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(748)	(576)
(Increase) decrease in other receivables	(18)	3
Increase in prepaid expenses and other current assets	32	1
(Decrease) increase in accounts payable	(244)	166
Increase (decrease) in accrued expenses	389	(77)
Increase in income taxes payable	759	—

Net cash used in operating activities	1,078	83

Investing activities
Change in other assets and restricted cash	(46)	22
Purchase of property, equipment and leasehold improvements	(1,048)	(118)

Net cash used in investing activities	(1,094)	(96)

Financing activities
Proceeds from issuance of note payable	1,500	49
Proceeds from the issuance of common stock	3	17
Payments made on debt obligations	(776)	(46)
Payments made on capital lease obligations	(61)	(97)

Net cash (used in) provided by financing activities	666	(77)

Net increase (decrease) in cash and cash equivalents	650	(90)
Cash and cash equivalents at beginning of period	(81)	63

Cash and cash equivalents at end of period	$570	$(27)

Supplemental Disclosure of Non-Cash Investing Activities:
Cash paid for interest	$128	$57
Cash paid for income taxes	$7	$2

Supplemental Disclosure of Non-Cash Financing Activities:
Issuance of common stock	$421	$—
Issuance of stockholder receivable	$(418)	$—

The accompanying notes are an integral part of these financial statements.

F-54

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
(In thousands, except share and per share data)

Note 1 - Basis of Presentation:

        The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States requiring management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period presented. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments except as otherwise disclosed herein) which the Company considers necessary for the fair presentation of its financial position as of June 30, 2007, the results of its operations for the six month periods ended June 30, 2007 and 2006 and its cash flows for the six month periods ended June 30, 2007 and 2006.

        The Company provides a service that allows the deaf and hard-of-hearing to communicate effectively through American Sign Language (ASL). The Company uses the Internet to provide an audio/video link to a qualified Video Interpreter who acts as a translator between the visual language of ASL and the audio language of a hearing person.

        The Company prepares its financial statements on the accrual basis of accounting. Accordingly, revenue is recognized as the service is provided and expenses are recognized as incurred.

        Results for the interim period are not necessarily indicative of results that may be expected for the entire year or for any other interim period. The results of operations for the six month periods ended June 30, 2006 and cash flows for the six month periods ended June 30, 2006 are presented herein giving the effect to Hands On’s merger with Hands On Sign Language Services, Inc. (“SLS”).

Note 2 - Summary of Significant Accounting Policies:

        The following items comprise the significant accounting policies of the Companies. These policies reflect industry practices and conform to generally accepted accounting principles.

Principles of Combination:

        The accompanying combined financial statements include accounts of Hands On Video Relay Services, Inc. ($.001 par value, 6,000,000 shares authorized, 5,757,670 shares issued and outstanding at June 19, 2007) and its affiliate Hands On Sign Language Services Inc. (no par value, 400 shares authorized, 200 shares issued and outstanding at June 19 2007).

        Intercompany accounts and transactions have been eliminated for combination.

Business combination

        On June 19, 2007 Hands On Sign Language Services, Inc. was acquired by Hands On Video Relay Services, Inc. through the issuance of 2,270,000 shares of Hands On Video Relay Services, Inc. common stock to the stockholders of Hands On Sign Language Services, Inc. The Company increased the number of authorized shares of the company to 10,000,000. As of June 30, 2007 Hands On Video Relay Services, Inc. had 8,027,670 shares issued and outstanding with a par value of $.001. The financial statements have been presented as if the Companies were combined as of January 1, 2006 as there was no effect to operations subsequent to the combination of the Companies.

Recent Accounting Pronouncements

        In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. SFAS No. 157 is

The accompanying notes are an integral part of these financial statements.

F-55

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
(In thousands, except share and per share data) — Continued

effective for financial statements issued for fiscal years beginning after November 15, 2007, with earlier application encouraged. Any amounts recognized upon adoption as a cumulative effect adjustment will be recorded to the opening balance of retained earnings in the year of adoption. The Company has not yet determined the impact of this statement on its results of operations or financial condition.

        In February 2007, the FASB issued SFAS No. 159, “Establishing the Fair Value Option for Financial Assets and Liabilities” to permit all entities to choose to elect to measure eligible financial instruments and certain other items at fair value. The decision whether to elect the fair value option may occur for each eligible item either on a specified election date or according to a preexisting policy for specified types of eligible items. However, that decision must also take place on a date on which criteria under SFAS 159 occurs. Finally, the decision to elect the fair value option shall be made on an instrument-by-instrument basis, except in certain circumstances. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS No. 157, Fair Value Measurements. The Company has not yet determined the impact of this statement on its results of operations or financial condition.

Note 2 — Earnings Per Share:

        The Company computes net loss per share under the provisions of SFAS No. 128, “Earnings per Share” (SFAS 128), and SEC Staff Accounting Bulletin No. 98 (SAB 98).

        Under the provisions of SFAS 128 and SAB 98, basic loss per share is computed by dividing the Company’s net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Diluted loss per share is determined in the same manner as basic loss per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method.

Note 3 — Stock-based Compensation:

        The Companies account for its stock-based awards to employees using the intrinsic value method under Financial Accounting Standards Board (FASB) No. 123(R), Accounting for Stock-Based Compensation. The Companies 2004 Stock Plan (the Plan), which is stockholder approved, permits the grant of share options and shares to its employees for up to 3,085,127 shares of common stock. The Companies believe that such awards better align the interest of their employees with those of their stockholders. Option awards are generally granted with an exercise price equal to the market price of the stock at the date of grant, those option awards generally vest based on years of continuous service and have a 10 year contractual term Share awards generally vest over 4 years. The option and share awards provide for accelerated vesting under certain circumstances approved by the board of directors.

        The fair value of each option award is estimated on the date of grant using a Black-Sholes valuation model that used the assumptions noted in the following table. Because the Black-Sholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Excepted volatilities are based on implied volatilities from traded options on the Companies stock, historical volatility of the Companies stock and other factors. The Companies use historical data to estimate option exercise and employee termination within the valuation model. Separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

        Annualized volatility 63.00%

        Annual rate of quarterly dividends 0.00%

        Discount rate 4.680% - 7.50%

        Expected term (in years) 6.00 - 6.25

The accompanying notes are an integral part of these financial statements.

F-56

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
(In thousands, except share and per share data) — Continued

        A summary of stock option activity for the six months ended June 30, 2007, and changes during the six months then ended are presented below:

	Number of Options (in 000’s)	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life	Aggregate Intrinsic Value

Outstanding at January 1, 2007	486	$0.06
Granted	2,090	0.30
Exercised	(1,438)	0.30
Cancelled	—	—

Outstanding at June 30, 2007	1,138	$0.21	8.9	$0.10

Exercisable at June 30, 2007	553	$0.11	7.7	$0.03

        The weighted-average grant-date fair value of options granted during the six months ended June 30, 2007 was $0 30. The total intrinsic value of options exercised during the six months ended June 30, 2007 was $233,359.

        A summary of the status of the Company’s non vested options as of June 30, 2007, and changes during the six months ended June 30, 2007 is presented below:

	Number of Shares (in 000’s)	Weighted Average Grant Date Fair Value

Non vested options at January 1, 2007	—	$—
Granted	2,090	0.30
Vested	(1,503)	0.30
Forfeited	—	—

Non vested options at June 30, 2007	587	$0.30

Note 4 — Short Term Loan Agreement:

        On May 2, 2005, the Companies entered into a loan agreement with GoAmerica, Inc. Interest accrued monthly at variable rates ranging from 6.0% to 7.5% for the first twelve months following each advance. Principal and accrued interest were due in equal installments over the second twelve months following each advance. The loan was collateralized primarily by equipment and other assets and rights acquired by the Companies with any advance. At March 31, 2007, the balance on the loan payable was $561,283. In April of 2007, the Companies entered into an agreement with GoAmerica, Inc. to settle this debt for $400,000, resulting in a gain to the Companies of $161,283.

Note 5 — Subsequent Event:

        Subsequent to June 30, 2007 the company converted their note payable for $l,500,000 to preferred stock at the option of the note holders.

        On September 12, 2007 the Company entered into and agreement to be acquired by GoAmerica, Inc.

Note 6 — Income Taxes:

        Prior to January 1, 2007 the Companies were taxed as separate S-Corporations. In 2007 the Companies elected to revoke their S-Corporation elections by unanimous consent of the stockholders to be effective January 1, 2007. As such, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences related primarily to the differences between the bases of depreciable assets and accrued expenses. The deferred tax assets and liabilities

The accompanying notes are an integral part of these financial statements.

F-57

HANDS ON VIDEO RELAY SERVICES, INC. and AFFILIATE

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
(In thousands, except share and per share data) — Concluded

represent future tax return consequences, of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes.

                               The net deferred tax asset in the accompanying balance sheet includes the following components:

Deferred tax assets:
Federal	$152,600
State	26,100

Total deferred tax assets	$178,700

                               These amounts have been presented in the Companies financial statements as follows:

Current deferred tax assets	$177,800
Non-current deferred tax assets	900

Total deferred tax assets	$178,700

                               The components of income tax benefit (expenses) for the three months ended June 30, 2007 are as follows:

	Current	Deferred	Total

State tax	$ (59,333)	$ 5,400	$ (53,933)
Federal tax	(225,822)	40,600	(185,222)

Total	$(285,155)	$46,000	$(239,155)

Gilman, Roderick M.

The accompanying notes are an integral part of these financial statements.

F-58

ANNEX A

TRS ASSET PURCHASE AGREEMENT

                                                                         Annex A

                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") is entered into as of
August 1, 2007, by and between MCI COMMUNICATIONS SERVICES, INC., a Delaware corporation ("Seller"), and ACQUISITION 1 CORP., a Delaware corporation
("Buyer"; each of Buyer and Seller shall be referred to from time to time as a
"Party" and collectively as the "Parties").

                                    RECITALS

      This Agreement is entered into in recognition of the following facts and circumstances:

      Seller is the owner of certain assets used in the operation by Seller of a business of providing telecommunications relay services, including without limitation any form of state relay services, Internet protocol relay services or video relay services (the "Business"). Buyer wishes to purchase from Seller, and
Seller wishes to sell, transfer, assign and convey to Buyer, such assets as hereinafter more fully described and substantially all of Seller's right, title and interest in and to the Business, upon the terms and conditions set forth in this Agreement.

      As of the Closing, Stellar Nordia Services LLC ("Stellar") will provide
Buyer services in connection with the management of the Business. Inasmuch as
Stellar expects to employ the majority of the employees employed in the
Business, by virtue of employment offers it may make to such employees, and will lease certain call centers from which the Business is operated, the Parties will transition certain aspects of the Business directly from the Seller to Stellar at the Closing pursuant to the Management Services Agreement between Stellar and
Buyer which shall be executed concurrent with the execution of this Agreement
(or pursuant to the Transition Services Agreement between Stellar and Buyer to be executed on the Closing Date, as contemplated by the Management Services
Agreement).

      As a condition to Seller's execution of this Agreement, GoAmerica, Inc., the parent company of Buyer, is executing a Guarantee in the form set forth as
Exhibit F to this Agreement.

      In consideration of the premises, and of the mutual promises and agreements herein contained, and intending to be legally bound, the Parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. The terms set forth below shall have the following meanings in this Agreement:

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, and
"control", "controlling" or "controlled" as to any Person shall mean the power, whether exercised directly or through one or more intermediates, to direct or cause the direction of the management and policies of such Person, whether through the majority ownership of voting securities, by contract or otherwise.

      "Agreement" is defined in the Preamble.

      "AIM Measurement Period" is defined in Section 2.5(a).

      "AIM Minutes" is defined in Section 2.5(a).

      "Ancillary Documents" means, in each case, between the Buyer or its designee and the Seller or its designee, the Bill of Sale, the Assignment and
Assumption Agreement, the Commercial Services Agreement, the IP License
Agreement, the Transition Services Agreement, and the Facilities Use Agreement.

      "Asserted Liability" is defined in Section 8.4.1.

      "Assignment and Assumption Agreement" is defined in Section 3.2.1(c).

                                      A-1

      "Assumed Closing Date Net Working Capital" is defined in Section 2.4.2(a).

      "Assumed Liabilities" is defined in Section 2.2.

      "Base Purchase Price" is defined in Section 2.4.1.

      "Benefit Maintenance Period" is defined in Schedule 7.1.

      "Bill of Sale" is defined in Section 3.2.1(b).

      "Books and Records" is defined in Section 2.1.1(h).

      "Business" is defined in the Recitals.

      "Business Day" means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

      "Buyer" is defined in the Preamble.

      "Buyer Indemnified Party" is defined in Section 8.2.

      "Buyer Meeting" means a special or annual meeting of Buyer's stockholders to be called for the purpose, among other things, of seeking the stockholder approval described in Section 6.1.5.

      "Buyer Objection Notice" is defined in Section 2.4.2(b).

      "Buyer Plan" is defined in Schedule 7.1.

      "Buyer's FSA" is defined in Schedule 7.1.

      "Carve-Out Financial Statements" is defined in Section 5.4.

      "Claim Notice" is defined in Section 8.4.1.

      "Closing" is defined in Section 3.1.

      "Closing Date" is defined in Section 3.1.

      "Closing Date Net Working Capital" is defined in Section 2.4.2(a).

      "Closing Date Net Working Capital Schedule" is defined in Section
2.4.2(b).

      "Closing Payment" is defined in Section 3.2.2(a).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commercial Services Agreement" means an agreement to be entered into at
Closing between Buyer or Stellar and Seller or an Affiliate of Seller, providing for the provision of certain commercial services by Seller and/or its Affiliates after the Closing, which agreement will incorporate the services and pricing terms set forth in Exhibit B.

      "Commitment Letters" is defined in Section 4.2.6.

      "Competing Business" is defined in Section 7.4.1.

      "Contract" means any Customer Contract, Equipment Lease, Facilities Lease,
Service Contract or Vendor Contract.

      "Conversation Minute" means a minute of use for a completed interstate or intrastate TRS call placed through a TRS center beginning after call set-up and concluding after the last message call unit.

      "Customer Contract" is defined in Section 2.1.1(e).

      "Deposit" is defined in Section 2.4.1.

      "Dispute Resolution Request" is defined in Section 2.4.2(c) and Section
2.5(f).

                                      A-2

      "Earn-Out" shall mean an amount of up to eight million dollars
($8,000,000.00) in cash, to be paid by Buyer to Seller as additional consideration for the Purchased Assets as provided herein. The Earn-Out shall be in addition to the Purchase Price.

      "Employee Liabilities" means accrued but unpaid liabilities for vacation and sick leave in respect of the Transferred Employees as of the Closing Date, except that with regard to Transition Employees who become Transferred
Employees, "Employee Liabilities" shall mean accrued but unpaid liabilities for vacation and sick leave as of the date such employee begins employment with
Buyer or Stellar.

      "Equipment Lease" is defined in Section 2.1.1(c).

      "ERISA" is defined in Section 4.1.14.

      "Excluded Assets" is defined in Section 2.1.4.

      "Excluded Contract" is defined in Section 2.1.3.

      "Excluded Marks" is defined in Section 2.1.4(h).

      "Facilities" is defined in Section 2.1.1(b).

      "Facilities Lease" is defined in Section 2.1.1(b).

      "Facilities Use Agreement" means an agreement to be entered into at
Closing between Buyer and Seller or an Affiliate of Seller providing for the use by Buyer after the Closing of certain of the Shared Facilities, such agreement to be in the form and substance of the agreement annexed hereto as Exhibit A.

      "Financing Agreements" is defined in Section 4.2.6.

      "Fixed Asset" is defined in Section 2.1.1(a).

      "GAAP" means generally accepted United States accounting principles, consistently applied.

      "Governmental Consents" is defined in Section 4.1.10.

      "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, tribunal or other instrumentality of any government, whether federal, state, provincial, territorial or local, domestic or foreign, that has, in each case, jurisdiction over the matter in question.

      "In-Scope Employee" is defined in Schedule 7.1.

      "Intellectual Property" means all Statutory Intellectual Property and
Non-Statutory Intellectual Property.

      "IP License Agreement" is defined in Section 2.1.2.

      "Law" is defined in Section 4.1.9.

      "Licensed Intellectual Property" is defined in Section 2.1.2.

      "Lien" means any lien, pledge, charge, mortgage, hypothecation, deed of trust, security interest or other encumbrance.

      "Losses" is defined in Section 8.2.

      "Management Services Agreement" means an agreement entered into between
Buyer and Stellar whereby Stellar will provide services to Buyer and which contemplates that pursuant to a separate agreement a substantial portion of the employees employed in the Business shall be offered employment by Stellar. A summary of the terms of the Management Services Agreement is annexed hereto as
Exhibit C.

      "Material Adverse Effect" means any change, effect, event, occurrence, condition or development or state of facts that is materially adverse to the assets, liabilities, customer or supplier relationships, financial condition, operations or results of operations of the Business; provided, however, in each case, not including any change, effect, event, occurrence, condition or development or state of facts that (A) is generally applicable to the U.S.
economy, (B) is generally applicable to the industry in which the Business operates (including without limitation any revision of rates by NECA), (C)
results from the execution of this

                                      A-3

Agreement, the announcement of this Agreement, the consummation of the transactions contemplated hereby, the identity of Buyer or any breach by Buyer of any provision hereof, or (D) relates to changes in generally accepted accounting principles generally applicable to companies engaged in a business which is the same as or similar to the Business occurring after the date of this
Agreement.

      "Material Contract" means any of the Customer Contracts and the Facilities
Leases.

      "NECA" is defined in Section 2.1.1(f).

      "Net Working Capital" means the sum of: (x) all Trade Receivables, plus
(y) prepaid expenses related to marketing, minus (z) Employee Liabilities.

      "Non-Disclosure Agreement" is defined in Section 5.8.

      "Non-Statutory Intellectual Property" means all unpatented inventions
(whether or not patentable), trade secrets, know-how and proprietary information, including but not limited to (in whatever form or medium), discoveries, ideas, formulas, drawings, designs, plans, proposals, specifications, processes, procedures, data, information, manuals, reports, financial, marketing and business data, and pricing and cost information, correspondence and notes, and any rights or licenses in the foregoing which may be granted without the payment of compensation or other consideration to and without the consent of any Person; provided, however, that, notwithstanding anything to the contrary, the definition of "Non-Statutory Intellectual
Property" shall not include any Statutory Intellectual Property.

      "Non-Transferred Employee" is defined in Schedule 7.1.

      "Order" is defined in Section 4.1.5.

      "Party" is defined in the Preamble.

      "Permitted Lien" means, other than any Lien that individually or together with other Liens materially detracts from the value of the Business, any (i)
Lien for Taxes; (ii) mechanics', materialmen's, carriers', workers', repairers'
and statutory lien or right in rem or other similar Lien arising or incurred in the ordinary and usual course of business that do not arise out of a current, pending, or threatened dispute known to Seller; (iii) zoning, entitlement or other land use or environmental regulation by Governmental Entities; (iv)
easement, covenant, condition, restriction, agreement, state of fact, right of way or other matter or encumbrance of record or identified in the title reports made available to Buyer; (v) lease or sublease to third party tenants; (vi) Lien that does not materially interfere with the operation of the Business as currently conducted; and (vii) Lien giving effect to a lessor's or licensor's interest in personal property leased or licensed to the Seller.

      "Person" means an association, a corporation, an individual, a partnership, a limited liability company, an unlimited liability company, a limited liability partnership, a trust or any other entity or organization.

      "Plan" is defined in Section 4.1.14.

      "Price Allocation" is defined in Section 2.6.

      "Proceeding" is defined in Section 4.1.5.

      "Property Taxes" is defined in Section 2.7(a).

      "Proxy Statement" is defined in Section 5.5.1.

      "Purchase Price" is defined in Section 2.4.1.

      "Purchased Assets" is defined in Section 2.1.1.

      "Retained Liabilities" is defined in Section 2.3.

      "Retained Minutes" is defined in Section 2.5(b).

      "Retained Minutes Percentage" is defined in Section 2.5(b).

      "SEC" is defined in Section 5.4.

                                      A-4

      "Seller" is defined in the Preamble.

      "Seller Indemnified Parties" is defined in Section 8.3.

      "Seller Objection Notice" is defined in Section 2.5(e),

      "Seller's FRP" is defined in Schedule 7.1.

      "Service Contract" is defined in Section 2.1.1(a).

      "Shared Facilities" is defined in Section 4.1.4(b).

      "Standard Procedure" is defined in Schedule 7.1.

      "Statutory Intellectual Property" means all (i) United States and foreign patents and patent applications of any kind, (ii) United States and foreign works of authorship, mask-works, copyrights, and copyright and mask work registrations and applications for registration, (iii) Trademarks, and (iv) any rights or licenses in the foregoing.

      "Stellar" is defined in the Recitals.

      "Tax" means all U.S. federal, state, local, county, provincial, foreign or other taxes, customs, tariffs, imposts, levies, duties, government fees or other like assessments or charges of any kind, including, without limitation, all income, franchise, gross receipts, sales, use, ad valorem, transfer, license, recording, employment (including federal and state income tax withholding, backup withholding, FICA, FUTA or other payroll taxes), environmental, excise, severance, stamp, occupation, premium, prohibited transaction, property, value-added, net worth, or any other taxes and any interest, penalties and additions imposed with respect to such amounts.

      "Tax Return" means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller, any of the Subsidiaries, or any of their Affiliates.

      "Termination Date" is defined in Section 9.1(a).

      "Third Party Contractual Consents" is defined in Section 4.1.10.

      "Third Party Intellectual Property" means any Intellectual Property that is not owned by Seller or its Affiliates as of the Closing Date.

      "Trade Payables" is defined in Section 2.2.

      "Trade Receivables" is defined in Section 2.1.1(f).

      "Trademarks" means all trademarks, service marks, trade names, Internet domain names, logos, slogans, and other similar source identifiers, together with all registrations and applications for any of the foregoing.

      "Transferred Employee" is defined in Schedule 7.1.

      "Transferred Intellectual Property" is defined in Section 2.1.1(g).

      "Transition Employee" is defined in Schedule 7.1.

      "Transition Services Agreement" means an agreement to be entered into at
Closing between Buyer and Seller or an Affiliate of Seller providing for the provision of services by Seller and/or its Affiliates to Buyer, such agreement to be in the form and substance of the agreement annexed hereto as Exhibit E.

      "True-Up" is defined in Section 2.4.2(a).

      "Vendor Contract" is defined in Section 2.1.1(d).

                                      A-5

            1.2 Interpretation. For purposes of this Agreement, unless a different intention is stated, a reference to:

                  (a) a "Recital," "Article," "Section," "Exhibit" or "Schedule"
is a reference to a recital, article, section, exhibit or schedule of this
Agreement;

                  (b) "Agreement" includes any Recital to this Agreement, and words such as "herein," "hereinafter," "hereof," "hereto", and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires;

                  (c) words importing the plural shall include the singular and vice versa, and the use of any gender shall include the other gender;

                  (d) any heading is to be ignored in construing this Agreement;
and

                  (e) the use of "include" or "including" shall mean without limitation by reason of enumeration and shall not be interpreted restrictively.

                                   ARTICLE II
                               TRANSFER OF ASSETS

            2.1 The Purchased Assets.

                  2.1.1 Assets. Upon the terms and subject to the conditions contained herein, at the Closing (except as otherwise noted below), Seller shall grant, sell, convey, assign, transfer and deliver to Buyer (or at Buyer's option, to one or more of its designated Affiliates, as specified in writing to
Seller at or prior to the Closing) upon the terms and subject to the conditions of this Agreement and free and clear of all Liens except for Permitted Liens, all right, title and interest of Seller in and to the following assets, properties and rights of Seller and no others (collectively, the "Purchased
Assets"):

                  (a) All of the equipment, furniture, furnishings, fixtures, computers and other office equipment and supplies and other tangible personal property listed on Schedule 2.1.1(a) (the "Fixed Assets") (provided that the assets noted as "Post-Transition" in the "Notes") column of such schedule shall be retained by Seller during the term of the Transition Services Agreement and shall be transferred to Buyer at the end of such term), and, to the extent assignable without consent of the vendor party thereto or subject to the last sentence of Section 2.1.3, all contracts for maintenance or servicing of the
Equipment listed on Schedule 2.1.1(a) (the "Service Contracts");

                  (b) All rights of Seller as of the Closing Date as lessee
under the real property leases (the "Facilities Leases") for the call center facilities and the research and development facility (collectively, the
"Facilities") listed on Schedule 2.1.1(b);

                  (c) All rights of Seller as of the Closing Date under the
leases for equipment listed on Schedule 2.1.1(c) (the "Equipment Leases"); and

                  (d) All rights of Seller under its contracts and purchase
orders with vendors listed on Schedule 2.1.1(d) for goods or services to be used in the Business (the "Vendor Contracts");

                  (e) All rights of Seller under its contracts with customers of the Business listed on Schedule 2.1.1(e) (the "Customer Contracts");

                  (f) All of Seller's trade accounts receivable (including
unbilled amounts for services rendered through and including the Closing Date)
from State Telecommunications Relay Services agencies, the National Exchange
Carrier Association ("NECA"), all other quasi-Governmental Entities and Customer
Contracts existing as of the Closing Date (and any causes of action relating to such receivables), excluding accounts receivable from Affiliates of Seller (the
"Trade Receivables");

                  (g) All rights in and to the Intellectual Property identified on Schedule 2.1.1(g) under the heading "Transferred Intellectual Property" (the
"Transferred Intellectual Property");

                  (h) Copies of all books and records directly related to the operation of the Business, subject to reasonable redactions to exclude information that relates to areas of Seller's business other than the Business
(the "Books and Records");

                                      A-6

                  (i) All data maintained by Seller in the ordinary course of business relating to all current customers and users of the services provided by the Business including account information associated with customer accounts involving the use of passwords;

                  (j) All Governmental Entity franchises, permits, licenses, agreements, certifications, waivers and authorizations held or used by Seller or any of its Affiliates in connection with, or required for, the Business to the extent transferable;

                  (k) All of Seller's promotional and advertising materials
relating primarily to or necessary for the conduct of the Business as presently conducted; and

                  (l) Any and all goodwill of Seller relating to the Business.

                  2.1.2 Licensed Intellectual Property. At the Closing, Seller
shall license or cause to be licensed to Buyer, and Buyer shall license from
Seller or Seller's Affiliates pursuant to an Intellectual Property License
Agreement, such agreement to be in the form and substance of the agreement annexed hereto as Exhibit D (the "IP License Agreement"), the Intellectual
Property identified on Schedule 2.1.1(g) under the heading "Licensed
Intellectual Property" (the "Licensed Intellectual Property"). To the extent that any Intellectual Property owned by Seller as of the Closing Date is or would be infringed in the conduct of the Business as it exists on the Closing
Date (other than Intellectual Property used in the provision of services pursuant to the Transition Services Agreement, Commercial Services Agreement
and/or Facilities Use Agreement), and such Intellectual Property is not identified on Schedule 2.1.1(g), Seller shall license such Intellectual Property to Buyer under the terms of the IP License Agreement as if such Intellectual
Property were listed on Schedule 2.1.1(g) under "Licensed Intellectual
Property."

                  2.1.3 Excluded Contracts. Seller shall use commercially
reasonable efforts to obtain all consents, approvals and waivers which are required to be obtained from any Person under any applicable Contract in order to permit the transfer of Seller's rights under each such Contract to Buyer.
Notwithstanding anything to the contrary herein, Seller shall not be required to transfer to Buyer, and the Purchased Assets shall not be deemed to include, any rights under any Contract if (i) a consent, approval or waiver is required to be obtained from any Person to permit the transfer of Seller's rights under such
Contract to Buyer, (ii) such consent does not constitute a Third-Party
Contractual Consent set forth on Schedule 4.1.10 and (iii) after Seller has used commercially reasonable efforts to obtain such consent, approval or waiver, such consent, approval or waiver shall not have been obtained (each such Contract, an
"Excluded Contract"). In the event that any Excluded Contract requires Seller to perform services after the Closing and the ability to provide such services has been transferred to Buyer pursuant to this Agreement, then Buyer shall either
(x) provide such services on Seller's behalf, or (y) provide such services to
Seller as may be reasonably required to enable Seller to meet its obligations under such Excluded Contract, and Seller shall remit to Buyer all payments received with respect to such services to the extent provided by Buyer, less
Seller's direct allocated costs incurred in connection with providing such services and maintaining such Excluded Contract. In the event that Buyer deems it prudent to obtain similar services as those provided to Seller under any or all of the Excluded Contracts in order to operate the Business after Closing,
Seller shall either (a) provide Buyer (or Buyer's designee), at Buyer's expense, with the same benefits of such contract(s) on the same terms or (b) Seller shall reimburse Buyer for any additional costs (above what Buyer would have paid to
Seller pursuant to subsection (a)) that Buyer or Buyer's designee incurs after using commercially reasonable efforts to contract for such services.
Notwithstanding anything to the contrary in this Agreement, Seller shall keep in full force and effect all Excluded Contracts that are necessary or desirable to operate the Business properly during the transition period contemplated in any of the Ancillary Documents.

                  2.1.4 Excluded Assets. Notwithstanding anything to the
contrary herein, Seller is not granting, selling, conveying, assigning, transferring or delivering to Buyer, and Buyer is not purchasing, any of
Seller's right, title and interest in and to the following assets (the "Excluded
Assets"):

                  (a) All cash on hand and in financial institutions, cash
equivalents, marketable securities and bonds;

                  (b) Accounts receivable other than the Trade Receivables;

                  (c) All federal, state and local income and franchise Tax and
Property Tax credits and Tax refund claims with respect to any periods (or portions thereof) ending on or prior to the Closing Date;

                  (d) Consideration paid to, and the other rights that accrue or will accrue for the benefit of, Seller under this Agreement;

                                      A-7

                  (e) Corporate minute books, stock certificate books, stock registers, Tax Returns, books of account and other records having to do with the corporate organization of Seller;

                  (f) Insurance proceeds payable on account of casualty or
liability claims for which Seller may seek recovery under its existing insurance policies with respect to any period (or portions thereof) ending on or prior to the Closing Date;

                  (g) Except as otherwise provided in Schedule 7.1, any assets of any Plan or book accruals relating to any Plan;

                  (h) Any Intellectual Property other than the Transferred
Intellectual Property, including any rights to use any trademark, trade name, logo or other mark, name or symbolic representation containing the name
"Verizon" or "MCI" (collectively, the "Excluded Marks"); and

                  (i) The assets listed on Schedule 2.1.4.

            2.2 Assumption of Liabilities by Buyer or Buyer's Designee. At the
Closing, Buyer and/or Buyer's designee shall accept and assume, and thereafter be fully responsible for and perform, pay or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, all of the liabilities and obligations of Seller under the Contracts (other than the
Excluded Contracts) arising after the Closing (collectively, the "Trade
Payables"), as well as all liabilities with respect to Transferred Employees as set forth on Schedule 7.1 as well as all liabilities and obligations arising out of the ownership of the Purchased Assets or the operation of the Business after the Closing, as well as any assessments, claims or liabilities (including interest and/or penalties) for Taxes arising out of, accruing or resulting from the operation of the Business or the use, ownership or operation of the
Purchased Assets after the Closing Date. The liabilities and obligations assumed by Buyer pursuant to this Section 2.2 are collectively referred to as the
"Assumed Liabilities".

            2.3 Retained Liabilities. Buyer shall not and does not by execution and performance of this Agreement or otherwise (including under theories of successor liability) assume or become liable for any obligations, liabilities or indebtedness of Seller, whether relating to the Business or otherwise, whether known or unknown, due or to become due, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, absolute, contingent, executory or otherwise, howsoever or whenever arising, that are not expressly assumed by
Buyer or Buyer's designee pursuant to Section 2.2 and Seller shall retain, pay and discharge when due all such obligations, liabilities, and indebtedness
(other than the Assumed Liabilities) (the "Retained Liabilities"), including without limitation the following:

                  (a) Any liabilities, obligations, penalties or damages arising under or from as applicable (i) the Contracts in connection with any breaches or defaults thereunder occurring on or before the Closing Date, including any claims relating to any breaches by Seller of any warranty or representation under any Contracts with respect to services rendered on or before the Closing
Date, (ii) any damages, fines, interest or penalties assessed against Seller by any Governmental Entity arising out of acts or omissions occurring on or before the Closing Date, (iii) any infringement by Seller on the rights of others in connection with the Business occurring on or before the Closing Date or (iv)
fraud, breach, misfeasance, negligence, strict liability in tort, injury to persons or property or under any other theory relating to the Business occurring on or before the Closing Date;

                  (b) Any assessments, claims or liabilities (including interest and/or penalties) for Taxes arising out of, accruing or resulting from the operation of the Business, or the use, ownership or operation of the Purchased
Assets on or before the Closing Date and/or resulting from the sale, transfer or purchase of the Purchased Assets hereunder, except to the extent otherwise provided in Section 2.7 or Section 10.1;

                  (c) Any liabilities arising under the Excluded Contracts,
except as otherwise provided in Section 2.1.3;

                  (d) Any liabilities related to any Plan, except as otherwise provided in Schedule 7.1;

                  (e) Any liabilities related to claims or actions of any kind, including with regard to the payment or nonpayment of bonuses prior to the
Closing Date, related to or arising out of the employment or termination by
Seller of prior or current employees, including In-Scope Employees; and

                  (f) Any other liabilities and obligations listed on Schedule
2.3(f).

                                      A-8

            2.4 Consideration.

                  2.4.1 Purchase Price; Deposit. The aggregate consideration for the Purchased Assets shall be (a) cash in the amount of Fifty Million Dollars
($50,000,000.00) (the "Base Purchase Price", comprising the Deposit and the
Closing Payment), as it may be adjusted pursuant to Section 2.4.2 (as so adjusted, the "Purchase Price"), (b) the Earn-Out, and (c) the assumption of the
Assumed Liabilities. Prior to or simultaneously with the execution of this
Agreement, Buyer shall pay to Seller a cash deposit (the "Deposit") in the amount of One Million Dollars ($1,000,000.00) in immediately available United
States funds to an account designated by Seller.

                  2.4.2 Net Working Capital Adjustment.

                  (a) The amount of the Base Purchase Price set forth in Section
2.4.1 was determined, in part, based upon the assumption that the Closing Date
Net Working Capital will be Six Million Dollars ($6,000,000.00) (the "Assumed
Closing Date Net Working Capital"). Following the Closing, in accordance with this Section 2.4.2, if applicable, the Purchase Price shall be adjusted to reflect the actual Net Working Capital as of 12:01 a.m. on the Closing Date
("Closing Date Net Working Capital") (provided that any Employee Liabilities which are paid out in cash by Seller or its Affiliates on or after the Closing
Date shall not be included in the calculation of Closing Date Net Working
Capital). This adjustment process shall be referred to as the "True Up." The
True Up shall work as follows: if the Closing Date Net Working Capital is greater than Six Million Dollars ($6,000,000.00), then the Purchase Price shall be adjusted upward in an amount equal to the dollar amount by which the Closing
Date Net Working Capital is greater than Six Million Dollars ($6,000,000.00). If the Closing Date Net Working Capital is less than Six Million Dollars
($6,000,000.00), the Purchase Price will be adjusted downward in an amount equal to the dollar amount by which the Closing Date Net Working Capital is less than
Six Million Dollars (($6,000,000.00), provided that any downward adjustment shall be limited to a maximum of Six Million Dollars ($6,000,000.00). If the amount of the Purchase Price is adjusted upward from the Base Purchase Price pursuant to this Section 2.4.2, then within ten (10) Business Days after the final determination of the Closing Date Net Working Capital is made hereunder,
Buyer shall pay to Seller an amount equal to the amount by which the Purchase
Price exceeds the Base Purchase Price. If the amount of the Purchase Price is adjusted downward from the Base Purchase Price, then within ten (10) Business
Days after the final determination of the Closing Date Net Working Capital is made hereunder, Seller shall pay to Buyer an amount equal to the amount by which the Purchase Price is less than the Base Purchase Price. For purposes of illustration only, if as of the Closing Date the Trade Receivables are
$7,000,000, the prepaid expenses are $1,000,000, and the Employee Liabilities are $500,000, then the Closing Date Net Working Capital would be $7,500,000, and
Buyer would accordingly make an additional payment of $1,500,000 to Seller.

                  (b) Within thirty (30) Business Days following the Closing
Date, Seller shall prepare and deliver to Buyer a schedule (the "Closing Date
Net Working Capital Schedule") setting forth in reasonable detail (including appropriate supporting documentation) Seller's good faith determination of the
Closing Date Net Working Capital utilizing the same accounting methods, policies, practices, procedures and adjustments as were used in the preparation of the Carve-Out Financial Statements (and otherwise in accordance with GAAP).
If Buyer objects to any amount reflected on the Closing Date Net Working Capital
Schedule, Buyer must, within twenty (20) Business Days after receipt thereof, give written notice (the "Buyer Objection Notice") to Seller specifying in reasonable detail Buyer's objections. Any item included on or omitted from the
Closing Date Net Working Capital Schedule to which Buyer does not object in a
Buyer Objection Notice shall be deemed to be accepted by Buyer and any amounts included within such item shall be deemed to be final, binding and conclusive.
If Buyer does not give a Buyer Objection Notice within such time period,
Seller's determinations of the amounts on the Closing Date Net Working Capital
Schedule shall be final, binding and conclusive on the Parties.

                  (c) With respect to any disputed amounts concerning the
Closing Date Net Working Capital Schedule, Buyer and Seller shall meet in person and negotiate in good faith to resolve any such disputes during the ten (10)
Business Day period after Seller's receipt of a Buyer Objection Notice. If Buyer and Seller are unable to resolve all such disputes within such period, then, at the written request of either Party delivered to the other Party (a "Dispute
Resolution Request"), each of Buyer and Seller promptly shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve the objections raised in the Buyer Objection Notice. Buyer and Seller intend that these negotiations be conducted by experienced business representatives empowered

                                      A-9

to decide the issues. The business representatives will meet and attempt to resolve the objections raised in the Buyer Objection Notice within ten (10)
Business Days after the date on which the Dispute Resolution Request is delivered. If the business representatives resolve the dispute, such resolution will be memorialized in a written settlement and release agreement, executed within five (5) Business Days thereafter. If the business representatives do not resolve the dispute, Buyer and Seller hereby agree to submit the items remaining in dispute for resolution to an independent auditor, which shall be a recognized regional or national accounting firm mutually acceptable to Buyer and Seller.
The independent auditor shall, within twenty (20) Business Days after such submission, determine and report to Buyer and Seller upon such remaining disputed items, and such determination shall be final, binding and conclusive on the Parties hereto. Following the retention of the independent auditor and prior to the issuance of the independent auditor's report, the Parties agree promptly to provide the independent auditor with any and all documents and information, financial or otherwise, reasonably requested by the independent auditor. Buyer and Seller shall bear equally the fees, costs and expenses of the independent auditor and shall each bear their own fees, costs and expenses in connection therewith.

                  (d) After delivery of the Closing Date Net Working Capital
Schedule, Seller shall provide Buyer and its authorized representatives reasonable access during normal business hours and without significant disruption to the business of Seller or its Affiliates to (1) all Books and
Records and employees of Seller and its Affiliates having relevant information concerning the Closing Date Net Working Capital Schedule and (2) all of Seller's
accountants who assisted Seller in preparing the Closing Date Net Working
Capital Schedule and such accountants' relevant supporting work papers (subject to such reasonable arrangements regarding confidentiality as may be required by such accountants). Seller shall use commercially reasonable efforts to cooperate with such inquiries as Buyer and its authorized representatives shall make with respect to the preparation of the Closing Date Net Working Capital Schedule.
Buyer shall provide Seller and its representatives reasonable access during normal business hours, and without significant disruption to the Business, to all books and records and employees of Buyer and its Affiliates having information directly relevant to the Closing Date Net Working Capital Schedule and/or the trial balance and balance sheet required to be prepared pursuant to paragraph (b) of this Section 2.4 and reasonable cooperation and assistance in connection with the preparation of the Closing Date Net Working Capital Schedule and/or such trial balance and balance sheet.

            2.5 Additional Consideration - Earn-Out.

                  (a) Certain Definitions. As used herein, "AIM Minutes" means the total number of Conversation Minutes of Internet Protocol Relay service provided using the AOL Instant Messenger service. As used herein, "AIM
Measurement Period" means the six-calendar-month period beginning on the first day of the first calendar month following the month in which the Closing occurs;
provided, however, that if Seller shall have substantially failed to comply with its covenants pursuant to Section 5.9, then such period shall instead begin on the first day of the third calendar month following the month in which the
Closing occurs.

                  (b) As additional consideration, Buyer shall pay to Seller the
Earn-Out. The Earn-Out shall be determined based on the number of AIM Minutes used by Buyer's customers during the AIM Measurement Period (the "Retained
Minutes"), and shall be calculated by dividing the aggregate number of Retained
Minutes by 12,207,834, with such quotient being expressed as a percentage (such percentage quotient, the "Retained Minutes Percentage"). The Earn-Out payable by
Buyer to Seller shall be as follows, with no rounding up or down of percentages:

--------------------------------------------------------------------------------
Retained Minutes Percentage (%)           Amount of Earn-Out to be paid by Buyer
--------------------------------------------------------------------------------
95-100                                    $8,000,000 (Eight million dollars)
--------------------------------------------------------------------------------
90-94                                     $7,000,000 (Seven million dollars)
--------------------------------------------------------------------------------
85-89                                     $5,000,000 (Five million dollars)
--------------------------------------------------------------------------------
80-84                                     $2,000,000 (Two million dollars)
--------------------------------------------------------------------------------
75-79                                     $1,000,000 (One million dollars)
--------------------------------------------------------------------------------

In order to illustrate the Earn-Out calculation and payment, if the number of
Retained Minutes is 10,200,000, then the Retained Minutes Percentage would be
83.55% and the Earn-Out to be paid by Buyer to Seller would be $2,000,000.

                                      A-10

                  (c) Timing of Earn-Out Payment. Buyer shall deliver payment of the Earn-Out, if any, to Seller, in the same manner and to the same account as the Purchase Price is to be delivered (unless Seller shall have specified an alternate account), along with the calculation of Retained Minutes and supporting documentation, including without limitation Buyer's NECA filings reporting the AIM Minutes for the AIM Measurement Period, no later than twenty
(20) Business Days following the end of the AIM Measurement Period.

                  (d) Maintenance and Operation of AIM Business. Buyer covenants that following the Closing until the termination of the AIM Measurement Period,
Buyer will conduct the business of providing Internet Protocol Relay service using the AOL Instant Messenger service in substantially the manner conducted by
Seller immediately prior to the Closing (except for implementation of systems to screen or block fraudulent calls and for changes in the ordinary course of business which would not reasonably be expected to result in any diminution of the Retained Minutes), and will in no event cause or permit any deterioration in the quality, efficiency or responsiveness of such service, any reduction in the advertising and promotion of such service, or any denigration of such service.
In the event Buyer fails to comply with its covenants under this subsection (d), the amount of the Earn-Out payable to Seller will be fixed at $8,000,000 (Eight
Million Dollars), irrespective of the number of Retained Minutes. In the event of (x) any termination, disruption or deterioration of AOL Instant Messenger service or (y) any disruption of Internet protocol relay service not reasonably under the control of Buyer during the period between the Closing and the termination of the AIM Measurement Period, the amount of Earn-Out will be equitably adjusted to reflect the number of Retained Minutes that would reasonably be expected to have been accrued in the absence of such event.

                  (e) Seller's Objection Notice. If Seller objects to Buyer's calculation of the Retained Minutes and Earn-Out payment, Seller must, within twenty (20) Business Days after Seller's receipt of the calculation of the
Retained Minutes and Earn-Out, give written notice to Buyer specifying in reasonable detail Seller's objections (the "Seller Objection Notice"). Any item included on or omitted from the calculation of the Retained Minutes and Earn-Out to which Seller does not object in a Seller Objection Notice shall be deemed to be accepted by Seller and any amounts included within such item shall be deemed to be final, binding and conclusive. If Seller does not give a Seller Objection
Notice within such time period, Buyer's determinations of the Retained Minutes and the Earn-Out shall be final, binding and conclusive on the Parties.

                  (f) Resolution of Disputed Earn-Out. With respect to any
disputed amount concerning the Earn-Out, Buyer and Seller shall meet in person and negotiate in good faith to resolve any such dispute during the ten
(10)-Business Day period after Buyer's receipt of a Seller Objection Notice. If
Buyer and Seller are unable to resolve any such dispute within such period, then, at the written request of either Party delivered to the other Party (a
"Dispute Resolution Request"), each of Buyer and Seller shall promptly appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve the objections raised in the Seller Objection Notice. Buyer and Seller intend that these negotiations be conducted by experienced business representatives empowered to decide the issues. The business representatives will meet and attempt to resolve the objections raised in the Seller Objection
Notice within ten (10) Business Days after the date on which the Dispute
Resolution Request is delivered. If the business representatives resolve the dispute, such resolution will be memorialized in a written settlement and release agreement, executed within five (5) Business Days thereafter. If the business representatives do not resolve the dispute, Buyer and Seller hereby agree to submit the items remaining in dispute for resolution to an independent auditor, which shall be a recognized regional or national accounting firm mutually acceptable to Buyer and Seller. The independent auditor shall, within twenty (20) Business Days after such submission, determine and report to Buyer and Seller upon such remaining disputed items, and such determination shall be final, binding and conclusive on the Parties hereto. Following the retention of the independent auditor and prior to the issuance of the independent auditor's report, the Parties agree promptly to provide the independent auditor with any and all documents and information, financial or otherwise, reasonably requested by the independent auditor. Buyer and Seller shall bear equally the fees, costs and expenses of the independent auditor and shall each bear their own fees, costs and expenses in connection therewith.

                  (g) Access to Books. After delivery of the Earn-Out payment and calculation, Buyer shall provide Seller and its authorized representatives reasonable access during normal business hours and without significant disruption to the business of Buyer or its Affiliates to all books, records and employees of Buyer and its Affiliates having relevant information concerning the
Retained Minutes. Buyer shall use commercially reasonable efforts to cooperate with such inquiries as Seller and its authorized representatives shall make with respect to the calculation of the Retained Minutes.

                                      A-11

                  (h) Payment of Amounts Not in Dispute. Notwithstanding
anything in this Agreement to the contrary, if a Seller Objection Notice has been delivered under subsection (e) above, and the dispute has not been resolved by the payment due date, (i) the amount not in dispute shall be paid as required hereunder and (ii) Buyer shall have no obligation to pay any amount in dispute until twenty (20) Business Days after the date on which the dispute is resolved.
Any amount not paid when due shall bear interest at the lesser of (i) prime plus three percent (3%) per annum and (ii) the maximum rate percent allowed by applicable law.

            2.6 Purchase Price Allocation. For all Tax purposes, the Purchase
Price and the amount of the Assumed Liabilities shall be allocated in the manner set forth in this Section 2.6 (the "Price Allocation"). Buyer shall prepare a proposed allocation in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder and shall deliver such proposal to Seller for its review and reasonable approval not later than ninety (90) Business Days after the final Purchase Price is determined hereunder. Seller shall notify
Buyer of its agreement to such proposal or of any modifications it wishes to make to such proposed allocation and the basis for such modifications. If Seller proposes any modifications, then Seller and Buyer will attempt in good faith to reach agreement on the Price Allocation prior to the due date for the filing of
IRS Form 8594. In the event that Seller and Buyer are unable to agree on the
Price Allocation prior to such due date, then each Party will separately file an
IRS Form 8594. In the event that Buyer and Seller agree on the Price Allocation
(i) each Party agrees to timely file an IRS Form 8594 reflecting the Price
Allocation for the taxable year that includes the Closing Date and to make any timely filing required by applicable state or local Law, (ii) such Price
Allocation shall be binding on Buyer and Seller for all Tax reporting purposes,
(iii) none of Buyer or Seller or any of their respective Affiliates shall take any position inconsistent with such Price Allocation in connection with any Tax proceeding, except to the extent required by applicable Law, and (iv) if any
Taxing Authority disputes such Price Allocation, the Party receiving notice of the dispute shall promptly notify the other Party hereto of such dispute, and the Parties hereto shall cooperate in good faith in responding to such dispute in order to preserve the effectiveness of such Price Allocation.

            2.7 Allocation of Taxes and Expenses.

                  (a) All state, county and local ad valorem Taxes on the
Purchased Assets ("Property Taxes") shall be prorated between Buyer and Seller as of the Closing Date, computed by multiplying the amount of Property Taxes for the fiscal period for which the same are levied by a fraction, the numerator of which is the number of days in such fiscal period up to and including the
Closing Date and the denominator of which is the number of days in such fiscal period. In connection with such proration of Property Taxes, in the event that actual Property Tax figures are not available at the Closing Date, proration of
Property Taxes shall be based upon the actual Property Taxes for the preceding fiscal period for which actual Property Tax figures are available, and re-prorated when actual Property Tax figures become available. All utility charges, gas charges, electric charges, water charges, water rents and sewer rents, if any, relating to the Purchased Assets shall be apportioned between
Buyer and Seller as of the Closing Date, computed on the basis of the most recent meter charges or, in the case of annual charges, on the basis of the established fiscal year.

                  (b) All prorations and applicable payments to either Party in connection with this Section 2.7 shall be made, insofar as feasible, on the
Closing Date, and the Purchase Price shall be adjusted accordingly. During the three-month period subsequent to the Closing Date, Seller shall advise Buyer, and Buyer shall advise Seller, of any actual changes to such prorations, and the
Purchase Price shall be increased or decreased, as applicable, at the end of such three-month period. In the event Buyer or Seller shall receive bills after the Closing Date for expenses incurred before the Closing Date that were not prorated in accordance with this Section 2.7 or that were re-prorated in accordance with this Section 2.7, then Buyer or Seller, as the case may be, shall promptly notify the other Party as to the amount of the expense subject to proration and the responsible Party shall pay its portion of such expense (or, in the event such expense has been paid on behalf of the responsible Party, reimburse the other Party for its portion of such expenses).

                                  ARTICLE III
                                     CLOSING

            3.1 Closing. Unless this Agreement is terminated pursuant to Section
9.1, the closing ("Closing") of the transactions contemplated by this Agreement shall take place at a time and place mutually convenient to and agreed to in writing by the Parties, but not later than five (5) Business Days following the satisfaction or waiver of all

                                      A-12

conditions to the Parties' obligations to proceed with the Closing as set forth in ARTICLE VI. The date of the Closing is sometimes herein referred to as the
"Closing Date". All transactions at the Closing shall be deemed to have taken place simultaneously.

            3.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein set forth, the Parties shall make the following deliveries:

                  3.2.1 Deliveries by Seller to Buyer at Closing. Seller shall deliver, or cause to be delivered, to Buyer the following:

                  (a) A certificate dated as of the Closing Date and executed by the President or Chief Financial Officer of Seller, certifying that the conditions specified in Section 6.1.1 have been fulfilled and a certificate dated as of the Closing Date and executed by the Secretary or an Assistant
Secretary of Seller, certifying as to the certificate of incorporation and by-laws of Seller, the resolutions of Seller's Board of Directors authorizing the sale of assets contemplated hereby and the incumbency of the officers of
Seller executing this Agreement and all other agreements contemplated hereby and attaching current copies of such good standing certificates as Buyer shall reasonably request;

                  (b) A bill of sale and other such assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer (collectively, the "Bill of Sale"), in form reasonably satisfactory to
Buyer and its counsel, which shall be effective to vest in Buyer all of Seller's right, title and interest in and to the Purchased Assets, executed by Seller;

                  (c) An assignment and assumption agreement (the "Assignment and Assumption Agreement"), in form reasonably satisfactory to Buyer and its counsel, whereby Buyer will assume from Seller the due payment, performance and discharge of the Assumed Liabilities, executed by Buyer;

                  (d) The IP License Agreement, executed by Seller or the
appropriate Affiliate of Seller;

                  (e) The Transition Services Agreement, executed by Seller or the appropriate Affiliate of Seller;

                  (f) The Facilities Use Agreement, executed by Seller or the appropriate Affiliate of Seller;

                  (g) The Commercial Services Agreement, executed by Seller or the appropriate Affiliate of Seller;

                  (h) The Closing Tax Certificate, executed by Seller or the appropriate Affiliate of Seller, signed under penalties of perjury (i) stating that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (ii) providing its U.S. Employer Identification Number and (iii)
providing its address, all pursuant to Section 1445 of the Code; and

                  (i) Such other agreements, documents and instruments as Buyer and its counsel may reasonably request.

                  3.2.2 Deliveries by Buyer to Seller at Closing. Buyer shall deliver, or cause to be delivered, to Seller the following:

                  (a) The wire transfer(s) of immediately available United
States Dollar funds in the aggregate amount of Forty Nine Million Dollars
($49,000,000.00) or such other amount as required by any adjustments to the
Purchase Price that are made in accordance with the first sentence of Section
2.7(b) (the "Closing Payment");

                  (b) A certificate dated as of the Closing Date and executed by the President or Chief Financial Officer of Buyer, certifying that the conditions specified in Section 6.2.1 have been fulfilled and a certificate dated as of the Closing Date and executed by the Secretary or an Assistant
Secretary of Buyer, certifying as to the certificate of incorporation and by-laws of Buyer, the resolutions of Buyer's Board of Directors authorizing the purchase of assets contemplated hereby and the issuance of capital stock contemplated by Section 6.1.5, the resolution of Buyer's stockholders authorizing the issuance of capital stock contemplated by Section 6.1.5 and the incumbency of the officers of Buyer executing this Agreement and all other agreements contemplated hereby and attaching current copies of such good standing certificates as Seller shall reasonably request;

                  (c) The Bill of Sale, executed by Buyer,

                  (d) The Assignment and Assumption Agreement, executed by
Buyer;

                  (e) The IP License Agreement, executed by Buyer;

                                      A-13

                  (f) The Transition Services Agreement, executed by Buyer or
Stellar;

                  (g) The Facilities Use Agreement, executed by Buyer;

                  (h) The Commercial Services Agreement, executed by Buyer or
Stellar; and

                  (i) Such other agreements, documents and instruments as Seller and its counsel may reasonably request.

            3.3 Further Assurances. Each Party will cooperate with the other and execute and deliver to the other Party such other instruments and documents and shall use commercially reasonable efforts to take such other actions as may be reasonably requested from time to time by the other Party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                  3.3.1 In addition to the actions to be taken pursuant to
Section 5.1, Seller agrees that it shall (at Buyer's expense) cause to be performed such lawful acts and execute any other documents as Buyer may reasonably request in order for Buyer to obtain the full benefit of this
Agreement and to permit Buyer's name to be duly recorded in each office, bureau and tribunal in the appropriate jurisdiction as the registered owner or proprietor of each of the rights hereby assigned. Such instruments and documents shall include, without limitation, affidavits, including affidavits of use, and other documents for filing in such jurisdictions as Buyer may from time to time reasonably request.

                  3.3.2 To the extent that Seller is not the true, legal owner with the full authority to assign all right, title and interest in any property included in the Transferred Intellectual Property at the time of execution of this Agreement, Seller shall immediately make all efforts to effect the transfer of all right, title and interest in such property to Buyer without delay. This provision includes, but is not limited to, any intellectual property included within the Transferred Intellectual Property that is owned by an Affiliate of
Seller.

                  3.3.3 Seller shall, at any time upon reasonable request, and at Buyer's expense, (i) communicate to Buyer, its successors, assigns or other legal representatives, any facts relating to the Transferred Intellectual
Property and the history thereof known to said Seller, (ii) execute all necessary assignment papers to cause the Transferred Intellectual Property to be recorded in the name of Buyer, and (iii) make all rightful oaths and generally do everything necessary or desirable to aid said Buyer, its successors and assigns, to perfect title in the Transferred Intellectual Property anywhere throughout the world.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            4.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

                  4.1.1 Corporate Existence. Seller is a corporation duly
organized, validly existing and in good standing under the laws of the State of
Delaware. Seller is authorized to do business, and is in good standing, in each state in which the ownership of Purchased Assets or conduct of the Business by it requires it to be so authorized, except to the extent that any failure to be so qualified would not have a Material Adverse Effect upon the Business.

                  4.1.2 Enforceable Obligations. The execution, delivery and performance by each of Seller and its applicable Affiliate of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or entity action on the part of Seller or such applicable Affiliate. This Agreement, assuming due execution and delivery thereof by Buyer, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar
Laws and equitable principles relating to or limiting creditors' rights generally. Each of the Ancillary Documents, when duly executed and delivered by
Seller or its applicable Affiliate and assuming due execution and delivery thereof by Buyer, will constitute a legally valid and binding obligation of
Seller or such applicable Affiliate enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally.

                                      A-14

                  4.1.3 Title to Assets. Seller has good and valid title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of the Purchased Assets and (ii)
Seller holds title to each Purchased Asset which it purports to own, free and clear of any Liens other than Permitted Liens. The representations in this
Section 4.1.3 do not apply to Intellectual Property, as to which only the representations in Section 4.1.4(c) shall apply.

                  4.1.4 Completeness of Assets; Maintenance of the Business.

                  (a) The Purchased Assets, together with the services to be provided pursuant to the Transition Services Agreement, the Commercial Services
Agreement and the Facilities Use Agreement and the licenses granted pursuant to the IP License Agreement and the Intellectual Property forming part of the
Excluded Assets, are sufficient for the conduct of the Business immediately following the Closing in substantially the same manner as currently conducted, other than the use of the Excluded Marks in the conduct of the Business. The
Fixed Assets listed on Schedule 2.1.1(a) constitute all the equipment, furniture, furnishings, fixtures, computers and other office equipment and supplies owned by Seller and material to the Business.

                  (b) Seller does not own any real property or any interest in real property material to the operation of the Business, other than the leasehold interests created under the Facilities Leases and leasehold interests for the facilities described on Schedule 4.1.4(b) (the "Shared Facilities").

                  (c) The Intellectual Property listed on Schedule 2.1.1(g)
constitutes all the Intellectual Property known to Seller that is necessary for the conduct of, or used by Seller in the Business. To the extent that it is discovered that Intellectual Property owned by Seller as of the Closing Date is required to conduct the Business as it is conducted on the Closing Date (other than Intellectual Property used in the provision of services pursuant to the
Transition Services Agreement, Commercial Services Agreement and/or Facilities
Use Agreement), and such Intellectual Property is not listed on Schedule
2.1.1(g), Seller shall grant to Buyer a license to such Intellectual Property under the terms of the IP License Agreement as if such Intellectual Property were listed on Schedule 2.1.1(g) under "Licensed Intellectual Property." Seller has good and valid title to or, in the case of Intellectual Property held under license, a good and valid license interest in, all of the Intellectual Property listed on Schedule 2.1.1(g) (excluding unregistered Trademarks), and Seller holds title to all Transferred Intellectual Property which it purports to own, free and clear of any Liens other than Permitted Liens. Seller has not received any written notice of any pending or threatened action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand that (i) challenges the legality, validity, enforceability, registration, use, or ownership of any
Licensed Intellectual Property or Transferred Intellectual Property (other than as indicated on Schedule 2.1.1(g)) or (ii) asserts that any Licensed
Intellectual Property or Transferred Intellectual Property infringes or misappropriates (or will infringe or misappropriate) any trademark, trade secret, copyright, patent or other intellectual property of any third party
(other than as indicated on Schedule 2.1.1(g)). Seller has not, by any of its
acts or omissions, or by acts or omissions of its Affiliates, directors, officers, consultants, agents, or representatives caused any of the Licensed
Intellectual Property rights, Transferred Intellectual Property rights or trade secrets that are material to the Business to be transferred to any Person (other than pursuant to the terms of this Agreement or pursuant to the terms of software license agreements or non-disclosure agreements entered into in the ordinary course of the Business). Seller has not, by any of its acts or omissions, or by acts or omissions of its Affiliates, directors, officers, consultants, agents, or representatives caused any of the Licensed Intellectual
Property rights, Transferred Intellectual Property rights (excluding any unregistered Trademarks) or trade secrets that are material to the Business to be abandoned, waived, extinguished, or adversely affected to any material extent.

                  (d) To Seller's knowledge, the operation of the Business as such business is currently conducted has not and does not (1) infringe or misappropriate the Intellectual Property or other right of any Person or (2)
constitute unfair competition, passing off or unfair trade practices under the laws of any jurisdiction where the Buyer does business.

                  (e) To Seller's knowledge, there is no unauthorized use,
unauthorized disclosure, infringement or misappropriation of any Intellectual
Property listed on Schedule 2.1.1(g) by any third party, including any employee.
Neither Seller nor any of its subsidiaries or affiliates has brought any action, suit or proceeding for infringement or misappropriation of any Intellectual
Property listed on Schedule 2.1.1(g) or breach of any agreement related to such intellectual property.

                                      A-15

                  (f) No event, fact, circumstance, condition, development,
occurrence or change has occurred since December 31, 2006 which has had, or which is reasonably likely to have, a Material Adverse Effect on the Business.

                  4.1.5 Litigation. Except as set forth on Schedule 4.1.5, no litigation, including without limitation any arbitration, investigation or other proceeding of or before any court, arbitrator, mediator or Governmental Entity
(collectively, "Proceedings") is pending or, to Seller's knowledge, threatened against Seller with respect to the Purchased Assets, the Business or the transactions contemplated by this Agreement which litigation would reasonably be expected to materially and adversely affect Buyer's ownership, use or enjoyment of the Purchased Assets. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or Governmental Entity (collectively, "Orders") which would adversely affect Buyer's ownership, use or enjoyment of the Purchased Assets.

                  4.1.6 Facilities Leases. Each Facilities Lease is in full
force and effect, all rents due to date under each such lease have been paid, and there exists no default or event of default by Seller or, to the knowledge of Seller, by any other party, or occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease.

                  4.1.7 Contracts and Commitments. Except as set forth on
Schedule 4.1.7, all of the Contracts (true copies of which have been provided to
Buyer) are (assuming due authorization and execution by the other party or parties thereto) valid, binding and in full force and effect. Except as set forth on Schedule 4.1.7, all amounts due to date under each such Contract have been or will be paid, and there exists no event of default by Seller, or occurrence, condition, or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become an event of default, under any such Contract which would give rise to a right of the other party to such contract to terminate such contract.

                  4.1.8 Trade Receivables. The Trade Receivables are valid, and have arisen in the ordinary course of business consistent with past practices and are not to Seller's knowledge subject to any valid defenses, set-offs or counterclaims.

                  4.1.9 Compliance with Law. Seller's ownership and operation of the Purchased Assets and the Business are, and have been, in compliance in all material respects with all applicable federal, state and local laws, statutes,
Orders, ordinances and regulations ("Laws").

                  4.1.10 Governmental and Third Party Contractual Consents.
Except as set forth on Schedule 4.1.10, no consent or approval of, other action by, or notice to, any Governmental Entity ("Governmental Consents") or any third party pursuant to one or more contractual obligations ("Third Party Contractual
Consents") is required in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of any of the transactions contemplated hereby.

                  4.1.11 Restrictive Documents; Non-Contravention. Seller is not
subject to or a party to any charter, by-law, mortgage, Lien, lease, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.
Except as set forth in Schedule 4.1.11, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any provision of the charter documents or by-laws of Seller or any Affiliate of Seller; (ii)
violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or Governmental Entity against, or to the knowledge of Seller binding upon, Seller or the Purchased Assets; (iii) result in a violation by Seller of any Law, or (iv) violate, conflict with or result in the breach of any term, condition or provision of, or constitute a default or accelerate the performance under, or require the consent of any other party to, any mortgage, indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, to which Seller is a party or by which Seller is otherwise bound.

                  4.1.12 Taxes.

                  (a) Except for matters that would not have a Material Adverse
Effect, Seller or the affiliated, combined or unitary tax group of which Seller is or was a member, as the case may be, has filed, or there have been timely filed on Seller's behalf, all Tax Returns in respect of the Purchased Assets and/or the Business that are required to be filed by it and has paid all Taxes shown thereon.

                  (b) As of the date of this Agreement, there are no Proceedings pending or to Seller's knowledge, threatened with respect to the Purchased
Assets and/or the Business in respect of any Tax.

                                      A-16

This Section 4.1.12 represents the sole and exclusive representation and warranty of Seller regarding Tax matters.

                  4.1.13 Employees.

                  (a) Schedule 4.1.13 is an accurate and complete list showing the full names and job titles of all In-Scope Employees and all independent contractors engaged by Seller in connection with the Business as of the date of this Agreement. Seller has previously delivered to or made available to Buyer a schedule indicating, for each of the In-Scope Employees, and independent contractors the following information: work location, current annual salary or other compensation, current maximum annual cash bonus incentive, the severance payments and severance benefits to which any such employee would have been entitled on account of an eligible termination under the Verizon Business
Severance Plan as in effect as of the Closing Date, net credited service date, whether such employee is full or part-time, whether such employee is classified as exempt or non-exempt for federal and state minimum wage and overtime pay purposes, and whether such employee receives any benefits not generally available to all of Seller's employees and independent contractors or is on disability, worker's compensation or leave of absence. Seller has also previously delivered to or made available to Buyer a description of the current perquisite, holiday, vacation and leave of absence policies of Seller.

                  (b) Except as set forth in Schedule 4.1.13(b), no Proceeding or Order is pending or, to Seller's knowledge, threatened against Seller regarding the labor and employment practices of Seller with respect to the
Purchased Assets, the Business or the transactions contemplated by this
Agreement. There are no unfunded settlements with respect to any such pending or threatened Proceeding or Order.

                  (c) Except as set forth in Schedule 4.1.13(c), no labor union or other collective bargaining representative has been recognized or certified as the exclusive bargaining representative of any In-Scope Employees; no union or other collective bargaining representative represents any In-Scope Employees, no representation petition is currently pending with respect to any In-Scope
Employees, no demands for recognition have been made by any union concerning potential representation of In-Scope Employees, and, to Seller's knowledge, no union or other collective bargaining representative is soliciting signed authorizations from any In-Scope Employees for the purpose of representing such employees; and Seller is not a party to, bound by or negotiating any collective bargaining agreement applicable to any In-Scope Employees. There is no labor strike or labor dispute, slow down, lockout or stoppage, unfair labor practice charge or other material labor dispute actually pending or threatened against or affecting the Purchased Assets or the Business.

                  4.1.14 Employee Benefit Plans. Schedule 4.1.14 lists all
employee benefit plans (including but not limited to plans as defined in Section
3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")) and all bonus, sales commission, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs, arrangements, or policies and all termination, severance or other contracts or agreements, whether formal or informal, whether or not set forth in writing, whether covering one person or more than one person, and whether or not subject to any of the provisions of ERISA, which are maintained, contributed to or sponsored by Seller or its Affiliates for the benefit of the In-Scope Employees
(each item listed on Schedule 4.1.14 being referred to herein individually, as a
"Plan" and collectively, as the "Plans"). Seller has made available to Buyer a complete and accurate copy of (i) each written Plan and descriptions of any unwritten Plan (including all amendments thereto whether or not such amendments are currently effective), (ii) each summary plan description and summary of material modifications relating to the Plan, (iii) each trust agreement or other funding arrangement with respect to the Seller 401(k) Salary Savings Plan, and
(iv) the two most recently filed IRS Form 5500 relating to the 401(k) Plan.
Neither Seller nor any person, trade or business that together with Seller is or was treated as a single employer within the meaning of section 414(b), (c), (m)
or (o) of the Code or Section 40011(b) of ERISA, sponsors, maintains or contributes to or has sponsored, maintained or contributed to in the last six
(6) years any multi-employer plan within the meaning of Section 3(37) of ERISA.
With respect to each Plan subject to Title IV of ERISA, except as set forth on
Schedule 4.1.14: (w) there is no accumulated funding deficiency, as set forth in
Section 412(a) of the Code or Section 302(a) of ERISA; (x) to Seller's
knowledge, no circumstance exists as a result of which Seller could have any direct or indirect material liability to the Pension Benefits Guaranty
Corporation or the Internal Revenue Service for any excise tax or penalty; (y)
no notice of intent to terminate has been given under Section 4041 of ERISA; and
(z) no proceeding to terminate has been initiated under Section 4042 of ERISA.

                                      A-17

                  4.1.15 Broker's and Finder's Fees. All negotiations relative to this Agreement have been carried on by Seller directly without the retention by Seller of any Person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby.

                  4.1.16 Corporate Approvals. The Board of Directors of Verizon
Communications Inc. have approved the consummation of the transactions contemplated hereby.

            4.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                  4.2.1 Corporate Existence. Buyer is a corporation duly
organized, validly existing and in good standing under the laws of the State of
Delaware.

                  4.2.2 Enforceable Obligations. The execution, delivery and performance by each Buyer of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or entity action on the part of Buyer, other than the stockholder approval described in Section 6.1.5. This Agreement assuming due execution and delivery thereof by Seller, constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally. Each of the Ancillary Documents, when duly executed and delivered by Seller or its applicable Affiliate and assuming due execution and delivery thereof by Buyer, will constitute a legally valid and binding obligation of Seller or such applicable Affiliate enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors'
rights generally. Buyer has entered into the Management Services Agreement and the Management Services Agreement constitutes a legally valid and binding obligation of the parties thereto.

                  4.2.3 Litigation. No Proceeding is pending or, to Buyer's
knowledge, threatened against Buyer, with respect to the transactions contemplated by this Agreement, and to Buyer's knowledge, no investigation that might result in any such Proceeding is pending or threatened.

                  4.2.4 Governmental and Third Party Contractual Consents.
Except as set forth on Schedule 4.2.4, no Governmental Consents or Third Party
Contractual Consents are required in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of any of the transactions contemplated hereby.

                  4.2.5 Restrictive Documents; Non-Contravention. Buyer is not
subject to or a party to any charter, by-law, mortgage, Lien, lease, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.
Except as set forth on Schedule 4.2.5, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any provision of the charter documents or by-laws of Buyer; (ii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or Governmental
Entity against, or to the knowledge of Buyer binding upon, Buyer; (iii) result in a violation by Buyer of any Law; or (iv) violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to any mortgage, indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, to which Buyer is a party or by which Buyer is otherwise bound.

                  4.2.6 Financing. Buyer has, prior to the date hereof,
delivered to Seller true and complete copies of written commitments of Clearlake
Capital Group, L.P. to provide Buyer with equity and debt financing sufficient to fulfill its obligations to pay the Purchase Price and Earn-Out hereunder (the
"Commitment Letters"). Buyer or Buyer's affiliate has entered into Stock
Purchase Agreements and a Credit Agreement with Clearlake Capital Group, L.P.
(collectively, the "Financing Agreements") which provide for the provision of financing on the terms provided for in the Commitment Letters.

                  4.2.7 Broker's and Finder's Fees. Other than Buyer's
engagement of RBC Daniels, L.P., all negotiations relative to this Agreement have been carried on by Buyer directly without the retention by Buyer of any
Person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby.

                                      A-18

                  4.2.8 Corporate Approvals. The Board of Directors of Buyer has
approved the consummation of the transactions contemplated hereby.

            4.3 Warranties Exclusive. Except for the express representations and warranties made by Seller in Section 4.1 and in the Ancillary Documents, Seller
makes no representations or warranties, express or implied, concerning the
Purchased Assets or the Business or the other matters covered therein. Except for the express representations and warranties made by Buyer in Section 4.2,
Buyer makes no representations or warranties, express or implied, concerning the matters described therein.

                                   ARTICLE V
                           AGREEMENTS PENDING CLOSING

            5.1 Cooperation. Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation obtaining all Government Consents and Third Party Contractual Consents; provided, however, that to the extent the assignment of any Contract or undertaking to be assigned to Buyer as provided herein which is not listed on Schedule 4.1.10 requires the consent of another party thereto, notwithstanding anything to the contrary in any other provision of this Agreement, each Party waives the obligation to obtain such consents, provided that the other Party uses commercially reasonable efforts to obtain such consents and complies with Section 2.1.3. Seller and Buyer shall each be responsible for 50% of all filing fees that are incurred in connection with any
Hart-Scott-Rodino Antitrust Improvements Act of 1976 compliance activities, if any, relating to this Agreement but shall each be responsible for all of its own non-filing expenses and legal fees incurred in connection with such filing.

            5.2 Conduct of Business. Between the date of this Agreement and the
Closing Date, Seller shall:

                  (a) use commercially reasonable efforts to keep the Business and its organization intact, to keep available the services of the key employees of the Business, to maintain the goodwill of the customers and suppliers of the
Business, and to maintain the Purchased Assets in their present condition
(ordinary wear and tear excepted);

                  (b) conduct the Business in substantially the same manner as the Business has been conducted heretofore and shall not engage in any transaction relating to the Business other than in the ordinary and customary course of business;

                  (c) comply with all applicable Laws;

                  (d) not create any Liens, other than Permitted Liens, on the
Purchased Assets;

                  (e) not become a party to any material Contract with respect to the Business and not renew, terminate or amend any Material Contract;

                  (f) not sell or otherwise dispose of any of the Purchased
Assets, except that the Seller may (i) sell inventory in the ordinary course of business, and (ii) dispose of obsolete Purchased Assets;

                  (g) not increase, directly or indirectly, the compensation of any In-Scope Employees, except for reasonable increases in the ordinary course of business consistent with past practices, nor enter into any collective bargaining agreement relating to the Business, nor create or materially modify any Plan, or the level of benefits under any Plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; and

                  (h) not agree to take any action prohibited by paragraphs (d)
through (f) above.

            5.3 No Negotiations. Between the date of this Agreement and the
Closing Date, neither the Seller nor any of its officers, directors, financial advisors, attorneys or other agents shall, directly or indirectly, encourage, solicit or participate in discussions or negotiations or enter into any agreement with any corporation, partnership, person or other entity or group concerning the sale of all or substantially all of the Purchased Assets or the
Business or concerning a merger, consolidation or other business combination involving the Business.

                                      A-19

            5.4 Provision of Financial Statements. Although no financial statements were historically prepared for the Business on a stand-alone basis,
Seller has commenced the preparation of, and shall use commercially reasonable efforts promptly to provide to Buyer, balance sheets and income and cash flow statements for the Business as of and for the years ended December 31 of each of
2004, 2005 and 2006 and as of the last day of and for such interim periods as
Buyer shall require in order to assure that the Proxy Statement and any Current
Report on Form 8-K to be filed by Buyer with the Securities and Exchange
Commission (the "SEC") prior to the Closing Date complies with all applicable requirements of the SEC relating to the financial statements of the Business
(the "Carve-Out Financial Statements"). Seller shall also use commercially reasonable efforts to provide Buyer with (i) an unqualified audit report signed by the firm of Ernst & Young, LLP with respect to each of the annual Carve-Out
Financial Statements, (ii) a consent in form and substance reasonably satisfactory to Buyer, executed by such accounting firm as of a date within two
(2) Business Days of each of the dates on which the Carve-Out Financial
Statements are filed with the SEC, consenting to the filing by Buyer of such report with the SEC and (iii) an acknowledgment in form and substance reasonably satisfactory to Buyer, executed by such firm as of a date within two (2)
Business Days of each such filing, confirming that such firm is independent with respect to the Seller. When audited Carve-Out Financial Statements become available, Seller will provide copies of them to Buyer. Buyer agrees to reimburse Seller for the fees and expenses of Ernst & Young, LLP related to the audited Carve-Out Financial Statements, up to One Hundred Thousand Dollars
($100,000.00), which amount shall be offset against or added to the amount of the Net Working Capital Adjustment payable under Section 2.4.2. In addition, not later than the 15th day of each calendar month following the execution of this
Agreement, Seller shall furnish to Buyer a profit and loss statement for the
Business for the preceding calendar month, in the form customarily prepared by
Seller.

            5.5 Proxy Statement and Other Filings.

                  5.5.1 Promptly after Buyer receives a copy of the Carve-Out
Financial Statements Buyer shall file with the SEC a proxy statement (the "Proxy
Statement") describing the Buyer Meeting at which Buyer will seek the stockholder approval described in Section 6.1.5. Seller shall cooperate with
Buyer in the preparation of the Proxy Statement, it being understood and agreed that such cooperation shall not require anything beyond preparation and provision of the Carve-Out Financial Statements and the associated management's discussion and analysis and review of information in the Proxy Statement relating to Seller and its Affiliates. Buyer shall use its reasonable best efforts to cause the SEC Staff to approve the mailing of the Proxy Statement to
Buyer's stockholders as promptly as practicable after such filing, and Buyer shall thereafter transmit the Proxy Statement to its stockholders. Buyer shall also use its commercially reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

                  5.5.2 The Parties shall cooperate and consult with each other and use their commercially reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Governmental Consents and
Third Party Contractual Consents and other permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this
Agreement. The Parties shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Parties, as the case may be, and any of their respective
Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable.
Each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  5.5.3 The Parties shall, upon request, furnish each other with all information concerning themselves, their Affiliates, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement and any other statement, filing, notice or application made by or on behalf of the Parties or any of their respective
Affiliates to any Governmental Entity in connection with the transactions contemplated by this Agreement. Each Party agrees promptly to advise the other
Parties if at any time prior to the Buyer Meeting any information provided by such Party for the Proxy Statement becomes incorrect or incomplete in any material respect and promptly to provide Buyer with the information needed to correct such inaccuracy or omission.

                                      A-20

            5.6 Supplemental Disclosure. Seller shall have the right from time to time prior to the Closing to supplement any Schedule with respect to any matter that arises or becomes known by Seller after the date hereof and that would have been required or permitted to be set forth or described in the
Disclosure Schedules had such matter existed or been known to Seller as of the date of this Agreement. Any such supplemental disclosure will be deemed to have cured any breach of any representation or warranty made in this Agreement (it being understood that the consummation of the Closing will be deemed to constitute a waiver of any such breach) arising before Closing, but will not be deemed to have been disclosed as of the date of this Agreement for purposes of determining whether or not the condition set forth in Section 6.1.1 has been satisfied.

            5.7 Closing Conditions; Representations and Warranties. Each of the
Parties covenants and agrees that pending the Closing and except as otherwise specified in this Agreement it shall use commercially reasonable efforts to ensure that the Closing conditions contained in ARTICLE VI are met and that its material representations and warranties remain true in all material respects on an ongoing basis and shall promptly inform the other Party if it discovers that any such Closing condition cannot be met or any such representation or warranty was either materially incorrect when made or has become materially incorrect.

            5.8 Access. Seller shall give Buyer's officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours and on reasonable notice, the Purchased Assets and records pertaining thereto, and shall permit them to consult with and interview Seller's officers, employees, accountants, and agents for the purpose of making such investigation of the Purchased Assets as Buyer shall reasonably desire to make, provided that such inspection and investigation activities shall not unreasonably interfere with Seller's business operations. Seller shall notify
Buyer as promptly as practicable of any significant change in the ordinary course of business for the Business and of any material litigation or other proceedings (threatened or pending) involving or affecting the Business or the transactions contemplated by this Agreement and of any unbudgeted capital expenditure or commitment in excess of $100,000, individually, or $500,000 in the aggregate, relating to the Business, and shall use reasonable efforts to keep Buyer fully informed of such events. Buyer shall give Seller's officers, employees, counsel, accountants and other representatives access to all documentation and information related to Buyer's financial condition and ability to pay the Purchase Price and Earn-Out as reasonably requested by Seller, and shall permit them to consult with Buyer's officers, employees, accountants, agents and lenders for the purpose of assessing Buyer's financial condition and ability to pay the Purchase Price and Earn-Out. Any information provided to
Buyer or Seller or their respective representatives in accordance with this
Section 5.8 or otherwise pursuant to this Agreement shall be subject to the terms of the Non-Disclosure Agreement dated as of July 24, 2006, between Buyer and Seller (the "Non-Disclosure Agreement").

            5.9 Middleware Access. From the date of this Agreement, through
Closing, Seller shall license to Buyer, pursuant to the Transitional Use
Intellectual Property License Agreement being executed contemporaneously with this Agreement, certain Intellectual Property for Buyer's use in developing certain middleware (as such term is commonly used in the information technology/telecommunications industries) in order to accomplish the transition of Internet protocol-based traffic from Seller's network to Buyer's network. The development of such middleware shall be at Buyer's sole expense, and Seller shall have no obligation to assist in (beyond provision of access to such technology and Intellectual Property), nor any liability for the failure to develop, or for any results or consequences of the use of, any such middleware.
Any middleware so developed shall be and remain Seller's sole property unless and until the Closing occurs, and shall be transferred by Seller to Buyer at
Closing. If this Agreement is terminated pursuant to Section 9.1, Buyer's access to technology and Intellectual Property shall automatically be terminated and
Buyer shall immediately return to Seller all technology and Intellectual
Property provided to Buyer pursuant to this Section and all middleware developed pursuant to this Section.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

            6.1 Conditions Precedent to Buyer's Obligations. The obligations of
Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent unless waived in writing by Buyer:

                  6.1.1 Representations, Warranties and Covenants. All
representations and warranties of Seller contained in this Agreement, in any schedule or exhibit hereto or in any instrument, document or certificate delivered by Seller to Buyer pursuant to the provisions hereof, shall be true in all material respects (or, with respect to

                                      A-21

representations and warranties that are qualified as to materiality, true in all respects) on the Closing Date with the same effect as though such representations and warranties were made as of such date, except for changes contemplated by this Agreement, and Seller shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or prior to the Closing Date.

                  6.1.2 No Litigation. No Proceedings by any Governmental Entity
or other Person shall be pending or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, any of the transactions contemplated hereby.

                  6.1.3 Consents and Approvals. The Governmental Consents listed in Schedules 4.1.10 and 4.2.4 and the Third Party Contractual Consents shall have been obtained and shall be effective.

                  6.1.4 Carve-Out Financial Statements. Prior to the filing of the Proxy Statement with the SEC and no later than two (2) Business Days before the Closing, Seller shall have provided Buyer with the Carve-Out Financial
Statements and such other reports, consents, acknowledgments and writings as are contemplated by Section 5.4.

                  6.1.5 Stockholder Approval. The stockholders of GoAmerica,
Inc. shall have approved the acquisition of the Purchased Assets contemplated by this Agreement and the issuance of all shares of capital stock of GoAmerica,
Inc. specified in the Financing Agreements, such approval to conform to all applicable requirements of The Nasdaq Stock Market and the laws of the State of
Delaware.

                  6.1.6 No Material Adverse Effect. No occurrence or condition
(alone or together with other occurrences or conditions) giving rise to a
Material Adverse Effect shall have occurred since the date of this Agreement.

            6.2 Conditions Precedent to Seller's Obligations. The obligations of
Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent unless waived in writing by Seller:

                  6.2.1 Representations, Warranties and Covenants. All
representations and warranties of Buyer contained in this Agreement, in any schedule or exhibit hereto or in any instrument, document or certificate delivered by Buyer to Seller pursuant to the provisions hereof, shall be true in all material respects (or, with respect to representations and warranties that are qualified as to materiality, true in all respects) on the Closing Date with the same effect as though such representations and warranties were made as of such date, except for changes contemplated by this Agreement, and Buyer shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or prior to the Closing Date.

                  6.2.2 No Litigation. No Actions by any Governmental Entity or
other Person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, any of the transactions contemplated hereby.

                  6.2.3 Consents and Approvals. The Governmental Consents listed in Schedules 4.1.10 and 4.2.4 and the Third Party Contractual Consents shall have been obtained and shall be effective.

                                  ARTICLE VII
                                OTHER AGREEMENTS

            7.1 Employees and Employee Benefits. Buyer or Buyer's designee shall make bona fide offers of employment to all In-Scope Employees (as defined in
Schedule 7.1) in accordance with, and shall otherwise in all respects comply with, the procedures and obligations set forth in Schedule 7.1. Between the date of this Agreement and the Closing Date, Seller shall permit Buyer or Buyer's designee to conduct interviews with In-Scope Employees having rank of Manager or above for purposes of planning Seller's post-Closing staffing, provided that
Buyer or Buyer's designee shall give reasonable prior notice of whom it wishes to interview and its preferred dates for the interview, any such interviews shall be coordinated through Seller, such interviews shall be at times and locations satisfactory to Seller, and Seller shall have the right to have a
Seller representative present during any or all such interviews. To the extent required by, and in accordance with, the Worker Adjustment and Retraining
Notification Act ("WARN") and any applicable state law, Seller shall provide any required WARN notices to the In-Scope Employees.

                                      A-22

            7.2 Expenses. Each Party shall pay its own expenses relating to the preparation of this Agreement, the carrying out of the provisions of this
Agreement and the consummation of the transactions contemplated hereby, including without limitation the fees and expenses of their respective counsel, accountants and financial advisers.

            7.3 Public Announcements. No Party shall issue a press release, make publicly available any document or make any public statement concerning this
Agreement, the terms hereof or the transactions contemplated hereby without obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except to the extent that such Party, or a publicly held parent company of such Party, is required to issue such a press release, to make available such a document or to make such a public statement under the rules of a stock exchange or self-regulatory association on which such
Party's or such Party's ultimate parent company's securities are listed, or pursuant to any applicable Law.

            7.4 Covenant Not to Compete or Solicit Employees.

                  7.4.1 Seller agrees that it will not, and will cause its
Affiliates not to, engage or participate, directly or indirectly, as principal, agent, employer, consultant or in any other capacity whatsoever, in the conduct or management of, or own (legally or beneficially), or have the right or option to acquire, any direct or indirect interest in any business that engages, directly or indirectly, in providing telecommunications relay services, including without limitation any form of Internet protocol relay services or video relay services, in the United States (a "Competing Business"), for a
period of two (2) years after the Closing Date. Notwithstanding the foregoing, the foregoing covenant shall not prohibit Seller or its Affiliates from:

                  (a) owning, or having the right or option to acquire, any
passive investment not involving the furnishing of personal services, consulting or any involvement in operations, in any business; provided that such investment constitutes not more than ten percent (10%) of the aggregate equity interests in such business and such equity interests are, at the time of acquisition by
Seller or its affiliates, registered under the Securities Exchange Act of 1934, as amended;

                  (b) acquiring (including without limitation by purchase,
merger or consolidation) any entity which includes a Competing Business, provided that such Competing Business accounted for not more than ten percent
(10%) of the revenues of such acquired entity in the last full fiscal year of such entity prior to the acquisition;

                  (c) providing any service required to be provided by Seller or its Affiliates by applicable Law.

                  7.4.2 Covenant Regarding Employees. Except (i) with respect to the employees listed on Schedules 7.1(a) and 7.4.2, (ii) with Buyer's, Buyer's
Affiliates or Stellar's consent, or (iii) with respect to employees who are terminated by Buyer, Buyer's Affiliates or Stellar, neither the Seller nor its
Affiliates will, for a period of one (1) year after the Closing Date, directly or indirectly, employ, engage or contract (or contact or solicit for the purpose of employing, engaging or contracting, other than through the general solicitation of an open position) for the services in any capacity of any person who is employed by the Business on the date hereof (or who is so employed immediately prior to the Closing Date), unless (x) the employment of such Person is terminated by Stellar, Buyer or Buyer's Affiliates prior to any such employment, engagement, contract, contact or solicitation by Seller or its
Affiliates, or (y) such person responds to a general solicitation of an open position.

                  7.4.3 Acknowledgment. Seller agrees that the covenants set forth in this Section 7.4 are appropriate and reasonable when considered in light of the nature and extent of the Business that is being effectively acquired by Buyer hereunder, and which includes the goodwill of the business of
Seller. Seller acknowledges that (i) Buyer has a legitimate interest in protecting the Business and the Purchased Assets, (ii) the covenants set forth in this Section 7.4 are not oppressive to Seller and contain reasonable limitations as to time, scope, geographical area and activity, (iii) the covenants set forth in this Section 7.4 do not harm in any manner whatsoever the public interest, (iv) Seller is agreeing to such covenants in order, among other things, to induce Buyer to enter into this Agreement and (v) Seller has received and will receive substantial consideration and/or benefits from the consummation of the transactions contemplated by this Agreement, including, but not limited to, the payment of the Purchase Price in accordance with this Agreement.

                                      A-23

                  7.4.4 Injunctive Relief. In the event that Seller violates the foregoing covenants set forth in this Section 7.4, then, in addition to any other rights and remedies available, Buyer shall have the right and remedy to have the applicable covenant provisions specifically enforced by any court of competent jurisdiction by way of an injunction or other legal equitable relief, it being agreed that any breach of the applicable covenant would cause irreparable injury to Buyer and damages would be an inadequate remedy.

                                  ARTICLE VIII
                                 INDEMNIFICATION

            8.1 Survival of Representations and Warranties. All representations and warranties made by the Parties in this Agreement or in any certificate, schedule, exhibit, or instrument furnished hereunder shall survive the Closing for a period of six (6) months after the Closing Date, except that the first sentence of Section 4.1.3 shall survive the Closing indefinitely.
Notwithstanding the foregoing, it is acknowledged and understood that the limitations set forth in this Section 8.1 shall not apply with respect to any indemnification arising out of Sections 8.2(ii), 8.2(iii), 8.3(ii) or 8.3(iii).

            8.2 Obligation of Seller to Indemnify. Seller hereby agrees to indemnify Buyer, Buyer's Affiliates and Buyer's and its Affiliates' directors, officers and employees (collectively the "Buyer Indemnified Parties") against, and to protect, save and keep harmless the Buyer Indemnified Parties from, and to assume liability for, payment of all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses'
fees) of whatever kind and nature (collectively "Losses"), that may be imposed on or incurred by the Buyer Indemnified Parties arising out of (i) the failure of any representation or warranty by Seller contained in Section 4.1, or in any certificate or instrument delivered by Seller hereunder, to be true in any material respect (except to the extent that the representation is already qualified by materiality, in which case such indemnification shall apply to the failure of such representation to be true in any respect), or any material breach (except to the extent that the representation is already qualified by materiality, in which case such indemnification shall apply to any breach) by
Seller of a warranty contained in Section 4.1 or in any certificate or instrument delivered hereunder, (ii) any failure by Seller to comply with or perform any agreement or covenant contained in this Agreement or (iii)
liabilities (other than Assumed Liabilities) arising from operation of the
Business or ownership of the Purchased Assets prior to the Closing Date, including without limitation all Retained Liabilities or (iv) liabilities in respect of any employee benefit policies, plans, arrangements, practices or agreements of Seller as well as any and all liabilities under Title IV of ERISA that may be imposed on the Buyer Indemnified Parties or the Purchased Assets as
a result of being a member of Seller's controlled group for purposes of Section
414 of the Code.

            8.3 Obligation of Buyer to Indemnify. Buyer hereby agrees to indemnify Seller, its Affiliates, and its and its Affiliates' directors, officers and employees (collectively the "Seller Indemnified Parties"), and to protect, save and keep harmless the Seller Indemnified Parties from, any Losses that may be imposed on or incurred by the Seller Indemnified Parties arising out of (i) the failure of any representation or warranty by Buyer contained in
Section 4.2, or in any certificate or instrument delivered by Buyer hereunder, to be true in any material respect (except to the extent that the representation is already qualified by materiality, in which case such indemnification shall apply to the failure of such representation to be true in any respect), or any material breach (except to the extent that the representation is already qualified by materiality, in which case such indemnification shall apply to any breach) of a warranty contained in Section 4.2 or in any certificate or instrument delivered hereunder, (ii) any failure by Buyer to comply with or perform any agreement or covenant by Buyer contained in this Agreement or (iii)
any Assumed Liability.

            8.4 Indemnification Procedures.

                  8.4.1 Notice of Asserted Liability. In the event that any
Indemnified Party desires to make a claim against any Indemnifying Party in connection with any Loss for which it may seek indemnification hereunder (an
"Asserted Liability"), the Indemnified Party shall give notice (a "Claim
Notice") to the Indemnifying Party of the Asserted Liability and of its claims of indemnification with respect thereto. Failure to give such Claim Notice shall not relieve the Indemnifying Party of its obligations under this ARTICLE VIII except to the extent that the

                                      A-24

Indemnifying Party shall have been prejudiced thereby. The Claim Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by an Indemnified Party in connection with such Asserted Liability.

                  8.4.2 Defense of Asserted Liability. In the case of a third party claim, the Indemnifying Party may, at its option, control the defense of the claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to retain counsel of its choice at its own expense and participate in the defense of the claim. If the Indemnifying Party does not assume such defense or the Indemnifying Party notifies the Indemnified Party within twenty (20)
Business Days that it will not assume such defense, the Indemnified Party may control the defense of such claim and may settle the claim on behalf of and for the account and risk of the Indemnifying Party, who shall be bound by the result. In all cases, the Party without the right to control the defense of the claim may participate in the defense at its own expense.

                  8.4.3 Cooperation. Each Party shall cooperate and shall use its commercially reasonable efforts to cause its officers and employees to cooperate in the defense or prosecution of any claim for which indemnification is sought hereunder and furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith.

                  8.4.4 Settlements. Except as provided in Section 8.4.2, no
Indemnifying Party will be subject to any liability for any settlement made without its written consent (but such consent shall not be unreasonably withheld or delayed). If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides solely for a monetary payment which the Indemnifying
Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the obligation of the Indemnifying
Party shall be limited to the amount of the offer of settlement which the
Indemnified Party refused to accept plus the costs and expenses of the
Indemnified Party prior to the date the Indemnifying Party notified the
Indemnified Party of the offer of settlement.

            8.5 No Consequential or Punitive Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall any Party be liable for indirect, special, consequential or punitive damages, including loss of future revenue or income, or loss of business reputation or opportunity, arising out of a breach of this Agreement, even if advised at the time of breach of the possibility of such damages.

            8.6 Limitations on Indemnification.

                  (a) No claim, action or other Asserted Liability with respect to Losses arising out of a breach of a representation or warranty of Seller or
Buyer under this Agreement may be asserted until such time as claims, actions or other Asserted Liabilities with respect to Losses arising out of breaches of representations and warranties of Seller or Buyer, as applicable, under this
Agreement shall exceed $1,000,000.00 in the aggregate (in which case Seller or
Buyer, as applicable, shall be liable for all Losses only to the extent they are in excess of $1,000,000.00). The total liability of Seller or Buyer (as applicable) hereunder for breaches of representations and warranties shall not exceed $5,000,000.00. Notwithstanding the foregoing, it is acknowledged and understood that the limitations set forth in this Section 8.6 shall not apply with respect to any indemnification arising out of Sections 8.2(ii), 8.2(iii),
8.3(ii) or 8.3(iii).

                  (b) If an inaccuracy in any of the representations and
warranties made by Seller or a breach of any covenant of Seller gives rise to an adjustment in the cash Purchase Price, then such inaccuracy or breach shall not give rise to an indemnification obligation under Section 8.2.

            8.7 Mitigation. The Parties shall cooperate with each other with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify the other Party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. Each Party shall use commercially reasonable efforts to address any claims or liabilities that may provide a basis for an Asserted Liability such that each Party shall respond to any claims or liabilities in the same manner as it would respond to such claims or liabilities in the absence of the indemnification provisions of this Agreement. In the event that any Party shall willfully fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other Party shall not be required to indemnify any Person for any Loss that could reasonably be expected to have been avoided if such Party, as the case may be, had made such efforts.

                                      A-25

            8.8 Exclusive Remedies. After the Closing, except as set forth in
Section 7.4.4 or in the case of fraud or intentional misrepresentation, the indemnification rights of the Parties under this ARTICLE VIII shall be the
Parties' exclusive rights and remedies and shall preclude assertion by any
Indemnified Party of any other rights or the seeking of any and all other remedies against the Indemnifying Party for any claims based on this Agreement.

                                   ARTICLE IX
                                   TERMINATION

            9.1 Termination.

                  (a) Anything herein or elsewhere to the contrary
notwithstanding, this Agreement shall terminate automatically if the Closing has not occurred by midnight on December 31, 2007 (the "Termination Date"), except that if one or more Governmental Consents have not been obtained by December 31,
2007, Buyer shall have the option of extending the Termination Date to midnight on March 31, 2008, by providing written notice to Seller by no later than the
Termination Date. In addition, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                        (i) by mutual consent of the Parties;

                        (ii) by Buyer, provided that it is not then in material
breach of any of its obligations under this Agreement, if Seller (i) fails in any material respect to perform any of its covenants in this Agreement when performance thereof is due or (ii) has breached in any material respect any of the representations or warranties contained in Section 4.1 of this Agreement, and does not cure such failure or breach within fifteen (15) Business Days after
Buyer delivers written notice thereof; provided, however, that Buyer shall not be entitled to terminate this Agreement pursuant to this Section 9.1(a)(ii) if, prior to the expiration of such fifteen (15) Business Day period, Seller delivers a certificate signed by an officer of Seller certifying that (A) Seller reasonably believes that such breach or failure is capable of being cured prior to the Termination Date and (B) Seller shall use its reasonable best efforts to cause such breach or failure to be cured prior to the Termination Date;

                        (iii) by Seller, provided that it is not then in
material breach of any of its obligations under this Agreement, if Buyer (i)
fails in any material respect to perform any of its covenants in this Agreement when performance thereof is due or (ii) has breached in any material respect any of the representations or warranties contained in Section 4.2 of this Agreement, and does not cure such failure or breach within fifteen (15) Business Days after
Seller delivers written notice thereof; provided, however, that Seller shall not be entitled to terminate this Agreement pursuant to this Section 9.1(a)(iii) if, prior to the expiration of such fifteen (15) Business Day period, Buyer delivers a certificate signed by an officer of Seller certifying that (A) Buyer reasonably believes that such breach or failure is capable of being cured prior to the Termination Date and (B) Buyer shall use its commercially reasonable efforts to cause such breach or failure to be cured prior to the Termination
Date.

                  (b) In the event of termination pursuant to the provisions of this Section 9.1, this Agreement shall become void and have no effect, without any liability on the part of either Party or its directors, officers or stockholders in respect of this Agreement, unless a Party committed a breach of or a default hereunder or otherwise failed to exercise commercially reasonable efforts to perform its obligations and to fulfill the conditions to the other
Party's obligations hereunder, in which case the aggrieved Party shall be entitled to the remedy of specific performance in addition to any other available legal or equitable remedies.

            9.2 Effect of Termination.

                  9.2.1 In the event that this Agreement is validly terminated in accordance with Section 9.1, then each of the Parties shall be relieved of its respective duties and obligations arising under this Agreement from and after the date of such termination and such termination shall be without liability to Buyer or Seller; provided, that no such termination shall relieve any Party from liability for any breach of this Agreement or other liability arising prior to termination hereof; and provided further, that the obligations of the Parties set forth in Sections 7.2, 7.3, 9.1(b) and 9.2.2 and ARTICLE X shall survive any such termination and shall be enforceable hereunder.

                                      A-26

                  9.2.2 If this Agreement is validly terminated by Seller
pursuant to Section 9.1(a)(iii), or by either Party as a result of the failure of the Closing to occur by the Termination Date as a result of Buyer's failure to effect the Closing notwithstanding the satisfaction or waiver of all the conditions set forth in Section 6.1, then the Deposit (together with any interest or other income that may have been earned thereon) shall be forfeited to Seller, and Buyer shall have no claim whatsoever thereto. If this Agreement is validly terminated for any other reason, then Seller shall refund the Deposit
(excluding any interest or other income that may have been earned thereon to
Buyer, to be paid by wire transfer of immediately available United States funds to an account designated by Buyer.

                                   ARTICLE X
                                  MISCELLANEOUS

            10.1 Transfer Taxes. Buyer and Seller shall each pay one-half (50%)
of all federal, state and local sales, documentary and other transfer Taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets hereunder, whether imposed by Law upon Seller or Buyer. Each Party legally responsible for collection and payment to the Taxing authority of such Taxes shall make such payment, and the other Party shall upon invoice remit 50% of such paid Taxes to the first Party. The Party legally responsible for the filing of a Tax return with respect to any such sales, documentary or transfer Tax shall indemnify, reimburse and hold harmless the other in respect of the failure to file any reports or Tax returns required in connection therewith.

            10.2 Waiver of Jury Trial; Certain Expenses. EACH PARTY HEREBY
WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS UNDER THIS AGREEMENT. In the
event of the bringing of any proceeding by a Party against another Party in respect of any dispute arising out of this Agreement or any matter related hereto the prevailing Party shall be entitled to have and recover from the opposing Party all reasonable expenses, including reasonable attorneys' fees, incurred in connection therewith.

            10.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by a Party to the other
Party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) eight (8) Business Days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by a prepaid overnight courier service, and in each case at the respective addresses set forth below or such other address as such Party may have fixed by notice:

                  If to Seller, addressed to:

                        MCI Communications Services, Inc.
                        22001 Loudoun County Parkway
                        Ashburn, Virginia 20147
                        Facsimile: (703) 886-0895
                        Attention: Stephen R. Mooney

                  with a copy (which shall not constitute notice) to:

                        Verizon Communications Inc.
                        140 West Street, 29th Floor
                        New York, New York 10007
                        Facsimile: (908) 766-3813
                        Attention: Marianne Drost, Esq.

                  If to Buyer, addressed to:

                        GoAmerica, Inc.
                        433 Hackensack Avenue, 3rd Floor
                        Hackensack, New Jersey 07601
                        Facsimile: (201) 527-1084
                        Attention: Daniel R. Luis, CEO

                                      A-27

                  with a copy (which shall not constitute notice) to:

                        Chadbourne & Parke LLP
                        1200 New Hampshire Avenue, N.W.
                        Suite 300
                        Washington, DC 20036
                        Facsimile (202) 974-5602
                        Attention: Dana Frix, Esq.

            10.4 Successors and Assigns. This Agreement, and the Parties'
respective rights and obligations hereunder, may not be assigned, by any Party, other than by change of control, merger, or operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

            10.5 Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the Parties with the same effect as though the invalid, illegal or unenforceable part had been severed and deleted.

            10.6 Knowledge Convention. Whenever any statement herein or in any
Schedule, Exhibit, certificate or other document delivered to Buyer pursuant to this Agreement is made "to Seller's knowledge" or words of similar intent or effect, Seller shall be accountable only for those facts, circumstances or events, which as of the date the representation is given, are actually known to the persons identified on Schedule 10.6.

            10.7 Entire Agreement. This Agreement, including the Exhibits and
Schedules hereto which form a part hereof and the Ancillary Documents contain the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement and the Ancillary Documents supersede all prior agreements and understandings, whether written or oral, between the Parties with respect to such subject matter, except for the
Non-Disclosure Agreement which remains in full force and effect in accordance with its terms.

            10.8 Amendments and Waivers. This Agreement may not be amended or modified except by written instrument duly executed by each of the Parties. Any term or provision of this Agreement may not be waived without the written consent of the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

            10.9 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or other benefits to any Person other than the
Parties, all persons entitled to indemnification hereunder and their respective successors and assigns permitted under Section 10.4.

            10.10 Governing Law. The interpretation and construction of this
Agreement, and all matters relating hereto, shall be governed by the laws of the
State of New York without reference to its conflict of laws provisions. Seller and Buyer hereby voluntarily submit and consent to, and waive any defense to the jurisdiction of the federal or state courts located in the State of New York as to all matters relating to or arising from this Agreement.

            10.11 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this
Agreement.

            10.12 Counterparts. This Agreement may be executed and delivered originally, by facsimile or electronic signature and in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

                                      A-28

                  [Signature page of Asset Purchase Agreement]

      IN WITNESS WHEREOF, and intending to be legally bound, the Parties have duly executed this Agreement as of the date first written above.

ACQUISITION 1 CORP.                       MCI COMMUNICATIONS SERVICES, INC.

By: /s/ Daniel R. Luis                    By: /s/ Francis J. Shammo
    ----------------------                    ----------------------------------
    Name: Daniel R. Luis                      Name: Francis J. Shammo
    Title: President                          Title: Senior Vice President and
                                                     Chief Financial Officer

                                      A-29

ANNEX B

AMENDED AND RESTATED SECOND STOCK PURCHASE AGREEMENT

                                                                         Annex B

                                                               Execution Version

                                 GOAMERICA, INC.

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

                  7,446,809 SHARES OF SERIES A PREFERRED STOCK

                               September 12, 2007

                             SCHEDULES AND EXHIBITS

SCHEDULE A         Schedule of Investors

SCHEDULE B         Schedule of Exceptions

SCHEDULE C         Operating Subsidiaries

SCHEDULE D         Insurance

EXHIBIT A-1        Form of First Restated Certificate

EXHIBIT A-2        Form of Second Restated Certificate

EXHIBIT B-1        Investor Rights Agreement

EXHIBIT B-2        Form of Amended and Restated Investor Rights Agreement

EXHIBIT B-3        Form of Second Amended and Restated Investor Rights Agreement

EXHIBIT C          Form of Opinion of Company Counsel

EXHIBIT D          Compliance Certificate

                              AMENDED AND RESTATED
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

            THIS  AMENDED  AND  RESTATED   SERIES  A  PREFERRED  STOCK  PURCHASE
AGREEMENT  (this  "Agreement")  is made as of September 12, 2007, by and between
GoAmerica,  Inc., a Delaware  corporation  (the  "Company"),  and the  investors listed  on  Schedule  A  hereto  (each,  an  "Investor"  and  collectively,  the
"Investors"),  and amends and  restates in its entirety  that  certain  Series A
Preferred Stock Purchase  Agreement dated as of August 1, 2007 among the parties hereto.

            THE PARTIES HEREBY AGREE AS FOLLOWS:

            1.    Purchase and Sale of Stock.

                  1.1 Sale and Issuance of Series A Preferred Stock.

                      (a) The Board of  Directors  of the Company has  approved, and upon receipt of all necessary stockholder approvals,  the Company shall file with the  Secretary  of State of the  State of  Delaware  (i) on or  before  the
Closing (as defined below), an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A-1 (the "First  Restated  Certificate"), and (ii) on or before the Subsequent  Closing (as defined below), an Amended and
Restated Certificate of Incorporation in the form attached hereto as Exhibit A-2
(the  "Second  Restated  Certificate");  provided  that,  if the Closing and the
Subsequent Closing are substantially  simultaneous,  the Company shall file only the Second Restated Certificate.

                      (b) The Board of Directors of the Company has  authorized, subject to the receipt of all necessary stockholder approvals,  (i) the sale and issuance to the Investors of the Series A Preferred Stock (as defined below) and
(ii) the issuance of the shares of Common Stock (as defined  below) to be issued upon conversion of the Series A Preferred Stock (the "Conversion  Shares").  The
Series A  Preferred  Stock and the  Conversion  Shares  shall  have the  rights, preferences,  privileges  and  restrictions  set  forth  in the  First  Restated
Certificate or the Second Restated Certificate, as applicable.

                      (c) Subject to the terms and conditions of this Agreement, each Investor agrees,  severally and not jointly, to purchase at the Closing (as defined  below) and the Company agrees to sell and issue to each Investor at the
Closing,  that number of shares of the  Company's  Series A Preferred  Stock set forth  opposite  each  Investor's  name on Part I of  Schedule  A  hereto  for a purchase price of $5.17 per share (the "Per Share Price").

                      (d) Subject to the terms and conditions of this Agreement, each Investor agrees,  severally and not jointly,  to purchase at the Subsequent
Closing  (as  defined  below) and the  Company  agrees to sell and issue to each
Investor  at the  Subsequent  Closing,  that  number of shares of the  Company's
Series A Preferred  Stock set forth opposite each  Investor's name on Part II of
Schedule A hereto for a purchase price of the Per Share Price.

                  1.2 Closing and  Subsequent  Closing.  Assuming that all other conditions  of Closing have been  satisfied or waived,  the purchase and sale of the  Series A  Preferred  Stock to be sold at the  Closing  pursuant  to Section
1.1(c) shall take place at the offices of  Lowenstein  Sandler PC, 65 Livingston
Avenue,  Roseland,  New Jersey 07068  concurrently  with the consummation of the closing  provided  for in that  certain  asset  purchase  agreement  (the "Asset
Purchase  Agreement") dated as of August 1, 2007, by and between GoAmerica Relay
Services Corp. (formerly  Acquisition 1 Corp.) and MCI Communications  Services,
Inc.,  providing  for  the  Company's  purchase  of a  telecommunications  relay services  business (the "TRS Business"),  or at such other time and place as the
Company and Investors acquiring in the aggregate more than half of the shares of
Series A Preferred  Stock sold pursuant  hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing").  At the Closing, the Company shall deliver to each Investor a certificate representing the Series
A  Preferred  Stock that such  Investor  is  purchasing  against  payment of the purchase price therefor by wire transfer of  immediately  available  funds to an account designated by the Company.

Assuming that all  conditions of the  Subsequent  Closing have been satisfied or waived,  the purchase and sale of the Series A Preferred  Stock to take place at the Subsequent Closing shall take place at the offices of Lowenstein Sandler PC,
65  Livingston  Avenue,   Roseland,  New  Jersey  07068  concurrently  with  the
consummation of the closing  provided for in that certain merger  agreement (the
"Merger  Agreement")  of even date herewith,  by and between the Company,  HOVRS
Acquisition  Corporation  and Hands On Video  Relay  Services,  Inc.  ("HOVRS"),
providing  for the  Company's  acquisition  of HOVRS,  or at such other time and place as the Company and Investors

                                       B-1

acquiring  in the  aggregate  more than half of the shares of Series A Preferred
Stock sold pursuant  hereto mutually agree upon orally or in writing (which time and  place  are  designated  as the  "Subsequent  Closing").  At the  Subsequent
Closing,  the Company shall deliver to each Investor a certificate  representing the Series A Preferred  Stock that such Investor is purchasing at the Subsequent
Closing  against  payment of the  purchase  price  therefor by wire  transfer of immediately available funds to an account designated by the Company.

                  1.3 Use of Proceeds.  The Company  shall use the proceeds from the sale of the Series A Preferred  Stock to the Investors at the Closing (a) to
fund the cash  purchase  price  payable  by the  Company  pursuant  to the Asset
Purchase  Agreement,  (b) for general working  capital  purposes and (c) for the repayment of certain of the Company's  existing  secured debt. The Company shall use the  proceeds  from the sale of Series A Preferred  Stock at the  Subsequent
Closing  (a) to fund  the  cash  merger  consideration  payable  by the  Company pursuant to the Merger Agreement and (b) for general working capital purposes.

                  1.4  Transaction  Fee.  Concurrently  with  the  Closing,  the
Company shall pay the Investors by wire transfer of immediately  available funds
(to the account or accounts  designated  by the  Investors  prior to Closing) an aggregate transaction fee of $960,000.

            2. Representations and Warranties of the Company. The Company hereby represents  and warrants to each Investor  that,  except as set forth in the SEC
Reports (as defined  below) or on the Schedule of Exceptions  (the  "Schedule of
Exceptions")  furnished to each Investor prior to execution  hereof and attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization, Good Standing and Qualification. The Company
is a corporation duly organized, validly existing and in good standing under the laws of the  State of  Delaware.  The  Company  is duly  qualified  to  transact business and is in good standing in each jurisdiction in which the failure to so qualify  would  have a  material  adverse  change  in the  assets,  liabilities, customer or supplier relationships,  financial condition,  operations or results of  operations of the Company and the TRS Business  taken as a whole,  provided, however, in each case, not including any change that (A) is generally applicable to the U.S. economy,  (B) is generally  applicable to Internet protocol data and voice providers, (C) results from the execution of the Asset Purchase Agreement, the  announcement  of the Asset Purchase  Agreement or the  consummation  of the transactions  contemplated  by the Asset  Purchase  Agreement  or (D) relates to changes in generally  accepted  accounting  principles  generally  applicable to companies serving as Internet protocol data and voice providers  occurring after the date of the Asset Purchase Agreement (a "Material Adverse Effect").

                  2.2 Capitalization and Voting Rights.

                      (a)  Authorized  Stock.  The  authorized  capital  of  the
Company consists of:

                           (i) Preferred  Stock.  4,351,943  shares of Preferred
Stock, par value $.01 per share (the "Preferred  Stock"),  and, after the filing of the First  Restated  Certificate  and/or  the  Second  Restated  Certificate,
11,671,180  shares  of  Preferred  Stock,   290,135  of  which  are  issued  and
outstanding  as of the date  hereof  (all of which were  issued and  outstanding pursuant to that certain  $1,500,000 Stock Purchase Agreement dated as of August
1, 2007 (the "$1.5 million Stock Purchase Agreement"),  by and among the Company and the  Investors).  Upon  filing  the  First  Restated  Certificate  with  the
Secretary of State of the State of Delaware, 6,769,826 shares of Preferred Stock shall be designated Series A Preferred Stock and upon filing the Second Restated
Certificate  with the  Secretary  of State of the State of  Delaware,  7,736,944
shares of  Preferred  Stock shall be  designated  Series A Preferred  Stock (the
"Series A Preferred Stock"), all of which may be sold pursuant to this Agreement
(other than the Series A Preferred  Stock  issued on August 1, 2007  pursuant to the $1.5 million Stock  Purchase  Agreement).  As of the date of the  Subsequent
Closing,  the only shares of Series A Preferred Stock issued and outstanding are
(A) the  shares  issued  to the  Investors  pursuant  hereto  on the date of the
Closing, and (B) the shares issued to the Investors pursuant to the $1.5 million
Stock Purchase Agreement; and

                           (ii)  Common  Stock.  200,000,000  shares  of  Common
Stock, par value $.01 per share ("Common  Stock"),  and, after the filing of the
First Restated  Certificate and/or the Second Restated  Certificate,  50,000,000
shares of Common Stock, of which 2,486,668  shares are issued and outstanding as of the date  hereof,  and  24,063  shares  are held in  treasury  as of the date hereof.

                                       B-2

                      (b) Valid Issuance. The outstanding shares of Common Stock are all duly and validly  authorized and issued,  fully paid and  nonassessable, and were  issued  in  compliance  with all  applicable  state and  federal  laws concerning the issuance of securities.

                      (c) Rights  to Acquire. Except for (i) options to purchase an aggregate of 83,191 shares of Common Stock granted and outstanding  under the
GoAmerica Communications Corp. 1999 Stock Option Plan, the GoAmerica,  Inc. 1999
Stock Plan, the GoAmerica,  Inc. Employee Stock Purchase Plan and the GoAmerica,
Inc. 2005 Equity  Compensation Plan  (collectively,  the "Company Option Plans")
and (ii)  warrants to purchase an  aggregate  of 84,320  shares of Common  Stock granted and outstanding, there are not outstanding any options, warrants, rights
(including  conversion or preemptive  rights) or agreements  for the purchase or acquisition  from the Company of any shares of its capital  stock as of the date hereof.  The Company has reserved a total of 272,478  shares of Common Stock for issuance under the Company Option Plans (including the shares described above).

                      (d)  Voting of  Shares.  Other  than the  Investor  Rights
Agreement  entered  into by the Company and the  Investors  on August 1, 2007 in connection  with the $1.5  million  Stock  Purchase  Agreement,  the Amended and
Restated  Investor Rights Agreement and the Second Amended and Restated Investor
Rights  Agreement  to be entered  into in  connection  with the  Closing  and/or
Subsequent  Closing  hereunder,  the  Company  is not a party or  subject to any agreement  or  understanding  and, to the  Company's  knowledge,  except for the voting agreements identified on Schedule 2.2(d) hereof, there is no agreement or understanding  between any persons  and/or  entities which affects or relates to the voting or giving of written  consents  with  respect to any  security of the
Company.

                  2.3 Operating Subsidiaries.

                      (a)  Schedule  C  hereto  sets  forth  the  name  of  each operating  subsidiary  of the  Company  (each,  an  "Operating  Subsidiary"  and collectively,  the "Operating  Subsidiaries") and the jurisdiction in which such
Operating  Subsidiary  is  incorporated.  Each  Operating  Subsidiary  is a duly organized and validly existing corporation or other entity and has all requisite corporate  power and authority to carry on its business as now  conducted.  Each
Operating  Subsidiary  is duly  qualified  to transact  business  and is in good standing in each  jurisdiction  in which the failure so to qualify  would have a
Material Adverse Effect.

                      (b) All of the outstanding shares of capital stock of each
Operating  Subsidiary of the Company are duly and validly authorized and issued, fully paid and  non-assessable  and are owned directly by the Company,  free and clear of all liens, encumbrances,  preemptive rights, subscription rights, other rights to purchase,  voting or transfer restrictions and other claims, except as set forth in or  contemplated  by the  Credit  Agreement,  the  First  Lien Debt
Commitment  Letter  and the Second  Lien Debt  Commitment  Letter.  There are no
outstanding rights,  warrants or options to acquire, or instruments  convertible into or exchangeable for, any equity interests of any Operating Subsidiary.

                      (c)  Each  subsidiary   of   the   Company  that is not an
Operating  Subsidiary (i) has consolidated gross revenues for the period of four fiscal  consecutive  quarters most recently ended of less than $5,000,  (ii) has consolidated  total assets on the last day of the fiscal  quarter most  recently ended of less than $5,000 and (iii) does not own or possess the right to use any
Intellectual  Property  Rights or other assets that are material to the business of the  Company and its  subsidiaries,  taken as a whole.  For  purposes of this
Agreement,  the terms  "subsidiary" and  "subsidiaries"  of any person means any corporation,  partnership, joint venture, limited liability company, association or other legal entity of which such person  (either alone or through or together with any other  subsidiary),  owns,  directly or indirectly,  50% or more of the stock or other equity  interests  the holder of which is  generally  entitled to vote for the election of the board of directors or other  governing body of such corporation,  partnership, joint venture, limited liability company, association or other legal entity.

                  2.4  Authorization.   Other  than  the  stockholder  approvals
described in Section 2.4 of the Schedule of Exceptions,  the filing of the First
Restated Certificate and/or the Second Restated Certificate, as applicable, with the  Secretary  of State of the State of  Delaware  and filings  required  under federal  and state  securities  laws,  all  corporate  action on the part of the
Company,  its  directors  and  stockholders  necessary  for  the  authorization, execution  and delivery by the Company of this  Agreement,  the Investor  Rights
Agreement,  a copy of which is  attached  hereto as Exhibit  B-1 (the  "Investor
Rights  Agreement"),  an Amended  and  Restated  Investor  Rights  Agreement  in
substantially the form attached hereto as Exhibit B-2 (the "Amended and Restated
Investor  Rights  Agreement") and a Second Amended and Restated  Investor Rights
Agreement in substantially  the form attached hereto as Exhibit B-3 (the "Second
Amended  and  Restated  Investor  Rights  Agreement"),  the  performance  of all

                                       B-3

obligations  of the Company  hereunder and  thereunder,  and the  authorization, sale, issuance and delivery of the Series A Preferred Stock being sold hereunder and the  Conversion  Shares  issuable upon  conversion of the Series A Preferred
Stock has been taken or will be taken prior to the Closing or, in respect of the
Series A Preferred  Stock and  Conversion  Stock to be issued or issuable at the
Subsequent Closing, the Subsequent Closing. This Agreement,  the Investor Rights
Agreement,  and,  when  executed,  the  Amended  and  Restated  Investor  Rights
Agreement  and the  Second  Amended  and  Restated  Investor  Rights  Agreement,
constitute valid and legally binding obligations of the Company,  enforceable in accordance  with their  respective  terms,  except (i) as limited by  applicable bankruptcy,  insolvency,  reorganization,  moratorium  and other laws of general application  affecting  enforcement of creditors'  rights  generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  2.5 Valid Issuance of Preferred Stock. Assuming receipt of all stockholder  approvals  described in Section 2.5 of the Schedule of  Exceptions, the Series A Preferred Stock that is being purchased by the Investors hereunder, when issued,  sold and delivered in accordance  with the terms of this Agreement for the consideration  expressed herein, will be duly and validly issued,  fully paid and nonassessable and will be free of restrictions on transfer,  other than restrictions  on transfer  (a) under this  Agreement,  the Amended and  Restated
Investor  Rights  Agreement and the Second Amended and Restated  Investor Rights
Agreement,  (b) under  applicable  state  and  federal  securities  laws and (c)
otherwise imposed as a result of actions taken by the Investors.  The Conversion
Shares have been duly and validly  reserved for issuance  and,  upon issuance in accordance  with the  terms of the  First  Restated  Certificate  or the  Second
Restated Certificate, as applicable, will be duly and validly issued, fully paid and  nonassessable  and will be free of  restrictions  on  transfer,  other than restrictions  on transfer  (a) under this  Agreement,  the Amended and  Restated
Investor  Rights  Agreement and the Second Amended and Restated  Investor Rights
Agreement,  (b) under  applicable  state  and  federal  securities  laws and (c)
otherwise imposed as a result of actions taken by the Investors.

                  2.6  Governmental  Consents.  No consent,  approval,  order or authorization of, or registration,  qualification,  designation,  declaration or filing with, any federal,  state or local governmental  authority on the part of the Company is required in connection with the  consummation of the transactions contemplated by this Agreement, except for (i) such consents, approvals, orders, authorizations,  registrations,  qualifications,  designations,  declarations or filings  which are not  required  to be  obtained  prior to the Closing and such consents,  approvals,  orders,  authorizations,  registrations,  qualifications, designations,  declarations  or filings  which are not  required  to be obtained prior  to  the  Subsequent  Closing,  (ii)  the  filing  of the  First  Restated
Certificate  and/or the Second  Restated  Certificate,  as applicable,  with the
Secretary  of State of the State of  Delaware,  (iii) the filing with The Nasdaq
Stock Market,  Inc.  ("Nasdaq") of an application to list the Conversion  Shares and (iv) such filings as are required  pursuant to applicable  federal and state securities  laws and blue sky laws,  which  filings will be effected  within the required statutory period.

                  2.7  Offering.  Subject in part to the truth and  accuracy  of each Investor's  representations  set forth in Section 3 of this Agreement,  the offer,  sale and issuance of the Series A Preferred Stock and Conversion  Shares
as contemplated by this Agreement are exempt from the registration  requirements of the Securities Act of 1933, as amended (the "Act"),  and the qualification or
registration   requirements   of  applicable   state  blue  sky  laws,  as  such
registration  requirements and laws currently exist. Neither the Company nor any authorized  agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.8  Litigation.  There  is no  action,  suit,  proceeding  or investigation  pending  or, to the  Company's  knowledge,  currently  threatened against the Company that  questions the validity of this  Agreement,  the Merger
Agreement,  the Asset Purchase  Agreement,  the Managed  Services  Agreement (as
defined  below) or the  Investor  Rights  Agreement,  the Amended  and  Restated
Investor  Rights  Agreement or the Second Amended and Restated  Investor  Rights
Agreement,  or the right of the  Company  to enter  into such  agreements  or to consummate the  transactions  contemplated  hereby,  or that would reasonably be expected  to result,  either  individually  or in the  aggregate,  in a Material
Adverse Effect or in any change in the current equity  ownership of the Company.
Neither the Company nor any  Operating  Subsidiary  is a party or subject to the provisions of any order,  writ,  injunction,  judgment or decree of any court or government agency or instrumentality.

                  2.9 Asset Purchase  Agreement and Managed Services  Agreement.
The Company has delivered to counsel to the Investors  true and complete  copies of the Managed  Services  Agreement,  dated as of August 1, 2007, by and between the Company and Stellar Nordia Services LLC, a Nevada limited  liability company
(the  "Managed

                                       B-4

Services Agreement" and, together with the Asset Purchase Agreement,  the Merger
Agreement and the documents  referenced in any of the Asset Purchase  Agreement, the  Merger  Agreement  or the  Managed  Services  Agreement  pertaining  to the acquisitions described in the Asset Purchase Agreement and the Merger Agreement,
the "Operative  Agreements").  All corporate  action on the part of the Company, its directors and stockholders  necessary for the  authorization,  execution and delivery by the Company of the Operative  Agreements and the  performance of all obligations  of the Company  thereunder has been taken or will be taken prior to the closing  provided for in the Asset Purchase  Agreement (other than corporate actions  required with respect to the  transactions  contemplated  by the Merger
Agreement,  which will be taken prior to the closing  provided for in the Merger
Agreement).  The Operative Agreements will constitute,  when executed, valid and legally  binding  obligations  of  the  Company,  and  will  be  enforceable  in accordance  with their  respective  terms,  except (i) as limited by  applicable bankruptcy,  insolvency,  reorganization,  moratorium  and other laws of general application  affecting  enforcement of creditors'  rights  generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal,  state or local  governmental  authority  on the part of the Company is required in connection with the consummation of the transactions contemplated by the Operative  Agreements,  except as described in the Asset Purchase Agreement, the Merger Agreement and the respective Schedules thereto as of the date hereof.

                  2.10  Intellectual  Property.  Except  as  would  not  have  a
Material Adverse Effect:

                        (a) To its  knowledge,  the Company  and each  Operating
Subsidiary  owns  sufficient  right,  title  and  interest  in  and  to,  or has sufficient  right to use  pursuant to a valid  license,  option,  assignment  or agreement,  all of the  Intellectual  Property Rights (as defined below) used by them and which the Company  believes  are  necessary  for the  operation  of the business of the Company and each  Operating  Subsidiary as presently  conducted, and the lack of which would  conflict  with or infringe  the rights of any third party,  except for such items as have yet to be  conceived  or developed or that are expected to be available for licensing on reasonable  terms. The Company and each Operating  Subsidiary has taken reasonable  actions to maintain and protect the confidentiality of Intellectual  Property Rights consisting of trade secrets that it owns. The Intellectual Property Rights that the Company or any Operating
Subsidiary owns, consisting of patents,  copyrights,  trademarks,  service marks and trade names, do not, to the Company's  knowledge,  conflict with or infringe upon  the  rights  of third  parties,  except  for such  items as have yet to be conceived or developed  or that are  expected to be available  for  licensing on reasonable terms.  Since January 1, 2006, there have been no written claims made against  the  Company or any  subsidiary  asserting  the  invalidity,  misuse or unenforceability  of any  Intellectual  Property  Rights that the Company or any subsidiary owns and, to the Company's knowledge,  there are no valid grounds for the same.  Since  January 1, 2006,  neither the Company nor any  subsidiary  has received any  communications  alleging  that the Company or any  subsidiary  has violated,  infringed or misappropriated any Intellectual  Property Rights of any other person or entity. To the Company's knowledge,  neither the Company nor any
subsidiary  is  violating,   infringing  or  misappropriating  the  Intellectual
Property  Rights of any other person or entity.  Since  January 1, 2006,  to the
Company's  knowledge,  no third  party  has  interfered  with,  infringed  upon, violated,  misappropriated,  or  otherwise  come into  conflict  with any of the
Company's or any of its Operating Subsidiary's  Intellectual Property Rights, or
of any right of any third  party  (to the  extent  licensed  by or  through  the
Company or its  Operating  Subsidiaries),  or breached  any license or agreement involving  Intellectual  Property Rights. Except as set forth on the Schedule of
Exceptions,  the  Company has not brought  any  action,  suit or  proceeding  or asserted any claim against any person or entity  related to the  foregoing.  The
Company is not aware that any of its  employees is obligated  under any contract
(including licenses, covenants or commitments of any nature) or other agreement, or  subject  to any  judgment,  decree or order of any  court or  administrative agency,  that would interfere with the use of his or her best efforts to promote the interests of the Company or that would  prevent the employee from  assigning his/her inventions to the Company.

                        (b)  Neither  the   execution   nor   delivery  of  this
Agreement,  the  Operative  Agreements  or the Investor  Rights  Agreement,  the
Amended  and  Restated  Investor  Rights  Agreement  or the Second  Amended  and
Restated  Investor  Rights  Agreement,  nor  the  carrying  on of the  Company's business by the employees of the Company,  nor the employment of any employee of the Company,  will,  to the  Company's  knowledge,  conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract,

                                       B-5

covenant or instrument under which any of such employees is now obligated, including but not limited to, any employment contract, patent disclosure agreement, confidentiality agreement or any other contract or agreement relating to the relationship of any such employee with the Company.

                        (c)  For  purposes  of  this  Agreement,   "Intellectual
Property Rights" means all (i) patents, patent applications,  patent disclosures and inventions, (ii) trademarks, service marks, trade names, logos and corporate names  and  registrations  and  applications  for  registration  thereof,  (iii)
copyrights   (registered  and   unregistered)   and   copyrightable   works  and
registrations  and applications for  registration  thereof,  (iv) mask works and registrations and applications for registration  thereof, (v) computer software, data,  databases  and  documentation  thereof,  (vi)  trade  secrets  and  other
confidential  information  (including,   without  limitation,  ideas,  formulas,
compositions,  inventions (whether patentable or unpatentable and whether or not reduced to  practice),  know-how,  manufacturing  and  production  processes and techniques,  research and  development  information,  drawings,  specifications, designs,  plans,  proposals,  technical data,  financial and marketing plans and customer  and  supplier  lists and  information)  and (vii)  other  intellectual property  rights.  As used in this  Agreement,  the  phrases  "to the  Company's knowledge"  and "the Company is not aware" or any similar  expression  or phrase refers to the actual  knowledge  of the  executive  officers of the Company (and does not include any constructive or imputed notice of any information).

                  2.11 Compliance with Other Instruments.  The Company is not in violation  of any  provision  of its  certificate  of  incorporation  or Bylaws.
Neither  the  Company  nor  any  of  its  subsidiaries  is in  violation  of any instrument,  judgment,  order,  writ,  decree  or  contract,  statute,  rule  or regulation to which the Company or any  subsidiary is subject and a violation of which would reasonably be expected to result in a Material  Adverse Effect.  The execution,  delivery and performance of this Agreement, the Operative Agreements and the Investor  Rights  Agreement,  the Amended and Restated  Investor  Rights
Agreement and the Second Amended and Restated Investor Rights Agreement, and the
consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument,  judgment,  order, writ, decree or contract or an event that results in the  creation  of any lien,  charge  or  encumbrance  upon any  assets of the
Company or any subsidiary or the suspension,  revocation, impairment, forfeiture or  nonrenewal  of any  material  permit,  license,  authorization  or  approval applicable to the Company or any subsidiary, their business or operations or any of their assets or properties,  other than conflicts,  defaults or other results which would not reasonably be expected to result in a Material Adverse Effect.

                  2.12 Agreements; Action.

                      (a) Except for agreements explicitly  contemplated hereby, there are no agreements, written or oral, between the Company and any subsidiary and any of their officers, directors or affiliates.

                      (b) There are no agreements, understandings,  instruments, contracts,  proposed transactions,  judgments, orders, writs or decrees to which the Company or any  subsidiary  is a party or by which any of them is bound that may involve the license of any Intellectual Property Rights or other proprietary right to or from the Company  (other than licenses  entered into in the ordinary course of business).

                      (c) There are no agreements, commitments,  understandings, instruments,  contracts,  proposed  transactions,  judgments,  orders,  writs or decrees to which the Company or any  subsidiary  is a party or by which they are bound that may involve (i) obligations (contingent or otherwise), or payments to the Company or any subsidiary, in excess of $250,000, other than obligations of, or payments to, the Company or any subsidiary  arising from  agreements  entered into  in  the  ordinary  course  of  business,  or  (ii)  provisions  materially restricting  the  development,  manufacture  or  distribution  of the  Company's
products  or  services  (collectively,   "Material  Contracts").   The  Material
Contracts  are valid  and in full  force and  effect as to the  Company  and any
Operating  Subsidiary,  and, to the  Company's  knowledge,  to the other parties thereto.

                      (d) With the exception of (i)  indebtedness of the Company and its  subsidiaries  under that certain Credit Agreement dated as of August 1,
2007 (the "Credit Agreement") by and among the Company, Clearlake Capital Group,
LP, as Administrative  Agent and Collateral Agent and the Lenders party thereto, and (ii) the  indebtedness  contemplated  by that  certain  Amended and Restated
First Lien Debt  Commitment  Letter of even date  herewith (the "First Lien Debt
Commitment  Letter")  and that  certain  Amended and  Restated  Second Lien Debt
Commitment  Letter of even  date  herewith  (the  "Second  Lien Debt  Commitment
Letter"),  between the  Company  and  Clearlake

                                       B-6

Capital Group, LP (the Credit  Agreement,  First Lien Debt Commitment Letter and
Second  Lien Debt  Commitment  Letter,  collectively,  the  "Debt  Financings"), neither the Company nor any  subsidiary has  outstanding  any  indebtedness  for money borrowed (which, for clarity,  the parties agree does not include accounts payables or other trade payables,  capital leases or accrued expenses) in excess of $250,000 or, in the case of indebtedness for money borrowed individually less than $250,000, in excess of $5,000,000 in the aggregate,  other than liabilities incurred in the ordinary course of business.

                      (e) For the purposes of subsections (a) and (b) above, all indebtedness,  liabilities, agreements,  understandings,  instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the  individual  minimum dollar amounts of such subsections.

                  2.13 Related Party Transactions.  Since the filing of the last
SEC Report (as defined  below),  there have been no related  party  transactions that would be  required  to be  disclosed  in the SEC  Reports  pursuant to Item
404(a) of the SEC's  Regulation  S-K that have not been so  disclosed in the SEC
Reports.

                  2.14 SEC Filings; Financial Statements.

                       (a) The  Company  has timely  filed all reports and proxy
statements  (including  all  information  incorporated  therein,  amendments and supplements thereto) required to be filed by the Company with the Securities and
Exchange  Commission (the "SEC") since January 1, 2005 (all reports filed by the
Company under the Securities  Exchange Act of 1934, and the applicable rules and
regulations   promulgated  thereunder  since  January  1,  2006,  including  any amendments  thereto,  collectively,  the "SEC Reports").  As of their respective dates, the SEC Reports  complied in all material  respects with the requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations promulgated  thereunder.  As of the time of filing with the SEC, none of the SEC
Reports so filed contained any untrue statement of a material fact or omitted to state any material fact  required to be stated  therein or necessary in order to make the statements  therein, in the light of the circumstances under which they were made, not misleading.

                       (b) The audited consolidated  financial statements of the
Company  (including any related notes thereto)  included in the SEC Reports (the
"Year-End  Statements") have been prepared in accordance with generally accepted accounting  principles  applied on a  consistent  basis  throughout  the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries  at the respective  dates thereof and the  consolidated  results of operations,  cash flows and changes in  stockholders'  equity of the Company and its subsidiaries for the periods indicated. The unaudited consolidated financial statements of the Company  (including any related notes thereto) for all interim periods included in the SEC Reports (together with the Year-End Statements,  the
"Financial Statements") have been prepared in accordance with generally accepted accounting  principles  applied on a  consistent  basis  throughout  the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at of the respective dates thereof and the consolidated  results of operations,  cash flows and changes in  stockholders'  equity of the Company and its  subsidiaries  for the periods  indicated  (subject to normal and  recurring period-end adjustments that have not been and are not expected to be material to the Company and its subsidiaries taken as a whole).

                       (c) To the  Company's  knowledge,  except as set forth in
the  Financial   Statements,   the  Schedule  of  Exceptions  or  the  Operative
Agreements,  or as  contemplated  by the Debt  Financings,  the  Company  has no material  liabilities,  contingent  or  otherwise,  other  than (a)  liabilities incurred in the ordinary course of business subsequent to March 31, 2007 and (b)
liabilities  or  obligations  under  contracts and  commitments  incurred in the ordinary course of business or otherwise not required under  generally  accepted accounting  principles  to be reflected in the Financial  Statements.  Except as disclosed in the Financial Statements, neither the Company nor any subsidiary is a guarantor or  indemnitor  of any  indebtedness  of any other  person,  firm or corporation,  other than the Company or any subsidiary.  The Company maintains a system of accounting  established and  administered in accordance with generally accepted accounting principles.

                  2.15  Changes.  Since  March  31,  2007,  except  as would not reasonably  be  expected  to  have a  Material  Adverse  Effect  and  except  as contemplated by the  transactions  associated with the Operative  Agreements and the Debt Financings, there has not been:

                                       B-7

                  (a) any change in the assets, liabilities, financial condition or operating results of the Company and its subsidiaries, taken as a whole, from that  reflected  in the  Financial  Statements,  except  changes in the ordinary course of business;

                  (b) any material change or amendment to a material contract or arrangement  by which the Company or any of its assets or properties is bound or subject;

                  (c) any sale,  assignment,  pledge, grant of security interest or transfer  of any  patents,  trademarks,  copyrights,  trade  secrets or other intangible assets;

                  (d) any  resignation  or  termination of employment of any key employee of the Company and its Operating Subsidiaries;

                  (e) any mortgage,  pledge, transfer of a security interest in, or lien,  created by the Company or any  subsidiary,  with respect to any of its material properties or assets, except liens for taxes not yet due or payable; or

                  (f)  any  agreement  or  commitment  by  the  Company  or  any subsidiary to do any of the things described in this Section 2.15.

                  2.16 Tax  Returns,  Payments  and  Elections.  The Company has
timely filed all tax returns (federal,  state and local) required to be filed by it, which tax returns are true and correct in all material respects. The Company has paid all taxes and other  assessments due, if any, except those contested by it in good faith that are listed in the  Schedule of  Exceptions.  Except as set forth in the Schedule of  Exceptions,  none of the Company's  federal income tax returns  and  none of its  state  income  or  franchise  tax or sales or use tax returns has ever been audited by  governmental  authorities  and, as of the date hereof,  to  the  Company's  knowledge,  there  is  no  such  audit  pending  or threatened.  Since  March 31,  2007,  the Company  has not  incurred  any taxes, assessments  or  governmental  charges  other  than in the  ordinary  course  of business and the Company has made  adequate  provisions  on its books of account for  all  taxes,  assessments  and  governmental  charges  with  respect  to its business,  properties  and  operations  for such  period.  Except  as would  not constitute a Material Adverse Effect, the Company has withheld or collected from each payment made to each of its employees,  the amount of all taxes (including, but not limited to, federal income taxes,  Federal  Insurance  Contribution  Act taxes and  Federal  Unemployment  Tax Act  taxes)  required  to be  withheld  or collected therefrom,  and has paid the same to the proper tax receiving officers or authorized depositories.

                  2.17 Permits. The Company and its Operating  Subsidiaries have all franchises,  permits,  licenses and any similar authority  necessary for the conduct of their respective  businesses as now being conducted by them, the lack of which would result in a Material Adverse Effect.  Neither the Company nor any
Operating  Subsidiary  is in default in any material  respect  under any of such franchises,  permits,  licenses or other  similar  authority.  To the  Company's knowledge,  neither  the  Company  nor any  Operating  Subsidiary  has  received notification  of proceedings  relating to revocation or modification of any such franchises, permits, licenses or other similar authority.

                  2.18   Environmental   and  Safety  Laws.   To  the  Company's
knowledge,  the Company and its  subsidiaries  are in compliance in all material respects with all  applicable  statutes,  laws and  regulations  relating to the environment or occupational  health and safety and, to the Company's  knowledge, no  material  expenditures  are or will be  required in order to comply with any such existing statute, law or regulation. Neither the Company nor any subsidiary has  received  any written  communication  from a  governmental  authority  with respect to any material violation of such statutes, laws or regulations.

                  2.19  Disclosure.  Neither this  Agreement  (including all the exhibits  and  schedules  hereto)  nor any  certificates  made or  delivered  in connection herewith contains any untrue statement of a material fact or omits to state a material  fact  necessary to make the  statements  herein or therein not misleading in light of the circumstances under which they were made.

                  2.20 Title to Property  and Assets.  The  property  and assets that the  Company  or any  subsidiary  owns are  owned  by the  Company  or that subsidiary  free and clear of all  mortgages,  liens,  loans  and  encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent,  (ii) for liens,  encumbrances and security  interests that arise in the ordinary course of business and that do not secure indebtedness for borrowed money (which, for clarity,  the parties agree does not include accounts payables or other trade  payables,  capital

                                       B-8

leases or accrued expenses) or guarantees thereof,  (iii) defects in title, none of which,  individually or in the aggregate,  materially impair the Company's or the  subsidiary's  ownership or use of such  property or assets,  and (iv) liens created in connection with the Debt Financings. With respect to the property and assets the Company or any subsidiary leases,  the Company or the subsidiary,  as applicable,  is in compliance with such leases except where the failure to be in compliance would not constitute a Material Adverse Effect and, to its knowledge, holds a valid  leasehold  interest  free of any liens,  claims or  encumbrances, subject to clauses (i), (ii) and (iii).

                  2.21  Employee  Benefit  Plans.  The Company  does not have or contribute  to any  "employee  benefit  plan"  as such  term is  defined  in the
Employee  Retirement  Income  Security Act of 1974  ("ERISA") that is subject to
Title IV of ERISA or the funding  requirements  of Section  412 of the  Internal
Revenue Code of 1986, as amended.

                  2.22 Labor Agreements and Actions. Neither the Company nor any
subsidiary  is bound by or subject to any contract,  commitment  or  arrangement with any labor  union.  Except as  disclosed  in the SEC  Reports,  neither  the
Company nor any  subsidiary  is a party to or bound by any  currently  effective material  employment  contract,  deferred  compensation  agreement,  bonus plan, incentive  plan,  profit  sharing plan,  retirement  agreement or other employee compensation  agreement.  To the  Company's  knowledge,  the  Company  and  each subsidiary has complied in all material  respects with all applicable  state and federal equal employment opportunity and other laws related to employment.

                  2.23  Insurance.  The Company and its  Operating  Subsidiaries
have in full  force and  effect  the  insurance  policies  listed on  Schedule D hereto.  There are no claims in excess  of  $100,000  in the  aggregate  pending against the Company under any insurance  policies currently in effect, or by the
Company  against  any of its  insurance  carriers  and  covering  the  property, business or  employees  of the  Company,  and all  premiums due and payable with respect to the policies maintained by the Company have been paid.

                  2.24 Fees.  Except as set forth in the Schedule of Exceptions, the Company  has no  contract,  arrangement  or  understanding  with any broker, finder or similar agent with respect to the  transactions  contemplated  by this
Agreement.

            3.  Representations  and Warranties of the Investors.  Each Investor
severally and not jointly hereby represents, warrants and covenants that:

                  3.1 Authorization.  Such Investor has full power and authority to enter into this  Agreement,  the Investor Rights  Agreement,  the Amended and
Restated  Investor Rights Agreement and the Second Amended and Restated Investor
Rights  Agreement,  and each  such  agreement  executed  and  delivered  by such
Investor  constitutes its valid and legally binding  obligation,  enforceable in accordance  with its terms,  except (a) as  limited  by  applicable  bankruptcy, insolvency,  reorganization,  moratorium  and other laws of general  application affecting  enforcement of creditors'  rights  generally,  (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable  remedies,  and  (c)  to the  extent  the  indemnification  provisions contained in the Investor Rights  Agreement,  the Amended and Restated  Investor
Rights  Agreement and the Second Amended and Restated  Investor Rights Agreement
may be limited by applicable federal or state securities laws.

                  3.2 Purchase Entirely for Own Account.  This Agreement is made with such  Investor  in  reliance  upon such  Investor's  representation  to the
Company,  which by such  Investor's  execution of this  Agreement  such Investor hereby  confirms,  that the  Series A  Preferred  Stock to be  received  by such
Investor  and  the   Conversion   Shares   issuable  upon   conversion   thereof
(collectively,  the  "Securities")  will be  acquired  for  investment  for such
Investor's  own account,  not as a nominee or agent,  and not with a view to the resale  or  distribution  of any part  thereof,  and that such  Investor  has no present  intention  of  selling,  granting  any  participation  in or  otherwise distributing  the same.  By executing  this  Agreement,  such  Investor  further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Disclosure of Information.  Such Investor  believes it has received all the information it considers  necessary or appropriate for deciding whether  to  purchase  the  Series A  Preferred  Stock.  Such  Investor  further represents  that it has had an opportunity to ask questions and receive  answers from the  Company  regarding  the terms and  conditions  of the  offering of the
Series A Preferred Stock and the business,  properties,  prospects and financial condition of the Company. The foregoing,  however,  does not limit or modify the representations  and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                                       B-9

                  3.4 Investment Experience. Such Investor is an investor in public companies with relatively low market capitalizations and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series A
Preferred Stock.

                  3.5  Accredited  Investor.  Such  Investor  is an  "accredited investor"  within the meaning of SEC Rule 501 of  Regulation  D, as presently in effect.

                  3.6 Restricted Securities.  Such Investor understands that the
Securities it is purchasing are  characterized as "restricted  securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction  not  involving a public  offering and that under such laws and applicable  regulations such Securities may be resold without registration under the Act only in certain  limited  circumstances.  In the absence of an effective registration  statement  covering the Securities or an available  exemption from registration  under the Act, the Securities must be held  indefinitely.  In this connection,  such Investor  represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations  imposed thereby and by the Act,  including  without  limitation  the Rule 144 condition that current information about the Company be available to the public.

                  3.7 Further  Limitations  on  Disposition.  Without in any way
limiting the  representations  set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the  transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investor  Rights  Agreement,  the Amended and Restated
Investor  Rights  Agreement or the Second Amended and Restated  Investor  Rights
Agreement, as applicable, provided and to the extent that this Section 3 and the
Investor Rights Agreement, the Amended and Restated Investor Rights Agreement or
the Second Amended and Restated  Investor Rights  Agreement are then applicable, and:

                      (a) There is then in effect a registration statement under the Act covering  such  proposed  disposition  and such  disposition  is made in accordance with such registration statement; or

                      (b) (i) Such  Investor  shall have notified the Company of the proposed  disposition  and shall have  furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

      Notwithstanding  the provisions of subsections  (a) and (b) above, no such registration  statement or opinion of counsel  shall be necessary for a transfer by an Investor to any affiliated  venture capital fund or investment fund, or by an Investor that is a partnership to a partner of such  partnership or a retired partner of such partnership who retires after the date hereof,  or to the estate of any such  partner  or  retired  partner  or the  transfer  by  gift,  will or intestate  succession  of any  partner to his or her spouse or to the  siblings, lineal  descendants  or ancestors  of such partner or his or her spouse,  if the transferee  agrees in  writing  to be  subject  to the terms  hereof to the same extent as if he or she were an original Investor hereunder.

                  3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                      (a)  "THESE   SECURITIES   HAVE  NOT  BEEN  REGISTERED  OR
QUALIFIED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED,  OR THE SECURITIES LAWS
OF ANY STATE.  THEY MAY NOT BE SOLD,  OFFERED FOR SALE,  PLEDGED OR HYPOTHECATED
UNLESS  (A) THERE IS AN  EFFECTIVE  REGISTRATION  STATEMENT  UNDER  SUCH ACT AND
APPLICABLE STATE SECURITIES LAWS,  COVERING ANY SUCH TRANSACTION  INVOLVING SAID
SECURITIES,  (B) THE COMPANY RECEIVES AN OPINION OF COUNSEL  SATISFACTORY TO THE
COMPANY STATING THAT SUCH  TRANSACTION IS EXEMPT FROM  REGISTRATION,  OR (C) THE
COMPANY  OTHERWISE  SATISFIES  ITSELF  THAT  SUCH  TRANSACTION  IS  EXEMPT  FROM
REGISTRATION."

                      (b) Any legend required by applicable laws.

                                      B-10

                  3.9  Tax  Advisors.  Such  Investor  has  reviewed  with  such
Investor's  own tax advisors the federal,  state and local tax  consequences  of this investment,  where  applicable,  and the transactions  contemplated by this
Agreement.  Each such Investor is relying solely on such advisors and not on any statements  or  representations  of  the  Company  or  any  of  its  agents  and understands  that each such Investor (and not the Company)  shall be responsible for  such  Investor's  own tax  liability  that may  arise  as a result  of this investment or the transactions contemplated by this Agreement.

                  3.10 Legal  Advisors.  Such  Investor  acknowledges  that such
Investor has had the opportunity to review this Agreement,  the exhibits and the schedules  attached hereto and the transactions  contemplated by this Agreement, the Debt Financings,  the Asset Purchase Agreement and the Merger Agreement with such Investor's own legal counsel.  Each such Investor is relying solely on such
Investor's  legal  counsel  and,  except  with  respect  to the  opinions  to be delivered to the Investors  pursuant to Sections 5.5 and 8.4 hereof,  not on any statements or  representations  of the Company or any of the  Company's  agents, including Lowenstein Sandler PC or Chadbourne & Parke LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

            4.  Conditions  of  Investors'  and  Company's  Obligations  at  the
Closing.  The  obligations of each Investor and the Company under Section 1.1(c)
of this Agreement are subject to the  satisfaction  or, where  permitted by law, waiver on or before the Closing of each of the following conditions:

                  4.1 Stockholder  Approval.  At a duly convened  meeting of the stockholders of the Company, the stockholders of the Company shall have approved
(i) the First Restated Certificate,  (ii) the issuance of the Series A Preferred
Stock to be issued at the Closing and the underlying  Conversion  Shares,  (iii)
the change of control  involved in issuing  the Series A Preferred  Stock to the
Investors  hereunder,  (iv) the Asset Purchase  Agreement and the acquisition of the TRS Business and (v) such other matters as shall be required by the rules of
Nasdaq.

                  4.2 Asset  Purchase.  The  closing  contemplated  by the Asset
Purchase  Agreement shall have been  consummated  concurrently  with the Closing hereunder.

                  4.3  No  Prohibition.   No  law,  statute,  rule,  regulation,
executive order, decree,  ruling,  injunction or other order (whether temporary, preliminary  or permanent)  shall have been  enacted,  entered,  promulgated  or enforced by any United  States or state court or any  governmental  entity which
prohibits,   restrains  or  enjoins  the   consummation   of  the   transactions
contemplated hereunder.

                  4.4 Qualifications. All authorizations,  approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection  with the lawful  issuance and sale of the Series A Preferred  Stock in the Closing  pursuant to this  Agreement  or that are required to consummate the closing under the Asset  Purchase  Agreement shall have been duly  obtained and shall be  effective as of the Closing,  other than such  authorizations,  approvals or permits or other  filings  which may be timely made after the Closing or which,  if not obtained,  would not  materially adversely affect the Company upon  consummation of the closings  contemplated by this Agreement, the Asset Purchase Agreement and the Debt Financings.

                  4.5 Listing.  The  Conversion  Shares  underlying the Series A
Preferred  Stock to be issued at the  Closing,  and the  shares of Common  Stock underlying  the  Series A  Preferred  Stock  issued  at the $1.5  million  Stock
Purchase Agreement closing, shall have been authorized for listing for quotation on Nasdaq, subject to official notice of issuance.

                  4.6 Restated Certificate. The First Restated Certificate shall have been filed with the  Secretary of State of the State of Delaware;  provided that, if the Subsequent  Closing  occurs  simultaneously  with the Closing,  the
Second Restated Certificate,  rather than the First Restated Certificate,  shall have been filed with the Secretary of State of the State of Delaware.

            5.  Conditions  of  Investors'   Obligations  at  the  Closing.  The
obligations  of each Investor  under Section  1.1(c) of this  Agreement are also subject to the  satisfaction or, where permitted by law, waiver on or before the
Closing of each of the following conditions:

                  5.1  Representations  and Warranties.  The representations and warranties of the Company set forth in this Agreement  shall be true and correct in all respects (without giving effect to any  "materiality,"  "Material Adverse
Effect"  or  similar  qualifiers  contained  in  any  such  representations  and warranties,  other  than  any  qualifiers  contained  in any  representation  or warranty  requiring  disclosure in the Schedule of Exceptions of a list of items

                                      B-11

qualified as to  materiality) as of the Closing as though made on and as of such date (unless any such  representation  or warranty is made only as of a specific date,  in which  event such  representation  and  warranty  shall be so true and correct  as of such  specified  date),  except  where  the  failure  of any such representations and warranties to be so true and correct, in the aggregate,  has not had,  and would not  reasonably  be  expected  to have,  a Material  Adverse
Effect.

                  5.2 Performance. The Company shall have performed and complied in all  material  respects  with  all  agreements,  obligations  and  conditions contained in this  Agreement  that are required to be performed or complied with by it on or before the Closing.

                  5.3 Compliance Certificate. The President of the Company shall deliver to each  Investor  at the  Closing a  certificate  in the form  attached hereto as Exhibit D stating  that the  conditions  specified in Sections 5.1 and
5.2 have been fulfilled.

                  5.4 Board of  Directors.  The  Company  shall  have  taken all necessary corporate action such that immediately  following the Closing,  Behdad
Eghbali and two other well respected business people designated by the Investors shall be elected to the  Company's  board of  directors;  provided  that, if the
Subsequent  Closing occurs  simultaneously  with the Closing,  the Company shall have taken all necessary  corporate action such that  immediately  following the
Closing,  Behdad Eghbali and one other well respected business person designated by the Investors shall be elected to the Company's board of directors.

                  5.5  Opinion  of Company  Counsel.  Each  Investor  shall have received from Lowenstein Sandler PC, counsel for the Company, an opinion,  dated as of the Closing, substantially in the form attached hereto as Exhibit C.

                  5.6  Secretary's  Certificate.  Investors  shall have received from the  Company's  Secretary a certificate  in form and  substance  reasonably satisfactory  to  the  Investors  having  attached  thereto  (a)  the  Company's
Certificate of  Incorporation  as in effect at the time of the Closing,  (b) the
Company's  Bylaws as in effect at the time of the Closing,  and (c)  resolutions approved  by the  Company's  board of  directors  authorizing  the  transactions contemplated hereby.

                  5.7 Operative  Agreements.  Since (i) the date hereof,  in the case of the Operative Agreements related to the transactions contemplated by the
Merger  Agreement,  and (ii)  August 1, 2007 in respect  of all other  Operative
Agreements,  there shall have been no material  amendment of, or material waiver under,  any of the  Operative  Agreements  other  than  amendments  and  waivers approved  by  Investors  who have agreed to purchase a majority of the shares of
Preferred  Stock  sold  pursuant  to this  Agreement,  such  approval  not to be unreasonably  withheld or  delayed.  The  Operative  Agreements,  any  agreement required to be executed pursuant to any of the Operative Agreements which is not an exhibit to one or more of the Operative  Agreements and all other proceedings in connection with the transactions contemplated at the Closing shall be in form and substance  acceptable to Investors who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this  Agreement,  such acceptance not to be  unreasonably  withheld or delayed.  Each Investor shall have received copies of each of the  executed  Operative  Agreements  (to the extent  executed prior to or at the Closing), including any exhibits and schedules thereto.

                  5.8  Debt   Financing.   All   conditions   precedent  to  the
consummation  of  the  debt  financing  contemplated  by  the  First  Lien  Debt
Commitment  Letter shall have been satisfied,  unless the failure to satisfy any such condition precedent is due to any act or failure to act by the Investors.

                  5.9 Material  Adverse  Effect.  Since August 1, 2007, no event shall have occurred which shall have had a Material Adverse Effect.

                  5.10 Amendment to Bylaws. The Company's Bylaws shall have been amended to eliminate all provisions pertaining to a staggered board of directors

            6.  Conditions  of the  Company's  Obligations  at the Closing.  The
obligations  of the Company  under  Sections  1.1(c) of this  Agreement are also subject to the  satisfaction or, where permitted by law, waiver on or before the
Closing of each of the following conditions:

                  6.1  Representations  and Warranties.  The representations and warranties  of the  Investors  set  forth  in this  Agreement  shall be true and correct in all respects (without giving effect to any  "materiality,"  "Material
Adverse Effect" or similar qualifiers  contained in any such representations and warranties  as of the Closing as though made

                                      B-12

on and as of such date (unless any such  representation or warranty is made only as of a specific date, in which event such  representation and warranty shall be so true and correct as of such specified date),  except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not  reasonably  be expected to have, a Material  Adverse
Effect.

                  6.2  Performance.  The  Investors  shall  have  performed  and
complied  in  all  material  respects  with  all  agreements,   obligations  and
conditions  contained  in this  Agreement  that are  required to be performed or complied with by it on or before the Closing.

                  6.3 Payment of Purchase Price at Closing.  The Investors shall have  delivered  to the  Company  the  aggregate  purchase  price  owed  by such
Investors for the Series A Preferred Stock being sold hereunder at the Closing.

                  6.4  Debt   Financings.   The  closing  of  the   transactions
contemplated  by  the  First  Lien  Debt  Commitment   Letter  shall  have  been
consummated concurrently with the Closing hereunder.

            7.  Conditions  of  Investors'  and  Company's  Obligations  at  the
Subsequent Closing.  With respect to the Subsequent Closing,  the obligations of each Investor and the Company under Section 1.1(d) of this Agreement are subject to the  satisfaction  or,  where  permitted  by law,  waiver  on or  before  the
Subsequent Closing of each of the following conditions:

                  7.1 Closing. The Closing shall have occurred.

                  7.2 Stockholder  Approval. To the extent required by law, at a duly convened  meeting of the  stockholders of the Company,  the stockholders of the Company shall have approved (i) the Second  Restated  Certificate,  (ii) the issuance of the Series A Preferred Stock to be issued at the Subsequent  Closing and the  underlying  Conversion  Shares,  (iii)  the  Merger  Agreement  and the
acquisition  of HOVRS and (iv) such other  matters as shall be  required  by the rules of Nasdaq.

                  7.3 Merger.  The closing  contemplated by the Merger Agreement shall have been consummated concurrently with the Subsequent Closing hereunder.

                  7.4  No  Prohibition.   No  law,  statute,  rule,  regulation,
executive order, decree,  ruling,  injunction or other order (whether temporary, preliminary  or permanent)  shall have been  enacted,  entered,  promulgated  or enforced by any United  States or state court or any  governmental  entity which
prohibits,   restrains  or  enjoins  the   consummation   of  the   transactions
contemplated hereunder.

                  7.5 Qualifications. All authorizations,  approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection  with the lawful  issuance and sale of the Series A  Preferred  Stock in the  Subsequent  Closing  pursuant  to this
Agreement or that are required to  consummate  the closing  contemplated  by the
Merger  Agreement shall have been duly obtained and shall be effective as of the
Subsequent  Closing,  other than such  authorizations,  approvals  or permits or other filings which may be timely made after the Subsequent Closing or which, if not obtained, would not materially adversely affect the Company or the Investors upon  consummation of the closings  contemplated  by this Agreement,  the Merger
Agreement and the Debt Financings.

                  7.6 Listing.  The  Conversion  Shares  underlying the Series A
Preferred  Stock  to be  issued  at  the  Subsequent  Closing  shall  have  been authorized  for listing for quotation on Nasdaq,  subject to official  notice of issuance.

            8. Conditions of Investors'  Obligations at the Subsequent  Closing.
The obligations of each Investor under Section 1.1(d) of this Agreement are also subject to the  satisfaction or, where permitted by law, waiver on or before the
Subsequent Closing of each of the following conditions:

                  8.1  Representations  and Warranties.  The representations and warranties of the Company set forth in Section 2 of this  Agreement,  other than those set forth in Sections 2.8, 2.10,  2.12, 2.15, 2.17 and 2.18, shall be true and  correct  in all  respects  (without  giving  effect  to any  "materiality,"
"Material  Adverse  Effect"  or  similar   qualifiers   contained  in  any  such
representations  and  warranties,  other than any  qualifiers  contained  in any representation or warranty requiring disclosure in the Schedule of Exceptions of a list of items  qualified as to  materiality)  as of the Subsequent  Closing as though made on and as of such date (unless any such  representation

                                      B-13

or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                  8.2 Performance. The Company shall have performed and complied in all  material  respects  with  all  agreements,  obligations  and  conditions contained in this  Agreement  that are required to be performed or complied with by it on or before the Subsequent Closing.

                  8.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the  Subsequent  Closing a  certificate  in the form attached  hereto as Exhibit D stating that the conditions  specified in Sections
8.1 and 8.2 have been fulfilled.

                  8.4  Opinion  of Company  Counsel.  Each  Investor  shall have received from Lowenstein Sandler PC, counsel for the Company, an opinion,  dated as of the  Subsequent  Closing,  substantially  in the form  attached  hereto as
Exhibit C.

                  8.5  Secretary's  Certificate.  Investors  shall have received from the  Company's  Secretary a certificate  in form and  substance  reasonably satisfactory  to  the  Investors  having  attached  thereto  (a)  the  Company's
Certificate of Incorporation as in effect at the time of the Subsequent Closing,
(b) the Company's Bylaws as in effect at the time of the Subsequent Closing, and
(c)  resolutions  approved by the Company's  board of directors  authorizing the transactions contemplated hereby.

                  8.6  Debt   Financings.   All  conditions   precedent  to  the
consummation  of  the  debt  financing  contemplated  by  the  First  Lien  Debt
Commitment  Letter and the Second Lien Debt  Commitment  Letter  shall have been satisfied,  unless the failure to satisfy any such condition precedent is due to any act or failure to act by the Investors.

                  8.7 Operative  Agreements.  Since the date hereof, there shall have  been no  material  amendment  of, or  material  waiver  under,  any of the
Operative Agreements other than amendments and waivers approved by Investors who have  agreed to  purchase  a  majority  of the  shares of  Preferred  Stock sold pursuant to this  Agreement,  such approval not to be  unreasonably  withheld or delayed.  The  Operative  Agreements,  any  agreement  required  to be  executed pursuant to any of the  Operative  Agreements  which is not an exhibit to one or more of the Operative  Agreements and all other  proceedings in connection  with the  transactions  contemplated  at the Subsequent  Closing shall be in form and substance  acceptable to Investors who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this  Agreement,  such acceptance not to be unreasonably withheld or delayed. Each Investor shall have received copies of each  of the  executed  Operative  Agreements,  including  any  exhibits  and schedules thereto.

                  8.8  Merger   Agreement   Conditions.   Each  of  the  closing
conditions set forth in the Merger  Agreement shall have been satisfied  (unless waived with the consent of  Investors  who have agreed to purchase a majority of the shares of Preferred Stock sold pursuant to this Agreement,  such consent not to be unreasonably withheld).

            9. Conditions of the Company's  Obligations.  The obligations of the
Company to the Investors  under this Agreement in connection with the Subsequent
Closing are subject to the satisfaction or, where permitted by law, waiver on or before  the  Subsequent  Closing  of each of the  following  conditions  by that
Investor:

                  9.1 Representations and Warranties. The representations and warranties of the Investors set forth in this Agreement shall be true and correct in all respects (without giving effect to any "materiality," "Material
Adverse Effect" or similar qualifiers contained in any such representations and warranties as of the Subsequent Closing as though made on and as of such date
(unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                  9.2  Performance.  The  Investors  shall  have  performed  and complied  in  all  materials  respects  with  all  agreements,  obligations  and conditions  contained  in this  Agreement  that are  required to be performed or complied with by them before the Subsequent Closing.

                  9.3  Payment of  Purchase  Price at  Subsequent  Closing.  The
Investors shall have delivered to the Company the aggregate  purchase price owed by such  Investors for the Series A Preferred  Stock being sold hereunder at the
Subsequent Closing.

                                      B-14

                  9.4  Debt   Financings.   The  closing  of  the   transactions
contemplated  by  the  Second  Lien  Debt  Commitment  Letter  shall  have  been consummated concurrently with the Subsequent Closing hereunder.

            10. Covenants.

                  10.1  Documents.  Subject to satisfaction of the conditions to
Closing,  the Company and the  Investors  shall execute the Amended and Restated
Investor  Rights  Agreement  at  or  prior  to  the  Closing,   and  subject  to
satisfaction  of the conditions to the Subsequent  Closing,  the Company and the
Investors  shall  execute  the  Second  Amended  and  Restated  Investor  Rights
Agreement at or prior to the Subsequent  Closing;  provided that, if the Closing and the Subsequent Closing are substantially  simultaneous,  the Company and the
Investors  shall  execute  the  Second  Amended  and  Restated  Investor  Rights
Agreement, rather than the Amended and Restated Investor Rights Agreement, at or
prior to the Closing.

                  10.2  Conduct of Business of the Company  Pending the Closing.
Between  the  date of  this  Agreement  and the  Closing,  except  as  otherwise contemplated by this Agreement,  the Operative Agreements,  the Debt Financings,
the First Lien Debt Commitment Letter or the Second Lien Debt Commitment Letter,
as disclosed in the SEC Reports  filed prior to the date of this  Agreement,  as set forth in Section 5.1 of the  Schedule of  Exceptions,  as required by law or unless  Investors  who have  agreed to  purchase  a  majority  of the  shares of
Preferred  Stock sold  pursuant to this  Agreement  shall  otherwise  consent in writing (which consent shall not be unreasonably  withheld or delayed),  (i) the business of the Company and its Operating Subsidiaries shall be conducted in the ordinary  course  of  business  and  the  Company  shall  use  its  commercially reasonable efforts to preserve  substantially intact its business  organization, and material business relationships, and (ii) neither the Company nor any of its subsidiaries shall:

                      (a)  amend  or  otherwise   change  its   Certificate   of
Incorporation or By-Laws or any similar  governing  instruments  (except for any subsidiaries that are not Operating Subsidiaries);

                      (b) enter into any agreement  outside the ordinary  course of business;

                      (c) declare,  set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                      (d)  reclassify,   combine,  split,   subdivide,   redeem,
purchase or otherwise acquire any shares of capital stock of the Company (except for the acquisition of shares in connection  with cashless  exercises of options and warrants and customary repurchases effected in accordance with the Company's employee benefit plans);

                      (e) authorize any material new capital  expenditures which are, in the aggregate, in excess of the Company's capital expenditure budget set forth on Section 5.1 of the Schedule of Exceptions; or

                      (f) agree to take any of the actions described in Sections
10.2(a) through 10.2(e).

                  10.3  Stockholders  Meeting.  The Company,  acting through its
Board of Directors,  shall (a) as soon as reasonably  practicable  following the date of this Agreement,  take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders  Meeting") for the purpose of obtaining  stockholder approval of the proposals  contemplated by
Sections  4.1 and 7.2  (the  "Company  Proposals"),  (b)  include  in the  Proxy
Statement the  recommendation of the Board of Directors that the stockholders of the  Company  grant  such  approvals  (the  "Recommendation")  and  (c)  use its reasonable commercial efforts to obtain such approvals;  provided that the Board of Directors of the Company may fail to make or may  withdraw,  modify or change the  Recommendation  and/or may fail to use such efforts if in the absence of an
Alternate Financing  Proposal,  the Board of Directors of the Company determines in good faith (after having consulted with outside counsel) that such conduct is required for the Board to comply with its fiduciary duties under applicable law.
Notwithstanding  anything to the contrary  contained in this  Agreement,  unless this  Agreement is  terminated in  accordance  with Section  11.1,  the Company, regardless  of whether  the Board of  Directors  of the  Company  has  approved, endorsed or  recommended  an  Alternate  Financing  Proposal  or has  withdrawn, modified or amended the  Recommendation,  but in compliance with the DGCL, shall promptly call, give notice of, convene and hold the Stockholders Meeting as soon as reasonably  practicable  after the date of this Agreement and will submit the
Company  Proposals  for  approval  by the  stockholders  of the  Company  at the
Stockholders Meeting.

                                      B-15

                  10.4  Proxy  Statement.  Promptly  following  the date of this
Agreement,  the Company  shall  prepare and file with the SEC a proxy  statement describing the Company Proposals (the "Proxy Statement").  The Company shall use reasonable  commercial  efforts to resolve all SEC comments  with respect to the
Proxy  Statement as promptly as practicable  after receipt  thereof and to cause the Proxy  Statement in  definitive  form to be cleared by the SEC and mailed to the  Company's  stockholders  as promptly as  reasonably  practicable  following filing with the SEC.

                  10.5 Alternate Financing Proposals.

                      (a) The Company shall not, nor shall the Company authorize or permit any of its subsidiaries or any of the directors,  officers, employees, attorneys or investment bankers (collectively, "Representatives") of the Company or any of its subsidiaries to, (i) directly or indirectly,  initiate, solicit or knowingly  encourage  any  inquiries  with  respect  to, or the  making  of, any
Alternate  Financing  Proposal,  (ii) engage in any  negotiations or discussions concerning,  or  provide  access to its  properties,  books and  records  or any confidential  information  or data  to,  any  person  relating  to an  Alternate
Financing Proposal,  (iii) approve, endorse or recommend, or propose publicly to approve,  endorse or recommend, any Alternate Financing Proposal or (iv) execute or enter into, any letter of intent,  agreement in principle,  merger agreement, acquisition  agreement  or other  similar  agreement  relating to any  Alternate
Financing  Proposal;  provided,  however,  it is understood  and agreed that any determination or action by the Board of Directors of the Company permitted under
Section  10.5(b)  or  Section  10.5(c),  shall  not be  deemed to be a breach or violation of this Section 10.5(a) or, in the case of Section  10.5(b),  give the
Investors a right to terminate this Agreement  pursuant to Section  11.1(e)(ii).
The Company shall, and shall direct each of its  Representatives to, immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto) that has made or indicated an intention to make an Alternate
Financing  Proposal,  in each case that exist as of the date hereof,  subject in each  case to the  rights  of the  Company  set forth in  Sections  10.5(b)  and
10.5(c).

                      (b) Notwithstanding anything  to the  contrary  in Section
10.5(a),  nothing  contained in this Agreement  shall prevent the Company or its
Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a)  promulgated under the Exchange Act
(or any similar  communication  to stockholders in connection with the making or amendment  of a tender  offer or  exchange  offer) or from  making  any  legally required  disclosure  to  stockholders  with  regard to an  Alternate  Financing
Proposal  (provided  that  neither the Company  nor its Board of  Directors  may recommend any Alternate  Financing  Proposal unless permitted by Section 10.5(c)
and the Company may not fail to make, or withdraw,  modify or change in a manner adverse  to the  Investors  all or any  portion  of, the  Recommendation  unless permitted by Section 10.3);  (ii) providing access to its properties,  books and records and providing information or data in response to a request therefor by a person or group who has made an unsolicited  Alternate  Financing  Proposal that the Board of  Directors of the Company  determines  in good faith is credible if the Board of Directors  receives from the person so requesting such  information
an  executed  confidentiality   agreement;  (iii)  contacting  and  engaging  in
discussions  with any person or group and their respective  Representatives  who has made an unsolicited  Alternate  Financing Proposal solely for the purpose of clarifying such Alternate  Financing Proposal and any material terms thereof and the conditions to consummation so as to determine  whether there is a reasonable possibility  that such  Alternate  Financing  Proposal  could lead to a Superior
Proposal;  (iv) contacting and engaging in any  negotiations or discussions with any  person  or  group  and  their  respective  Representatives  who has made an unsolicited  Alternate  Financing  Proposal  that the Board of  Directors of the
Company determines in good faith is credible (which  negotiations or discussions are not  solely  for  clarification  purposes);  or (v) prior to  obtaining  all necessary stockholder approvals,  (A) withdrawing,  modifying or changing in any adverse manner the Recommendation (which, in the event of an Alternate Financing
Proposal, shall be permitted only to the extent permitted by Section 10.5(c)) or
(B) recommending an unsolicited  Alternate  Financing Proposal that the Board of
Directors of the Company  determines  in good faith is credible,  if and only to the extent that in connection with the foregoing  clauses (ii), (iv) and (v)(B), the Board of Directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors that, (x) in the case of clause  (v)(B)  above only,  such  Alternate  Financing  Proposal  would,  if consummated,  result in a Superior  Proposal and (y) in the case of clauses (ii)
and (iv) above only, such Alternate  Financing  Proposal  constitutes a Superior
Proposal or there is a  reasonable  possibility  that such actions in respect of such Alternate Financing Proposal could lead to a Superior Proposal. The Company shall also promptly  notify the Investors  within 48 hours of the receipt of any
Alternate  Financing Proposal after the date hereof,  which notice shall include the material terms of such Alternate Financing Proposal.

                                      B-16

                      (c)  Notwithstanding  anything in this Section 10.5 to the contrary,  if (A) the  Company's  Board of Directors  determines  in good faith, after  consultation  with its financial  advisors and outside legal counsel,  in response to an unsolicited  Alternate  Financing Proposal that did not otherwise result  from a  material  breach of Section  10.5(a),  that such  proposal  is a
Superior  Proposal,  (B) the Company  notifies  the  Investors in writing of the terms of the Superior  Proposal and the  determinations  described in clause (A)
above and of its intent to terminate this Agreement,  (C) the Company's Board of
Directors  takes into account any revised  proposal made by the Investors to the
Company (a "Revised  Investor  Proposal")  within three  business days after the
Investors'  receipt of such  notice  and again  determines  in good faith  after consultation with its outside legal counsel and independent  financial  advisors that such  Alternate  Financing  Proposal (as the same may have been modified or amended) remains a Superior Proposal,  and (D) the Company's Board of Directors,
if a Revised  Investor  Proposal  has been made,  and such  Alternate  Financing
Proposal  had been  modified or amended  prior to the  Board's  re-determination referred  to in clause  (C) above,  (x) first,  notifies  the  Investors  of the revised terms of such Alternate  Financing Proposal;  (y) second,  establishes a deadline,  and  notifies  the  Investors  and the person  making such  Alternate
Financing  Proposal  thereof,  to occur not less than  three nor more than seven business days after giving such notice,  for the  submission of final  proposals from both the  Investors  and such person;  and (z) within seven  business  days after such deadline,  again determines in good faith after consultation with its outside legal counsel and  independent  financial  advisors that such  Alternate
Financing  Proposal  remains a Superior  Proposal and notifies the  Investors of such  determination,  the Company or its Board of Directors may  terminate  this
Agreement  in order to enter into a  definitive  agreement  with respect to such
Superior  Proposal  and may  withdraw,  modify  or  change  the  Recommendation;
provided,  however, that the Company shall not terminate this Agreement pursuant to this Section 10.5(c), and any purported  termination pursuant to this Section
10.5(c) shall be void and of no force or effect,  unless the Company prior to or concurrently with such termination  pursuant to this Section 10.5(c) pays to the
Investors the Company Termination Fee.

                      (d) For purposes of this  Agreement,  the following  terms shall have the meanings assigned below:

                          (i) "Alternate  Financing Proposal" means any inquiry,
proposal or offer from any Person or group of Persons (other than the Investors)
relating to (i) any proposal or offer concerning an alternate  financing for the transactions  contemplated  by the Asset  Purchase  Agreement  together with the transactions  contemplated by the Merger Agreement or (ii) any proposal or offer concerning  an  acquisition  of all or  substantially  all  of  the  issued  and
outstanding   capital  stock  of  the  Company  or  an  acquisition  of  all  or substantially all the assets of the Company.

                          (ii) "Superior Proposal" means any Alternate Financing
Proposal  (x) on terms  more  favorable  to the  Company  than the  transactions contemplated  by this  Agreement,  taking  into  account  all of the  terms  and conditions of such proposal and this  Agreement  (including  any proposal by the
Investors to amend the terms of the transactions contemplated by this Agreement, the  First  Lien  Debt  Commitment  Letter or the  Second  Lien Debt  Commitment
Letter),  and (y) that the Board of Directors of the Company  determines in good faith is reasonably capable of being completed, taking into account the identity of the person or persons  making the  proposal  and all  financial,  regulatory, legal and other aspects of such  proposal.  The parties  hereto  understand  and agree that an Alternate  Financing  Proposal  consisting  of a proposal or offer concerning an alternate financing for both the transactions  contemplated by the
Asset  Purchase  Agreement  and  the  transactions  contemplated  by the  Merger
Agreement will not fail to be a Superior  Proposal  solely because the financing proposed  with  respect to either the  acquisition  of the TRS  Business  or the acquisition of HOVRS,  independent  of the other terms and financing  comprising such Alternate Financing Proposal, is not more favorable to the Company than the corresponding portion of the financings  contemplated by this Agreement, so long as such  Alternate  Financing  Proposal,  taken  as a whole,  is on  terms  more favorable to the Company than the  transactions  contemplated by this Agreement, taking into account all of the terms and  conditions  of such  proposal and this
Agreement  (including  any  proposal by the  Investors to amend the terms of the transactions  contemplated  by this  Agreement,  the First Lien Debt  Commitment
Letter or the Second Lien Debt Commitment Letter).

                  10.6 Further  Assurances.  Subject to the terms and conditions of this  Agreement,  each party will use its  reasonable  commercial  efforts to take,  or cause to be taken,  all  actions  and to do, or cause to be done,  all things  reasonably  necessary,  proper or advisable  under  applicable  laws and regulations to consummate the transactions contemplated by this Agreement.

                                      B-17

                  10.7 Public Statements.  Each of the Company and the Investors
agrees  that no public  release  or  announcement  concerning  the  transactions contemplated  hereby shall be issued  without the prior  written  consent of the
Company or the Investors, except as such release or announcement may be required by law or the rules or  regulations  of any  applicable  securities  exchange or regulatory or governmental body to which the relevant party is subject, wherever situated,  in which case the party required to make the release or  announcement shall use its  reasonable  commercial  efforts  to  provide  the  Company or the
Investors,  as the case may be,  reasonable  time to comment on such  release or announcement  in advance of such issuance,  it being  understood  that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

            11. Termination, Expenses

                  11.1 Termination. This Agreement may be terminated:

                      (a) by mutual  written  consent of the  Investors  and the
Company;

                      (b) by  the  Investors  or the  Company  if any  court  of competent  jurisdiction or other  governmental  entity shall have issued a final order, decree or ruling or taken any other final action  restraining,  enjoining or otherwise prohibiting the transactions contemplated hereunder and such order, decree, ruling or other action is or shall have become final and nonappealable;

                      (c) by either the Investors or the Company if:

                          (i) the Closing  shall not have  occurred on or before
December 31, 2007; provided, however, that, if one or more Governmental Consents
(as defined in the Asset  Purchase  Agreement  as in effect on the date  hereof)
have not been obtained by December 31, 2007 and the Company exercises its option under the Asset Purchase  Agreement to extend the Termination Date thereunder to
March 31, 2008,  Investors  who have agreed to purchase a majority of the Shares of Series A Preferred  Stock to be sold in  connection  with the Closing may, in their  sole  discretion,  extend  the date after  which  this  Agreement  may be terminated  pursuant  to this  clause  (c)(i)  to March 31,  2008 by  delivering written notice of such  extension to the Company;  provided,  further,  that the right to terminate this Agreement  pursuant to this Section 11.1(c)(i) shall not be available to the party  seeking to  terminate  unless (x) the Asset  Purchase
Agreement  shall  have  terminated  (or,  in  the  case  of  termination  by the
Investors, the Asset Purchase Agreement would have terminated by its terms on or before such date except that the Company has exercised its option  thereunder to extend  the  Termination  Date to March 31,  2008) and (y) the party  seeking to terminate  pursuant to this Section  11.1(c)(i) shall not have been the cause of the  failure of the  Closing to occur on or before  such date and such action or failure to perform constitutes a breach of this Agreement; or

                          (ii) the Subsequent Closing shall not have occurred on
or before February 29, 2008; provided,  however, that (A) the right to terminate this Agreement  pursuant to this Section  11.1(c)(ii)  shall not be available to the party seeking to terminate unless the party seeking to terminate pursuant to this  Section  11.1(c)(ii)  shall not have been the cause of the  failure of the
Subsequent Closing to occur on or before such date and such action or failure to perform  constitutes a breach of this  Agreement,  and (B) if Investors who have agreed to purchase a majority  of the Shares of Series A  Preferred  Stock to be sold in connection with the Closing have, in their sole discretion, extended the date after which this Agreement may be terminated pursuant to Section 11.1(c)(i)
to March 31, 2008, the Investors may not terminate  this  Agreement  pursuant to this Section 11.1(c)(ii) until March 31, 2008, but from and after March 1, 2008, the conditions to the Subsequent  Closing set forth in Section 8 shall be deemed not  satisfied  and the  Investors  shall  have no  obligation  to  provide  the financing contemplated by Section 1.1(d) hereof.

                      (d) by the Company:

                           (i)  if  there  shall  have  been  a  breach  of  any
representation,  warranty,  covenant or agreement  on the part of the  Investors such  that the  conditions  set  forth in  Sections  4, 6, 7 and 9 would  not be satisfied  and, in either such case,  such breach is not cured or curable by (A)
in respect of the  Closing  and the

                                      B-18

conditions  thereto,  the date on which all  conditions to consummate  the Asset
Purchase  Agreement  have been  satisfied,  and (B) in respect of the Subsequent
Closing  and the  conditions  thereto,  the  date on  which  all  conditions  to consummate the Merger Agreement have been satisfied; or

                           (ii) in accordance with, and subject to the terms and
conditions of, Section 10.5(c);

                      (e) by Investors who have agreed to purchase a majority of the  Shares  of  Series  A  Preferred  Stock to be sold in  connection  with the
Closing:

                           (i)  if  there  shall  have  been  a  breach  of  any
representation,  warranty,  covenant  or  agreement  on the part of the  Company contained in this Agreement such that the conditions set forth in Sections 4, 5,
7 and 8 would not be  satisfied  and,  in either  such case,  such breach is not cured or curable by (A) in respect of the  Closing and the  conditions  thereto, the date on which all conditions to consummate the Asset Purchase Agreement have been satisfied,  and (B) in respect of the Subsequent Closing and the conditions thereto,  the date on which all  conditions to consummate  the Merger  Agreement have been satisfied; or

                           (ii) if the Board of Directors  of the Company  shall
have withdrawn,  modified or changed the  Recommendation  in a manner adverse to the Investors  (it being  understood  and agreed that,  for all purposes of this
Agreement  (including  Sections 10.3 and 10.5), a communication  by the Board of
Directors of the Company to the  stockholders  of the Company in accordance with
Rule  14d-9(f)  of  the  Exchange  Act,  or  any  similar  communication  to the stockholders  of the Company in  connection  with the  commencement  of a tender offer or  exchange  offer,  shall  not be  deemed to  constitute  a  withdrawal, modification or change of the  Recommendation)  or shall have recommended to the stockholders  of the  Company an  Alternate  Financing  Proposal,  or shall have resolved to effect any of the  foregoing (it being agreed that the taking of any action by the Company,  its Board of Directors or any of its  Representatives of
any of the actions  permitted by Section  10.5(b) shall not give rise to a right to terminate pursuant to this clause (ii)).

                      (f) by either the Company or by Investors  who have agreed to  purchase a majority  of the  Shares of Series A  Preferred  Stock to be sold hereunder  if, upon a vote taken on the Company  Proposals  at the  Stockholders
Meeting or any postponement or adjournment  thereof, the Company Proposals shall not have been approved by the requisite vote of the stockholders of the Company.

                  11.2 Effect of Termination.

                      (a) In the  event  of the  termination  of this  Agreement pursuant to Section 11.1, this Agreement  shall forthwith  become void and there shall be no liability or obligation  on the part of any party hereto,  except as provided  in this  Section  11.2  and  Section  12,  which  shall  survive  such termination; provided, however, that nothing herein shall relieve any party from liability for any breach of this Agreement.

                      (b) In the event that this  Agreement is terminated by the
Company  pursuant to Section  11.1(d)(ii),  then no later than two (2)  Business
Days  after the  execution  of any  letter of intent,  agreement  in  principal, commitment  letter  or  definitive  agreement  with  respect  to an  alternative financing or similar agreement relating to any Alternate Financing Proposal, the
Company shall pay $2,200,000 (the "Company  Termination  Fee") to the Investors,
at or prior to the time of  termination,  payable by wire  transfer  of same day funds.  Such amount shall be allocated  among the Investors in proportion to the number of shares of Series A Preferred  Stock that each  Investor  has agreed to purchase pursuant to this Agreement.

                      (c) Each of the  Company  and the  Investors  acknowledges that the  agreements  contained in this Section 11.2 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company  Termination  Fee when due, the Company shall  reimburse the Investors for all reasonable costs and expenses actually incurred or accrued by the  Investors  (including  reasonable  fees and expenses of one law firm) in connection  any action  (including  the filing of any lawsuit)  taken to collect payment of such  amount,  together  with  interest on such unpaid  amount at the prime lending rate prevailing during such period as published in The Wall Street
Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

                                      B-19

            12. Miscellaneous.

                  12.1 Survival.  The warranties,  representations and covenants of the Company and  Investors  contained in or made  pursuant to this  Agreement shall survive the  execution and delivery of this  Agreement and the Closing and shall in no way be affected by any  investigation  of the subject matter thereof made by or on behalf of the Investors or the Company.

                  12.2  Successors  and Assigns.  Except as  otherwise  provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be  binding  upon the  respective  successors  and  assigns  of the  parties
(including transferees of any securities). Nothing in this Agreement, express or implied,  is intended to confer upon any party, other than the parties hereto or their respective  successors and assigns, any rights,  remedies,  obligations or liabilities under or by reason of this Agreement,  except as expressly  provided in this Agreement.

                  12.3 Governing  Law. This  Agreement  shall be governed by and construed  under the laws of the State of New York without  regard to principles of conflicts of law.

                  12.4 Titles and  Subtitles.  The titles and subtitles  used in this  Agreement  are used for  convenience  only and are not to be considered in construing or interpreting this Agreement.

                  12.5  Notices.  All notices  required or  permitted  hereunder shall be in writing and shall be deemed  effectively  given:  (a) upon  personal delivery  to the  party to be  notified;  (b) when  sent by  confirmed  telex or facsimile or by  electronic  mail if sent during  normal  business  hours of the recipient,  if not,  then on the next  business  day; (c) five days after having been sent by registered or certified  mail,  return receipt  requested,  postage prepaid;  or (d) one day after  deposit with a nationally  recognized  overnight courier, specifying next day delivery, with written verification of receipt. All communications  shall be sent to the address as set forth on the signature  page hereof or at such other address as such party may designate by ten days' advance written notice to the other parties hereto.

                  12.6 Finder's Fee. Each party represents  that,  except as set forth in the Schedule of  Exceptions  or in this Section 12.6, it neither is nor will be obligated for any finder's fee or  commission  in  connection  with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any  liability  for any  commission  or  compensation  in the  nature  of a finder's fee (and the costs and expenses of defending  against such liability or asserted  liability)  for which such Investor or any of its officers,  partners, employees or representatives is responsible. The Company agrees to indemnify and
hold  harmless   each  Investor  from  any  liability  for  any   commission  or
compensation  in the nature of a  finders'  fee (and the costs and  expenses  of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  12.7  Expenses;  Attorneys'  Fees.  If any action at law or in equity is  necessary to enforce or interpret  the terms of this  Agreement,  the
First Restated  Certificate,  the Second Restated  Certificate,  or the Investor
Rights  Agreement,  the Amended and Restated  Investor  Rights  Agreement or the
Second Amended and Restated  Investor  Rights  Agreement,  the prevailing  party
shall  be  entitled  to  reasonable   attorneys'   fees,   costs  and  necessary
disbursements  in  addition  to any  other  relief  to which  such  party may be entitled.

                  12.8 Amendments and Waivers. Any term of this Agreement may be amended and the  observance of any term of this  Agreement may be waived (either
generally   or  in  a   particular   instance   and  either   retroactively   or
prospectively),  (i) prior to the Closing,  only with the written consent of the
Company and Investors  acquiring in the  aggregate  more than half the shares of
Series A Preferred Stock to be sold pursuant hereto,  (ii) after the Closing but prior to the Subsequent  Closing,  only with the written consent of the Company,
Investors  acquiring in the  aggregate  more than half of the shares of Series A
Preferred  Stock to be issued at the  Subsequent  Closing  and the  holders of a majority of the Common Stock issuable or issued upon  conversion of the Series A
Preferred  Stock sold at the Closing  pursuant to this Agreement and (iii) after the  Subsequent  Closing,  only with the written  consent of the Company and the holders of a majority of the Common Stock issuable or issued upon  conversion of the Series A Preferred Stock sold pursuant to this  Agreement.  Any amendment or waiver  effected in accordance with this Section 12.8 shall be binding upon each holder of any securities  purchased under this Agreement  (including  securities into which such securities are convertible) at the time outstanding, each future holder of all such Series A Preferred Stock and the Company.  The failure of any party to assert any rights or  remedies  shall not  constitute  a waiver of such rights or remedies.

                                      B-20

                  12.9 Severability. If one or more provisions of this Agreement are held to be  unenforceable  under  applicable  law, such  provision  shall be excluded  from  this  Agreement  and  the  balance  of the  Agreement  shall  be interpreted  as if such  provision  were so excluded and shall be enforceable in accordance with its terms.

                  12.10  Aggregation  of  Stock.  All  shares  of the  Series  A
Preferred  Stock held or acquired  by  affiliated  entities or persons  shall be aggregated  together  for the purpose of  determining  the  availability  of any rights under this Agreement.

                  12.11 Entire  Agreement.  This  Agreement  and the  documents, schedules and exhibits  referred to herein constitute the entire agreement among the  parties  and no party  shall be liable  or bound to any other  party in any manner by any warranties,  representations  or covenants  except as specifically set forth herein or therein.

                  12.12  Counterparts.  This Agreement may be executed in two or more counterparts,  each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

                                      B-21

            IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first written above.

                                    COMPANY:

                                    GOAMERICA, INC.

                                    By:     /s/ Daniel R. Luis
                                       -----------------------------------------
                                            Name:  Daniel R. Luis
                                            Title:  Chief Executive Officer

                            Address:        433 Hackensack Avenue
                                            Hackensack, NJ  07601
                                            Attn.:  Chief Executive Officer

                                    With a copy to:

                                            Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, NJ  07068
                                            Attn.:  Peter H. Ehrenberg, Esq.
                                            Fax No. (973) 597-2400

        [SIGNATURE PAGE TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT]

                                      B-22

                                    INVESTOR:

                                    CCP A, L.P.

                                    By:  CLEARLAKE CAPITAL PARTNERS, LLC
                                         Its General Partner

                                    By:  CCG Operations, LLC
                                         Its Managing Member

                                    By:  /s/ Behdad Eghbali
                                       -----------------------------------------
                                         Name: Behdad Eghbali
                                         Title:  Authorized Signatory

                            Address:         650 Madison Avenue, 26th Floor
                                             New York, NY 10022
                                             Fax No. (212) 610-9121

                                    With a copy to:

                                             Milbank, Tweed, Hadley & McCloy LLP
                                             601 S. Figueroa St., 30th Floor
                                             Los Angeles, CA  90017
                                             Attn.: Melainie K. Mansfield, Esq.
                                             Fax No. (213) 892-4711

       [SIGNATURE PAGE TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT]

                                      B-23

                                   SCHEDULE A

                              Schedule of Investors

 Part I
                           Shares of
    Investor         Series A Preferred Stock             Purchase Price
    ------------     ------------------------     ----------------------------
    CCP A, L.P.                6,479,691                   $33,500,002.47
                               ---------                   --------------
    Total                      6,479,691                   $33,500,002.47

 Part II
                            Shares of
    Investor         Series A Preferred Stock             Purchase Price
    ------------     ------------------------     ----------------------------
    CCP A, L.P.                  967,118                    $5,000,000.06
                                 -------                   --------------
    Total                        967,118                    $5,000,000.06

                                      B-24

ANNEX C

TRS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Annex C

Exhibit A-1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GOAMERICA, INC.

GoAmerica, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

ONE: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on December 1, 1999, under the name “GoAmerica, Inc.” A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 17, 2005, under the name “GoAmerica, Inc.” A Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock (par value $0.01 per share) was filed with the Secretary of State of the State of Delaware on August 2, 2007.

TWO: This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

THREE: The Restated Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation (hereinafter, the “Corporation”) is GoAmerica, Inc.

ARTICLE II

          The address of the Corporation’s registered office in the State of Delaware is Corporation Service Corporation, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Corporation.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

ARTICLE IV

A.      Classes of Stock. The Corporation is authorized to issue two classes of capital stock designated “Common Stock” and “Preferred Stock”, respectively. The total number of shares which the Corporation is authorized to issue is Sixty One Million, Six Hundred Seventy One Thousand, One Hundred Eighty (61,671,180), of which Fifty Million (50,000,000) shares shall be Common Stock, par value $0.01 per share, and Eleven Million, Six Hundred Seventy One Thousand, One Hundred Eighty (11,671,180) shares shall be Preferred Stock, par value $0.01 per share.

B.     Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series, without further stockholder approval (except as may be required by Section 6 of this Article IV.B. below). Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the Delaware General Corporation Law, to establish the number of shares to be included in each such series and to fix the powers, including voting powers, designations, preferences and

C-1

relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to each such series. Subject to the approval requirements set forth in Section 6 of this Article IV.B. below, the rights, powers, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to preferences on liquidation, dissolution or winding up, or with respect to distributions, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to Section 6 of this Article IV.B. below, the Board is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The first such series of Preferred Stock shall consist of Six Million, Seven Hundred Sixty Nine Thousand, Eight Hundred Twenty Six (6,769,826) shares and is designated “Series A Preferred Stock” (the “Series A Preferred Stock”). The rights, powers, preferences and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Paragraph B of this Article IV.

1.      Dividend Provisions.

(a)      Dividend Amount.

(i)      Cumulative Dividends. Each outstanding share of Series A Preferred Stock shall accrue cash dividends commencing on the date such share of Series A Preferred Stock is first issued (as to each such share, the “Series A Issue Date”). The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets legally available therefor, cumulative cash dividends at the rate of 8% of the face amount per annum, compounded quarterly from the Series A Issue Date (the “Cumulative Dividend”).

(ii)      Participation as to Dividends. To the extent dividends are paid by the Corporation on shares of Common Stock (in anything other than additional shares of Common Stock for which a corresponding adjustment is made to the Series A Preferred Stock Conversion Price hereunder), holders of outstanding shares of Series A Preferred Stock shall also be entitled to receive, during each fiscal year, an amount (if greater than zero) equal to (x) dividends payable on shares of Common Stock, if any, during such fiscal year (as if such shares of Series A Preferred Stock had been converted into Common Stock on the record date for such Common Stock dividend) minus (y) the amount of Cumulative Dividends that have been paid or have accrued during such fiscal year pursuant to Section B.1.(a)(i) of this Article IV.

(b)      Priority. Cumulative Dividends shall be paid prior and in preference to any declaration or payment of any dividend (other than a dividend paid only in additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, except as permitted by this Section 1(b). Any dividends paid on the Series A Preferred Stock shall be paid ratably among the holders of Series A Preferred Stock outstanding as of the applicable record date.

(c)      Definitions. Unless the context otherwise requires, the terms defined in this Section (1)(c) of Article IV.B. shall have, for all purposes of this Amended and Restated Certificate of Incorporation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural):

“Closing Price” shall mean, with respect to the Corporation’s Common Stock on any date, the closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the principal U.S. securities exchange on which the Corporation’s Common Stock is then listed, or, if the Corporation’s Common Stock is not quoted on NASDAQ and is not listed on a U.S. securities exchange, as reported on the principal other market on which the Corporation’s Common Stock is then traded. In the absence of such quotations, the Closing Price shall be deemed to be zero.

“Trading Day” shall mean (x) if the Corporation’s Common Stock is quoted on NASDAQ, a day on which trades may be made thereon, (y) if the Corporation’s Common Stock is listed or admitted for trading on another U.S. securities exchange, a day on which such other U.S. securities exchange is open for business or (z) if the Corporation’s Common Stock is not quoted on NASDAQ and is not listed or admitted for trading on another U.S. securities exchange, a weekday on which commercial banks are open for business in the State of New York.

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2.      Liquidation.

(a)      Series A Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation (“Liquidation”), whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive for each outstanding share of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to $5.17 (as adjusted for subsequent stock dividends, splits, combinations or similar events with respect to the Series A Preferred Stock) (“Series A Issue Price”), plus an amount equal to all accrued but unpaid Cumulative Dividends and any other accrued but unpaid dividends on such share payable hereunder (the “Series A Liquidation Amount”). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then, all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the number of shares of Series A Preferred Stock held by such holders. Upon payment of the full preferential amounts set forth above in respect of a share of Series A Preferred Stock, such share of Series A Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

(b)     Remaining Assets. Upon the completion of the distribution required by subparagraph (a) of this Section 2, in the event of a Liquidation, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(c)      Deemed Liquidation.

(i)      For purposes of this Section 2, a Liquidation shall be deemed to be occasioned by, or to include, the following (each of the following, as so qualified, a “Liquidation Event”), unless the holders of a majority of the then outstanding shares of Series A Preferred Stock and the Corporation consent in writing that such event or transaction or series of transactions shall not be deemed a Liquidation:

(A)     the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding (x) any merger effected exclusively for the purpose of changing the domicile of the Corporation and (y) any transaction or series of transactions in which the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the stock of the Corporation having the right to vote for the election of members of the Corporation’s board of directors immediately prior to the consummation of such transaction or transactions are the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the stock of the successor entity having the right to vote for the election of members of such successor entity’s board of directors immediately after the consummation of such transaction or transactions);

(B)     a sale of all or substantially all of the assets of the Corporation and its subsidiaries; or

(C)     a Change of Control of the Corporation.

As used herein, “Change of Control of the Corporation” means (1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) after the first date on which any shares of Series A Preferred Stock were issued (the “Initial Series A Issue Date”), directly or indirectly, of more than 50% of the then outstanding voting power of the capital stock of the Corporation or (2) any “person” or two or more “persons” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Corporation or control of more than 50% of the then outstanding voting power of the capital stock of the Corporation.

(ii)      In any Liquidation Event, if the consideration received by the Corporation is other than cash or securities, its value will be deemed its fair market value, as determined in good faith by the Board. The fair market value of any securities shall be valued as follows:

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(A)      Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1)      If traded on a national securities exchange, the value shall be deemed to be the average of the Closing Prices of the securities on such exchange or market over the thirty (30)-Trading Day period ending three (3) days prior to the closing;

(2)      If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-Trading Day period ending three (3) days prior to the closing; and

(3)      If there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board and the holders of at least a majority of the shares of the Series A Preferred Stock then outstanding or, if such parties cannot agree on such value, within five (5) business days from the date that either party determines that the fair market value cannot be agreed upon, a national (or otherwise well-recognized) investment banking firm with expertise in valuation.

(B)      The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, in each case, as determined by a national (or otherwise well-recognized) investment banking firm with expertise in valuation.

(iii)      The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than the earlier of (A) fourteen (14) days prior to the stockholders’ meeting called to approve such transaction, or (B) fourteen (14) days prior to the closing of such transaction, and shall also promptly notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give holders of Series A Preferred Stock prompt notice of any material modifications of such terms and conditions of such impending transaction. The transaction shall in no event take place sooner than fourteen (14) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived with the written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

3.      Redemption.

(a)      If any holder of shares of Series A Preferred Stock shall elect at any time after the fifth (5th) anniversary of the Initial Series A Issue Date that the Corporation shall redeem (to the extent it may lawfully do so) the number of shares of Series A Preferred Stock held by such holder that is specified in a request for redemption delivered to the Corporation by the holder (accompanied by the certificates representing the shares of Series A Preferred Stock to be so redeemed), the Corporation shall promptly honor such request for redemption (to the extent of lawfully available funds therefor), by paying in cash on the Redemption Date an amount equal to the Series A Redemption Price.

(b)      The Corporation may at any time (to the extent it may lawfully do so), but no earlier than the fifth (5th) anniversary of the Initial Series A Issue Date, at the option of the Board of Directors, redeem (to the extent there are lawfully available funds therefor) in whole or in part the Series A Preferred Stock by paying in cash therefor an amount equal to the Series A Redemption Price on the Redemption Date. The terms of any redemption pursuant to this Section 3(b) shall be specified in the Corporation Redemption Notice (as defined below). Any redemption effected pursuant to this Section 3(b) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them.

(c)      As used herein, the term “Redemption Date” shall refer to (i) in the case of redemption pursuant to Section 3(a) of this Article IV.B., the date that is designated by the Corporation in the Redemption Notice (as defined below) and which shall not be more than 25 days after the Corporation’s receipt of a request for redemption, and

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(ii) in the case of a redemption pursuant to Section 3(b) of this Article IV.B., the date designated by the Corporation in the Corporation Redemption Notice (as defined below) upon which a redemption is to be effected. As used herein, the term “Series A Redemption Price” shall have the same meaning as Series A Liquidation Amount.

(d)      Upon receipt of a request for redemption pursuant to Section 3(a) of this Article IV.B. (the “Exercise Notice”) within ten (10) days of the receipt of the Exercise Notice, the Corporation shall give written notice to each holder of record of the Series A Preferred Stock (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the receipt of the Exercise Notice, the Redemption Date, the Series A Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Each holder of the Series A Preferred Stock shall have the right to participate in the redemption described in the Redemption Notice by delivering to the Corporation, within 10 days of his receipt of the Redemption Notice, a written request to participate in such redemption, which request shall specify the number of shares of Series A Preferred Stock such holder is requesting that the Corporation redeem. In the event that multiple holders request such redemption and the Corporation does not have sufficient funds lawfully available to accommodate all such requests, such redemption shall be made on a pro rata basis among the holders of the Series A Preferred Stock requesting redemption in proportion to the number of shares of Series A Preferred Stock specified in each such holder’s request for redemption.

(e)      In the case of a redemption pursuant to Section 3(b) of this Article IV.B., the Corporation shall give written notice to each holder of record (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date (which may be the date of the notice if payment of the Redemption Price is made on such date), the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Corporation Redemption Notice”). If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date triggered pursuant to Section 3(b) of this Article IV.B. are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any such Redemption Date but which it has not redeemed.

(f)      On or prior to a Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice or the Corporation Redemption Notice, as applicable, and thereupon the Series A Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(g)      From and after payment of the Series A Redemption Price, all rights of the holders of the shares of Series A Preferred Stock so redeemed, as holders of such shares of Series A Preferred Stock, shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

4.      Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

(a)      Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Series A Issue Price plus the amount of all accrued and

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unpaid Cumulative Dividends and any other accrued but unpaid dividends on such Series A Preferred Stock by (2) the Conversion Price at the time in effect for the Series A Preferred Stock. The “Conversion Price” per share for shares of Series A Preferred Stock shall initially be equal to the Series A Issue Price (as adjusted pursuant to Section 4(b) of this Article IV.B. below).

(b)      Adjustments to the Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i)      (A)     Subject to Section 4(b)(v) of this Article IV.B. below, if this Corporation shall issue, after the Initial Series A Issue Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. “Common Stock Deemed Outstanding” shall mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon conversion of all outstanding (x) Series A Preferred Stock, (y) then exercisable options to purchase or rights to subscribe for Common Stock and (z) securities by their terms then convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case then outstanding.

(B)           Except to the limited extent provided for in subsections (E)(3) and (E)(4) of this Section below, no adjustment of such Conversion Price pursuant to this subsection 4(b)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)            In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)            In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof determined in accordance with Section 2(c)(ii) of this Article IV.B.

(E)            In the case of the issuance (whether before, on or after the Initial Series A Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of subsection 4(b)(i) and subsection 4(b)(ii) of this Section above:

(1)           The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(b)(i)(C) and 4(b)(i)(D) of this Subsection B), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

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(2)            The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(b)(i)(C) and 4(b)(i)(D) of this Subsection B).

(3)            In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(b)(i)(A) of this Subsection B), the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)            Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(b)(i)(A) of this Subsection B), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)            The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(b)(i)(E)(1) and (2) of this Subsection B shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(b)(i)(E)(3) or (4) of this Subsection B.

(ii)      “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(b)(i)(E) of this Subsection B) by this Corporation after the Initial Series A Issue Date other than:

(A)           shares of Common Stock issued pursuant to a transaction described in subsection 4(b)(iii) of this Subsection B;

(B)            shares of Common Stock issuable or issued to employees, consultants or directors of this Corporation pursuant to a stock option plan or restricted stock plan approved by the Board;

(C)            shares of Common Stock issued or issuable in a bona fide, underwritten public offering of shares of Common Stock;

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(D)            shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock or as dividends or distributions on the Series A Preferred Stock, or upon exercise of options or warrants or conversion of any other convertible securities outstanding as of the Initial Series A Issue Date;

(E)            shares of Common Stock issued in connection with a bona fide business acquisition of or by this Corporation that is approved by the Board (including the director or directors appointed or designated by the holders of Series A Preferred Stock pursuant to Section 7 of this Article IV.B.), whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

(F)            shares of Common Stock issued or issuable upon exercise of warrants or other securities or rights pursuant to equipment lease financings or bank credit arrangements approved by the Board and not undertaken for the primary purpose of raising equity capital; or

(G)            shares of Common Stock issued or issuable upon exercise of warrants or other securities or rights to persons or entities with which this Corporation has business relationships or corporate partnering arrangements, including without limitation, the acquisition of technology, and provided that such issuances are approved by the Board and not undertaken for the primary purpose of raising equity capital.

(iii)      In the event this Corporation should at any time or from time to time after the Initial Series A Issue Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv)      If the number of shares of Common Stock outstanding at any time after the Initial Series A Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(v)      No adjustment in the number of shares into which the Preferred Stock is convertible shall be made, by adjustment of the applicable Conversion Price or otherwise, if, prior to such issuance, this Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock that would otherwise be entitled to such adjustment agreeing that no such adjustment shall be made to the Conversion Price in connection with such issuance.

(c)      Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates representing such holder’s shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates representing shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of any such holder, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders

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of such shares of Common Stock as of such date. If the conversion is in connection with a Liquidation Event, the conversion may, at the option of the holder tendering Series A Preferred Stock for conversion, be contingent upon, and be deemed to have occurred immediately prior to, the closing of such Liquidation Event.

(d)      No Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock. In lieu of issuing any fractional shares to which such stockholder is entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair value of the Common Stock (as determined by the Board) on the date of conversion. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock held by the holder at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(e)      Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.      General Voting Rights.

(a)      General. Except as otherwise provided herein or required by law, each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock so held could be converted (subject to the limitations on conversion contained in Section 5(c) of this Article IV.B.) at the record date for determination of the stockholders entitled to vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed and delivered. If the application of Section 5(c) of this Article IV.B. hereof shall cause a limitation in the number of shares of Common Stock otherwise issuable into which the shares of Series A Preferred Stock are then convertible, then the votes associated with the number of shares of Common Stock that can be issued upon conversion shall be proportionately allocated to the shares of Series A Preferred Stock then outstanding. Except as required by law or otherwise set forth herein, all shares of Series A Preferred Stock and all shares of Common Stock shall vote together as a single class on an as-converted basis (subject to the limitations on conversion contained in Section 5(c) of this Article IV.B.). The Series A Preferred Stock shall not be entitled to cumulative voting except as required by law.

(b)      No Violation of NASD Rule 4351. Notwithstanding any other provision of this Section 5, in the event that the Corporation determines, after consultation with NASDAQ or any other securities exchange on which the Corporation’s Common Stock is then listed or traded (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this Section 5 violate or conflict with Rule 4351 of the National Association of Securities Dealers, Inc. (the “NASD”), or any successor or similar rule, or the rules or regulations of any such securities exchange on which the Common Stock is then listed or traded, then the manner of voting and/or number of votes to which each share of Series A Preferred Stock is entitled shall be modified and/or reduced to the extent required to comply with such rule.

(c)      Minimum Conversion Price Regarding Voting. Notwithstanding any contrary or inconsistent provision hereof, for the purpose only of determining the number of votes each share of Series A Preferred Stock shall be entitled to vote pursuant to this Section 5, the Conversion Price on the record date for the taking of any vote (or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited) shall not in any case be deemed less than an amount equal to the Closing Price of the Common Stock on the Initial Series A Issue Date (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Corporation in respect to its Common Stock).

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6.      Protective Provisions. Once at least 6,769,826 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then as long as at least 2,257,000 shares of Series A Preferred Stock remain outstanding, the Corporation shall not (and shall cause its subsidiaries not to), without first obtaining the approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock:

(a)      issue any equity security that is pari passu with or senior to the Series A Preferred Stock (including additional shares of the Series A Preferred Stock) as to liquidation or dividend payments;

(b)      amend the Corporation’s certificate of incorporation in a manner that adversely affects the rights of holders of the Series A Preferred Stock (including any adverse amendment to the rights, preferences and privileges of the Series A Preferred Stock, and including without limitation any amendment to this Section 6);

(c)      redeem or repurchase any equity security that is pari passu with or junior to the Series A Preferred Stock as to liquidation or dividends;

(d)      declare or pay any dividend upon any of the capital stock of the Corporation, except as set forth in Section 1(a)(i) of this Article IV.B. above; or

(e)      dissolve or liquidate the Corporation.

7.      Series A Preferred Stock Board Designee.

(a)      Once at least 6,769,826 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then as long as at least 3,384,913 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), the holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect three (3) directors on the Board at each annual election of directors and in connection with any action by written consent of the stockholders with respect to the election of directors (and to fill any vacancies with respect thereto). One (1) of such three (3) members shall be unaffiliated with the holders of the Series A Preferred Stock and the Corporation, shall have relevant industry experience and shall be eligible to serve on the audit committee of the Corporation under NASDAQ (or any exchange on which the Corporation’s Common Stock is then listed or traded) and Securities and Exchange Commission rules.

(b)      Once at least 6,769,826 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then as long as more than 1,015,474 but less than 3,384,913 shares of Series A Preferred Stock remain outstanding (in each case as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), the holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors on the Board at each annual election of directors and in connection with any action by written consent of the stockholders with respect to the election of directors (and to fill any vacancies with respect thereto). One (1) of such two (2) members shall be unaffiliated with the holders of the Series A Preferred Stock and the Corporation, shall have relevant industry experience and shall be eligible to serve on the audit committee of the Corporation under NASDAQ (or any exchange on which the Corporation’s Common Stock is then listed or traded) and Securities and Exchange Commission rules.

(c)      Once at least 6,769,826 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then if less than 1,015,474 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), the holders of shares of the Series A Preferred Stock shall not be entitled to elect specific members of the board.

In the cases of Sections 7(a) and (b) of this Article IV.B., such representatives of the Series A Preferred Stock shall have the right to participate in all committees of the Board of Directors of the Corporation, other than in instances in which participation would result in a conflict of interest or violation of any securities law or rule of NASDAQ (or to the extent the Corporation’s Common Stock is listed or traded on another securities exchange, the relevant rules of such exchange). Such representatives shall be entitled to reimbursement for expenses on a comparable basis with other members of the Corporation’s Board of Directors.

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8.      Miscellaneous. Shares of Series A Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired promptly after the reacquisition thereof and, upon compliance with the applicable provisions of Delaware law, shall have the status of authorized but unissued shares of preferred stock of the Corporation.

C.      Common Stock.

1.      Dividend Rights. Subject to (a) the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends (including any series of Preferred Stock), the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2.      Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights, upon the liquidation, dissolution or winding up of the Corporation (including the Series A Preferred Stock), the assets of the Corporation shall be distributed as provided in Section 2 of this Article IV.B.

3.      Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation and applicable law, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

A.      This Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

B.      In addition, this Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time pay to such person any and all expenses (including attorneys’ fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by this Corporation as authorized in this ARTICLE V.

C.      Paragraphs A and B of this ARTICLE V to the contrary notwithstanding, this Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of this Corporation’s securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he or she was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he or she was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

D.      The rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, the bylaws of this Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

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ARTICLE VI

The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

A.      The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The stockholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

B.      Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

C.      Special meetings of stockholders may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes set forth in the notice of such special meeting.

D.      The Board of Directors of the Corporation, when evaluating any offer of another party (i) to make a tender or exchange offer for any equity security of the Corporation or (ii) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors of the Corporation determines to be relevant, including, without limitation:

1.      the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

2.      whether the proposed transaction might violate federal or state laws;

3.      not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

4.      the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors of the Corporation is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors of the Corporation may determine.

E.      In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of Articles VI or VIII of this Amended and Restated Certificate of Incorporation.

C-12

ARTICLE VII

The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. At each annual meeting of stockholders of the Corporation commencing at the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation, all directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be elected by the holders of the shares of capital stock entitled to vote generally in the election of directors for a one-year term expiring at the next succeeding annual meeting of stockholders. The term of each director serving as of and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director's term expires in accordance with the foregoing provisions or until the director's prior death, resignation, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director's term until the director's successor shall be duly elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the bylaws of the Corporation.

ARTICLE VIII

A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of Delaware.

[remainder of page intentionally left blank]

C-13

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of ____________, 200_.

_______________________________ Daniel R. Luis Chief Executive Officer

C-14

ANNEX D

HANDS ON MERGER AGREEMENT

                                                                         Annex D

                                                               EXECUTION VERSION

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                GOAMERICA, INC.,
                             a Delaware corporation
                                  ("Acquirer"),

                         HOVRS ACQUISITION CORPORATION,
                             a Delaware corporation
                              ("HOVRS Merger Sub"),

                      HANDS ON VIDEO RELAY SERVICES, INC.,
                             a Delaware corporation
                                    ("HOVRS")

                                       AND

                                BILL M. MCDONAGH
                             ("Stockholders' Agent")

                               September 12, 2007

                                TABLE OF CONTENTS

                                       D-i

                                      D-ii

EXHIBIT 2.2            Form of Certificate of Merger
EXHIBIT 2.5(a)         Corporate Governance
EXHIBIT 2.7(c)(i)      Form of Lock-up and Registration Rights Agreement
EXHIBIT 2.7(c)(ii)     Form of Investment Representation Letter
EXHIBIT 6.3            Form of Written Consent
EXHIBIT 6.12           Form of Escrow Agreement
EXHIBIT 7.2(f)         Form of Legal Opinion of Counsel to HOVRS
EXHIBIT 7.3(f)         Form of Legal Opinion of Counsel to Acquirer
EXHIBIT 7.3(h)         Form of Amended and Restated Certificate of Incorporation

                                      D-iii

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this  "Agreement")  is made and entered into  as of  September  12,  2007  by and  among  GOAMERICA,  INC.,  a  Delaware corporation ("Acquirer"),  HOVRS ACQUISITION CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Acquirer ("HOVRS Merger Sub"),  HANDS ON
VIDEO  RELAY  SERVICES,  INC.,  a Delaware  corporation  ("HOVRS"),  and BILL M.
MCDONAGH,  as the  representative  of the  stockholders of HOVRS for purposes of this Agreement (the "Stockholders' Agent").

                                    RECITALS

      A. The boards of directors of Acquirer and HOVRS each have determined that the  strategic  business  combination  pursuant  to the terms and subject to the conditions  set  forth  herein  is in the best  interests  of  their  respective companies and stockholders.

      B. The boards of directors of each of Acquirer, HOVRS Merger Sub and HOVRS have  approved  this  Agreement,  and  deem it  advisable,  fair and in the best interests of their respective  stockholders  that Acquirer acquire HOVRS through the statutory merger of HOVRS Merger Sub with and into HOVRS,  pursuant to which
HOVRS will become a wholly owned subsidiary of Acquirer (the "Merger"), upon the terms and conditions set forth herein and, in furtherance thereof, have approved the Merger, this Agreement and the other transactions contemplated hereby.

      C. Pursuant to the Merger, among other things, each issued and outstanding share of HOVRS common stock,  $.001 par value ("HOVRS Common  Stock"),  shall be converted into a prorated share of the Common Merger  Consideration  (as defined below), and each issued and outstanding share of HOVRS Series A Preferred Stock,
$.001 par value ("HOVRS  Preferred  Stock"),  shall be converted into a prorated share of the Preferred Merger Consideration (as defined below).

      D. Acquirer and HOVRS desire to make certain representations,  warranties, covenants and other agreements in this Agreement in connection with the Merger.

      E.  Subsequent  to the  approval of this  Agreement  by the HOVRS board of directors  and  concurrently  with  the  execution  of this  Agreement  and as a condition  to the  willingness  of the  Acquirer  to enter into this  Agreement,
Acquirer  has entered  into a Support and Lock-Up  Agreement,  pursuant to which each Key HOVRS  Stockholder (as defined below) has agreed to retain ownership of the shares of HOVRS Common Stock and HOVRS Preferred Stock beneficially owned by such stockholder until the consummation of the Merger or the termination of this
Agreement in  accordance  with its terms and to take certain  actions to support consummation  of the  Merger,  subject to and in  accordance  with the terms and conditions set forth therein.

      F. Subsequent to the approval of this Agreement by the Acquirer's board of directors  and  concurrently  with  the  execution  of this  Agreement  and as a condition to the  willingness of HOVRS to enter into this  Agreement,  HOVRS has entered  into a  Voting  Agreement  with the  Acquirer  stockholders  listed  on
Schedule I attached thereto,  pursuant to which such stockholders have agreed to
vote  the  shares  of  Acquirer  Common  Stock  and  Acquirer   Preferred  Stock
beneficially  owned by such stockholder in favor of the Merger,  the issuance of the Acquirer  Common Stock  pursuant to this Agreement and such other matters as shall be required by Nasdaq in connection  with the  consummation  of the Merger and to take certain actions to support  consummation  of the Merger,  subject to and in accordance with the terms and conditions set forth therein.

      G. It is intended that the exchange of capital stock of HOVRS for Acquirer
Common Stock in the Merger will  qualify as a tax-free  exchange of property for stock under the provisions of Section 351 of the Internal  Revenue Code of 1986,
as amended (the "Code").

                                    AGREEMENT

      NOW, THEREFORE,  in consideration of the covenants and representations set forth  herein,  and for other good and valuable  consideration,  the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                                      D-1

1. Definitions.  For purposes of this Agreement, the following capitalized terms shall have the following meanings:

      "Applicable Laws" means, with respect to any Person,  all laws,  statutes, codes,  orders,  rules,  regulations,  policies or  guidelines  promulgated,  or judgments,  decisions or orders entered by, any Governmental Entity, relating to such  Person and its  Subsidiaries  or their  respective  businesses,  assets or properties.

      "Acquirer"  shall  have the  meaning  set  forth in the  preamble  to this
Agreement.

      "Acquirer Balance Sheet" shall have the meaning set forth in Section 4.7.

      "Acquirer  Balance Sheet Date" shall have the meaning set forth in Section
4.6.

      "Acquirer  Common Stock" shall mean the common  stock,  par value $.01, of
Acquirer.

      "Acquirer Disclosure Schedule" shall have the meaning set forth in Section
4.

      "Acquirer  Employee  Plans"  shall have the  meaning  set forth in Section
4.22(a).

      "Acquirer  Financial  Statements"  shall  have the  meaning  set  forth in
Section 4.4.

      "Acquirer Indemnified Party" and "Acquirer Indemnified Parties" shall have the meanings set forth in Section 9.2(b).

      "Acquirer  Individuals"  shall  have the  meaning  set  forth  in  Section
4.27(a)(ii).

      "Acquirer  Intellectual  Property"  shall  have the  meaning  set forth in
Section 4.10(b).

      "Acquirer  Material  Contract" shall have the meaning set forth in Section
4.14.

      "Acquirer   Option   Plans"  shall  mean,   collectively,   the  GoAmerica
Communications  Corp.  1999 Stock Option Plan,  the  GoAmerica,  Inc. 1999 Stock
Plan, the GoAmerica,  Inc. Employee Stock Purchase Plan and the GoAmerica,  Inc.
2005 Equity Compensation Plan.

      "Acquirer Preferred Stock" shall mean the preferred stock, par value $.01, of Acquirer.

      "Acquirer Privacy  Statements" shall have the meaning set forth in Section
4.27(a)(ii).

      "Acquirer   Products"   shall  have  the  meaning  set  forth  in  Section
4.10(b)(ii).

      "Acquirer  SEC  Documents"  shall  have the  meaning  set forth in Section
4.31(a).

      "Acquirer  SEC Financial  Statements"  shall have the meaning set forth in
Section 4.31(b).

      "Acquirer's  Current  Facilities"  shall  have the  meaning  set  forth in
Section 4.20.

      "Acquirer's Facilities" shall have the meaning set forth in Section 4.20.

      "Acquirer  Sites" shall mean all of  Acquirer's  public sites on the World
Wide Web.

      "Acquirer Software" shall have the meaning set forth in Section 4.10(j).

      "Acquirer  Stockholders  Meeting"  shall  have the  meaning  set  forth in
Section 6.4.

      "Acquirer  Transaction  Proposal"  shall  have the  meaning  set  forth in
Section 5.2(c).

      "Acquirer  Unapproved Marketing Programs" shall have the meaning set forth in Section 9.2(c).

      "Agent Certificate" shall have the meaning set forth in Section 9.6(a).

      "Agreement"  shall  have the  meaning  set forth in the  preamble  to this
Agreement.

      "Assumed  HOVRS  Option"  shall  have the  meaning  set  forth in  Section
2.6(d)(ii).

      "Business  Day"  means any day on which  banks are open to the  public for conducting  business  and not  authorized  or required to close in the States of
California and New Jersey.

                                      D-2

      "Cash  Consideration"  shall mean the Common  Cash  Consideration  and the
Preferred Cash Consideration.

      "Cash  Threshold  Percentage"  shall  mean the  quotient,  expressed  as a percentage, of the Merger Cash divided by the Merger Consideration.

      "CERCLA" shall mean Comprehensive Environmental Response, Compensation and
Liability Act of 1980.

      "Certificate" and "Certificates"  shall mean a certificate or certificates representing shares of HOVRS Common Stock or HOVRS Preferred Stock.

      "Certificate of Merger" shall have the meaning set forth in Section 2.2.

      "Charter  Documents" shall mean, with respect to any entity, such entity's
certificate  of  incorporation,   by-laws,  certificate  of  formation,  limited
liability company agreement or other charter documents, as applicable.

      "Clearlake" shall mean CCP A, L.P., a Delaware limited partnership.

      "Closing" shall have the meaning set forth in Section 2.2.

      "Closing Date" shall have the meaning set forth in Section 2.2.

      "Closing  Price" shall mean the closing price of the Acquirer Common Stock as reported on the Nasdaq Capital Market as of any specified date.

      "COBRA" shall have the meaning set forth in Section 3.22(e).

      "Code" shall have the meaning set forth in the recitals to this Agreement.

      "Common Cash Consideration"  shall mean cash equal to the Common Per Share
Price.

      "Common  Cash  Election"  shall  have the  meaning  set  forth in  Section
2.7(b)(ii).

      "Common Cash Election  Shares" shall have the meaning set forth in Section
2.7(a).

      "Common  Liquidation  Preference"  shall  mean Eight  Hundred  Forty-Three
Thousand Five Hundred Eighty-Eight Dollars ($843,588).

      "Common  Liquidation  Proceeds"  shall  mean  the  sum of (i)  the  Common
Liquidation  Preference  plus (ii) the  product  of (A) the  Shared  Liquidation
Proceeds  multiplied  by (B) a  fraction,  the  numerator  of which shall be the number  of  issued  and  outstanding  shares  of  HOVRS  Common  Stock,  and the denominator of which shall be the total number of issued and outstanding  shares of  HOVRS  Common  Stock  and  HOVRS  Preferred  Stock,  in each  case as of the
Determination Date.

      "Common Merger  Consideration" shall have the meaning set forth in Section
2.6(a).

      "Common  Non-Election"  shall  have  the  meaning  set  forth  in  Section
2.7(b)(ii).

      "Common  Non-Election  Shares" shall have the meaning set forth in Section
2.7(a).

      "Common Per Share Price" shall mean the quotient of the Common Liquidation
Proceeds  divided by the number of shares of HOVRS  Common Stock that are issued and outstanding as of the Determination Date.

      "Common Stock  Consideration"  shall mean a number of share(s) of Acquirer
Common Stock (or a fraction thereof) equal to the Common Per Share Price divided by the Closing Price as of the Determination Date.

      "Common  Stock  Election"  shall  have the  meaning  set forth in  Section
2.7(b)(ii).

      "Common Stock Election Shares" shall have the meaning set forth in Section
2.7(a).

      "Communications Act" shall have the meaning set forth in Section 9.2(b).

      "Confidentiality  Agreement"  shall have the  meaning set forth in Section
6.6.

                                      D-3

      "Copyrights" shall have the meaning set forth in Section 3.10(a)(iii).

      "Damages" shall have the meaning set forth in Section 9.2(b).

      "Delaware Law" means the Delaware General Corporation Law.

      "Determination  Date"  shall  mean the date that is one (1)  Business  Day preceding the Closing Date.

      "Dissenting  Shares"  shall mean the shares of HOVRS Common Stock or HOVRS
Preferred Stock held by holders who have demanded and perfected their respective rights for  appraisal  of such shares with  respect to the Merger in  accordance with  Delaware  Law, and who, as of the  Effective  Time,  have not  effectively withdrawn or lost such rights to appraisal in accordance with Delaware Law.

      "Dissenting  Stockholder"  shall  have the  meaning  set forth in  Section
2.6(h).

      "Effective Time" shall have the meaning set forth in Section 2.2.

      "Election Deadline" shall have the meaning set forth in Section 2.7(c).

      "Election Form" shall have the meaning set forth in Section 2.7(b).

      "Environmental   Laws"  shall  have  the  meaning  set  forth  in  Section
3.20(a)(i).

      "ERISA" shall mean  Employee  Retirement  Income  Security Act of 1974, as amended.

      "ERISA Affiliate" shall have the meaning set forth in Section 3.22(a).

      "Escrow Agent" shall mean the escrow agent named in the Escrow Agreement.

      "Escrow Agreement" shall have the meaning set forth in Section 6.12.

      "Escrow Cash" shall mean Five Million Dollars ($5,000,000).

      "Escrow Fund" shall mean the Escrow Cash, plus all interest earned thereon while held by the Escrow Agent.

      "Escrow Period" shall have the meaning set forth in Section 9.3(a).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "Exchange Agent" shall mean a bank or trust company designated by Acquirer and  reasonably  satisfactory  to HOVRS,  which shall  manage and  disburse  the
Exchange Fund in accordance herewith.

      "Exchange Fund" shall have the meaning set forth in Section 2.8(a).

      "FCC" means the U.S. Federal Communications Commission.

      "FCC Investigation" shall have the meaning set forth in Section 9.2(b).

      "FCC Letter" shall have the meaning set forth in Section 9.2(c).

      "FCC Subpoena" shall have the meaning set forth in Section 9.2(b).

      "Final Allocation" shall have the meaning set forth in Section 2.7(d).

      "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

      "Governmental  Entity"  shall  mean any  court,  administrative  agency or commission or other governmental authority or instrumentality.

      "Hazardous  Materials"  shall  have  the  meaning  set  forth  in  Section
3.20(a)(ii).

      "HIPAA" shall have the meaning set forth in Section 3.22(e).

      "Holdback Cash" shall mean Two Hundred Thousand Dollars ($200,000).

      "Holdback  Fund" shall mean the Holdback  Cash,  plus all interest  earned thereon  while  held by the  Stockholders'  Agent for the  benefit  of the HOVRS
Stockholders.

                                      D-4

      "HOVRS"  shall  have  the  meaning  set  forth  in the  preamble  to  this
Agreement.

      "HOVRS Balance Sheet" shall have the meaning set forth in Section 3.7.

      "HOVRS  Balance  Sheet  Date"  shall have the meaning set forth in Section
3.6.

      "HOVRS  Common  Stock" shall have the meaning set forth in the recitals to this Agreement.

      "HOVRS'  Current  Facilities"  shall have the meaning set forth in Section
3.20(b).

      "HOVRS Disclosure Schedule" shall have the meaning set forth in Section 3.

      "HOVRS  Employee  Plans"  shall  have the  meaning  set  forth in  Section
3.22(a).

      "HOVRS' Facilities" shall have the meaning set forth in Section 3.20(b).

      "HOVRS Financial  Statements"  shall have the meaning set forth in Section
3.4(a).

      "HOVRS Indemnified  Party" and "HOVRS Indemnified  Parties" shall have the meanings set forth in Section 9.2(c).

      "HOVRS Information  Statement" shall have the meaning set forth in Section
6.3.

      "HOVRS Intellectual  Property" shall have the meaning set forth in Section
3.10(c).

      "HOVRS  Material  Contract"  shall have the  meaning  set forth in Section
3.14.

      "HOVRS  Merger Sub" shall have the  meaning  set forth in the  preamble to this Agreement.

      "HOVRS Option Plan" shall have the meaning set forth in Section 3.5(b).

      "HOVRS  Preferred  Stock" shall have the meaning set forth in the recitals to this Agreement,  and for all purposes under this Agreement,  shall be treated on an as-if converted basis.

      "HOVRS  Privacy  Statements"  means,  collectively,  any and all of HOVRS'
privacy  policies  published on the HOVRS Sites or otherwise  made  available by
HOVRS regarding the collection,  retention, use and distribution of the personal information of individuals,  including, without limitation, from visitors of any of the HOVRS Sites ("Individuals").

      "HOVRS Products" shall have the meaning set forth in Section 3.10(c)(ii).

      "HOVRS  Securities"  shall mean HOVRS Common Stock,  HOVRS Preferred Stock and HOVRS Stock Options.

      "HOVRS Sites" shall mean all of HOVRS' public sites on the World Wide Web.

      "HOVRS Software" shall have the meaning set forth in Section 3.10(k).

      "HOVRS  Stock  Options"  shall  have the  meaning  set  forth  in  Section
2.6(d)(i).

      "HOVRS  Stockholders"  means the holders of the HOVRS Common Stock and the
HOVRS Preferred Stock, collectively.

      "HOVRS  Transaction  Proposal" shall have the meaning set forth in Section
5.2(a).

      "HOVRS Unapproved  Marketing Programs" shall have the meaning set forth in
Section 9.2(b).

      "HOVRS  Unvested  Options"  shall  have the  meaning  set forth in Section
2.6(d)(ii).

      "HOVRS  Vested  Options"  shall  have the  meaning  set  forth in  Section
2.6(d)(i).

      "Intellectual  Property"  shall  have the  meaning  set  forth in  Section
3.10(a).

      "International  Trade Law" shall mean U.S. statutes,  laws and regulations applicable to  international  transactions,  including,  but not limited to, the
Export  Administration Act, the Export Administration  Regulations,  the Foreign
Corrupt Practices Act, the Arms Export Control Act, the International Traffic in

                                      D-5

Arms Regulations,  the International  Emergency Economic Powers Act, the Trading
with the Enemy Act, the U.S.  Customs laws and  regulations,  the Foreign  Asset
Control Regulations, and any regulations or orders issued thereunder.

      "Issued Patents" shall have the meaning set forth in Section 3.10(a)(i).

      "Investment  Representation  Letter"  shall have the  meaning set forth in
Section 2.7(c)(ii).

      "JAMS" shall mean Judicial Arbitration and Mediation Services.

      "Key HOVRS  Stockholders"  shall mean Ronald Obray,  Denise Obray,  Edmond
Routhier, Caymus Investment Group II, LLC and Caymus Obray, LLC.

      "knowledge"  shall mean such party's  actual  knowledge  after  reasonable inquiry of officers,  directors and other key employees of such party reasonably believed to have knowledge of such matters.

      "Lock-up Agreement" shall have the meaning set forth in Section 2.7(c)(i).

      "Material  Adverse Effect" shall mean, with respect to any entity or group of  entities,  any event,  change or effect  that is  materially  adverse to the financial condition,  properties,  assets, liabilities,  business, operations or results of  operations  of such entity and its  Subsidiaries,  taken as a whole;
provided,  however,  that a  Material  Adverse  Effect  shall  not  include  any condition,  change,  situation or set of  circumstances or effect relating to or resulting  from (A) any change in  Applicable  Law, (B) an  announcement  of the transactions  contemplated hereunder, (C) with respect to HOVRS any action taken by Acquirer that is not contemplated hereunder or approved in advanced by HOVRS,
(D) with respect to Acquirer, any action taken by HOVRS that is not contemplated hereunder or approved in advance by Acquirer,  (E) changes  generally  affecting the telecommunications industries in which the party or its Subsidiaries operate
(except with respect to changes that disproportionately  affect the party or its
Subsidiaries relative to other participants in the industries in which the party and its Subsidiaries  operate), (F) changes in economic conditions in the United
States (except with respect to changes that disproportionately  affect the party or its  Subsidiaries  relative to other  participants in the  telecommunications industries in which the party and its Subsidiaries  operate),  or (G) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States,  or any  declaration of war by the United States  Congress or
any   hurricane,   earthquake   or  other   natural   disaster   that  does  not
disproportionately  affect  the  party  or its  Subsidiaries  relative  to other participants  in the  telecommunications  industries  in which the party and its
Subsidiaries operate.

      "Merger"  shall  have  the  meaning  set  forth  in the  recitals  to this
Agreement.

      "Merger Cash" shall mean Thirty Five Million Dollars ($35,000,000),  minus the amount by which the Transaction Expenses of HOVRS exceed One Million Dollars
($1,000,000) in the aggregate.

      "Merger Consideration" shall mean the sum of (i) the Merger Cash plus (ii)
value of  6,700,000  shares of Acquirer  Common Stock (as adjusted for any stock splits, share dividends, combinations,  reclassifications or the like that occur after the date of this  Agreement  with respect to such  shares)  based upon the
Closing Price of Acquirer Common Stock on the Determination Date.

      "Minimum  Cash  Election"  shall  mean,  for each  HOVRS  Stockholder,  an election to receive at a minimum Cash  Consideration  equal to such holder's pro rata portion of the Escrow Cash,  which pro rata shall be derived by multiplying
Five Million Two Hundred  Thousand Dollars  ($5,200,000) by a fraction,  (i) the numerator of which shall be the number of HOVRS Common Stock or HOVRS  Preferred
Stock,  as the case may be, held by such  holder,  and (ii) the  denominator  of which shall be the total number of HOVRS Common Stock or HOVRS  Preferred  Stock issued and outstanding as of the Determination Date.

      "NASD" shall have the meaning set forth in Section 4.2.

      "New Certificates" shall have the meaning set forth in Section 2.8(a).

      "Officer"  shall have the meaning set forth in Rule  16a-1(f)  promulgated under the Exchange Act.

      "Officer's Certificate" shall have the meaning set forth in Section 9.4.

                                      D-6

      "Option   Exchange   Ratio"   means  the   quotient  of  the  Common  Cash
Consideration divided by the Closing Price as of the Determination Date.

      "Outside Date" shall have the meaning set forth in Section 8.1(b).

      "Patents" shall have the meaning set forth in Section 3.10(a)(ii).

      "Patent  Applications"  shall  have  the  meaning  set  forth  in  Section
3.10(a)(ii).

      "Person" means an individual, corporation,  partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

      "Preferred Cash Consideration"  shall mean cash equal to the Preferred Per
Share Price.

      "Preferred  Cash  Election"  shall have the  meaning  set forth in Section
2.7(b)(i).

      "Preferred  Cash  Election  Shares"  shall have the  meaning  set forth in
Section 2.7(a).

      "Preferred  Liquidation  Preference"  shall mean One Million  Five Hundred
Thousand Dollars ($1,500,000).

      "Preferred  Liquidation  Proceeds" shall mean the sum of (i) the Preferred
Liquidation  Preference  plus (ii) the  product  of (A) the  Shared  Liquidation
Proceeds  multiplied  by (B) a  fraction,  the  numerator  of which shall be the number of  issued  and  outstanding  shares of HOVRS  Preferred  Stock,  and the denominator of which shall be the total number of issued and outstanding  shares of  HOVRS  Common  Stock  and  HOVRS  Preferred  Stock,  in each  case as of the
Determination Date.

      "Preferred  Merger  Consideration"  shall  have the  meaning  set forth in
Section 2.6(b).

      "Preferred  Non-Election"  shall  have the  meaning  set forth in  Section
2.7(b)(i).

      "Preferred  Non-Election  Shares"  shall  have the  meaning  set  forth in
Section 2.7(a).

      "Preferred  Per Share  Price"  shall mean the  quotient  of the  Preferred
Liquidation  Proceeds  divided by the number of shares of HOVRS  Preferred Stock that are issued and outstanding as of the Determination Date.

      "Preferred Stock  Consideration" shall mean a number of shares of Acquirer
Common  Stock (or a fraction  thereof)  equal to the  Preferred  Per Share Price divided by the Closing Price as of the Determination Date.

      "Preferred  Stock  Election"  shall have the  meaning set forth in Section
2.7(b)(i).

      "Preferred  Stock  Election  Shares"  shall have the  meaning set forth in
Section 2.7(a).

      "Preliminary  Proxy Statement" shall have the meaning set forth in Section
6.2.

      "Proxy Statement" shall have the meaning set forth in Section 6.1.

      "Public Software," as used in Section 3.10(m),  shall have the meaning set forth in such section.

      "Public Software," as used in Section 4.10(l),  shall have the meaning set forth in such section.

      "Requested  Confidential  Exhibits"  shall have the  meaning  set forth in
Section 4.31(a).

      "RCRA" shall mean Resource Conservation and Recovery Act.

      "Reserved  Escrow  Amount"  shall  have the  meaning  set forth in Section
9.3(b).

      "Reserved  Escrow  Period"  shall  have the  meaning  set forth in Section
9.3(b).

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933 as amended, and the rules and regulations of the SEC thereunder.

      "Shared Liquidation  Proceeds" shall mean the Merger Consideration (valued at the  Closing  Price  as of  the  Determination  Date),  minus  the  Preferred
Liquidation Preference and the Common Liquidation Preference.

                                      D-7

      "Stock  Consideration"  shall mean the Common Stock  Consideration and the
Preferred Stock Consideration.

      "Stock  Threshold  Percentage"  shall mean the  quotient,  expressed  as a percentage, of (i) the market value of 6,700,000 shares of Acquirer Common Stock
(as   adjusted   for  any   stock   splits,   share   dividends,   combinations,
reclassifications  or the like that occur after the date of this  Agreement with respect to such  shares)  based upon the Closing  Price as of the  Determination
Date divided by (ii) the Merger Consideration.

      "Stockholders'  Agent"  shall  mean  have  the  meaning  set  forth in the preamble to this Agreement.

      "Subsidiary"  shall mean any Person of which any other Person  directly or indirectly  owns,  beneficially  or of record,  at least 50% of the  outstanding equity or financial interests of such entity.

      "Surviving Corporation" shall have the meaning set forth in Section 2.1.

      "Tax"  (and,  with  correlative  meaning,  "Taxes")  shall mean all taxes, charges,  duties,  fees,  levies or other  assessments,  all of which are in the nature of a tax, imposed by or payable to any governmental authority,  including any  income,  gross  receipts,  capital  gains,  net  worth,  license,  payroll, employment,  excise, severance, stamp, business,  occupation,  premium, windfall profits,  environmental (including Taxes under section 59A of the Code), capital
stock,   franchise,   profits,   withholding,   social  security  (or  similar),
unemployment,   disability,  real  property,   personal  property,   intangible,
production, sales, use, transfer,  registration, ad valorem, or value added tax, any alternative or add-on minimum tax, any estimated tax, in each case including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax  Representation  Letter"  shall have the meaning set forth in Section
6.14.

      "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement or other documents relating to Taxes,  including any schedule or  attachment  thereto,  and any  amendment  thereof,  to be filed
(whether on a  mandatory  or elective  basis)  with any  governmental  authority responsible for the imposition or collection of Taxes.

      "Terminated" shall have the meaning set forth in Section 9.3(b).

      "Termination Date" shall have the meaning set forth in Section 9.2(a).

      "Third Party Acquirer  Intellectual  Property"  shall have the meaning set forth in Section 4.10(c).

      "Third Party HOVRS Intellectual Property" shall have the meaning set forth in Section 3.10(d).

      "Trademarks" shall have the meaning set forth in Section 3.10(a)(iv).

      "Transaction  Expenses"  shall mean the  amount  paid or payable by either
HOVRS or the Acquirer to third parties for services  rendered in connection with this  Agreement and the  transactions  contemplated  hereby  (including  without limitation fees payable for investment banking,  legal, accounting and appraisal services).

      "Unresolved  Claim  Amount"  shall have the  meaning  set forth in Section
9.3(a).

      "Verizon  Agreement"  shall mean the Asset Purchase  Agreement dated as of
August 1, 2007,  by and between MCI  Communications  Services,  Inc., a Delaware corporation,  as seller,  and  Acquisition 1 Corp., a Delaware  corporation  and wholly owned subsidiary of Acquirer.

      "Written Consent" shall have the meaning set forth in Section 6.3.

2. The Merger.

      2.1. The Merger.  At the Effective  Time and subject to and upon the terms and  conditions of this  Agreement and in  accordance  with Delaware Law,  HOVRS
Merger Sub shall be merged  with and into HOVRS,  which  shall be the  surviving corporation  (the  "Surviving  Corporation")  in the  Merger,  and the  separate existence of HOVRS Merger Sub shall thereupon cease.

      2.2. Closing; Effective Time. The closing of the transactions contemplated hereby (the  "Closing")  shall take place as soon as  practicable,  but no later than five (5) Business  Days,  after the  satisfaction  or waiver of each of the conditions set forth in Sections 7.1, 7.2 and 7.3 hereof,  or at such other time as the parties  hereto may agree (the  "Closing  Date").  The Closing shall take place at the offices of Orrick  Herrington & Sutcliffe,  LLP, 405

                                      D-8

Howard Street,  The Orrick Building,  San Francisco,  California,  at 10:00 a.m.
PDT, or at such other location or time as the parties  hereto may agree.  At the
Closing,  the parties  hereto shall cause the Merger to be consummated by filing the certificate of merger relating to the Merger, in the form attached hereto as
Exhibit 2.2 (the  "Certificate  of Merger"),  with the Secretary of State of the
State of Delaware,  in accordance  with the relevant  provisions of Delaware Law
(the  time of the  completion  of such  filing  with the  Secretary  of State of
Delaware,  or such later time as may be agreed in  writing  by the  parties  and specified in the Certificate of Merger, being the "Effective Time").

      2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as  provided  in this  Agreement,  the  Certificate  of Merger  and the applicable  provisions of Delaware Law.  Without  limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges,  powers and  franchises  of HOVRS and HOVRS Merger Sub shall vest in the Surviving  Corporation,  and all debts,  liabilities and duties of HOVRS and
HOVRS Merger Sub shall become the debts, liabilities and duties of the Surviving
Corporation.

      2.4. Organizational  Documents. At the Effective Time, (i) the certificate of  incorporation  of the  Surviving  Corporation  shall  be  amended  to be the certificate of incorporation of HOVRS Merger Sub as in effect  immediately prior to the Effective  Time, and as so amended,  such  certificate  of  incorporation shall be the certificate of  incorporation  of the Surviving  Corporation  until thereafter  changed or amended as provided  therein or pursuant to Delaware Law, and (ii) the bylaws of HOVRS Merger Sub, as in effect  immediately  prior to the
Effective  Time,  shall  be  the  bylaws  of  the  Surviving  Corporation  until thereafter changed or amended as provided therein or pursuant to Delaware Law.

      2.5. Corporate Governance.

            (a)  Acquirer  shall  take  all  appropriate   action  so  that  the
individuals  listed on Exhibit 2.5 hereto shall be  appointed  to the  positions with  Acquirer set forth  thereon,  in each case,  effective as of the Effective
Time.  Except as provided in the first sentence of this Section 2.5, Officer and other key  management  positions  with Acquirer and its  Subsidiaries,  shall be filled  effective  as of the  Effective  Time  at the  discretion  of the  Chief
Executive  Officer of Acquirer,  subject to approval,  to the extent required by
Applicable Laws or Acquirer's  by-laws,  by Acquirer's  board of directors after the Effective Time.  After the Effective Time,  changes in Officer and other key management  positions  at  Acquirer  and  its  Subsidiaries  shall  be  made  in accordance with Applicable Laws and Acquirer's by-laws as in effect from time to time.

            (b) As of the  Effective  Time,  the board of  directors of Acquirer shall  cause the number of  directors  that shall  constitute  the full board of directors  of  Acquirer to be eight (8) and the number of  directors  that shall constitute each committee of the board of directors of Acquirer in full to be at least three (3). The members of the board of directors of Acquirer, the class of the board of  directors of Acquirer to which each such member shall be appointed or elected,  and the party by whom each such member shall be deemed to have been designated,  at the Effective  Time shall be as provided in Exhibit 2.5 attached hereto.  Prior to the  Effective  Time,  the director  designees  identified  on
Exhibit 2.5 shall, by majority vote, designate the eighth member of the board of directors  of  Acquirer  to be  appointed  or elected as of the  Effective  Time pursuant to this Section  2.5(b) and, upon delivery of such  designation  to the board of directors of Acquirer and HOVRS, Exhibit 2.5 shall be deemed amended to include the name of such designee.  Such eighth member of the board of directors of Acquirer to be so designated shall qualify as an "independent  director" with respect to Acquirer  within the meaning of Rule  4200(a)(15) of the  Marketplace
Rules of The NASDAQ Stock Market LLC.

            (c) Subject to the  approval  of its  stockholders  at the  Acquirer
Stockholders Meeting,  Acquirer shall undertake commercially  reasonable efforts to eliminate its classified  board structure.  If such  stockholder  approval is obtained,  the director designees  identified on Exhibit 2.5 shall all be of the same class and shall all serve one-year terms. If such  stockholder  approval is not obtained, the director designees shall serve in the classes noted on Exhibit
2.5 for terms  expiring at such time as the terms of  directors  of the relevant class expire in the normal course consistent with Acquirer's past practices.

                                      D-9

      2.6. Merger  Consideration;  Effect on HOVRS Securities.  At the Effective
Time,  by virtue of the Merger and without  any action on the part of  Acquirer,
HOVRS Merger Sub, HOVRS or the holders of any of the following securities:

            (a)  Conversion  of HOVRS Common  Stock.  Each share of HOVRS Common
Stock  issued and  outstanding  immediately  prior to the  Effective  Time shall become and be converted  into, as provided in and subject to the limitations set forth in this  Agreement,  the right to  receive at the  election  of the holder thereof as provided in Section 2.7 either (i) the Common Cash Consideration,  or
(ii) the Common  Stock  Consideration.  The Common  Cash  Consideration  and the
Common Stock  Consideration are sometimes referred to herein collectively as the
"Common Merger Consideration."

            (b)  Conversion  of  HOVRS  Preferred  Stock.  Each  share  of HOVRS
Preferred Stock issued and outstanding  immediately  prior to the Effective Time shall  become  and  be  converted  into,  as  provided  in  and  subject  to the limitations set forth in this Agreement, the right to receive at the election of the holder  thereof as  provided in Section  2.7 either (i) the  Preferred  Cash
Consideration,  or (ii) the Preferred  Stock  Consideration.  The Preferred Cash
Consideration and the Preferred Stock  Consideration  are sometimes  referred to herein collectively as the "Preferred Merger Consideration."

            (c)  Cancellation  of HOVRS Common Stock and HOVRS  Preferred  Stock
Owned by HOVRS.  Each share of HOVRS Common Stock and HOVRS Preferred Stock (and each other security of HOVRS) that is held by HOVRS or is owned by any direct or indirect  wholly owned  subsidiary of HOVRS  immediately  prior to the Effective
Time shall be cancelled and extinguished without any conversion thereof.

            (d) HOVRS Options.

                  (i) Vested Options. HOVRS shall take all action required under the HOVRS Option Plan reasonably necessary so that on the Determination Date all outstanding  stock options (the "HOVRS Stock  Options")  granted under the HOVRS
Option Plan or pursuant to any employment or other  agreement that are vested or become  vested as a result of the  Merger  in  accordance  with its terms or any other  agreement (the "HOVRS Vested  Options")  shall be exercised in accordance with the terms of the HOVRS Option Plan; provided,  however, that any such HOVRS
Vested  Options  that are not  exercised on or prior to the  Determination  Date shall be cancelled and become null and void and of no further force or effect as of the Effective  Time.  Shares issued upon exercise of the HOVRS Vested Options shall be treated for all  purposes of this  Agreement as  outstanding  shares of
HOVRS Common Stock.

                  (ii) Unvested Options.  At the Effective Time,  Acquirer shall assume each HOVRS Stock Option that is outstanding  and not vested in accordance with its terms immediately  prior to the Closing (the "HOVRS Unvested  Options")
together  with the option  agreement  representing  each such HOVRS Stock Option
(each, an "Assumed HOVRS Option"). Each Assumed HOVRS Option shall thereafter be exercisable  for such  number of shares of Acquirer  Common  Stock as equals the number of shares of HOVRS Common  Stock  subject to such HOVRS  Unvested  Option multiplied  by the Option  Exchange  Ratio  (rounded  down to the nearest  whole number). The exercise price per share of each such Assumed HOVRS Option shall be equal to the exercise price per share set forth in the option agreement for such
Assumed HOVRS Option  divided by the Option  Exchange  Ratio  (rounded up to the next whole cent).  The  determination of the number of shares of Acquirer Common
Stock subject to each Assumed HOVRS  Option,  as well as the exercise  price for such option shall each be determined in compliance with the "ratio test" and the
"spread test" of the Treasury  Regulations under Section 424 of the Code. Except as set forth  above,  the  terms of the  HOVRS  Unvested  Options  shall  remain unchanged.

            (e) Capital Stock of HOVRS Merger Sub. At the Effective  Time,  each share of common  stock of HOVRS  Merger Sub issued and  outstanding  immediately prior to the  Effective  Time shall be converted  into and exchanged for one (1)
validly  issued,  fully  paid and  nonassessable  share of  common  stock of the
Surviving  Corporation.  Each stock  certificate  of HOVRS Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                                      D-10

            (f)  Adjustments.  The  number of shares of  Acquirer  Common  Stock issuable  in the Merger  shall be  adjusted  to reflect  fully the effect of any
stock  split,   reverse  split,  stock  dividend   (including  any  dividend  or
distribution of securities  convertible into Acquirer Common Stock, HOVRS Common
Stock or HOVRS Preferred Stock), reorganization,  recapitalization or other like change with  respect to Acquirer  Common  Stock and HOVRS  Securities  occurring after the date hereof and prior to the Effective Time.

            (g)  Fractional  Shares.  No fraction of a share of Acquirer  Common
Stock  shall be issued,  but in lieu  thereof any HOVRS  Stockholder  that would otherwise  be entitled to a fraction of a share of Acquirer  Common Stock (after aggregating  all  fractional  shares of Acquirer  Common Stock to be received by such  holder)  shall  receive  from  Acquirer an amount of cash  (rounded to the nearest  whole cent) equal to the product of (i) such  fraction,  multiplied  by
(ii) the  Closing  Price as of the  Determination  Date.  The  fractional  share interests  of each  HOVRS  Stockholder  shall  be  aggregated,  so that no HOVRS
Stockholder  shall receive cash in respect of fractional  share  interests in an amount  greater  than the  value of one full  share of  Acquirer  Common  Stock.
Payment  to HOVRS  Stockholders  of such  cash in lieu of  fractional  shares of
Acquirer  Common Stock otherwise  issuable  hereunder shall be made to the HOVRS
Stockholders  by Acquirer at such time as Acquirer is required to deliver Common
Merger Consideration or Preferred Merger Consideration, as the case may, to such holder,  provided  that the HOVRS  Stockholder  has  delivered to Acquirer  such holder's  Certificates  in accordance  with Section  2.8(b) or complied with the provisions of Section 2.9.

            (h)  Dissenters'  Rights.  Notwithstanding  any  provision  of  this
Agreement to the contrary,  Dissenting  Shares,  if any,  shall not be converted into or  exchangeable  for a right to receive  Common  Merger  Consideration  or
Preferred Merger  Consideration but shall instead be converted into the right to receive such  consideration  as may be determined to be due with respect to such
Dissenting  Shares  pursuant to Delaware Law (and at the  Effective  Time,  such
Dissenting  Shares shall no longer be  outstanding  and shall  automatically  be canceled  and shall  cease to exist,  and such  holder  shall  cease to have any rights with respect thereto,  except the right to receive the fair value of such
Dissenting  Shares in accordance  with the provisions of Section 262 of Delaware
Law),  unless and until such  holder  shall have failed to perfect or shall have effectively  withdrawn or lost rights to appraisal  under  Delaware  Law.  HOVRS shall give  Acquirer  prompt  notice of any demand  received by HOVRS to require
HOVRS to purchase  shares of HOVRS Common Stock or HOVRS  Preferred  Stock,  and
Acquirer shall have the right to participate in all negotiations and proceedings with respect to such demand.  HOVRS agrees that,  except with the prior  written consent  of  Acquirer,  or as  required  under  the  Delaware  Law,  it will not voluntarily make any payment with respect to, or settle or offer to settle,  any
such   purchase   demand.   Each  holder  of  Dissenting   Shares   ("Dissenting
Stockholder")  who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of HOVRS Common Stock or HOVRS Preferred
Stock shall receive  payment  therefor (but only after the value  therefor shall have been agreed upon or finally  determined  pursuant to such provisions).  If, after the  Effective  Time,  any  Dissenting  Shares  shall lose their status as
Dissenting  Shares,  Acquirer  shall issue and deliver,  upon  surrender by such stockholder of a Certificate or Certificates representing shares of HOVRS Common
Stock or HOVRS Preferred Stock (or compliance with Section 2.9), as the case may be, Common Merger Consideration or Preferred Merger Consideration, as applicable and to which such  stockholder  would  otherwise  have been  entitled  as of the
Effective  Time under this  Section 2.6,  without  interest  thereon,  less such stockholder's  pro rata portion of the Escrow Cash and the Holdback Cash,  which shall be withheld  and  deposited  respectively  in the Escrow Fund  pursuant to
Section 9.1 hereof and the Holdback Fund pursuant to Section 9.8(d).

      2.7. Cash / Stock Election and Election Procedure.

            (a)  Definitions.  As used in this Section 2.7, the following  terms shall have the meanings set forth below:

                  "Common  Cash  Election  Shares"  means shares of HOVRS Common
      Stock as to which a Common Cash Election has been made.

                  "Common  Stock  Election  Shares" means shares of HOVRS Common
      Stock as to which a Common Stock Election has been made.

                  "Common  Non-Election  Shares"  means  shares of HOVRS  Common
      Stock as to which no  election  has been made (or as to which an  Election
      Form has not been properly completed and returned in a timely fashion).

                                      D-11

                  "Preferred  Cash  Election   Shares"  means  shares  of  HOVRS
      Preferred Stock as to which a Preferred Cash Election has been made.

                  "Preferred  Stock  Election  Shares"  means  shares  of  HOVRS
      Preferred Stock as to which a Preferred Stock Election has been made.

                  "Preferred   Non-Election   Shares"   means  shares  of  HOVRS
      Preferred  Stock as to which no election  has been made (or as to which an
      Election  Form has not been  properly  completed  and returned in a timely fashion).

            (b)  Election and Election  Form.  The Exchange  Agent shall mail an election form and other appropriate and customary  transmittal  materials (which shall  specify that  delivery  shall be effected,  and risk of loss and title to
Certificates  shall pass, only upon proper delivery of such  Certificates to the
Exchange  Agent in such form as to which HOVRS and Acquirer shall mutually agree
(the "Election Form"),  together with a copy of the HOVRS Information Statement, to each holder of record of HOVRS Common Stock,  HOVRS Preferred Stock and HOVRS
Stock  Options.  The Cash Election and Stock Election to be made in the Election
Form shall be stated as a percentage (in whole  numbers) of the aggregate  value of the Merger  Consideration  allocable to such HOVRS  Stockholder in respect of such  holder's  ownership  of issued or  issuable  HOVRS  Common  Stock or HOVRS
Preferred Stock, and the sum of the Cash Election  percentage and Stock Election percentage for each HOVRS  Stockholder  shall equal one hundred  percent (100%).
Each Election Form shall permit:

                  (i) the holder of record of HOVRS Preferred Stock (A) to elect to receive  Preferred Cash  Consideration  for all or a portion of such holder's shares of HOVRS Preferred Stock (a "Preferred Cash  Election");  (B) to elect to receive  Preferred  Stock  Consideration  for all or a portion of such  holder's shares of HOVRS Preferred Stock (a "Preferred Stock  Election");  or (C) to make no election (by failing to return an Election Form or otherwise) with respect to the receipt of Preferred Cash Consideration or Preferred Stock  Consideration (a
"Preferred Non-Election"); and

                  (ii) the holder of record of HOVRS  Common  Stock (A) to elect to receive  Common  Cash  Consideration  for all or a portion  of such  holder's shares of HOVRS Common Stock (each a "Common Cash  Election"  and together  with the Preferred Cash Election,  collectively the "Cash Election"); (B) to elect to receive Common Stock  Consideration for all or a portion of such holder's shares of HOVRS  Common Stock (each a "Common  Stock  Election"  and together  with the
Preferred Stock Elections, collectively the "Stock Election"); or (C) to make no election (by failing to return an Election  Form or  otherwise)  with respect to the receipt of the Common Cash  Consideration or the Common Stock  Consideration
(a "Common Non-Election").

Notwithstanding the foregoing or any other provision hereof to the contrary:

                  (w) each HOVRS Stockholder that makes a Preferred Non-Election
(by failing to return an Election Form or  otherwise)  with respect to any HOVRS
Preferred  Stock  held  thereby  shall be deemed to have made a  Preferred  Cash
Election with respect to a percentage of such shares equal to the Cash Threshold
Percentage  and to have made a  Preferred  Stock  Election  with  respect to the balance of such shares;

                  (x) each HOVRS  Stockholder  that makes a Common  Non-Election
(by failing to return an Election Form or  otherwise)  with respect to any HOVRS
Preferred Stock held thereby shall be deemed to have made a Common Cash Election with  respect  to a  percentage  of such  shares  equal  to the  Cash  Threshold
Percentage  and to have made a Common Stock Election with respect to the balance of such shares; and

                  (y) each HOVRS Stockholder shall be required to make a Minimum
Cash Election for purposes of  allocating  such holder's pro rata portion of the
Escrow Cash to the Escrow Fund in satisfaction of the obligations  under Section
2.8(g) hereof and the Holdback Cash to the Holdback Fund and in  satisfaction of the obligations  under Section 9.8(d) hereof.  If a HOVRS  Stockholder  fails to make the Minimum  Cash  Election,  the  Exchange  Agent shall  reapportion  such holder's cash / stock allocation to satisfy such requirement.

            (c) Delivery of Election Form. To be effective, a properly completed
Election  Form shall be submitted to the Exchange  Agent on or before 5:00 p.m.,
San  Francisco,  local  time,  on a  date  specified  in the  HOVRS  Information
Statement and letter of  transmittal  which date shall be no later than five (5)
Business Days prior to the scheduled  Closing Date to be mutually agreed upon by the  parties,  which date shall be  publicly  announced  by

                                      D-12

Acquirer as soon as practicable  prior to such date (the  "Election  Deadline"), accompanied by an executed  counterpart of the Lock-up and  Registration  Rights
Agreement,  substantially in the form attached here to as Exhibit 2.7(c)(i) (the
"Lock-up  Agreement"),   and  an  executed  Investment   Representation  Letter,
substantially in the form of Exhibit 2.7(c)(ii) (the "Investment  Representation
Letter"),   from  HOVRS  Stockholders  that  make  a  Stock  Election,  and  the
Certificates  as to which such Election Form is being made or by an  appropriate guarantee of delivery of such  Certificates,  as set forth in the Election Form, from a member of any  registered  national  securities  exchange or a commercial bank or trust company in the United States (provided that such  Certificates are in fact  delivered to the Exchange  Agent by the time required in such guarantee of delivery;  failure to deliver shares of HOVRS Common Stock or HOVRS Preferred
Stock, as the case may be, covered by such guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made election, unless otherwise determined by Acquirer, in its sole discretion).
If a holder of HOVRS Securities either (i) does not submit a properly  completed
Election  Form in a timely  fashion or (ii) revokes the holder's  Election  Form prior to the Election  Deadline  (without later submitting a properly  completed
Election Form prior to the Election Deadline),  the shares of HOVRS Common Stock or  HOVRS  Preferred  Stock  held by such  holder  shall  be  designated  Common
Non-Election Shares or Preferred  Non-Election  Shares. All Election Forms shall automatically be revoked, and all Certificates  returned,  if the Exchange Agent is  notified  in writing by  Acquirer  and HOVRS  that this  Agreement  has been terminated. Subject to the terms of this Agreement and of the Election Form, the
Exchange  Agent  shall have  reasonable  discretion  to  determine  whether  any election has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith  decisions of the Exchange Agent regarding such matters shall be binding and conclusive.  Neither Acquirer nor the Exchange
Agent  shall be under any  obligation  to notify  any Person of any defect in an
Election Form.

            (d)  Determination  of  Cash  and  Stock   Allocation.   Immediately
following the close of business on the  Determination  Date,  upon  consultation with HOVRS and Acquirer,  the Exchange  Agent shall  determine the allocation of the Merger  Consideration to the HOVRS Common Stock and HOVRS Preferred Stock in
accordance  with Section 2.7(e) below,  and the Exchange  Agent's  determination shall be final and binding (the "Final Allocation").

            (e) Cash/Stock  Allocation of the Merger  Consideration.  The Merger
Consideration  shall be  allocated  among the holders of shares of HOVRS  Common
Stock and HOVRS Preferred Stock as follows in this Section 2.7(e); provided that for  purposes  of the  cash/stock  allocation  calculations  only,  and  without actually  converting  into a right to receive Merger  Consideration  and without contravening in any manner the provisions of Section 2.6(h),  Dissenting  Shares
(if any) shall be treated as Common Non-Election Share or Preferred Non-Election
Shares,  as the  case  may  be;  provided  further,  that  for  purposes  of the cash/stock allocation calculations set forth below, references to Cash Election,
Cash Election Shares,  Cash Consideration and the like shall be inclusive of the
Escrow Cash and the  Holdback  Cash,  and the setting  aside of such amounts for purposes  of the Escrow  Fund and the  Holdback  Fund shall be  disregarded  for purposes of this Section 2.7(e).

                  (i) Elections  Satisfied Without Proration.  If the percentage of the  HOVRS  Stockholders  that  make  Stock  Elections  is equal to the Stock
Threshold Percentage and the percentage of the HOVRS Stockholders that make Cash
Elections is equal to the Cash Threshold Percentage,  then at the Effective Time each share of HOVRS Common Stock and each share of HOVRS  Preferred  Stock shall convert into a right to receive Merger Consideration, as follows:

                        (A) all Common Cash  Election  Shares shall be converted
            into the right to receive Common Cash Consideration;

                        (B) subject to Section 2.6(g)  hereof,  all Common Stock
            Election  Shares shall be converted into the right to receive Common
            Stock Consideration;

                        (C)  all  Preferred   Cash  Election   Shares  shall  be
            converted into the right to receive Preferred Cash Consideration;

                        (D)  subject to Section  2.6(g)  hereof,  all  Preferred
            Stock  Election  Shares shall be converted into the right to receive
            Preferred Stock Consideration;

                                      D-13

                        (F) a percentage of the Common  Non-Election Shares held
            by each HOVRS  Stockholder  equal to the Cash  Threshold  Percentage
            shall  be   converted   into  the  right  to  receive   Common  Cash
            Consideration,   and  the  balance  of  each  such  holder's  Common
            Non-Election  Shares,  subject to Section 2.6(g), shall be converted into the right to receive Common Stock Consideration; and

                        (G) a percentage  of the Preferred  Non-Election  Shares
            held  by  each  HOVRS   Stockholder  equal  to  the  Cash  Threshold
            Percentage  shall be converted  into the right to receive  Preferred
            Cash Consideration,  and the balance of each such holder's Preferred
            Non-Election  Shares,  subject to Section 2.6(g), shall be converted into the right to receive Preferred Stock Consideration.

                  (ii) Elections Satisfied With Proration.

                        (A) Excess Cash Elections.  If HOVRS  Stockholders  make
            Cash Elections whereby they elect to receive Cash Consideration that in the  aggregate  exceeds  the  amount  of  cash  available  in the
            Exchange  Fund,  assuming  the  inclusion  of the Escrow Cash in the
            Exchange  Fund  and the  Holdback  Cash  in the  Holdback  Fund  for
            calculation  purposes  only (such  that there is a shortage  of Cash
            Consideration available to satisfy the Cash Elections),  then at the
            Effective Time each share of HOVRS Common Stock and HOVRS  Preferred
            Stock shall convert into a right to receive Merger Consideration, as follows:

                                (1) subject to Section 2.6(g),  all Common Stock
                                Election  Shares  shall  be  converted  into the
                                right to receive Common Stock Consideration, and
                                all  Preferred  Stock  Election  Shares shall be
                                converted  into the right to  receive  Preferred
                                Stock Consideration;

                                (2) all Common  Cash  Election  Shares held by a
                                HOVRS  Stockholder  that  elects  to  receive  a
                                percentage  of  its  allocable  portion  of  the
                                Merger  Consideration  in cash  equal to or less
                                than  the  Cash  Threshold  Percentage  shall be
                                converted  into the right to receive Common Cash
                                Consideration;

                                (3) all Preferred Cash Election Shares held by a
                                HOVRS  Stockholder  that  elects  to  receive  a
                                percentage  of  its  allocable  portion  of  the
                                Merger  Consideration  in cash  equal to or less
                                than  the  Cash  Threshold  Percentage  shall be
                                converted  into the right to  receive  Preferred
                                Cash Consideration;

                                (4) a  percentage  of  the  Common  Non-Election
                                Shares held by a HOVRS  Stockholder equal to the
                                Cash  Threshold  Percentage  shall be  converted
                                into  the   right   to   receive   Common   Cash
                                Consideration,  and the  balance  of  each  such
                                holder's Common Non-Election Shares,  subject to
                                Section  2.6(g),  shall  be  converted  into the
                                right to receive Common Stock Consideration;

                                (5) a percentage of the  Preferred  Non-Election
                                Shares held by a HOVRS  Stockholder equal to the
                                Cash  Threshold  Percentage  shall be  converted
                                into  the  right  to  receive   Preferred   Cash
                                Consideration,  and the  balance  of  each  such
                                holder's Preferred  Non-Election Shares, subject
                                to Section  2.6(g),  shall be converted into the
                                right to receive Preferred Stock  Consideration;
                                and

      after giving  effect to the  allocations  in clauses  (1)-(5)  immediately above,  the  unallocated  cash in the Exchange  Fund (for purposes of this
      Section  2.7(e)(ii)(A),  the "Unallocated  Cash") and the aggregate market value of the  unallocated  Acquirer  Common  Stock in the  Exchange  Fund, determined by reference to the Closing Price as of the Determination  Date
      (for  purposes of this Section  2.7(e)(ii)(A),  the  "Unallocated  Stock")
      shall be allocated, whereby

                                (6) Common Cash  Election  Shares and  Preferred
                                Cash Election Shares held by a HOVRS Stockholder
                                that  elects  to  receive  a  percentage  of its
                                allocable portion of the Merger Consideration in
                                cash greater than the Cash Threshold  Percentage
                                shall be  converted  into the  right to  receive
                                Merger Consideration as follows:

            (x)  each  such  HOVRS   Stockholder   will   receive   Common  Cash
      Consideration  in respect of a number of the Common Cash  Election  Shares held thereby equal to the product  obtained by multiplying  (a) the number of Common Cash  Election  Shares held by such HOVRS  Stockholder  by (b) a fraction,  the numerator of which is equal to the Unallocated Cash and

                                      D-14

      the denominator of which is equal to the sum of the Unallocated  Cash plus the Unallocated  Stock, and the balance of the Common Cash Election Shares held by such  HOVRS  Stockholder  shall be  converted  into  the  right to receive Common Stock Consideration; and

            (y)  each  such  HOVRS   Stockholder  will  receive  Preferred  Cash
      Consideration in respect of a number of the Preferred Cash Election Shares held thereby equal to the product  obtained by multiplying  (a) the number of Preferred Cash Election Shares held by such HOVRS  Stockholder by (b) a fraction,  the numerator of which is equal to the Unallocated Cash and the denominator of which is equal to the sum of the Unallocated  Cash plus the
      Unallocated  Stock,  and the balance of the Preferred Cash Election Shares held by such  HOVRS  Stockholder  shall be  converted  into  the  right to receive Preferred Stock Consideration.

                        (B) Excess Stock Elections.  If HOVRS  Stockholders make
            Stock  Elections  whereby they elect to receive Stock  Consideration having an aggregate  value that exceeds the  aggregate  value of the shares of Acquirer  Common Stock in the Exchange  Fund, in each case based upon the Closing Price as of the Determination Date (such that there is a shortage of Stock Consideration  available to satisfy the elections by such  stockholders),  then at the  Effective  Time each share of HOVRS Common Stock and HOVRS  Preferred Stock shall convert into a right to receive Merger Consideration, as follows:

                              (1) all  Common  Cash  Election  Shares  shall  be
                              converted  into the right to receive  Common  Cash
                              Consideration,  and all  Preferred  Cash  Election
                              Shares  shall  be  converted  into  the  right  to
                              receive Preferred Cash Consideration;

                              (2) subject to Section  2.6(g),  all Common  Stock
                              Election Shares held by a HOVRS  Stockholder  that
                              elects to receive a  percentage  of its  allocable
                              portion of the Merger  Consideration  in  Acquirer
                              Common  Stock  equal  to or less  than  the  Stock
                              Threshold  Percentage  shall be converted into the
                              right to receive Common Stock Consideration;

                              (3) subject to Section 2.6(g), all Preferred Stock
                              Election Shares held by a HOVRS  Stockholder  that
                              elects to receive a  percentage  of its  allocable
                              portion of the Merger  Consideration  in  Acquirer
                              Common  Stock  equal  to or less  than  the  Stock
                              Threshold  Percentage  shall be converted into the
                              right to receive Preferred Stock Consideration;

                              (4) subject to Section 2.6(g), a percentage of the
                              Common   Non-Election   Shares  held  by  a  HOVRS
                              Stockholder   equal   to   the   Stock   Threshold
                              Percentage  shall  be  converted  into a right  to
                              receive  Common  Stock   Consideration,   and  the
                              balance of each such holder's Common  Non-Election
                              Shares  shall  be  converted  into  the  right  to
                              receive Common Cash Consideration;

                              (5) subject to Section 2.6(g), a percentage of the
                              Preferred  Non-Election  Shares  held  by a  HOVRS
                              Stockholder   equal   to   the   Stock   Threshold
                              Percentage  shall  be  converted  into a right  to
                              receive  Preferred  Stock  Consideration,  and the
                              balance   of   each   such   holder's    Preferred
                              Non-Election  Shares shall be  converted  into the
                              right to receive Preferred Cash Consideration; and
                              after giving effect to the  allocations in clauses
                              (1)-(5) immediately above, the unallocated cash in
                              the  Exchange  Fund (for  purposes of this Section
                              2.7(e)(ii)(B),  the  "Unallocated  Cash")  and the
                              aggregate market value of the unallocated Acquirer
                              Common Stock in the Exchange  Fund,  determined by
                              reference   to  the   Closing   Price  as  of  the
                              Determination  Date (for  purposes of this Section
                              2.7(e)(ii)(B),  the "Unallocated  Stock") shall be
                              allocated, whereby

                              (6)  subject  to  Section  2.6(g),   Common  Stock
                              Election   Shares  and  Preferred  Stock  Election
                              Shares held by a HOVRS  Stockholder that elects to
                              receive a percentage of its  allocable  portion of
                              the Merger  Consideration in Acquirer Common Stock
                              greater than the Stock Threshold  Percentage shall
                              be  converted  into the  right to  receive  Merger
                              Consideration as follows:

            (x) each such  HOVRS  Stockholder  will  receive  the  Common  Stock
      Consideration  in respect of a number of the Common Stock Election  Shares held thereby equal to the product  obtained by multiplying  (a) the number of Common Stock  Election  Shares held by such HOVRS  Stockholder by (b) a fraction, the numerator of which is equal to the Unallocated Stock and the denominator of which is equal to the sum of the Unallocated  Cash plus the

                                      D-15

      Unallocated  Stock,  and the balance of the Common Stock  Election  Shares held by such  HOVRS  Stockholder  shall be  converted  into  the  right to receive Common Cash Consideration; and

            (y) each such HOVRS  Stockholder  will receive the  Preferred  Stock
      Consideration in respect of a number of the Preferred Cash Election Shares held thereby equal to the product  obtained by multiplying  (a) the number of Preferred Stock Election Shares held by such HOVRS Stockholder by (b) a fraction, the numerator of which is equal to the Unallocated Stock and the denominator of which is equal to the sum of the Unallocated  Cash plus the
      Unallocated  Stock, and the balance of the Preferred Stock Election Shares held by such  HOVRS  Stockholder  shall be  converted  into  the  right to receive Preferred Cash Consideration.

      2.8. Exchange Procedures.

            (a) On or before the Closing Date, for the benefit of the holders of
Certificates,  (i) Acquirer  shall cause to be delivered to the Exchange  Agent,
for   exchange  in   accordance   with  this  Section  2,   certificates   ("New
Certificates")  representing  6,700,000  shares  of  Acquirer  Common  Stock (as adjusted for any stock splits, share dividends, combinations,  reclassifications or the like that occur  after the date of this  Agreement  with  respect to such shares) issuable  pursuant to this Section 2, and (ii) Acquirer shall deliver or cause to be  delivered  to the  Exchange  Agent the Merger Cash minus the Escrow
Cash and the Holdback Cash (the  combination of (i) and (ii) above,  hereinafter referred to as, the "Exchange Fund").

            (b)  At  the  Closing,  or  as  soon  thereafter  as  is  reasonably practicable,  each HOVRS  Stockholder  shall deliver or cause to be delivered to the Exchange Agent the  Certificate(s)  representing  the shares of HOVRS Common
Stock and HOVRS Preferred Stock  beneficially  owned by such HOVRS  Stockholder.
Upon proper  surrender of a  Certificate  for exchange and  cancellation  to the
Exchange Agent, the holder of such  Certificate  shall be entitled to receive in exchange  therefor,  as applicable,  (i) subject to delivery by the surrendering
HOVRS  Stockholder  to the  Exchange  Agent of an  executed  copy of the Lock-up
Agreement and a completed and executed Investment  Representation  Letter, a New
Certificate  representing  shares of Acquirer Common Stock (if any) equal to the
Stock  Consideration  to which such former holder of HOVRS Common Stock or HOVRS
Preferred  Stock shall have become entitled  pursuant to this Agreement,  (ii) a check or wire transfer of immediately  available funds in an amount equal to the
Cash  Consideration  to which such former  holder of HOVRS Common Stock or HOVRS
Preferred Stock shall have become entitled  pursuant to this Agreement (of which the amount of such holder's  Minimum Cash  Election  shall be or shall have been deposited  in the  Escrow  Fund and the  Holdback  Fund),  and/or  (iii) a check representing  the amount of cash (if any) payable in lieu of a fractional  share of Acquirer  Common  Stock which such former  holder has the right to receive in respect of the  Certificate  surrendered  pursuant  to this  Agreement,  and the
Certificate so surrendered  shall forthwith be cancelled.  Until  surrendered as contemplated by this Section 2.8(b),  each Certificate  (other than Certificates representing  treasury  stock)  shall be deemed at any time after the  Effective
Time to  represent  only the right to  receive  upon such  surrender  the Merger
Consideration provided in Section 2.6 and any unpaid dividends and distributions thereon as provided in paragraph  (c) of this Section 2.8. No interest  shall be paid or accrued on any cash  constituting  Merger  Consideration  (including any cash in lieu of fractional  shares) and any unpaid  dividends and  distributions payable to holders of Certificates.

            (c) No dividends or other distributions with a record date after the
Effective Time with respect to Acquirer Common Stock shall be paid to the holder of any  unsurrendered  Certificate until the holder thereof shall surrender such
Certificate  in  accordance  with this  Section  2.8.  After the  surrender of a
Certificate in accordance with this Section 2.8, the record holder thereof shall be entitled to receive any such  dividends or other  distributions,  without any interest thereon, which theretofore had become payable with respect to shares of
Acquirer Common Stock represented by such Certificate.

            (d) The Exchange  Agent and Acquirer,  as the case may be, shall not be  obligated  to deliver  cash  and/or a New  Certificate  or New  Certificates representing  shares of Acquirer  Common Stock to which a holder of HOVRS Common
Stock or HOVRS  Preferred  Stock would  otherwise be entitled as a result of the
Merger until such holder surrenders the Certificate or Certificates representing the  shares of HOVRS  Common  Stock or HOVRS  Preferred  Stock for  exchange  as provided in this Section 2.8, or, an appropriate affidavit of loss and indemnity agreement,  together  with an  executed  copy of the  Lock-up  Agreement  and an executed Investment  Representation  Letter. If

                                      D-16

any New Certificates evidencing shares of Acquirer Common Stock are to be issued in a name other than that in which the Certificate evidencing HOVRS Common Stock or HOVRS  Preferred  Stock  surrendered in exchange  therefor is registered,  it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly  endorsed or  accompanied  by an executed  form of  assignment separate from the  Certificate  and  otherwise in proper form for transfer,  and that the Person  requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a New  Certificate for shares of Acquirer Common Stock in any name other than that of the registered holder of the Certificate  surrendered or otherwise  establish to the  satisfaction of the
Exchange Agent that such tax has been paid or is not payable.

            (e) Any portion of the Exchange  Fund that remains  unclaimed by the former HOVRS  Stockholders  for six (6) months after the Effective Time (as well as any interest or proceeds from any  investment  thereof) shall be delivered by the  Exchange  Agent to  Acquirer.  Any  former  HOVRS  Stockholder  who has not theretofore  complied with Section 2.8(b) shall thereafter look only to Acquirer for the  Merger  Consideration  deliverable  in  respect  of each share of HOVRS
Common  Stock or HOVRS  Preferred  Stock such  stockholder  holds as  determined pursuant to this  Agreement,  in each case  without  any  interest  thereon.  If outstanding  Certificates  for shares of HOVRS Common  Stock or HOVRS  Preferred
Stock are not  surrendered  or the payment for them is not claimed  prior to the date on which such  shares of  Acquirer  Common  Stock or cash  would  otherwise escheat to or become the  property of any  Governmental  Entity,  the  unclaimed items  shall,  to the  extent  permitted  by  abandoned  property  and any other
Applicable  Law,  become the property of Acquirer  (and to the extent not in its possession  shall be delivered to it),  free and clear of all claims or interest of any Person previously  entitled to such property.  Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of shares of HOVRS
Common Stock or HOVRS  Preferred  Stock  represented by any  Certificate for any consideration  paid  to a  public  official  pursuant  to  applicable  abandoned property,  escheat or similar  laws.  Acquirer and the  Exchange  Agent shall be entitled  to rely  upon the  stock  transfer  books of  HOVRS to  establish  the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement,  which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of HOVRS Common Stock or HOVRS  Preferred  Stock  represented  by any  Certificate,  Acquirer  and the
Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an  independent  third party and  thereafter  be relieved with respect to any claims thereto.

            (f) Acquirer  (through the Exchange Agent,  if applicable)  shall be entitled to deduct and withhold from any amounts  otherwise  payable pursuant to this Agreement to any holder of shares of HOVRS Common Stock or HOVRS  Preferred
Stock  such  amounts as  Acquirer  is  required  to deduct  and  withhold  under
Applicable  Law. Any amounts so deducted  and withheld  shall be treated for all purposes of this  Agreement  as having  been paid to the holder of HOVRS  Common
Stock  or  HOVRS  Preferred  Stock  in  respect  of  which  such  deduction  and withholding was made by Acquirer.

            (g) As of the  Closing,  and subject to and in  accordance  with the provisions  of  Section  9.1  hereof,  Acquirer  shall  deliver,  or cause to be delivered,  the Escrow  Cash to the Escrow  Agent and the  Holdback  Cash to the
Stockholders'   Agent.  The  property   comprising  the  Escrow  Fund  shall  be
beneficially  owned by the HOVRS  Stockholders  and shall be held in escrow  and shall be available to compensate  Acquirer for certain Damages during the Escrow
Period as provided in Section 9. The property comprising the Holdback Fund shall be beneficially  owned by the HOVRS Stockholders and shall be held in escrow and shall be available to the Stockholders'  Agent for any reasonable and documented expenses  incurred in the course of  defending  any  indemnification  claim made against the Escrow Fund during the Escrow  Period as provided in Section  9.2(b)
or pursuing  any  indemnification  claim as provided in Section  9.2(c).  To the extent not used for such purposes, the property comprising the Escrow Fund shall be  released to the HOVRS  Stockholders  based upon their  respective  allocable portion as provided in Section  9.3,  the Final  Allocation  and pursuant to the terms and conditions of the Escrow Agreement.

      2.9. Lost, Stolen or Destroyed HOVRS  Certificates.  In the event that any
Certificate  representing HOVRS Common Stock or HOVRS Preferred Stock shall have been lost, stolen or destroyed and such securities  represent a right to receive
Acquirer Common Stock, as determined pursuant to the Final Allocation,  Acquirer shall,  upon  delivery  of an  affidavit  of  that  fact by the  holder  of such
Certificate, issue irrevocable instructions to the Exchange Agent to issue share certificates  representing  the shares of Acquirer  Common Stock to be issued to the owner of, and in exchange for, such lost,  stolen or destroyed  HOVRS Common
Stock or HOVRS Preferred  Stock,  provided,  however,  that Acquirer may, in its reasonable  discretion  and as a condition  precedent to the

                                      D-17

issuance  thereof,  require the owner of such lost,  stolen or  destroyed  HOVRS
Common  Stock or HOVRS  Preferred  Stock to provide  Acquirer  with an indemnity agreement  against any claim that may be made against  Acquirer,  the  Surviving
Corporation  or the  Exchange  Agent with  respect to the HOVRS  Common Stock or
HOVRS Preferred Stock alleged to have been lost, stolen or destroyed.

      2.10. Tax Consequences.  The parties hereto agree to treat the exchange of the HOVRS Common Stock and HOVRS  Preferred  Stock for Acquirer  Common Stock in
the  Merger  and the  corresponding  issuance  of  Acquirer  Preferred  Stock to
Clearlake in order to raise capital as integrated steps in a single  transaction by Acquirer  to acquire  HOVRS and raise  capital  and,  therefore,  the parties hereto intend that the exchange of HOVRS Common Stock and HOVRS  Preferred Stock for Acquirer  Common Stock in the Merger will qualify as a tax-free  exchange of property for stock under Section 351 of the Code (and any comparable  provisions of  applicable  state or local tax laws).  Acquirer  agrees (and shall cause the
Surviving  Corporation  after  the  Effective  Time) to  report  and  treat  the transactions  described  in this  Agreement in a manner  consistently  therewith except as otherwise may be required by a taxing authority.

      2.11.  Taking of Necessary  Action;  Further Action.  Each of Acquirer and
HOVRS will take all such  reasonable  and lawful  action as may be  necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as  possible.  If, at any time after the  Effective  Time,  any further action is necessary or desirable to carry out the purposes of this Agreement, to vest the  Surviving  Corporation  with full right,  title and  possession to all assets, property, rights,  privileges,  powers and franchises of HOVRS and HOVRS
Merger Sub, the  officers and  directors of HOVRS and HOVRS Merger Sub are fully authorized in the name of their  respective  corporations  or otherwise to take, and will take, all such lawful and necessary  action,  so long as such action is not inconsistent with this Agreement.

3.  Representations  and Warranties of HOVRS.  HOVRS  represents and warrants to
Acquirer that the  statements  contained in this Section 3 are true and correct, except as disclosed in a document of even date  herewith and  delivered by HOVRS to Acquirer on the date hereof referring to the  representations  and warranties in this Agreement  (the "HOVRS  Disclosure  Schedule") (it being  understood and agreed that the disclosure set forth in a specific  section or subsection of the
HOVRS Disclosure  Schedule shall qualify the  representations and warranties set forth in the corresponding  section and subsection of this Section 3 (whether or not a specific cross-reference is included therein) if and to the extent that it is  reasonably  apparent  on the face of such  disclosure  that such  disclosure applies to such other section or subsection).

      3.1.  Organization,  Standing  and  Power.  HOVRS  is a  corporation  duly organized,  validly existing and in good standing under the laws of the state of
Delaware.  HOVRS has the corporate  power to own its  properties and to carry on its business as now being  conducted and is duly qualified to do business and is in good  standing in each  jurisdiction  in which the failure to be so qualified and in good standing  could  reasonably  be expected to have a Material  Adverse
Effect on HOVRS.  HOVRS has  delivered  a true and  correct  copy of its Charter
Documents,  each as amended to date,  to Acquirer.  HOVRS is not in violation of any of the provisions of its Charter  Documents.  Except as set forth on Section
3.1 of the HOVRS Disclosure Schedule,  HOVRS does not own directly or indirectly any equity or similar  interest in, or any interest  convertible or exchangeable or  exercisable  for,  any  equity or  similar  interest  in,  any  corporation, partnership, joint venture or other business association or entity.

      3.2.  Authority.  HOVRS has all requisite corporate power and authority to enter  into this  Agreement  and to  consummate  the  transactions  contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions  contemplated  hereby have been duly  authorized  by all  necessary corporate action on the part of HOVRS subject only to the approval of the Merger by the HOVRS  Stockholders as contemplated by Section 6.3. The affirmative  vote of the holders of a majority of the shares of the HOVRS  Common  Stock and HOVRS
Preferred  Stock voting  together as a class,  and the  affirmative  vote of the holders  of a  majority  of the  shares  of the  HOVRS  Preferred  Stock  voting separately as a class, are the only votes of the holders of HOVRS' capital stock necessary  under  Delaware Law to approve this  Agreement  and the  transactions contemplated  hereby.  This  Agreement  has been duly  executed and delivered by
HOVRS and  constitutes  the valid and binding  obligation  of HOVRS  enforceable against HOVRS in accordance with its terms,  except that such enforceability may be  limited  by  bankruptcy,  insolvency,  reorganization,  moratorium  or other similar  laws  affecting  or relating to  creditors'  rights  generally,  and is subject to general  principles  of equity.  The  execution  and delivery of this
Agreement by HOVRS do not, and the consummation of the transactions contemplated hereby will not,  conflict with, or result in any violation of, or default under
(with or without  notice or lapse of time, or both),

                                      D-18

or give rise to a right of  termination,  cancellation  or  acceleration  of any material  obligation or loss of any material  benefit under (a) any provision of the Charter  Documents  of HOVRS,  as  amended;  or (b) any  material  mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise,  license,  judgment,  order, decree, statute, law, ordinance, rule or regulation  applicable to HOVRS or any of its properties or assets,  in the case of clause  (b),  except  for such  conflicts,  violations,  defaults,  rights of termination,  cancellation or acceleration as could not,  individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOVRS. No consent,  approval,  order or authorization of, or registration,  declaration or filing with, any Governmental  Entity is required by or with respect to HOVRS in connection  with the  execution  and delivery of this  Agreement by HOVRS or the consummation by HOVRS of the transactions  contemplated  hereby,  except for (a)
the filing of the  Certificate of Merger as provided in Section 2.2; (b) filings required  under the  Exchange  Act;  (c) such  filings as may be required  under applicable state securities laws and the securities laws of any foreign country;
(d) the consents set forth on Schedule 3.2 of the HOVRS Disclosure Schedule; and
(e) such other consents,  authorizations,  filings,  approvals and registrations which,  if not  obtained  or made,  could not  reasonably  be expected to have a
Material  Adverse  Effect  on HOVRS  and could not  reasonably  be  expected  to prevent,  or materially alter or delay, any of the transactions  contemplated by this Agreement.

      3.3. Governmental  Authorization.  HOVRS has obtained each federal, state, county, local or foreign governmental consent,  license,  permit, grant or other authorization  of a  Governmental  Entity (a) pursuant to which HOVRS  currently operates or holds any interest in any of its properties; or (b) that is required for the operation of HOVRS' business or the holding of any such interest and all of such  authorizations are in full force and effect except where the failure to obtain or have any such authorizations  could not reasonably be expected to have a Material Adverse Effect on HOVRS.

      3.4. Financial Statements.

            (a) HOVRS has  delivered  or made  available to Acquirer the audited financial  statements  of HOVRS for each of the fiscal years ended  December 31,
2004, 2005 and 2006,  respectively,  and unaudited financial statements of HOVRS on a consolidated  basis as at and for the six-month periods ended June 30, 2007
(collectively, the "HOVRS Financial Statements"). The HOVRS Financial Statements
have been prepared in accordance with GAAP (except that the unaudited  financial statements do not contain footnotes and are subject to normal recurring year-end audit  adjustments,  the  effect  of  which  will  not,  individually  or in the aggregate,  be materially  adverse) applied on a consistent basis throughout the periods presented and consistent with each other. The HOVRS Financial Statements fairly present the consolidated financial condition,  operating results and cash flow of HOVRS as of the dates, and for the periods,  indicated therein,  subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited HOVRS Financial Statements.

            (b)  HOVRS  maintains  a  system  of  internal  accounting  controls sufficient to provide  reasonable  assurance that (i)  transactions are executed with  management's  general or specific  authorizations;  (ii)  transactions are recorded as necessary to permit preparation of financial statements of HOVRS and to  maintain  accountability  for  assets;  (iii)  access  to  HOVRS'  assets is permitted  only in  accordance  with  management's  authorization;  and (iv) the
recorded   accountability  for  assets  is  compared  with  existing  assets  at reasonable  intervals  and  appropriate  action  is taken  with  respect  to any differences.  HOVRS is not a party to or otherwise  involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Exchange
Act).

      3.5. Capital Structure.

            (a) The  authorized  capital  stock of HOVRS  consists of 15,000,000 shares of HOVRS Common  Stock,  of which there are  8,037,670  shares issued and outstanding as of the close of business on the date hereof, and 1,724,138 shares of HOVRS  Preferred  Stock,  all of which are issued and  outstanding  as of the close of business on the date  hereof.  All  outstanding  shares of HOVRS Common
Stock and HOVRS Preferred Stock have been duly authorized, validly issued, fully paid and are  nonassessable  and to the knowledge of HOVRS are free of any liens or encumbrances other than any liens or encumbrances  created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal  created by statute,  the Charter  Documents  or any  agreement to which
HOVRS is a party or by which it is bound.

            (b) As of the  close of  business  on the  date  hereof,  there  are
1,724,138 shares of HOVRS Common Stock reserved for issuance upon the conversion of the outstanding  shares of HOVRS Preferred Stock. As of that same date, there are 1,051,330 shares of HOVRS Common Stock reserved for issuance under the Hands
On Video Relay

                                      D-19

Services,  Inc. 2004 Stock Plan, as amended (the "HOVRS Option Plan"),  of which
(i)  405,772  shares are subject to vested  outstanding  options,  (ii)  585,900 shares are subject to unvested  outstanding options, and (iii) 59,658 shares are reserved  for  future  option  grants.  As of  that  same  date,  there  are  no outstanding  options to  purchase  shares of HOVRS  Preferred  Stock.  HOVRS has delivered or made available to Acquirer true and complete copies of each form of agreement or stock  option plan  evidencing  an option to purchase  HOVRS Common
Stock.  Section 3.5(b) of the HOVRS Disclosure  Schedule lists every outstanding option to purchase  shares of HOVRS Common Stock,  and for each such option sets forth the name of the  optionee,  the  number of  shares of HOVRS  Common  Stock subject to purchase  upon the exercise of the option,  the  applicable  exercise price per share and the shares vested as of the date designated thereon.(1)

            (c) Except for the rights  created  pursuant to or disclosed in this
Agreement or as set forth in Section 3.5 to the HOVRS Disclosure Schedule, there are no other options,  warrants, calls, rights, commitments or agreements of any character to which HOVRS is a party or by which it is bound, obligating HOVRS to issue, deliver,  sell,  repurchase or redeem, or cause to be issued,  delivered, sold,  repurchased  or  redeemed,  any  shares  of HOVRS  Common  Stock or HOVRS
Preferred  Stock, or obligating HOVRS to grant,  extend,  accelerate the vesting of,  change  the price of, or  otherwise  amend or enter  into any such  option, warrant, call, right, commitment or agreement. Except as contemplated hereunder, there are no other  contracts,  commitments  or  agreements  relating to voting, purchase or sale of HOVRS'  capital  stock (a) between or among HOVRS and any of its  stockholders;  and (b) to the  knowledge of HOVRS,  between or among any of
HOVRS' stockholders.

      3.6. Absence of Certain Changes. Except as disclosed in Section 3.6 of the
HOVRS  Disclosure  Schedule,  since  December 31, 2006 (the "HOVRS Balance Sheet
Date"),  HOVRS has conducted its business in the ordinary course consistent with past  practice  and there has not  occurred  (a) any change,  event or condition
(whether or not covered by insurance) that has resulted in, or could  reasonably be  expected  to  result  in,  a  Material  Adverse  Effect  on  HOVRS;  (b) any
acquisition,  sale or transfer of any material  asset of HOVRS other than in the ordinary course of business and consistent with past practice; (c) any change in accounting  methods  or  practices  (including  any  change in  depreciation  or amortization  policies or rates) by HOVRS or any  revaluation by HOVRS of any of its assets;  (d) any  declaration,  setting  aside,  or payment of a dividend or other distribution with respect to the shares of HOVRS or any direct or indirect redemption,  purchase  or other  acquisition  by HOVRS of any of its  shares  of capital  stock;  (e) the execution by HOVRS of any HOVRS  Material  Contract (as defined in Section 3.14),  other than in the ordinary  course of business and as provided to Acquirer,  or any material  amendment or termination  of, or default under,  any HOVRS Material  Contract to which HOVRS is a party or by which it is bound; (f) any amendment or change to the Charter Documents; (g) any increase in or modification of the  compensation or benefits payable or to become payable by
HOVRS to any of its directors or employees, other than in the ordinary course of business  consistent with past practice;  or (h) any negotiation or agreement by
HOVRS to do any of the things described in the preceding clauses (a) through (g)
(other than  negotiations  with Acquirer and its  representatives  regarding the transactions  contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of HOVRS' capital stock.

      3.7. Absence of Undisclosed Liabilities. HOVRS has no material obligations
or  material  liabilities  of  any  nature  (matured  or  unmatured,   fixed  or
contingent)  other than (a) those set forth or  adequately  provided  for in the balance sheet of HOVRS as of the HOVRS  Balance  Sheet Date (the "HOVRS  Balance
Sheet");  (b) those incurred in the ordinary course of business and not required to be set forth in the HOVRS Balance Sheet under GAAP; (c) those incurred in the ordinary  course of business  since the HOVRS Balance Sheet Date and  consistent with past practice;  and (d) those incurred in connection  with the execution of this Agreement.

      3.8.  Litigation.  Section 3.8 of the HOVRS Disclosure Schedule identifies private or governmental action, suit, proceeding,  claim and arbitration and, to the knowledge of HOVRS,  investigation,  that is pending or, to the knowledge of
HOVRS, threatened,  before any Governmental Entity, foreign or domestic, against
HOVRS or any of its  properties  or any of its officers or  directors  (in their capacities  as  such).  There  is  no  private  or  governmental  action,  suit,
proceeding,   claim  or  arbitration   or,  to  the  knowledge  of  HOVRS,   any
investigation, that is pending or, to the knowledge of HOVRS, threatened, before any  Governmental  Entity,  foreign  or  domestic,  against  HOVRS or any of its properties  or any of its officers or directors  (in their  capacities as such), that,  individually or in the aggregate,  could reasonably be expected to have a
Material Adverse Effect on HOVRS. There is no judgment, decree

--------
(1) HOVRS to provide missing information.

                                      D-20

or order against HOVRS, or, to the  knowledge of HOVRS,  any of its directors or officers (in their capacities as such), that could prevent, enjoin or materially alter or delay any of the transactions  contemplated by this Agreement,  or that could reasonably be expected to have a Material Adverse Effect on HOVRS.

      3.9.  Restrictions on Business Activities.  Except as set forth in Section
3.9  of  the  HOVRS  Disclosure  Schedule,  there  is  no  agreement,  judgment, injunction,  order or decree binding upon HOVRS that has or could  reasonably be expected to have the effect of prohibiting  or materially  impairing any current business  practice of HOVRS, any acquisition of property by HOVRS or the conduct of business by HOVRS as currently conducted by HOVRS.

      3.10. Intellectual Property.

            (a) For purposes of this Agreement, "Intellectual Property" means:

                  (i)  all  issued  patents,  reissued  or  reexamined  patents, revivals of patents, utility models, certificates of invention, registrations of
patents  and   extensions   thereof,   regardless  of  country  or  formal  name
(collectively, "Issued Patents");

                  (ii)  all   published  or   unpublished   nonprovisional   and
provisional   patent   applications,    reexamination   proceedings,   invention
disclosures and records of invention  (collectively  "Patent  Applications" and, with the Issued Patents, the "Patents");

                  (iii) all copyrights, registrations,  semiconductor topography and mask work rights  (including  all rights of  authorship,  use,  publication, reproduction,  distribution, performance and transformation and moral rights and
rights  of  ownership  with  respect  to  copyrightable   works,   semiconductor
topography works and mask works), and all rights to register and obtain renewals and extensions of registrations,  together with all other interests  accruing by reason  of  international  copyright,  semiconductor  topography  and mask  work conventions (collectively, "Copyrights");

                  (iv)  trademarks,  trademark  registrations,  applications for
registration  of  trademarks,   service  marks,   service  mark   registrations,
applications for  registration of service marks,  trade name  registrations  and registered  trade  names  and  applications  for  registrations  of trade  names
(collectively, "Trademarks") and domain name registrations;

                  (v) all trade secrets and proprietary  information  (including with  respect to  technology,  ideas,  inventions,  designs,  manufacturing  and operating specifications, know-how, formulae, technical data, computer programs, hardware, software and processes); and

                  (vi) all other  intellectual  property rights and protections, worldwide.

            (b) HOVRS owns and has good and  marketable  title to, or  possesses legally  enforceable rights to use, all Intellectual  Property that is both used
in  and  material  to  its  business  as  currently   conducted  by  HOVRS.  The
Intellectual Property owned by or licensed to HOVRS collectively constitutes all of the material  Intellectual  Property necessary to enable HOVRS to conduct its business as such business is currently being conducted by it.

            (c)  For  the  purposes  of  this  Agreement,   "HOVRS  Intellectual
Property" means Intellectual  Property incorporated into any product of HOVRS or otherwise  used in the  business  of  HOVRS  (except  "off the  shelf"  or other software widely available through regular commercial  distribution channels at a cost not  exceeding  Ten  Thousand  Dollars  ($10,000)  on  standard  terms  and conditions,  as modified for HOVRS'  operations).  Section  3.10(c) of the HOVRS
Disclosure Schedule lists:

                  (i) the following  HOVRS  Intellectual  Property to the extent owned  by  HOVRS:  (A) all  Issued  Patents  and  Patent  Applications,  (B) all
registered Trademarks and pending trademark  applications and (C) all registered
Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and/or registration has been filed; and

                  (ii) the following agreements relating to each of the products of  HOVRS  (the  "HOVRS  Products")  or  HOVRS  Intellectual  Property:  all (A)
agreements granting any right to distribute or sublicense a HOVRS Product on any exclusive or non-exclusive basis; (B) any exclusive or non-exclusive licenses of
Intellectual Property to or from HOVRS (except "off the shelf" or other software widely available through regular commercial  distribution channels at a cost not exceeding Ten Thousand Dollars ($10,000) on standard terms

                                      D-22

and conditions,  as modified for HOVRS' operations);  (C) agreements pursuant to which the amounts  actually paid or payable under firm  commitments to HOVRS are
Fifteen Thousand Dollars  ($15,000) or more; (D) joint  development  agreements;
(E) agreements pursuant to which HOVRS grants or has granted any ownership right to any HOVRS  Intellectual  Property  owned by HOVRS;  (F)  orders of a court of competent  jurisdiction relating to HOVRS Intellectual Property owned or used by
HOVRS that are known by HOVRS; (G) any option to purchase or obtain a license to any HOVRS Intellectual  Property owned by HOVRS; and (H) agreements  pursuant to which HOVRS grants or has granted any party any rights to access source code, or to use source code or object code to create derivative works of HOVRS Products.

            (d) Section  3.10(d) of the HOVRS  Disclosure  Schedule  contains an accurate list as of the date of this Agreement of all licenses,  sublicenses and other  agreements  to which HOVRS is a party and pursuant to which (i) HOVRS has authorized another party to use any Intellectual Property owned by HOVRS that is material to the  business of HOVRS or (ii) to which HOVRS is  authorized  to use any  Intellectual  Property that is owned by any third party and material to the business of HOVRS,  excluding "off the shelf" or other software widely available through  regular  commercial  distribution  channels at a cost not exceeding Ten
Thousand Dollars ($10,000) on standard terms and conditions  ("Third Party HOVRS
Intellectual Property").

            (e) To  the  knowledge  of  HOVRS,  there  is no  unauthorized  use, disclosure,  infringement or misappropriation of any HOVRS Intellectual Property owned by HOVRS by any third party,  including any employee or former employee of
HOVRS, other than such uses, disclosures,  infringements or misappropriations as could not,  individually  or in the aggregate,  reasonably be expected to have a
Material Adverse Effect on HOVRS.  Except as disclosed in Section 3.10(e) of the
HOVRS Disclosure Schedule, HOVRS has not entered into any agreement to indemnify any  other  Person  against  any  charge  of  infringement  of any  Intellectual
Property,  other than indemnification  provisions contained in standard sales or other  agreements to end users arising in the ordinary  course of business,  the forms of which have been delivered to Acquirer or its counsel.  Except  pursuant to the agreements disclosed in Section 3.10(d) of the HOVRS Disclosure Schedule,
there are no royalties,  fees or other payments payable by HOVRS to any party by reason  of the  ownership,  use,  sale  or  disposition  of  Third  Party  HOVRS
Intellectual Property.

            (f) Other  than  with  respect  to  matters  that  have  been  fully resolved,  settled  and, if  applicable,  fully paid,  prior to the date hereof,
HOVRS has no knowledge of, and HOVRS has not received  written notice  asserting any breach by HOVRS of, any license,  sublicense or other agreement  relating to the HOVRS  Intellectual  Property or Third Party  HOVRS  Intellectual  Property.
Neither  the  execution,  delivery  or  performance  of  this  Agreement  or any ancillary  agreement  contemplated  hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any  limitation  on  Acquirer's  right to own or use any HOVRS
Intellectual Property, including any Third Party HOVRS Intellectual Property.

            (g) To the  knowledge  of  HOVRS,  all  Issued  Patents,  registered
Trademarks and registered  Copyrights  owned by HOVRS are valid and  subsisting.
With respect to any Issued Patents owned by HOVRS,  all  maintenance  and annual fees have been fully paid. With respect to registered Trademarks,  all necessary affidavits of use, renewals and/or documents  evidencing accurate chain of title and  ownership are currently on file with the United States Patent and Trademark
Office.  Other  than with  respect to  matters  that have been  fully  resolved, settled and, if  applicable,  fully paid prior to the date hereof,  HOVRS has no knowledge of, and HOVRS has not received any written assertion of, any actual or
alleged  infringement,   misappropriation  or  unlawful  use  by  HOVRS  of  any
Intellectual  Property  owned by any third  party,  and  there is no  proceeding pending or to the knowledge of HOVRS  threatened  with respect to the foregoing.
There is no proceeding  pending or, to the knowledge of HOVRS,  threatened  with respect to, nor has HOVRS received any written claim or demand that  challenges, the  legality,  validity,  enforceability  or  ownership  of any  item of  HOVRS
Intellectual Property that is owned by HOVRS. HOVRS has not brought a proceeding alleging infringement of HOVRS Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (h) All current and former officers, employees and vendors of HOVRS, to the extent the duties of such  officers,  employees  and vendors  involve the handling of confidential information of Acquirer or the creation of Intellectual
Property,  have  executed  and  delivered to HOVRS an  agreement  regarding  the protection of proprietary information and the assignment or exclusive license to
HOVRS of any Intellectual  Property arising from services performed for HOVRS by such Persons, the form of which has been supplied to Acquirer.  To the knowledge of  HOVRS,  no  employee  of  HOVRS is in  violation  of any  term  relating  to
Intellectual Property or confidentiality

                                      D-22

contained in any employment contract or any other contract or agreement relating to the  relationship of any such employee with HOVRS. To the knowledge of HOVRS, no current or former officer, director or employee of HOVRS has any right, claim or  interest  in or with  respect to any HOVRS  Intellectual  Property  owned by
HOVRS.

            (i) HOVRS has taken commercially reasonable measures and precautions designed to protect and maintain the  confidentiality  of all trade  secrets and proprietary  information  of HOVRS  (except such trade  secrets and  proprietary information whose value would not be materially  impaired by public disclosure).
All  disclosure  to a third party of any trade  secrets that are material to the businesses  of and  owned by HOVRS has been  pursuant  to the terms of a written agreement between HOVRS and such third party, such agreement designed to protect and maintain the confidentiality of such trade secrets.

            (j) Except as set forth in Section  3.10(j) of the HOVRS  Disclosure
Schedule  and except for any claims  that have been  resolved  prior to the date hereof,  no product liability claims have been communicated in writing to or, to the knowledge of HOVRS, threatened against HOVRS.

            (k) A  complete  list of  each  of the  HOVRS  Products  and  HOVRS'
proprietary  software  that is  material  to its  business  ("HOVRS  Software"), together with a brief  description  of each, is set forth in Section  3.10(k) of the HOVRS Disclosure Schedule.

            (l)  To  the  knowledge  of  HOVRS,  HOVRS  is  not  subject  to any proceeding or outstanding decree,  order,  judgment,  stipulation,  or agreement restricting  in  any  manner  the  use,  transfer  or  licensing  of  any  HOVRS
Intellectual  Property owned by HOVRS, or which may affect the validity,  use or enforceability of such HOVRS Intellectual Property.

            (m) To the knowledge of HOVRS, no Public Software (as defined below)
forms a material part of any HOVRS Products, services provided by HOVRS or HOVRS
Intellectual  Property,  and no  Public  Software  was or is (A)  both  used  in connection  with, and material to, the  development of any HOVRS Product,  HOVRS service or HOVRS  Intellectual  Property  owned by HOVRS or (B) in any  material respect is incorporated into, in whole or in part, or has been distributed with, in whole or in part,  any HOVRS  Product,  HOVRS  service or HOVRS  Intellectual
Property  owned by HOVRS.  As used in this Section  3.10(m),  "Public  Software"
means any software that is  distributed as free software (as defined by the Free
Software Foundation),  open source software (e.g., Linux or software distributed under  any  license  approved  by  the  Open  Source  Initiative  as  set  forth
www.opensource.org)  or similar licensing or distribution  models which requires the  distribution of source code to licensees,  including  software  licensed or distributed  under any of the  following  licenses or  distribution  models,  or licenses  or  distribution  models  similar to any of the  following:  (i) GNU's
General Public  License (GPL) or  Lesser/Library  GPL (LGPL);  (ii) the Artistic
License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public
License;  (v) the Sun Community  Source  License  (SCSL);  (vi) the Sun Industry
Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.

      3.11.  Interested  Party  Transactions.  HOVRS  is  not  indebted  to  any director,  officer, employee or agent of HOVRS (except for amounts due as normal salaries and bonuses and in  reimbursement  of ordinary  expenses),  and no such
Person is  indebted  to HOVRS.  To the  knowledge  of HOVRS,  there have been no transactions  during the  two-year  period  ending on the date hereof that would require  disclosure  if HOVRS  were  subject  to  disclosure  under  Item 404 of
Regulation S-K under the Securities Act.

      3.12.  Minute  Books.  The  minute  book of HOVRS  contains  a  materially complete and accurate  summary of all meetings of directors and  stockholders or actions by written consent since the time of  incorporation of HOVRS through the date of this  Agreement,  and  reflects  all  transactions  referred  to in such minutes accurately in all material respects.

      3.13.  Complete Copies of Materials.  All copies of documents delivered or made available by HOVRS to Acquirer in connection  with Acquirer's due diligence review of HOVRS have been true and complete copies of each such document.

      3.14. HOVRS Material  Contracts.  All of the HOVRS Material  Contracts (as
defined in this Section 3.14) are listed in Section 3.14 of the HOVRS Disclosure
Schedule.  With respect to the HOVRS Material Contracts,  except as set forth in
Section 3.14 of the HOVRS Disclosure Schedule:  (a) each HOVRS Material Contract is legal,  valid,  binding  and  enforceable  and in full force and effect  with
respect  to  HOVRS,  and,  to  HOVRS'  knowledge,   is  legal,  valid,  binding,
enforceable  and in full force and  effect  with  respect  to each  other  party thereto,  in  either  case

                                      D-23

subject to the effect of  bankruptcy,  insolvency,  moratorium  or other similar laws affecting the enforcement of creditors'  rights generally and except as the availability  of  equitable  remedies  may be limited by general  principles  of equity;  (b) each HOVRS  Material  Contract  will  continue to be legal,  valid, binding and  enforceable  and in full force and effect with  respect to HOVRS or its successor  immediately  following the Effective Time in accordance  with its terms as in  effect  prior to the  Effective  Time,  subject  to the  effect  of
bankruptcy,   insolvency,   moratorium  or  other  similar  laws  affecting  the
enforcement of creditors'  rights  generally and except as the  availability  of equitable  remedies  may be  limited by general  principles  of equity;  and (c)
neither HOVRS nor, to HOVRS' knowledge, any other party is in breach or default, and no event has occurred  that with notice or lapse of time would  constitute a breach or default by HOVRS or, to HOVRS' knowledge,  by any such other party, or permit  termination,  modification  or  acceleration,  under such HOVRS Material
Contract,  subject  to such  exceptions  as could  not,  individually  or in the aggregate,  reasonably be expected to have a Material  Adverse  Effect on HOVRS.
HOVRS is not a party  to any  oral  contract,  agreement  or other  arrangement.
"HOVRS Material  Contract" means any contract,  agreement or commitment to which
HOVRS is a party  (a) with  expected  receipts  or  expenditures  in  excess  of
Twenty-Five  Thousand Dollars  ($25,000);  (b) required to be listed pursuant to
Section 3.10(d) or Section 3.22; (c) requiring HOVRS to indemnify any party; (d)
granting any exclusive  rights to any party;  (e)  evidencing  indebtedness  for borrowed or loaned  money of  Twenty-Five  Thousand  Dollars  ($25,000) or more, including  guarantees  of such  indebtedness;  or (f) that could  reasonably  be expected to have a Material Adverse Effect on HOVRS if breached by HOVRS in such a manner as would (I) permit  any other  party to cancel or  terminate  the same
(with or without notice or passage of time);  (II) provide a basis for any other party to claim money damages  (either  individually or in the aggregate with all other such claims under that contract) from HOVRS; or (III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such HOVRS Material Contract.

      3.15.  Inventory.  HOVRS has no  inventory as of the HOVRS  Balance  Sheet
Date.  Any inventory  acquired  subsequent to such date and prior to the Closing shall  have  been or be  acquired  and  maintained  in the  ordinary  course  of business,  shall have been or be of good and merchantable  quality, and consists or will  consist of items of a  quantity  and  quality  usable or salable in the ordinary course of business. The values at which any inventories will be carried will reflect an inventory  valuation  policy of HOVRS that is in accordance with
GAAP applied on a consistent basis. HOVRS is not under any material liability or obligation with respect to the return of any item of inventory in the possession of  wholesalers,  retailers or other  customers.  Since the HOVRS  Balance Sheet
Date,  adequate  provision  has been made on the books of HOVRS in the  ordinary course of business in  accordance  with GAAP  applied on a  consistent  basis to provide for all material slow-moving,  obsolete or unusable inventories to their estimated  useful or scrap values,  and such inventory  reserves are adequate to provide  for such  slow-moving,  obsolete or unusable  inventory  and  inventory shrinkage.

      3.16. Accounts Receivable.  Subject to any reserves set forth therein, the accounts  receivable  shown on the  HOVRS  Financial  Statements  are  valid and genuine,  have  arisen  solely out of bona fide sales and  deliveries  of goods, performance of services,  and other business transactions in the ordinary course of business  consistent with past practices in each case with Persons other than affiliates, are not subject to any prior assignment,  lien or security interest, and to HOVRS'  knowledge are not subject to valid defenses,  set-offs or counter claims.  The accounts  receivable are collectible in accordance with their terms at their recorded amounts,  subject only to the reserve for doubtful accounts on the HOVRS Financial Statements.

      3.17. Customers and Suppliers.  Except as set forth in Section 3.17 of the
HOVRS Disclosure Schedule,  as of the date hereof, no customer that individually accounted  for more than five percent (5%) of HOVRS' gross  revenues  during the
12-month  period  preceding  the date  hereof  and no  supplier  of  HOVRS  that individually  accounted  for more than  five  percent  (5%) of HOVRS'  purchases during the 12-month  period  preceding the date hereof has canceled or otherwise terminated, or made any written threat to HOVRS to cancel or otherwise terminate its  relationship  with  HOVRS or has at any time on or after the HOVRS  Balance
Sheet Date,  decreased  materially its services or supplies to HOVRS in the case of any  supplier,  or its usage of the services or products of HOVRS in the case of such  customer,  and to HOVRS'  knowledge,  no such  supplier or customer has indicated  either  orally or in writing  that it intends to cancel or  otherwise terminate its relationship with HOVRS or to decrease  materially its services or supplies to HOVRS or its usage of the services or products of HOVRS, as the case may be. HOVRS has not knowingly  breached any agreement  with, or engaged in any fraudulent  conduct with respect to, any customer or supplier of HOVRS, so as to provide a benefit to HOVRS that was not intended by the parties.

                                      D-24

      3.18.  Employees  and  Consultants.  Section 3.18 of the HOVRS  Disclosure
Schedule  contains  a list of the  names  of all  employees  (including  without limitation  part-time  employees and  temporary  employees),  leased  employees, independent contractors and consultants of HOVRS, together with their respective salaries  or wages,  other  compensation,  dates of  employment  and  positions.
Section 3.18 of the HOVRS  Disclosure  Schedule  also  describes  all  severance benefits to which any HOVRS employee is or may become  entitled  pursuant to any agreement between HOVRS and such employee.

      3.19. Title to Property. HOVRS has good and marketable title to all of its properties,  interests in properties and assets, real and personal, reflected in the HOVRS Balance  Sheet or acquired  after the HOVRS Balance Sheet Date (except properties,  interests in  properties  and assets sold or otherwise  disposed of since the HOVRS Balance Sheet Date in the ordinary course of business),  or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages,  liens, pledges, charges or encumbrances of any kind or character,  except (a) the lien of current taxes not yet due and payable; (b)
such  imperfections  of  title,  liens  and  easements  as do not and  will  not materially  detract from or  interfere  with the use of the  properties  subject thereto or affected thereby, or otherwise  materially impair business operations involving  such  properties;  (c) liens  securing  debt that is reflected on the
HOVRS Balance Sheet or listed in Section 3.19 of the HOVRS Disclosure  Schedule;
and (d) such other mortgages,  liens, pledges,  charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse  Effect on HOVRS.  The plants,  property and equipment of HOVRS that are used in the  operations  of its business  are in all  material  respects in good operating condition and repair,  subject to normal wear and tear. All properties used in the  operations of HOVRS are reflected in the HOVRS Balance Sheet to the extent  required by GAAP. All leases to which HOVRS is a party are in full force and  effect  and are  valid,  binding  and  enforceable  in  respect of HOVRS in accordance with their respective  terms,  except as such  enforceability  may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating  to  creditors'  rights  generally  and general  principles  of equity, regardless  of whether  asserted in a proceeding  in equity or at law.  True and correct  copies of all such  leases  have been  provided  or made  available  to
Acquirer. HOVRS own no real property.

      3.20. Environmental Matters.

            (a) The following terms shall be defined as follows:

                  (i)  "Environmental  Laws" shall mean any applicable  foreign, federal,  state or local  governmental laws (including  common laws),  statutes,
ordinances,   codes,   regulations,    rules,   policies,   permits,   licenses,
certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the  environment,  protection of public health and safety,  or protection  of worker health and safety,  or that pertain to the handling, use, manufacturing,  processing,  storage, treatment,  transportation, discharge,  release, emission,  disposal, re-use, recycling, or other contact or involvement  with  Hazardous  Materials  (as  defined  in  Section  3.20(a)(ii), including, without limitation, the federal Comprehensive Environmental Response,
Compensation  and  Liability  Act of 1980,  42 U.S.C.  Section 9601, et seq., as
amended  ("CERCLA"), and the federal Resource  Conservation and Recovery Act, 42
U.S.C. Section 6901, et seq., as amended ("RCRA").

                  (ii) "Hazardous Materials" shall mean any material,  chemical,
compound,  substance,  mixture  or  by-product  that  is  identified,   defined,
designated,  listed,  restricted or otherwise regulated under Environmental Laws
as  a  "hazardous   constituent,"   "hazardous  substance,"  "hazardous  waste,"
"hazardous waste constituent,"  "infectious waste," "medical waste," "biomedical waste," "pollutant," "toxic pollutant,"  "contaminant" or any other statutory or
regulatory   terminology   intended  to   classify   or   identify   substances,
constituents,  materials or wastes by reason of properties  that are deleterious to the  environment,  natural  resources,  worker  health and safety,  or public health and  safety,  including  without  limitation  ignitability,  corrosivity, reactivity,  carcinogenicity,  toxicity  and  reproductive  toxicity.  The  term
"Hazardous   Materials"   shall  include   without   limitation  any  "hazardous
substances"  as defined,  listed,  designated  or regulated  under  CERCLA,  any
"hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing  materials,  any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

            (b) To the  knowledge  of HOVRS,  HOVRS is and has been in  material compliance with all  Environmental  Laws applicable to HOVRS and relating to the properties  or  facilities  used,  leased  or  occupied  by  HOVRS  at any  time
(collectively,  "HOVRS'  Facilities;"  such  properties or facilities  currently used,  leased  or

                                      D-25

occupied by HOVRS are defined  herein as "HOVRS'  Current  Facilities"),  and no discharge,  emission, release, leak or spill of Hazardous Materials has occurred at  any  of  HOVRS'  Facilities  during  HOVRS'  occupancy  thereof  that  could reasonably  be  expected  to give rise to a material  liability  of HOVRS  under
Environmental  Laws. To HOVRS' knowledge,  (i) there are no Hazardous  Materials
(including  without   limitation   asbestos)  present  in  the  surface  waters,
structures, groundwaters or soils of or beneath any of HOVRS' Current Facilities in a  condition,  or in  concentrations  or amounts,  that could  reasonably  be expected to give rise to a material  liability of HOVRS,  (ii) there neither are nor have  been any  aboveground  or  underground  storage  tanks  for  Hazardous
Materials at HOVRS' Current Facilities except as are operated and maintained, or removed, in material compliance with applicable Environmental Laws, and (iii) no
HOVRS  employee or other Person has asserted in writing that HOVRS is liable for alleged  injury or illness  resulting  from an alleged  exposure  to a Hazardous
Material.  Except as set forth in Section 3.20 of the HOVRS Disclosure Schedule, no civil,  criminal or  administrative  action,  proceeding or  investigation is pending  against  HOVRS,  or, to HOVRS'  knowledge,  threatened  against  HOVRS, alleging a material liability of HOVRS with respect to Hazardous  Materials or a material violation of Environmental Laws.

      3.21.  Taxes.  HOVRS makes the following  representations  with respect to
Taxes:

            (a) HOVRS has  prepared and timely filed (or will prepare and timely file) all Tax Returns  required to be filed by HOVRS for any period ending on or before the Closing Date.  All Tax Returns filed by HOVRS are true and correct in all material respects and have been completed in accordance with Applicable Law, and all material  Taxes shown to be due on such Tax Returns,  and other material
Taxes that are due for which no Tax Returns are required to be filed,  have been timely  paid.  To the  extent  Taxes are not due,  adequate  reserves  have been established  on the HOVRS  Balance Sheet with respect to accrued taxes up to the
HOVRS  Balance  Sheet  Date in  accordance  with GAAP as  applied  by HOVRS on a consistent basis with prior periods. HOVRS has no knowledge of any basis for the assertion of a liability  for unpaid  Taxes with respect to accrued  Taxes up to the HOVRS  Balance  Sheet  Date that are not  established  on the HOVRS  Balance
Sheet. HOVRS has no knowledge that it has incurred any liability for Taxes after the HOVRS Balance Sheet Date other than in the ordinary  course of business that may be material.  HOVRS has delivered or made available to the Acquirer true and correct  copies of all income and  franchise  Tax Returns,  closing  agreements, examination  reports or other similar  reports,  and statements of  deficiencies filed,  assessed  against or agreed to by, or on behalf of, HOVRS since December
31, 2003.

            (b)  There are no audits by any  taxing  authority  pending  against
HOVRS or any predecessor  entity and HOVRS has not received  written notice from any taxing  authority  that it is  conducting  or intends to conduct an audit or investigation.  HOVRS has not waived or extended any statute of  limitations  in respect of Taxes or Tax Returns or agreed to any  extension of time with respect to a Tax assessment, reassessment,  deficiency or with respect to the payment of any Taxes.  HOVRS is not a party to any power of attorney  with respect to a Tax matter that is  currently  in force or  otherwise  bound by any  private  letter ruling of the IRS or comparable rulings issued by any other taxing authority.

            (c) No claims  have been made by a taxing  authority  in  writing to
HOVRS in a  jurisdiction  where HOVRS does not file Tax Returns that HOVRS is or may be subject to taxation by that  jurisdiction.  No issue has been raised by a taxing  authority in writing to HOVRS in any current or most recent  examination which,  by application of the same or similar  principles,  would  reasonably be expected to affect the Tax treatment of HOVRS in any taxable  period (or portion thereof) ending after the Closing Date.

            (d) HOVRS  does not have (i) any  liability  for the  payment of any
Taxes as a result of being a member of an  affiliated,  consolidated,  combined, unitary or similar group or as a result of transferor or successor  liability or by operation of  Applicable  Law, and (ii) any  liability for the payment of any amounts as a result of being a party to, or bound by, any tax sharing  agreement or as a result of any  express  or implied  obligation  to  indemnify  any other
Person with respect to Taxes.

            (e) HOVRS has  disclosed  to  Acquirer  (i) any Tax  exemption,  Tax holiday or other  Tax-sparing  arrangement  that HOVRS has in any  jurisdiction, including  the  nature,  amount and lengths of such Tax  exemption,  Tax holiday or other Tax-sparing  arrangement;  and  (ii) any  expatriate  tax  programs  or policies  affecting HOVRS.  HOVRS is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other  Tax-sparing  arrangement  or order  of any  governmental

                                      D-26

entity and the  consummation of the  transactions  contemplated  hereby will not have any adverse effect on the continuing validity and effectiveness of any such
Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

            (f) HOVRS is not,  and has not been  during  the  applicable  period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

            (g)  HOVRS  is not a  party  to any  contract,  agreement,  plan  or arrangement,  including  but not limited to the  provisions  of this  Agreement, covering  any  employee  or  former  employee  of HOVRS  that,  individually  or collectively,  could give rise to the  payment  of any amount  that would not be deductible  pursuant  to  Sections  280G  of the  Code  by  HOVRS  or any of its
Subsidiaries,  or that  would be  subject  to an excise Tax by reason of Section
4999 of the Code.

            (h) Schedule 3.21(h)  contains a list enumerating each  jurisdiction in which HOVRS is required to pay Taxes or file Tax Returns and  specifying  the type of Taxes paid and Tax Returns filed in that jurisdiction.

            (i)  HOVRS  (i) has  complied  in all  material  respects  with  all
Applicable Laws,  rules and regulations  relating to the payment and withholding of Taxes, (ii) has timely and properly paid over to the applicable  governmental authorities all amounts  required to be so withheld from all payments made by or on behalf of HOVRS  (including,  but not limited to, employee wages and payments to independent contractors) and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (j) HOVRS has not distributed the stock of any  corporation,  or had its stock  distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

            (k) No property of HOVRS (i) is tax exempt use  property  within the meaning of Section  168(h) or Section  470(c)(2) of the Code,  (ii)  directly or indirectly secures any debt the interest on which is exempt under Section 103(a)
of the Code or (iii) is  required  to be  treated  as being  owned by any Person
(other  than HOVRS)  pursuant  to the  provisions  of Section  168(f)(8)  of the
Internal Revenue Code of 1954, as amended,  and in effect immediately before the
Tax Reform Act of 1986.

            (l) HOVRS has disclosed on its U.S.  federal  income tax returns all positions taken therein that could give rise to a substantial  understatement of federal income Tax within the meaning of Section 6662 of the Code. HOVRS has not engaged  in a  reportable  transaction  described  in  Section  1.6011-4  of the
Treasury Regulations.

      3.22. Employee Benefit Plans.

            (a)  Section  3.22  of the  HOVRS  Disclosure  Schedule  contains  a complete and accurate list of each plan, program,  policy,  practice,  contract,
agreement  or  other   arrangement   providing  for  employment,   compensation,
retirement,  deferred compensation,  loans, severance,  separation,  relocation, repatriation,  expatriation,  visas, work permits,  termination pay, performance awards,  bonus,  incentive,  stock option, stock purchase,  stock bonus, phantom stock,  stock  appreciation  right,  supplemental  retirement,  fringe benefits, cafeteria  benefits or other benefits,  whether written or unwritten,  including without  limitation  each "employee  benefit plan" within the meaning of Section
3(3)  of the  Employee  Retirement  Income  Security  Act of  1974,  as  amended
("ERISA"),  which is sponsored,  maintained,  contributed  to, or required to be contributed to by HOVRS and, with respect to any such plans which are subject to
Code Section 401(a), any trade or business (whether or not incorporated) that is treated as a single  employer  with HOVRS within the meaning of Section  414(b),
(c),  (m) or (o) of the Code,  (an  "ERISA  Affiliate")  for the  benefit of any
Person who performs or who has  performed  services for HOVRS or with respect to which  HOVRS or any ERISA  Affiliate  has or may have any  liability  (including without limitation contingent liability) or obligation (collectively, the "HOVRS
Employee Plans").

            (b)  Documents.  HOVRS has  furnished or made  available to Acquirer true and complete  copies of  documents  embodying  each of the  existing  HOVRS
Employee Plans and related plan documents,  including  without  limitation trust documents,  group annuity  contracts,  plan  amendments,  insurance  policies or contracts,  participant  agreements,  employee booklets,  administrative service agreements,  summary plan  descriptions,  summaries  of material  modifications, compliance and  nondiscrimination  tests for the last three plan years, standard

                                      D-27

COBRA forms and related notices,  registration  statements and prospectuses and, to the extent  still in its  possession,  any material  employee  communications relating  thereto.  With respect to each HOVRS  Employee Plan that is subject to
ERISA reporting requirements, HOVRS has provided copies of the Form 5500 reports filed for the last three (3) plan years.  HOVRS has furnished  Acquirer with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such HOVRS Employee Plan,  and to HOVRS'  knowledge  nothing has occurred  since the  issuance  of each such  letter  that  could  reasonably  be expected  to cause the loss of the  tax-qualified  status of any HOVRS  Employee
Plan subject to Code Section 401(a).

            (c) Compliance.  (i) Each HOVRS Employee Plan has been  administered in accordance with its terms and in compliance with the requirements  prescribed by any and all statutes,  rules and regulations  (including ERISA and the Code), except as could not  reasonably  be  expected  to have,  individually  or in the aggregate,  a  Material  Adverse  Effect  on HOVRS;  and  HOVRS  and each  ERISA
Affiliate  have performed all material  obligations  required to be performed by them under,  are not in material  respect in default  under or  violation of and have no knowledge  of any  material  default or violation by any other party to, any of the HOVRS  Employee  Plans;  (ii) any HOVRS  Employee Plan intended to be qualified  under  Section  401(a) of the Code is either  subject to a  favorable determination letter or opinion letter issued by the Internal Revenue Service as to its  qualified  status  under the Code,  including  all  currently  effective amendments to the Code, or has time remaining to apply under applicable Treasury
Regulations or Internal  Revenue Service  pronouncements  for a determination or opinion  letter  and to make any  amendments  necessary  to  obtain a  favorable determination or opinion letter; (iii) none of the HOVRS Employee Plans promises or provides  retiree  medical or other  retiree  welfare  benefits to any Person
(except to the extent  required to comply with  "COBRA" (as defined in paragraph
(e)  below)  or any  similar  state  law);  (iv)  there  has been no  non-exempt
"prohibited  transaction,"  as such term is defined  in Section  406 of ERISA or
Section 4975 of the Code,  with respect to any HOVRS  Employee Plan; (v) neither
HOVRS nor any ERISA  Affiliate  is subject  to any  liability  or penalty  under
Sections  4976  through 4980 of the Code or Title I of ERISA with respect to any
HOVRS  Employee  Plan;  (vi) all material  contributions  required to be made by
HOVRS or any  ERISA  Affiliate  to any  HOVRS  Employee  Plan  have been paid or accrued in  accordance  with  Applicable  Law;  (vii) with respect to each HOVRS
Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA
(excluding any such event for which the thirty (30) day notice  requirement  has been  waived  under the  regulations  to  Section  4043 of ERISA)  nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each HOVRS
Employee  Plan  subject to ERISA has prepared in good faith and timely filed all requisite  governmental  reports,  which  were true and  correct  as of the date filed,  and has properly and timely filed and  distributed or posted all notices and  reports to  employees  required  to be filed,  distributed  or posted  with respect to each such HOVRS  Employee Plan except where such failure would result in a material  liability;  (ix) no suit,  administrative  proceeding,  action or other  litigation has been brought,  or to the knowledge of HOVRS is threatened, against or with respect to any such HOVRS Employee Plan,  including any audit or inquiry  by the  IRS or  United  States  Department  of  Labor;  (x)  except  as contemplated  by  this  Agreement  there  has  been  no  amendment  to,  written interpretation  or  announcement  by HOVRS or any  ERISA  Affiliate  that  would materially increase the expense of maintaining any HOVRS Employee Plan above the level of expense  incurred  with respect to that Plan for the most recent fiscal year included in the HOVRS Financial Statements; and (xi) no HOVRS Employee Plan
is required to comply with any foreign law.

            (d) No Title IV or Multiemployer  Plan.  Neither HOVRS nor any ERISA
Affiliate  has  ever  maintained,   established,   sponsored,  participated  in,
contributed  to, or is obligated  to  contribute  to, or otherwise  incurred any obligation or liability (including without limitation any contingent  liability)
under any "multiemployer  plan" (as defined in Section 3(37) of ERISA) or to any
"pension  plan" (as  defined  in Section  3(2) of ERISA)  subject to Title IV of
ERISA or Section 412 of the Code.  Neither HOVRS nor any ERISA Affiliate has any
actual or potential  withdrawal  liability  (including  without  limitation  any contingent  liability)  for any  complete or partial  withdrawal  (as defined in
Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e) COBRA,  FMLA, HIPAA,  Cancer Rights.  With respect to each HOVRS
Employee  Plan,  HOVRS  has  complied  with  (i)  the  applicable   health  care
continuation  and  notice   provisions  of  the   Consolidated   Omnibus  Budget
Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state
law  governing  health  care  coverage  extension  or  continuation;   (ii)  the
applicable  requirements  of the  Family and  Medical  Leave Act of 1993 and the
regulations  thereunder;   (iii)  the  applicable  requirements  of  the  Health
Insurance  Portability and  Accountability  Act of 1996 ("HIPAA");  and (iv) the
applicable  requirements of the Cancer Rights Act of 1998,  except to the extent that such failure to comply could not reasonably be expected, individually or in the aggregate,

                                      D-28

to have a Material  Adverse Effect on HOVRS.  HOVRS has no material  unsatisfied obligations  to any  employees,  former  employees  or  qualified  beneficiaries pursuant  to COBRA,  HIPAA or any  state  law  governing  health  care  coverage extension or continuation.

            (f) Effect of  Transaction.  The  consummation  of the  transactions contemplated  by this Agreement will not either alone or in conjunction  with an individual's  termination  of employment or service or a change in the terms and conditions of  employment or service (i) entitle any current or former  employee or other service provider of HOVRS or any ERISA Affiliate to severance  benefits or any other payment (including without  limitation  unemployment  compensation, golden  parachute,  bonus or benefits under any HOVRS Employee Plan),  except as expressly provided in this Agreement;  or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service  provider.  No benefit payable or that may become payable by
HOVRS  pursuant to any HOVRS  Employee  Plan or as a result of or arising  under this Agreement  shall  constitute an "excess  parachute  payment" (as defined in
Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under
Section  4999 of the Code or the  deduction  for which  would be  disallowed  by reason of Section  280G of the Code.  Each HOVRS  Employee  Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms,  without material  liability to Acquirer or HOVRS other than ordinary administration expenses typically incurred in a termination event.

      3.23.  Employee  Matters.  HOVRS is in compliance in all material respects with  all  currently  Applicable  Laws  and  regulations  respecting  terms  and conditions of employment,  including without  limitation  applicant and employee background  checking,  immigration laws,  discrimination  laws,  verification of employment  eligibility,  employee  leave  laws,  classification  of  workers as employees and  independent  contractors,  wage and hour laws,  and  occupational safety and health laws, except for such  noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HOVRS.  Except as specified in Section 3.8 of the HOVRS Disclosure  Schedule, as of the date of this Agreement, there are no proceedings pending or, to HOVRS'
knowledge,  reasonably  expected or threatened,  between HOVRS, on the one hand, and any or all of its  current or former  employees,  on the other  hand,  which proceedings  could  reasonably be expected to have, a Material Adverse Effect on
HOVRS,  including without limitation any claims for actual or alleged harassment or discrimination  based on race, national origin, age, sex, sexual orientation, religion,  disability, or similar tortious conduct, breach of contract, wrongful termination,  defamation,  intentional  or  negligent  infliction  of  emotional distress,  interference with contract or interference with actual or prospective economic  disadvantage.  HOVRS  is  not a  party  to any  collective  bargaining agreement or other labor union  contract,  nor does HOVRS know of any activities or  proceedings  of any  labor  union  to  organize  its  employees.  To  HOVRS'
knowledge, HOVRS has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable  through the date of this  Agreement.  No "mass  layoff",
"plant  closing"  or  similar  event as defined  by the  Worker  Adjustment  and
Notification Act (29 U.S.C. ss. 2101 et seq.) with respect to HOVRS has occurred nor is expected to occur as a result of this Agreement.

      3.24. Insurance. HOVRS has policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of HOVRS.  There is no material claim pending under any of such policies  or bonds as to which  coverage  has been  denied,  disputed  or to the knowledge of HOVRS questioned by the underwriters of such policies or bonds. All premiums  due and payable  under all such  policies and bonds have been paid and
HOVRS is otherwise in compliance in all material respects with the terms of such policies and bonds. HOVRS has no knowledge of any threatened  termination of, or material premium increase with respect to, any of such policies.

      3.25.  Compliance With Laws.  HOVRS has complied with, is not in violation of and has not  received any written  notices of violation  with respect to, any federal state,  local or foreign statute,  law or regulation with respect to the conduct of its business,  or the ownership or operation of its business,  except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on HOVRS.

      3.26.  Brokers' and Finders'  Fee.  Except as set forth in Section 3.26 of the HOVRS  Disclosure  Schedule,  HOVRS has not entered into any  arrangement or agreement with any broker, finder or investment banker that would be entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges from HOVRS in connection with the Merger,  this Agreement or any transaction contemplated hereby.

                                      D-29

      3.27. Privacy Policies and Web Site Terms and Conditions.

            (a) For purposes of this Section 3.27:

                  (i)  "HOVRS  Sites"  means all of HOVRS'  public  sites on the
World Wide Web; and

                  (ii) "HOVRS Privacy Statements" means,  collectively,  any and all of HOVRS'  privacy  policies  published on the HOVRS Sites or otherwise made publicly  available  by  HOVRS  regarding  the  collection,  retention,  use and distribution  of the personal  information of  individuals,  including,  without limitation, from visitors of any of the HOVRS Sites ("Individuals").

            (b)  HOVRS is in  material  compliance  with (i) the  HOVRS  Privacy
Statements as applicable to any given set of personal  information  collected by
HOVRS from  Individuals;  and (ii) all applicable  privacy laws and  regulations regarding the collection, retention, use and disclosure of personal information.

            (c)  HOVRS  has  not  received  written  notice  of  any  claims  or controversies  regarding  the HOVRS  Privacy  Statements  or the  implementation thereof.

      3.28. International Trade Matters. HOVRS is, and at all times has been, in material  compliance  with and has not been and is not in material  violation of any  International  Trade  Law,  including  but not  limited  to,  all  laws and regulations  related  to the import and  export of  commodities,  software,  and technology  from and into the United States,  and the payment of required duties and tariffs in connection with same.  HOVRS has no basis to expect,  and neither
HOVRS  nor  any  other  Person  for  whose  conduct  it is or may be  held to be responsible  has received,  any actual or  threatened  order,  notice,  or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law.

      3.29. Proxy Statement and Information  Statement.  None of the information to be supplied by HOVRS or any of its  accountants,  counsel or other authorized representatives  for inclusion in the  Preliminary  Proxy Statement or the HOVRS
Information  Statement  will,  at the time of the  mailing  thereof to the HOVRS
Stockholders,  or for inclusion in the Proxy  Statement will, at the time of the mailing thereof to the stockholders of Acquirer or at the time of the meeting of the  stockholders of Acquirer to be held in connection with the Merger,  contain any untrue  statement  of a  material  fact or omit to state any  material  fact required  to be stated  therein  or  necessary  in order to make the  statements therein,  in  light  of  the  circumstances  under  which  they  are  made,  not misleading, it being understood and agreed that no representation or warranty is made by HOVRS with  respect  to any  information  supplied  by  Acquirer  or its accountants,  counsel or other authorized representatives.  If at any time prior to the  Effective  Time any event  with  respect  to HOVRS or its  officers  and directors  shall occur which is or should be described in an amendment  of, or a supplement  to, the Proxy  Statement,  such event shall be so described  and the presentation  in such  amendment  or  supplement  of such  information  will not contain any statement which, at the time and in light of the circumstances under which it is made,  is false or  misleading  in any material  respect or omits to state any material fact  required to be stated  therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

      3.30.  No  Other  Representations.  Except  for  the  representations  and warranties  contained  in this  Section 3 (as  modified by the HOVRS  Disclosure
Schedule), neither HOVRS nor any other Person makes any other express or implied
representation   or  warranty   with  respect  to  HOVRS  or  the   transactions
contemplated by this Agreement, and HOVRS disclaims any other representations or warranties, whether made by HOVRS or any of its affiliates, officers, directors, employees,  agents  or  representatives.  Except  for  the  representations  and warranties  contained  in this  Section 3 (as  modified by the HOVRS  Disclosure
Schedule),  HOVRS hereby  disclaims  all liability  and  responsibility  for any representation,  warranty, projection, forecast, statement, or information made, communicated,  or furnished (orally or in writing) to Acquirer, HOVRS Merger Sub
or  any  of  their  affiliates  or   representatives   (including  any  opinion,
information,  projection,  or advice  that may have been or may be  provided  to
Acquirer  by  any   director,   officer,   employee,   agent,   consultant,   or
representative  of the HOVRS or any of its affiliates or  representatives).  The disclosure of any matter or item in the HOVRS  Disclosure  Schedule shall not be deemed to constitute an  acknowledgement  that any such matter is required to be disclosed.

                                      D-30

      3.31. Board Approval. The board of directors of HOVRS, by resolutions duly adopted at a meeting  duly  called and held and not  subsequently  rescinded  or modified  in any  way,  has duly  (i)  approved  this  Agreement  and the  other documents  contemplated  hereunder,  together  with  the  Merger  and the  other transactions  contemplated hereby, and (ii) recommended that the stockholders of
HOVRS approve this Agreement, the Merger and the other transactions contemplated hereby.

4. Representations and Warranties of Acquirer.  Acquirer represents and warrants to HOVRS  and the  HOVRS  Stockholders  that the  statements  contained  in this
Section 4 are true and  correct,  except as disclosed in a document of even date herewith and delivered by Acquirer to HOVRS on the date hereof  referring to the representations  and  warranties in this  Agreement  (the  "Acquirer  Disclosure
Schedule")  (it being  understood  and agreed that the disclosure set forth in a specific section or subsection of Acquirer Disclosure Schedule shall qualify the representations  and  warranties  set  forth in the  corresponding  section  and subsection  of this  Section 4  (whether  or not a specific  cross-reference  is included  therein)  if and to the extent that it is  reasonably  apparent on the face of such disclosure  that such  disclosure  applies to such other section or subsection, and that the representation and warranties provided hereunder may be qualified by disclosures made by Acquirer in its public filings with the SEC, if and only to the extent such filing is reasonably  identified by report  captions or otherwise when  cross-referenced  on the Acquirer Disclosure  Schedule).  For purposes of the representations and warranties set forth in this Section 4 only, unless the context otherwise requires,  the term "Acquirer" shall mean "Acquirer and its Subsidiaries, taken as a whole."

      4.1.  Organization,  Standing and Power. Each of Acquirer and HOVRS Merger
Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of  Delaware.  Except as  described  in Section 4.1 of the
Acquirer  Disclosure  Schedule,  every  other  Subsidiary  of  Acquirer  is duly organized,  validly  existing  and  in  good  standing  under  the  laws  of the jurisdiction  in which it is  organized.  Acquirer  and  HOVRS  Merger  Sub have corporate  power  to own  their  respective  properties  and to  carry  on their respective  businesses  as now  being  conducted  and is  duly  qualified  to do business and is in good standing in each jurisdiction in which the failure to be so  qualified  and in good  standing  could  reasonably  be  expected  to have a
Material  Adverse Effect on Acquirer.  Acquirer has delivered a true and correct copy of the  Charter  Documents  of  Acquirer,  HOVRS  Merger  Sub and any other
Subsidiary  of Acquirer,  each as amended to date, to HOVRS.  Neither  Acquirer,
HOVRS Merger Sub nor any other  Subsidiary of Acquirer is in violation of any of the provisions of its Charter  Documents.  Except as set forth on Section 4.1 of the Acquirer Disclosure Schedule and other than its Subsidiaries,  Acquirer does not own  directly  or  indirectly  any  equity or  similar  interest  in, or any interest  convertible or exchangeable or exercisable  for, any equity or similar interest  in, any  corporation,  partnership,  joint  venture or other  business association or entity.

      4.2. Authority. Acquirer and HOVRS Merger Sub have all requisite corporate power  and  authority  to  enter  into  this  Agreement  and to  consummate  the transactions  contemplated  hereby. The execution and delivery of this Agreement and the  consummation  of the  transactions  contemplated  hereby have been duly authorized by all necessary  corporate  action on the part of Acquirer and HOVRS
Merger Sub,  subject  only to the  approval of the Merger,  the  issuance of the
Acquirer Common Stock pursuant to this Agreement and such other matters as shall be  required  by Nasdaq in  connection  with the  consummation  of the Merger by
Acquirer's  stockholders as contemplated in Section 6.4. This Agreement has been duly  executed and  delivered by Acquirer and HOVRS Merger Sub, and  constitutes the valid and binding  obligation  of Acquirer and HOVRS Merger Sub  enforceable against Acquirer and HOVRS Merger Sub in accordance with its terms,  except that such  enforceability may be limited by bankruptcy,  insolvency,  reorganization, moratorium  or other  similar laws  affecting or relating to  creditors'  rights generally,  and is subject to general  principles  of equity.  The execution and delivery of this  Agreement  by Acquirer  and HOVRS  Merger Sub do not,  and the
consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time,  or  both),  or give  rise  to a right  of  termination,  cancellation  or acceleration  of any material  obligation or loss of any material  benefit under
(a) any provision of the Charter Documents of Acquirer,  HOVRS Merger Sub or any
of their  Subsidiaries,  as amended;  or (b) any material  mortgage,  indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license,  judgment,  order, decree, statute, law, ordinance,  rule or regulation applicable to Acquirer,  HOVRS Merger Sub or any of their  Subsidiaries or their properties  or assets  in the case of clause  (b),  except  for such  conflicts, violations,  defaults,  rights of  termination,  cancellation or acceleration as could not,  individually  or in the aggregate,  reasonably be expected to have a
Material   Adverse  Effect  on  Acquirer.   No  consent,   approval,   order  or
authorization  of or  registration,  declaration or filing with any

                                      D-31

Governmental Entity is required by or with respect to Acquirer, HOVRS Merger Sub or any of their  Subsidiaries  in connection  with the execution and delivery of this Agreement by Acquirer or HOVRS Merger Sub, or the  consummation by Acquirer and HOVRS Merger Sub of the transactions contemplated hereby, except for (a) the filing of the  Certificate  of Merger as  provided in Section  2.2;  (b) filings
required  under  the  Exchange  Act;  (c)  filings   required  by  the  National
Association  of  Securities  Dealers  ("NASD");  (d) the filing  with the Nasdaq
Capital  Market of a  Notification  Form for Listing of  Additional  Shares with respect to the shares of Acquirer  Common  Stock  issuable  in exchange  for the
HOVRS  Securities  in the Merger and upon  exercise  of options  under the HOVRS
Option  Plan or  otherwise  assumed  by  Acquirer;  (e) such  filings  as may be required under  applicable  state securities laws and the securities laws of any foreign country; and (f) such other consents, authorizations, filings, approvals and  registrations  which,  if not  obtained or made,  could not  reasonably  be expected to have a Material  Adverse Effect on Acquirer and could not reasonably be expected to prevent,  or  materially  alter or delay any of the  transactions contemplated by this Agreement.

      4.3.  Governmental  Authorization.  Acquirer  has obtained  each  federal, state, county, local or foreign governmental consent, license, permit, grant, or other  authorization  of a  Governmental  Entity (a) pursuant to which  Acquirer currently  operates or holds any interest in any of its properties;  or (b) that is required for the operation of Acquirer's  business or the holding of any such interest  and all of such  authorizations  are in full force and  effect  except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Acquirer.

      4.4. Financial Statements.

            (a)  Acquirer has  delivered or made  available to HOVRS the audited financial  statements of Acquirer on a consolidated basis for each of the fiscal years ended  December  31,  2004,  2005 and 2006,  respectively,  and  unaudited financial  statements  of  Acquirer  on a  consolidated  basis as at and for the six-month  period ended June 30, 2007  (collectively,  the  "Acquirer  Financial
Statements"). The Acquirer Financial Statements have been prepared in accordance with  GAAP  (except  that the  unaudited  financial  statements  do not  contain footnotes and are subject to normal recurring  year-end audit  adjustments,  the effect of which  will  not,  individually  or in the  aggregate,  be  materially adverse)  applied on a consistent  basis  throughout  the periods  presented and consistent with each other. The Acquirer Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Acquirer as of the dates, and for the periods, indicated therein, subject to normal year-end audit  adjustments  and the absence of  footnotes  in the case of the  unaudited
Acquirer Financial Statements.

            (b)  Acquirer  maintains  and will  continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i)
transactions are executed with management's general or specific  authorizations;
(ii)   transactions   are  recorded  as  necessary  to  permit   preparation  of
consolidated financial statements of Acquirer and to maintain accountability for assets;  (iii) access to Acquirer's  assets is permitted only in accordance with management's  authorization;  and (iv) the recorded accountability for assets is compared with existing assets at reasonable  intervals and appropriate action is taken with respect to any  differences.  Acquirer is not a party to or otherwise involved  in any  "off-balance  sheet  arrangements"  (as defined in Item 303 of
Regulation S-K under the Exchange Act).

      4.5. Capital Structure.

            (a) At the close of  business  on the date  hereof,  the  authorized capital  stock of Acquirer  consists of  200,000,000  shares of Acquirer  Common
Stock, of which there are 2,462,605 shares issued and outstanding, and 4,351,943 shares of Acquirer Preferred Stock, of which there are 290,135 shares issued and outstanding.  All  outstanding  shares of  Acquirer  Common  Stock and  Acquirer
Preferred Stock have been duly  authorized,  validly issued,  fully paid and are nonassessable and are free of any liens or encumbrances  other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute,  the Charter
Documents of Acquirer or any agreement to which  Acquirer is a party or by which it is bound.

            (b) As of the  close of  business  on the  date  hereof,  there  are
290,135  shares  of  Acquirer  Common  Stock  reserved  for  issuance  upon  the conversion of the outstanding  Acquirer  Preferred  Stock. As of that same date, there are 188,158 shares of Acquirer Common Stock reserved for issuance pursuant to  Acquirer's  Stock  Option  Plans,  of which  83,191  shares  are  subject to outstanding,  unexercised  options.  Section  4.5(b) of the Acquirer  Disclosure

                                      D-32

Schedule lists every  outstanding  option to purchase  shares of Acquirer Common
Stock, and for each such option sets forth the name of the optionee,  the number of shares of Acquirer  Common Stock subject to purchase upon the exercise of the option, the applicable  exercise price per share and the shares vested as of the date designated thereon.

            (c) Section 4.5(c) of the Acquirer  Disclosure Schedule sets forth a list of each Subsidiary of Acquirer and its jurisdiction of organization. All of the outstanding  shares of capital stock of each Subsidiary of Acquirer (i) have been duly authorized, validly issued, fully paid and are nonassessable,  and are not subject to preemptive  rights or rights of first refusal created by statute, the Charter  Documents of any  Subsidiary  of Acquirer or any agreement to which any  Subsidiary  of  Acquirer  is a party or by which it is bound,  and (ii) are owned by Acquirer,  by another Subsidiary of Acquirer or by Acquirer and another
Subsidiary  of  Acquirer,  free  and  clear  of  all  pledges,  liens,  charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

            (d) Except for the rights created pursuant to this Agreement and the rights otherwise disclosed in this Section 4.5 or in Section 4.5 of the Acquirer
Disclosure  Schedule,  there  are no other  options,  warrants,  calls,  rights, commitments  or agreements of any character to which  Acquirer or any Subsidiary of Acquirer is a party or by which any of them is bound  obligating  any of them to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold,  repurchased or redeemed,  any shares of their capital stock or obligating
Acquirer or any Subsidiary of Acquirer to grant, extend,  accelerate the vesting of,  change  the price of, or  otherwise  amend or enter  into any such  option, warrant,  call,  right,  commitment or agreement.  There are no other contracts, commitments  or agreements  relating to voting,  purchase or sale of the capital stock of Acquirer or any Subsidiary of Acquirer (a) between or among Acquirer or any Subsidiary of Acquirer or any of their  stockholders;  and (b) to Acquirer's knowledge, between or among any of Acquirer's stockholders.

      4.6. Absence of Certain Changes. Except as disclosed in Section 4.6 of the
Acquirer  Disclosure  Schedule,  since December 31, 2006 (the "Acquirer  Balance
Sheet  Date"),  Acquirer  has  conducted  its  business in the  ordinary  course consistent  with past practice and there has not occurred (a) any change,  event or  condition  (whether or not covered by  insurance)  that has  resulted in, or could  reasonably  be  expected  to  result  in, a  Material  Adverse  Effect on
Acquirer;  (b) any  acquisition,  sale or  transfer  of any  material  asset  of
Acquirer other than in the ordinary  course of business and consistent with past practice;  (c) any change in  accounting  methods or  practices  (including  any change in  depreciation  or  amortization  policies or rates) by Acquirer or any revaluation by Acquirer of any of its assets; (d) any declaration, setting aside or payment of a dividend  or other  distribution  with  respect to the shares of
Acquirer or any direct or indirect redemption,  purchase or other acquisition by
Acquirer  of any of its  shares of  capital  stock;  (e) any  Acquirer  Material
Contract entered into by Acquirer, other than in the ordinary course of business and as  provided to HOVRS,  or any  material  amendment  or  termination  of, or default under, any Acquirer Material Contract to which Acquirer is a party or by which it is bound;  (f) any  amendment  or change to the  Charter  Documents  of
Acquirer or any of its Subsidiaries;  (g) any increase in or modification of the compensation or benefits  payable or to become payable by Acquirer to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (h) any negotiation or agreement by Acquirer to do any of the things  described  in the  preceding  clauses  (a)  through  (g) (other than negotiations  with  HOVRS and its  representatives  regarding  the  transactions contemplated  by this  Agreement).  Except as  disclosed  in Section  4.6 of the
Acquirer  Disclosure  Schedule,  at the Effective Time, there will be no accrued but unpaid dividends on shares of Acquirer's capital stock.

      4.7.  Absence  of  Undisclosed  Liabilities.   Acquirer  has  no  material
obligations or material  liabilities of any nature (matured or unmatured,  fixed or contingent) other than (a) those set forth or adequately  provided for in the consolidated  balance sheets of Acquirer as of Acquirer  Balance Sheet Date (the
"Acquirer Balance Sheet"); (b) those incurred in the ordinary course of business and not required to be set forth in Acquirer Balance Sheet under GAAP; (c) those incurred in the ordinary  course of business since  Acquirer  Balance Sheet Date and consistent with past practice; and (d) those incurred in connection with the execution of this Agreement.

      4.8.   Litigation.   Section  4.8  of  the  Acquirer  Disclosure  Schedule
identifies every private or governmental  action,  suit,  proceeding,  claim and arbitration  and, to the  knowledge of Acquirer,  every  investigation,  that is pending or, to the knowledge of Acquirer,  threatened,  before any  Governmental
Entity, foreign or domestic, against Acquirer or any of its properties or any of its officers or directors (in their capacities as such).  There is no private or governmental action, suit, proceeding, claim or arbitration or, to the knowledge of  Acquirer,  any  investigation,  that is  pending  or,  to the  knowledge  of
Acquirer,  threatened,  before any  Governmental  Entity,  foreign or  domestic, against  Acquirer or any of its  properties  or any of its officers or directors
(in their  capacities as such),  that,

                                      D-33

individually  or in the  aggregate,  could  reasonably  be  expected  to  have a
Material  Adverse  Effect on  Acquirer.  There is no  judgment,  decree or order against  Acquirer,  or, to the  knowledge of Acquirer,  any of its  directors or officers (in their capacities as such), that could prevent, enjoin or materially alter or delay any of the transactions  contemplated by this Agreement,  or that could reasonably be expected to have a Material Adverse Effect on Acquirer.

      4.9. Restrictions on Business Activities. There is no agreement, judgment, injunction,  order or decree binding upon Acquirer that has or could  reasonably be  expected  to have the effect of  prohibiting  or  materially  impairing  any current or future business practice of Acquirer,  any acquisition of property by
Acquirer  or the conduct of business  by  Acquirer  as  currently  conducted  by
Acquirer.

      4.10. Intellectual Property.

            (a) Acquirer owns and has good and marketable title to, or possesses legally  enforceable rights to use, all Intellectual  Property that is both used in and material to the business of Acquirer as currently  conducted by Acquirer.
The  Intellectual  Property  owned  by and  licensed  to  Acquirer  collectively constitutes  all of the  material  Intellectual  Property  necessary  to  enable
Acquirer to conduct its business as such business is currently  being  conducted by Acquirer.

            (b)  For the  purposes  of this  Agreement,  "Acquirer  Intellectual
Property" means Intellectual  Property incorporated into any product of Acquirer or otherwise  used in the business of Acquirer  (except "off the shelf" or other software widely available through regular commercial  distribution channels at a cost not  exceeding  Ten  Thousand  Dollars  ($10,000)  on  standard  terms  and conditions,  as modified  for  Acquirer's  operations).  Section  4.10(b) of the
Acquirer Disclosure Schedule lists:

                  (i) the following Acquirer Intellectual Property to the extent owned by  Acquirer:  (A) all Issued  Patents  and Patent  Applications,  (B) all
registered Trademarks and pending trademark  applications and (C) all registered
Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and/or registration has been filed; and

                  (ii) the following agreements relating to each of the products of Acquirer (the "Acquirer Products") or Acquirer Intellectual Property: all (A)
agreements  granting any right to distribute or sublicense a Acquirer Product on any  exclusive  or  non-exclusive  basis;  (B) any  exclusive  or  non-exclusive licenses of Intellectual Property to or from Acquirer (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding  Ten Thousand  Dollars  ($10,000) on standard  terms and conditions,  as modified for Acquirer's operations);  (C) agreements pursuant to which the amounts  actually paid or payable under firm  commitments  to Acquirer are  Twenty-Five  Thousand  Dollars  ($25,000)  or more;  (D) joint  development agreements;  (E) agreements pursuant to which Acquirer grants or has granted any ownership  right to any Acquirer  Intellectual  Property owned by Acquirer;  (F)
orders of a court of competent  jurisdiction  relating to Acquirer  Intellectual
Property owned or used by Acquirer that are known by Acquirer; (G) any option to purchase  or obtain a license to any  Acquirer  Intellectual  Property  owned by
Acquirer;  and (H) agreements  pursuant to which Acquirer  grants or has granted any party any rights to access  source code or to use source code or object code to create derivative works of Acquirer Products.

            (c) Section 4.10(c) of the Acquirer  Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses,  sublicenses and other agreements to which Acquirer is a party and pursuant to which (i) Acquirer has authorized another party to use any Intellectual  Property owned by Acquirer that is material to the business or (ii) to which  Acquirer is authorized to use any  Intellectual  Property that is owned by any third party and material to the business  of  Acquirer,  excluding  "off the  shelf"  or other  software  widely available  through  regular  commercial  distribution  channels  at a  cost  not exceeding  Ten  Thousand  Dollars  ($10,000)  on standard  terms and  conditions
("Third Party Acquirer Intellectual Property").

            (d) To the  knowledge of  Acquirer,  there is no  unauthorized  use, disclosure,  infringement  or  misappropriation  of  any  Acquirer  Intellectual
Property owned by Acquirer by any third party,  including any employee or former employee  of  Acquirer,  other than such  uses,  disclosures,  infringements  or misappropriations as could not, individually or in the aggregate,  reasonably be expected to have a Material  Adverse Effect on Acquirer.  Except as disclosed in
Section 4.10(c) of the Acquirer  Disclosure  Schedule,  Acquirer has not entered into any  agreement  to  indemnify  any  other  Person  against  any  charge  of infringement of any Intellectual Property, other than indemnification provisions contained  in standard  sales or other  agreements  to end users  arising in the ordinary

                                      D-34

course of  business,  the forms of which  have  been  delivered  to HOVRS or its counsel.  Except  pursuant to  agreements  disclosed  in Section  4.10(c) of the
Acquirer  Disclosure  Schedule,  there are no royalties,  fees or other payments payable  by  Acquirer  to any  party by reason of the  ownership,  use,  sale or disposition of Third Party Acquirer Intellectual Property.

            (e)  Other  than with  respect  to  matters  which  have been  fully resolved,  settled  and, if  applicable,  fully paid,  prior to the date hereof,
Acquirer has no knowledge of, and has not received  written notice asserting any breach by Acquirer of any license,  sublicense  or other  agreement  relating to
Acquirer Intellectual  Property or Third Party Acquirer  Intellectual  Property.
Neither  the  execution,  delivery  or  performance  of  this  Agreement  or any ancillary  agreement  contemplated  hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Acquirer's  right to own or use any Acquirer
Intellectual Property, including any Third Party Acquirer Intellectual Property.

            (f) To the  knowledge of Acquirer,  all Issued  Patents,  registered
Trademarks and registered Copyrights owned by Acquirer are valid and subsisting.
With respect to any Issued Patents owned by Acquirer, all maintenance and annual fees have been fully paid. With respect to registered Trademarks,  all necessary affidavits of use, renewals and/or documents  evidencing accurate chain of title and  ownership are currently on file with the United States Patent and Trademark
Office.  Other  than with  respect to  matters  which have been fully  resolved, settled, and, if applicable,  fully paid, prior to the date hereof, Acquirer has no knowledge  of, and has not received any written  assertion  of, any actual or alleged  infringement,  misappropriation  or  unlawful  use by  Acquirer  of any
Intellectual  Property  owned by any third  party,  and  there is no  proceeding pending  or, to the  knowledge  of  Acquirer,  threatened  with  respect  to the foregoing.  There is no  proceeding  pending or, to the  knowledge  of Acquirer, threatened  with  respect to, nor has  Acquirer  received  any written  claim or demand that challenges, the legality,  validity,  enforceability or ownership of any item of Acquirer Intellectual  Property that is owned by Acquirer.  Acquirer has not brought a  proceeding  alleging  infringement  of Acquirer  Intellectual
Property or breach of any license or agreement involving  Intellectual  Property against any third party.

            (g) All  current  and  former  officers,  employees  and  vendors of
Acquirer,  to the extent  the duties of such  officers,  employees  and  vendors primarily  involve the handling of  confidential  information of Acquirer or the creation of  Intellectual  Property,  have executed and delivered to Acquirer an agreement regarding the protection of proprietary information and the assignment to Acquirer of any  Intellectual  Property  arising from services  performed for
Acquirer by such persons,  the form of which has been supplied to HOVRS.  To the knowledge  of  Acquirer,  no employee of  Acquirer is in  violation  of any term relating to Intellectual Property or confidentiality contained in any employment contract or any other contract or agreement  relating to the relationship of any such employee with Acquirer.  To the knowledge of Acquirer, no current or former officer, director or employee of Acquirer has any right, claim or interest in or with respect to any Acquirer Intellectual Property owned by Acquirer.

            (h)  Acquirer  has  taken  commercially   reasonable   measures  and
precautions  designed to protect and maintain the  confidentiality  of all trade secrets and proprietary  information of Acquirer  (except such trade secrets and proprietary  information whose value would not be materially  impaired by public disclosure).  All  disclosure  to a third  party of any trade  secrets  that are material to the business of and owned by Acquirer has been pursuant to the terms of a written  agreement  between Acquirer and such third party,  such agreements designed to protect and maintain the confidentiality of all trade secrets.

            (i)  Except  as  set  forth  in  Section  4.10(i)  of  the  Acquirer
Disclosure  Schedule and except for any claims that have been resolved  prior to the date hereof,  no product  liability claims have been communicated in writing to or, to Acquirer's knowledge, threatened against Acquirer.

            (j) A complete  list of each of  Acquirer  Products  and  Acquirer's proprietary  software  that is material to its business  ("Acquirer  Software"), together with a brief  description  of each, is set forth in Section  4.10(j) of the Acquirer Disclosure Schedule.

            (k) To the  knowledge  of  Acquirer,  Acquirer is not subject to any proceeding or outstanding decree,  order,  judgment,  stipulation,  or agreement restricting  in any  manner  the use,  transfer  or  licensing  of any  Acquirer
Intellectual Property owned by Acquirer,  or which may affect the validity,  use or enforceability of such Acquirer Intellectual Property.

                                      D-35

            (l) To the  knowledge  of Acquirer,  no Public  Software (as defined below) forms a material  part of any  Acquirer  Products,  services  provided by
Acquirer or Acquirer Intellectual Property, and no Public Software was or is (A)
both used in connection  with, and material to, the  development of any Acquirer
Product,  Acquirer service or Acquirer  Intellectual Property owned by Acquirer, or (B) in any material respect is incorporated into, in whole or in part, or has been  distributed  with,  in whole or in part,  any Acquirer  Product,  Acquirer service or Acquirer  Intellectual  Property  owned by Acquirer.  As used in this
Section  4.10(l),  "Public  Software"  means any software that  contains,  or is derived  in any  manner  (in  whole  or in  part)  from,  any  software  that is distributed as free software (as defined by the Free Software Foundation),  open source software (e.g., Linux or software  distributed under any license approved by the Open  Source  Initiative  as set  forth  www.opensource.org)  or  similar licensing or distribution  models which requires the distribution of source code to  licensees,  including  software  licensed  or  distributed  under any of the following  licenses or distribution  models, or licenses or distribution  models similar to any of the  following:  (i) GNU's  General  Public  License  (GPL) or
Lesser/Library  GPL (LGPL);  (ii) the Artistic License (e.g.,  PERL);  (iii) the
Mozilla Public License;  (iv) the Netscape Public License; (v) the Sun Community
Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the
BSD License; or (viii) the Apache License.

      4.11.  Interested  Party  Transactions.  Acquirer  is not  indebted to any director,  officer,  employee  or agent of  Acquirer  (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary  expenses),  and no such Person is indebted to Acquirer.  There have been no transactions during the two-year  period ending on the date hereof that would require  disclosure  under
Item 404 of Regulation S-K under the Securities Act,  except those  transactions described in the Acquirer SEC Documents.

      4.12.  Minute  Books.  The minute book of Acquirer  contains a  materially complete and accurate  summary of all meetings of directors and  stockholders or actions by written consent since the time of  incorporation  of Acquirer through the date of this Agreement,  and reflects all  transactions  referred to in such minutes accurately in all material respects.

      4.13.  Complete Copies of Materials.  All copies of documents delivered or made  available  by Acquirer to HOVRS in  connection  with HOVRS' due  diligence review of Acquirer have been true and complete copies of each such document.

      4.14.  Acquirer Material  Contracts.  All Acquirer Material  Contracts (as
defined  below in this Section  4.14) are listed in Section 4.14 of the Acquirer
Disclosure  Schedule.  With  respect to Acquirer  Material  Contracts:  (a) each
Acquirer Material Contract is legal, valid,  binding and enforceable and in full force and effect with  respect to Acquirer,  and, to  Acquirer's  knowledge,  is legal, valid, binding,  enforceable and in full force and effect with respect to each other party  thereto,  in either case subject to the effect of  bankruptcy, insolvency,  moratorium  or other  similar laws  affecting  the  enforcement  of creditors' rights generally and except as the availability of equitable remedies may be limited by general  principles  of  equity;  (b) each  Acquirer  Material
Contract will continue to be legal,  valid,  binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in  effect  prior to the  Effective  Time,  subject  to the  effect  of
bankruptcy,   insolvency,   moratorium  or  other  similar  laws  affecting  the
enforcement of creditors'  rights  generally and except as the  availability  of equitable  remedies  may be  limited by general  principles  of equity;  and (c)
neither Acquirer nor, to Acquirer's  knowledge,  any other party is in breach or default,  and no event  has  occurred  that with  notice or lapse of time  would constitute a breach or default by Acquirer or, to Acquirer's  knowledge,  by any such other party, or permit  termination,  modification or  acceleration,  under such  Acquirer  Material  Contract,  subject  to such  exceptions  as could not, individually  or in the  aggregate,  reasonably  be  expected to have a Material
Adverse  Effect  on  Acquirer.  Acquirer  is not a party to any  oral  contract, agreement or other arrangement. "Acquirer Material Contract" means any contract, agreement or commitment to which Acquirer is a party (a) with expected  receipts or  expenditures  in excess  of  Twenty-Five  Thousand  Dollars  ($25,000);  (b)
required to be listed pursuant to Section 4.10(c) or Section 4.22; (c) requiring
Acquirer to indemnify any party; (d) granting any exclusive rights to any party;
(e) evidencing indebtedness for borrowed or loaned money of Twenty-Five Thousand
Dollars ($25,000) or more,  including  guarantees of such  indebtedness;  or (f)
that could  reasonably be expected to have a Material Adverse Effect on Acquirer if  breached by Acquirer in such a manner as would (I) permit any other party to cancel or terminate the same (with or without  notice or passage of time);  (II)
provide a basis for any other party to claim money damages (either  individually or in the  aggregate  with all other  such  claims  under  that  contract)  from
Acquirer;  or  (III)  give  rise  to a right  of  acceleration  of any  material obligation  or  loss  of any  material  benefit  under  such  Acquirer  Material
Contract.

                                      D-36

      4.15.  Inventory.  The  inventories  shown on  Acquirer  Balance  Sheet or thereafter  acquired by Acquirer,  were acquired and  maintained in the ordinary course of business,  are of good and merchantable  quality, and consist of items of a quantity and quality usable or salable in the ordinary  course of business.
Since  Acquirer  Balance  Sheet  Date,   Acquirer  has  continued  to  replenish
inventories in a normal and customary manner consistent with past practices. The values at which  inventories are carried reflect the inventory  valuation policy of Acquirer,  which is consistent  with its past practice and in accordance with
GAAP applied on a consistent basis. Acquirer is not under any material liability or  obligation  with  respect  to the  return  of any item of  inventory  in the possession of wholesalers,  retailers or other customers. Since Acquirer Balance
Sheet  Date,  adequate  provision  has been made on the books of Acquirer in the ordinary  course of business in  accordance  with GAAP  applied on a  consistent basis to provide for all material slow-moving,  obsolete or unusable inventories to their  estimated  useful or scrap  values,  and such  inventory  reserves are adequate to provide for such  slow-moving,  obsolete or unusable  inventory  and inventory shrinkage.

      4.16. Accounts Receivable.  Subject to any reserves set forth therein, the accounts  receivable  shown on  Acquirer  Financial  Statements  are  valid  and genuine,  have  arisen  solely out of bona fide sales and  deliveries  of goods, performance of services,  and other business transactions in the ordinary course of business  consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment,  lien or security interest, and to  Acquirer's  knowledge  are not  subject to valid  defenses,  set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their  recorded  amounts,  subject  only to the  reserve  for  doubtful accounts on the Acquirer Financial Statements.

      4.17.  Customers and  Suppliers.  As of the date hereof,  no customer that individually  accounted  for more than five  percent  (5%) of  Acquirer's  gross revenues during the 12-month period preceding the date hereof and no supplier of
Acquirer  that  individually  accounted  for  more  than  five  percent  (5%) of
Acquirer's  purchases  during the 12-month period  preceding the date hereof has canceled or  otherwise  terminated,  or made any  written  threat to Acquirer to cancel or otherwise  terminate its relationship with Acquirer or has at any time on or after Acquirer  Balance Sheet Date,  decreased  materially its services or supplies  to  Acquirer  in the case of any such  supplier,  or its  usage of the services or products of Acquirer in the case of such customer, and to Acquirer's knowledge no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise  terminate its relationship with Acquirer or to decrease  materially  its services or supplies to Acquirer or its usage of the  services or  products of  Acquirer,  as the case may be.  Acquirer  has not knowingly breached any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Acquirer,  so as to provide a benefit to
Acquirer that was not intended by the parties.

      4.18.  Employees and Consultants.  Section 4.18 of the Acquirer Disclosure
Schedule  contains  a list of the  names  of all  employees  (including  without limitation  part-time  employees and  temporary  employees),  leased  employees, independent  contractors  and  consultants  of  Acquirer,  together  with  their respective  salaries  or wages,  other  compensation,  dates of  employment  and positions.  Section 4.18 of the Acquirer  Disclosure Schedule also describes all severance  benefits to which any  Acquirer  employee  is or may become  entitled pursuant to any agreement between Acquirer and such employee.

      4.19. Title to Property.  Acquirer has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in Acquirer  Balance Sheet or acquired after Acquirer Balance Sheet Date (except properties,  interests in  properties  and assets sold or otherwise  disposed of since Acquirer  Balance Sheet Date in the ordinary course of business),  or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages,  liens, pledges, charges or encumbrances of any kind or character,  except (a) the lien of current taxes not yet due and payable; (b)
such  imperfections  of  title,  liens  and  easements  as do not and  will  not materially  detract from or  interfere  with the use of the  properties  subject thereto or affected thereby, or otherwise  materially impair business operations involving such properties; (c) liens securing debt that is reflected on Acquirer
Balance Sheet or listed in Section 4.19 of the Acquirer Disclosure Schedule; and
(d) such other mortgages,  liens, pledges, charges or encumbrances as could not, individually  or in the  aggregate,  reasonably  be  expected to have a Material
Adverse Effect on Acquirer. The plants,  property and equipment of Acquirer that are used in the operations of Acquirer's  business are in all material  respects in good  operating  condition and repair,  subject to normal wear and tear.  All properties used in the operations of Acquirer are reflected in Acquirer  Balance
Sheet to the extent  required by GAAP.  All leases to which  Acquirer is a party are in full  force  and  effect  and  are  valid,  binding  and  enforceable  in accordance with their respective  terms,  except as such

                                      D-37

enforceability  may be limited by  bankruptcy,  insolvency,  moratorium or other similar laws affecting or relating to creditors' rights  generally;  and general principles of equity,  regardless of whether  asserted in a proceeding in equity or at law.  True and correct  copies of all such  leases  have been  provided to
Acquirer. Acquirer owns no real property.

      4.20. Environmental Matters. To the knowledge of Acquirer, Acquirer is and has been in  material  compliance  with all  Environmental  Laws  applicable  to
Acquirer and relating to the properties or facilities  used,  leased or occupied by Acquirer at any time (collectively,  "Acquirer's  Facilities" such properties or facilities  currently used, leased or occupied by Acquirer are defined herein as "Acquirer's Current Facilities"),  and no discharge,  emission, release, leak or spill of Hazardous  Materials  has occurred at any of Acquirer `s  Facilities during  Acquirer's  occupancy  thereof that could reasonably be expected to give rise to a material liability of Acquirer under  Environmental  Laws. To Acquirer
`s knowledge, (i) there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or
beneath  any  of  Acquirer's   Current   Facilities   in  a  condition,   or  in
concentrations  or amounts,  that could reasonably be expected to give rise to a material  liability  of  Acquirer,  (ii)  there  neither  are nor have  been any aboveground or underground  storage tanks for Hazardous  Materials at Acquirer's
Current  Facilities  except as are  operated  and  maintained,  or  removed,  in material  compliance with applicable  Environmental  Laws, and (iii) no Acquirer employee or other  Person has  asserted in writing  that  Acquirer is liable for alleged  injury or illness  resulting  from an alleged  exposure  to a Hazardous
Material.  Except  as set  forth  in  Section  4.20 of the  Acquirer  Disclosure
Schedule,   no  civil,   criminal  or  administrative   action,   proceeding  or
investigation  is  pending  against  Acquirer,  or, to  Acquirer  `s  knowledge, threatened  against  Acquirer,  alleging a material  liability of Acquirer  with respect to Hazardous Materials or a material violation of Environmental Laws.

      4.21. Taxes. Acquirer makes the following  representations with respect to
Taxes:

            (a)  Acquirer  has  prepared  and timely  filed (or will prepare and timely  file) all Tax Returns  required  to be filed by Acquirer  for any period ending on or before the Closing Date. All Tax Returns filed by Acquirer are true and correct in all material  respects and have been completed in accordance with
Applicable Law, and all material Taxes shown to be due on such Tax Returns,  and other  material  Taxes that are due for which no Tax Returns are  required to be filed, have been timely paid. To the extent Taxes are not due, adequate reserves have been  established  on the  Acquirer  Balance  Sheet with respect to accrued
Taxes up to the Acquirer  Balance Sheet Date in accordance  with GAAP as applied by Acquirer on a consistent basis with prior periods.  Acquirer has no knowledge of any basis for the  assertion of a liability  for unpaid Taxes with respect to accrued Taxes up to the Acquirer  Balance Sheet Date that are not established on the Acquirer  Balance Sheet.  Acquirer has no knowledge that it has incurred any liability  for Taxes  after the  Acquirer  Balance  Sheet Date other than in the ordinary course of business that may be material. Acquirer has delivered or made available  to HOVRS true and  correct  copies of all income  and  franchise  Tax
Returns,  closing agreements,  examination reports or other similar reports, and statements of deficiencies filed, assessed against or agreed to by, or on behalf of, Acquirer since December 31, 2003.

            (b)  There are no audits by any  taxing  authority  pending  against
Acquirer or any predecessor  entity and Acquirer has not received written notice from any taxing  authority  that it is conducting or intends to conduct an audit or investigation. Acquirer has not waived or extended any statute of limitations in  respect  of Taxes or Tax  Returns  or agreed to any  extension  of time with respect to a Tax  assessment,  reassessment,  deficiency  or with respect to the payment  of any Taxes.  Acquirer  is not a party to any power of  attorney  with respect to a Tax matter that is  currently  in force or  otherwise  bound by any private  letter  ruling  of the IRS or  comparable  rulings  issued by any other taxing authority.

            (c) No claims  have been made by a taxing  authority  in  writing to
Acquirer  in a  jurisdiction  where  Acquirer  does not file  Tax  Returns  that
Acquirer  is or may be subject to taxation  by that  jurisdiction.  No issue has been raised by a taxing  authority in writing to Acquirer in any current or most recent  examination  which,  by application  of the same or similar  principles, would  reasonably  be  expected to affect the Tax  treatment  of Acquirer in any taxable period (or portion thereof) ending after the Closing Date.

            (d) Acquirer  does not have (i) any liability for the payment of any
Taxes as a result of being a member of an  affiliated,  consolidated,  combined, unitary or similar group or as a result of transferor or successor  liability or by operation of  Applicable  Law, and (ii) any  liability for the payment of any amounts as a result of being a party to, or bound by, any tax sharing  agreement or as a result of any  express  or implied  obligation  to  indemnify  any other
Person with respect to Taxes.

                                      D-38

            (e)  Acquirer  has  disclosed  to HOVRS (i) any Tax  exemption,  Tax holiday or other Tax-sparing  arrangement that Acquirer has in any jurisdiction, including the nature,  amount and lengths of such Tax exemption,  Tax holiday or other Tax-sparing arrangement;  and (ii) any expatriate tax programs or policies affecting Acquirer.  Acquirer is in compliance in all material respects with all terms and  conditions  required to maintain such Tax  exemption,  Tax holiday or other  Tax-sparing  arrangement  or order  of any  governmental  entity  and the consummation of the transactions  contemplated  hereby will not have any adverse effect on the continuing  validity and  effectiveness of any such Tax exemption,
Tax holiday or other Tax-sparing arrangement or order.

            (f) Acquirer is not, and has not been during the  applicable  period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

            (g)  Acquirer  is not a party to any  contract,  agreement,  plan or arrangement,  including  but not limited to the  provisions  of this  Agreement, covering  any  employee or former  employee of Acquirer  that,  individually  or collectively,  could give rise to the  payment  of any amount  that would not be deductible  pursuant  to  Sections  280G of the Code by  Acquirer  or any of its
Subsidiaries,  or that  would be  subject  to an excise Tax by reason of Section
4999 of the Code.

            (h) Section 4.21(h) of the Acquirer  Disclosure  Schedule contains a list enumerating each jurisdiction in which Acquirer is required to pay Taxes or file Tax Returns and  specifying the type of Taxes paid and Tax Returns filed in that jurisdiction.

            (i)  Acquirer (i) has  complied in all  material  respects  with all
Applicable Laws,  rules and regulations  relating to the payment and withholding of Taxes, (ii) has timely and properly paid over to the applicable  governmental authorities all amounts  required to be so withheld from all payments made by or on behalf  of  Acquirer  (including,  but not  limited  to,  employee  wages and payments to independent  contractors)  and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

            (j) Acquirer has not  distributed the stock of any  corporation,  or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

            (k) No property of Acquirer  (i) is tax exempt use  property  within the meaning of Section 168(h) or Section 470(c)(2) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under Section 103(a)
of the Code or (iii) is  required  to be  treated  as being  owned by any Person
(other than  Acquirer)  pursuant to the  provisions of Section  168(f)(8) of the
Internal Revenue Code of 1954, as amended,  and in effect immediately before the
Tax Reform Act of 1986.

            (l) Acquirer has  disclosed on its U.S.  federal  income tax returns all positions taken therein that could give rise to a substantial understatement of federal  income Tax within the meaning of Section 6662 of the Code.  Acquirer has not engaged in a reportable transaction described in Section 1.6011-4 of the
Treasury Regulations.

      4.22. Employee Benefit Plans.

            (a) Section 4.22(a) of the Acquirer  Disclosure  Schedule contains a complete and accurate list of each plan, program,  policy,  practice,  contract,
agreement  or  other   arrangement   providing  for  employment,   compensation,
retirement,  deferred compensation,  loans, severance,  separation,  relocation, repatriation,  expatriation,  visas, work permits,  termination pay, performance awards,  bonus,  incentive,  stock option, stock purchase,  stock bonus, phantom stock,  stock  appreciation  right,  supplemental  retirement,  fringe benefits, cafeteria  benefits or other benefits,  whether written or unwritten,  including without  limitation  each "employee  benefit plan" within the meaning of Section
3(3)  of the  Employee  Retirement  Income  Security  Act of  1974,  as  amended
("ERISA"),  which is sponsored,  maintained,  contributed  to, or required to be contributed to by Acquirer and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is treated as a single  employer  with  Acquirer  within the  meaning of Section
414(b),  (c), (m) or (o) of the Code, (an "ERISA  Affiliate") for the benefit of any Person who  performs  or who has  performed  services  for  Acquirer or with respect to which  Acquirer or any ERISA  Affiliate has or may have any liability
(including without limitation contingent liability) or obligation (collectively, the "Acquirer Employee Plans").

                                      D-39

            (b)  Documents.  Acquirer has  furnished or made  available to HOVRS true and complete  copies of documents  embodying each of the existing  Acquirer
Employee Plans and related plan documents,  including  without  limitation trust documents,  group annuity  contracts,  plan  amendments,  insurance  policies or contracts,  participant  agreements,  employee booklets,  administrative service agreements,  summary plan  descriptions,  summaries  of material  modifications, compliance and  nondiscrimination  tests for the last three plan years, standard
COBRA forms and related notices,  registration  statements and prospectuses and, to the extent  still in its  possession,  any material  employee  communications relating thereto. With respect to each Acquirer Employee Plan that is subject to
ERISA  reporting  requirements,  Acquirer has provided  HOVRS with copies of the
Form  5500  reports  filed  for the last  three  (3) plan  years.  Acquirer  has furnished HOVRS with the most recent Internal  Revenue Service  determination or opinion  letter issued with respect to each such Acquirer  Employee Plan, and to
Acquirer's knowledge nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified  status of any Acquirer Employee Plan subject to Code Section 401(a).

            (c)   Compliance.   (i)  Each   Acquirer   Employee  Plan  has  been
administered   in  accordance   with  its  terms  and  in  compliance  with  the
requirements  prescribed  by  any  and  all  statutes,   rules  and  regulations
(including  ERISA and the Code),  except as could not  reasonably be expected to have,  individually or in the aggregate,  a Material Adverse Effect on Acquirer;
and Acquirer and each ERISA  Affiliate have  performed all material  obligations required to be performed by them under,  are not in material  respect in default under or violation of and have no knowledge of any material default or violation by any  other  party to,  any of  Acquirer  Employee  Plans;  (ii) any  Acquirer
Employee  Plan  intended to be  qualified  under  Section  401(a) of the Code is either subject to a favorable  determination  letter or opinion letter issued by the  Internal  Revenue  Service  as to its  qualified  status  under  the  Code, including all currently effective  amendments to the Code, or has time remaining to apply under  applicable  Treasury  Regulations  or Internal  Revenue  Service
pronouncements  for a determination or opinion letter and to make any amendments necessary to obtain a favorable  determination or opinion letter;  (iii) none of
Acquirer  Employee Plans promises or provides  retiree  medical or other retiree welfare  benefits  to any Person  (except to the extent  required to comply with
COBRA or any similar state law);  (iv) there has been no non-exempt  "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code,  with respect to any Acquirer  Employee  Plan; (v) none of Acquirer or any ERISA  Affiliate is subject to any liability or penalty under  Sections 4976 through  4980 of the Code or  Title I of  ERISA  with  respect  to any  Acquirer
Employee Plan; (vi) all material  contributions  required to be made by Acquirer or any ERISA  Affiliate to any Acquirer  Employee Plan have been paid or accrued in accordance with Applicable Law; (vii) with respect to each Acquirer  Employee
Plan,  no  "reportable  event"  within  the  meaning  of  Section  4043 of ERISA
(excluding any such event for which the thirty (30) day notice  requirement  has been  waived  under the  regulations  to  Section  4043 of ERISA)  nor any event described  in Section  4062,  4063 or 4041 or ERISA has  occurred;  (viii)  each
Acquirer  Employee  Plan  subject to ERISA has prepared in good faith and timely filed all requisite  governmental reports, which were true and correct as of the date filed,  and has  properly and timely  filed and  distributed  or posted all notices and reports to  employees  required to be filed,  distributed  or posted with respect to each such Acquirer Employee Plan except where such failure would result in a material liability; (ix) no suit, administrative proceeding,  action or other  litigation  has been  brought,  or to the  knowledge  of  Acquirer  is threatened,  against  or  with  respect  to any  such  Acquirer  Employee  Plan, including any audit or inquiry by the IRS or United States  Department of Labor;
(x) except as contemplated  by this  Agreement,  there has been no amendment to, written  interpretation  or announcement by Acquirer or any ERISA Affiliate that would materially  increase the expense of maintaining any Acquirer Employee Plan above the  level of  expense  incurred  with  respect  to that Plan for the most recent  fiscal  year  included  in Acquirer  Financial  Statements;  and (xi) no
Acquirer Employee Plan is required to comply with any foreign law.

            (d) No Title IV or  Multiemployer  Plan.  Neither  Acquirer  nor any
ERISA Affiliate has ever maintained,  established,  sponsored,  participated in, contributed  to, or is obligated  to  contribute  to, or otherwise  incurred any obligation or liability (including without limitation any contingent  liability)
under any "multiemployer  plan" (as defined in Section 3(37) of ERISA) or to any
"pension  plan" (as  defined  in Section  3(2) of ERISA)  subject to Title IV of
ERISA or Section 412 of the Code.  None of Acquirer or any ERISA  Affiliate  has
any actual or potential  withdrawal  liability (including without limitation any contingent  liability)  for any  complete or partial  withdrawal  (as defined in
Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Acquirer
Employee  Plan,  Acquirer  has  complied  with (i) the  applicable  health  care
continuation  and  notice   provisions  of  the   Consolidated   Omnibus  Budget
Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law  governing  health

                                      D-40

care coverage extension or continuation; (ii) the applicable requirements of the
Family and Medical Leave Act of 1993 and the regulations  thereunder;  (iii) the applicable  requirements of the Health Insurance  Portability and Accountability
Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights
Act of 1998,  except  to the  extent  that  such  failure  to  comply  could not reasonably be expected,  individually  or in the  aggregate,  to have a Material
Adverse Effect on Acquirer.  Acquirer has no material unsatisfied obligations to any employees,  former employees or qualified  beneficiaries  pursuant to COBRA,
HIPAA or any state law governing health care coverage extension or continuation.

            (f) Effect of  Transaction.  The  consummation  of the  transactions contemplated  by this Agreement will not either alone or in conjunction  with an individual's  termination  of employment or service or a change in the terms and conditions of  employment or service (i) entitle any current or former  employee or other  service  provider  of  Acquirer or any ERISA  Affiliate  to  severance benefits  or  any  other  payment  (including  without  limitation  unemployment compensation,  golden  parachute,  bonus or benefits under any Acquirer Employee
Plan),  except as expressly  provided in this Agreement;  or (ii) accelerate the time of  payment  or  vesting of any such  benefits  or  increase  the amount of compensation  due any such employee or service  provider.  No benefit payable or that may become payable by Acquirer pursuant to any Acquirer Employee Plan or as a result  of or  arising  under  this  Agreement  shall  constitute  an  "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition  of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed  by reason of Section 280G of the Code.  Each Acquirer
Employee  Plan can be amended,  terminated or otherwise  discontinued  after the
Effective  Time in  accordance  with its terms,  without  material  liability to
Acquirer or  Acquirer  other than  ordinary  administration  expenses  typically incurred in a termination event.

      4.23. Employee Matters. Acquirer is in compliance in all material respects with  all  currently  Applicable  Laws  and  regulations  respecting  terms  and conditions of employment,  including without  limitation  applicant and employee background  checking,  immigration laws,  discrimination  laws,  verification of employment  eligibility,  employee  leave  laws,  classification  of  workers as employees and  independent  contractors,  wage and hour laws,  and  occupational safety and health laws, except for such  noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on  Acquirer.  Except as  specified  in Section 4.8 of the  Acquirer  Disclosure
Schedule, as of the date of this Agreement, there are no proceedings pending or, to Acquirer's knowledge, reasonably expected or threatened, between Acquirer, on the one hand,  and any or all of its current or former  employees,  on the other hand, which proceedings could reasonably be expected to have, a Material Adverse
Effect on  Acquirer,  including  without  limitation  any  claims  for actual or alleged harassment or discrimination  based on race,  national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination,  defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective  economic  disadvantage.  Acquirer is not a party to any  collective bargaining  agreement or other labor union  contract,  nor does Acquirer know of any activities or  proceedings of any labor union to organize its employees.  To
Acquirer's  knowledge,  Acquirer  has  provided  all  employees  with all wages, benefits,  relocation benefits, stock options,  bonuses and incentives,  and all other  compensation  that  became  due  and  payable  through  the  date of this
Agreement.  Acquirer represents that it or the Surviving  Corporation intends to employ all or  substantially  all of HOVR's  employees  following  the Effective
Time. Accordingly, no "mass layoff", "plant closing" or similar event as defined by the Worker  Adjustment and Notification Act (29 U.S.C. ss. 2101 et seq.) with respect to Acquirer  has  occurred  nor is expected to occur as a result of this
Agreement.

      4.24. Insurance.  Acquirer has policies of insurance and bonds of the type and in amounts  customarily  carried by persons conducting  businesses or owning assets  similar to those of Acquirer.  There is no material  claim pending under any of such policies or bonds as to which coverage has been denied,  disputed or to the knowledge of Acquirer  questioned by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid and Acquirer is otherwise in compliance  in all material  respects with the terms of such  policies and bonds.  Acquirer has no knowledge of any  threatened termination  of, or  material  premium  increase  with  respect  to, any of such policies.

      4.25.  Compliance  With  Laws.  Acquirer  has  complied  with,  is  not in violation of and has not received any written  notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its  business,  or the ownership or operation of its business, except for such  violations  or  failures to comply as could not  reasonably  be expected to have a Material Adverse Effect on Acquirer.

                                      D-41

      4.26.  Brokers' and Finders'  Fee.  Except as set forth in Section 4.26 to the Acquirer Disclosure Schedule,  Acquirer has not entered into any arrangement or agreement with any broker, finder or investment banker that would be entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar  charges  from  Acquirer  in  connection  with the  Merger,  this
Agreement or any transaction contemplated hereby.

      4.27. Privacy Policies and Web Site Terms and Conditions.

            (a) For purposes of this Section 4.27:

                  (i) "Acquirer  Sites" means all of Acquirer's  public sites on the World Wide Web; and

                  (ii) "Acquirer Privacy  Statements" means,  collectively,  any and all of Acquirer's  privacy policies published on Acquirer Sites or otherwise made publicly available by Acquirer regarding the collection, retention, use and distribution  of the personal  information of  individuals,  including,  without limitation, from visitors of any of Acquirer Sites ("Acquirer Individuals").

            (b) Acquirer is in material  compliance  with (i)  Acquirer  Privacy
Statements as applicable to any given set of personal  information  collected by
Acquirer from Acquirer  Individuals;  and (ii) all  applicable  privacy laws and regulations regarding the collection,  retention, use and disclosure of personal information.

            (c) Acquirer  has not  received any written  notice of any claims or controversies  regarding  Acquirer  Privacy  Statements  or  the  implementation thereof.

      4.28. International Trade Matters. Acquirer is, and at all times has been, in material compliance with and has not been and is not in material violation of any  International  Trade  Law,  including  but not  limited  to,  all  laws and regulations  related  to the import and  export of  commodities,  software,  and technology  from and into the United States,  and the payment of required duties and tariffs in connection  with same.  Acquirer has no basis to expect,  nor has any of them or any other Person for whose  conduct they are or may be held to be
responsible  received,   any  actual  or  threatened  order,  notice,  or  other
communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law.

      4.29. Proxy Statement and Information  Statement.  None of the information to be  supplied  by  Acquirer  or any  of  its  accountants,  counsel  or  other authorized  representatives  for inclusion in the Preliminary Proxy Statement or the HOVRS Information  Statement will, at the time of the mailing thereof to the
HOVRS Stockholders, or for inclusion in the Proxy Statement will, at the time of the  mailing  thereof  to the  stockholders  of  Acquirer  or at the time of the meeting  of the  stockholders  of  Acquirer  to be held in  connection  with the
Merger,  contain any untrue  statement  of a material  fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by  Acquirer  with  respect  to any  information  supplied  by HOVRS or its accountants,  counsel or other authorized representatives.  If at any time prior to  the  Effective  Time  any  event  with  respect  to  Acquirer  or any of its
Subsidiaries,  or any of their officers and  directors,  shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so  described  and the  presentation  in such  amendment  or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any  material  respect or omits to state any  material  fact  required  to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Proxy
Statement  will  comply  in all  material  respects  with all  Applicable  Laws, including the provisions of the Exchange Act.

      4.30. Board Approval.  The board of directors of Acquirer,  by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified  in any  way,  has duly  (i)  approved  this  Agreement  and the  other documents  contemplated  hereunder,  together  with  the  Merger  and the  other transactions  contemplated hereunder, and (ii) recommended that the stockholders of Acquirer  approve the Merger,  the  issuance  of the  Acquirer  Common  Stock pursuant to this Agreement and such other matters as shall be required by Nasdaq in connection with the consummation of the Merger.

                                      D-42

      4.31. SEC Documents.

            (a) Acquirer has timely filed each statement,  report,  registration statement (with the prospectus in the form required to be filed pursuant to Rule
424(b) of the Securities  Act),  definitive  proxy  statement,  and other filing required to be filed with the SEC by Acquirer, and, prior to the Effective Time,
Acquirer will file any additional documents required to be filed with the SEC by
Acquirer prior to the Effective Time (such documents filed by the Acquirer since
January 1, 2004,  collectively,  the  "Acquirer  SEC  Documents").  In addition,
Acquirer has made  available to HOVRS all exhibits to the Acquirer SEC Documents filed  prior to the date  hereof  that are (a)  requested  by HOVRS  and (b) not available in complete form through EDGAR ("Requested Confidential Exhibits") and will promptly make available to HOVRS all Requested Confidential Exhibits to any
Acquirer SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits  to Acquirer  SEC  Documents  have been so filed.  As of their  respective  filing  dates,  the  Acquirer SEC  Documents  complied in all material  respects with the  requirements of the Exchange Act and the Securities
Act and none of the Acquirer SEC Documents  contained any untrue  statement of a material fact or omitted to state a material fact required to be stated  therein or necessary to make the statements made therein,  in light of the circumstances in which they were made,  not  misleading,  except to the extent  corrected by a subsequently filed Acquirer SEC Document prior to the date hereof.

            (b) The  financial  statements  of  Acquirer,  including  the  notes thereto,  included in the Acquirer SEC  Documents  (the  "Acquirer SEC Financial
Statements"),  complied  as to form in all  material  respects  with  applicable accounting  requirements and with the published rules and regulations of the SEC with respect  thereto as of their  respective  dates,  and have been prepared in accordance  with GAAP  applied  on a basis  consistent  throughout  the  periods indicated  and  consistent  with each other  (except as may be  indicated in the notes  thereto or, in the case of  unaudited  statements  included in  quarterly reports on Form 10-Q,  as permitted  by Form 10-Q of the SEC).  The Acquirer SEC
Financial  Statements  fairly  present  the  consolidated  financial  condition, operating  results and cash flow of Acquirer and its  Subsidiaries  at the dates and during the periods  presented  therein  (subject,  in the case of  unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquirer accounting policies except as described in the notes to the Acquirer
SEC Financial Statements.

      4.32.  Issuance of Shares.  The issuance  and delivery of Acquirer  Common
Stock in the Merger in accordance  with this Agreement  shall be, at or prior to the Effective  Time, duly  authorized by all necessary  corporate  action on the part of Acquirer, and, when issued at the Effective Time as contemplated hereby, such shares of Acquirer Common Stock will be duly and validly issued, fully paid and  nonassessable.  Such Acquirer Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims,  other than  restrictions on transfer created by  applicable  securities  laws and the Lock-Up  Agreement and will not have  been  issued  in  violation  of any  preemptive  rights or rights of first refusal or similar rights.

      4.33. HOVRS Merger Sub. HOVRS Merger Sub is a direct,  wholly-owned entity of Acquirer.  HOVRS Merger Sub was formed  solely for the purpose of engaging in the transaction contemplated by this Agreement, has engaged in no other business activities  and has no material  assets or  liabilities  and has  conducted  its operations only as expressly contemplated hereby. Acquirer owns beneficially and of record all  outstanding  capital  stock of HOVRS Merger Sub free and clear of any liens and no other Person  holds any capital  stock of HOVRS Merger Sub, nor has any rights to acquire any interest in HOVRS Merger Sub.

      4.34.  No  Other  Representations.  Except  for  the  representations  and warranties  contained in this Section 4 (as modified by the Acquirer  Disclosure
Schedule),  neither  Acquirer nor any other  Person  makes any other  express or implied  representation or warranty with respect to Acquirer or the transactions contemplated by this Agreement, and Acquirer disclaims any other representations or  warranties,  whether  made by Acquirer or any of its  affiliates,  officers, directors, employees, agents or representatives.  Except for the representations and  warranties  contained  in  this  Section  4 (as  modified  by the  Acquirer
Disclosure Schedule), Acquirer hereby disclaims all liability and responsibility
for  any  representation,   warranty,   projection,   forecast,   statement,  or
information made, communicated,  or furnished (orally or in writing) to HOVRS or any of their affiliates or representatives (including any opinion,  information, projection,  or  advice  that may have been or may be  provided  to HOVRS by any director,  officer,  employee,  agent,  consultant,  or  representative  of  the
Acquirer or any of its  affiliates or  representatives).  The  disclosure of any matter  or item in the  Acquirer  Disclosure  Schedule  shall  not be  deemed to constitute an acknowledgement that any such matter is required to be disclosed.

                                      D-43

5. Conduct Prior to the Effective Time.

      5.1.  Conduct  of  Business.  During  the  period  from  the  date of this
Agreement and continuing  until the earlier of the termination of this Agreement or the Effective Time, HOVRS agrees (except to the extent expressly contemplated by this  Agreement  or as  consented  to in writing by  Acquirer),  and Acquirer agrees  (except to the extent  expressly  contemplated  by this Agreement or the
Verizon  Agreement or as consented to in writing by HOVRS):  (a) to carry on its business in the usual  regular and  ordinary  course in  substantially  the same manner as heretofore conducted; (b) to pay its debts and Taxes when due (subject to good faith  disputes  over such debts or Taxes);  (c) to pay or perform other material obligations when due; and (d) to use all reasonable efforts to preserve intact its present  business  organizations,  keep available the services of its present officers and key employees and preserve its relationships  with material customers,  suppliers,  distributors,  licensors,  licensees,  and others having business  dealings with it, to the end that its goodwill and ongoing  businesses shall be unimpaired at the Effective  Time. Each party agrees to promptly notify the other  parties  hereto of (a) any material  event or  occurrence  not in the ordinary  course  of  such  party's  business,  and of  any  event  which  could reasonably be expected to have a Material  Adverse Effect on such party; and (b)
any  material  change  in its  capitalization  as set  forth  in this  Agreement
(including the schedules  hereto).  Without  limiting the  foregoing,  except as expressly  contemplated by this Agreement,  Section 5.1 of the HOVRS  Disclosure
Schedule or the Acquirer  Disclosure  Schedule,  and in the case of Acquirer the
Verizon Agreement,  HOVRS shall not cause or permit any of the following without the prior written consent of Acquirer (which consent, with respect to clause (k)
below,  will not be unreasonably  withheld by Acquirer),  and Acquirer shall not cause or permit any of the following without the prior written consent of HOVRS:

            (a) Charter Documents. Cause or permit any amendments to its Charter
Documents; provided, however, that Acquirer may amend its Charter Documents:

                  (i) to decrease  the number of  authorized  shares of Acquirer
Common Stock to a number not less than 50,000,000;

                  (ii) to  declassify  its  board  of  directors,  so  that  all directors  will be of a single  class and each will serve for a term of one year and until his or her successor is elected and qualified; and

                  (iii)  to  file  an  Amended  and  Restated   Certificate   of
Incorporation  in the form attached hereto as Exhibit 6.22, to amend the rights, preferences and privileges of the Acquirer Preferred Stock;

and  upon  the  effectiveness  of  any  such  amendment  to  Acquirer's  Charter
Documents, the related representations of Acquirer set forth in Section 4 hereof shall be deemed to have been modified accordingly, mutatis mutandis;

            (b)  Dividends;  Changes  in  Capital  Stock.  Declare  or  pay  any
dividends  on or make  any  other  distributions  (whether  in  cash,  stock  or property)  in  respect  of  any of its  capital  stock,  or  split,  combine  or reclassify  any of its capital  stock or issue or authorize  the issuance of any other  securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire,  directly or indirectly,  any shares of its  capital  stock,  except  from  former  employees,  directors  and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

            (c)  Stock  Option  Plans,  Etc.  In the case of  HOVRS,  except  as required by this Agreement or permitted by or  contemplated  in the HOVRS Option
Plan, by any stock option agreement or by any employment  agreement entered into by HOVRS  prior to the date  hereof,  and in the  case of  Acquirer,  except  as approved by the stockholders of Acquirer at the Acquirer  Stockholders  Meeting,
accelerate,  amend or change the period of  exercisability or vesting of options or other  rights  granted  under its stock plans or authorize  cash  payments in exchange for any options or other rights granted under any of such plans;

            (d) Issuance of Securities.  Issue,  deliver or sell or authorize or propose the  issuance,  delivery or sale of, or purchase or propose the purchase of,  any  shares  of its  capital  stock  or  securities  convertible  into,  or subscriptions,  rights,  warrants or options to acquire,  or other agreements or commitments  of any  character  obligating  it to issue any such shares or other convertible  securities other than (i) the issuance of shares of Common Stock by
HOVRS or Acquirer  pursuant to the exercise of stock options,  warrants or other rights outstanding as of the date of this Agreement,  (ii) the grant by Acquirer of options to purchase  Acquirer  Common Stock  pursuant to the  Acquirer  Stock
Option Plans,  (iii) with the  permission  of Acquirer,  which may be granted or denied in Acquirer's discretion, the grant by HOVRS of options to purchase HOVRS
Common

                                      D-44

Stock  pursuant to the HOVRS  Option Plan or  otherwise  to persons  retained by
HOVRS in the  ordinary  course of business as  employees  after the date hereof, which options if granted prior to the Effective Time shall be treated as Assumed
HOVRS Options for all purposes  hereunder  (provided  that Acquirer shall advise
HOVRS  whether  it may issue  such  options  within  five (5)  Business  Days of
Acquirer's  receipt of a written  request from HOVRS to issue such options,  and
Acquirer's failure to respond within such five (5) Business Days shall be deemed the grant of Acquirer's permission to grant the options proposed by HOVRS), (iv)
the  acceptance of promissory  notes as payment of exercise price and applicable taxes from option holders exercising HOVRS Stock Options as of the Determination
Date,  which  promissory notes shall be paid in full as of the Closing Date; and
(v) the issuance of debt and equity  securities by Acquirer pursuant to existing agreements with Clearlake and its affiliates;

            (e)  Intellectual  Property.  Transfer  to any  Person  any  rights, present, future or contingent,  to its Intellectual Property other than granting licenses in the ordinary course of business consistent with past practice;

            (f) Exclusive Rights.  Other than in the ordinary course of business consistent  with past practice,  enter into or amend any agreements  pursuant to which any other party is granted  exclusive  marketing or other exclusive rights of any  type  or  scope  with  respect  to  any  of  such  party's  products  or
Intellectual Property;

            (g) Dispositions.  Sell,  lease,  license or otherwise dispose of or encumber any of its properties or assets that are material,  individually  or in the  aggregate,  to its business,  taken as a whole,  other than in the ordinary course of business consistent with past practice or, in the case of Acquirer, as contemplated  by existing  agreements  between  Acquirer  and  Clearlake  or its affiliates;

            (h)  Indebtedness.  Incur any  indebtedness  for borrowed  money, or guarantee  any such  indebtedness,  or issue  or sell  any  debt  securities  or guaranty any debt  securities  of others,  in excess of Fifty  Thousand  Dollars
($50,000) in the aggregate except, in the case of Acquirer, pursuant to existing agreements with Clearlake or its affiliates;

            (i) Agreements. Other than in the ordinary course of business, enter into, terminate or amend, in a manner that will adversely affect the business of such party,  (i) any agreement  involving the  obligation to pay or the right to receive  Twenty-Five  Thousand  Dollars  ($25,000) or more,  (ii) any  agreement relating  to the  license,  transfer  or other  disposition  or  acquisition  of
Intellectual  Property rights or rights to market or sell such party's products, or (iii) any other agreement material to the business or prospects of such party or that is or would be a HOVRS Material Contract or Acquirer Material  Contract,
as the case may be;

            (j) Payment of Obligations.  Pay, discharge or satisfy, in an amount in excess of  Twenty-Five  Thousand  Dollars  ($25,000)  in the  aggregate,  any claims,  liabilities or obligations (absolute,  accrued, asserted or unasserted, contingent or otherwise)  arising other than in the ordinary course of business, other than the payment,  discharge or satisfaction  of liabilities  reflected or reserved  against in the HOVRS  Financial  Statements or the Acquirer  Financial
Statements, as the case may be;

            (k)  Capital  Expenditures.  With  respect  to  Acquirer,  except as contemplated by the Verizon Agreement,  make any capital  expenditures,  capital additions or capital  improvements,  in excess of One Hundred  Thousand  Dollars
($100,000)  in the  aggregate;  and with  respect  to  HOVRS,  make any  capital expenditures, capital additions or capital improvements in excess of One Hundred
Thousand Dollars ($100,000) in the aggregate;

            (l)  Insurance.   Materially  reduce  the  amount  of  any  material
insurance coverage provided by existing insurance policies;

            (m)  Termination  or  Waiver.   Terminate  or  waive  any  right  of
substantial value, other than in the ordinary course of business;

            (n) Employee  Benefit Plans;  New Hires;  Pay  Increases.  Except as
provided under this  Agreement,  or required by Applicable  Law, amend any HOVRS
Employee Plan or adopt any plan that would  constitute a HOVRS Employee Plan, or amend any  Acquirer  Employee  Plan or adopt any plan that would  constitute  an
Acquirer  Employee  Plan,  as the  case may be,  or hire  any new  officer-level employee, pay any special bonus, special remuneration or special noncash benefit
(except payments and benefits made pursuant to written

                                      D-45

agreements outstanding on the date hereof), or materially increase the benefits, salaries  or wage  rates of its  employees  (other  than  normal  annual  salary increases  consistent  with past  practices),  except in the case of Acquirer as contemplated  by the Verizon  Agreement  or as approved by the  stockholders  of
Acquirer at the Acquirer Stockholders Meeting;

            (o)   Severance   Arrangements.   Grant  or  pay  any  severance  or
termination  pay or benefits  (i) to any  director or officer or (ii) except for payments made pursuant to written agreements  outstanding on the date hereof and disclosed on the HOVRS Disclosure Schedule or the Acquirer Disclosure  Schedule,
as the case may be, to any other employee;

            (p)  Lawsuits.  Commence a lawsuit  other  than (i) for the  routine collection  of bills,  or (ii) in such  cases  where  such  party in good  faith determines that failure to commence suit would result in the material impairment of a valuable aspect of such party's business, provided that such party consults with the other parties hereto prior to the filing of such a suit;

            (q) Acquisitions. Acquire or agree to acquire by merging with, or by purchasing  a  substantial  portion  of the stock or assets  of, or by any other manner,  any  business or any  corporation,  partnership,  association  or other business  organization  or  division  thereof or  otherwise  acquire or agree to acquire any assets that are material  individually  or in the aggregate,  to its business,  taken as a whole,  except in the case of Acquirer as  contemplated by the Verizon Agreement;

            (r) Taxes. Make or change any material election in respect of Taxes, adopt or change any  accounting  method or period in respect of Taxes,  file any material Tax Return or any  amendment  to a material Tax Return,  enter into any closing agreement,  settle any material claim or assessment in respect of Taxes, surrender  any right to claim a refund of Taxes,  or consent to any extension or waiver of the limitation  period  applicable to any material claim or assessment in respect of Taxes;

            (s)  Revaluation.  Revalue  any of  its  assets,  including  without limitation  writing down the value of inventory or writing off notes or accounts receivable  other than in the  ordinary  course of  business  or as  required by changes in GAAP; or

            (t) Other. Take or agree in writing or otherwise to take, any of the actions  described in Sections  5.1(a) through 5.1(s) above,  or any action that would cause a material breach of its representations or warranties  contained in this  Agreement  or prevent  it from  materially  performing  or cause it not to materially perform its covenants hereunder.

      5.2. No Solicitation.

            (a)  During  the period  from the date of this  Agreement  until the earlier of the termination of this Agreement or the Effective Time,  HOVRS shall
not,  directly  or  indirectly,   through  any  officer,   director,   employee,
representative or agent, (i) take any action to solicit, initiate,  encourage or support any  inquiries or proposals  that  constitute,  or could  reasonably  be expected to lead to, a proposal or offer for a merger,  consolidation,  business combination,  sale of  substantial  assets,  sale of  shares  of  capital  stock
(including  without  limitation  by way of a tender offer,  but excluding  sales pursuant to any exercise of  outstanding  stock options  granted under the HOVRS
Option  Plan)  or  similar   transactions   involving  HOVRS,   other  than  the
transactions  contemplated or expressly  permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "HOVRS
Transaction  Proposal"),  (ii) engage in negotiations or discussions concerning, or provide  any  non-public  information  to any Person  relating  to, any HOVRS
Transaction  Proposal,  or  (iii)  agree  to  approve  or  recommend  any  HOVRS
Transaction Proposal.

            (b) HOVRS shall notify Acquirer no later than twenty-four (24) hours after  receipt by HOVRS (or its advisors) of any HOVRS  Transaction  Proposal or any request for nonpublic  information  in connection  with a HOVRS  Transaction
Proposal  or for  access to the  properties,  books or  records  of HOVRS by any
Person that informs HOVRS that it is  considering  making,  or has made, a HOVRS
Transaction Proposal.

            (c)  During  the period  from the date of this  Agreement  until the earlier of the  termination  of this Agreement or the Effective  Time,  Acquirer shall not,  directly or  indirectly,  through any officer,  director,  employee, representative  or agent,  take any action to solicit,  initiate,  encourage  or support any  inquiries or proposals  that  constitute,  or could  reasonably  be expected to lead to, a proposal or offer for a merger,  consolidation,  business

                                      D-46

combination,  sale of  substantial  assets,  sale of  shares  of  capital  stock
(including  without  limitation  by way of a tender offer,  but excluding  sales pursuant to any exercise of  outstanding  stock options  granted under  Acquirer
Option  Plan)  or  similar  transactions  involving  Acquirer,  other  than  the transactions  contemplated or expressly  permitted by this Agreement (any of the foregoing  inquiries  or  proposals  being  referred to in this  Agreement as an
"Acquirer  Transaction  Proposal"),  (ii) engage in  negotiations or discussions concerning, or provide any non-public information to any Person relating to, any
Acquirer  Transaction  Proposal,  or (iii)  agree to  approve or  recommend  any
Acquirer Transaction Proposal; provided, however, that nothing contained in this
Agreement  shall prevent  Acquirer or its board of directors  from (i) complying with Rule 14e-2  promulgated  under the  Exchange Act with regard to an Acquirer
Transaction Proposal.

            (d) Acquirer shall notify HOVRS no later than twenty-four (24) hours after receipt by Acquirer (or its advisors) of any Acquirer Transaction Proposal or any  request  for  nonpublic  information  in  connection  with  an  Acquirer
Transaction  Proposal  or for  access to the  properties,  books or  records  of
Acquirer by any Person that informs Acquirer that it is considering  making,  or has made, an Acquirer Transaction Proposal.

6. Additional Agreements.

      6.1. Proxy Statement.

            (a) As promptly as practicable after the date of this Agreement, but in any  event no later  than  forty-five  (45) days  following  the date of this
Agreement,  Acquirer, in cooperation with HOVRS, shall prepare and file with the
SEC a proxy statement of Acquirer,  meeting the requirements of Delaware Law and the Exchange Act and the  requirements  identified in Section 6.1(d) hereof (the
"Proxy Statement").  Each of Acquirer and HOVRS shall respond to any comments of the SEC, and Acquirer shall cause the definitive Proxy Statement to be mailed to its  stockholders at the earliest  practicable time after the Proxy Statement is filed with the SEC,  subject to  compliance  with the  Exchange  Act,  including without  limitation Rule 14a-6  thereunder,  but in no event later than five (5)
Business Days following the date on which the SEC shall have advised that it has no further comments regarding the Proxy Statement;  provided,  however,  that if the SEC Staff  advises  Acquirer  that it will not review  the Proxy  Statement,
Acquirer  shall cause the Proxy  Statement to be mailed to its  stockholders  no later than twenty (20)  Business  Days after it is so advised.  Each of Acquirer and HOVRS shall notify the other  promptly upon the receipt of any comments from the SEC or its staff or any other Governmental  Entity and of any request by the
SEC or its staff or any Governmental Entity for amendments or supplements to the
Proxy  Statement or for additional  information  and shall supply the other with copies of all correspondence  between such party or any of its  representatives, on the one hand, and the SEC, or its staff or any other Governmental  Entity, on the other hand,  with  respect to the Proxy  Statement  or the  Merger.  Each of
Acquirer and HOVRS shall use its best efforts to cause all documents  that it is responsible for filing with the SEC or other regulatory  authorities  under this
Section 6.1 to comply in all material respects with all applicable  requirements of law and the rules and regulations promulgated thereunder.  Whenever any event occurs that is required to be set forth in an  amendment  or  supplement  to the
Proxy  Statement,  Acquirer or HOVRS,  as the case may be, shall promptly inform the other of such  occurrence  and cooperate in filing with the SEC or its staff or any other  Governmental  Entity,  and/or mailing to stockholders of HOVRS and
Acquirer, such amendment or supplement.

            (b) In furtherance  and not in limitation of its  obligations  under
Section  6.1(a),  HOVRS shall  promptly  provide  Acquirer with the  information required  to be  included in the Proxy  Statement  relating to HOVRS,  and HOVRS shall use  commercially  reasonable  efforts  to  provide  Acquirer  with (i) an unqualified  audit report signed by the firm of Gallina LLP with respect to each of the annual audited financial  statements  included within the HOVRS Financial
Statements,  (ii) a consent in form and  substance  reasonably  satisfactory  to
Acquirer,  executed by such accounting firm as of a date within two (2) Business
Days of each of the dates on which the HOVRS Financial Statements are filed with the SEC,  consenting  to the filing by Acquirer of such report with the SEC, and
(iii)  an  acknowledgment  in form  and  substance  reasonably  satisfactory  to
Acquirer,  executed  by such firm as of a date within two (2)  Business  Days of each such  filing,  confirming  that such firm is  independent  with  respect to
HOVRS.

            (c) Except to the  extent  legally  required  for the  discharge  by
Acquirer's board of directors of its fiduciary duties as advised by such Board's
legal   counsel,   Acquirer  will  include  in  the  Proxy   Statement  (i)  the
recommendation  of the board of directors of Acquirer that the  stockholders  of
Acquirer vote to approve the Merger,  the issuance of the Acquirer  Common Stock pursuant to this Agreement and such other matters as shall be required

                                      D-47

by Nasdaq in connection with the consummation of the Merger and (ii) the written opinion dated as of Duff & Phelps,  financial  advisor to the board of directors of Acquirer,  to the effect that the Merger is fair,  from a financial  point of view, to Acquirer.

            (d) Each of HOVRS and Acquirer shall ensure that the Proxy Statement does not  contain  any untrue  statement  of a material  fact or omit to state a material fact  necessary in order to make the  statements  made relating to such party, in light of the circumstances  under which they were made, not misleading
(provided  that  such  party  shall  not be  responsible  for  the  accuracy  or completeness  of any  information  concerning  the other party  furnished by the other party for inclusion in the Proxy  Statement).  The Proxy  Statement  shall contain  information to satisfy the  information  requirements of Rule 502(b) of
Regulation  D of the  Securities  Act for  purposes  of  satisfying  Rule 506 of
Regulation D of the Securities Act.

      6.2.  Preliminary  Proxy Statement.  As promptly as practicable  after the date of this  Agreement,  but in any event no later than five (5) Business  Days prior to the date of the filing of the preliminary  Proxy Statement with the SEC
(such  filing  date to be  mutually  agreed upon  between  Acquirer  and HOVRS),
Acquirer shall provide to HOVRS the  preliminary  Proxy Statement in a form that
Acquirer  advises  HOVRS  in  writing  is  ready  for  filing  with the SEC (the
"Preliminary Proxy Statement").

      6.3.  HOVRS  Stockholder  Approval.  Within five (5) Business  Days of the receipt by HOVRS from Acquirer of the Preliminary  Proxy  Statement  pursuant to
Section  6.2,  HOVRS  shall  prepare  and  mail  to the  HOVRS  Stockholders  an information  statement  regarding  the  Merger,  this  Agreement  and the  other transactions  contemplated  hereunder,  together with a copy of the  Preliminary
Proxy  Statement  (the  "HOVRS  Information  Statement").  HOVRS  shall  provide
Acquirer with a reasonable  opportunity to review and comment upon drafts of the
HOVRS  Information  Statement.   Acting  through  its  board  of  directors,  in
accordance  with  Delaware  Law and its  Charter  Documents,  HOVRS will use its commercially  reasonable  efforts to cause the Key HOVRS Stockholders to execute and deliver their written  consent to the Merger,  this  Agreement and the other transactions  contemplated  hereunder  and  the  documents  to  be  executed  in connection  therewith,  and to the waiver of their rights of appraisal  relating thereto, which consent shall be substantially in the form of Exhibit 6.3 hereto, with such changes thereto as to which Acquirer may consent,  such consent not to be unreasonably withheld, conditioned or delayed (the "Written Consent").

      6.4. Acquirer Stockholder Approval.  Acquirer, acting through its board of directors,  in accordance  with  Applicable  Law, its Charter  Documents and the rules and  listing  requirements  of  Nasdaq,  will duly call,  give  notice of, convene and hold an annual or special meeting of its stockholders (the "Acquirer
Stockholders  Meeting") as soon as reasonably  practicable  after mailing of the definitive Proxy Statement to the Acquirer's stockholders on a date (selected by
Acquirer  in  consultation  with  HOVRS),  for the  purpose  of  submitting  the proposals  adopted by the board of  directors of Acquirer to approve the Merger, the issuance of shares of Acquirer  Common Stock  pursuant to this Agreement and such  other  matters  as shall be  required  by  Nasdaq in  connection  with the consummation of the Merger and such other proposals relating to the consummation of the Merger as Acquirer in its discretion  shall deem appropriate for adoption and approval by the required vote of the holders of Acquirer capital stock.

      6.5. Access to Information.

            (a) HOVRS shall  afford  Acquirer and its  accountants,  counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of HOVRS'  properties,  personnel, books,  contracts,  commitments  and  records  and  (ii) all  other  information concerning  the  business,  properties  and  personnel  of HOVRS as Acquirer may reasonably request. Acquirer shall afford HOVRS and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquirer's  properties,  books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of Acquirer as HOVRS may reasonably request.

            (b) Subject to compliance  with Applicable Law, from the date hereof until the Effective  Time,  each of Acquirer and HOVRS shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                                      D-48

      6.6. Confidentiality. The parties acknowledge that Acquirer and HOVRS have previously executed a mutual confidentiality agreement dated as of June 26, 2007
(the "Confidentiality  Agreement"),  which  Confidentiality  Agreement is hereby incorporated  herein by reference and shall continue in full force and effect in accordance with its terms.

      6.7.  Public  Disclosure.  Unless  otherwise  permitted by this Agreement,
Acquirer  and HOVRS  shall  consult  with each other  before  issuing  any press release or otherwise  making any public statement or making any other public (or non-confidential)  disclosure  (whether  or  not  in  response  to  an  inquiry)
regarding the terms of this Agreement and the transactions  contemplated hereby, and neither  shall issue any such press  release or make any such  statement  or disclosure  without the prior approval of the other (which approval shall not be unreasonably  withheld),  except  as may be  required  by law or by  obligations pursuant to any listing agreement with any national  securities exchange or with
Nasdaq.

      6.8. Regulatory Approval; Further Assurances.

            (a) To the extent  required by Applicable  Law, each party shall use all  reasonable  efforts to file, as promptly as  practicable  after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions  contemplated  by  this  Agreement,  and  to  submit  promptly  any additional  information requested by any such Governmental Entity. Each of HOVRS and Acquirer shall (i) give the other party prompt notice of the commencement of any legal  proceeding by or before any  Governmental  Entity with respect to the
Merger or any of the other  transactions  contemplated by this  Agreement,  (ii)
keep the other party informed as to the status of any such legal proceeding, and
(iii) promptly inform the other party of any communication to or from the FCC or any other Governmental Entity regarding the Merger.

            (b) Acquirer and HOVRS shall use all reasonable  efforts to take, or cause to be taken,  all  actions  necessary  to  effectuate  the Merger and make effective  the  other  transactions  contemplated  by  this  Agreement.  Without limiting the  generality of the foregoing,  each party to this Agreement  shall:
(i) make any filings and give any notices  required to be made and given by such party in connection with the Merger and the other  transactions  contemplated by this Agreement;  (ii) use all reasonable  efforts to obtain any consent required to be obtained  (pursuant to any applicable  legal  requirement or contract,  or otherwise)  by such  party in  connection  with the  Merger  or any of the other transactions  contemplated  by this  Agreement;  and  (iii)  use all  reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly  deliver to the other a copy of each such filing made, each such notice given and each such consent obtained by such party during the period prior to the Effective Time. Each party, at the reasonable  request of the other party,  shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting  completely the consummation of this Agreement and the transactions contemplated hereby.

      6.9. HOVRS Options.  As soon as practicable  after the date hereof,  HOVRS will take commercially  reasonable measure to provide notice of the transactions contemplated  under this  Agreement  to the  holders of HOVRS  Stock  Options in accordance with the terms of the HOVRS Option Plan.

      6.10. Form S-8. Acquirer agrees to file, no later than ten (10) days after the Closing,  a  registration  statement on Form S-8 (or any successor  form) or another  appropriate  form covering the shares of Acquirer Common Stock issuable pursuant to the Assumed  HOVRS  Options  and shall use  commercially  reasonable efforts at least  equivalent to those used in maintaining the  effectiveness  of
Acquirer's   other   registration   statements  on  Form  S-8  to  maintain  the
effectiveness  of such  registration  statement or registration  statements (and maintain the current status of the prospectus or prospectuses contained therein)
for so long as such Assumed HOVRS Options remain outstanding.  The Stockholders'
Agent  shall  cooperate  with and assist  Acquirer  in the  preparation  of such registration statement.

      6.11.  Issuance of  Securities  Exempt From  Registration;  Blue Sky Laws.
Assuming the delivery of certain  representations  by the HOVRS  Stockholders in the Investment  Representation Letter, the offer and sale of the Acquirer Common
Stock in accordance with this Agreement will be exempt from the registration and prospectus  delivery  requirements  of the Securities  Act and applicable  state securities laws, and the shares of Acquirer Common Stock will be issued pursuant to an exemption from the  registration and prospectus  delivery  requirements of the Securities Act and applicable  state  securities  laws.  Acquirer shall take such steps as may be necessary to comply with the  securities  and blue sky laws of all  jurisdictions  applicable  to the  issuance of Acquirer  Common

                                      D-49

Stock in connection with the Merger. HOVRS shall use its commercially reasonable efforts to assist  Acquirer to comply with the  securities  and blue sky laws of all  jurisdictions  applicable  to the  issuance  of  Acquirer  Common  Stock in connection with the Merger.

      6.12.  Escrow Agreement.  On or before the Closing Date,  Acquirer and the
Stockholders' Agent will execute, and shall request the Escrow Agent to execute, the Escrow  Agreement  contemplated  by Section 9.1, in  substantially  the form attached as Exhibit  6.12,  provided  that prior to the  execution of the Escrow
Agreement,  Schedule I thereto shall be completed to list all HOVRS Stockholders
(other  than  holders of  Dissenting  Shares) and their  respective  pro rata or percentage  interest  in the Escrow  Fund based  upon their  ownership  of HOVRS
Common  Stock or HOVRS  Preferred  Stock  immediately  prior to the Closing (the
"Escrow Agreement").

      6.13. Listing of Additional Shares.  Prior to the Effective Time, Acquirer
shall file with the  Nasdaq  Stock  Market a  Notification  Form for  Listing of
Additional  Shares with respect to the shares of Acquirer  Common Stock issuable upon  conversion  of the HOVRS  Common  Stock and HOVRS  Preferred  Stock in the
Merger or upon exercise of Assumed HOVRS Options.  Prior to the Effective  Time,
Acquirer  shall  cause  Acquirer  Common  Stock to be issued in the Merger to be authorized  for listing on the Nasdaq  Capital  Market upon  official  notice of issuance.

      6.14.  Tax Matters.  Acquirer and HOVRS shall each use its best efforts to cause the exchange of HOVRS Common Stock and HOVRS  Preferred Stock for Acquirer
Common  Stock in the Merger to qualify as a tax-free  exchange of  property  for stock  pursuant  to  Section  351 of the Code and to obtain  the  opinion of its respective counsel contemplated by Sections 7.2(d) and 7.3(d). HOVRS (on the one
hand),  and Acquirer and HOVRS Merger Sub (on the other hand) shall  execute and deliver to both Orrick,  Herrington & Sutcliffe LLP and Chadbourne & Parke LLP a
letter (each, a "Tax  Representation  Letter")  making  reasonable and customary representations  relating to certain Tax matters. The Tax Representation Letters shall be  sufficient  to enable  each such  counsel to render  the Tax  opinions contemplated  by Sections  7.2(d) and 7.3(d) at the Closing.  Neither  Acquirer,
HOVRS  Merger  Sub nor HOVRS  shall take any action  prior to the  Closing,  and
Acquirer shall not take any action (and shall prevent the Surviving  Corporation from taking any action)  following the Closing that could reasonably be expected to cause the exchange of the HOVRS Common  Stock and HOVRS  Preferred  Stock for
Acquirer Common Stock in the Merger to fail to qualify as a tax-free exchange of property to Acquirer in  exchange  for stock under  Section 351 of the Code.  No election under Section 338(g) of the Code or under any comparable  provisions of any  other  state,  local or  foreign  laws  shall be made with  respect  to the acquisition of HOVRS by the Acquirer.

      6.15. Clearlake. Acquirer shall use commercially reasonable efforts (i) to raise  additional  capital  through  the  sale of  Acquirer  Preferred  Stock to
Clearlake in an amount  sufficient  so that  Clearlake  and the holders of HOVRS
Common Stock and HOVRS Preferred Stock who will receive Acquirer Common Stock in exchange for their  capital stock of HOVRS in the Merger will be in "control" of
Acquirer within the meaning of Section 368(c) of the Code immediately  following the Merger and  completion  of the  corresponding  sale and issuance of Acquirer
Preferred  Stock to  Clearlake,  and (ii) to time the  closing  of such  sale of
Acquirer  Preferred  Stock to  Clearlake  to occur  on the  Closing  Date of the
Merger.  For the  avoidance  of doubt,  the  purchase  of  additional  equity by
Clearlake  on the Closing Date in an amount with a value equal to the greater of
Five  Million  Dollars  ($5,000,000)  and ten  percent  (10%)  of the  value  of
Clearlake's  holdings in Acquirer immediately prior to the Closing (based on the average of the high and low prices for Acquirer Common Stock on the Closing Date as reported on the Nasdaq Capital Market) shall satisfy Acquirer's obligations.

      6.16. Expenses.  If the Merger is not consummated,  all costs and expenses incurred in connection  with this  Agreement and the  transactions  contemplated hereby  shall be paid by the party  incurring  such  expense.  If the  Merger is consummated,  Acquirer shall pay all of its Transaction Expenses,  and the HOVRS
Stockholders shall assume HOVRS' Transaction  Expenses only to the extent of the amount that exceeds One Million Dollars  ($1,000,000) (which assumption shall be made by a  reduction  in the amount of the Merger  Cash in  accordance  with the definition thereof).

      6.17. Real Property Holding Corporation.  Pursuant to Treasury Regulations
Section 1.897-2(h) and Treasury Regulations Selection 1.1445-2(c)(3)(i),  at the
Closing  HOVRS shall  furnish to Acquirer a statement  certifying  that HOVRS is not,  and has never  been  during the  applicable  period  specified  in Section
897(c)(1)(A)(ii)  of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                                      D-50

      6.18.  Rule 144 Sales.  Acquirer  shall file all reports with the SEC in a timely manner to ensure  compliance  with the  requirements of Rule 144(c) under the Securities Act for a period of two (2) years after the Effective Time.

      6.19.  Guaranty  Releases.  Acquirer  shall take  commercially  reasonable efforts to cause, as soon as practicable, but in no event later than thirty (30)
days,  following the Effective  Time,  the release of each guaranty set forth on
Section 3.11 to the HOVRS Disclosure Schedule.

      6.20.   Accountants'  Letters.  Each  of  Acquirer  and  HOVRS  shall  use reasonable  best efforts to cause to be delivered to the other party two letters from their respective independent accountants, one dated approximately as of the date the Proxy Statement is mailed to the stockholders of Acquirer and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably  satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with transactions similar to the Merger.

      6.21.  Lock-up  Agreement.  On or before the Closing Date,  Acquirer shall
execute  and  deliver  to  the   Stockholders'   Agent  the  Lock-up   Agreement
substantially in the form of Exhibit 2.7(c)(i) hereto.

      6.22.  Radvision.  Prior to the Closing,  HOVRS will take all commercially reasonable  measures  to obtain  from  Radvision,  Inc.  a release  of claims in connection  with  HOVRS'  prior use of  Radvision  software  included in certain deliverables provided by Vianet, Inc. to HOVRS.

      6.23.  Disclosure  Schedule.  Prior  to the  Closing,  each of  HOVRS  and
Acquirer  may  supplement  or amend the HOVRS  Disclosure  Schedule and Acquirer
Disclosure Schedule, respectively, delivered in connection herewith with respect to any matter  which,  if existing or  occurring at or prior to the date of this
Agreement,  would have been  required to be set forth or  described in the HOVRS
Disclosure  Schedule  which is necessary to supplement  the  information  in the
HOVRS  Disclosure  Schedule,  or in the Acquirer  Disclosure  Schedule  which is necessary to supplement  the  information in the Acquirer  Disclosure  Schedule, which has been rendered a  representation  or warranty in Section 3 or Section 4 inaccurate by an event, condition, fact or circumstance occurring after the date hereof; provided, however, that the HOVRS Disclosure Schedule may not be amended or supplemented  with respect to any  representation  set forth in Section 3.21, and the Acquirer  Disclosure  Schedule may not be amended or  supplemented  with respect to any representation set forth in Section 4.21

7. Conditions to the Closing of the Merger.

      7.1.  Conditions to  Obligations  of Each Party to Effect the Merger.  The
respective  obligations  of Acquirer and HOVRS Merger Sub, on the one hand,  and
HOVRS,  on the other  hand,  to  consummate  and effect the Merger and the other transactions  contemplated  hereby  shall be subject to the  satisfaction  at or prior to the Closing Date of each of the following conditions,  any of which may be waived, in writing, by agreement of all the parties hereto:

            (a) Stockholder  Approval.  This Agreement and the Merger shall have been approved by the  stockholders of HOVRS by the requisite vote under Delaware
Law and HOVRS'  Charter  Documents.  The Merger,  the  issuance of the shares of
Acquirer  Common Stock pursuant to this Agreement and each other matter as shall be required by Nasdaq in connection  with the  consummation  of the Merger shall have been approved by the  stockholders  of Acquirer by the requisite vote under
Rule 4350(i)(1) of the Marketplace Rules of The NASDAQ Stock Market LLC.

            (b)  No  Injunctions  or   Restraints;   Illegality.   No  temporary
restraining order,  preliminary or permanent injunction or other order issued by any court of competent  jurisdiction  or other legal or regulatory  restraint or prohibition  preventing  the  consummation  of the Merger shall be and remain in effect,  nor  shall  any  proceeding  brought  by an  administrative  agency  or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing  be  pending,  which could  reasonably  be expected to have a Material
Adverse Effect on Acquirer,  either  individually or combined with the Surviving
Corporation  after the Effective  Time, nor shall there be any action taken,  or any statute,  rule,  regulation or order  enacted,  entered,  enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (c)  Governmental  Approval.  Acquirer,  HOVRS and HOVRS  Merger Sub
shall have timely obtained from each Governmental Entity all approvals,  waivers and consents, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals,

                                      D-51

waivers and consents as may be required  under the Securities Act and state blue sky laws,  other than filings and approvals  relating to the Merger or affecting
Acquirer's ownership of HOVRS or any of its properties if failure to obtain such approval,  waiver or consent could not reasonably be expected to have a Material
Adverse Effect on Acquirer after the Effective Time.

            (d) No  Governmental  Litigation.  There  shall  not be  pending  or threatened  any  legal  proceeding  in  which  a  Governmental  Entity  is or is threatened to become a party or is otherwise involved,  and neither Acquirer nor
HOVRS shall have  received any  communication  from any  Governmental  Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from  Acquirer or any of its  Subsidiaries,  or HOVRS,  any damages or other relief that would be material to Acquirer after the Effective Time;  (iii)
seeking to prohibit or limit in any material respect Acquirer's ability to vote, receive  dividends with respect to or otherwise  exercise  ownership rights with respect  to the  stock of HOVRS;  or (iv) that  would  prohibit  or  effectively prohibit  the  right of  Acquirer  or HOVRS to own the  assets  or  operate  the business of HOVRS.

            (e) No Other  Litigation.  There  shall  not be  pending  any  legal proceeding:  (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other  transactions  contemplated by this Agreement;
(ii)  relating to the Merger and  seeking to obtain from  Acquirer or any of its
Subsidiaries,  or HOVRS,  any damages or other  relief that would be material to
Acquirer;  (iii) seeking to prohibit or limit in any material respect Acquirer's ability  to vote,  receive  dividends  with  respect  to or  otherwise  exercise ownership  rights with respect to any shares of the capital  stock of HOVRS;  or
(iv) that would prohibit or effectively  prohibit the right of Acquirer or HOVRS to own the assets or operate the business of HOVRS.

            (f)  Verizon  Transaction.  The  transactions  contemplated  by  the
Verizon Agreement shall have been consummated.

            (g)  Escrow   Agreement.   Acquirer,   the  Escrow   Agent  and  the
Stockholders' Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit 6.12.

      7.2. Additional Conditions to the Obligations of Acquirer. The obligations of  Acquirer  to  consummate  and effect  the Merger and the other  transactions contemplated  hereby  shall be  subject to the  satisfaction  at or prior to the
Closing Date of each of the following conditions, any of which may be waived, in writing, by Acquirer:

            (a) Representations,  Warranties and Covenants.  The representations and  warranties  of HOVRS in this  Agreement  shall be true and  correct  in all respects on and as of the date of this Agreement and at and as of the Closing as though  such  representations  and  warranties  were made on and as of such time
(except for such  representations  and warranties that speak  specifically as of the date  hereof or as of another  date,  which  shall be true and correct as of such date),  disregarding for the purposes of such  determination  any "Material
Adverse   Effect"   or  other   materiality   qualifiers   set   forth  in  such
representations and warranties, except for such failures of such representations and  warranties  regarding  HOVRS,  its business or properties to be so true and correct as could not,  individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect on HOVRS.

            (b)  Performance  of  Obligations.  HOVRS shall have  performed  and complied in all material respects with all covenants, obligations and conditions of this  Agreement  required to be performed  and complied  with by it as of the
Closing.

            (c)  Certificate  of  Officers.   Acquirer  shall  have  received  a
certificate executed on behalf of HOVRS by the Chief Executive Officer and Chief
Financial  Officer of HOVRS certifying that the conditions set forth in Sections
7.2(a) and 7.2(b) have been satisfied.

            (d) Tax Opinion. Acquirer shall have received a written opinion from
Acquirer's  legal  counsel to the effect that the  exchange of the HOVRS  Common
Stock and HOVRS  Preferred  Stock for Acquirer Common Stock in the Merger should be treated for federal  income tax purposes as an exchange of property for stock under Section 351 of the Code.

                                      D-52

            (e) Third Party Consents.  All consents or approvals  required to be obtained  by HOVRS in  connection  with the  Merger  and the other  transactions contemplated  by this  Agreement,  including  consent under the Master  Services
Agreement dated July 1, 2007 by and between HOVRS and  Sprint/United  Management
Company,  shall have been obtained and shall be in full force and effect, except
where  the  failure  to  obtain  any  such  consents  or  approvals   could  not
individually  or in the  aggregate  be  reasonably  expected  to have a Material
Adverse Effect on HOVRS.

            (f) Opinion. Counsel for HOVRS, Orrick,  Herrington & Sutcliffe LLP,
shall have delivered to Acquirer an opinion,  reasonably acceptable to Acquirer, covering such matters as are  customary in  transactions  of the type  described herein, substantially in the form attached hereto as Exhibit 7.2(f).

      7.3.  Additional  Conditions to Obligations of HOVRS.  The  obligations of
HOVRS  to  consummate   and  effect  the  Merger  and  the  other   transactions
contemplated  hereby  shall be  subject to the  satisfaction  at or prior to the
Closing Date of each of the following conditions, any of which may be waived, in writing, by HOVRS:

            (a) Representations,  Warranties and Covenants.  The representations and  warranties of Acquirer in this  Agreement  shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though  such  representations  and  warranties  were made on and as of such time
(except for such  representations  and warranties that speak  specifically as of the date  hereof or as of another  date,  which  shall be true and correct as of such date),  disregarding for the purposes of such  determination  any "Material
Adverse   Effect"   or  other   materiality   qualifiers   set   forth  in  such
representations and warranties, except for such failures of such representations and warranties regarding Acquirer,  its business or properties to be so true and correct as could not,  individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect on Acquirer.

            (b)  Performance of  Obligations.  Acquirer shall have performed and complied in all material respects with all covenants, obligations and conditions of this  Agreement  required to be performed  and complied  with by it as of the
Closing.

            (c) Certificate of Officers. HOVRS shall have received a certificate executed  on  behalf  of  Acquirer  by the  Chief  Executive  Officer  and Chief
Financial  Officer  of  Acquirer  certifying  that the  conditions  set forth in
Sections 7.3(a) and 7.3(b) have been satisfied.

            (d) Tax Opinion.  HOVRS shall have  received a written  opinion from
HOVRS'  legal  counsel to the effect that the exchange of the HOVRS Common Stock and HOVRS  Preferred  Stock for Acquirer  Common  Stock in the Merger  should be treated for  federal  income tax  purposes as an exchange of property  for stock under Section 351 of the Code.

            (e) Third Party Consents.  All consents or approvals  required to be obtained by Acquirer in  connection  with the Merger and the other  transactions contemplated  by this  Agreement  shall have been  obtained and shall be in full force and  effect,  except  where the  failure  to obtain any such  consents  or approvals could not  individually or in the aggregate be reasonably  expected to have a Material Adverse Effect on Acquirer.

            (f)  Opinions.  Counsels  for  Acquirer,  Chadbourne & Parke LLP and
Lowenstein  Sandler  PC,  shall have  delivered  to HOVRS  opinions,  reasonably acceptable to HOVRS,  covering such matters as are customary in  transactions of the type described herein,  substantially in the form attached hereto as Exhibit
7.3(f) (it being understood that some but not all such opinions may be delivered by either such firm, provided that all such opinions are delivered  collectively by both firms).

            (g) Amended and  Restated  Certificate  of  Incorporation.  Acquirer
shall have duly  adopted,  executed and filed with the Secretary of State of the
State of Delaware the Amended and Restated  Certificate of  Incorporation in the
form attached hereto as Exhibit 7.3(h).

            (h)  Election  of  Directors.  The  directors  designated  by  HOVRS identified  on Exhibit  2.5 shall  have been duly  elected to serve the board of directors of Acquirer.

            (i)  Clearlake.  Acquirer  shall have completed the sale of Acquirer
Preferred  Stock to Clearlake in an amount  sufficient so that Clearlake and the holders  of HOVRS  Common  Stock and HOVRS  Preferred  Stock  that will  receive
Acquirer  Common Stock in exchange for their stock of HOVRS in the Merger are in
"control"  of  Acquirer  within  the  meaning  of  Section  368(c)  of the  Code immediately following the Merger,

                                      D-53

and such sale will occur on the Closing Date of the Merger. For the avoidance of doubt, the purchase of additional equity of Acquirer by Clearlake on the Closing
Date that  complies  with the ten  percent  (10%)  safe  harbor  rule of Revenue
Procedure 77-37 (i.e.,  Clearlake shall acquire  Acquirer  Preferred Stock in an amount with a value equal to the greater of Five  Million  Dollars  ($5,000,000)
and  ten  percent  (10%)  of the  value  of  Clearlake's  holdings  in  Acquirer immediately  prior to the  Closing  (based  on the  average  of the high and low prices for  Acquirer  Common Stock on the Closing Date as reported on the Nasdaq
Capital Market)) shall satisfy this condition.  Acquirer shall have obtained the representations from Clearlake and Reservoir Capital Group, L.L.C., on behalf of all the limited partners of Clearlake,  to be delivered thereby pursuant to that certain  Clearlake/Reservoir  Certificate  of even date  herewith  delivered  by
Clearlake and Reservoir Capital Group, L.L.C. to Acquirer and HOVRS.

8. Termination, Amendment and Waiver.

      8.1.  Termination.  This  Agreement may be terminated at any time prior to the Effective Time (with respect to Section 8.1(b) through  Section  8.1(d),  by written notice by the terminating party to the other party):

            (a) by the mutual written consent of Acquirer and HOVRS;

            (b) by  Acquirer  or  HOVRS  if  the  Merger  shall  not  have  been consummated  by the earlier of (i) February 29, 2008,  or (ii)  forty-five  (45)
days  following  the date on which the SEC  shall  have  advised  that it has no further  comments  regarding the Proxy Statement (or that it will not review the
Proxy  Statement)  and Acquirer has received all  necessary  approvals  from the states of  California  and  Tennessee and the District of Columbia in connection with the  transactions  contemplated  under the Verizon  Agreement (the "Outside
Date"); provided, however, that the right to terminate this Agreement under this
Section  8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

            (c) by Acquirer  or HOVRS if a court of  competent  jurisdiction  or other Governmental  Entity shall have issued a nonappealable final order, decree or  ruling  or taken  any  other  action,  in each  case  having  the  effect of permanently  restraining,  enjoining or otherwise prohibiting the Merger, unless the party  relying  on such  order,  decree or  ruling or other  action  has not complied in all material respects with its obligations under this Agreement;

            (d) by  Acquirer  or  HOVRS,  if  there  has  been a  breach  of any representation,  warranty,  covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.1 or 7.2 (in the case of  termination  by  Acquirer) or Section 7.1 or
7.3 (in the case of  termination  by HOVRS) not to be satisfied,  and (ii) shall not have been  cured  within ten (10)  Business  Days  following  receipt by the breaching party of written notice of such breach from the other party;

            (e) by Acquirer or HOVRS, if the requisite votes by the stockholders of Acquirer in order to consummate the transactions  described in this Agreement are not obtained at the Acquirer  Stockholders Meeting, or at any adjournment or postponement thereof; or

            (f) by  Acquirer  or HOVRS,  if HOVRS does not deliver to Acquirer a copy of the  Written  Consent  that has been  executed  by each of the Key HOVRS
Stockholders  within five (5) Business Days after Acquirer delivers to HOVRS the
Preliminary Proxy Statement pursuant to Section 6.2, or if at any time after the delivery of the  Written  Consent  any of the Key HOVRS  Stockholders  takes any action intended to withdraw, rescind or revoke the Written Consent.

      8.2. Effect of Termination.

            (a) In the  event  of  termination  of this  Agreement  pursuant  to
Section 8.1(e), Acquirer shall, concurrently with such termination,  pay HOVRS a fee equal to One Million  Five  Hundred  Thousand  Dollars  ($1,500,000)  in the
aggregate,  if and  only if (i)  the  requisite  votes  by the  stockholders  of
Acquirer  were not obtained to approve the Merger,  the issuance of the Acquirer
Common  Stock  pursuant  to this  Agreement  and each  other  matter as shall be required by Nasdaq in connection with the  consummation  of the Merger,  but the requisite  votes by the  stockholders  of Acquirer  were obtained to approve the transactions  contemplated  by the  Verizon  Agreement,  or (ii)  either (A) the
Acquirer  Stockholders  Meeting has not been noticed and convened by the Outside
Date or (B) the

                                      D-54

Acquirer  Stockholders  Meeting  has  been  held  by the  Outside  Date  but the foregoing proposal has not been put to a vote of the Acquirer's  stockholders at such Acquirer  Stockholders  Meeting (or any adjournment  thereof held not later than the Outside Date).

            (b) In the  event  of  termination  of this  Agreement  pursuant  to
Section 8.1(f), HOVRS shall, concurrently with such termination,  pay Acquirer a fee equal to One Million  Five  Hundred  Thousand  Dollars  ($1,500,000)  in the
aggregate.

            (c) In the event of termination of this Agreement  other than as set forth in Section 8.2(a) or 8.2(b),  there shall be no liability or obligation on the  part  of  Acquirer,  HOVRS  or  their  respective  officers,  directors  or stockholders,  except to the  extent  that  such  termination  results  from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement. The provisions of Sections 6.6, 6.7, 6.15, 6.16 and
10 shall  remain in full force and effect and  survive any  termination  of this
Agreement.

      8.3.  Amendment.  This Agreement may be amended by the parties hereto,  by action  taken or  authorized  by their  respective  boards  of  directors.  This
Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4.  Extension;  Waiver.  At any time prior to the  Effective  Time,  the parties  hereto,  by action taken or  authorized by their  respective  boards of directors,  may,  to the  extent  legally  allowed:  (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any  inaccuracies  in the  representations  and warranties  contained herein or in any document  delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions  contained herein. Any agreement on the part of a party  hereto to any such  extension  or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

9. Escrow and Indemnification.

      9.1. Escrow Fund.

            (a) At the  Closing,  the Escrow  Cash shall be  deposited  with the
Escrow  Agent to  constitute  the Escrow  Fund and be  governed by the terms set forth herein and in the Escrow Agreement.  The Escrow Fund shall be available to compensate  Acquirer  pursuant to the  indemnification  obligations of the HOVRS
Stockholders.

            (b) For income tax  purposes,  all  earnings  on  investment  of the
Escrow Cash shall be reported by Acquirer.  The parties hereto  acknowledge  and agree that upon the  release of the Escrow Fund in  accordance  with this Escrow
Agreement,  a portion of the payment will be treated as a payment of interest to the HOVRS  Stockholders,  and the  Acquirer  will be  permitted a  corresponding interest  deduction,  determined by treating the entire  payment under the rules set forth in Section  1.1275-4(c)(4)  of the  Treasury  Regulations.  The Escrow
Agent shall make a  distribution  within (30) thirty days  following  the end of each calendar year of all interest and other amounts  earned with respect to the
Escrow Cash to the HOVRS  Stockholders in accordance with their pro rata portion of the Escrow Cash, as set forth on Schedule I attached to the Escrow Agreement.

      9.2. Indemnification.

            (a)  Survival  of  Warranties  and  Covenants.  Except as  otherwise specified herein, all  representations  and warranties made by Acquirer or HOVRS herein, or in any certificate,  schedule or exhibit  delivered  pursuant hereto, shall  survive the Closing and  continue in full force and effect until the date that is twelve (12) months after the Closing Date (the "Termination  Date"). All covenants and agreements made by the parties to this Agreement which contemplate performance  following  the  Closing  Date shall  survive  the  Closing  Date in accordance  with their terms.  All covenants  and  agreements  that  contemplate performance  prior to the  Closing  Date shall not  survive  the  Closing  Date;
provided,  however,  that if any such  covenant or  agreement  is breached on or prior to the Closing Date, the  non-breaching  party shall retain all rights and remedies  hereunder  with respect to such breach  following  the Closing Date in accordance with this Agreement.  The indemnification  obligations provided under this  Section 9 shall  survive the Closing  Date and remain in effect  until the
Termination Date, except for  indemnification  obligations for Damages under the
FCC Subpoena as related to any HOVRS Unapproved  Marketing Program (as described in Section  9.2(b)) or the FCC  Letter as  related  to any  Acquirer  Unapproved
Marketing Program (described in Section 9.3(b)), as to which the indemnification obligations hereunder shall remain during the Reserved Escrow Period (as defined below) in accordance with Section 9.3 hereof.

                                      D-55

            (b)   Indemnification   by  HOVRS   Stockholders.   Subject  to  the
limitations set forth in this Section 9, the HOVRS Stockholders will,  severally and not jointly, indemnify and hold harmless Acquirer, the Surviving Corporation and their respective officers,  directors,  agents, attorneys and employees, and each  person,  if any,  who  controls or may control  Acquirer or the  Surviving
Corporation  within  the  meaning  of the  Securities  Act  (each  an  "Acquirer
Indemnified Party" and collectively the "Acquirer  Indemnified  Parties"),  from and  against any and all  losses,  costs,  damages,  liabilities  and  expenses, including without limitation legal fees, from claims,  demands,  actions, causes of action (collectively, "Damages") arising out of the following:

                  (i)  any   misrepresentation   or  breach  of  or  default  in
connection with any of the representations, warranties, covenants and agreements given or made by HOVRS in this Agreement,  the HOVRS Disclosure  Schedule or any exhibit or schedule to this Agreement; and

                  (ii) any violation or alleged violation of the  Communications
Act of 1934, as amended, including amendments made by the Telecommunications Act of 1996, 47 U.S.C.  ss. 151 et seq., and the rules and regulations of the FCC or the National Exchange Carrier  Association  (collectively,  the  "Communications
Act"),  and any  violation or alleged  violation of any public  utility or other
similar   statutes   which   specifically   govern   and   regulate   intrastate
telecommunications  or relay  service in the various  states,  in each case that occur  prior to the  Effective  Time,  that is  directly  related  to the HOVRS'
Unapproved  Marketing  Programs  that  are  not  continued  by  Acquirer  or the
Surviving  Corporation in the conduct of its business after the Effective  Time, including  any alleged  violation of the  Communications  Act or other law found pursuant to that certain  subpoena issued by the Enforcement  Bureau of the FCC,
Case No.  EB-07-TC-4008,  by  letter  to HOVRS  dated  August  6, 2007 (the "FCC
Subpoena")  as it may be related to a HOVRS  Unapproved  Marketing  Program (the
"FCC  Investigation").  As used herein,  "HOVRS Unapproved  Marketing  Programs"
means (i) each marketing program that is conducted by HOVRS prior to the Closing
Date that HOVRS  submits in writing to Acquirer  for  approval at least  fifteen
(15) days before the Closing  Date and as to which  Acquirer  notifies  HOVRS in writing that it disapproves within fifteen (15) days of such submission by HOVRS and (ii) each marketing  program that is conducted by HOVRS prior to the Closing
Date that HOVRS does not submit in writing to  Acquirer  for  approval  at least fifteen (15) days before the Closing Date.

The Acquirer  Indemnified  Parties shall act in good faith and in a commercially reasonable  manner to mitigate  any and all Damages.  Claims  against the Escrow
Fund (valued as of the Closing Date) shall be the sole and  exclusive  remedy of the Acquirer Indemnified Parties for any Damages hereunder,  provided,  however, that the liability of HOVRS or the HOVRS Stockholders for Damages arising from a breach of any  representation,  warranty or covenant  based on a criminal act or fraud shall be limited to the aggregate value of the Merger Consideration.

            (c)  Indemnification  by Acquirer.  Subject to the  limitations  set forth in this Section 9, Acquirer  hereby  agrees to indemnify,  defend and hold harmless  the HOVRS  Stockholders  and  their  respective  officers,  directors, agents,  attorneys  and  employees,  and each Person who controls or may control
HOVRS or any  such  HOVRS  Stockholder  (each a "HOVRS  Indemnified  Party"  and collectively,  the "HOVRS  Indemnified  Parties")  from and  against any and all
Damages arising out of the following:

                  (i)  any   misrepresentation   or  breach  of  or  default  in
connection with any of the representations, warranties, covenants and agreements given or made by Acquirer in this Agreement, the Acquirer Disclosure Schedule or any exhibit or schedule to this Agreement; and

                  (ii) any violation or alleged violation of the  Communications
Act,  and any  violation  or alleged  violation  of any public  utility or other
similar   statutes   which   specifically   govern   and   regulate   intrastate
telecommunications  or relay  service in the various  states,  in each case that occur prior to the  Effective  Time,  that is directly  related to the  Acquirer
Unapproved  Marketing  Programs  that  are  not  continued  by  Acquirer  or the
Surviving Corporation in the conduct of their business after the Effective Time, including  any alleged  violation of the  Communications  Act or other law found pursuant  to that  certain  investigation  by the FCC  commenced  by  letter  to
Acquirer  dated  May 7,  2007  (the "FCC  Letter").  As used  herein,  "Acquirer
Unapproved  Marketing  Programs"  means  (i)  each  marketing  program  that  is conducted by Acquirer prior to the Closing Date that Acquirer submits in writing to HOVRS for approval at least  fifteen (15) days before the Closing Date and as to which HOVRS notifies  Acquirer in writing that it disapproves  within fifteen
(15) days

                                      D-56

of such submission by Acquirer and (ii) each marketing program that is conducted by Acquirer  prior to the Closing Date that  Acquirer does not submit in writing to Acquirer for approval at least fifteen (15) days before the Closing Date.

The HOVRS  Indemnified  Parties  shall act in good  faith and in a  commercially reasonable manner to mitigate any and all Damages. The maximum amount of Damages
for  which  Acquirer  shall  be  liable   hereunder  is  Five  Million   Dollars
($5,000,000),  provided,  however,  that the  liability  of Acquirer for Damages arising  from a breach of any  representation,  warranty or covenant  based on a criminal  act or fraud  shall be  limited to the  aggregate  value of the Merger
Consideration.

            (d) Deductible for Claims.  No claim for Damages shall be made under
Section 9 unless the  aggregate of Damages  exceeds Two Hundred  Fifty  Thousand
Dollars  ($250,000) for which claims are made hereunder by the HOVRS Indemnified
Parties  or  Acquirer  Indemnified  Parties,  as the case  may be,  and it being understood and agreed that the Two Hundred Fifty Thousand Dollars  ($250,000) is intended as a  deductible,  and none of the HOVRS  Indemnifying  Parties nor the
Acquirer  Indemnifying  Parties  shall be liable for the first Two Hundred Fifty
Thousand Dollars  ($250,000) of Damages for which the HOVRS Indemnified  Parties
or  Acquirer   Indemnified  Parties,  as  the  case  may  be,  are  entitled  to indemnification;  provided,  however,  that the foregoing  deductible  shall not apply to any claim for Damages  arising under Section  9.2(b)(ii) or 9.2(c)(ii), which shall be subject to indemnification on a  dollar-for-dollar  basis without regard to the foregoing deductible.

      9.3. Escrow Period; Release From Escrow.

            (a) Subject to the following requirements,  the Escrow Fund shall be in existence as of the Effective Time and shall terminate at 5:00 p.m.,  Pacific
Daylight  Time on the  Termination  Date (the "Escrow  Period"),  and the Escrow
Agent shall  release and  distribute  the Escrow Fund within  three (3) Business
Days after the  expiration of the Escrow Period to the HOVRS  Stockholders  on a
pro rata basis in accordance with the percentages set forth on Schedule I to the
Escrow  Agreement;  provided,  however,  that  (i)  100%  of the  amount  of any unsatisfied  claims for Damages (other than in connection with the FCC Subpoena)
specified  in any  Officer's  Certificate  delivered in good faith to the Escrow
Agent  prior to the  expiration  of the  Escrow  Period  with  respect to claims existing  prior to the  expiration of the Escrow Period (the  "Unresolved  Claim
Amount"),  shall not be released  until such claims are  resolved in  accordance with Section 9.5 hereof, and (ii) subject to Section 9.3(b), the Reserved Escrow
Amount shall be retained in the Escrow Fund and shall not be released if the FCC
Investigation  is not  Terminated  or if actual  Damages  have been  incurred in connection with the FCC  Investigation  but have not been resolved in accordance with Section 9.5 hereof.

            (b) The FCC Investigation  shall be terminated or deemed terminated, if (i) the FCC has issued a notice of termination of the FCC Investigation, (ii)
the FCC has not issued a notice of apparent  liability or similar  order seeking forfeiture  in  connection  with the FCC  Investigation,  or (iii) HOVRS has not entered  into a tolling  agreement  to extend  the  statute  of  limitations  in connection with the FCC  Investigation ( these conditions being  individually or collectively  referred to as "Terminated").  At the end of the Escrow Period, if
the FCC  Investigation  is  Terminated,  the  Escrow  Agent  shall  release  and distribute the Escrow Fund to the HOVRS Stockholders in accordance with Schedule
I of  the  Escrow  Agreement.  At  the  end of the  Escrow  Period,  if the  FCC
Investigation has not been Terminated, a portion of the Escrow Fund equal to the lesser of Two Million  Dollars  ($2,000,000)  or if  determinable  the amount of potential  Damages  reasonably  specified by Acquirer in  consultation  with the
Stockholders'  Agent and agreed upon by the Stockholders' Agent as the potential
Damages in connection with the FCC Investigation  (the "Reserved Escrow Amount")
shall remain in existence  until and terminate on the earlier of (i) twenty-four
(24) months after the Closing Date,  (ii) the date on which the FCC has issued a notice of  termination of the FCC  Investigation  or (iii) the date on which all actual Damages incurred in connection with the FCC Investigation and resolved in accordance  with  Section  9.5 have  been  paid in full  (the  "Reserved  Escrow
Period");  provided,  however,  that in the event  that  prior to the end of the
Reserved  Escrow  Period the FCC has issued a notice of  apparent  liability  or similar order specifying  alleged Damages,  the amount of such specified Damages shall  remain in the Escrow Fund until a final order  resolving  such matter has been issued and Acquirer has determined to pay any amount due. At the expiration of the Reserved  Escrow Period (or any other period during which funds remain in the Escrow  Fund  pursuant  to this  Section  9.3(b)),  the Escrow  Agent  shall promptly (and in any event no later than three (3) Business  Days  following the date of  expiration)  release all  property  remaining in the Escrow Fund to the
HOVRS Stockholders in accordance with Schedule I of the Escrow Agreement.

                                      D-57

            (c) No property held in the Escrow Fund or any  beneficial  interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any HOVRS  Stockholder  or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such  stockholder, prior  to the  delivery  to such  stockholder  of such  stockholder's  allocable portion of the Escrow Fund by the Escrow Agent as provided herein.

      9.4.  Claims  Upon Escrow  Fund.  Upon  receipt by the Escrow  Agent on or before the  expiration of Escrow Period or in connection  with the FCC Subpoena, on or before the  expiration  of the Reserved  Escrow  Period,  of a certificate signed by any executive officer of Acquirer (an "Officer's Certificate") stating that  Damages  have  been  incurred  and  are  subject  to  the  indemnification obligations of the HOVRS  Stockholders,  and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such  item was  paid,  or  properly  accrued  or  arose,  and the  nature of the misrepresentation,  breach of warranty,  covenant or claim to which such item is related,  the Escrow  Agent  shall,  subject to the  provisions  of Section 9.5, distribute  to Acquirer  out of the Escrow  Fund,  as  promptly as  practicable, property held in the Escrow Fund having a value equal to such Damages.

      9.5. Objections to Claims.

            (a) At the time of  delivery  of any  Officer's  Certificate  to the
Escrow Agent, a duplicate copy of such Officer's  Certificate shall be delivered to the  Stockholders'  Agent.  For a period  of  thirty  (30)  days  after  such delivery,  the Escrow  Agent shall make no delivery of property  from the Escrow
Fund  to  Acquirer   unless  the  Escrow  Agent  shall  have  received   written
authorization  from the  Stockholders'  Agent to make such  delivery.  After the expiration  of such  30-day  period,  the Escrow  Agent  shall make  delivery of property from the Escrow Fund to Acquirer in accordance with Section 9.4 hereof, provided that no such payment or delivery may be made if the Stockholders' Agent shall  object  in a  written  statement  to the  claim  made  in  the  Officer's
Certificate (the "Objection Notice"),  and such Objection Notice shall have been delivered to the Escrow Agent and to Acquirer  prior to the  expiration  of such
30-day period.

            (b)  In  case  the  Stockholders'  Agent  shall  have  delivered  an
Objection  Notice,  Acquirer shall have thirty (30) days to respond in a written statement to the  objection  of the  Stockholders'  Agent.  If after such 30-day period there  remains a dispute as to any claims,  the  Stockholders'  Agent and
Acquirer shall attempt in good faith for sixty (60) days from the  Stockholders'
Agent's  delivery  of the  Objection  Notice  to agree  upon the  rights  of the respective  parties with respect to each of such  claims.  If the  Stockholders'
Agent and Acquirer  should so agree,  a memorandum  setting forth such agreement shall be  prepared  and signed by both  parties  and shall be  furnished  to the
Escrow Agent.  The Escrow Agent shall be entitled to rely on any such memorandum and shall  distribute  property  from the Escrow Fund to Acquirer in  accordance with Section 9.4.

      9.6. Claims by HOVRS Indemnitees.

            (a) Subject to the  provisions  of this  Section 9, upon  receipt by
Acquirer  of  a  certificate  signed  by  the  Stockholders'  Agent  (an  "Agent
Certificate")  stating  that Damages  exist with respect to the  indemnification obligations of Acquirer set forth in Section 9.2(c) and specifying in reasonable detail the  individual  items of such Damages  included in the amount so stated, the date each item was paid, or properly accrued or arose, and the nature of the misrepresentation,  breach of  warranty,  covenant  or other claim to which such item is related,  Acquirer  shall,  subject to the provisions of this Section 9, deliver  a sum of cash  equal  to such  Damages  to the  Stockholders'  Agent as promptly as practicable.

            (b) Acquirer  shall have thirty (30) days after delivery of an Agent
Certificate to object to any claim or claims made by such Agent Certificate in a written  statement  delivered to Stockholders'  Agent. In case Acquirer shall so object in writing to any claim or claims made by the Stockholders'  Agent in the
Agent Certificate, the Stockholders Agent shall have thirty (30) days to respond in a  written  statement  to the  objection  of  Acquirer  ("Acquirer  Objection
Notice").  If after such 30-day period there remains a dispute as to any claims, the Stockholders'  Agent and Acquirer shall attempt in good faith for sixty (60)
days from the Acquirer's delivery of the Acquirer Objection Notice to agree upon the rights of the respective parties with respect to each of such claims. If the
Stockholders'  Agent and Acquirer  should so agree,  a memorandum  setting forth such agreement shall be prepared and signed by both parties.  Acquirer shall, if agreed in such  memorandum,  make  payment  for claims or other  disposition  as agreed in such memorandum and such  performance  shall satisfy all of Acquirer's obligations as to such claim.

                                      D-58

      9.7. Resolution of Conflicts and Arbitration.

            (a) If no  agreement  can be reached  after  good faith  negotiation between the parties  pursuant to  Sections  9.5 or 9.6,  either  Acquirer or the
Stockholders'  Agent may, by written notice to the other,  demand arbitration of the matter  unless the amount of the  Damages at issue is in pending  litigation with a third party or is subject to a pending  investigation by any Governmental
Entity,  in which event  arbitration shall not be commenced until such amount is ascertained or both parties agree to  arbitration;  and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Acquirer and the Stockholders' Agent shall agree on the arbitrator, provided that if Acquirer and the Stockholders' Agent cannot agree on such arbitrator,  either Acquirer or
Stockholders' Agent can request that Judicial Arbitration and Mediation Services
("JAMS") select the arbitrator.  The arbitrator  shall set a limited time period and  establish  procedures  designed  to reduce the cost and time for  discovery while allowing the parties an opportunity,  adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute.  The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose  sanctions,  including attorneys'  fees and costs,  to the same extent as a court of  competent  law or equity,  should the  arbitrator  determine  that  discovery  was sought  without substantial  justification  or that discovery was refused or objected to without substantial  justification.  The  decision of the  arbitrator  shall be written, shall be in accordance with Applicable Law and with this Agreement, and shall be supported  by written  findings  of fact and  conclusion  of law which shall set forth  the  basis  for the  decision  of the  arbitrator.  The  decision  of the arbitrator  as to the  validity  and  amount  of any  claim  in  such  Officer's
Certificate  or Agent  Certificate  shall be  binding  and  conclusive  upon the parties to this Agreement,  and notwithstanding  anything in Section hereof, the
Escrow Agent and the parties  shall be entitled to act in  accordance  with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

            (b)  Judgment  upon any  award  rendered  by the  arbitrator  may be entered in any federal or state court of competent  jurisdiction  located in the
State  of  Calfornia.  Any  such  arbitration  shall  be held in San  Francisco,
California under the commercial rules then in effect of JAMS. The non-prevailing party to an arbitration shall pay its own expenses,  the fees of the arbitrator, any administrative fee of JAMS, and the expenses,  including attorneys' fees and costs,  reasonably incurred by the other party to the arbitration.  For purposes of this Section 9, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's  Certificate or Agent  Certificate,  as the case may be, is at issue, the party seeking indemnification shall be deemed to be the
non-prevailing   party   unless  the   arbitrators   award  the  party   seeking
indemnification  more than  one-half  (1/2) of the amount in  dispute,  plus any amounts not in dispute;  otherwise,  the Person against whom  indemnification is sought shall be deemed to be the non-prevailing party.

      9.8. Stockholders' Agent.

            (a) The approval by the HOVRS Stockholders of the principal terms of
this   Agreement  and  the  Merger   pursuant  to  the  Written   Consent  shall
automatically  and  without  any  further  action  on  the  part  of  any  HOVRS
Stockholder  constitute the irrevocable  appointment of Bill M. McDonagh, as the agent,  proxy  and  attorney-in-fact  for each of the  HOVRS  Stockholders  with respect to matters arising after the  effectiveness  of the Merger and the other matters set forth in this Agreement and in the Escrow  Agreement to be performed by the Stockholders' Agent.

            (b) Without  limiting  Section 9.8(a),  the  Stockholders'  Agent is hereby irrevocably  appointed the agent, proxy and  attorney-in-fact for each of the  HOVRS  Stockholders  for all  purposes  of this  Agreement  and the  Escrow
Agreement,  including without limitation, full power and authority on such HOVRS
Stockholders' behalf (i) to give and receive notices and communications, (ii) to authorize  delivery to Acquirer of property from the Escrow Fund in satisfaction of claims by Acquirer,  (iii) to object to such deliveries,  (iv) to make claims on behalf of the HOVRS  Stockholders  pursuant  to  Section  9, (v) to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply  with  orders of courts and awards of  arbitrators  with  respect to such claims,  (vi) to execute any instrument or document that the Stockholders' Agent may determine is necessary or desirable in the exercise of his  authority  under this  Section  9.8 and the  Escrow  Agreement,  and  (vii) to take  all  actions necessary  or  appropriate  in the judgment of the  Stockholders'  Agent for the accomplishment  of the  foregoing.  A vacancy in the  position of  Stockholders'
Agent may be filled by the holders of a majority in interest of the Escrow Fund.
No bond shall be  required of the  Stockholders'  Agent,  and the  Stockholders'
Agent shall receive no compensation for his services.  Notices or communications to or from the  Stockholders'  Agent shall constitute  notice to or from each of the HOVRS Stockholders.

                                      D-59

            (c) The Stockholders'  Agent shall not be liable for any act done or omitted  hereunder as  Stockholder'  Agent while acting in good faith and in the exercise  of  reasonable  judgment  and any act done or omitted  pursuant to the advice  of  counsel  shall  be  conclusive  evidence  of such  good  faith.  The
Stockholders'  Agent  shall  have no duties  or  responsibilities  except  those expressly set forth in this Agreement or in the Escrow Agreement, and no implied covenants,  functions,  responsibilities,  duties, obligations or liabilities on behalf of any HOVRS  Stockholder shall otherwise exist against the Stockholders'
Agent.  The  HOVRS   Stockholders   shall  severally   indemnify  and  hold  the
Stockholders'  Agent harmless  against any loss,  liability or expense  incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection  with the  acceptance or  administration  of his duties hereunder.

            (d) At the  Closing,  the Holdback  Cash shall be deposited  into an interest  bearing  account held in the name of the  Stockholders'  Agent for the benefit  of the  HOVRS  Stockholders.  The  Holdback  Fund  may be  used  at the discretion  of the  Stockholders'  Agent solely for  reasonable  and  documented expenses incurred in the administration of his duties under this Section 9.8 and the Escrow  Agreement.  As soon as  practicable  following the end of the Escrow
Period,  all  funds  remaining  in the  Holdback  Fund  shall  be  released  and distributed to the HOVRS Stockholders on a pro rata basis in accordance with the percentages set forth on Schedule I to the Escrow Agreement;  provided, however, expenses  projected  to be  incurred  in  the  reasonable  determination  of the
Stockholders'  Agent for the  administration  of his duties in  connection  with claims  unresolved as of the  expiration of the Escrow Period may be retained in the  Holdback  Fund for such  purpose  following  the  expiration  of the Escrow
Period. In the event the Holdback Fund is insufficient to satisfy the reasonable out-of-pocket expenses (including attorneys' and accountants' fees and expenses)
incurred  by  the   Stockholders'   Agent  in  serving  in  that  capacity  (the
"Expenses"),  the  Stockholder's  Agent shall have the right to recover from the
Escrow Fund, prior to any distribution to the HOVRS  Stockholders (but after any disbursement  from the Escrow  Fund to the Escrow  Agent  pursuant  to terms and conditions of the Escrow Agreement),  the Stockholder's Agent's Expenses. In the
event the Escrow Fund is insufficient  to satisfy the Expenses,  then each HOVRS
Stockholder  will be obligated to pay a percentage  of the Expenses in excess of the Escrow Fund  proportionate to such HOVRS  Stockholder's  allocable shares of the Escrow Fund.

            (e)  The  Stockholders'   Agent  shall  have  reasonable  access  to
information about Acquirer and the reasonable  assistance of Acquirer's officers and employees for purposes of performing  his duties and  exercising  his rights hereunder,  provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic  information from or about the Surviving  Corporation or the  Acquirer to anyone  (except on a need to know basis to  individuals  who agree to treat such information confidentially).

            (f) Acquirer  acknowledges that the  Stockholders'  Agent may have a conflict of interest with respect to its duties as  Stockholders'  Agent, and in such regard the  Stockholders'  Agent has informed  Acquirer that he will act in the best interests of the HOVRS Stockholders.

      9.9.  Actions of the  Stockholders'  Agent.  A decision,  act,  consent or instruction of the Stockholders'  Agent shall constitute a decision of all HOVRS
Stockholders  and shall be final,  binding and  conclusive  upon each such HOVRS
Stockholder,  and the Escrow Agent and Acquirer may rely upon any decision, act, consent or instruction of the  Stockholders'  Agent as being the decision,  act, consent or  instruction  of each and every such  HOVRS  Stockholder.  The Escrow
Agent and Acquirer are hereby  relieved from any liability to any Person for any acts done by them in accordance with such decision,  act, consent or instruction of the Stockholders' Agent.

      9.10.  Third-Party  Claims.  In the  event  Acquirer  becomes  aware  of a third-party  claim or other event that Acquirer  believes may result in a demand against the Escrow Fund,  Acquirer shall promptly notify the Stockholders' Agent of such claim, and the Stockholders' Agent shall be entitled,  at the expense of the  HOVRS  Stockholders,  to  participate  in any  defense  of  such  claim  or resolution of such event.  Acquirer  shall not have the right to settle any such claim or to agree  to any such  resolution  without  the  prior  consent  of the
Stockholders'   Agent,   with  consent  shall  not  be  unreasonably   withheld,
conditioned or delayed.  In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to  object  under  any  provision  of  Section  9 to the  amount of any claim by
Acquirer against the Escrow Fund for indemnity with respect to such settlement.

                                      D-60

      9.11. Tax Returns.  Acquirer shall prepare,  or cause to be prepared,  and file,  or cause to be filed,  all Tax Returns for HOVRS for any taxable  periods ending on or prior to the Closing Date or  attributable  to the period up to and including the Closing Date with respect to a taxable period that does not end on the Closing  Date.  Tax Returns  filed  pursuant to this  Section  9.11 shall be prepared in a manner consistent with prior tax accounting  practices and methods used by HOVRS (except to the extent counsel for the Acquirer determines there is no reasonable basis in law therefor or determines that such Tax Return cannot be so  prepared  and  filed  or an  item  so  reported  without  being  subject  to penalties). In the event that the Taxes reflected on such Tax Returns would form the basis for a claim of  indemnification  pursuant to Section 9.2, the Acquirer shall  provide  the  portion  of such  Tax  Returns  relevant  to  HOVRS  to the
Stockholders'  Agent for review and  comment at least  thirty (30) days prior to the due date  for  filing  such Tax  Returns,  and  shall  not file any such Tax
Returns without the consent of the Stockholders'  Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

      9.12. Tax Treatment of Indemnification  Payments. The parties hereto agree to treat any indemnity  payment made pursuant to this Section 9 as an adjustment to the Merger  Consideration  for federal,  state,  local and foreign income tax purposes unless a contrary treatment is required under applicable law.

10. General Provisions.

      10.1. Notices. All notices and other communications  hereunder shall be in writing  and shall be deemed  duly  delivered:  (i) upon  receipt  if  delivered personally;  (ii) three (3) Business  Days after being mailed by  registered  or certified  mail,  postage  prepaid,  return  receipt  requested;  (iii)  one (1)
Business Day after it is sent by commercial  overnight courier service;  or (iv)
upon  transmission  if sent via facsimile  with  confirmation  of receipt to the parties at the following  address (or at such other address for a party as shall be specified upon like notice):

            (a) if to Acquirer to:

                GoAmerica, Inc.
                433 Hackensack Avenue
                Hackensack, NJ  07601
                Attention:  Daniel R. Luis
                Fax:     (201) 996-1772
                Tel:     (201) 996-1717

            with a copy to:

                Chadbourne & Parke LLP
                1200 New Hampshire Avenue, N.W.
                Washington, DC  20036
                Attention:  Dana Frix
                Fax:     (973) 974-679
                Tel:     (202) 974-5691

            (b) if to HOVRS to:

                Hands On Video Relay Services, Inc.
                595 Menlo Drive
                Rocklin, CA 95765-3708
                Attention: Edmond Routhier
                Fax:     (916) 435-0624
                Tel:     (916) 435-3337

            with a copy to:

                Orrick, Herrington & Sutcliffe LLP
                405 Howard Street
                San Francisco, CA 94105
                Attention:  Richard Smith
                Fax:     (415) 773-5759
                Tel:     (415) 773-5830

                                      D-61

      10.2.  Counterparts.  This  Agreement  may be  executed  in  one  or  more counterparts,  all of which shall be considered  one and the same  agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other  parties,  it being  understood  that all parties need not sign the same counterpart.

      10.3.  Entire  Agreement;  Nonassignability;  Parties  in  Interest.  This
Agreement and the documents and  instruments and other  agreements  specifically referred to herein or  delivered  pursuant  hereto,  including  the exhibits and schedules  hereto,  including  the HOVRS  Disclosure  Schedule  and the Acquirer
Disclosure  Schedule:  (a) together  constitute the entire  agreement  among the parties  with  respect to the  subject  matter  hereof and  supersede  all prior agreements  and  understandings,  both written and oral,  among the parties with respect to the subject matter hereof except for the  Confidentiality  Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing,  in accordance with its terms; and (b) are not intended to confer upon any other  Person any rights or remedies  hereunder  and shall not be  assigned  by  operation  of law or  otherwise  without the written consent of the other party.

      10.4.  Severability.  In the event that any provision of this Agreement or the  application  thereof  becomes  or  is  declared  by a  court  of  competent jurisdiction  to be  illegal,  void  or  unenforceable,  the  remainder  of this
Agreement  will  continue in full force and effect and the  application  of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such  void or  unenforceable  provision  of  this  Agreement  with a  valid  and enforceable  provision that will achieve, to the extent possible,  the economic, business and other purposes of such void or unenforceable provision.

      10.5.  Remedies  Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly  conferred upon a party will be deemed  cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      10.6.  Governing Law. This Agreement shall be governed by and construed in accordance  with the internal laws of Delaware,  without  regard to conflicts of law principles.

      10.7. Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this
Agreement and, therefore, waive the application of any law, regulation,  holding or rule of  construction  providing  that  ambiguities  in an agreement or other document  will be  construed  against  the  party  drafting  such  agreement  or document.

      10.8.  Enforcement.  Each of the parties  hereto  agrees that  irreparable damage would occur and that the parties  would not have any  adequate  remedy at law in the event that any of the provisions of this Agreement were not performed in  accordance  with their  specific  terms or were  otherwise  breached.  It is accordingly  agreed that the  parties  shall be  entitled  to an  injunction  or injunctions to prevent  breaches of this  Agreement and to enforce  specifically the terms and provisions of this Agreement.  Subject to the procedures set forth in Section 9 herein,  each of the parties  hereto (a) consents to submit  itself exclusively to the personal  jurisdiction  of any federal or state court located in the State of California,  wherein venue shall be exclusive, in the event that any dispute arises out of this Agreement or out of any transaction  contemplated by this  Agreement,  (b) agrees  that it will not attempt to deny or defeat such personal  jurisdiction  or venue by motion or other  request  for leave from any such court,  and (c) agrees  that it will not bring any action  relating to this
Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of California.

      10.9.  Amendment;  Waiver.  Any amendment or waiver of any of the terms or conditions of this  Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. The failure of a party to exercise any of its rights  hereunder or to insist upon strict  adherence to any term or condition  hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date.  Further,  no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute  a waiver of any  other  term of  condition  hereof  (whether  or not similar).

      10.10.  Attorneys'  Fees. If any court proceeding is brought in connection with this  Agreement,  or any document,  agreement,  instrument  or  certificate delivered  under or pursuant to this  Agreement,  the  prevailing  party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs,

                                      D-62

expenses and reasonable  attorneys' fees incidental to any such proceeding.  The term  "prevailing  party" as used  herein  shall mean the party in whose favor a final  judgment or award is entered in any such judicial  proceeding;  provided, however,  that if such proceeding is resolved prior to a final judgment or award on the merits,  the party in whose favor the proceeding is settled may by motion may  apply  to the  court  for an award of the  aforementioned  costs,  fees and expenses, and may take judgment therefor.

      10.11.  Headings.  The  headings  contained  in  this  Agreement  are  for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                         [Signatures on following page]

                                      D-63

      IN  WITNESS   WHEREOF,   Acquirer,   HOVRS  Merger  Sub,   HOVRS  and  the
Stockholders'  Agent have caused this  Agreement to be executed and delivered by each of them or their respective  officers thereunto duly authorized,  all as of the date first written above.

                              GOAMERICA, INC.

                              By:     /s/ Daniel R. Luis
                                 -----------------------------------------------
                                      Daniel R. Luis
                                      President and Chief Executive Officer

                              HOVRS ACQUISITION CORPORATION

                              By:     /s/ Daniel R. Luis
                                 -----------------------------------------------
                                      Daniel R. Luis
                                      President and Chief Executive Officer

                              HANDS ON VIDEO RELAY SERVICES, INC.

                              By:     /s/ Edmond Routhier
                                 -----------------------------------------------
                                      Edmond Routhier
                                      President

                              BILL M. McDONAGH,
                              as Stockholders' Agent

                              /s/ Bill M. McDonagh
                              --------------------------------------------------
                              Bill M. McDonagh

                [Signature page to Agreement and Plan of Merger]

                                      D-64

                             [GoAmerica letterhead]

                               September 17, 2007

Mr. Edmond Routhier
President
Hands On Video Relay Services, Inc.
590 Menlo Drive
Rocklin, CA 95765-3708

      Re:   Agreement  with  Regard  to HOVRS  Unvested  Options  (this  "Letter
            Agreement")
            --------------------------------------------------------------------

Dear Ed:

      Reference  is made to  Section  2.6(d)(ii)  of the  Agreement  and Plan of
Merger dated September 12, 2007 (the "Merger Agreement") by and among GoAmerica,
Inc., a Delaware corporation ("GoAmerica"), the HOVRS Acquisition Corporation, a
Delaware  corporation and wholly owned  subsidiary of GoAmerica,  Hands On Video
Relay Services,  Inc., a Delaware corporation ("Hands On"), and Bill M. McDonagh as  stockholders'  agent,  which  provides that at the Effective  Time GoAmerica shall  assume each HOVRS  Stock  Option  that is  outstanding  and not vested in accordance with its terms  immediately prior to the Closing (the "HOVRS Unvested
Options") together with the option agreement  representing each such HOVRS Stock
Option (each, an "Assumed HOVRS Option"). Capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement.

      Notwithstanding anything to the contrary set forth in the Merger Agreement or the  HOVRS  Disclosure  Schedule,  including  Section  3.5(b)  of  the  HOVRS
Disclosure  Schedule,  Hands On hereby agrees and  acknowledges  that, as of the
Effective  Time, the maximum number of outstanding  HOVRS Unvested  Options that
GoAmerica  will be required to assume under the terms of Section  2.6(d)(ii)  of the Merger  Agreement is two hundred  twenty  thousand,  four hundred and ninety eight  (220,498)  shares as Assumed HOVRS  Options (the  "Maximum  Assumed HOVRS
Options"),  and that in the event  there is a greater  number of HOVRS  Unvested
Options outstanding as of the Closing,  Hands On hereby agrees to accelerate the vesting of such excess HOVRS Unvested Options so that such excess HOVRS Unvested
Options shall for all purposes be HOVRS Vested  Options under the  provisions of
Section  2.6(d)(i) of the Merger  Agreement;  provided,  however,  the foregoing shall in no way alter or amend  the  provisions  of  Section  5.1(d)(iii)  which provides  that,  with the  permission  of Acquirer,  HOVRS may grant  options to purchase HOVRS Common Stock following the date of the Merger Agreement  pursuant to the HOVRS  Option  Plan or  otherwise  to  persons  retained  by HOVRS in the ordinary course of business as employees after the date of the Merger Agreement, which options shall not be counted toward the Maximum  Assumed HOVRS Options and be treated as Assumed HOVRS Options for all purposes under the Merger Agreement.

      Except as expressly set forth above in this Letter  Agreement,  the Merger
Agreement  shall  remain  unmodified  and in full force and effect.  This Letter
Agreement  shall be governed by and  construed  in  accordance  with the laws of
Delaware, without regard to conflicts of law principles.

      If the foregoing reflects our agreement,  I would be grateful if you would acknowledge below.

                                     Very truly yours,

                                     GOAMERICA, INC.

                                     By: /s/ Daniel R. Luis
                                         ---------------------------------------
                                         Daniel R. Luis, Chief Executive Officer

HANDS ON VIDEO RELAY SERVICES, INC.

By: /s/ Edmond Routhier
    --------------------------
    Edmond Routhier, President

Date: September 17, 2007

GoAmerica, Inc.

October 8, 2007

Mr. Edward Routhier
Chief Executive Officer
Hands On Video Relay Services, Inc.
590 Menlo Drive
Rocklin, CA 95765-3708

Re:	Agreement to Amend Merger Agreement Regarding Election Form Delivery and Common Liquidation Preference (this “Letter Agreement”)

Dear Ed:

        Reference is made to the Agreement and Plan of Merger dated September 12, 2007, as amended by the side letter dated September 17, 2007 (the “Merger Agreement”), by and among GoAmerica, Inc., a Delaware corporation (“GoAmerica”), the HOVRS Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of GoAmerica, Hands On Video Relay Services, Inc., a Delaware corporation (“Hands On”), and Bill M. McDonagh as stockholders’ agent. Capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement.

        The Merger Agreement shall be amended as follows:

        l. The definition of “Common Liquidation Preference” set forth Section 1 of the Merger Agreement shall be deleted in its entirety and replaced with the following:

        “Common Liquidation Preference” shall mean Eight Hundred Forty-Three Thousand Five Hundred Eighty-Eight Dollars ($843,588), plus the amount of any consideration received by HOVRS for the purchase of HOVRS Common Stock, including the exercise price received by HOVRS in connection with the exercise of Vested Options, between the date of this Agreement and the Determination Date.”

        2. The first sentence of Section 2.7(b) shall be deleted and replaced with the following:

        “(b) Election and Election Form. HOVRS shall mail a cash / stock election form, in such form as to which HOVRS and Acquirer shall mutually agree (the “Election Form”), together with a copy of the HOVRS Information Statement, to each holder of record of HOVRS Common Stock, HOVRS Preferred Stock and HOVRS Stock Options.”

        3. Section 2.7(c) shall be deleted in its entirety and replaced with the following:

        “(c) Delivery of Election Form. To be effective, a properly completed Election Form shall be submitted to HOVRS on or before 5:00 p.m., San Francisco, local time, on a date specified in the HOVRS Information Statement which date shall be no later than five (5) Business Days prior to the scheduled Closing Date to be mutually agreed upon by the parties (the “Election Deadline”), accompanied by an executed counterpart of the Lock-up and Registration Rights Agreement, substantially in the form attached here to as Exhibit 2.7(c)(i) (the “Lock-up Agreement”), and an executed Investment Representation Letter, substantially in the form of Exhibit 2.7(c)(ii) (the “Investment Representation Letter”). If a holder of HOVRS Securities either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder’s Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of HOVRS Common Stock or HOVRS Preferred Stock held by such holder shall be designated Common Non-Election Shares or Preferred Non-Election Shares. All Election Forms shall automatically be revoked, and all Certificates returned, if this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, HOVRS, in consultation with Acquirer, shall have reasonable discretion to determine whether any election has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of HOVRS, in consultation with Acquirer, regarding such matters shall be binding and conclusive. Neither HOVRS nor Acquirer shall be under any obligation to notify any Person of any defect in an Election Form.”

        Except as expressly set forth above in this Letter Agreement, the Merger Agreement shall remain unmodified and in full force and effect. This Letter Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to conflicts of law principles.

        If the foregoing reflects our agreement, I would be grateful if you would acknowledge below.

Very truly yours,

GOAMERICA, INC.

By: /s/ Daniel R. Luis Daniel R. Luis, President

HANDS ON VIDEO RELAY SERVICES, INC.

/s/ Edmond Routhier
Edmond Routhier, President

Date: October 8, 2007

GoAmerica, Inc.
433 Hackensack Avenue, 3rd Floor
Hackensack, NJ 07601

October 11, 2007

Mr. Edmond Routhier
Chief Executive Officer
Hands On Video Relay Services, Inc.
590 Menlo Drive
Rocklin, CA 95765-3708

Re:	Agreement to Amend Merger Agreement Regarding Delivery and Filing of Preliminary Proxy Statement

Dear Ed:

        Reference is made to the Agreement and Plan of Merger dated September 12, 2007, as amended by the side letters dated September 17, 2007 and October 8, 2007 (the “Merger Agreement”), by and among GoAmerica, Inc., a Delaware corporation (“GoAmerica”), HOVRS Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of GoAmerica, Hands On Video Relay Services, Inc., a Delaware corporation (“Hands On”), and Bill M. McDonagh as stockholders’ agent. Capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement.

        Notwithstanding anything to the contrary contained in the Merger Agreement, the parties hereto hereby acknowledge and agree as follows:

1. On October 11, 2007, GoAmerica delivered the Preliminary Proxy Statement to Hands On pursuant to Section 6.2 of the Merger Agreement.

2. The five Business Day period referred to in Section 8.1(f) of the Merger Agreement commenced on October 11, 2007 and will terminate on October 18, 2007.

3. GoAmerica may proceed immediately to file the Preliminary Proxy Statement with the SEC without regard to the requirement of Section 6.2 of the Merger Agreement to the effect that GoAmerica provide a copy of the Preliminary Proxy Statement to Hands On five Business Days prior to filing it with the SEC.

        Except as expressly set forth above in this Letter Agreement, the Merger Agreement shall remain unmodified and in full force and effect. This Letter Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to conflicts of law principles.

Mr. Edmond Routhier
October 11, 2007

        If the foregoing reflects our agreement, I would be grateful if you would acknowledge below.

Very truly yours,

GOAMERICA, INC.

By: /s/ Daniel R. Luis Daniel R. Luis, President

HANDS ON VIDEO RELAY SERVICES, INC.

By: /s/ Edmond Routhier
Edmond Routhier, President

Date: October 11, 2007

GoAmerica, Inc.
433 Hackensack Avenue, 3rd Floor
Hackensack, NJ 07601

November 6, 2007

Mr. Edmond Routhier
Chief Executive Officer
Hands On Video Relay Services, Inc.
590 Menlo Drive
Rocklin, CA 95765-3708

Re:	Agreement and Plan of Merger dated September 12, 2007, as amended by the side letters dated September 17, 2007, October 8, 2007 and October 11, 2007 (the “Merger Agreement”), by and among GoAmerica, Inc., a Delaware corporation (“GoAmerica”), HOVRS Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of GoAmerica, Hands On Video Relay Services, Inc., a Delaware corporation (“Hands On”), and Bill M. McDonagh as stockholders’ agent

Dear Ed and Bill:

        I write to confirm the agreement and understanding of the parties to the Merger Agreement that (A) the forty-five (45) day period referred to in clause (ii) of Section 8.1(b) of the Merger Agreement shall be extended to seventy-two (72) days and (B) such period shall be deemed to have commenced on October 22, 2007. Except as expressly set forth in the preceding sentence, the Merger Agreement shall remain unmodified and in full force and effect.

Very truly yours, GOAMERICA, INC.
By:	/s/ Daniel R. Luis Daniel R. Luis, President

ACKNOWLEDGED AND AGREED TO THIS 6TH DAY OF NOVEMBER, 2007:

HANDS ON VIDEO RELAY SERVICES, INC.

By:	/s/ Edmond Routhier Edmond Routhier President

BILL M. McDONAGH,
as Stockholders’ Agent

/s/ Bill M. McDonagh Bill M. McDonagh

ANNEX E

HANDS ON AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Annex E

Exhibit A-2

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GOAMERICA, INC.

GoAmerica, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

ONE: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on December 1, 1999, under the name “GoAmerica, Inc.” A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 17, 2005, under the name “GoAmerica, Inc.” A Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock (par value $0.01 per share) was filed with the Secretary of State of the State of Delaware on August 2, 2007. [An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on [                               ], 200[ ], under the name “GoAmerica, Inc.”][Note: final sentence to be included if the Subsequent Closing is not simultaneous with the Closing]

TWO: This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

THREE: The [Amended and] Restated Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation (hereinafter, the “Corporation”) is GoAmerica, Inc.

ARTICLE II

          The address of the Corporation’s registered office in the State of Delaware is Corporation Service Corporation, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Corporation.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

ARTICLE IV

A.      Classes of Stock. The Corporation is authorized to issue two classes of capital stock designated “Common Stock” and “Preferred Stock”, respectively. The total number of shares which the Corporation is authorized to issue is Sixty One Million, Six Hundred Seventy One Thousand, One Hundred Eighty (61,671,180), of which Fifty Million (50,000,000) shares shall be Common Stock, par value $0.01 per share, and Eleven Million, Six Hundred Seventy One Thousand, One Hundred Eighty (11,671,180) shares shall be Preferred Stock, par value $0.01 per share.

B.      Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series, without further stockholder approval (except as may be required by Section 6 of this Article IV.B. below). Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the Delaware General Corporation Law, to establish the number of shares to be included in each such series and to fix the powers, including voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to each such series. Subject to the approval requirements set forth in Section 6 of this Article IV.B. below, the rights, powers, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to preferences on liquidation, dissolution or winding up, or with respect to distributions, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to Section 6 of this Article IV.B. below, the Board is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The first such series of Preferred Stock shall consist of Seven Million, Seven Hundred Thirty Six Thousand, Nine Hundred Forty Four (7,736,944) shares and is designated “Series A Preferred Stock” (the “Series A Preferred Stock”). The rights, powers, preferences and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Paragraph B of this Article IV.

1.      Dividend Provisions.

(a)      Dividend Amount.

(i)      Cumulative Dividends. Each outstanding share of Series A Preferred Stock shall accrue cash dividends commencing on the date such share of Series A Preferred Stock is first issued (as to each such share, the “Series A Issue Date”). The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets legally available therefor, cumulative cash dividends (the “Cumulative Dividend”) at the rate of:

(x)     for each share of Series A Preferred Stock issued prior to the Dividend Reduction Date, (I) 8.0% of the face amount per annum, compounded quarterly from and including the Series A Issue Date to but excluding the Dividend Reduction Date and (II) 3.0% of the face amount per annum, compounded quarterly from and including the Dividend Reduction Date; and

(y)     for each share of Series A Preferred Stock issued on or after the Dividend Reduction Date, 3.0% of the face amount per annum, compounded quarterly from and including the Series A Issue Date.

(ii)      Participation as to Dividends. To the extent dividends are paid by the Corporation on shares of Common Stock (in anything other than additional shares of Common Stock for which a corresponding adjustment is made to the Series A Preferred Stock Conversion Price hereunder), holders of outstanding shares of Series A Preferred Stock shall also be entitled to receive, during each fiscal year, an amount (if greater than zero) equal to (x) dividends payable on shares of Common Stock, if any, during such fiscal year (as if such shares of Series A Preferred Stock had been converted into Common Stock on the record date for such Common Stock dividend) minus (y) the amount of Cumulative Dividends that have been paid or have accrued during such fiscal year pursuant to Section B.1.(a)(i) of this Article IV.

(b)      Priority. Cumulative Dividends shall be paid prior and in preference to any declaration or payment of any dividend (other than a dividend paid only in additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, except as permitted by this Section 1(b). Any dividends paid on the Series A Preferred Stock shall be paid ratably among the holders of Series A Preferred Stock outstanding as of the applicable record date.

(c)      Definitions. Unless the context otherwise requires, the terms defined in this Section (1)(c) of Article IV.B. shall have, for all purposes of this Amended and Restated Certificate of Incorporation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural):

“Closing Price” shall mean, with respect to the Corporation’s Common Stock on any date, the closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the principal U.S. securities exchange on which the Corporation’s Common Stock is then listed, or, if the Corporation’s Common Stock is not quoted on NASDAQ and is not listed on a U.S. securities exchange, as reported on the principal other market on which the Corporation’s Common Stock is then traded. In the absence of such quotations, the Closing Price shall be deemed to be zero.

“Dividend Reduction Date” shall mean the first day after the date that is one (1) year following the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware upon which the average Closing Price of the Corporation’s Common Stock over the Trading Days within the 90-day period immediately preceding such date is $20.00 or more per share (as adjusted for subsequent stock dividends, splits, combinations or similar events).

“Trading Day” shall mean (x) if the Corporation’s Common Stock is quoted on NASDAQ, a day on which trades may be made thereon, (y) if the Corporation’s Common Stock is listed or admitted for trading on another U.S. securities exchange, a day on which such other U.S. securities exchange is open for business or (z) if the Corporation’s Common Stock is not quoted on NASDAQ and is not listed or admitted for trading on another U.S. securities exchange, a weekday on which commercial banks are open for business in the State of New York.

2.      Liquidation.

(a)      Series A Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation (“Liquidation”), whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive for each outstanding share of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to $5.17 (as adjusted for subsequent stock dividends, splits, combinations or similar events with respect to the Series A Preferred Stock) (“Series A Issue Price”), plus an amount equal to all accrued but unpaid Cumulative Dividends and any other accrued but unpaid dividends on such share payable hereunder (the “Series A Liquidation Amount”). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then, all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the number of shares of Series A Preferred Stock held by such holders. Upon payment of the full preferential amounts set forth above in respect of a share of Series A Preferred Stock, such share of Series A Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

(b)     Remaining Assets. Upon the completion of the distribution required by subparagraph (a) of this Section 2, in the event of a Liquidation, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(c)      Deemed Liquidation.

(i)      For purposes of this Section 2, a Liquidation shall be deemed to be occasioned by, or to include, the following (each of the following, as so qualified, a “Liquidation Event”), unless the holders of a majority of the then outstanding shares of Series A Preferred Stock and the Corporation consent in writing that such event or transaction or series of transactions shall not be deemed a Liquidation:

(A)     the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding (x) any merger effected exclusively for the purpose of changing the domicile of the Corporation and (y) any transaction or series of transactions in which the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the stock of the Corporation having the right to vote for the election of members of the Corporation’s board of directors immediately prior to the consummation of such transaction or transactions are the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the stock of the successor entity having the right to vote for the election of members of such successor entity’s board of directors immediately after the consummation of such transaction or transactions);

(B)     a sale of all or substantially all of the assets of the Corporation and its subsidiaries; or

(C)     a Change of Control of the Corporation.

As used herein, “Change of Control of the Corporation” means (1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) after the first date on which any shares of Series A Preferred Stock were issued (the “Initial

Series A Issue Date”), directly or indirectly, of more than 50% of the then outstanding voting power of the capital stock of the Corporation or (2) any “person” or two or more “persons” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Corporation or control of more than 50% of the then outstanding voting power of the capital stock of the Corporation.

(ii)      In any Liquidation Event, if the consideration received by the Corporation is other than cash or securities, its value will be deemed its fair market value, as determined in good faith by the Board. The fair market value of any securities shall be valued as follows:

(A)      Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1)      If traded on a national securities exchange, the value shall be deemed to be the average of the Closing Prices of the securities on such exchange or market over the thirty (30)-Trading Day period ending three (3) days prior to the closing;

(2)     If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-Trading Day period ending three (3) days prior to the closing; and

(3)      If there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board and the holders of at least a majority of the shares of the Series A Preferred Stock then outstanding or, if such parties cannot agree on such value, within five (5) business days from the date that either party determines that the fair market value cannot be agreed upon, a national (or otherwise well-recognized) investment banking firm with expertise in valuation.

(B)      The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, in each case, as determined by a national (or otherwise well-recognized) investment banking firm with expertise in valuation.

(iii)      The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than the earlier of (A) fourteen (14) days prior to the stockholders’ meeting called to approve such transaction, or (B) fourteen (14) days prior to the closing of such transaction, and shall also promptly notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give holders of Series A Preferred Stock prompt notice of any material modifications of such terms and conditions of such impending transaction. The transaction shall in no event take place sooner than fourteen (14) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived with the written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

3.      Redemption.

(a)      If any holder of shares of Series A Preferred Stock shall elect at any time after the fifth (5th) anniversary of the Initial Series A Issue Date that the Corporation shall redeem (to the extent it may lawfully do so) the number of shares of Series A Preferred Stock held by such holder that is specified in a request for redemption delivered to the Corporation by the holder (accompanied by the certificates representing the shares of Series A Preferred Stock to be so redeemed), the Corporation shall promptly honor such request for redemption (to the extent of lawfully available funds therefor), by paying in cash on the Redemption Date an amount equal to the Series A Redemption Price.

(b)     The Corporation may at any time (to the extent it may lawfully do so), but no earlier than the fifth (5th) anniversary of the Initial Series A Issue Date, at the option of the Board of Directors, redeem (to the extent there are lawfully available funds therefor) in whole or in part the Series A Preferred Stock by paying in cash therefor an amount equal to the Series A Redemption Price on the Redemption Date. The terms of any redemption pursuant to this Section 3(b) shall be specified in the Corporation Redemption Notice (as defined below). Any redemption effected pursuant to this Section 3 (b) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them.

(c)     As used herein, the term “Redemption Date” shall refer to (i) in the case of redemption pursuant to Section 3(a) of this Article IV.B., the date that is designated by the Corporation in the Redemption Notice (as defined below) and which shall not be more than 25 days after the Corporation’s receipt of a request for redemption, and (ii) in the case of a redemption pursuant to Section 3(b) of this Article IV.B., the date designated by the Corporation in the Corporation Redemption Notice (as defined below) upon which a redemption is to be effected. As used herein, the term “Series A Redemption Price” shall have the same meaning as Series A Liquidation Amount.

(d)     Upon receipt of a request for redemption pursuant to Section 3(a) of this Article IV.B. (the “Exercise Notice”) within ten (10) days of the receipt of the Exercise Notice, the Corporation shall give written notice to each holder of record of the Series A Preferred Stock (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the receipt of the Exercise Notice, the Redemption Date, the Series A Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Each holder of the Series A Preferred Stock shall have the right to participate in the redemption described in the Redemption Notice by delivering to the Corporation, within 10 days of his receipt of the Redemption Notice, a written request to participate in such redemption, which request shall specify the number of shares of Series A Preferred Stock such holder is requesting that the Corporation redeem. In the event that multiple holders request such redemption and the Corporation does not have sufficient funds lawfully available to accommodate all such requests, such redemption shall be made on a pro rata basis among the holders of the Series A Preferred Stock requesting redemption in proportion to the number of shares of Series A Preferred Stock specified in each such holder’s request for redemption.

(e)     In the case of a redemption pursuant to Section 3(b) of this Article IV.B., the Corporation shall give written notice to each holder of record (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date (which may be the date of the notice if payment of the Redemption Price is made on such date), the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Corporation Redemption Notice”). If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date triggered pursuant to Section 3(b) of this Article IV.B. are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any such Redemption Date but which it has not redeemed.

(f)     On or prior to a Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice or the Corporation Redemption Notice, as applicable, and thereupon the Series A Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(g)     From and after payment of the Series A Redemption Price, all rights of the holders of the shares of Series A Preferred Stock so redeemed, as holders of such shares of Series A Preferred Stock, shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

4.      Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

(a)      Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Series A Issue Price plus the amount of all accrued and unpaid Cumulative Dividends and any other accrued but unpaid dividends on such Series A Preferred Stock by (2) the Conversion Price at the time in effect for the Series A Preferred Stock. The “Conversion Price” per share for shares of Series A Preferred Stock shall initially be equal to the Series A Issue Price (as adjusted pursuant to Section 4(b) of this Article IV.B. below).

(b)      Adjustments to the Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i)     (A)     Subject to Section 4(b)(v) of this Article IV.B. below, if this Corporation shall issue, after the Initial Series A Issue Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. “Common Stock Deemed Outstanding” shall mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon conversion of all outstanding (x) Series A Preferred Stock, (y) then exercisable options to purchase or rights to subscribe for Common Stock and (z) securities by their terms then convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case then outstanding.

(B)           Except to the limited extent provided for in subsections (E)(3) and (E)(4) of this Section below, no adjustment of such Conversion Price pursuant to this subsection 4(b)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)           In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)           In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof determined in accordance with Section 2(c)(ii) of this Article IV.B.

(E)           In the case of the issuance (whether before, on or after the Initial Series A Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of subsection 4(b)(i) and subsection 4(b)(ii) of this Section above:

(1)           The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(b)(i)(C) and 4(b)(i)(D) of this Subsection B), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2)            The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(b)(i)(C) and 4(b)(i)(D) of this Subsection B).

(3)            In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(b)(i)(A) of this Subsection B), the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)            Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(b)(i)(A) of this Subsection B), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)            The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(b)(i)(E)(1) and (2) of this Subsection B shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(b)(i)(E)(3) or (4) of this Subsection B.

(ii)      “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(b)(i)(E) of this Subsection B) by this Corporation after the Initial Series A Issue Date other than:

(A)           shares of Common Stock issued pursuant to a transaction described in subsection 4(b)(iii) of this Subsection B;

(B)           shares of Common Stock issuable or issued to employees, consultants or directors of this Corporation pursuant to a stock option plan or restricted stock plan approved by the Board;

(C)           shares of Common Stock issued or issuable in a bona fide, underwritten public offering of shares of Common Stock;

(D)           shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock or as dividends or distributions on the Series A Preferred Stock, or upon exercise of options or warrants or conversion of any other convertible securities outstanding as of the Initial Series A Issue Date;

(E)          shares of Common Stock issued in connection with a bona fide business acquisition of or by this Corporation that is approved by the Board (including the director or directors appointed or designated by the holders of Series A Preferred Stock pursuant to Section 7 of this Article IV.B.), whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

(F)          shares of Common Stock issued or issuable upon exercise of warrants or other securities or rights pursuant to equipment lease financings or bank credit arrangements approved by the Board and not undertaken for the primary purpose of raising equity capital; or

(G)          shares of Common Stock issued or issuable upon exercise of warrants or other securities or rights to persons or entities with which this Corporation has business relationships or corporate partnering arrangements, including without limitation, the acquisition of technology, and provided that such issuances are approved by the Board and not undertaken for the primary purpose of raising equity capital.

(iii)      In the event this Corporation should at any time or from time to time after the Initial Series A Issue Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv)      If the number of shares of Common Stock outstanding at any time after the Initial Series A Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion

Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(v)       No adjustment in the number of shares into which the Preferred Stock is convertible shall be made, by adjustment of the applicable Conversion Price or otherwise, if, prior to such issuance, this Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock that would otherwise be entitled to such adjustment agreeing that no such adjustment shall be made to the Conversion Price in connection with such issuance.

(c)      Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates representing such holder’s shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates representing shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of any such holder, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Liquidation Event, the conversion may, at the option of the holder tendering Series A Preferred Stock for conversion, be contingent upon, and be deemed to have occurred immediately prior to, the closing of such Liquidation Event.

(d)      No Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock. In lieu of issuing any fractional shares to which such stockholder is entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair value of the Common Stock (as determined by the Board) on the date of conversion. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock held by the holder at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(e)      Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(f)      Automatic Conversion.

(i)      After completion of an underwritten public offering of the Corporation’s Common Stock yielding proceeds of at least $50,000,000 before deducting underwriters’ commissions and discounts and offering expenses, on the first day that the average Closing Price of the Corporation’s Common Stock over the Trading Days within the 90-day period immediately preceding such date is $15.00 or more per share (as adjusted for subsequent stock dividends, splits, combinations or similar events), each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Series A Issue Price plus the amount of all accrued and unpaid Cumulative Dividends and any other accrued but unpaid dividends on such Series A Preferred Stock by (2) the Conversion Price at the time in effect for the Series A Preferred Stock.

(ii)    Upon the occurrence of the events specified in subsection (i) in Section 4(f) of this Article IV.B, the outstanding shares of Series A Preferred Stock shall be converted automatically into fully paid and nonassessable shares of Common Stock as set forth above without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the loss, theft or destruction of such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, (x) the Corporation shall notify (the “Automatic Conversion Notice”) each holder of Series A Preferred Stock who is shown to be such a holder on the books of the Corporation as of the time immediately prior to such conversion and (y) the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock, which shall be designated in the Automatic Conversion Notice. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates representing the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

5.      General Voting Rights.

(a)      General. Except as otherwise provided herein or required by law, each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock so held could be converted (subject to the limitations on conversion contained in Section 5(c) of this Article IV.B.) at the record date for determination of the stockholders entitled to vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed and delivered. If the application of Section 5(c) of this Article IV.B. hereof shall cause a limitation in the number of shares of Common Stock otherwise issuable into which the shares of Series A Preferred Stock are then convertible, then the votes associated with the number of shares of Common Stock that can be issued upon conversion shall be proportionately allocated to the shares of Series A Preferred Stock then outstanding. Except as required by law or otherwise set forth herein, all shares of Series A Preferred Stock and all shares of Common Stock shall vote together as a single class on an as-converted basis (subject to the limitations on conversion contained in Section 5(c) of this Article IV.B.). The Series A Preferred Stock shall not be entitled to cumulative voting except as required by law.

(b)      No Violation of NASD Rule 4351. Notwithstanding any other provision of this Section 5, in the event that the Corporation determines, after consultation with NASDAQ or any other securities exchange on which the Corporation’s Common Stock is then listed or traded (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this Section 5 violate or conflict with Rule 4351 of the National Association of Securities Dealers, Inc. (the “NASD”), or any successor or similar rule, or the rules or regulations of any such securities exchange on which the Common Stock is then listed or traded, then the manner of voting and/or number of votes to which each share of Series A Preferred Stock is entitled shall be modified and/or reduced to the extent required to comply with such rule.

(c)      Minimum Conversion Price Regarding Voting. Notwithstanding any contrary or inconsistent provision hereof, for the purpose only of determining the number of votes each share of Series A Preferred Stock shall be entitled to vote pursuant to this Section 5, the Conversion Price on the record date for the taking of any vote (or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited) shall not in any case be deemed less than an amount equal to the Closing Price of the Common Stock on the Initial Series A Issue Date (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Corporation in respect to its Common Stock).

6.      Protective Provisions Once at least 6,769,826 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then as long as at least 2,257,000 shares of Series A Preferred Stock remain outstanding, the Corporation shall not (and shall cause its subsidiaries not to), without first obtaining the approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock:

(a)      issue any equity security that is pari passu with or senior to the Series A Preferred Stock (including additional shares of the Series A Preferred Stock) as to liquidation or dividend payments;

(b)      amend the Corporation’s certificate of incorporation in a manner that adversely affects the rights of holders of the Series A Preferred Stock (including any adverse amendment to the rights, preferences and privileges of the Series A Preferred Stock, and including without limitation any amendment to this Section 6);

(c)      redeem or repurchase any equity security that is pari passu with or junior to the Series A Preferred Stock as to liquidation or dividends;

(d)      declare or pay any dividend upon any of the capital stock of the Corporation, except as set forth in Section 1(a)(i) of this Article IV.B. above; or

(e)      dissolve or liquidate the Corporation.

7.      Series A Preferred Stock Board Designee.

(a)      Once at least 7,736,944 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then as long as at least 1,600,000 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), the holders of shares of Series A Preferred

Once at leastStock, voting separately as a class, shall be entitled to elect two (2) directors on the Board at each annual election of directors and in connection with any action by written consent of the stockholders with respect to the election of directors (and to fill any vacancies with respect thereto).

(b)     Once at least 7,736,944 shares of Series A Preferred Stock are issued (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), then at any time that there are more than zero but less than 1,600,000 shares of Series A Preferred Stock outstanding (as adjusted for stock splits, stock dividends, recapitalizations and the like applicable to the Series A Preferred Stock), the holders of shares of Series A Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director on the Board at each annual election of directors and in connection with any action by written consent of the stockholders with respect to the election of directors (and to fill any vacancies with respect thereto).

In the cases of Sections 7(a) and (b) of this Article IV.B., such representatives of the Series A Preferred Stock shall have the right to participate in all committees of the Board of Directors of the Corporation, other than in instances in which participation would result in a conflict of interest or violation of any securities law or rule of NASDAQ (or to the extent the Corporation’s Common Stock is listed or traded on another securities exchange, the relevant rules of such exchange). Such representatives shall be entitled to reimbursement for expenses on a comparable basis with other members of the Corporation’s Board of Directors.

8.      Miscellaneous. Shares of Series A Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired promptly after the reacquisition thereof and, upon compliance with the applicable provisions of Delaware law, shall have the status of authorized but unissued shares of preferred stock of the Corporation.

C.      Common Stock.

1.      Dividend Rights. Subject to (a) the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends (including any series of Preferred Stock), the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2.     Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights, upon the liquidation, dissolution or winding up of the Corporation (including the Series A Preferred Stock), the assets of the Corporation shall be distributed as provided in Section 2 of this Article IV.B.

3.     Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation and applicable law, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

A.      This Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

B.      In addition, this Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time pay to such person any and all expenses (including attorneys’ fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by this Corporation as authorized in this ARTICLE V.

C.      Paragraphs A and B of this ARTICLE V to the contrary notwithstanding, this Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of this Corporation’s securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he or she was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he or she was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

D.      The rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, the bylaws of this Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

ARTICLE VI

The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

A.      The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The stockholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

B.      Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

C.      Special meetings of stockholders may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes set forth in the notice of such special meeting.

D.      The Board of Directors of the Corporation, when evaluating any offer of another party (i) to make a tender or exchange offer for any equity security of the Corporation or (ii) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors of the Corporation determines to be relevant, including, without limitation:

1.      the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

2.      whether the proposed transaction might violate federal or state laws;

3.      not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

4.      the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors of the Corporation is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors of the Corporation may determine.

E.      In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of Articles VI or VIII of this Amended and Restated Certificate of Incorporation.

ARTICLE VII

The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. At each annual meeting of stockholders of the Corporation commencing at the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation, all directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be elected by the holders of the shares of capital stock entitled to vote generally in the election of directors for a one-year term expiring at the next succeeding annual meeting of stockholders. The term of each director serving as of and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director's term expires in accordance with the foregoing provisions or until the director's prior death, resignation, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director's term until the director's successor shall be duly elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the bylaws of the Corporation.

ARTICLE VIII

A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of Delaware.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of ____________, 200_.

___________________________ Daniel R. Luis Chief Executive Officer

ANNEX F

OPINION OF ORCHARD PARTNERS, INC. REGARDING THE ACQUISITION OF VERIZON’S TRS DIVISION

Annex F

ORCHARD PARTNERS, INC. Fairness Opinions, Business Appraisals, Advice in M&A

339 Main Street Concord, MA 01742 TEL (978) 369-8200 FAX (978) 369-6911 jjohnson@orchardpartnersinc.com

August 1, 2007

Board of Directors
GoAmerica, Inc.
433 Hackensack Ave (3rd Floor)
Hackensack, NJ 07601

Board Members:

You have advised Orchard Partners, Inc. (“Orchard”) that GoAmerica, Inc. (“GoAmerica” or the “Company”) is in discussions to acquire the telecommunications relay services business (“TRS”) of Verizon Communications, Inc. (“Verizon”). GoAmerica is considering a transaction (the “Transaction”) in which GoAmerica will pay Verizon a purchase price for TRS consisting of $50,000,000 in cash at closing and a contingent payment of $8,000,000 (the “TRS Purchase Price”), which will be financed through the issuance of preferred shares and term debt. GoAmerica will sell $35,000,000 of convertible preferred shares to Clearlake Capital Group LP (“Clearlake”) at a per share purchase price equal to the lesser of (i) $6.00 or (ii) the closing sales price per share of GoAmerica’s common stock as of the last closing of a trading day prior to the signing of the asset purchase agreement (the “Preferred Equity Sale Price”). Further, GoAmerica will issue $30 million in term debt to Clearlake. You have asked Orchard to advise you with respect to the fairness of the TRS Purchase Price and Preferred Equity Sale Price, from a financial point of view, to the holders of the common stock of GoAmerica.

In arriving at the opinion set forth below. Orchard has, among other things:

—	Reviewed the financial terms and conditions of a draft Asset Purchase Agreement delivered to Orchard June 7, 2007;

—	Reviewed the financial terms and conditions of a draft equity commitment letter from Clearlake to GoAmerica dated June 15, 2007, a draft debt commitment letter from Clearlake to GoAmerica dated June 15, 2007, and a bridge debt commitment letter from Clearlake to GoAmerica dated June 18, 2007;

—	Conducted discussions with members of TRS’ senior management at Verizon’s business offices in Ashburn. VA concerning the business, operations, assets, financial condition and prospects of TRS;

—	Conducted discussions with members of the senior management of GoAmerica at its business offices in Hackensack, NJ concerning the business, operations, assets, financial condition and prospects of GoAmerica;

—	Reviewed certain historical publicly available business and financial information related to GoAmerica;

—	Reviewed the draft audited carve-out financial statements for Verizon Business Global LLC Mass Markets — IRS for the years ended December 31, 2004, 2005 and 2006;

—	Reviewed various financial forecasts, internal financial data, pro forma financial statements and other data provided to Orchard by GoAmerica or Verizon related to TRS;

—	Reviewed a confidential information summary for TRS prepared by Verizon dated June 2006;

—	Reviewed the results of operations of TRS and compared them with those of certain publicly traded companies that Orchard deemed to be relevant;

—	Considered, to the extent publicly available. the financial terms of certain other business combinations and transactions which have recently been effected or announced;

—	Undertaken such other studies, analyses and investigations as Orchard deemed appropriate.

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Board of Directors
GoAmerica, Inc.

In preparing its opinion, Orchard has assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Orchard, discussed with or reviewed by us, or publicly available, and Orchard has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of TRS or the Company. In addition, Orchard has not assumed any obligation to conduct any physical inspection of the properties or facilities of TRS or the Company. With respect to the financial forecast information furnished to Orchard or discussed with us by Verizon, TRS, and the Company. Orchard has assumed that it has been reasonably prepared and reflects the best currently available estimates and judgment of the management of Verizon, TRS and the Company as to the expected future financial performance of TRS and the Company. Orchard assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. Orchard assumes that there has been no material change in the assets, financial condition, business or prospects of the Company or TRS since the date of the most recent financial statements made available to us. Orchard has relied upon the assurances of the management of the Company and the management of TRS that they are not aware of any facts that would make such information inaccurate or misleading.

Orchard has made no independent investigation of any legal matters and accounting advice given to Verizon, TRS or the Company or the Company’s board of directors, including, without limitation, advice as to the accounting and tax consequences of the Transaction. Orchard has assumed that the final form of the Asset Purchase Agreement will be substantially similar to the draft documents reviewed by Orchard.

Orchard’s opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Orchard as of the date hereof.

GoAmerica has agreed to pay Orchard a fee of $70,000 for its opinion and has agreed to indemnify Orchard for certain liabilities arising out of Orchard’s engagement. Orchard’s fee is not contingent upon the closing of the Transaction.

This opinion is for the use and benefit of the board of directors of GoAmerica. Orchard’s opinion does not address the merits of the underlying decision by GoAmerica to proceed with the Transaction and does not constitute a recommendation to any shareholder of GoAmerica as to how such shareholder should vote on the Transaction. Orchard was not requested to, and did not, solicit third party indications of interest in acquiring TRS or the Company. Orchard’s opinion does not address the relative merits of the Transaction as compared to alternative transactions or strategies that might be available to GoAmerica.

On the basis of and subject to the foregoing, Orchard is of the opinion that, as of the date hereof, the TRS Purchase Price and the Preferred Equity Sale Price are fair from a financial point of view to the holders of GoAmerica’s common stock.

Sincerely,

/s/ Orchard Partners, Inc.

Orchard Partners. Inc.

F-2

ANNEX G

OPINION OF DUFF & PHELPS, LLC REGARDING THE ACQUISITION OF VERIZON'S TRS DIVISION

Annex G

DUFF & PHELPS, LLC • TWO COMMERCE SQUARE, SUITE 2500 • 2001 MARKET STREET • PHILADELPHIA, PA 19103 • TEL 215-430-6000 • FAX 215-430-6103

DUFF & PHELPS, LLC

August 1, 2007

Board of Directors
GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601

To the Board of Directors:

The Board of Directors of GoAmerica, Inc. (“GoAmerica” or the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) as its independent financial advisor to provide an opinion (the “Opinion”) as to the fairness to the Company, from a financial point of view, of the aggregate consideration to be paid by the Company in connection with the transaction described below (the “Proposed Transaction”). Previously, Duff & Phelps has not provided financial advisory services to the Company. Duff & Phelps has previously provided valuation advisory services to Verizon Communications, Inc. (“Seller”) unrelated to the Proposed Transaction.

Description of the Proposed Transaction

The Proposed Transaction involves the acquisition of Seller’s TRS Business Unit (the “Target”). As a result of the Proposed Transaction, GoAmerica will pay cash consideration at closing of approximately $50 million. Up to an additional $8.0 million of cash consideration will be payable within six months of closing if the Target meets certain AOL Instant Messaging minute retention thresholds established by the Company and agree to by Seller. GoAmerica will finance the Proposed Transaction in part, with proceeds from certain new convertible preferred, bridge financing, and term loan investments in the Company made by GoAmerica’s private equity sponsor, Clearlake Capital.

Scope of Analysis

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Our due diligence with regards to the Proposed Transaction included, but was not limited to, the items summarized below.

1.	Conducted meetings with members of the senior management team of GoAmerica and GoAmerica’s private equity sponsor;

2.	Reviewed GoAmerica’s financial statements and SEC filings, including the annual report on Form 10-K for the fiscal years ended December 31, 2004 through 2006, and the quarterly report on Form 10-Q for the fiscal quarters ended March 31, 2006 and March 31, 2007;

3.	Reviewed the Target’s historical financial statements, including carve-out financial statements for the fiscal year ended December 31, 2004 through 2006, and carve-out financial statements for the three months ended March 31, 2007;

4.	Reviewed standalone financial projections for the Target as well as consolidated pro-forma projections prepared by management for the fiscal years 2006 through 2011;

5.	Reviewed a draft Asset Purchase Agreement (the “Draft Agreement”) as of July [_], 2007, by and between MCI COMMUNICATIONS SERVICES, INC., a Delaware corporation, and [GOAMERICA ENTITY TBD.], a Delaware corporation;

G-1

6.	Reviewed a Draft Debt and Equity Commitment Letter as of May [_], 2007, between Clearlake Capital Group, LP and GoAmerica, Inc.;

7.	Reviewed a Bridge Financing Commitment Letter as of June 18, 2007, between Clearlake Capital Group, LP and GoAmerica, Inc.;

8.	Reviewed Reservoir Capital Group Debt Commitment Letter, dated February, 22, 2007;

9.	Reviewed Carlyle Investment Management, L.L.C. Debt & Equity Commitment Letter, dated June 11, 2007;

10.	Reviewed Verizon Tele Relay Services Management Presentation, dated October 25-26, 2006;

11.	Reviewed Beethoven Deal Presentation, dated April 12, 2007;

12.	Reviewed GoAmerica- Verizon TRS Proposal for Purchase Letter, dated May 16, 2007;

13.	Reviewed Verizon Offering Memo, dated June 2006;

14.	Reviewed Verizon TRS Year-to-date results through May 2007;

15.	Reviewed Acquisition Financing Project presentation, dated January 2007;

16.	Reviewed Draft Project Beethoven Financial Due Diligence Report prepared by Alvarez & Marsal, dated April 2007;

17.	Reviewed Industry Overview and Addressable Market Summary prepared by Clearlake Capital Group;

18.	Reviewed Orchard Partners’ Draft Beethoven Fairness Opinion, dated June 22, 2007;

19.	Reviewed financial, market, and transaction information on select public companies and select M&A transactions;

20.	Reviewed other operating and financial information provided by Target and Company management; and

21.	Reviewed certain other relevant, publicly available information, including economic, industry, and investment information.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness or otherwise as tax advice or as accounting advice. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of the public shares after completion of the Proposed Transaction. In rendering this Opinion, Duff & Phelps relied upon the fact that the board of directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps (i) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not attempt to independently verify such information, (ii) assumed that any estimates, evaluations and projections furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same, and (iii) assumed that the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed. Duff & Phelps’ Opinion further assumes that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction.

G-2

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Duff & Phelps has also assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the board of directors of the Company and may not translate to any other purposes.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based proves to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Duff & Phelps has prepared this Opinion effective as of the date hereof. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

This letter should not be construed as creating any fiduciary duty on Duff & Phelps’ part to any party.

It is understood that this Opinion is for the information of the board of directors of the Company in connection with its consideration of the Proposed Transaction and may not be used for any other purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in respect of the Proposed Transaction and you may summarize or otherwise reference the existence of this Opinion in such documents provided that any such summary or reference language shall be subject to prior approval by Duff & Phelps. This Opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the consideration paid is the best possible attainable under any circumstances. Instead, it merely states whether the price in the Proposed Transaction is within a range suggested by certain financial analysis. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the aggregate consideration to be paid by the Company in connection with the Proposed Transaction is fair to the Company, from a financial point of view.

Respectfully submitted,

/s/ Duff & Phelps, LLC

DUFF & PHELPS, LLC

G-3

ANNEX H

OPINION OF DUFF & PHELPS, LLC REGARDING THE HANDS ON MERGER

Annex H

DUFF & PHELPS, LLC • TWO COMMERCE SQUARE, SUITE 2500 • 2001 MARKET STREET • PHILADELPHIA, PA 19103 • TEL 215-430-6000 • FAX 215-430-6103

DUFF & PHELPS, LLC

September 7, 2007

Board of Directors
GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601

To the Board of Directors:

The Board of Directors of GoAmerica, Inc. (“GoAmerica” or the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) as its independent financial advisor to provide an opinion (the “Opinion”) as to the fairness to the Company, from a financial point of view, of the Aggregate Consideration to be paid by Company in the contemplated transaction described below (the “Proposed Transaction”). Duff & Phelps has previously provided valuation advisory services to GoAmerica related to its acquisition of Verizon Communications, Inc.’s TRS Business Unit.

Description of the Proposed Transaction

The Proposed Transaction involves the acquisition of Hands On Video Relay Services, Inc. (the “Target”). As a result of the Proposed Transaction, GoAmerica will pay aggregate consideration of approximately $70 million consisting of $35 million of cash and 6.71 million shares of GoAmerica Common Stock (together, the “Aggregate Consideration”).

Scope of Analysis

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Our due diligence with regards to the Proposed Transaction included, but was not limited to, the items summarized below.

1.	Conducted meetings with members of the senior management team of GoAmerica and GoAmerica’s private equity sponsor;

2.	Reviewed GoAmerica’s financial statements, including the annual report on Form 10-K for the fiscal years ended December 31, 2004 through 2006, and the quarterly report on Form 10-Q for the fiscal quarters ended June 30, 2006 and June 30, 2007;

3.	Reviewed the Target’s historical financial statements for the fiscal year ended December 31, 2004 through 2006, and for the six months ended June 30, 2007;

4.	Reviewed standalone financial projections for the Target as well as consolidated pro-forma projections prepared by management for the fiscal years 2007 through 2011;

5.	Reviewed the draft Agreement and Plan of Merger by and among GoAmerica, Inc., HOVRS Acquisition Corporation (“HOVRS Merger Sub”), and Hands on Video, Relay Services, INC (“HOVRS”), dated as of August 24, 2007 (the “Draft Agreement”);

6.	Reviewed a draft of the Amended and Restated Stock Purchase Agreement as of August [30], 2007, between GoAmerica, Inc. and Clearlake Capital Partners, LLC;

[1]	GOAM — NASDAQ trading range of approximately $5.16 to $5.23 on September 6, 2007.

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7.	Reviewed the First Lien Debt Commitment Letter as of August 1, 2007, between Clearlake Capital Group, LP and GoAmerica, Inc.;

8.	Reviewed a draft of the Amended and Restated Second Lien Debt Commitment Letter as of August 1, 2007, between Clearlake Capital Group, LP and GoAmerica, Inc.;

9.	Reviewed the AT&T Original and Amended Comprehensive Service Contract with Hands On dated May 15, 2005 and January 1, 2006 respectively;

10.	Reviewed the Sprint Statement of Work Agreement with Hands On dated July 1, 2007;

11.	Reviewed the Hands On VRS Master Proposal dated August 6, 2007;

12.	Reviewed financial, market, and transaction information on select public companies and select M&A transactions;

13.	Reviewed other operating and financial information provided by Target and Company management; and

14.	Reviewed certain other relevant, publicly available information, including economic, industry, and investment information.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness or otherwise as tax advice or as accounting advice. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of the public shares after completion of the Proposed Transaction. In rendering this Opinion, Duff & Phelps relied upon the fact that the board of directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps (i) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not attempt to independently verify such information, (ii) assumed that any estimates, evaluations and projections furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same, and (iii) assumed that the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed. Duff & Phelps’ Opinion further assumes that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction.

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Duff & Phelps has also assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Draft Agreement.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the board of directors of the Company and may not translate to any other purposes.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based proves to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Duff & Phelps has prepared this Opinion effective as of the date hereof. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding

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and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

This letter should not be construed as creating any fiduciary duty on Duff & Phelps’ part to any party.

It is understood that this Opinion is for the information of the board of directors of the Company in connection with its consideration of the Proposed Transaction and may not be used for any other purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in respect of the Proposed Transaction and you may summarize or otherwise reference the existence of this Opinion in such documents provided that any such summary or reference language shall be subject to prior approval by Duff & Phelps. This Opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the consideration paid is the best possible attainable under any circumstances. Instead, it merely states whether the price in the Proposed Transaction is within a range suggested by certain financial analysis. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the Aggregate Consideration to be paid by the Company in connection with the Proposed Transaction is fair to the Company, from a financial point of view.

Respectfully submitted,

/s/ Duff & Phelps, LLC

DUFF & PHELPS, LLC

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ANNEX I

2005 EQUITY COMPENSATION PLAN

Annex I

GOAMERICA, INC.

2005 EQUITY COMPENSATION PLAN

(As amended and restated through October 9, 2007)

1.      Purposes of the Plan. The purposes of this GoAmerica, Inc. 2005 Equity Compensation Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Affiliate. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, Stock Awards and Unrestricted Shares may also be granted under the Plan.

2.      Definitions. As used herein, the following definitions shall apply:

“Administrator” means the committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” means any Parent and/or Subsidiary.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a Stock Purchase Right, a Stock Award and/or the grant of Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise specifically provided in the Participant’s Option Agreement, Restricted Stock Purchase Agreement or Stock Award Agreement, a finding by the Administrator that the Participant’s employment or service with the Company or any Affiliate was terminated due to one or more of the following: (i) the Participant’s performance of duties in an incompetent manner; (ii) the Participant’s commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company or any Affiliate in any material way; (iii) the Participant’s gross negligence; (iv) the Participant’s violation of any express direction of the Company or of any Affiliate or any material violation of any rule, regulation, policy or plan established by the Company or any Affiliate from time to time regarding the conduct of its employees or its business; (v) the Participant’s disclosure or use of confidential information of the Company or any Affiliate, other than as required in the performance of the Participant’s duties; (vi) actions by the Participant that are clearly contrary to the best interests of the Company and/or its Affiliates; (vii) the Participant’s conviction of a crime constituting a felony or any other crime involving moral turpitude, or no conviction, but the substantial weight of credible evidence indicates that the Participant has committed such a crime; (viii) the Participant’s use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Participant’s duties; or (ix) any other act or omission which in the determination of the Administrator is materially detrimental to the business of the Company or of an Affiliate. Notwithstanding the foregoing, if a Participant has entered into a written employment or service agreement with the Company that specifies the conditions or circumstances under which the Participant’s service may be terminated for cause, then the terms of such agreement shall apply for purposes of determining whether “Cause” shall have occurred for purposes of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” means GoAmerica, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity, other than an Employee or a Director.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or an Affiliate. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)     if the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock (or the closing bid, if no such sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)     if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant, Stock Purchase Right grant, Stock Award grant or grant of Unrestricted Shares. The Notice of Grant applicable to Stock Options shall be part of the Option Agreement.

“Option” means a stock option granted pursuant to the Plan.

“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, in the context of Section 15(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, a Stock Purchase Right, Restricted Stock, a Stock Award or Unrestricted Shares granted or issued pursuant to the Plan.

“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

“Restricted Stock Purchase Agreement” means a written agreement between the Company and an Optionee evidencing the terms and restrictions applicable to stock purchased under a Stock Purchase Right. Each Restricted Stock Purchase Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

“Subsidiary” means a "subsidiary corporation" of the Company (or, in the context of Section 15(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.      Stock Subject to the Plan. Subject in all cases to Section 15 of the Plan, the number of Shares subject to the Plan shall be governed by this Section 3. The maximum number of Shares of Common Stock that may be issued under the Plan shall be 2,000,000. For purposes of the foregoing limitation, the Shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the number of Shares of Common Stock available for issuance under the Plan. All Shares of Common Stock that may be issued under the Plan shall be available for grant as Incentive Stock Options. Notwithstanding the foregoing, Options with respect to no more than 400,000 Shares of Common Stock may be granted to any one individual Participant during any one (1) calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued Shares or Shares held in treasury by the Company.1

4.      Administration of the Plan.

(a)      Administration. The Plan shall be administered by a committee of the Board comprised of two or more “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(b)      Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i)     to determine the Fair Market Value;

1	This paragraph contains the amendments for which the Company is seeking approval in Proposal 3 of this proxy statement. The paragraph prior to such amendments read as follows: “3. Stock Subject to the Plan. Subject in all cases to Section 15 of the Plan, the number of Shares subject to the Plan shall be governed by this Section 3. The initial maximum number of Shares of Common Stock that may be issued under the Plan shall be 400,000; provided, however, that the maximum number of Shares available under the Plan shall automatically be increased to 800,000 upon the consummation of the Company’s mergers with Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc.; provided further, however, that the maximum number of Shares available under the Plan shall be automatically increased to an amount that is equal to nineteen percent (19%) of the Shares of Common Stock outstanding on any December 31, beginning on December 31, 2006; and provided further, however, that the foregoing formula shall never result in a decrease in the maximum number of Shares of Common Stock available for issuance under the Plan. For purposes of the foregoing limitation, the Shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the number of Shares of Common Stock available for issuance under the Plan. All Shares of Common Stock that may be issued under the Plan shall be available for grant as Incentive Stock Options. Notwithstanding the foregoing, Options with respect to no more than 100,000 Shares of Common Stock may be granted to any one individual Participant during any one (1) calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued Shares or Shares held in treasury by the Company."

(ii)     to select the Service Providers to whom Options, Stock Purchase Rights, Stock Awards and Unrestricted Shares may be granted hereunder;

(iii)     to determine the number of Shares of Common Stock to be covered by each Award granted hereunder;

(iv)     to approve forms of agreement for use under the Plan;

(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder and of any Restricted Stock Purchase Agreement. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Purchase Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)     to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)     to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)     to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x)     to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(xi)     to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii)     to make all other determinations deemed necessary or advisable for administering the Plan.

(c)      Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all holders of Awards and Restricted Stock. Neither the Administrator nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

5.      Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards and Unrestricted Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.     Limitations .

(a)     Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Affiliate. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)     Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee's relationship as a Service Provider with the Company or any Affiliate, nor shall they interfere in any way with the Participant's right or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause.

7.      Term of the Plan. Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

8.      Term of Options. The term of each Option shall be stated in the applicable Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

9.      Option Exercise Price; Exercisability.

(a)      Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)     In the case of an Incentive Stock Option:

(A)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, or

(B)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)     In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator; provided, however, that the per Share exercise price of a Nonstatutory Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant as (determined by the Administrator in good faith) in the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

(iii)     Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction.

(b)      Exercise Period and Conditions. At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

10.      Exercise of Options; Consideration.

(a)      Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement; provided, however, that unless otherwise determined by the Administrator, each Option shall vest and become exercisable as to 25% of the Shares subject to such Option on the first anniversary of its date of grant, and as to 1/36th of the remaining Shares subject to such Option each full month thereafter. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(f) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)      Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than as a result of the Optionee's death, Disability or termination for Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement and except as otherwise provided in Sections 10(c), 10(d) and 10(e) of this Plan, the Option shall remain exercisable for three months following the Optionee's termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified by the Administrator, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan. An Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Affiliate be considered a termination of employment; provided, however, that if an Optionee owning Incentive Stock Options ceases being an Employee but continues as a Service Provider, such Incentive Stock Options shall be deemed to be Nonstatutory Options three months after the date of such cessation.

(c)     Disability of an Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d)     Death of an Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's death (but in no event later than the expiration of the term of such

Option). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e)     Termination for Cause. Unless otherwise provided in a Service Provider’s Option Agreement, if a Service Provider’s relationship with the Company is terminated for Cause, then such Service Provider shall have no right to exercise any of such Service Provider’s Options at any time on or after the effective date of such termination.

(f)     Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)     cash;

(ii)     check;

(iii)     other Shares which (A) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)     consideration received by the Company under a cashless exercise program permitted by the Administrator;

(v)     a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

(vi)     any combination of the foregoing methods of payment; or

(vii)     such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.      Stock Purchase Rights.

(a)      Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options or other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant and/or a Restricted Stock Purchase Agreement in the form determined by the Administrator, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase and the price to be paid for such Shares. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)     Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that unless otherwise determined by the Administrator, the restrictions shall lapse as to 25% of the Shares subject to such Restricted Stock Purchase Agreement on the first anniversary of its date of grant, and as to 1/36th of the remaining Shares subject to such Restricted Stock Purchase Agreement each full month thereafter.

(c)      Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)     Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

12.      Stock Awards. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider, as defined herein, subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards shall be subject to the following provisions:

(a)     At the time a Stock Award is made, the Administrator shall establish a vesting period (the "Restricted Period") applicable to the Stock Award Shares subject to such Stock Award. Subject to the right of the Administrator to establish a different Restricted Period, the Restricted Period of a Stock Award shall lapse as follows: the restrictions shall lapse as to 25% of the Shares subject to such Stock Award on the first anniversary of its date of grant, and as to 1/36th of the remaining Shares subject to such Stock Award each full month thereafter. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)     The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)      Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 12.

(d)     Any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee voluntarily terminates employment with the Company or its Affiliates or resigns or voluntarily terminates his consultancy arrangement or directorship with the Company or its Affiliates, or if the Stock Awardee's employment or consultancy arrangement or directorship is terminated for Cause prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan. If the Stock Awardee's employment, consultancy arrangement or directorship terminates for any other reason, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise.

(e)      Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his beneficiary or estate, as the case may be.

13.      Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)     The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)     The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

14.      Non-Transferability . Unless determined otherwise by the Administrator, an Option and Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Shares of Restricted Stock and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

15.      Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)      Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Purchase Right and Stock Award, the number of Shares of Restricted Stock outstanding and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Purchase Rights or Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, Restricted Stock Purchase Agreement or Stock Award, as well as the price per Share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee and holder of Stock Purchase Rights as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option and for a holder of a Stock Purchase Right to exercise his or her Stock Purchase Right until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which an applicable Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right or applicable to any Stock Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)     Merger or Asset Sale. In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity or other property in which, after any such transaction the prior shareholders of the Company own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (any such event, a “Change of Control”), then, absent a provision to the contrary in any particular Option Agreement or Stock Award (in which case the terms of such Option Agreement or Stock Award shall supercede each of the provisions of this Section 15(c) which are inconsistent with such Option Agreement or Stock Award), each outstanding Option, Stock Purchase Right and Stock Award shall be assumed or an equivalent option, right or award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Administrator determines that the successor corporation or a Parent or a Subsidiary of the successor corporation has refused to assume or substitute an equivalent option, right or award for each outstanding Option, Stock Purchase Right and Stock Award, the Optionees shall fully vest in and have the right to exercise each outstanding Option and Stock Purchase Right as to all of the Optioned Stock covered thereby, including Shares which would not otherwise be vested or exercisable, and all vesting periods under Stock Awards shall be deemed to have been satisfied. In the event of a Change of Control, then, absent a provision to the contrary in any particular Restricted Stock Purchase Agreement (in which case the terms of such Restricted Stock Purchase Agreement shall supercede each of the provisions of this Section 15(c) which are inconsistent with such Restricted Stock Purchase Agreement), all vesting periods under Restricted Stock Purchase Agreements shall be deemed to have been satisfied. If an Option and/or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all Optionees that all outstanding Options and Stock Purchase Rights shall be fully exercisable for a period of fifteen (15) days from the date of such notice and that any Options and Stock Purchase Rights that are not exercised within such period shall terminate upon the expiration of such period. For the purposes of this paragraph, all outstanding Options and Stock Purchase Rights shall be considered assumed if, following the consummation of the Change of Control, the Option and Stock Purchase Right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the consummation of the Change of Control, the consideration (whether stock, cash, or other property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

16.      Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

17.      Date of Grant. The date of grant of an Option, Stock Purchase Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

18.      Amendment and Termination of the Plan.

(a)      Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)     Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any grantee, unless mutually agreed otherwise between the grantee and the Administrator, which agreement must be in writing and signed by the grantee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.      Conditions Upon Issuance of Shares.

(a)      Legal Compliance. Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Purchase Right unless such grant or the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)     Investment Representations. As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Purchase Right, the Company may require the person receiving such Award or exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)     Additional Conditions. The Administrator shall have the authority to condition the grant of any Award or rights under any Restricted Stock Purchase Agreement in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute lock-up agreements and shareholder agreements in the future.

(d)     Trading Policy Restrictions. Option and Stock Purchase Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

20.      Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.      Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.      Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Purchase Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 22 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 22.

23.     Withholding; Notice of Sale. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

24.      Governing Law. This Plan shall be governed by the laws of the state of Delaware, without regard to conflict of law principles.

ANNEX J

AUDIT COMMITTEE CHARTER

                                     Annex J

                      Appendix A -- Audit Committee Charter

                              AMENDED AND RESTATED

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                 GOAMERICA, INC.

Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the
    Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      o     Assume  direct  responsibility  for the  appointment,  compensation, evaluation of the work and, where  appropriate,  the  replacement of the  Company's  independent  auditors,  including  resolution of any disagreements  that may arise between the Company's  management  and the Company's independent auditors regarding financial reporting.

      o     Monitor the integrity of the Company's  financial  reporting process and systems of internal controls regarding finance,  accounting, and legal compliance.

      o     Monitor  the   independence   and   performance   of  the  Company's
            independent auditors and internal auditing department.

      o     Provide an avenue of communication  among the independent  auditors, management,  the  internal  auditing  department,  and the  Board of
            Directors.

      o     Encourage adherence to, and continued  improvement of, the Company's accounting policies, procedures, and practices at all levels; review of potential  significant financial risk to the Company; and monitor compliance with legal and regulatory requirements.

      o     Assure the ultimate  accountability  of the independent  auditors to the Board of Directors and the Audit Committee,  as  representatives of the Company's shareholders.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit
    Committee has the authority to retain, at the Company's expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

     Audit Committee members shall meet the applicable independence requirements of the National Association of Securities Dealers (the "NASD"), the
     Securities and Exchange Commission (the "SEC") and the Sarbanes-Oxley Act
     of 2002 (the "Act"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by applicable rules of the NASD and the SEC)
     directors, free from any relationship that would interfere with the exercise of his or her independent judgment, and no Audit Committee member may, other than in the capacity of an Audit Committee or board member, accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. It is the intention of the Board to assure that at least one member of the Audit Committee shall satisfy the requirements of an "audit committee financial expert" (as defined under the
     Act and pursuant to regulations of the SEC).

     Audit Committee members shall be appointed by the Board. If an Audit
     Committee Chair is not designated or present, the members of the Audit
     Committee may designate a Chair by majority vote of the Audit Committee membership.

                                       J-1

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit
     Committee shall meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the
     Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors review procedures.

Audit Committee Responsibilities and Duties

Review Procedures

      1.    Review and reassess the adequacy of this Charter at least  annually.
            Submit the charter to the Board of  Directors  for approval and have the document  published in the  Company's  proxy  statement at least every three years in accordance with SEC regulations.

      2.    Require the  independent  auditors to advise the Audit  Committee in advance in the event that the independent auditors intend to provide any  professional  services  to  the  Company  other  than  services provided in  connection  with an audit or a review of the  Company's financial statements ("non-audit services").  Approve in advance all audit,  review or attest  engagements  and all  permitted  non-audit services performed by the Company's independent auditors.

      3.    Review all non-audit services provided by the Company's auditors and obtain  confirmations  from time to time from the Company's  outside auditing firm that such firm is not providing to the Company (i) any of  the  non-auditing  services  listed  in  Section  10A(g)  of the
            Securities Exchange Act of 1934, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the
            Audit Committee.

      4.    Approve  the  provision  of  non-audit  services  that have not been pre-approved  by the Audit  Committee,  but only to the extent  that such non-audit  services qualify under the de minimus  exception set forth in Section  10A(i)(1)(B)  of the  Securities  Exchange  Act of
            1934. Record in its minutes and report to the Board all approvals of
            audit  services  and  non-audit   services   granted  by  the  Audit
            Committee.

      5.    Review the Company's  annual audited  financial  statements prior to filing  or  distribution.  Review  should  include  discussion  with management and independent  auditors of significant issues regarding accounting principles, practices and judgments.

      6.    In consultation with the management,  the independent auditors,  and the  internal  auditor,  consider  the  integrity  of the  Company's financial  reporting  processes  and controls.  Discuss  significant financial  risk  exposures  and the  steps  management  has taken to monitor,  control,  and report such  exposures.  Review  significant findings  prepared  by the  independent  auditors  and the  internal auditing department together with management's responses.

      7.    Review with financial  management and the  independent  auditors the
            Company's  quarterly  financial  results  prior  to the  release  of earnings and/or the Company's quarterly  financial  statements prior to filing or  distribution.  Discuss any significant  changes to the
            Company's accounting  principles and any items to be communicated by the independent auditors in accordance with SAS 61. The Chair of the
            Committee may  represent the entire audit  committee for purposes of this review.

      8.    Review the independence and performance of the independent  auditors and  annually  appoint the  independent  auditors or  discharge  the independent auditors when circumstances warrant. The Audit Committee shall  require  the  independent  auditors  to submit,  on an annual basis,  a formal  written  statement,  consistent  with  Independent
            Standards Board Standard 1, setting forth all relationships  between the  independent  auditors  and the  Company  that  may  affect  the objectivity  and  independence  of the  independent  auditors.  Such statement shall confirm that the independent  auditors are not aware of any  conflict of  interest  prohibited  by Section  10A(i) of the
            Securities  Exchange Act of 1934. The Audit Committee shall actively engage in a dialogue with the  independent  auditors with respect to
            any  disclosed   relationships  or  services  that  may  impact  the
            objectivity and independence of the independent auditors.  The Audit
            Committee  shall take,  or recommend to the full Board that the full
            Board take,  appropriate  action to oversee the  independence of the independent auditors.

                                       J-2

      9.    Establish  procedures  for the receipt,  retention and processing of complaints  received by the Company regarding  accounting,  internal accounting  controls and auditing  matters and for the  confidential
            submission  by  the  Company's   employees  of  concerns   regarding
            questionable accounting or auditing matters.

      10.   On an annual basis, review and discuss with the independent auditors all significant  relationships they have with the Company that could impair the auditors' independence.

      11.   Review  the  independent  auditors'  audit  plan  -  discuss  scope, staffing,  locations,  reliance upon  management and internal audit, and the general audit approach.

      12.   Prior to releasing the year-end earnings, discuss the results of the
            audit  with  the  independent  auditors.   Discuss  certain  matters
            required to be communicated  to audit  committees in accordance with
            AICPA SAS 61.

      13.   Consider the independent  auditors'  judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial  reporting and ensure the auditing firm reports to the
            Audit Committee under the  requirements  set forth in Section 204 of the Act.

      14.   Review the budget, plan, changes in plan, activities, organizational structure and  qualifications of the internal audit  department,  as needed.

      15.   Review the appointment,  performance,  and replacement of the senior internal audit executive.

      16.   Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

      17.   On at least an annual basis, review with the Company's counsel,  any
            legal  matters  that  could  have  a   significant   impact  on  the
            organization's  financial statements,  the Company's compliance with
            applicable  laws  and  regulations,   and  inquiries  received  from
            regulators or governmental agencies.

      18.   Commencing  on  such  date as  Section  102(a)  of the  Act  becomes effective,  obtain confirmation from the independent auditors at the commencement  of each audit that such firm is a  "registered  public accounting firm" as such term is defined under the Act.

      19.   Require the  independent  auditors to report to the Audit  Committee all  critical  accounting  policies and  practices  to be used,  all alternative  treatments of financial  information  within  generally accepted  accounting  principles  that have been  discussed with the
            Company's  management,  ramifications of the use of such alternative
            disclosures  and  treatments,   the  treatments   preferred  by  the
            independent  auditors  and  other  material  written  communications between  the  independent  auditors  and the  Company's  management,
            including   management's   letters  and   schedules  of   unadjusted
            differences.

      20.   Investigate  or consider such other matters  within the scope of its responsibilities  and  duties as the  Audit  Committee  may,  in its discretion, determine to be advisable.

Other Audit Committee Responsibilities

      21.   Annually  prepare  a  report  to  shareholders  as  required  by the
            Securities  and Exchange  Commission,  such report to be included in the Company's annual proxy statement.

      22.   Perform  any other  activities  consistent  with this  Charter,  the
            Company's  by-laws,  the Company's  certificate of incorporation and governing  law, as the  Committee  or the Board deems  necessary  or appropriate.

      23.   Maintain minutes of meetings and periodically report to the Board of
            Directors on significant results of the foregoing activities.

                                       J-3

ANNEX K

COMPENSATION COMMITTEE CHARTER

Annex K

GOAMERICA, INC.

COMPENSATION COMMITTEE CHARTER

        The Compensation Committee is appointed by the Board of Directors (the “Board”) of GoAmerica, Inc. to assist the Board in fulfilling its responsibilities with respect to the compensation of the officers and employees of GoAmerica, Inc. and its subsidiaries (collectively, the “Company”). The Compensation Committee’s duties and responsibilities are to:

•	administer the employee benefit plans of the Company designated for such administration by the Board;

•	establish the compensation of the Company’s Chief Executive Officer (subject to the terms of any existing employment agreement);

•	with input from the Company’s Chief Executive Officer, establish or recommend to the Board the compensation of the Company’s other executive officers (subject to the terms of any existing employment agreement); and

•	monitor the Company’s overall compensation policies and employment benefit plans.

Pursuant to this Charter:

        1. THE COMMITTEE

        The Compensation Committee:

•	shall consist of not less than two members of the Board, the exact number to be established by the Board from time to time;

•	shall consist solely of individuals who meet the independence standards set forth in the listing standards applicable to the Company; and

•	shall consist solely of members who are appointed by, and who may be removed by, the Board.

        2. SCOPE

        The Committee serves at the pleasure of the Board.

        3. ADDITIONAL AUTHORITY.

        The Compensation Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.

K-1

GOAMERICA, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

COMMON STOCKHOLDERS

        The undersigned hereby constitutes and appoints Daniel R. Luis and Donald Barnhart, and each of them, his or her true and lawful agent and proxy, with full power of substitution in each, to represent and to vote on behalf of the undersigned, all of the shares of GoAmerica, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey at 10:00 a.m., local time, on December 13, 2007, and at any adjournment or adjournments or postponements thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” approval of the Company’s acquisition of Verizon’s TRS division and the financing of that acquisition in part through the issuance of 6,479,691 shares of Series A Preferred Stock; “FOR” approval of the TRS amended and restated certificate of incorporation; “FOR” approval of the Company’s acquisition of Hands On and issuance of up to 6,700,000 shares of Company common stock; “FOR” approval of the Hands On amended and restated certificate of incorporation; “FOR” approval of certain amendments to the Company’s 2005 Equity Compensation Plan; “FOR” election of the Class A directors; and “FOR” the adjournment of the annual meeting if necessary to solicit additional proxies.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)

GoAmerica
Wireless Data Solutions
433 HACKENSACK AVENUE
HACKENSACK, NJ 07601

VOTE BY INTERNET – www.proxyvote.com

        Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by GoAmerica, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - (800) 690-6903

        Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to GoAmerica, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

GOAMERICA, INC.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOAMERICA, INC. COMMON STOCKHOLDERS

1.	Proposal 1(a). APPROVAL OF THE ACQUISITION OF VERIZON’S TRS DIVISION AND THE FINANCING OF THAT ACQUISITION IN PART THROUGH THE ISSUANCE OF 6,479,691 SHARES OF SERIES A PREFERRED STOCK:

FOR [_]	AGAINST [_]	ABSTAIN [_]

2.	Proposal 1(b). APPROVAL OF THE TRS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION:

FOR [_]	AGAINST [_]	ABSTAIN [_]

3.	Proposal 2(a). APPROVAL OF THE ACQUISITION OF HANDS ON AND ISSUANCE OF UP TO 6,700,000 SHARES OF COMMON STOCK:

FOR [_]	AGAINST [_]	ABSTAIN [_]

4.	Proposal 2(b). APPROVAL OF THE HANDS ON AMENDED AND RESTATED CERTIFICATE OF INCORPORATION:

FOR [_]	AGAINST [_]	ABSTAIN [_]

5.	Proposal 3. APPROVAL OF CERTAIN AMENDMENTS TO THE 2005 EQUITY COMPENSATION PLAN:

FOR [_]	AGAINST [_]	ABSTAIN [_]

6.	Proposal 4(a). ELECTION OF CLASS A DIRECTORS:

FOR [_]	WITHHOLD [_]	FOR ALL EXCEPT [_]	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Nominees:	01) Joseph Korb	02) Janice Dehesh	___________________

7.	Proposal 5. ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES:

FOR [_]	AGAINST [_]	ABSTAIN [_]

8.	In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

For address changes, please check this box and write them on the back where indicated.	[_]

Please indicate if you plan to attend this meeting.	[_] Yes	[_] No

UNLESS OTHERWISE SPECIFIED IN THE SPACES OR SQUARES PROVIDED, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE COMPANY’S ACQUISITION OF VERIZON’S TRS DIVISION AND THE FINANCING OF THAT ACQUISITION IN PART THROUGH THE ISSUANCE OF 6,479,691 SHARES OF SERIES A PREFERRED STOCK; “FOR” APPROVAL OF THE TRS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION; “FOR” APPROVAL OF THE COMPANY’S ACQUISITION OF HANDS ON AND ISSUANCE OF UP TO 6,700,000 SHARES OF COMPANY COMMON STOCK; “FOR” APPROVAL OF THE HANDS ON AMENDED AND RESTATED CERTIFICATE OF INCORPORATION; “FOR” APPROVAL OF CERTAIN AMENDMENTS TO THE COMPANY’S 2005 EQUITY COMPENSATION PLAN; “FOR” ELECTION OF THE CLASS A DIRECTORS; AND “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES.

Note:	Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GOAMERICA, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

SERIES A PREFERRED STOCKHOLDERS

        The undersigned hereby constitutes and appoints Daniel R. Luis and Donald Barnhart, and each of them, his or her true and lawful agent and proxy, with full power of substitution in each, to represent and to vote on behalf of the undersigned, all of the shares of GoAmerica, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey at 10:00 a.m., local time, on December 13, 2007, and at any adjournment or adjournments or postponements thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" approval of the Company's acquisition of Verizon's TRS division and the financing of that acquisition in part through the issuance of 6,479,691 shares of Series A Preferred Stock; "FOR" approval of the TRS amended and restated certificate of incorporation; "FOR" approval of the Company's acquisition of Hands On and issuance of up to 6,700,000 shares of Company common stock; "FOR" approval of the Hands On amended and restated certificate of incorporation; "FOR" approval of the issuance of 967,118 shares of Series A Preferred Stock to a fund managed by Clearlake; "FOR" approval of certain amendments to the Company's 2005 Equity Compensation Plan; "FOR" election of the Class A directors; "FOR" election of the Series A Preferred Stock director; and "FOR" the adjournment of the annual meeting if necessary to solicit additional proxies.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)

GoAmerica
Wireless Data Solutions
433 HACKENSACK AVENUE
HACKENSACK, NJ 07601

VOTE BY INTERNET – www.proxyvote.com

        Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by GoAmerica, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - (800) 690-6903

        Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to GoAmerica, Inc., c/o Broadridge, 41 Mercedes Way, Edgewood, NY 11717.

GOAMERICA, INC.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOAMERICA, INC. SERIES A PREFERRED STOCKHOLDERS

1.	Proposal 1(a). APPROVAL OF THE ACQUISITION OF VERIZON'S TRS DIVISION AND THE FINANCING OF THAT ACQUISITION IN PART THROUGH THE ISSUANCE OF 6,479,691 SHARES OF SERIES A PREFERRED STOCK:

FOR [_]	AGAINST [_]	ABSTAIN [_]

2.	Proposal 1(b). APPROVAL OF THE TRS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION:

FOR [_]	AGAINST [_]	ABSTAIN [_]

3.	Proposal 2(a). APPROVAL OF THE ACQUISITION OF HANDS ON AND ISSUANCE OF UP TO 6,700,000 SHARES OF COMMON STOCK:

FOR [_]	AGAINST [_]	ABSTAIN [_]

4.	Proposal 2(b). APPROVAL OF THE HANDS ON AMENDED AND RESTATED CERTIFICATE OF INCORPORATION:

FOR [_]	AGAINST [_]	ABSTAIN [_]

5.	Proposal 2(c). APPROVAL OF THE ISSUANCE OF 967,118 SHARES OF SERIES A PREFERRED STOCK TO A FUND MANAGED BY CLEARLAKE:

FOR [_]	AGAINST [_]	ABSTAIN [_]

6.	Proposal 3. APPROVAL OF CERTAIN AMENDMENTS TO THE 2005 EQUITY COMPENSATION PLAN:

FOR [_]	AGAINST [_]	ABSTAIN [_]

7.	Proposal 4(a). ELECTION OF CLASS A DIRECTORS:

FOR [_]	WITHHOLD [_]	FOR ALL EXCEPT [_]	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Nominees:	01) Joseph Korb	02) Janice Dehesh	___________________

8.	Proposal 4(b). ELECTION OF SERIES A PREFERRED STOCK DIRECTOR:

FOR [_]	WITHHOLD [_]

Nominee:	01) Behdad Eghbali

9.	Proposal 5. ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES:

FOR [_]	AGAINST [_]	ABSTAIN [_]

10.	In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

For address changes, please check this box and write them on the back where indicated.	[_]

Please indicate if you plan to attend this meeting.	[_] Yes	[_] No

UNLESS OTHERWISE SPECIFIED IN THE SPACES OR SQUARES PROVIDED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE COMPANY'S ACQUISITION OF VERIZON'S TRS DIVISION AND THE FINANCING OF THAT ACQUISITION IN PART THROUGH THE ISSUANCE OF 6,479,691 SHARES OF SERIES A PREFERRED STOCK; "FOR" APPROVAL OF THE TRS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION; "FOR" APPROVAL OF THE COMPANY'S ACQUISITION OF HANDS ON AND ISSUANCE OF UP TO 6,700,000 SHARES OF COMPANY COMMON STOCK; "FOR" APPROVAL OF THE HANDS ON AMENDED AND RESTATED CERTIFICATE OF INCORPORATION; "FOR" APPROVAL OF THE ISSUANCE OF 967,118 SHARES OF SERIES A PREFERRED STOCK TO A FUND MANAGED BY CLEARLAKE; "FOR" APPROVAL OF CERTAIN AMENDMENTS TO THE COMPANY'S 2005 EQUITY COMPENSATION PLAN; "FOR" ELECTION OF THE CLASS A DIRECTORS; "FOR" ELECTION OF THE SERIES A PREFERRED STOCK DIRECTOR; AND "FOR" THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES.

Note:	Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date